Filed Pursuant to Rule 424B5
Registration File No.: 333-129844

PROSPECTUS SUPPLEMENT
(to Prospectus dated September 15, 2006)

STRUCTURED ASSET SECURITIES CORPORATION II
Depositor

LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6
Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series 2006-C6
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M,
Class A-J, Class B, Class C, Class D, Class E, Class F and Class X-CP

Approximate Total Principal Balance at Initial Issuance: $2,825,743,000

We are Structured Asset Securities Corporation II, the depositor with respect to the securitization transaction that is the subject of this prospectus supplement. This prospectus supplement relates to, and is accompanied by, our base prospectus dated September 15, 2006. This prospectus supplement and the accompanying base prospectus are intended to offer and relate only to the classes of commercial mortgage pass-through certificates identified above, and not to the other classes of certificates that will be issued by the issuing entity, which is also identified above. The offered certificates are not listed on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

The sponsors of the subject securitization transaction are Lehman Brothers Holdings Inc. and UBS Real Estate Investments Inc.

The offered certificates will represent interests only in the issuing entity and do not represent obligations of or interests in either sponsor, the depositor or any of their respective affiliates. The assets of the issuing entity will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement. No governmental agency or instrumentality or private insurer has insured or guaranteed payment on the offered certificates or any of the mortgage loans that back them.

The holders of each class of offered certificates will be entitled to receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing on the distribution date in October 2006. The table beginning on page S-7 of this prospectus supplement contains a list of the respective classes of offered certificates and states the original principal balance or notional amount, initial interest rate, interest rate description, and other select characteristics of each of those classes. Credit enhancement is being provided through the subordination of various other classes, including multiple non-offered classes, of the series 2006-C6 certificates. That same table beginning on page S-7 of this prospectus supplement also contains a list of the non-offered classes of the series 2006-C6 certificates.

You should fully consider the risk factors beginning on page S-51 in this prospectus supplement and on page 18 in the accompanying base prospectus prior to investing in the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Lehman Brothers Inc., UBS Global Asset Management (US) Inc. and UBS Securities LLC are the underwriters with respect to the offered certificates. They will purchase their respective allocations, in each case if any, of the offered certificates from us, subject to the satisfaction of specified conditions. Our proceeds from the sale of the offered certificates will equal approximately $2,940,589,000, plus accrued interest on all the offered certificates from September 11, 2006, before deducting expenses payable by us. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. Not every underwriter will have an obligation to purchase offered certificates from us. See ‘‘Method of Distribution’’ in this prospectus supplement.

With respect to this offering, Lehman Brothers Inc. is acting as co-lead manager and sole bookrunner, UBS Global Asset Management (US) Inc. is acting as co-lead manager and UBS Securities LLC is acting as co-manager.

UBS GLOBAL ASSET MANAGEMENT	LEHMAN BROTHERS
Co-Lead Manager	Co-Lead Manager

UBS SECURITIES

Co-Manager

The date of this prospectus supplement is September 22, 2006

LB-UBS Commercial Mortgage Trust 2006-C6

Commercial Mortgage Pass-Through Certificates, Series 2006-C6

Washington
5 properties
$13,635,026
0.4% of total
South Dakota
1 property
$3,400,000
0.1% of total
Missouri
11 properties
$188,991,000
6.2% of total
Illinois
10 properties
$49,698,606
1.6% of total
Minnesota
1 property
$3,850,000
0.1% of total
Wisconsin
2 properties
$9,425,000
0.3% of total
Indiana
4 properties
$12,738,657
0.4% of total
Michigan
5 properties
$53,910,345
1.8% of total
Pennsylvania
10 properties
$102,405,755
3.4% of total
New York
18 properties
$481,253,834
15.8% of total
Vermont
5 properties
$8,971,503
0.3% of total
New Hampshire
2 properties
$1,298,130
0.0% of total
Massachusetts
12 properties
$444,648,914
14.6% of total
Connecticut
10 properties
$83,506,650
2.7% of total
Rhode Island
1 property
$1,029,119
0.0% of total
Ohio
11 properties
$92,138,410
3.0% of total
Nevada
4 properties
$27,326,174
0.9% of total
California
20 properties
$364,370,868
12.0% of total
New Jersey
10 properties
$46,086,578
1.5% of total
Delaware
1 property
$1,080,200
0.0% of total
Maryland
5 properties
$60,555,475
2.0% of total
Virginia
7 properties
$210,454,389
6.9% of total
North Carolina
9 properties
$31,768,709
1.0% of total
Arizona
6 properties
$49,443,912
1.6% of total
Colorado
1 property
$2,073,594
0.1% of total
Kansas
6 properties
$22,613,000
0.7% of total
Texas
24 properties
$285,310,777
9.4% of total
Louisiana
4 properties
$46,164,837
1.5% of total
Tennessee
3 properties
$13,025,000
0.4% of total
Kentucky
2 properties
$5,820,000
0.2% of total
South Carolina
2 properties
$10,270,000
0.3% of total
Georgia
12 properties
$142,987,182
4.7% of total
Mississippi
2 properties
$7,033,000
0.2% of total
Alabama
1 property
$2,187,200
0.1% of total
Florida
33 properties
$167,152,113
5.5% of total
>10.0% of Initial Mortgage Pool Balance
5.0 - 10.0% of Initial Mortgage Pool Balance
1.0 - 5.0% of Initial Mortgage Pool Balance
<1.0% of Initial Mortgage Pool Balance

Distribution of Property Types(1)
Hotel 2.2%
Industrial / Warehouse 0.9%
Mixed Use 0.4%
Self Storage 6.1%
Multifamily(2) 14.2%
Office 43.4%
Retail 32.6%

(2) Multifamily Component includes Mobile Home Park properties representing 2.5% of the Initial Mortgage Pool Balance.

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS	S-5
NOTICE TO RESIDENTS OF KOREA	S-5
NOTICE TO RESIDENTS OF GERMANY	S-5
NOTICE TO NON-U.S. INVESTORS	S-6
EUROPEAN ECONOMIC AREA	S-6
SUMMARY OF PROSPECTUS SUPPLEMENT	S-7
Introduction to the Transaction	S-7
Relevant Parties	S-13
Summary of Transaction Parties	S-17
Relevant Dates and Periods	S-18
Description of the Offered Certificates	S-20
The Underlying Mortgage Loans and the Mortgaged Real Properties	S-33
Legal and Investment Considerations	S-48
RISK FACTORS	S-51
The Class A-M, A-J, B, C, D, E and F Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-3, A-AB, A-4 and A-1A Certificates	S-51
The Offered Certificates Have Uncertain Yields to Maturity	S-51
The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated	S-52
The Interests of the Series 2006-C6 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders	S-53
The Interests of the Holders of the Class JRP Principal Balance Certificates May Be in Conflict with the Interests of the Offered Certificateholders	S-53
The Absence or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates	S-54
Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties	S-55
Risks Associated with Condominium Ownership	S-55
The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default	S-55
In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on a Single Tenant or on One or a Few Major Tenants at the Related Mortgaged Real Property	S-56
Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower's Interests in Each of the Following Property Types—Office, Retail, Multifamily and Self-Storage	S-56
Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real Property	S-57
Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of New York, Massachusetts and California and Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of—Texas, Virginia, Missouri and Florida	S-57
Of the 18 Mortgaged Real Properties Located in the State of New York, Five (5) of Those Properties, Representing 14.6 Percent of the Initial Mortgage Pool Balance, Will Be Secured by Mortgage Liens on Real Properties Located in the City of New York; The Performance of Those Properties Will be Materially Dependent on the Strength of the Manhattan Economy and Office Leasing Market	S-57
The Mortgage Pool Will Include Material Concentrations of Balloon Loans	S-58
The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans	S-58
The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a Leasehold Interest in Real Property is Riskier Than Lending on the Fee Interest in That Property	S-58
Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures	S-59
Some of the Mortgaged Real Properties May Not Comply with All Applicable Zoning Laws and/or Local Building Codes or with the Americans with Disabilities Act of 1990	S-59
Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which Presents a Greater Risk to the Trust Fund in the Event of the Bankruptcy or Insolvency of Any Such Borrower or Tenant	S-59
Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property	S-60
Certain Borrower Covenants May Affect That Borrower's Available Cash Flow	S-61
The Activities of Certain Entities or Individuals With Ownership Interests In the Borrower May Adversely Affect the Borrower or the Mortgaged Property	S-61
Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities	S-61
Tenancies in Common May Hinder Recovery	S-62
Operating or Master Leases May Hinder Recovery	S-62
Changes in Mortgage Pool Composition Can Change the Nature of Your Investment	S-62
Lending on Income-Producing Real Properties Entails Environmental Risks	S-63
Lending on Income-Producing Properties Entails Risks Related to Property Condition	S-67
There May be Restrictions on the Ability of a Borrower, a Lender or Any Transferee Thereof to Terminate or Renegotiate Property Management Agreements That are in Existence With Respect to Some of the Mortgaged Real Properties	S-67
With Respect to Three (3) Mortgage Loans (Including the Largest Mortgage Loan) That We Intend to Include in the Trust, the Mortgaged Real Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests; The Series 2006-C6 Certificateholders May Have a Limited Ability to Control the Servicing of the Subject Loan Combinations	S-68
The Reckson Portfolio I Subordinate Tranche Underlying Mortgage Loan Is Part of a Loan Combination Comprised of Three Mortgage Loans in Which the Subject Underlying Mortgage Loan Is Generally Subordinate To Both of the Corresponding Senior Non-Trust Loans For Purposes of Allocating Payments of Both Principal and Interest Between Them	S-69
Conflicts of Interest May Exist in Connection with Certain Previous or Existing Relationships of a Mortgage Loan Seller or an Affiliate Thereof to Certain of the Underlying Mortgage Loans, Related Borrowers or Related Mortgaged Real Properties	S-69
Limitations on Enforceability of Cross-Collateralization May Reduce Its Benefits	S-69
Investors May Want to Consider Prior Bankruptcies	S-70
Litigation May Adversely Affect Property Performance	S-70
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT	S-70

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS

Information about the offered certificates is contained in two separate documents:

•	this prospectus supplement, which describes specific terms of the offered certificates; and

•	the accompanying base prospectus, which provides general information, some of which may not apply to the offered certificates.

You should read both this prospectus supplement and the accompanying base prospectus in full to obtain material information concerning the offered certificates.

The Annexes attached to this prospectus supplement are hereby incorporated into and made a part of this prospectus supplement.

This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

In this prospectus supplement, the terms ‘‘depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to Structured Asset Securities Corporation II.

NOTICE TO RESIDENTS OF KOREA

The securities to which these materials relate (the ‘‘Subject Securities’’) have not been and will not be registered under the Securities and Exchange Act of Korea and none of the Subject Securities may be offered or sold, directly or indirectly, in Korea or to any resident of Korea or to any persons for the reoffering or resale, directly or indirectly, in Korea or to any resident of Korea, except pursuant to applicable laws and regulations of Korea. None of Lehman Brothers Inc. or UBS Securities LLC or any of their respective affiliates makes any representation with respect to the eligibility of any recipients of these materials or of the Subject Securities to acquire the Subject Securities under the laws of Korea, including, without limitation, the Foreign Exchange Transaction Regulations of Korea. In addition, any recipient or purchaser of the Subject Securities represents that it is purchasing or acquiring the Subject Securities as principal for its own account. For a period of one year from the issue date of the Subject Securities, neither the holder of the Subject Securities nor any resident of Korea may transfer the Subject Securities in Korea or to any resident of Korea unless such transfer involves all of the Subject Securities held by it. Also, for a period of one year from the issue date of the Subject Securities, the face amount of each certificate representing the Subject Securities held by a resident of Korea shall not be subdivided into more than one such certificate representing the Subject Securities. Furthermore, the purchaser of the Subject Securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the Foreign Exchange Transaction laws) in connection with the purchase of the Subject Securities. For the avoidance of doubt, it is the sole responsibility of the recipient or purchaser of the Subject Securities to determine whether such recipient or purchaser is eligible for the acquisition of the Subject Securities under applicable laws and regulations of Korea, and whether such recipient or purchaser will have complied with all applicable Korean legal and regulatory requirements in connection with the purchase of the Subject Securities.

NOTICE TO RESIDENTS OF GERMANY

Each of the underwriters has confirmed that it is aware that no German sales prospectus (Verkaufsprospekt) has been or will be published in respect of the offering of the series 2006-C6 certificates and each of the underwriters has represented and agreed that it will comply with the German Securities Sales Prospectus Act (Wertpapier—Verkaufsprospektgesetz) or any other laws applicable in Germany governing the issue, offering and sale of the series 2006-C6 certificates. In particular, each underwriter has undertaken not to engage in a public offering (Öffentliches Angebot) in Germany with respect to any of the series 2006-C6 certificates otherwise than in accordance with the German Securities Sales Prospectus Act and any other act replacing or supplementing it and all other applicable laws and regulations.

Any series 2006-C6 certificates purchased by any person which it wishes to offer for sale or resale may not be offered in any jurisdiction in circumstances which would result in the depositor being obliged to register any further prospectus or corresponding document relating to the series 2006-C6 certificates in such jurisdiction.

NOTICE TO NON-U.S. INVESTORS

The distribution of this prospectus supplement and the accompanying base prospectus and the offer or sale of the offered certificates may be restricted by law in certain jurisdictions outside the United States. Persons into whose possession this prospectus supplement and the accompanying base prospectus or any of the offered certificates come must inform themselves about, and observe, any such restrictions. Each prospective purchaser of the offered certificates must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the offered certificates or possesses or distributes this prospectus supplement and the accompanying base prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the offered certificates under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and neither we nor any of the underwriters have any responsibility therefor.

EUROPEAN ECONOMIC AREA

Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series 2006-C6 certificates to the public in the European Economic Area. See ‘‘Method of Distribution’’ in this prospectus supplement.

SUMMARY OF PROSPECTUS SUPPLEMENT

This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying base prospectus in full.

Introduction to the Transaction

The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2006-C6 Commercial Mortgage Pass-Through Certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not offered by this prospectus supplement.

Series 2006-C6 Commercial Mortgage Pass-Through Certificates

Class	Approx. Total Principal Balance or Notional Amount at Initial Issuance		Approx. % of Initial Mortgage Pool Balance(4)(6)	Approx. % Total Credit Support at Initial Issuance(5)(6)		Pass-Through Rate Description	Initial Pass-Through Rate		Weighted Average Life (Years)	Principal Window	Ratings S&P/Moody’s
Offered Certificates(1)
A-1	$80,000,000		2.6%	30.000	%(7)	Fixed	5.23000%		3.25	10/06 - 06/11	AAA/Aaa
A-2	$220,000,000		7.2%	30.000	%(7)	Fixed	5.26200%		4.75	06/11 - 09/11	AAA/Aaa
A-3	$41,000,000		1.3%	30.000	%(7)	Fixed	5.33700%		6.81	07/13 - 08/13	AAA/Aaa
A-AB	$77,000,000		2.5%	30.000	%(7)	Fixed	5.34100%		7.33	09/11 - 02/16	AAA/Aaa
A-4	$1,353,238,000		44.4%	30.000	%(7)	Fixed	5.37200%		9.81	02/16 - 09/16	AAA/Aaa
A-1A	$361,398,000		11.9%	30.000	%(7)	Fixed	5.34200%		7.18	10/06 - 09/16	AAA/Aaa
A-M	$304,663,000		10.0%	20.000%		Fixed	5.41300%		9.95	09/16 - 09/16	AAA/Aaa
A-J	$228,496,000		7.5%	12.500%		Fixed(8)	5.45200%		9.95	09/16 - 09/16	AAA/Aaa
B	$26,658,000		0.9%	11.625%		Fixed(8)	5.47200%		9.95	09/16 - 09/16	AA+/Aa1
C	$49,508,000		1.6%	10.000%		Fixed(8)	5.48200%		9.95	09/16 - 09/16	AA/Aa2
D	$30,466,000		1.0%	9.000%		Fixed(8)	5.50200%		9.95	09/16 - 09/16	AA−/Aa3
E	$15,233,000		0.5%	8.500%		Fixed(8)	5.54100%		9.95	09/16 - 09/16	A+/A1
F	$38,083,000		1.3%	7.250%		Fixed(8)	5.57000%		9.95	09/16 - 09/16	A/A2
X-CP	$2,850,537,000	(3)	N/A	N/A		Variable IO(9)	0.64673	%(13)	N/A	N/A	AAA/Aaa
Non-Offered Certificates
X-CL	$3,046,623,954	(3)	N/A	N/A		Variable IO(9)	0.07017	%(13)	N/A	N/A	N/A
G	$26,658,000		0.9%	N/A		Fixed(8)	5.63900%		N/A	N/A	N/A
H	$30,466,000		1.0%	N/A		WAC-0.37%(10)	5.69411	%(13)	N/A	N/A	N/A
J	$34,275,000		1.1%	N/A		WAC-0.24%(10)	5.82411	%(13)	N/A	N/A	N/A
K	$53,316,000		1.8%	N/A		WAC(11)	6.06411	%(13)	N/A	N/A	N/A
L	$7,616,000		0.2%	N/A		Fixed	5.09900%		N/A	N/A	N/A
M	$11,425,000		0.4%	N/A		Fixed	5.09900%		N/A	N/A	N/A
N	$7,617,000		0.3%	N/A		Fixed	5.09900%		N/A	N/A	N/A
P	$7,616,000		0.2%	N/A		Fixed	5.09900%		N/A	N/A	N/A
Q	$3,809,000		0.1%	N/A		Fixed	5.09900%		N/A	N/A	N/A
S	$11,424,000		0.4%	N/A		Fixed	5.09900%		N/A	N/A	N/A
T	$26,658,954		0.9%	N/A		Fixed	5.09900%		N/A	N/A	N/A
JRP-1(2)	$431,934		N/A	N/A		WAC(12)	5.97410	%(13)	N/A	N/A	N/A
JRP-2(2)	$2,104,192		N/A	N/A		WAC(12)	5.97410	%(13)	N/A	N/A	N/A
JRP-3(2)	$2,819,259		N/A	N/A		WAC(12)	5.97410	%(13)	N/A	N/A	N/A
JRP-4(2)	$1,938,289		N/A	N/A		WAC(12)	5.97410	%(13)	N/A	N/A	N/A
JRP-5(2)	$1,934,652		N/A	N/A		WAC(12)	5.97410	%(13)	N/A	N/A	N/A
JRP-6(2)	$1,938,289		N/A	N/A		WAC(12)	5.97410	%(13)	N/A	N/A	N/A
JRP-7(2)	$1,937,077		N/A	N/A		WAC(12)	5.97410	%(13)	N/A	N/A	N/A
JRP-8(2)	$2,109,023		N/A	N/A		WAC(12)	5.97410	%(13)	N/A	N/A	N/A
JRP-9(2)	$3,778,933		N/A	N/A		WAC(12)	5.97410	%(13)	N/A	N/A	N/A
JRP-10(2)	$6,577,663		N/A	N/A		WAC(12)	5.97410	%(13)	N/A	N/A	N/A
JRP-11(2)	$14,098,128		N/A	N/A		WAC(12)	5.97410	%(13)	N/A	N/A	N/A
JRP-12(2)	$13,532,753		N/A	N/A		WAC(12)	5.97410	%(13)	N/A	N/A	N/A
JRP-13(2)	$5,294,821		N/A	N/A		WAC(12)	5.97410	%(13)	N/A	N/A	N/A
JRP-14(2)	$4,978,737		N/A	N/A		WAC(12)	5.97410	%(13)	N/A	N/A	N/A
JRP-15(2)	$2,532,036		N/A	N/A		WAC(12)	5.97410	%(13)	N/A	N/A	N/A
JRP-16(2)	$2,518,154		N/A	N/A		WAC(12)	5.97410	%(13)	N/A	N/A	N/A

Class	Approx. Total Principal Balance or Notional Amount at Initial Issuance	Approx. % of Initial Mortgage Pool Balance(4)(6)	Approx. % Total Credit Support at Initial Issuance(5)(6)	Pass-Through Rate Description	Initial Pass-Through Rate		Weighted Average Life (Years)	Principal Window	Ratings S&P/Moody’s
JRP-17(2)	$8,147,546	N/A	N/A	WAC(12)	5.97410	%(13)	N/A	N/A	N/A
R-I	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A
R-II	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A
R-III	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A
R-LR	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A

(1)	The approximate total principal balance of the offered certificates at initial issuance will be $2,825,743,000.

(2)	The class JRP-1, JRP-2, JRP-3, JRP-4, JRP-5, JRP-6, JRP-7, JRP-8, JRP-9, JRP-10, JRP-11, JRP-12, JRP-13, JRP-14, JRP-15, JRP-16 and JRP-17 certificates, which are sometimes collectively referred to in this prospectus supplement as the class JRP principal balance certificates will represent interests solely in a portion of each of the 13 underlying mortgage loans identified under ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ in this prospectus supplement. For purposes of calculating distributions on the series 2006-C6 certificates, each of those 13 underlying mortgage loans, which are sometimes referred to in this prospectus supplement as the split underlying mortgage loans, will be divided into two portions—a junior portion and a senior portion. The junior portions of the split underlying mortgage loans will be collectively represented by the class JRP principal balance certificates. The senior portions of the split underlying mortgage loans will be pooled with the other underlying mortgage loans to back the other classes of the series 2006-C6 certificates, exclusive of the class JRP principal balance certificates.

(3)	Notional amount.

(4)	The initial mortgage pool balance will be approximately $3,046,623,956. References in this prospectus supplement to the initial mortgage pool balance are to the aggregate principal balance of the underlying mortgage loans (or, in the case of the split underlying mortgage loans, just of the respective senior portions thereof) as of September 11, 2006 after application of all scheduled payments of principal due with respect to the underlying mortgage loans on or before that date.

(5)	Structural credit enhancement is provided for the more senior classes of offered certificates through the subordination of more junior classes of offered and non-offered certificates, as described under ‘‘—Introduction to the Transaction —Total Credit Support at Initial Issuance’’ below in this prospectus supplement.

(6)	The approximate percentage of initial mortgage pool balance, and the approximate percentage of total credit support at initial issuance, of any class shown in the table above does not take into account any of the principal balances of (a) the class JRP principal balance certificates or (b) any of the respective junior portions of the split underlying mortgage loans.

(7)	Presented on an aggregate basis for the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates.

(8)	In general, the pass-through rates for the class A-J, B, C, D, E, F and G certificates will, in the case of each of those classes, be fixed at the rate per annum specified in the table above as the initial pass-through rate for the subject class. However, with respect to any interest accrual period, if the weighted average of certain net interest rates on the underlying mortgage loans (or, in the case of the split underlying mortgage loans, just on the respective senior portions thereof) is below the identified intial pass-through rate for the class A-J, B, C, D, E, F or G certificates, as the case may be, then the pass-through rate for the subject class of series 2006-C6 certificates during that interest accrual period will be that weighted average net interest rate. The net interest rates referred to in this bullet will be converted, in some months, to a 30/360 equivalent annual rate for those underlying mortgage loans or applicable portions thereof that accrue interest on an actual/360 basis. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this prospectus supplement.

(9)	The pass-through rates for the class X-CL and X-CP certificates will, in the case of each of those classes, for any interest accrual period, equal the weighted average of the respective strip rates (which may be different for each such class) at which interest then accrues on the respective components of the total notional amount of the subject class of series 2006-C6 certificates outstanding immediately prior to the related distribution date, except that the class X-CP certificates will cease to accrue interest following the interest accrual period that ends in September 2013. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this prospectus supplement.

(10)	The pass-through rates for the class H and J certificates will, in the case of each of those classes, for any interest accrual period, be a rate per annum equal to: (a) the weighted average for that interest accrual period of certain net interest rates on the underlying mortgage loans (or, in the case of the split underlying mortgage loans, just on the respective senior portions thereof), which net interest rates will be converted, in some months, to a 30/360 equivalent annual rate for those underlying mortgage loans or applicable portions thereof that accrue interest on an actual/360 basis; minus (b) 0.37% in the case of the class H certificates and 0.24% in the case of the class J certificates. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this prospectus supplement.

(11)	The pass-through rates for the class K certificates will, for any interest accrual period, be a rate per annum equal to the weighted average for that interest accrual period of certain net interest rates on the underlying mortgage loans (or, in the case of the split underlying mortgage loans, just on the respective senior portions thereof), which net interest rates will be converted, in some months, to a 30/360 equivalent annual rate for those underlying mortgage loans or applicable portions thereof that accrue interest on an actual/360 basis. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this prospectus supplement.

(12)	The pass-through rates for each class of the class JRP principal balance certificates will, for any interest accrual period, equal the weighted average of certain net interest rates deemed to be in effect for the junior portions of the split underlying mortgage loans, which net interest rates will be converted, in some months, to a 30/360 equivalent annual rate. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this prospectus supplement.

(13)	Approximate.

The governing document for purposes of forming the issuing entity and issuing the series 2006-C6 certificates will be a pooling and servicing agreement to be dated as of September 11, 2006. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans (with two material exceptions) and other assets that back the series 2006-C6 certificates. The underlying mortgage loan secured by the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as the Reckson Portfolio I Subordinate Tranche, which represents 1.2% of the initial mortgage pool balance, and the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1155 Avenue of the Americas, which represents 0.4% of the initial mortgage pool balance, are not being serviced under the series 2006-C6 pooling and servicing agreement. The Reckson Portfolio I Subordinate Tranche underlying mortgage loan is part of a loan combination that also includes two (2) other mortgage loans that will not be transferred to the issuing entity and will be serviced pursuant to the servicing arrangements for the securitization of one of those two other non-trust mortgage loans. The 1155 Avenue of the Americas underlying mortgage loan is part of a loan combination that also includes three (3) other mortgage loans that will not be transferred to the issuing entity and will be serviced pursuant to a separate servicing agreement that relates solely to that loan combination. The Reckson Portfolio I Subordinate Tranche underlying mortgage loan and the 1155 Avenue of the Americas underlying mortgage loan are sometimes referred to in this prospectus supplement as the outside serviced underlying mortgage loans.

The parties to the series 2006-C6 pooling and servicing agreement will include us, a trustee, a master servicer and a special servicer. A copy of the series 2006-C6 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Securities Exchange Act of 1934, as amended, following the initial issuance of the offered certificates. In addition, if and to the extent that any material terms of the series 2006-C6 pooling and servicing agreement or the exhibits thereto have not been disclosed in this prospectus supplement, then the series 2006-C6 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the date of initial issuance of the offered certificates. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See ‘‘Available Information’’ in the accompanying base prospectus.

A. Total Principal Balance or Notional Amount at Initial Issuance	The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T, JRP-1, JRP-2, JRP-3, JRP-4, JRP-5, JRP-6, JRP-7, JRP-8, JRP-9, JRP-10, JRP-11, JRP-12, JRP-13, JRP-14, JRP-15, JRP-16 and JRP-17 certificates will be the series 2006-C6 certificates with principal balances and are sometimes referred to as the series 2006-C6 principal balance certificates. In addition, the class JRP-1, JRP-2, JRP-3, JRP-4, JRP-5, JRP-6, JRP-7, JRP-8,

JRP-9, JRP-10, JRP-11, JRP-12, JRP-13, JRP-14, JRP-15, JRP-16 and JRP-17 certificates are sometimes referred to as the class JRP principal balance certificates.

The table beginning on page S-7 of this prospectus supplement identifies for each class of series 2006-C6 principal balance certificates the approximate total principal balance of that class at initial issuance. The actual total principal balance of any class of series 2006-C6 principal balance certificates at initial issuance may be larger or smaller than the amount shown in the table beginning on page S-7 of this prospectus supplement, depending on, among other things, the actual size of the initial mortgage pool balance or, in the case of a class of class JRP principal balance certificates, the actual size of the junior portion(s) of the related split underlying mortgage loan(s). The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

The class X-CL and X-CP certificates will not have principal balances and are sometimes referred to as the series 2006-C6 interest-only certificates. For purposes of calculating the amount of accrued interest, each of those classes of series 2006-C6 interest-only certificates will have a total notional amount.

The total notional amount of the class X-CL certificates will equal the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time. The approximate total notional amount of the class X-CL certificates at initial issuance is shown in the table beginning on page S-7 of this prospectus supplement, although it may be as much as 5% larger or smaller.

The total notional amount of the class X-CP certificates will: (a) be calculated in accordance with the formula described under ‘‘Description of the Offered Certificates—General’’ in this prospectus supplement; (b) initially equal the sum of (i) the lesser of $20,431,000 and the total principal balance of the class A-1 certificates, (ii) the lesser of $354,362,000 and the total principal balance of the class A-1A certificates, and (iii) the total principal balance of the class A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H and J certificates; (c) decline over time; and (d) equal $0 following the distribution date in September 2013. The approximate total notional amount of the class X-CP certificates at initial issuance is shown in the table beginning on page S-7 of this prospectus supplement, although it may be as much as 10% larger or smaller.

The class R-I, R-II, R-III and R-LR certificates will not have principal balances or notional amounts. The holders of the class R-I, R-II, R-III and R-LR certificates are not expected to receive any material payments.

B. Total Credit Support at Initial Issuance	The respective classes of the series 2006-C6 certificates, other than the class R-I, R-II, R-III and R-LR certificates, will entitle their holders to varying degrees of seniority for purposes of—

•	receiving payments of interest and, if and when applicable, payments of principal, and

•	bearing the effects of losses on the underlying mortgage loans or on particular underlying mortgage loans, as well as default-related and other unanticipated expenses of the trust.

Without regard to the class JRP principal balance certificates, which are discussed below in this ‘‘—Total Credit Support at Initial Issuance’’ subsection:

•	the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL and X-CP certificates will be the most senior of the series 2006-C6 certificates;

•	after the classes referred to in the prior bullet, the class A-M certificates will be the next most senior class of the series 2006-C6 certificates;

•	after the classes referred to in the prior two bullets, the class A-J certificates will be the next most senior class of the series 2006-C6 certificates; and

•	the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will, in the case of each such class, be senior to each other such class, if any, with a later alphabetic class designation.

The table beginning on page S-7 of this prospectus supplement shows the approximate total credit support provided to each class of the offered certificates, other than the class X-CP certificates, through the subordination of other classes of the series 2006-C6 principal balance certificates, exclusive of the class JRP principal balance certificates. In the case of each class of the offered certificates, exclusive of the class X-CP certificates, the credit support shown in the table beginning on page S-7 of this prospectus supplement represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the series 2006-C6 principal balance certificates, other than the class JRP principal balance certificates, that are subordinate to the indicated class.

The class JRP principal balance certificates represent interests solely in the respective junior portions of the split underlying mortgage loans. Accordingly, the class JRP principal balance certificates will provide limited credit support with respect to losses on, and default-related and other unanticipated expenses related to each split underlying mortgage loan, but only to the extent of the junior portion of that split underlying mortgage loan and any payments (or advances in lieu thereof) and other collections on that split underlying mortgage loan that would otherwise be allocable to the junior portion thereof. See ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ in this prospectus supplement.

The class R-I, R-II, R-III and R-LR certificates will be residual interest certificates and will not provide any credit support to the other series 2006-C6 certificates.

C. Pass-Through Rate	Each class of the series 2006-C6 certificates, other than the class R-I, R-II, R-III and R-LR certificates, will bear interest. The table beginning on page S-7 of this prospectus supplement provides the initial pass-through rate and a pass-through rate description for each interest-bearing class of the series 2006-C6 certificates, although as and when indicated the initial pass-through rate shown is approximate. Additionally, a more detailed description of the pass-through rate and/or how it will be calculated with respect to each interest-bearing class of the series 2006-C6 certificates is set forth under ‘‘Description of the Offered Certificates— Payments—Calculation of Pass-Through Rates’’ in this prospectus supplement.

D. Weighted Average Life and Principal Window	The weighted average life of any class of series 2006-C6 principal balance certificates refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investors. The principal window for any class of series 2006-C6 principal balance certificates is the period during which the holders of those certificates will receive payments of principal. The weighted average life and principal window shown in the table beginning on page S-7 of this prospectus supplement for each class of offered certificates, exclusive of the class X-CP certificates, were calculated based on the following assumptions with respect to each underlying mortgage loan—

•	the related borrower timely makes all payments on the mortgage loan, and

•	the mortgage loan will not be prepaid prior to stated maturity.

The weighted average life and principal window shown in the table beginning on page S-7 of this prospectus supplement for each class of offered certificates, exclusive of the class X-CP certificates, were further calculated based on the other modeling assumptions referred to under ‘‘Yield and Maturity Considerations’’ in, and set forth in the glossary to, this prospectus supplement.

E. Ratings	The ratings shown in the table beginning on page S-7 of this prospectus supplement for the offered certificates are those of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table beginning on page S-7 of this prospectus supplement.

The ratings assigned to the respective classes of offered certificates will represent the likelihood of—

•	timely receipt by the holders of all interest to which they are entitled on each distribution date, and

•	except in the case of the class X-CP certificates, the ultimate receipt by the holders of all principal to which they are entitled by the applicable rated final distribution date described under ‘‘—Relevant Dates and Periods—Rated Final Distribution Date’’ below.

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

Further, the ratings on the respective classes of offered certificates do not represent any assessment of: the tax attributes of the offered certificates; the likelihood, frequency or extent of receipt of principal prepayments; the extent to which interest payable on any class of offered certificates may be reduced in connection with prepayment interest shortfalls; the extent of receipt of prepayment premiums, yield maintenance charges or default interest; or the investors’ anticipated yield to maturity.

See ‘‘Ratings’’ in this prospectus supplement.

Relevant Parties

Issuing Entity	LB-UBS Commercial Mortgage Trust, Series 2006-C6 will be the issuing entity for the series 2006-C6 securitization transaction. The issuing entity is sometimes referred to in this prospectus supplement and in the accompanying base prospectus as the ‘‘trust’’ or the ‘‘trust fund.’’ See ‘‘Transaction Participants—The Issuing Entity’’ in this prospectus supplement.

Depositor	We are Structured Asset Securities Corporation II, the depositor of the series 2006-C6 securitization transaction. We are a special purpose Delaware corporation. Our address is 745 Seventh Avenue, New York, New York 10019, and our telephone number is (212) 526-7000. See ‘‘Transaction Participants—The Depositor’’ in the accompanying base prospectus and ‘‘Transaction Participants —The Depositor’’ in this prospectus supplement.

Sponsors	Lehman Brothers Holdings Inc. and UBS Real Estate Investments Inc. will be the sponsors of the series 2006-C6 securitization transaction. Lehman Brothers Holdings Inc. is our affiliate and an affiliate of Lehman Brothers Inc. UBS Real Estate Investments Inc. is an affiliate of both UBS Global Asset Management (US) Inc. and UBS Securities LLC. See ‘‘Transaction Participants—The Sponsor’’ in the accompanying base prospectus and ‘‘Transaction Participants— The Sponsors’’ in this prospectus supplement.

Mortgage Loan Sellers	Each of the sponsors will be, and an affiliate of Lehman Brothers Holdings Inc. may be, a mortgage loan seller for the series 2006-C6 securitization transaction.

Initial Trustee	LaSalle Bank National Association, a national banking association, will act as the initial trustee on behalf of the series 2006-C6 certificateholders. See ‘‘Transaction Participants—The Trustee’’ in this prospectus supplement. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. Following the transfer of the underlying mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each underlying mortgage loan, subject to the discussion under ‘‘—Reckson Portfolio I Mortgagee of Record, Master Servicer and Special Servicer’’ and ‘‘—1155 Avenue of the Americas Mortgagee of Record, Master Servicer and Special Servicer’’ below. The trustee will further be responsible for calculating the amount of principal and interest to be paid to, and making distributions to, the Series 2006-C6 certificateholders as described under ‘‘Transaction Participants—The Trustee’’ and ‘‘Description of the Offered Certificates’’ in this prospectus supplement.

Initial Master Servicer	Wachovia Bank, National Association, a national banking association, will act as the initial master servicer with respect to the underlying mortgage loans, subject to the discussion under ‘‘—Reckson Portfolio I Mortgagee of Record, Master Servicer and Special Servicer’’ and ‘‘—1155 Avenue of the Americas Mortgagee of Record, Master Servicer and Special Servicer’’ below. See ‘‘Transaction Participants—The Servicers—The Initial Master Servicer’’ in this prospectus supplement.

Initial Special Servicer	LNR Partners, Inc., a Florida corporation, will act as the initial special servicer for the mortgage pool, except as otherwise described under ‘‘—Reckson Portfolio I Mortgagee of Record, Master Servicer and Special Servicer’’ and ‘‘—1155 Avenue of the Americas Mortgagee of Record, Master Servicer and

Special Servicer’’ below. See ‘‘Transaction Participants—the Servicers—The Initial Special Servicer’’ in this prospectus supplement.

Non-Trust Mortgage Loan Noteholders	The underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as 1211 Avenue of the Americas, 1155 Avenue of the Americas and Reckson Portfolio I Subordinate Tranche, respectively, are each part of a loan combination, as described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement. A loan combination consists of two (2) or more cross-defaulted mortgage loans that are obligations of the same borrower(s), only one of which will be included in the trust. The remaining mortgage loan(s) in each of those loan combinations will not be included in the trust. Any mortgage loan that is part of a loan combination, but is not an asset of the trust, is sometimes referred to in this prospectus supplement as a non-trust mortgage loan. Pursuant to one or more co-lender or similar agreements with respect to each of the three (3) loan combinations, the holder of a particular non-trust mortgage loan in the subject loan combination, or a group of holders of the mortgage loans in the subject loan combination (acting together), may be granted various rights and powers with respect to the subject loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. See ‘‘Description of the Mortgage Pool—Loan Combinations,’’ ‘‘The Series 2006-C6 Pooling and Servicing Agreement—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders,’’ ‘‘Servicing of the Reckson Portfolio I Loan Combination’’ and ‘‘Servicing of the 1155 Avenue of the Americas Loan Combination’’ in this prospectus supplement for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders and/or their representatives and designees.

Reckson Portfolio I Mortgagee of Record, Master Servicer and Special Servicer	The entire Reckson Portfolio I loan combination (including the Reckson Portfolio I Subordinate Tranche underlying mortgage loan) is currently being—and, upon issuance of the series 2006-C6 certificates, will continue to be—serviced and administered pursuant to the series 2005-C7 pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2005-C7, Commercial Mortgage Pass-Through Certificates, Series 2005-C7 commercial mortgage securitization, which provides for servicing arrangements that are similar but not identical to those under the series 2006-C6 pooling and servicing agreement. In that regard—

•	LaSalle Bank National Association is the trustee under the series 2005-C7 pooling and servicing agreement and will, in that capacity, be the mortgagee of record with respect to the entire Reckson Portfolio I loan combination;

•	Wachovia Bank, National Association is the master servicer under the series 2005-C7 pooling and servicing agreement and will, in that capacity, be the initial master servicer for the entire Reckson Portfolio I loan combination, subject to resignation or, solely in connection with an event of default, replacement pursuant to the terms of the series 2005-C7 pooling and servicing agreement; and

•	Midland Loan Services, Inc., a Delaware corporation, is the special servicer under the series 2005-C7 pooling and servicing agreement and will, in that capacity, be the initial special servicer for the entire Reckson Portfolio I loan combination, subject to resignation or replacement pursuant to the terms of the series 2005-C7 pooling and servicing agreement, including replacement, without cause, (a) by the holders of a majority interest in a designated controlling class of series 2005-C7 certificates, and (b) as special servicer with respect to the Reckson Portfolio I loan combination only, if and for so long as the total unpaid principal balance of the Reckson Portfolio I Subordinate Tranche underlying mortgage loan, net of any appraisal reduction amount with respect to the subject loan combination allocable under the series 2005-C7 pooling and servicing agreement to the Reckson Portfolio I Subordinate Tranche underlying mortgage loan, is greater than, or equal to, 25% of the original principal balance of that underlying mortgage loan, by the series 2006-C6 controlling class representative, as designee of the holder of the Reckson Portfolio I Subordinate Tranche underlying mortgage loan.

We further discuss appraisal reduction amounts and the allocation thereof under ‘‘—The Underlying Mortgage Loans and the Mortgaged Real Properties— Advances of Delinquent Monthly Debt Service Payments’’ below.

Notwithstanding the foregoing, references in this prospectus supplement to the trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the series 2006-C6 pooling and servicing agreement unless the context clearly indicates otherwise.

1155 Avenue of the Americas Mortgagee of Record, Master Servicer and Special and Servicer	The entire 1155 Avenue of the Americas loan combination (including the 1155 Avenue of the Americas underlying mortgage loan) is currently being—and, upon issuance of the series 2006-C6 certificates, will continue to be—serviced and administered pursuant to a servicing agreement solely in respect of the 1155 Avenue of the Americas loan combination. In that regard—

•	LaSalle Bank National Association, a national banking association, will be the mortgagee of record with respect to the entire 1155 Avenue of the Americas loan combination pursuant to an assignment out for recordation;

•	Wachovia Bank, National Association is the master servicer under such servicing agreement and will, in that capacity, be the initial master servicer for the entire 1155 Avenue of the Americas loan combination, subject to resignation or, solely in connection with an event of default, replacement pursuant to the terms of such servicing agreement;

•	Wachovia Bank, National Association is the special servicer under such servicing agreement and will, in that capacity, be the initial special servicer for the entire 1155 Avenue of the Americas loan combination, subject to resignation or replacement pursuant to the terms of such servicing agreement, including replacement, without cause, by the holders of 75% or more of the aggregate outstanding principal balance of the entire 1155 Avenue of the Americas loan combination.

Controlling Class of Certificateholders	The holders or beneficial owners of certificates representing a majority interest in a designated controlling class of the series 2006-C6 certificates will have, directly or acting through a designated representative, certain rights and powers under the series 2006-C6 pooling and servicing agreement, as described under

‘‘Risk Factors—The Interests of the Series 2006-C6 Controlling Class Certificateholders May be in Conflict with the Interests of the Offered Certificateholders’’ and ‘‘The Series 2006-C6 Pooling and Servicing Agreement—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’ in this prospectus supplement.

Unless there are significant losses on the underlying mortgage loans, the controlling class of series 2006-C6 certificateholders will be the holders of a non-offered class of series 2006-C6 certificates.

Class JRP Representative	The class JRP representative will, in general, be designated by the holders or beneficial owners of the class JRP principal balance certificates representing a majority of the voting rights evidenced by all of the class JRP principal balance certificates. The class JRP representative will have certain rights and powers under the series 2006-C6 pooling and servicing agreement with respect to the split underlying mortgage loans, as described under ‘‘Risk Factors—The Interests of the Holders of the Class JRP Principal Balance Certificates May Be in Conflict with the Interests of the Offered Certificateholders’’ and ‘‘The Series 2006-C6 Pooling and Servicing Agreement—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’ in this prospectus supplement.

Summary of Transaction Parties

Relevant Dates and Periods

Cut-off Date	Seven (7) mortgage loans that we intend to include in the trust, representing 1.7% of the initial mortgage pool balance, were originated after September 11, 2006. The remainder of the underlying mortgage loans were originated on or before September 11, 2006. Accordingly, references to ‘‘cut-off date’’ in this prospectus supplement mean, individually and collectively:

•	September 11, 2006, in the case of each underlying mortgage loan originated on or before that date; and

•	the related date of origination, in the case of each underlying mortgage loan originated after September 11, 2006.

All payments and collections received on each underlying mortgage loan after its cut-off date, excluding any payments or collections that represent amounts due on or before that cut-off date, will belong to the trust.

Issue Date	The date of initial issuance for the offered certificates will be on or about October 4, 2006.

Distribution Frequency/Distribution Date	Payments on the offered certificates are scheduled to occur monthly, commencing in October 2006. During any given month, the distribution date will be the fourth business day following the 11th calendar day of that month or, if that 11th calendar day is not a business day, then the fifth business day following that 11th calendar day.

Record Date	The record date for each monthly payment on an offered certificate will generally be the last business day of the prior calendar month. However, the initial record date shall be the date of initial issuance of the series 2006-C6 certificates. The registered holders of the series 2006-C6 certificates at the close of business on each record date will be entitled to receive, on the following distribution date, any payments on those certificates, except that the last payment on any offered certificate will be made only upon presentation and surrender of the certificate.

Collection Period	Amounts available for payment on the offered certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on the underlying mortgage loans during the related collection period. In general, each collection period—

•	will relate to a particular distribution date,

•	will be approximately one month long,

•	will begin immediately after the prior collection period ends or, in the case of the first collection period, will begin on the day following the cut-off date, and

•	will end on a specified day of the same calendar month in which the related distribution date occurs or, if that specified day is not a business day, then on the immediately following business day.

However, the collection period for any distribution date for any underlying mortgage loan that is part of a loan combination may differ from the collection period with respect to the rest of the mortgage pool for that distribution date. Accordingly, there may be multiple collection periods with respect to each distribution date, such as (a) a collection period with respect to each underlying mortgage loan that is part of a loan combination, and (b) a collection period with respect to the rest of the mortgage pool, which collection periods will not necessarily coincide with each other.

Unless the context clearly indicates otherwise, references in any other portion of this prospectus supplement to ‘‘collection period’’ will mean, individually and collectively, as applicable, all of the foregoing collection periods for the subject distribution date.

Interest Accrual Period	The amount of interest payable with respect to the offered certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for the offered certificates for any distribution date will be the period commencing on the 11th day of the month preceding the month in which that distribution date occurs and ending on the 10th day of the month in which that distribution date occurs. Interest will be calculated with respect to each class of offered certificates assuming that each year consists of twelve 30-day months.

Because of the timing of their origination in September 2006 or for other reasons, seven (7) underlying mortgage loans, representing 1.7% of the initial mortgage pool balance, do not provide for the payment of a full month’s interest in October 2006. In connection therewith, the related mortgage loan seller will supplement any amounts payable by the related borrower in October 2006, such that the trust will receive, in October 2006, a full month’s interest with respect to those mortgage loans. For purposes of determining distributions on the series 2006-C6 certificates, each of those supplemental payments should be considered a payment by the related borrower.

Rated Final Distribution Date	The rated final distribution date for the respective classes of the offered certificates with principal balances is the distribution date in September 2039. See ‘‘Ratings’’ in this prospectus supplement.

Assumed Final Distribution Date	With respect to any class of offered certificates, the assumed final distribution date is the distribution date on which the holders of those certificates would be expected to receive their last payment and the total principal balance or notional amount, as applicable, of those certificates would be expected to be reduced to zero, based upon—

•	the assumption that each borrower timely makes all payments on its underlying mortgage loan;

•	the assumption that no borrower prepays its underlying mortgage loan prior to stated maturity; and

•	the other modeling assumptions referred to under ‘‘Yield and Maturity Considerations’’ in, and set forth in the glossary to, this prospectus supplement.

Accordingly, the assumed final distribution date for each class of offered certificates is the distribution date in the calendar month and year set forth below for that class:

Class	Month and Year of Assumed Final Distribution Date
A-1	June 2011
A-2	September 2011
A-3	August 2013
A-AB	February 2016
A-4	September 2016
A-1A	September 2016
A-M	September 2016
A-J	September 2016
B	September 2016
C	September 2016
D	September 2016
E	September 2016
F	September 2016
X-CP	September 2013

Description of the Offered Certificates

Registration and Denominations	We intend to deliver the offered certificates in book-entry form in original denominations of $10,000 initial principal balance—or, solely in the case of the class X-CP certificates, $250,000 initial notional amount—and in any greater whole dollar denominations.

You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company, and they will be registered in the name of Cede & Co. as nominee for The Depository Trust Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under ‘‘Description of the Offered Certificates—Registration and Denominations’’ in this prospectus supplement and under ‘‘Description of the Certificates—Book-Entry Registration’’ in the accompanying base prospectus.

Payments

A. General	The trustee will make payments of interest and, except in the case of the class X-CL and X-CP certificates, principal to the following classes of series 2006-C6 certificateholders, sequentially as follows:

1st	A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL and X-CP
2nd	A-M
3rd	A-J
4th	B
5th	C
6th	D
7th	E
8th	F
9th	G
10th	H
11th	J
12th	K
13th	L
14th	M
15th	N
16th	P
17th	Q
18th	S
19th	T

Amounts allocable as interest and principal with respect to the non-trust mortgage loans and the respective junior portions of the split underlying mortgage loans will not be available to make payments of interest and/or principal with respect to the classes of series 2006-C6 certificates listed in the foregoing table.

The allocation of interest payments among the A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL and X-CP classes is described under ‘‘—Payments—Payments of Interest’’ below. The class R-I, R-II, R-III and R-LR certificates do not bear interest and do not entitle their respective holders to payments of interest.

The allocation of principal payments among the A-1, A-2, A-3, A-AB, A-4 and A-1A classes is described under ‘‘—Payments—Payments of Principal’’ below. The class X-CL, X-CP, R-I, R-II, R-III and R-LR certificates do not have principal balances and do not entitle their respective holders to payments of principal.

As described under ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ and ‘‘Description of the Offered Certificates—Payments’’ in this prospectus supplement, the class JRP principal balance certificates will collectively represent a right to receive, out of payments (or advances in lieu thereof) and other collections on each split underlying mortgage loan that are allocated on a subordinated basis to the junior portion thereof, monthly payments of: (a) interest at the respective pass-through rates for the various classes of those series 2006-C6 certificates; and (b) as to the subject split underlying mortgage loan, either a pro rata share (generally based on the relative sizes of the senior portion and junior portion of that split underlying mortgage loan) of—or, under certain default scenarios, only after payment in full of the balance of the senior portion of that split underlying mortgage loan, any remaining portion of—any and all scheduled payments of principal (or advances in lieu thereof) on, and other collections of previously unadvanced principal of, the subject split underlying mortgage loan.

See ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this prospectus supplement.

B. Loan Groups	For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into:

•	a loan group no. 1 consisting of all of the underlying mortgage loans that are generally secured by property types other than multifamily and mobile home park (with the exception of eight (8) underlying mortgage loans that are, in each case, secured by a multifamily property or mobile home park property);

•	a loan group no. 2 consisting of all of the underlying mortgage loans that are generally secured by multifamily and mobile home park properties (but excluding eight (8) underlying mortgage loans that are, in each case, secured by a multifamily property or mobile home park property).

Loan group no. 1 will contain a total of 183 underlying mortgage loans that represent 88.1% of the initial mortgage pool balance, and loan group no. 2 will contain a total of 21 underlying mortgage loans that represent 11.9% of the initial mortgage pool balance. The loan group in which each underlying mortgage loan is included is identified on Annex A-1 to this prospectus supplement.

As and to the extent described under ‘‘—Payments of Principal’’ and ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ and ‘‘—Payments—Priority of Payments’’ below in this prospectus supplement, amounts collected with respect to loan group no. 2 will have a direct effect on distributions to the holders of the class A-1A certificates and amounts collected with respect to loan group no. 1 will have a direct effect on distributions to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates.

C. Payments of Interest	Each class of series 2006-C6 certificates—other than the class R-I, R-II, R-III and R-LR certificates—will bear interest. In each case, that interest will accrue during each interest accrual period based upon—

•	the pass-through rate applicable for the particular class of series 2006-C6 certificates for that interest accrual period,

•	the total principal balance or notional amount, as the case may be, of the particular class of series 2006-C6 certificates outstanding immediately prior to the related distribution date, and

•	the assumption that each year consists of twelve 30-day months.

Interest payments with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL and X-CP certificates are to be made concurrently:

•	in the case of the class A-1, A-2, A-3, A-AB and A-4 certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced by those classes of series 2006-C6 certificates, from available funds attributable to loan group no. 1;

•	in the case of the class A-1A certificates, from available funds attributable to loan group no. 2; and

•	in the case of the class X-CP and X-CL certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced by those classes of series 2006-C6 certificates, from available funds attributable to loan group no. 1 and/or loan group no. 2;

provided that, if the foregoing would result in a shortfall in the interest payment on any of the A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL and/or X-CP classes, then payments of interest will be made on those classes of series 2006-C6 certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced thereby, from available funds attributable to the entire mortgage pool; and provided, further, that the ‘‘available funds’’ referred to above in this sentence do not include amounts attributable to any non-trust mortgage loan or the junior portion of any split underlying mortgage loan.

The borrowers under the underlying mortgage loans are generally prohibited from making whole or partial voluntary prepayments that are not accompanied by a full month’s interest on the prepayment. If, however, a whole or partial voluntary prepayment—or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment —on an underlying mortgage loan is not accompanied by the amount of one full month’s interest on the prepayment, then, as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ in this prospectus supplement, the resulting shortfall, less—

•	the amount of the master servicing fee that would have been payable from that uncollected interest, and

•	in the case of a voluntary prepayment on a non-specially serviced mortgage loan, the applicable portion of the payment made by the master servicer to cover prepayment interest shortfalls resulting from the voluntary prepayments on non-specially serviced mortgage loans during the related collection period, will generally be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2006-C6 certificates, including the offered certificates, but excluding the class JRP principal balance certificates, on a pro rata basis in accordance with the respective amounts of interest actually accrued on those classes during the corresponding interest accrual period; provided that any such resulting interest shortfall that is attributable to a prepayment of the junior portion of any of the split underlying mortgage loans would be allocated to reduce the amount of accrued interest otherwise payable to the holders of the respective classes of the class JRP principal balance certificates, on a pro rata basis in accordance with the respective amounts of interest actually accrued on those classes during the corresponding interest accrual period.

On each distribution date, subject to available funds and the payment priority described under ‘‘—Payments—General’’ above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

See ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ and ‘‘—Payments—Priority of Payments’’ in this prospectus supplement.

D. Payments of Principal	Subject to available funds and the payment priority described under ‘‘—Payments—General’’ above, the holders of each class of offered certificates, other than the class X-CP certificates, will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

Subject to the discussion under ‘‘—Payments—Amortization, Liquidation and Payment Triggers’’ below, the trustee is required to make payments of principal to the holders of the various classes of the series 2006-C6 principal balance certificates (exclusive of the class JRP principal balance certificates), in a specified sequential order, such that:

•	no payments of principal will be made to the holders of any of the class G, H, J, K, L, M, N, P, Q, S and T certificates until the total principal balance of the offered certificates (exclusive of the class X-CP certificates) is reduced to zero;

•	no payments of principal will be made to the holders of the class A-M, A-J, B, C, D, E or F certificates until, in the case of each class of those offered certificates, the total principal balance of all more senior classes of offered certificates (exclusive of the class X-CP certificates) is reduced to zero;

•	no payments of principal with respect to loan group no. 1 will be made to the holders of the class A-1A certificates until the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates is reduced to zero;

•	no payments of principal with respect to loan group no. 2 will be made to the holders of the class A-1, A-2, A-3, A-AB and/or A-4 certificates until the total principal balance of the class A-1A certificates is reduced to zero;

•	no payments of principal will be made to the holders of the class A-1, A-2, A-3, A-AB and/or A-4 certificates on any given distribution date until the holders of the class A-1A certificates have received all payments of principal to which they are entitled on that distribution date with respect to loan group no. 2;

•	on any given distribution date, beginning with the distribution date in September 2011, the total principal balance of the class A-AB certificates must be paid down to the applicable scheduled principal balance for that class set forth on Annex F to this prospectus supplement before any payments of principal are made with respect to the class A-1, A-2, A-3 and/or A-4 certificates; and

•	no payments of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1, A-2, A-3 and A-AB certificates is reduced to zero, no payments of principal will be made to the holders of the class A-AB certificates (other than as described in the immediately preceding bullet) until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero, no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

The total payments of principal to be made on the series 2006-C6 principal balance certificates (exclusive of the class JRP principal balance certificates) on any distribution date will, in general, be a function of—

•	the amount of scheduled payments of principal due or, in some cases, deemed due on the underlying mortgage loans (or, in the case of the split underlying mortgage loans, on the respective senior portions thereof only) during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee; and

•	the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans (or, in the case of the split underlying mortgage loans, on the respective senior portions thereof only) that are received during the related collection period.

However, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise distributable on the series 2006-C6 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest otherwise distributable on the series 2006-C6 principal balance certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group (i.e., loan group no. 1 or loan group no. 2, as applicable) that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments of other collections of principal on the other loan group. Notwithstanding the foregoing, no amounts collected with respect to any split underlying mortgage loan and otherwise distributable with respect to the class JRP principal balance certificates may be applied to reimburse or pay interest on advances, or to pay other unanticipated trust fund expenses, with respect to any underlying mortgage loan other than that specific split underlying mortgage loan.

On any distribution date, as described under ‘‘Description of the Mortgage Pool —Split Mortgage Loans’’ and ‘‘Description of the Offered Certificates—Payments’’ in this prospectus supplement, the class JRP principal balance certificates will collectively represent, with respect to each of the split underlying mortgage loans, a right to receive either a pro rata share (generally based on the relative sizes of the senior portion and junior portion of the subject split underlying mortgage loan) of—or, under certain default scenarios, after payment in full of the principal balance of the senior portion of the subject split underlying mortgage loan, any remaining portion of—any and all payments (or advances in lieu thereof) and other collections of principal on the subject split underlying mortgage loan. See ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ in this prospectus supplement.

The class X-CL, X-CP, R-I, R-II, R-III and R-LR certificates do not have principal balances and do not entitle their holders to payments of principal.

See ‘‘Description of the Offered Certificates—Payments—Payments of Principal,’’ ‘‘—Payments—Priority of Payments’’ and ‘‘—Payments—Payments on the Class JRP Principal Balance Certificates’’ in this prospectus supplement.

E. Amortization, Liquidation and Payment Triggers	Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the trust, the total principal balance of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates may be reduced to zero at a time when the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, or any two or more classes of those certificates, remain outstanding. If that occurs, then any payments of principal on the outstanding class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates will be made among those classes of series 2006-C6 certificates on a pro rata basis in accordance with their respective total principal balances.

Also, specified parties may terminate the trust when the mortgage pool balance (including the junior portions of the split underlying mortgage loans) is reduced to less than approximately 1% of the initial total principal balance of the series 2006-C6 principal balance certificates, as described under ‘‘—Optional Termination’’ below.

F. Payments of Prepayment Premiums and Yield Maintenance Charges	If any prepayment premium or yield maintenance charge is collected on any of the underlying mortgage loans (exclusive of any prepayment premium or yield maintenance charge collected with respect to a split underlying mortgage loan that is allocable to the junior portion thereof), then the trustee will pay that amount, net of any liquidation fee or workout fee payable in connection with the receipt thereof, in the proportions described under ‘‘Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement, to—

•	the holders of the class X-CL certificates;

•	the holders of the class X-CP certificates; and/or

•	the holders of any of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and/or K certificates that are then entitled to receive any principal payments with respect to the loan group that includes the prepaid mortgage loan.

If any prepayment consideration is collected during any particular collection period with respect to a split underlying mortgage loan, primarily as a result of a default and liquidation, then on the distribution date corresponding to that collection period, the trustee will allocate that prepayment consideration between the related senior portion and the related junior portion on a pro rata basis in accordance with the respective amounts of principal then being prepaid with respect to each such portion. The portion of any prepayment consideration allocable to the junior portion of a split underlying mortgage loan will be distributed to the applicable holders of the class JRP principal balance certificates.

Fees and Expenses	The amounts available for distribution on the series 2006-C6 certificates on any distribution date will generally be net of the following amounts:

Type / Recipient (1)	Amount	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to each underlying mortgage loan, one-twelfth of the related annual master servicing fee rate, multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time on that mortgage loan (2)	Monthly
Additional Master Servicing Compensation / Master Servicer	Prepayment interest excesses on underlying mortgage loans that are the subject of a principal prepayment in full or in part after their due date in any collection period	Time to time
	All interest and investment income earned on amounts on deposit in the master servicer’s pool custodial account and in any Loan Combination-specific custodial account	Monthly
	All interest and investment income earned on amounts on deposit in the servicing accounts, reserve accounts and the defeasance account maintained by the master servicer, to the extent not otherwise payable to the borrowers	Monthly
Outside Master Servicing Fee / Other Master Servicer of an Outside Serviced Underlying Mortgage Loan	With respect to each outside serviced underlying mortgage loan, interest accrued at the related annual outside master servicing fee rate for the same number of days as, and on the same principal amount on which, interest accrues or is deemed to accrue from time to time on the subject outside serviced underlying mortgage loan (3)	Monthly
Special Servicing Fee / Special Servicer	With respect to each underlying mortgage loan (other than the outside serviced underlying mortgage loans) and non-trust mortgage loan that is being specially serviced or as to which the related mortgaged real property has become an REO property, one-twelfth of the annual special servicing fee rate, multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time on such mortgage loan (with a minimum of $4,000 per month for each specially serviced mortgage loan or loan combination) (4)	Monthly

Type / Recipient (1)	Amount	Frequency
Workout Fee / Special Servicer	With respect to each underlying mortgage loan (other than the outside serviced underlying mortgage loans) and non-trust mortgage loan that has been and continues to be worked out, the workout fee rate of 1.0% multiplied by each collection of interest (other than default interest), principal and prepayment consideration received on the subject mortgage loan for so long as it remains a worked-out mortgage loan	Time to time
Liquidation Fee / Special Servicer	With respect to any specially serviced mortgage loan (other than an outside serviced underlying mortgage loan) for which the special servicer obtains a full, partial or discounted payoff and with respect to any specially serviced mortgage loan (other than an outside serviced underlying mortgage loan) or REO property as to which the special servicer obtains any liquidation proceeds, with limited exceptions, an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of default interest)	Time to time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the special servicer’s REO account	Monthly
Outside Special Servicing Fee/ Other Special Servicer of an Outside Serviced Underlying Mortgage Loan	With respect to the Reckson Portfolio I Subordinate Tranche underlying mortgage loan, one-twelfth of the related annual outside special servicing fee rate, multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time on the subject outside serviced underlying mortgage loan; and, with respect to the 1155 Avenue of the Americas underlying mortgage loan, interest accrued at the related annual outside special servicing fee rate for the same number of days as, and on the same principal amount on which, interest accrues or is deemed to accrue from time to time on the subject outside serviced underlying mortgage loan. (3)(5)	Monthly

Type / Recipient (1)	Amount	Frequency
Outside Serviced Trust Mortgage Loan Workout Fee and Liquidation Fee / Other Special Servicer of an Outside Serviced Underlying Mortgage Loan	With respect to each outside serviced underlying mortgage loan, the related liquidation fee and workout fee due and owing under the applicable outside servicing agreement are substantially identical to the corresponding fees under the series 2006-C6 pooling and servicing agreement; except that, in the case of the 1155 Avenue of the Americas underlying mortgage loan, the liquidation fee is calculated at a liquidation fee rate of 0.15% and the workout fee is, with respect to the entire 1155 Avenue of the Americas Loan Combination, equal to $150,000 per workout. (5)	Time to Time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(6)	All assumption fees, assumption application fees, modification fees, consent fees, extension fees and similar fees actually collected on the underlying mortgage loans (other than the outside serviced underlying mortgage loans) and the non-trust mortgage loans	Monthly
	Late payment charges and default interest collected on any mortgage loan (and, in the case of an outside serviced underlying mortgage loan, passed through to the issuing entity), but only to the extent such late payment charges and default interest are not otherwise applied to cover (i) interest on advances or (ii) additional trust fund expenses (exclusive of special servicing fees, liquidation fees and workout fees) with respect to the subject mortgage loan or mortgaged real property, which items either are then currently payable or were previously paid from collections on the mortgage pool and not previously reimbursed.	Time to time
Trustee Fee / Trustee	With respect to each distribution date, an amount equal to one-twelfth of the product of the annual trustee fee rate, multiplied by the aggregate stated principal balance of the mortgage pool outstanding immediately prior to that distribution date (7)	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the trustee’s collection account and interest reserve account	Monthly
Expenses
Servicing Advances / Trustee, Master Servicer or Special Servicer	To the extent of funds available, the amount of any servicing advances (8)(10)	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to a published prime rate, accrued on the amount of each outstanding servicing advance (9)(10)	Time to time

Type / Recipient (1)	Amount	Frequency
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I advances (8)	Time to Time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to a published prime rate, accrued on the amount of each outstanding P&I advance (9)	Time to time
Indemnification Expenses / Trustee, Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the series 2006-C6 pooling and servicing agreement (11)	Time to time
Servicing Advances, Interest on Servicing Advances, Indemnification Expenses / Other Master Servicer or Other Special Servicer of an Outside Serviced Underlying Mortgage Loan	Substantially the same as corresponding items under the series 2006-C6 pooling and servicing agreement (12)	Time to time
Interest on delinquency advances with respect to the Reckson Portfolio I non-trust loans / Applicable Advancing Party	Substantially the same as corresponding item under the series 2006-C6 pooling and servicing agreement (12)	Time to time

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and be reimbursed for the same expenses of the master servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the series 2006-C6 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus.

(2)	The master servicing fee rate payable under the series 2006-C6 pooling and servicing agreement for each underlying mortgage loan will range, on a loan-by-loan basis, from 0.01% per annum to 0.11% per annum, as described in this prospectus supplement under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Master Servicing Compensation.’’

(3)	The outside master servicing fee rate for the Reckson Portfolio I Subordinate Tranche underlying mortgage loan will equal 0.01% per annum and the outside special servicing fee rate for the Reckson Portfolio I Subordinate Tranche underlying mortgage loan will equal 0.25% per annum. The outside master servicing fee rate for the 1155 Avenue of the Americas underlying mortgage loan will equal 0.0025% per annum and the outside special servicing fee rate for the 1155 Avenue of the Americas underlying mortgage loan will equal 0.20% per annum.

(4)	The special servicing fee rate for each underlying mortgage loan (other than an outside serviced underlying mortgage loan) will equal 0.35% per annum, as described in this prospectus supplement under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Special Servicing Compensation—The Special Servicing Fee.’’

(5)	Amounts otherwise payable to the issuing entity with respect to the Reckson Portfolio I Subordinate Tranche underlying mortgage loan will be applied to cover special servicing fees, workout fees and liquidation fees earned with respect to the non-trust loans in the related loan combination before amounts on those non-trust loans are so applied.

(6)	Allocable between the master servicer and the special servicer as provided in the series 2006-C6 pooling and servicing agreement.

(7)	The trustee fee rate will equal 0.0007% per annum, as described in this prospectus supplement under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Trustee Compensation.’’

(8)	Reimbursable out of collections on the related underlying mortgage loan, except that advances that are determined not to be recoverable out of related collections will, in general, be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool.

(9)	In general, payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool.

(10)	In the case of the 1211 Avenue of the Americas loan combination, the related non-trust loan noteholder must bear its proportionate share of the reimbursement of related servicing advances and the payment of interest thereon.

(11)	Payable out of general collections on the mortgage pool. In general, none of the above specified persons is entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series 2006-C6 pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party’s obligations and duties under the series 2006-C6 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 2006-C6 pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance, the reimbursement of which has otherwise been provided for under the series 2006-C6 pooling and servicing agreement, or allocable overhead.

(12)	In the case of the Reckson Portfolio I loan combination, payable first out of amounts otherwise payable to issuing entity with respect to the Reckson Portfolio I Subrodiante Tranche underlying mortgage loan and then out of other collections on the subject loan combination.

The foregoing fees and expenses will generally be payable prior to distribution on the series 2006-C6 certificates. Further information with respect to the foregoing fees and expenses, as well as additional expenses of the trust, including information regarding the general purpose of and the source of payment for those fees and expenses, is set forth under ‘‘Description of the Offered Certificates—Fees and Expenses’’ in this prospectus supplement.

Reductions of Certificate Principal Balances in Connection with Losses on the Underlying Mortgage Loans and Default-Related and Other Unanticipated Expenses	Because of losses on the underlying mortgage loans—including, for this purpose, advances that are reimbursed out of general collections on the mortgage pool because collections on the related underlying mortgage loan are determined to be insufficient to make such reimbursement—and/or default-related and other unanticipated expenses of the trust, the total principal balance of the mortgage pool, net of outstanding advances of principal and exclusive of the respective junior portions of the split underlying mortgage loans, may fall below the total principal balance of the series 2006-C6 principal balance certificates, exclusive of the class JRP principal balance certificates. If and to the extent that those losses on the underlying mortgage loans and/or expenses of the trust cause such a deficit to exist following the payments made on the series 2006-C6 certificates on any distribution date, the total principal balances of the following classes of series 2006-C6 principal balance certificates will be sequentially reduced, in the following order, until that deficit is eliminated:

Reduction Order	Class
1st	T
2nd	S
3rd	Q
4th	P
5th	N
6th	M
7th	L
8th	K
9th	J
10th	H
11th	G
12th	F
13th	E
14th	D
15th	C
16th	B
17th	A-J
18th	A-M
19th	A-1, A-2, A-3, A-AB, A-4 and A-1A, pro rata by total principal balance

Notwithstanding the foregoing, as and to the extent described under ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement, losses on and/or default related or other unanticipated trust fund expenses with respect to any of the split underlying mortgage loans—but only insofar as they result in a loss or permanent shortfall of principal with respect to the junior portion thereof—will first be allocated to reduce the total principal balance of the class JRP-17, JRP-16, JRP-15, JRP-14, JRP-13, JRP-12, JRP-11, JRP-10, JRP-9, JRP-8, JRP-7, JRP-6, JRP-5, JRP-4, JRP-3, JRP-2 and JRP-1 certificates, in that order, in each case, prior to being allocated to reduce the total principal balance of any class in the foregoing table.

See ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement.

Reports to Certificateholders	On each distribution date, the trustee will provide or make available to the registered holders of the series 2006-C6 certificates a monthly report substantially in the form of Annex D to this prospectus supplement. The trustee’s report will detail, among other things, the payments made to the series 2006-C6 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties.

Upon reasonable prior notice, you may also review at the trustee’s offices during normal business hours a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties for those loans.

See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this prospectus supplement.

Optional Termination	Specified parties to the transaction may terminate the trust by purchasing all of the mortgage loans and any foreclosure properties held by the trust, but only when the total principal balance of the mortgage pool, net of outstanding advances of principal, but including the respective junior portions of the split underlying mortgage loans, is less than 1.0% of the initial total principal balance of the series 2006-C6 principal balance certificates.

See ‘‘Description of the Offered Certificates—Termination’’ in this prospectus supplement.

The Underlying Mortgage Loans and the Mortgaged Real Properties

General	In this section, ‘‘—The Underlying Mortgage Loans and the Mortgaged Real Properties,’’ we provide summary information with respect to the mortgage loans that we intend to include in the trust. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

•	‘‘Description of the Mortgage Pool;’’

•	‘‘Risk Factors;’’

•	Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans;

•	Annex A-2—Certain Characteristics of the Mortgage Pool;

•	Annex A-3—Certain Characteristics of Loan Group No. 1;

•	Annex A-4—Certain Characteristics of Loan Group No. 2;

•	Annex A-5—Certain Monetary Terms of the Underlying Mortgage Loans;

•	Annex A-6—Certain Information Regarding Reserves; and

•	Annex B—Certain Information Regarding Multifamily Properties.

For purposes of calculating distributions on certain classes of the offered certificates, the pool of mortgage loans backing the series 2006-C6 certificates will be divided into a loan group no. 1 and a loan group no. 2.

Loan group no. 1 will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park, together with eight (8) underlying mortgage loans that are in each case secured by a mobile home park property. Loan group no. 1 will consist of 183 mortgage loans, with an initial loan group no. 1 balance of $2,685,225,525, representing approximately 88.1% of the initial mortgage pool balance.

Loan group no. 2 will consist of all but eight (8) of the underlying mortgage loans that are secured by multifamily or mobile home park properties. Loan group no. 2 will consist of 21 mortgage loans, with an initial loan group no. 2 balance of $361,398,431, representing approximately 11.9% of the initial mortgage pool balance. See Annex B—Certain Information Regarding Multifamily Properties.

When reviewing the information that we have included in this prospectus supplement, including the Annexes hereto, with respect to the mortgage loans that are to back the offered certificates, please note that—

•	All numerical information provided with respect to the underlying mortgage loans is provided on an approximate basis.

•	References to initial mortgage pool balance mean the aggregate cut-off date principal balance of all the underlying mortgage loans (exclusive of the respective junior portions of the split mortgage loans), references to the initial loan group no. 1 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group no. 1 (exclusive of the respective junior portions of the split mortgage loans) and references to the initial loan group no. 2 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group no. 2. We will transfer each of the underlying mortgage loans, at its respective cut-off date principal balance, to the trust. We show the cut-off date principal balance for each of the underlying mortgage loans (or, in the case of each of the split underlying mortgage loans, the cut-off date principal balance of the senior portion of that mortgage loan) on Annex A-1 to this prospectus supplement.

•	All weighted average information provided with respect to the mortgage loans reflects a weighting based on their respective cut-off date principal balances or, in the case of each of the split underlying mortgage loans, unless the context clearly indicates otherwise, based on the cut-off date principal balance of the related senior portion thereof only.

•	When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance or the initial loan group no. 2 balance, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans or allocated portions of those balances or, in the case of each of the split underlying mortgage loans, unless the context clearly indicates otherwise, based on the cut-off date principal balance of the related senior portion thereof only.

•	Unless specifically indicated otherwise, all statistical information with respect to each of the split underlying mortgage loans, including principal balances, loan-to-value ratios and debt service coverage ratios, is being presented based only on the senior portion of that mortgage loan, as if the related junior portion of that mortgage loan is a separate subordinated mortgage loan that is not included in the trust.

•	With respect to each of the underlying mortgage loans that are part of a loan combination, unless the context clearly indicates otherwise, certain statistical information—in particular, information relating to debt service coverage ratios, loan-to-value ratios and loan amount per square foot or other unit of measurement—in this prospectus supplement is calculated based upon the entire loan combination.

•	If any of the underlying mortgage loans is secured by multiple real properties located in more than one state or representing more than one property type, a portion of the subject mortgage loan has been allocated to each of those properties.

•	The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision. See ‘‘—Additional Statistical Information’’ below.

•	Whenever we refer to a particular mortgaged real property by name, unless the particular term is otherwise specifically defined, we mean the mortgaged real property identified by that name on Annex A-1 to this prospectus supplement.

•	Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates as a result of changes in the composition of the mortgage pool prior to that date.

It has been confirmed to us by S&P and/or Moody’s that 20 of the mortgage loans that we intend to include in the trust, representing 36.6% of the initial mortgage pool balance, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. Five (5) of those mortgage loans are described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this prospectus supplement.

Split Mortgage Loans	For purposes of calculating distributions on the series 2006-C6 certificates, 13 of the underlying mortgage loans will, in each case, be divided into two portions— a senior portion and a junior portion. In connection with the foregoing: (a) those 13 underlying mortgage loans are sometimes referred to as the split underlying mortgage loans; (b) the respective senior portions of the split underlying mortgage loans are sometimes referred to as the split mortgage loan senior portions; and (c) the respective junior portions of the split underlying mortgage loans are sometimes referred to as the split mortgage loan junior portions.

The following table sets forth the indicated information with respect to the 13 split underlying mortgage loans:

Name of Related Mortgaged Property or Portfolio of Mortgaged Properties(1)	Cut-off Date Principal Balance of Senior Portion	Deemed Mortgage Interest Rate of Senior Portion	Cut-Off Date Principal Balance of Junior Portion	Deemed Mortgage Interest Rate of Junior Portion
1. Park Square Building	$71,200,000	5.9040%	$23,800,000	5.9280%
2. Sheraton Sand Key Hotel	17,691,862	5.6925	17,204,364	5.9917
3. Naples Walk I, II and III	10,608,069	5.9915	7,765,987	6.3665
4. Lakewood Ranch Shopping Center	5,860,258	5.9815	4,325,359	6.3783
5. Country Club Safeway	5,025,623	6.0526	3,999,377	6.2950
6. Mango Plaza	5,009,827	6.5640	1,979,729	5.9850
7. Mission Plaza Shopping Center	3,940,569	5.7850	4,852,498	5.7759
8. Yankee Candle Flagship Store	3,597,418	6.0041	3,686,373	6.2529
9. Stor-All/Weston II	2,524,949	5.5965	1,059,388	5.5068
10. Fairfax II	2,076,448	6.3390	4,412,721	5.8258
11. CVS – Waynesboro, PA	1,723,640	6.5090	1,568,273	5.9024
12. Stor-All/Oviedo	1,339,969	5.6665	1,547,413	5.4864
13. Stor-All/Landmark	1,123,034	5.5965	470,004	5.5067

(1)	As set forth on Annex A-1 of this prospectus supplement.

See ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ in this prospectus supplement.

Loan Combinations	Three (3) underlying mortgage loans are, in each case, part of a loan combination comprised of two (2) or more cross-defaulted mortgage loans that are all: (a) obligations of the same borrower(s); and (b) secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. Only one mortgage loan in each such loan combination will be included in the trust. Each of the remaining mortgage loan(s) in each such loan combination will not be included in the trust and is sometimes referred to in this prospectus supplement as a non-trust mortgage loan.

The following underlying mortgage loans are each part of a loan combination:

Mortgaged Property Name (as identified on Annex A-1 to this Prospectus Supplement)	Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Original Principal Balance of Related Pari Passu Non-Trust Loans(1)	Original Principal Balance of Related Senior Non-Trust Loans(2)	Original Principal Balance of Related Subordinate Non-Trust Loans(3)
1. 1211 Avenue of the Americas(4)	$400,000,000	13.1%	$275,000,000	NAP	NAP
2. Reckson Portfolio I Subordinate Tranche(5)	$37,000,000	1.2%	NAP	$122,850,000 $36,218,300	NAP
3. 1155 Avenue of the Americas(6)	$12,090,448	0.4%	$97,185,000	NAP	NAP

(1)	Reflects pari passu non-trust mortgage loans that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan that is part of the subject loan combination.

(2)	Reflects senior non-trust mortgage loans that are, in each case, (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a pro rata basis with the related underlying mortgage loan in the subject loan combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject loan combination, entitled to payment of all accrued interest (other than default interest) and the total outstanding principal balance of the senior non-trust mortgage loans in the subject loan combination prior to payments of principal and interest being made with respect to the subject underlying mortgage loan.

(3)	Reflects subordinate non-trust mortgage loans that are, in each case: (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a pro rata basis with the related underlying mortgage loan in the subject loan combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject loan combination, entitled to payments of principal and interest, only following payment of all accrued interest (other than default interest) and the total outstanding principal balance of the related underlying mortgage loan in the subject loan combination.

(4)	The 1211 Avenue of the Americas underlying mortgage loan is one of two (2) mortgage loans comprising the 1211 Avenue of the Americas loan combination that includes: (i) the 1211 Avenue of the Americas underlying mortgage loan; and (ii) the 1211 Avenue of the Americas pari passu non-trust mortgage loan, with an original principal balance of $275,000,000.

(5)	The Reckson Portfolio I Subordinate Tranche underlying mortgage loan is one of three (3) mortgage loans comprising the Reckson Portfolio I loan combination that includes: (i) the Reckson Portfolio I Subordinate Tranche underlying mortgage loan; (ii) the Reckson Portfolio I note A senior non-trust mortgage loan, with an original principal balance of $122,850,000; and (iii) the Reckson Portfolio I note B-1 senior non-trust mortgage loan, with an original principal balance of $36,218,300. The Reckson Portfolio I note A senior non-trust mortgage loan is generally senior in right of payment to the Reckson I Portfolio note B-1 senior non-trust mortgage loan and both the Reckson Portfolio I note A senior non-trust mortgage loan and the Reckson Portfolio I note B-1 senior non-trust mortgage loan are senior in right of payment to the Reckson Portfolio I Subordinate Tranche underlying mortgage loan.

(6)	The 1155 Avenue of the Americas underlying mortgage loan is one of four (4) mortgage loans comprising the 1155 Avenue of the Americas loan combination that includes: (i) the 1155 Avenue of the Americas underlying mortgage loan; (ii) the 1155 Avenue of the Americas note A1 pari passu non-trust mortgage loan, with an original principal balance of $47,000,000; (iii) the 1155 Avenue of the Americas note A2 pari passu non-trust mortgage loan, with an original principal balance of $20,185,000; and (iv) the 1155 Avenue of the Americas note A3 pari passu non-trust mortgage loan, with an original principal balance of $30,000,000.

For a more detailed description of the priority of payments among the mortgage loans comprising each loan combination, see ‘‘Description of the Mortgage Pool —Loan Combinations’’ in this prospectus supplement.

As discussed above under ‘‘—Reckson Portfolio I Mortgagee of Record, Master Servicer and Special Servicer,’’ the Reckson Portfolio I Subordinate Tranche underlying mortgage loan is being serviced under the series 2005-C7 pooling and servicing agreement, which is the servicing agreement for the securitization of a related non-trust mortgage loan. As discussed above under ‘‘—1155 Avenue of the Americas Mortgagee of Record, Master Servicer and Special Servicer,’’ the 1155 Avenue of the Americas underlying mortgage loan is being serviced under a servicing agreement that relates solely to the 1155 Avenue of the Americas loan combination. The 1211 Avenue of the Americas loan combination will, however, be serviced under the series 2006-C6 pooling and servicing agreement by the master servicer and the special servicer thereunder.

See ‘‘Description of the Mortgage Pool—Loan Combinations’’, ‘‘The Series 2006-C6 Pooling and Servicing Agreement—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’, ‘‘Servicing of the Reckson Portfolio I Loan Combination’’ and ‘‘Servicing of the 1155 Avenue of the Americas Loan Combination’’ in this prospectus supplement for a more detailed description of certain rights of the respective non-trust mortgage loan noteholders and/or their representatives and designees. See also ‘‘Risk Factors—Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property’’ in this prospectus supplement.

Acquisition of Mortgage Loans	On or prior to the date of initial issuance of the offered certificates, we will acquire the mortgage loans from the sponsors and/or affiliates thereof and will transfer the mortgage loans to the trust. Following the date of initial issuance of the series 2006-C6 certificates, no party will have the ability to add mortgage loans to the trust fund.

Payment and Other Terms	Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower to repay a specified sum with interest. Repayment of each of the mortgage loans that we intend to include in the trust is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Except for limited permitted encumbrances, which we identify in the glossary to this prospectus supplement, that mortgage lien will be a first priority lien. However, the Reckson Portfolio I Subordinate Tranche underlying mortgage loan is subordinate in right of payment to both of the Reckson Portfolio I senior non-trust mortgage loans.

All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse. None of those mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

Each of the mortgage loans that we intend to include in the trust (or, in the case of a split underlying mortgage loan, the senior portion thereof ) currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this prospectus supplement. The mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan.

Subject, in some cases, to a next business day convention—

•	one hundred ninety-nine (199) of the mortgage loans that we intend to include in the trust, representing 92.9% of the initial mortgage pool balance, each provides for scheduled payments of principal and/or interest to be due on the eleventh day of each month;

•	four (4) of the mortgage loans that we intend to include in the trust, representing 7.0% of the initial mortgage pool balance, each provides for scheduled payments of principal and/or interest to be due on the first day of each month; and

•	one (1) of the mortgage loans that we intend to include in the trust, representing 0.1% of the initial mortgage pool balance, provides for scheduled payments of principal and/or interest to be due on the tenth day of each month.

Two hundred two (202) of the mortgage loans that we intend to include in the trust, representing 99.5% of the initial mortgage pool balance, of which 181 mortgage loans are in loan group no. 1, representing 99.4% of the initial loan group no. 1 balance, and 21 mortgage loans are in loan group no. 2, representing 100% of the initial loan group no. 2 balance, respectively, provide for:

•	either (a) amortization schedules that (i) are significantly longer than their respective remaining terms to stated maturity and (ii) in some cases, begin following the end of an initial interest-only period or (b) no amortization prior to stated maturity; and

•	a substantial balloon payment of principal on each of their respective maturity dates.

Sixty-one (61) of the balloon mortgage loans identified in the prior paragraph, representing 55.0% of the initial mortgage pool balance, of which 52 mortgage loans are in loan group no. 1, representing 53.0% of the initial loan group no. 1 balance, and nine (9) mortgage loans are in loan group no. 2, representing 69.3% of the initial loan group no. 2 balance, respectively, require payments of interest only to be due on each due date until the stated maturity date. Another 77 of the balloon mortgage loans identified in the prior paragraph, representing 29.4% of the initial mortgage pool balance, of which 67 mortgage loans are in loan group no. 1, representing 29.4% of the initial loan group no. 1 balance, and 10 mortgage loans are in loan group no. 2, representing 29.6% of the initial loan group no. 2 balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the related stated maturity date.

Two (2) of the mortgage loans that we intend to include in the trust, representing 0.5% of the initial mortgage pool balance and 0.6% of the initial loan group no. 1 balance, each has a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date.

Delinquency/Loss Information	Except as described in the next paragraph, none of the mortgage loans that we intend to include in the trust were as of the cut-off date, or have been at any time since origination, 30 days or more delinquent with respect to any monthly debt service payment, and there has been no forgiveness of interest or principal with respect to the mortgage loans that we intend to include in the trust.

With respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Indian School, which is in loan group no. 1 (representing 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group no. 1 balance), the terms of the related loan documents called for an increase of the interest rate from 5.94% to 6.34% upon the related borrower's failure to qualify for future funding advances as set forth in the loan documents, which would have resulted in an increased monthly payment effective as of June 11, 2006. However, the party servicing the loan on behalf of the lender failed to require such increased payment to be remitted to the lender from the borrower. Consequently, the full monthly debt service payment due pursuant to the loan documents was not received by the lender commencing with the payment date in June 2006 up to and including the payment date in September 2006. Any payments received from the related borrower with respect to such shortfalls in such monthly payments will be retained by the related loan seller.

Prepayment Provisions	All of the mortgage loans that we intend to include in the trust provide for one or more of the following:

•	a prepayment lock-out period, during which the principal balance of the mortgage loan may not be voluntarily prepaid in whole or in part;

•	a defeasance period, during which voluntary prepayments are still prohibited, but the related borrower may obtain a full or partial release of the related mortgaged real property through defeasance; and/or

•	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment.

See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Two (2) of the mortgage loans that we intend to include in the trust, which mortgage loans are secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Rite Aid-Elko and Reckson Portfolio I Subordinate Tranche, respectively, and are in loan group no. 1 (together representing 1.3% of the initial mortgage pool balance and 1.5% of the initial loan group no. 1 balance), either now provides for a defeasance period and can be defeased currently or provides for a future defeasance period and may be defeased prior to the second anniversary of the creation of the related individual loan REMIC. See ‘‘Federal Income Tax Consequences’’ in this offering propectus. Any defeasance of either of those underlying mortgage loans, prior to the second anniversary of the creation of the related individual loan REMIC, would trigger a repurchase obligation on the part of the related mortgage loan seller. See ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement. With respect to the modeling assumptions used in this prospectus supplement, however, the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Rite Aid-Elko will be treated as being in a yield maintenance period, and the mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Reckson Portfolio I Subordinate Tranche will be treated as being in a lockout period, in each case prior to the second anniversary of the creation of the related individual loan REMIC, and in each case, as being in a defeasance period thereafter.

Advances of Delinquent Monthly Debt Service Payments	Except as described below in this ‘‘—Advances of Delinquent Monthly Debt Service Payments’’ subsection, the master servicer will be required to make advances with respect to any delinquent scheduled debt service payments, other than balloon payments, due or assumed due on the underlying mortgage loans, in each case net of related master servicing fees and workout fees (and, in the case of an outside serviced underlying mortgage loan, further net of any comparable fees payable for the subject mortgage loan pursuant to the governing servicing agreement). In addition, the trustee must make any of those advances that the master servicer is required, but fails, to make. As described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Advances— Advances of Delinquent Monthly Debt Service Payments’’ in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for that advance, together with interest at a published prime rate.

Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any advance that it or the special servicer determines will not be recoverable from proceeds of the related underlying mortgage loan.

Neither the master servicer nor the trustee will be required to make any advance of delinquent debt service payments with respect to any non-trust mortgage loan included in any of the loan combinations described in this prospectus supplement.

Subject to the discussions below regarding the outside serviced underlying mortgage loans, if there occurs or exists any of various specified adverse events or circumstances with respect to any underlying mortgage loan or the mortgaged real property for that mortgage loan, then a new appraisal—or, in cases involving underlying mortgage loans or mortgaged real properties with principal balances or allocated loan amounts, as the case may be, of less than $2,000,000, a valuation estimate of that property—must be obtained or conducted. If, based on that appraisal or other valuation, subject to the discussion below regarding underlying mortgage loans that are part of loan combinations, it is determined that—

•	the principal balance of, and other delinquent amounts due under, the subject underlying mortgage loan, exceed

•	an amount equal to—

1.	90% of the new appraised or estimated value of that real property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information, minus

2.	the amount of any obligations secured by liens on the property, which liens are prior to the lien of the mortgage loan, plus

3.	certain escrows and reserves and any letters of credit constituting additional security for the mortgage loan,

then the amount otherwise required to be advanced with respect to interest on that mortgage loan will be reduced. The reduction will be in generally the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, net of related advances of principal. Appraisal reduction amounts will not affect the principal portion of P&I advances.

The calculation of any appraisal reduction amount, as described above under this ‘‘—Advances of Delinquent Monthly Debt Service Payments’’ section, in respect of any underlying mortgage loan that is part of a loan combination will, in each case, take into account all of the mortgage loans comprising the related loan combination. The applicable servicer will determine whether an appraisal reduction amount exists with respect to the entire subject loan combination based on a calculation that generally treats the subject loan combination as if it was a single underlying mortgage loan. Any resulting appraisal reduction amount with respect to a loan combination (other than the Reckson Portfolio I loan combination) will generally be allocated among or between the mortgage loans in that loan combination on a pro rata basis by balance, as described in the definition of ‘‘Appraisal Reduction Amount’’ in the Glossary to this prospectus supplement. In the case of the Reckson Portfolio I loan combination, any resulting appraisal reduction amount will be allocated, first, to the Reckson Portfolio I Subordinate Tranche underlying mortgage loan (which is the subordinate mortgage loan in that loan combination), then, to the Reckson Portfolio I note B-1 senior non-trust mortgage loan, and finally to the Reckson Portfolio I note A senior non-trust mortgage loan, as described in the definition of ‘‘Appraisal Reduction Amount’’ in the Glossary to this prospectus supplement. The amount of advances of interest on any of the underlying mortgage loans that are part of a loan combination will reflect any appraisal reduction amount allocable thereto.

See ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Advances—Advances of Delinquent Monthly Debt Service Payments,’’ ‘‘—Required Appraisals’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in this prospectus supplement. See also ‘‘Description of the Governing Documents—Advances’’ in the accompanying base prospectus.

Removal of Underlying Mortgage Loans

A. Repurchase Due to Breach of Representation or Warranty	As of the date of initial issuance of the offered certificates, and subject to certain exceptions, we will make with respect to each underlying mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates, and UBS Real Estate Investments Inc. will make with respect to each underlying mortgage loan contributed by it, the representations and warranties generally described under ‘‘Description of the Mortgage Pool—Representations and Warranties’’ in this prospectus supplement. If there exists a material uncured breach of any of those representations and warranties, or if there exists a material uncured document omission with respect to any underlying mortgage loan, as discussed under ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans’’ below in this prospectus supplement, then we, in the case of a mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates, and UBS Real Estate Investments Inc., in the case of a mortgage loan contributed by it, may be required, under certain circumstances, to repurchase the affected mortgage loan at a price generally equal to the sum of (a) the unpaid principal balance of that mortgage loan at the time of purchase, (b) all unpaid interest, other than default interest, due with respect to that mortgage loan through the due date in the collection period of purchase, (c) all unreimbursed servicing advances with respect to that mortgage loan, (d) all unpaid interest accrued on advances made with respect to that mortgage loan, and (e) certain other amounts payable under the series 2006-C6 pooling and servicing agreement.

Notwithstanding the foregoing, the obligation to repurchase an underlying mortgage loan only arises if Lehman Brothers Holdings Inc. (or an affiliate) or UBS Real Estate Investments Inc., as applicable, are unable to cure the subject material breach or material document defect, as the case may be, and do not exercise their option to instead pay an amount equal to the loss of value directly attributed to such material breach or material document omission (which amount may not cover the amount of actual losses and expenses incurred by the trust). The foregoing obligation to cure, pay loss of value or repurchase is further contingent on (i) us or UBS Real Estate Investments Inc. being notified of the subject missing document or breach and (ii) either (a) we, in the case of an underlying mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates, or UBS Real Estate Investments Inc., in the case of an underlying mortgage loan contributed by it, agreeing that, or (b) a court of competent jurisdiction making a final non-appealable determination that, a material breach or a material document omission, as the case may be, exists.

See ‘‘Description of the Mortgage Pool—Representations and Warranties,’’ ‘‘—Assignment of the Underlying Mortgage Loans’’ and ‘‘—Cures and Repurchases’’ in this prospectus supplement.

B. Repurchase Due to Early Defeasance	Two (2) of the underlying mortgage loans, which collectively represent 1.3% of the initial mortgage pool balance and 1.5% of the initial loan group no. 1 balance, either may currently be defeased or may be defeased prior to the second anniversary of the creation of the related individual loan REMIC. See ‘‘Federal Income Tax Consequences’’ in this offering propectus. If either of those mortgage loans is defeased prior to the second anniversary of the creation of the related individual loan REMIC, then the related mortgage loan seller must repurchase the defeased mortgage loan at a price equal to the sum of: (a) the price at which it would be required to repurchase that mortgage loan in connection with a breach of representation and warranty; and (b) if the related borrower delivers cash to purchase securities (rather than delivering the securities themselves) to effect the defeasance, the amount, if any, by which the cash defeasance deposit exceeds the amount described in the immediately preceding clause (a). See ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement.

C. Fair Value Option	Any single certificateholder or group of certificateholders with a majority interest in the series 2006-C6 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, at a price generally equal to the sum of (a) the outstanding principal balance of that mortgage loan, (b) all accrued and unpaid interest on that mortgage loan, other than default interest, (c) all unreimbursed servicing advances with respect to that mortgage loan, (d) all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, and (e) any other amounts payable under the series 2006-C6 pooling and servicing agreement.

The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described above in this ‘‘—Fair Value Option’’ section, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. See ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Fair Value Option’’ in this prospectus supplement.

D. Other Purchase Options	The following third parties or their designees will have the option to purchase one or more underlying mortgage loans out of the trust, generally after such mortgage loan has become a specially serviced mortgage loan:

•	with respect to each underlying mortgage loan that is part of a loan combination, pursuant to a related co-lender or similar agreement, the holder of a particular non-trust mortgage loan in the subject loan combination, or a group of holders of non-trust mortgage loans in the subject loan combination (acting together), may be granted the right to purchase the subject underlying mortgage loan, in each case under the circumstances described under ‘‘Description of the Mortgage Pool—Loan Combinations;’’

•	the class JRP representative will be entitled, following certain events, including the occurrence of a monetary event of default and the transfer to special servicing of a split underlying mortgage loan, to purchase that split underlying mortgage loan from the trust fund, as described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders—Additional Rights of the Class JRP Representative; Right to Purchase and Right to Cure Defaults’’ in this prospectus supplement; and

•	a mezzanine lender with respect to the borrower under an underlying mortgage loan may be entitled to purchase that mortgage loan from the trust fund upon the occurrence of a default thereunder or upon the transfer thereof to special servicing, pursuant to a purchase right as set forth in the related intercreditor agreement (see, for example, ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 1211 Avenue of the Americas Mortgage Loan—Mezzanine Financing,’’ ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 125 High Street Mortgage Loan—Mezzanine Financing’’ and ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement).

Additional Statistical Information

A. General Characteristics	The mortgage pool, loan group no. 1 and loan group no. 2 will have the following general characteristics as of the cut-off date:

	Mortgage Pool	Loan Group No. 1	Loan Group No. 2
Total cut-off date principal balance	$3,046,623,956	$2,685,225,525	$361,398,431
Number of mortgage loans	204	183	21
Number of mortgaged real properties	260	237	23
Maximum cut-off date principal balance	$400,000,000	$400,000,000	$49,250,000
Minimum cut-off date principal balance	$1,000,000	$1,000,000	$2,073,594
Average cut-off date principal balance	$14,934,431	$14,673,364	$17,209,449
Maximum mortgage interest rate	6.8600%	6.8600%	6.7300%
Minimum mortgage interest rate	5.2000%	5.2000%	5.5800%
Weighted average mortgage interest rate	6.1063%	6.0993%	6.1589%
Maximum original term to maturity	264 months	264 months	120 months
Minimum original term to maturity	48 months	60 months	48 months
Weighted average original term to maturity	112 months	115 months	90 months
Maximum remaining term to maturity	180 months	180 months	120 months
Minimum remaining term to maturity	47 months	48 months	47 months
Weighted average remaining term to maturity	111 months	114 months	88 months
Weighted average underwritten debt service coverage ratio	1.45x	1.48x	1.21x
Weighted average cut-off date underwritten debt service coverage ratio	1.51x	1.54x	1.28x
Weighted average cut-off date loan-to-value ratio	63.6%	62.3%	72.7%

In reviewing the foregoing table, please note that:

•	The initial mortgage pool balance, the initial loan group no. 1 balance and the initial loan group no. 2 balance are each subject to a permitted variance of plus or minus 5%. None of those balances reflects the respective junior portions of the split underlying mortgage loans.

•	Unless specifically indicated otherwise, all statistical information with respect to each of the split underlying mortgage loans, including principal balances, mortgage interest rate, term to maturity, loan-to-value ratios and debt service coverage ratios, is being presented in this prospectus supplement based only on the related senior portion thereof, as if the junior portion of each of those mortgage loans is a separate subordinated mortgage loan that is not included in the trust. Taking into account both the senior and junior portions of each of the split underlying mortgage loans, the cut-off date loan-to-value ratio and the underwritten debt service coverage ratio for each of the respective split underlying mortgage loans are as follows:

Name of Related Mortgaged Property or Portfolio of Mortgaged Properties(1)	Cut-off Date Loan-to-Value Ratio of Entire Split Mortgage Loan	Underwritten Debt Service Coverage Ratio of Entire Split Mortgage Loan
Park Square Building	54.9%	1.56	x
Sheraton Sand Key Hotel	58.2	1.42
Naples Walk I, II & III	54.0	1.15
Lakewood Ranch Shopping Center	57.5	1.21
Country Club Safeway	61.8	1.59
Mission Plaza Shopping Center	67.6	1.20
Yankee Candle Flagship Store	75.1	1.20
Mango Plaza	55.9	1.45
Fairfax II	57.4	1.48
Stor-All/Weston II	44.8	1.86
CVS - Waynesboro, PA	70.8	1.12
Stor-All/Oviedo	55.0	1.34
Stor-All/Landmark	48.3	1.88

(1)	As set forth on Annex A-1 of this prospectus supplement.

•	Except as described below in the second succeeding bullet, the underwritten debt service coverage ratio for any mortgage loan that is to be included in the trust is equal to the underwritten annual net cash flow for the related mortgaged real property, divided by the product of 12 times the monthly debt service payment due in respect of that underlying mortgage loan on the first due date following the cut-off date or, if that mortgage loan is currently in an interest-only period, on the first due date after the commencement of the scheduled amortization (exclusive, in the case of a split underlying mortgage loan, of such part of the monthly debt service payment that is allocable to the related junior portion thereof).

•	Except as described in the following bullet, the cut-off date loan-to-value ratio for any mortgage loan to be included in the trust is equal to its cut-off date principal balance (or, in the case of a split underlying mortgage loan, the cut-off date balance of the related senior portion thereof only), divided by the estimated value of the related mortgaged real property as set forth in a related third-party appraisal dated as specified on Annex A-1 to this prospectus supplement.

•	The exceptions to the foregoing calculations of underwritten debt service coverage ratio and cut-off date loan-to-value ratio are as follows:

(1)	in the case of an underlying mortgage loan that provides for payments of interest only until the related stated maturity date, the calculation of underwritten debt service coverage ratio is based upon the actual interest-only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date;

(2)	in the case of an underlying mortgage loan that is part of a loan combination (as set forth under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement), the underwritten debt service coverage ratio and the cut-off date loan-to-value ratio are, in general, each calculated based on the entire subject loan combination; and

(3)	in the case of each underlying mortgage loan that requires the related borrower to make additional monthly amortization payments solely to the extent available from excess cash flow after a certain date, the calculation of underwritten debt service coverage ratio is based upon interest only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date.

•	Cut-off date underwritten debt service coverage ratio for any mortgage loan that is to be included in the trust is equal to the underwritten debt service coverage ratio for that mortgage loan, calculated as described above, except that for any mortgage loan that provides for payments of interest only for a specified period prior to the maturity date, the cut-off date underwritten debt service coverage ratio is equal to the underwritten annual net cash flow for the related mortgaged real property, divided by the sum of the actual interest-only payments (calculated in accordance with the related loan documents) that will be due in respect of that underlying mortgage loan during the 12-month period following the cut-off date (exclusive, in the case of a split underlying mortgage loan, of such part of the interest-only payment that is allocable to the related junior portion thereof) or, in the case of an underlying mortgage loan that is part of a loan combination, that will be due in respect of all of the mortgage loans in the subject loan combination.

•	In the case of many of the mortgage loans that we intend to include in the trust, the calculation of underwritten annual net cash flow for the related mortgaged real property or properties—which is, in turn, used in the calculation of underwritten debt service coverage ratios—was based on certain assumptions regarding projected rental income and/or occupancy, as described under the definitions of Net Cash Flow, Occupancy Percentage and Underwritten Debt Service Coverage Ratio, respectively, in the Glossary to this prospectus supplement.

B. Geographic Concentration	The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated states:

State	Number of Properties	% of Initial Mortgage Pool Balance
New York	18	15.8%
Massachusetts	12	14.6%
California	20	12.0%
Texas	24	9.4%
Virginia	7	6.9%
Missouri	11	6.2%
Florida	33	5.5%
Georgia	12	4.7%
Pennsylvania	10	3.4%
Ohio	11	3.0%

The remaining mortgaged real properties with respect to the mortgage pool are located throughout 25 other states. No more than 3.0% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other jurisdictions.

C. Property Types	The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties predominantly operated for each indicated purpose:

Property Type	Number of Properties	% of Initial Mortgage Pool Balance
Office	38	43.4%
Retail	112	32.6%
Anchored Retail	84	17.7%
Regional Mall	4	11.2%
Unanchored Retail	24	3.8%
Multifamily(1)	45	14.2%
Self Storage	46	6.1%
Hotel	9	2.2%
Industrial/Warehouse	7	0.9%
Mixed Use	3	0.4%

(1)	‘‘Multifamily’’ includes mobile home park properties securing 2.5% of the initial mortgage pool balance.

D. Encumbered Interests	The table below shows the number of mortgage loans and the percentage of the initial mortgage pool balance represented thereby, that are secured by mortgaged real properties for which the whole or predominant encumbered interest is as indicated:

Encumbered Interest In the Mortgaged Real Property	Number of Mortgage Loans	% of Initial Mortgage Pool Balance
Fee Simple	193	96.9%
Fee Simple/Leasehold	7	2.7%
Leasehold	4	0.5%

It should be noted that each mortgage loan secured by overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this prospectus supplement and is therefore included within the category referred to as ‘‘fee simple’’ in the chart above.

E. Significant Underlying Mortgage Loans	The ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust collectively represent 53.9% of the initial mortgage pool balance. For a discussion of those ten (10) largest underlying mortgage loans and/or groups of cross-collateralized underlying mortgage loans, see ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this prospectus supplement.

Legal and Investment Considerations

Federal Income Tax Consequences	The trustee or its agent will make elections to treat designated portions of the assets of the trust as three real estate mortgage investment conduits, or REMICs, under sections 860A through 860G of the Internal Revenue Code of 1986, as amended, designated as REMIC I, REMIC II and REMIC III, respectively. In addition, any underlying mortgage loan that allows for defeasance prior to the second anniversary of the date of initial issuance of the series 2006-C6 certificates will be the primary asset of its own separate individual loan REMIC.

The offered certificates will be treated as regular interests in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer.

The class X-CP certificates will, and the other classes of the offered certificates will not, be issued with more than a de minimis amount of original issue discount. Certain classes of the offered certificates may be treated as having been issued at a premium. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment. When determining the rate of accrual of original issue discount, market discount and premium, if any, with respect to the series 2006-C6 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

•	there will be no extension of maturity for any mortgage loan in the trust.

For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see ‘‘Federal Income Tax Consequences’’ in each of this prospectus supplement and the accompanying base prospectus.

ERISA	We anticipate that, subject to satisfaction of the conditions referred to under ‘‘ERISA Considerations’’ in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to—

•	Title I of the Employee Retirement Income Security Act of 1974, as amended, or

•	section 4975 of the Internal Revenue Code of 1986, as amended, will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to a predecessor to Lehman Brothers Inc. by the U.S. Department of Labor.

If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue Code of 1986, as amended, you are encouraged to review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code of 1986, as amended. See ‘‘ERISA Considerations’’ in this prospectus supplement and in the accompanying base prospectus.

Legal Investment	The offered certificates will not be mortgage related securities within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates will be legal investments for them. See ‘‘Legal Investment’’ in this prospectus supplement and in the accompanying base prospectus.

Investment Considerations	The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans may affect the yield to maturity on your offered certificates. In the case of any offered certificate purchased at a discount from its principal balance, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of any offered certificate purchased at a premium from its principal balance, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

In addition, if you are contemplating the purchase of class X-CP certificates, you should be aware that—

•	the yield to maturity on the class X-CP certificates will be highly sensitive to the rate and timing of any principal prepayments and/or other early liquidations of the underlying mortgage loans;

•	a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield with respect to the class X-CP certificates; and

•	an extremely rapid rate of prepayments and/or other liquidations of the underlying mortgage loans could result in a complete or partial loss of your initial investment with respect to the class X-CP certificates.

The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the underlying mortgage loans with relatively lower net mortgage interest rates.

In addition, the pass-through rate for, and yield on, the class X-CP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 2006-C6 principal balance certificates.

Holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2. Conversely, holders of the class A-1A certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2 and, only after the retirement of the class A-1, A-2, A-3, A-AB and A-4 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1.

See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement and in the accompanying base prospectus.

RISK FACTORS

The offered certificates are not suitable investments for all investors. You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying base prospectus in the context of your financial situation.

You should consider the following factors, as well as those set forth under ‘‘Risk Factors’’ in the accompanying base prospectus, in deciding whether to purchase any offered certificates. The ‘‘Risk Factors’’ section in the accompanying base prospectus includes a number of general risks associated with making an investment in the offered certificates.

The Class A-M, A-J, B, C, D, E and F Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-3, A-AB, A-4 and A-1A Certificates

If you purchase class A-M, A-J, B, C, D, E and F certificates, then your offered certificates will provide credit support to other classes of series 2006-C6 certificates, including the A-1, A-2, A-3, A-AB, A-4, A-1A, X-CP and X-CL classes. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series 2006-C6 certificates.

When making an investment decision, you should consider, among other things—

•	the payment priorities of the respective classes of the series 2006-C6 certificates,

•	the order in which the principal balances of the respective classes of the series 2006-C6 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

•	the characteristics and quality of the mortgage loans in the trust.

See ‘‘Description of the Mortgage Pool’’ and ‘‘Description of the Offered Certificates—Payments’’ and ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement. See also ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable,’’ ‘‘—Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates’’ and ‘‘—Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses’’ in the accompanying base prospectus.

The Offered Certificates Have Uncertain Yields to Maturity

The yields on your offered certificates will depend on—

•	the price you paid for your offered certificates, and

•	the rate, timing and amount of payments on your offered certificates.

The rate, timing and amount of payments on your offered certificates will depend on:

(a)	the pass-through rate for, and other payment terms of, your offered certificates;

(b)	the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

(c)	the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

(d)	the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

(e)	the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans; and

(f)	servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

In general, these factors cannot be predicted with any certainty. Accordingly, you may find it difficult to determine the effect that these factors might have on the yield to maturity of your offered certificates.

In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-AB and A-4 certificates should be concerned with the factors described in clauses (b) through (f) of the preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group no. 1. Until the class A-1, A-2, A-3, A-AB and A-4 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with the factors described in clauses (b) through (f) of the preceding paragraph primarily insofar are they relate to the underlying mortgage loans in loan group no. 2.

See ‘‘Description of the Mortgage Pool,’’ ‘‘The Series 2006-C6 Pooling and Servicing Agreement,’’ ‘‘Servicing of the Reckson Portfolio I Loan Combination,’’ ‘‘Servicing of the 1155 Avenue of the Americas Loan Combination,’’ ‘‘Description of the Offered Certificates—Payments’’ and ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ and ‘‘Yield and Maturity Considerations’’ in this prospectus supplement. See also ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable’’ and ‘‘Yield and Maturity Considerations’’ in the accompanying base prospectus.

The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated

If you purchase any offered certificate at a premium from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificate at a discount from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

Holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2. Conversely, holders of the class A-1A certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2 and, only after the retirement of the class A-1, A-2, A-3, A-AB and A-4 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1.

If you purchase a class X-CP certificate, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the underlying mortgage loans. Depending on the timing thereof, a payment of principal in reduction of the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H or J certificates may result in a reduction in the total notional amount of the class X-CP certificates. Accordingly, if principal payments on the underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class X-CP certificates may be lower than that assumed at the time of purchase. Your yield to maturity could also be adversely affected by—

•	the repurchase of any underlying mortgage loan in connection with a material breach of representation and warranty or a material document omission, all as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement,

•	the sale of defaulted underlying mortgage loans out of the trust in accordance with a fair value or other purchase option, and

•	the termination of the trust, as described under ‘‘Description of the Offered Certificates— Termination’’ in this prospectus supplement.

Prior to investing in the class X-CP certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other early liquidation of the underlying mortgage loans could result in your failure to fully recover your initial investment. The ratings on the class X-CP certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

The yield on offered certificates with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates. In addition, the pass-through rate for, and yield on, the class X-CP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 2006-C6 principal balance certificates.

The Interests of the Series 2006-C6 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders

The holders or beneficial owners of series 2006-C6 certificates representing a majority interest in the controlling class of series 2006-C6 certificates will be entitled to: (a) appoint a representative having the rights and powers described and/or referred to under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ in this prospectus supplement; (b) replace the special servicer under the series 2006-C6 pooling and servicing agreement, subject to satisfaction of the conditions described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this prospectus supplement; and (c) replace the special servicer with respect to the Reckson Portfolio I loan combination, subject to satisfaction of conditions comparable to those applicable to the replacement, without cause, of the special servicer under the series 2006-C6 pooling and servicing agreement. Among other things, the series 2006-C6 controlling class representative may direct the special servicer under the series 2006-C6 pooling and servicing agreement or other applicable servicing agreement to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of any specially serviced mortgage loans and foreclosure properties in the trust that the series 2006-C6 controlling class representative may consider advisable, subject to any rights in that regard that the class JRP representative may have with respect to a split underlying mortgage loan or that the related non-trust mortgage loan noteholder(s) may have with respect to an underlying mortgage loan that is part of a loan combination.

In the absence of significant losses on the underlying mortgage loans, the series 2006-C6 controlling class will be a non-offered class of series 2006-C6 certificates. The series 2006-C6 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the series 2006-C6 controlling class representative will exercise its rights and powers on behalf of the series 2006-C6 controlling class certificateholders, and it will not be liable to any other class of series 2006-C6 certificateholders for so doing.

The Interests of the Holders of the Class JRP Principal Balance Certificates May Be in Conflict with the Interests of the Offered Certificateholders

The holders or beneficial owners of certificates representing a majority of the voting rights evidenced by the class JRP principal balance certificates will be entitled to designate a representative having certain rights and powers with respect to the split underlying mortgage loans. Those rights and powers are described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’ in this prospectus supplement, and those rights and powers include, without limitation, the right to exercise certain cure and purchase options, the right to advise and direct the special servicer and the right to replace the special servicer, all with respect to the split underlying mortgage loans. With respect to each of the split underlying mortgage loans, for so long as the principal balance of the junior portion of the subject split underlying mortgage loan, net of any appraisal reduction amount with respect to the subject split underlying mortgage loan, is greater than, or equal to, 25% of an amount equal to (x) the original principal balance of such junior portion, minus (y) principal payments made by the related borrower on the subject split underlying mortgage loan and allocated to such junior portion, then the class JRP representative may, subject to certain limitations, (i) direct and advise the special servicer with respect to various servicing matters regarding the subject split underlying mortgage loan, and (ii) replace the special servicer solely with respect to the subject split underlying mortgage loan.

None of the class JRP principal balance certificates are offered by this prospectus supplement. The holders of those certificates are likely to have interests that conflict with the interests of the holders of the offered certificates. You should expect that the class JRP representative will exercise its rights and powers on behalf of the holders of the class JRP principal balance certificates, and the class JRP representative will not be liable to any other class of series 2006-C6 certificateholders for so doing.

The Absence or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates

After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk Insurance Act of 2002, which was amended and extended by the Terrorism Risk Insurance Extension Act of 2005, signed into law by President Bush on December 22, 2005. The Terrorism Risk Insurance Extension Act of 2005 requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government covers 90% (85% for acts of terrorism occurring in 2007) of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group’s prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 17.5% of such premiums for losses occurring in 2006, and 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the Terrorism Risk Insurance Extension Act of 2005, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $5 million prior to April 2006, $50 million from April 2006 through December 2006, and $100 million for acts of terrorism occurring in 2007. The Terrorism Risk Insurance Extension Act of 2005 now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners’ multiperil. The Terrorism Risk Insurance Extension Act of 2005 will expire on December 31, 2007.

The Terrorism Risk Insurance Extension Act of 2005 applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an ‘‘act of terrorism’’ by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the Terrorism Risk Insurance Extension Act of 2005. Moreover, the Terrorism Risk Insurance Extension Act of 2005’s deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

With respect to most of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that, in certain instances, including in the case of several of the mortgage loans described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this prospectus supplement, the requirement to obtain such insurance coverage may be subject to the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located), (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties, (c) a credit-rated tenant is obligated to restore the mortgaged real property in the event of a casualty, or (d) a principal of the borrower has agreed to be responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. If the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

If a borrower is required to maintain insurance for terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, if the federal insurance back-stop program referred to above is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available. In addition, in the event that any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 2006-C6 certificates.

Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties

The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

•	office;

•	multifamily;

•	anchored retail;

•	regional mall;

•	hotel;

•	unanchored retail;

•	mobile home park;

•	industrial/warehouse;

•	self-storage; and

•	mixed use.

The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on—

•	the successful operation and value of the related mortgaged real property, and

•	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged real property.

See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ and ‘‘—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ in the accompanying base prospectus.

Risks Associated with Condominium Ownership

Two (2) mortgage loans that we intend to include in the trust, secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Abington Shopping Centre and Colleyville Retail, representing 0.2% and 0.05%, respectively, of the initial mortgage pool balance and 0.2% and 0.1%, respectively, of the initial loan group no. 1 balance, are secured by the related borrower’s fee or leasehold interest in a commercial condominium unit. See ‘‘Risk Factors—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums’’ in the accompanying base prospectus, for risks related to lending on a mortgage loan secured by an interest in one or more condominium unit(s).

The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default

All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows or letters of credit, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse’’ in the accompanying base prospectus.

In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on a Single Tenant or on One or a Few Major Tenants at the Related Mortgaged Real Property

In the case of 123 mortgaged real properties, securing 51.7% of the initial mortgage pool balance and 58.7% of the initial loan group no. 1 balance, respectively, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property. In the case of 68 of those 123 properties, securing 5.5% of the initial mortgage pool balance and 6.2% of the initial loan group no. 1 balance, respectively, the related borrower has leased the particular property to a single tenant that occupies 90% or more of the property. Accordingly, the full and timely payment of each of the related underlying mortgage loans is highly dependent on the continued operation of one or more major tenants, which, in some cases, is the sole tenant at the mortgaged real property. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—The Successful Operation of a Multifamily or Commercial Property Depends on Tenants,’’ ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral’’ and ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Tenant Bankruptcy Adversely Affects Property Performance’’ in the accompanying base prospectus.

Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower’s Interests in Each of the Following Property Types—Office, Retail, Multifamily and Self-Storage

Thirty-eight (38) of the mortgaged real properties, securing 43.4% of the initial mortgage pool balance and 49.2% of the initial loan group no. 1 balance, respectively, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of the related mortgaged real property. A number of factors may adversely affect the value and successful operation of an office property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Office Properties’’ in the accompanying base prospectus.

One hundred twelve (112) of the mortgaged real properties, securing 32.6% of the initial mortgage pool balance and 37.0% of the initial loan group no. 1 balance, respectively, are primarily used for retail purposes. We consider 84 of the subject retail properties, securing 17.7% of the initial mortgage pool balance and 20.1% of the initial loan group no. 1 balance, respectively, to be anchored, including shadow anchored; and 24 of the subject retail properties, securing 3.8% of the initial mortgage pool balance and 4.3% of the initial loan group no. 1 balance, respectively, to be unanchored. A number of factors may adversely affect the value and successful operation of a retail property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties’’ in the accompanying base prospectus.

Forty-five (45) of the mortgaged real properties, securing 14.2% of the initial mortgage pool balance, 2.7% of the initial loan group no. 1 balance and 100.0% of the initial loan group no. 2 balance respectively, are primarily used for multifamily rental purposes (including mobile home park properties securing 2.5% of the initial mortgage pool balance). Some of those multifamily properties are subject to rent control laws. A number of factors may adversely affect the value and successful operation of a multifamily property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Multifamily Properties’’ in the accompanying base prospectus.

Forty-six (46) of the mortgaged real properties, collectively securing 6.1% of the initial mortgage pool balance and 7.0% of the initial loan group no. 1 balance, respectively, are primarily used for self-storage purposes. A number of factors may adversely affect the value and successful operation of a self-storage property as discussed under ‘‘Risk Factors —The Various

Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Warehouse, Mini-Warehouse and Self-Storage Facilities’’ in the accompanying base prospectus.

In general, the inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ in the accompanying base prospectus.

Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real Property

With respect to some of the mortgaged real properties operated for office, retail or other commercial use, different tenants may have rights of first offer, rights of first refusal or expansion rights with respect to the same space in the related improvements. There is a risk that a tenant who loses any such right in the event of a simultaneous exercise of another tenant’s right for the same space may have remedies under its lease due to such tenant’s inability to exercise such right. Several other leases of space at the related mortgaged real property contain exclusive use provisions which may become operative upon the granting of a currently operative exclusive use right to another tenant, and such exclusive use provisions may allow tenants benefiting therefrom to terminate their lease or take other remedial action in the event that another tenant’s operation violates such tenant’s exclusive use provision. In addition, certain leases of space at the related mortgaged real property contain co-tenancy provisions (which may permit a tenant to terminate its lease and/or to pay reduced rent) which could be triggered if certain tenants exercised their right to terminate their lease for breach of the exclusive use provisions. There are likely other underlying mortgage loans as to which tenants at the subject mortgaged real property have the foregoing rights.

Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of New York, Massachusetts and California and Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of—Texas, Virginia, Missouri and Florida

The mortgaged real properties located in each of the following jurisdictions secure mortgage loans or allocated portions of mortgage loans that represent 5.0% or more of the initial mortgage pool balance:

Jurisdiction	Number of Properties	% of Initial Mortgage Pool Balance
New York	18	15.8%
Massachusetts	12	14.6%
California	20	12.0%
Texas	24	9.4%
Virginia	7	6.9%
Missouri	11	6.2%
Florida	33	5.5%

The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state or jurisdiction makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that jurisdiction. See ‘‘Risk Factors—Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ in the accompanying base prospectus. The mortgaged real properties located in any given state or jurisdiction may be concentrated in one or more areas within that state. Annex A-1 to this prospectus supplement contains the address for each mortgaged real property.

Of the 18 Mortgaged Real Properties Located in the State of New York, Five (5) of Those Properties, Representing 14.6 Percent of the Initial Mortgage Pool Balance, Will Be Secured by Mortgage Liens on Real Properties Located in the City of New York; The Performance of Those Properties Will be Materially Dependent on the Strength of the Manhattan Economy and Office Leasing Market

Five (5) of the mortgage loans that we intend to include in the trust, representing 14.6% of the initial mortgage pool balance, all of which are in loan group no. 1 and represent 16.6% of the initial loan group no. 1 balance are secured by mortgaged real properties located in the City of New York. The performance of those mortgaged real properties located in

New York City will be dependent, perhaps to a material degree, on the strength of the Manhattan economy and office leasing market. This is true not only for office properties, but also for multifamily and retail properties, as those multifamily properties may provide housing to individuals that are employed in Manhattan and those retail properties may provide retail services to individuals and families employed in Manhattan. The Manhattan economy is dependent upon foreign and domestic businesses selecting New York City as the location in which to engage in trade, finance and business services. The level of economic growth in general and job growth in the foregoing sectors in particular will affect net absorption of office space and increases in office rental rates. The suburban New Jersey, New York and Connecticut markets could continue to compete for certain tenants with New York City. A weakening of the New York City office leasing market generally and the midtown New York City office leasing market in particular, may adversely affect the operation of some of the mortgaged real properties and lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, the resulting effect on the operations of any of the mortgaged real properties could adversely affect the amount and timing of payments on the related mortgage loans and consequently the amount and timing of distributions on the offered certificates.

The Mortgage Pool Will Include Material Concentrations of Balloon Loans

Two hundred two (202) of the mortgage loans that we intend to include in the trust, representing 99.5% of the initial mortgage pool balance, of which 181 mortgage loans are in loan group no. 1, representing 99.4% of the initial loan group no. 1 balance, and 21 mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, respectively, are balloon loans. Sixty-one (61) of those balloon loans, representing 55.0% of the initial mortgage pool balance, of which 52 mortgage loans are in loan group no. 1, representing 53.0% of the initial loan group no. 1 balance, and nine (9) mortgage loans are in loan group no. 2, representing 69.3% of the initial loan group no. 2 balance, respectively, are interest-only balloon loans. The ability of a borrower to make the required balloon payment on a balloon loan, or payment of the entire principal balance of an interest-only balloon loan, at maturity depends upon the borrower’s ability either to refinance the loan or to sell the mortgaged real property. See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans’’ in this prospectus supplement and ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable— There Is an Increased Risk of Default Associated with Balloon Payments’’ in the accompanying base prospectus.

The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans

The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The five (5) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 39.6% of the initial mortgage pool balance, and the ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 53.9% of the initial mortgage pool balance. It has been confirmed to us by S&P and/or Moody’s, however, that five (5) of the ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust, representing 34.0% of the initial mortgage pool balance, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. See ‘‘Description of the Mortgage Pool—General,’’ ‘‘—Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers’’ and ‘‘—Significant Underlying Mortgage Loans’’ in this prospectus supplement and ‘‘Risk Factors—Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ in the accompanying base prospectus.

The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a Leasehold Interest in Real Property is Riskier Than Lending on the Fee Interest in That Property

Eleven (11) underlying mortgage loans, representing 3.1% of the initial mortgage pool balance, all of which are in loan group no. 1, representing 3.6% of the initial loan group no. 1 balance, as identified on Annex A-1 under the heading ‘‘Ownership Interest’’ as leaseholds, are secured by a mortgage lien on the related borrower’s leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. Because of possible termination of the related lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related lease. Furthermore, the terms of certain leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the leases securing an underlying mortgage loan contain all of the provisions that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See ‘‘Risk Factors—Lending on Ground Leases Creates Risks For Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property’’ and ‘‘Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Considerations’’ in the accompanying base prospectus.

Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures

Many of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See ‘‘Description of the Mortgage Pool— Additional Loan and Property Information—Zoning and Building Code Compliance’’ in this prospectus supplement and ‘‘Risk Factors—Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property’’ in the accompanying base prospectus.

Some of the Mortgaged Real Properties May Not Comply with All Applicable Zoning Laws and/or Local Building Codes or with the Americans with Disabilities Act of 1990

Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may not comply with all applicable zoning or land-use laws and ordinances, with all applicable local building codes or with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. Failure to comply could result in penalties and/or restrictions on the use of the subject mortgaged real property, in whole or in part. There can be no assurance that any of the mortgage loans that we intend to include in the trust do not have outstanding building code violations. See ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Zoning and Building Code Compliance’’ in this prospectus supplement and ‘‘Risk Factors—Compliance with the Americans with Disabilities Act of 1990 May Be Expensive’’ and ‘‘Legal Aspects of Mortgage Loans—Americans with Disabilities Act’’ in the accompanying base prospectus.

In the case of the 1211 Avenue of the Americas underlying mortgage loan, there are certain building code violations with respect to the elevators at the 1211 Avenue of the Americas mortgaged real property and a reserve was funded at origination, which included the amount of $3,282,283 to cover costs related to eliminating those violations and the costs of certain elevator renovations.

Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. However, if those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which Presents a Greater Risk to the Trust Fund in the Event of the Bankruptcy or Insolvency of Any Such Borrower or Tenant

Twenty-five (25) separate groups of mortgage loans that we intend to include in the trust have borrowers that, in the case of each of those groups, are the same or under common control. The six (6) largest of these separate groups represent 6.6%, 5.2%, 3.6%, 3.3%, 2.5% and 1.4%, respectively, of the initial mortgage pool balance, See ‘‘Description of the Mortgage Pool—Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers’’ in this prospectus supplement.

In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower and, like other contracts with affiliates, leases with tenants who are affiliates of the landlord may not have been negotiated on an arm’s-length basis and may contain terms more favorable to the affiliate tenant than might be available to tenants unrelated to the borrower.

The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing the underlying mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance— Tenant Bankruptcy Adversely Affects Property Performance,’’ ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ and ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ in the accompanying base prospectus.

Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property

Three (3) mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 14.7% of the initial mortgage pool balance and 16.7% of the initial loan group no. 1 balance, are each part of a loan combination that includes one or more additional mortgage loans—not included in the trust—that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. With respect to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, such additional mortgage loans are senior to the Reckson Portfolio I Subordinate Tranche Mortgage Loan. We provide a more detailed discussion of these loan combinations under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement, and we have included a table under ‘‘Description of the Mortgage Pool—Loan Combinations— General’’ that identifies each underlying mortgage loan that is part of a loan combination. See ‘‘With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests’’ in the accompanying base prospectus.

One or more co-lender or similar agreements have been executed and delivered with respect to each of the loan combinations referred to in the prior paragraph. However, some provisions contained in a related co-lender, intercreditor or similar agreement restricting another lender’s actions may not be enforceable. If, in the event of the related borrower’s bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote a mortgagee’s claim with respect to a bankruptcy proceeding, there could be resulting delays in the trustee’s ability to recover with respect to the related borrower. See ‘‘Risk Factors—Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable’’ in the accompanying base prospectus.

The existence of additional secured indebtedness may adversely affect the borrower’s financial viability and/or the trust’s security interest in the mortgaged real property, especially if such additional secured indebtedness is senior in right of payment to a mortgage loan, as with respect to the Reckson Portfolio I Subordinate Tranche Mortgage Loan. See ‘‘Risk Factors—Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights’’ in the accompanying base prospectus.

In addition, with respect to the Stor-All/Weston II, Stor-All/Oviedo and Stor-All/Landmark underlying mortgage loans, which represent 0.1%, 0.04% and 0.04%, respectively, of the intial mortgage pool balance and 0.1%, 0.05% and 0.04%, respectively, of the initial loan group no. 1 balance, the borrower is permitted to incur additional secured debt subject to certain loan-to-value and debt service coverage ratios, as well as the execution and delivery of a subordination and standstill agreement acceptable to the lender.

In addition, with respect to each of three (3) mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 25.8% of the initial mortgage pool balance (two (2) of which are in loan group no. 1, representing 27.6% of the initial loan group no. 1 balance, and one (1) of which is in loan group no. 2, representing 12.6% of the initial loan group no. 2 balance), the direct or indirect equity interests in the related borrowers have been pledged to secure related mezzanine and affiliate loans, in each case as described under ‘‘Description of the Mortgage Pool —Significant Underlying Mortgage Loans—The 125 High Street Mortgage Loan—Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The

1211 Avenue of the Americas Mortgage Loan—Mezzanine Financing’’ and ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement.

Further, with respect to each of thirty-nine (39) mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 38.9% of the initial mortgage pool balance, 40.8% of the initial loan group no. 1 balance and 25.1% of the initial loan group no. 2 balance, respectively, the equity holders of the borrower have a right to obtain mezzanine or affiliate financing, secured by a pledge of the direct or indirect ownership interests in the borrower, provided that the requirements set forth in the related loan documents are satisfied, as described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Terrace Office Complex Mortgage Loan—Permitted Mezzanine Financing’’ and ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement.

It is also possible that, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred without our knowledge or may in the future also incur mezzanine or affiliate debt.

Mezzanine debt is secured by the principal’s direct ownership interest in the related borrower. Affiliate debt is secured by an entity’s indirect ownership interest in the related borrower. While a mezzanine or affiliate debt lender has no security interest in or rights to the related mortgaged real properties, a default under the subject mezzanine or affiliate loan could cause a change in control of the related borrower. Mezzanine and/or affiliate financing reduces the subject principal’s indirect equity in the subject mortgaged real property, and therefore may reduce its incentive to support such mortgaged real property.

In addition, with respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Greenbrier Mall and Chapel Hill Mall, representing 2.8% and 2.5%, respectively, of the initial mortgage pool balance, the related borrowers are permitted to incur unsecured intercompany debt in the amounts of approximately $8,500,000 and $7,700,000, respectively. With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Midland Mall, representing 1.2% of the intial mortgage pool balance, the related borrower is permitted to incur unsecured intercompany debt in the amount of approximately $3,800,000.

See ‘‘Description of the Mortgage Pool—Loan Combinations’’ and ‘‘—Additional Loan and Property Information— Other Financing’’ in this prospectus supplement.

Certain Borrower Covenants May Affect That Borrower’s Available Cash Flow

Borrower covenants with respect to payments for landlord improvements, tenant improvements and leasing commissions, required repairs, taxes and other matters may adversely affect a borrower’s available cash flow and the failure to satisfy those obligations may result in a default under the subject lease.

The Activities of Certain Entities or Individuals With Ownership Interests In the Borrower May Adversely Affect the Borrower or the Mortgaged Property

The fact that certain entities or individuals with ownership interests in the borrower have engaged in certain activities may pose a risk to a related borrower's ability to pay debt service on an underlying mortgage loan. For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Sylmar Square, representing 0.8% of the initial mortgage pool balance and 0.9% of the initial loan group no. 1 balance, one of the minority owners of an entity that has a 7.692% ownership interest in the borrower, who is also a majority owner of the company that manages the mortgaged property, was previously convicted of bank fraud and money laundering felonies in 1989. This minority owner does not have a controlling interest in the borrower and under the loan documents it is an event of default if during the term of the loan there is any change in the direct or indirect control of the borrower without the express written consent of the lender. There can be no assurance of the effect of these activities on the related borrower or the related mortgaged real properties.

Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities

The business activities of the borrowers under the underlying mortgage loans with cut-off date principal balances below $5,000,000 are in many cases not, or previously may not have been, limited to owning their respective mortgaged real properties. In addition, the business activities of borrowers under underlying mortgage loans with cut-off date principal balances above $5,000,000 may, in some cases, not be, or previously may not have been, limited to owning their respective mortgaged real properties.

See ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery’’ in the accompanying base prospectus.

Tenancies in Common May Hinder Recovery

Certain of the mortgage loans that we intend to include in the trust have borrowers that own the related mortgaged real properties as tenants-in-common or permit the transfer of more than 49% of the direct or indirect equity interests in the related borrower into a tenant-in-common form of ownership. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant-in-common has the ability to seek a partition of the property (requesting that a court order a sale of the property and a distribution of the proceeds proportionally). In order to reduce the likelihood of a partition action, certain tenant-in-common borrowers have waived their partition rights, however, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more other tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital, possible serial bankruptcy filings and the need to deal with multiple borrowers in the event of a default on the loan.

In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a lender commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. There can be no assurance that a court will consolidate all such cases.

Eagle Road Shopping Center, Yankee Candle Flagship Store, Brookhaven Plaza, Guardian Self Storage–Military, Guardian Self Storage–Bandera, Safeguard Self Storage, which secure mortgage loans that collectively represent 2.2% of the initial mortgage pool balance and 2.4% of the initial loan group no. 1 balance, are owned by tenant-in-common borrowers. In addition, as described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Shops at Las Americas Mortgage Loan—Permitted Transfers of Interests in The Shops At Las Americas Borrower into a Tenant-in-Common Form of Ownership,’’ the borrower under The Shops at Las Americas Mortgage Loan is permitted, under certain circumstances, to transfer to a tenant-in-common form of ownership. Also, the borrower under the Silverlakes Professional Campus mortgage loan has the option to transfer its interests to up to 35 tenants-in-common. Not all tenant-in-common borrowers for these mortgage loans are special purpose entities and some of those tenants-in-common are individuals.

See ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery’’ in the accompanying base prospectus.

Operating or Master Leases May Hinder Recovery

The underlying mortgaged real properties securing certain of the mortgage loans that we intend to include in the trust may be subject to an operating lease or master lease with an entity that is not a party to the mortgage loan documents. Upon a foreclosure of the related mortgage loan, the lessee under the related operating lease or master lease, as applicable, may have certain rights that could hinder or delay a lender's ability to foreclose on or dispose of the related mortgaged real property.

Changes in Mortgage Pool Composition Can Change the Nature of Your Investment

In general, if you purchase any offered certificates that have a relatively longer weighted average life, or if you purchase class X-CP certificates, then you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons that own offered certificates with relatively shorter weighted average lives. See ‘‘Risk Factors—Changes in Pool Composition Will Change the Nature of Your Investment’’ in the accompanying base prospectus.

Lending on Income-Producing Real Properties Entails Environmental Risks

The trust could become liable for a material adverse environmental condition at any of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

With respect to each of the mortgaged real properties securing mortgage loans that we intend to include in the trust, a third-party consultant conducted a Phase I environmental site assessment. All of the environmental assessments, updates and transaction screens referred to in the first sentence of this paragraph—or, in the case of six (6) mortgaged real properties, securing mortgage loans representing 0.9% of the initial mortgage pool balance and 1.1% of the initial loan group no. 1 balance, respectively, a related Phase II environmental site assessment—were completed during the 13-month period ending on the cut-off date. Other Phase II environmental site assessments may have been completed with respect to the mortgaged real properties prior to the origination of the related mortgage loans.

The environmental assessment conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water was conducted in most instances only at multifamily rental properties and only when the originator of the related mortgage loan or the environmental consultant involved believed that such an analysis was warranted under the circumstances.

In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels, the environmental consultant generally recommended, and the related loan documents generally required—

•	the continuation or the establishment of an operation and maintenance plan to address the issue, or

•	the implementation of a remediation or mitigation program to address the issue;

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials and/or lead-based paint, may have been required to be delivered.

In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

•	a responsible third party was identified as being responsible for the remediation; or

•	the related originator of the subject underlying mortgage loan generally required the related borrower to:

(a)	to take investigative and/or remedial action; or

(b)	to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation; or

(c)	to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

(d)	to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

(e)	to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

•	the mortgaged real property had not been affected or had been minimally affected,

•	the potential for the problem to affect the mortgaged real property was limited, or

•	a person responsible for remediation had been identified.

Where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1211 Avenue of the Americas, which mortgaged real property secures a mortgage loan representing 13.1% of the initial mortgage pool balance and 14.9% of the initial loan group no. 1 balance, the Phase I consultant reported that one first-draw drinking water sample at the subject property exceeded the federal maximum contaminant level for lead, however, the post-flush sample was below the regulatory standard. The consultant recommended replacement or periodic flushing.

With respect to the mortgaged real properties identified on Annex A-1 to this prospectus supplement as LeCraw Portfolio—Three Properties—The Landings at Peachtree Corners Apartments and LeCraw Portfolio—Winterset, which mortgaged real properties secure mortgage loans representing 1.5% and 0.5% of the initial mortgage pool balance, respectively, and 12.6% and 3.8% of the initial loan group no. 2 balance, respectively, both mortgaged properties have been impacted by historic and adjacent site operations, resulting in both mortgaged properties being listed on the State of Georgia Non-Hazardous Site Inventory List. With respect to both mortgaged properties, based on the non-hazardous site listing the consultant issued a recommendation of no further action.

With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Eagle Road Shopping Center, which mortgaged real property secures a mortgage loan representing 1.6% of the initial mortgage pool balance and 1.8% of the initial loan group no. 1 balance, the Phase I consultant reported that the site has been impacted by historical site operations associated with a former on-site pencil factory. According to the consultant, investigation and remedial actions have significantly reduced contaminant levels, and monitored natural attenuation of groundwater is ongoing. The Phase I consultant recommended continuation of the monitored natural attenuation and preparation of a final remedial action report with verification from a licensed environmental professional. According to the consultant, a responsible party has been identified. The borrower has established an environmental escrow of $50,000.

With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as StorageMart #1302, which mortgaged real property secures a mortgage loan representing 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group no. 1 balance, the Phase I consultant reported that prior subsurface investigations of the subject property revealed the presence of limited soil and groundwater contamination at the subject property. In 1996, samples from five groundwater monitoring wells indicated that total petroleum hydrocarbons in excess of local thresholds, metals in excess of drinking water levels, and low concentrations of volatile organic compounds were present on-site. A 2003 investigation sampled four monitoring wells and all concentrations of detected compounds were below regulatory limits. The Phase I consultant recommended that the property owner obtain confirmation from the state environmental agency that no action is required in respect of the low concentrations of detected constituents.

With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Mango Plaza, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group no. 1 balance, the Phase I consultant reported that the mortgaged property has been impacted by an on-site dry cleaner. The site is enrolled in the State-funded Dry Cleaning Solvent Cleanup Program. Assessment under the program is pending due to priority ranking. According to the Phase I consultant, assessment and remediation tasks for the on-site dry cleaner will be covered by the State-funded Dry Cleaning Solvent Cleanup Program (subject to a $1,000 deductible).

With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Mission Plaza, which mortgaged real property secures a mortgage loan representing 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group no. 1 balance, a Phase II environmental site assessment detected benzene in one groundwater sample in excess of the federal Maximum Contaminant Level. Due to the absence of benzene in soil samples collected near the water sample location, the presence of potential off-site upgradient contaminant sources, and the low risk of human exposure given the absence of source and/or drinking water in the geographic area of the mortgaged property, the Phase II consultant concluded that no further investigations were recommended.

With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as 101 East Seneca Turnpike, which mortgaged real property secures a mortgage loan representing 0.05% of the initial mortgage pool balance and 0.1% of the initial loan group no. 1 balance, the 2006 Phase II subsurface investigation revealed the presence of semi-volatile organic compounds at levels exceeding the New York State Department of Environmental Conservation’s Soil Cleanup Criteria in soil at the subject property. The Phase II consultant reported that the contamination is located beneath asphalt pavement, and as such, there is no route of exposure to sensitive human and environmental receptors.

With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1315 Dixwell, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance, and 0.2% of the initial loan group no.1 balance the Phase I consultant reported that prior subsurface investigations identified the presence of petroleum hydrocarbons, metals, and volatile organic compounds in soil and groundwater at the subject property. Based on the levels detected, the absence of a known on-site source of contamination, and the presence of the Mortgaged Property within a larger industrial parcel with historic groundwater contamination, the consultant attributed the contamination to off-site sources. The consultant further stated that Connecticut law does not require a property owner to investigate and/or remediate contamination from an off-site source. The Phase I consultant concluded that no further environmental investigation by the Mortgaged Property owner is required.

With respect to the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Citizens 31 Portfolio, Citizens 23 Portfolio, Citizens 18 Portfolio, Citizens 19 Portfolio, Citizens 9 Portfolio, Citizens 24 Portfolio, Citizens 11 Portfolio, Citizens 25 Portfolio, Citizens 3 Portfolio, Citizens 10 Portfolio, Citizens 1 Portfolio, Citizens 2 Portfolio, Citizens 7, Citizens 26, Citizens 30 and Citizens 33, collectively representing 1.5% of the initial mortgage pool balance and 1.8% of the initial loan group no. 1 balance, due to the historical uses at the properties, an aggregate of $6,000,000 was reserved by the seller with the title company at the time the properties were acquired by the related borrower. The lender has no control over these reserve amounts which may be used to cover certain potential environmental remediation costs associated with these and other properties. In addition, a blanket insurance policy with an aggregate limit of $20,000,000 and a per occurrence limit of $1,000,000, covering such mortgaged properties, along with certain other properties not included in this Trust, was obtained for the benefit of the related borrower to contribute to certain potential remediation costs. There can be no assurance that the reserve and/or the environmental insurance coverage will be adequate to cover all costs of remediation with respect to environmental conditions at these mortgaged properties.

With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as 3300 Tenth Street, which mortgaged real property secures a mortgage loan representing 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group no. 1 balance, the Phase I consultant reported signs of soil and groundwater contamination at the property. A Phase II environmental site assessment included the advancement of 12 soil boring locations and the collection of groundwater samples from four of the 12 soil boring locations on-site. The Phase II report concluded that low levels of volatile organic compounds and polychlorinated biphenyl constituents, as well as xylenes and metals in the groundwater, were detected at the subject property. The environmental consultant recommended that these issues be addressed and remedied through the implementation of a voluntary remediation program on the subject property. A third party consultant was hired to conduct further investigations on the subject property and identify the responsible party for the contamination at the property. Although the tenant under the lease provisions has provided an indemnity to the landlord with respect to the above environmental matters, there can be no assurance that the indemnity will cover any necessary remedial actions or that the tenant will have the financial strength to complete the remediation. In addition, there can be no assurance that the responsible party will fully remediate, take responsibility for or otherwise address the identified environmental contamination at the subject property.

With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as 5024 Pelham Road, which mortgaged real property secures a mortgage loan representing 0.3% of the initial mortgage pool balance and 0.3% of the initial loan group no. 1 balance, the Phase I consultant reported signs of soil and groundwater contamination at the property. A Phase II environmental site assessment included the advancement of several soil boring locations and the collection of groundwater samples from the subject property. The Phase II report concluded that levels of semi-volatile organic compounds which included benzoapyrne substances were detected at the subject property. The environmental consultant recommended that these issues be addressed and remedied through the implementation of a voluntary remediation program on the subject property. A third party consultant was hired to conduct further investigations on the subject property and identify the responsible party for the contamination at the property. Although the tenant under the lease provisions has provided an indemnity to the landlord with respect to the above environmental matters, there can be no assurance that the indemnity will cover any necessary remedial actions or that the tenant will have the financial strength to complete the remediation. In addition, there can be no assurance that the responsible party will fully remediate, take responsibility for or otherwise address the identified environmental contamination at the subject property.

With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Oak Park Spring Lake Portfolio, which mortgaged real property secures a mortgage loan representing 0.6% of the initial mortgage pool balance and 0.6% of the initial loan group no. 1 balance, with respect to the Oak Park Plaza property, the Phase I consultant reported signs of soil and groundwater contamination at the property as a result of the prior tenants occupancy. The Phase I environmental site assessment indicated that elevated levels of the volatile organic compound tetrachloreothene were present at the subject property. The subject property is currently registered in the State-funded Drycleaner Cleanup Program that indicated the subject property has a low priority of cleanup and does not require any further investigation. However, there can be no assurance that the contamination will ever be fully remedied at the subject property or that such contamination cannot cause potential harm in the future. In addition, with respect to the Spring Lake Square property, the Phase I consultant reported signs of soil and groundwater contamination at the property. The Phase I environmental site assessment indicated that a former tenant of the property is associated with a 1996 release of the volatile organic compound tetrachloreothene. The subject property is currently registered in the State-funded Drycleaner Cleanup Program that indicated the subject property has a low priority of cleanup and does not require any further investigation. However, there can be no assurance that the contamination will ever be fully remedied at the subject property or that such contamination cannot cause potential harm in the future.

With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Tel Huron, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance and 0.3% of the initial loan group no. 1 balance, the Phase I consultant reported signs of soil and groundwater contamination at the property that stem from the operation of a dry cleaner on the subject property from the 1950's to the mid-1970's. A Phase II environmental site assessment conducted on the subject property consisted of 13 soil samples and four groundwater samples which indicated the presence of the volatile organic compounds tetracloroethene, trichloroethene and cis-1,2-dicholorethene. A compliance/analysis due care plan was prepared by the current owner, accepted by the Michigan Department of Environmental Quality and is currently in place at the subject property. However, there can be no assurance that the contamination will ever be fully remedied at the subject property or that such contamination cannot cause potential harm in the future.

A particular environmental assessment may not have conducted a review for all potentially adverse conditions. For example, an analysis for lead-based paint, lead in drinking water, mold, and/or radon was done only if the originating lender determined or the environmental consultant recommended that the use, age, location and condition of the subject property warranted that analysis. There can be no assurance that—

•	the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

•	the results of the environmental testing were accurately evaluated in all cases;

•	the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

•	the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by the related environmental consultant;

•	the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks;

•	any environmental insurance or indemnities will be sufficient or will cover the recommended remediation or other action; and/or

•	any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action.

The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this ‘‘—Lending on

Income-Producing Real Properties Entails Environmental Risks’’ subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the underlying mortgage loans.

See ‘‘Description of the Mortgage Pool—Assessments of Property Condition—Environmental Assessments’’ in this prospectus supplement and ‘‘Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing’’ and ‘‘Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the accompanying base prospectus.

Lending on Income-Producing Properties Entails Risks Related to Property Condition

Engineering firms inspected substantially all of the mortgaged real properties during the 13-month period preceding the cut-off date, in order to assess—

•	the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

•	the general condition of the site, buildings and other improvements located at each property.

In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements or other work to be performed at the related mortgaged real property, in each case estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower or a sponsor of the borrower to fund reserves, or deliver letters of credit, guaranties or other instruments, to cover or partially cover these costs. In the case of the 1211 Avenue of the Americas underlying mortgage loan, a reserve was funded at origination which included the amount of $3,282,283 to cover costs of certain elevator renovations, including the elimination of certain building code violations with respect to the elevators at the 1211 Avenue of the Americas mortgaged real property. There can be no assurance that, in any such case, the reserves established by the related borrower to cover the costs of required repairs, replacements or installations will be sufficient for their intended purpose or that the related borrowers will complete such repairs, replacements or installations which, in some cases, are necessary to maintain compliance with state or municipal regulations.

There May Be Restrictions on the Ability of a Borrower, a Lender or Any Transferee Thereof to Terminate or Renegotiate Property Management Agreements That are in Existence With Respect to Some of the Mortgaged Real Properties

In the case of some of the mortgage loans that we intend to include in the trust, the property manager and/or the property management agreement in existence with respect to the related mortgaged real property cannot be terminated by the borrower or the lender, other than under the very limited circumstances set forth in that management agreement, and the terms of the property management agreement are not subject to negotiation. The terms of those property management agreements may provide for the granting of broad powers and discretion to the property manager with respect to the management and operation of the subject property including the right to set pricing or rates, hire and fire employees and manage revenues, operating accounts and reserves. In addition, the fees payable to a property manager pursuant to any property management agreement related to an underlying mortgage loan may be in excess of property management fees paid with respect to similar real properties for similar management responsibilities and may consist of a base fee plus an incentive fee (after expenses and a specified return to the property owner). Further, those property management agreements (including with respect to the identity of the property manager) may be binding on transferees of the mortgaged real property, including a lender as transferee that succeeds to the rights of the borrower through foreclosure or acceptance of a deed in lieu of foreclosure, and any transferee of such lender. In addition, certain property management agreements contain provisions restricting the owner of the related mortgaged real property from mortgaging, or refinancing mortgage debt on, its interest in such property and/or from selling the subject mortgaged real property to specified entities that might provide business competition to or taint the reputation of the subject business enterprise or the property manager and/or its affiliates, and may require any transferees of the subject mortgaged real property to execute a recognition or nondisturbance agreement binding such entity to the foregoing terms. These restrictions may restrict the liquidity of the related mortgaged real property.

With Respect to Three (3) Mortgage Loans (Including the Largest Mortgage Loan) That We Intend to Include in the Trust, the Mortgaged Real Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests; The Series 2006-C6 Certificateholders May Have a Limited Ability to Control the Servicing of the Subject Loan Combinations

Three (3) mortgage loans that we intend to include in the trust, which mortgage loans (a) are described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ and/or ‘‘—Significant Underlying Mortgage Loans’’ in this prospectus supplement and (b) collectively represent 14.7% of the initial mortgage pool balance and 16.7% of the initial loan group no. 1 balance, are each part of a loan combination that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the underlying mortgage loan in that loan combination, including (a) cure rights with respect to the underlying mortgage loan in that loan combination, (b) a purchase option with respect to the underlying mortgage loan in that loan combination, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer (without cause). In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in any of the above-described loan combinations (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to the series 2006-C6 securitization, will have no obligation to consider the interests of, or the impact of exercising such rights on, the series 2006-C6 certificateholders and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the series 2006-C6 certificateholders for so doing. See ‘‘Description of the Mortgage Pool —Loan Combinations’’ in this prospectus supplement for a more detailed description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans comprising that loan combination. Also, see ‘‘The Series 2006-C6 Pooling and Servicing Agreement—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ and ‘‘—Replacement of the Special Servicer’’, ‘‘Servicing of the Reckson Portfolio I Loan Combination’’ and ‘‘Servicing of the 1155 Avenue of the Americas Loan Combination’’ in this prospectus supplement for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders.

In the case of the Reckson Portfolio I Subordinate Tranche underlying mortgage loan, the rights and powers described in the preceding paragraph will belong to the trust as the holder of the subordinate mortgage loan in the Reckson Portfolio I loan combination, at least until the occurrence of certain control trigger events. However, the series 2006-C6 pooling and servicing agreement will delegate or effectively assign those rights and powers to the series 2006-C6 controlling class certificateholders or their representative. See ‘‘—The Interests of the Series 2006-C6 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders’’ above.

In addition, the following two (2) underlying mortgage loans are each being serviced and administered pursuant to a servicing agreement other than 2006-C6 pooling and servicing agreement: (a) the Reckson Portfolio I Subordinate Tranche underlying mortgage loan, which represents 1.2% of the initial mortgage pool balance, is being serviced pursuant to the pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2005-C7, Commercial Mortgage Pass-Through Certificates, Series 2005-C7, which is the governing document for the securitization of the Reckson Portfolio I note A senior non-trust loan; and (b) the 1155 Avenue of the Americas underlying mortgage loan, which represents 0.4% of the initial mortgage pool balance, is being serviced under a servicing agreement that relates solely to the 1155 Avenue of the Americas loan combination. See ‘‘Servicing of the Reckson Portfolio I Loan Combination’’ and ‘‘Servicing of the 1155 Avenue of the Americas Loan Combination’’ in this prospectus supplement. As a result, the holders of the offered certificates will have limited ability to control the servicing of those underlying mortgage loans and the parties with control over the servicing of those underlying mortgage loans may have interests that conflict with your interests.

The Reckson Portfolio I Subordinate Tranche Underlying Mortgage Loan Is Part of a Loan Combination Comprised of Three Mortgage Loans in Which the Subject Underlying Mortgage Loan Is Generally Subordinate To Both of the Corresponding Senior Non-Trust Loans For Purposes of Allocating Payments of Both Principal and Interest Between Them

The Reckson Portfolio I Subordinate Tranche underlying mortgage loan, which has an unpaid principal balance of $37,000,000 and represents 1.2% of the initial mortgage pool balance, is subordinate to the two corresponding senior non-trust loans for purposes of allocating payments of principal between them. The Reckson Portfolio I senior non-trust mortgage loans have an aggregate unpaid principal balance of $159,068,300. During the continuance of certain events of default, no payments of principal or interest are allocated to the Reckson Portfolio I Subordiante Tranche underlying mortgage loan until the corresponding senior non-trust mortgage loans have been paid in full. Further, any expenses, losses and shortfalls relating to any mortgage loan in the Reckson Portfolio I loan combination or the underlying mortgaged real property, including special servicing compensation in the form of special servicing fees, liquidation fees and workout fees and, if and to the extent not offset by related default interest and late payment charges, interest on advances, will be allocated, first, to the holder of the Reckson Portfolio I Subordinate Tranche underlying mortgage loan, then, to the holder of the Reckson Portfolio I note B-1 senior non-trust loan and finally, to the holder of the Reckson Portfolio I note A senior non-trust loan.

Conflicts of Interest May Exist in Connection with Certain Previous or Existing Relationships of a Mortgage Loan Seller or an Affiliate Thereof to Certain of the Underlying Mortgage Loans, Related Borrowers or Related Mortgaged Real Properties

Certain of the underlying mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller, or a mortgage loan seller or its respective affiliates may have or have had equity investments in the borrowers or mortgaged real properties relating to certain of the mortgage loans included in the trust. In addition, a mortgage loan seller and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the trust. Further, a mortgage loan seller and/or its affiliates may have had or may have (currently or at a future time) a managing or non-managing ownership interest in certain of the borrowers under the mortgage loans in the trust. For example, with respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as 1211 Avenue of the Americas, 125 High Street, The Shops at Las Americas, LeCraw Portfolio-Three Properties, Haverhill Apartments, Arbors at Winters Chapel, LeCraw Portfolio-Courtland Club Apartments, LeCraw Portfolio-Winterset Apartments, River Exchange, 5024 Pelham Road, 3300 Tenth Street, Walgreens-Humble, Walgreens-Huffmeister, Walgreens-San Antonio, Walgreens-Gessner, Citizens 31 Portfolio, Citizens 23 Portfolio, Citizens 18 Portfolio, Citizens 9 Portfolio, Citizens 11 Portfolio, Citizens 19 Portfolio, Citizens 24 Portfolio, Citizens 25 Portfolio, Citizens 3 Portfolio, Citizens 7, Citizens 26, Citizens 10 Portfolio, Citizens 1 Portfolio, Citizens 2 Portfolio, Citizens 30 and Citizens 33 collectively representing 37.8% of the initial mortgage pool balance, 37.5% of the initial loan group no. 1 balance and 40.2% the initial loan group no. 2 balance, respectively, the related mortgage loan seller or an affiliate thereof has a direct or indirect ownership interest in the related borrower. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans in the trust may create conflicts of interest.

In addition, in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 125 High Street, which mortgage loan has a cut-off date balance of $340,000,000 and represents 11.2% of the initial mortgage pool balance and 12.7% of the initial loan group no. 1 balance, that mortgaged real property is 2.8% leased to Lehman Brothers Holdings Inc. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 125 High Street Mortgage Loan—The Mortgaged Property.’’

In the foregoing cases, the relationship of the mortgage loan seller or an affiliate to, or the ownership interest of the mortgage loan seller or an affiliate in, the borrower under any mortgage loan to be included in the trust or a borrower affiliate may have presented a conflict of interest in connection with the underwriting and origination of that underlying mortgage loan. There can be no assurance that there are not other underlying mortgage loans that involve the related mortgage loan seller or its affiliates in a manner similar to those described above.

Limitations on Enforceability of Cross-Collateralization May Reduce Its Benefits

The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex A-1 to this prospectus supplement. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit—

•	the release of one or more of the related mortgaged real properties from the related mortgage lien, and/or

•	a full or partial termination of the applicable cross-collateralization,

in each case, upon the satisfaction of the conditions described under ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans’’ and ‘‘—Cross Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers’’ in this prospectus supplement.

If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower’s bankruptcy estate could challenge that borrower’s pledging of the underlying mortgaged real property as a fraudulent conveyance. See ‘‘Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements’’ in the accompanying base prospectus.

In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

Investors May Want to Consider Prior Bankruptcies

We are aware of 1 mortgage loan that we intend to include in the trust, representing 0.6% of the initial mortgage pool balance, 0.6% of the initial loan group no. 1 balance, and, where the related borrower, a controlling principal in the related borrower or a guarantor has been a party to prior bankruptcy proceedings within the last 10 years. However, there is no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See ‘‘Risk Factors—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ in the accompanying base prospectus.

In addition, certain tenants at some of the underlying mortgaged real properties are a party to a bankruptcy proceeding. For example, in the case of the mortgaged real property identified on Annex A-1 to this prospectus supplement as Pinar Plaza, securing 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group no. 1 balance, one of the tenants, Winn-Dixie, is currently subject to bankruptcy proceedings. Other tenants may, in the future, be a party to a bankruptcy proceeding.

Litigation May Adversely Affect Property Performance

There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

From time to time we use capitalized terms in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this prospectus supplement. In cases where a particular capitalized term is frequently used, it will have the meaning assigned to it in the glossary attached to this prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying base prospectus include the words ‘‘expects,’’ ‘‘intends,’’ ‘‘anticipates,’’ ‘‘estimates’’ and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

DESCRIPTION OF THE MORTGAGE POOL

General

We intend to include the 204 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. Those mortgage loans will have an Initial Mortgage Pool Balance of $3,046,623,956 (which excludes, in the case of the Split Mortgage Loans, the total initial Allocated Principal Balance of the respective Junior Portions thereof). However, the actual Initial Mortgage Pool Balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See ‘‘—Changes in Mortgage Pool Characteristics’’ below.

For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into a ‘‘Loan Group No. 1’’ and a ‘‘Loan Group No. 2.’’ ‘‘Loan Group No. 1’’ will consist of all of the mortgage loans backing the series 2006-C6 certificates that are secured by property types other than multifamily and mobile home park, together with the underlying mortgage loans secured by the Loan Group No. 1 Multifamily Properties (which are identified in the glossary to this prospectus supplement). Loan Group No. 1 will consist of 183 mortgage loans, with an Initial Loan Group No. 1 Balance of $2,685,225,525 (which excludes, in the case of the Split Mortgage Loans, the total initial Allocated Principal Balance of the respective Junior Portions thereof), representing approximately 88.1% of the Initial Mortgage Pool Balance. ‘‘Loan Group No. 2’’ will consist of all of the mortgage loans backing the series 2006-C6 certificates that are secured by multifamily and mobile home park properties (other than the Loan Group No. 1 Multifamily Properties, which are identified in the glossary to this prospectus supplement). Loan Group No. 2 will consist of 21 mortgage loans, with an Initial Loan Group No. 2 Balance of $361,398,431, representing approximately 11.9% of the Initial Mortgage Pool Balance. See Annex B—Certain Information Regarding Multifamily Properties. The loan group in which each underlying mortgage loan is included is identified on Annex A-1 to this prospectus supplement.

The Initial Mortgage Pool Balance will equal the total cut-off date principal balance of all the mortgage loans included in the trust (exclusive, in the case of the Split Mortgage Loans, of the total initial Allocated Principal Balance of the respective Junior Portions thereof), the Initial Loan Group No. 1 Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group No. 1 (exclusive, in the case of the Split Mortgage Loans, of the total initial Allocated Principal Balance of the respective Junior Portions thereof), and the Initial Loan Group No. 2 Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group No. 2.

The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust (exclusive, in the case of a Split Mortgage Loan, of the initial Allocated Principal Balance of the respective Junior Portion thereof) is shown on Annex A-1 to this prospectus supplement.

Each of the mortgage loans that we intend to include in the trust was originated by the related mortgage loan seller, by a predecessor in interest to the related mortgage loan seller, by an affiliate of the related mortgage loan seller or by a correspondent in the related mortgage loan seller's or one of its affiliates' conduit lending program.

The Lehman Mortgage Loan Seller is our affiliate and an affiliate of Lehman Brothers Inc. The UBS Mortgage Loan Seller is an affiliate of UBS Global Asset Management (US) Inc. and an affiliate of UBS Securities LLC.

Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances. However, the Reckson Portfolio I Subordinate Tranche Mortgage Loan is subordinate in right of payment to both of the Reckson Portfolio I Senior Non-Trust Loans.

You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

It has been confirmed to us by S&P and/or Moody’s that 20 of the mortgage loans that we intend to include in the trust, representing 36.6% of the Initial Mortgage Pool Balance, each has, in the context of its inclusion in the trust, credit characteristics consistent with investment grade-rated obligations.

We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that—

•	All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

•	All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances (or, in the case of each of the Split Mortgage Loans, unless the context clearly indicates otherwise, the initial Allocated Principal Balance of the related Senior portion thereof).

•	If a mortgage loan is secured by multiple mortgaged real properties located in more than one state or representing more than one property type, a portion of that mortgage loan has been allocated to each of those properties.

•	When information with respect to mortgaged real properties is expressed as a percentage of the Initial Mortgage Pool Balance, the Initial Loan Group No. 1 Balance or the Initial Loan Group No. 2 Balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances (or, in the case of a Split Mortgage Loan, unless the context clearly indicates otherwise, the initial Allocated Principal Balance of the related Senior portion).

•	The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either Loan Group No. 1 or Loan Group No. 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of Loan Group No. 1 and Loan Group No. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

•	Whenever we refer to a particular mortgaged real property by name, unless the particular item is otherwise specifically defined, we mean the mortgaged real property identified by that name on Annex A-1 to this prospectus supplement. Whenever we refer to a particular mortgage loan by name, unless the particular item is otherwise specifically defined, we mean the mortgage loan secured by the mortgaged real property identified by that name on Annex A-1 to this prospectus supplement.

•	Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates as a result of changes in the composition of the mortgage pool prior to that date.

Split Mortgage Loans

General.    For purposes of distributions on the series 2006-C6 certificates, each of the 13 Split Mortgage Loans will be treated as if it consists of two portions, which we refer to as a Senior Portion and a Junior Portion, respectively. The Split Mortgage Loans, which are identified below by property name, will be deemed to have the following Senior and Junior Portions with the following deemed mortgage interest rates:

Name of Split Mortgage Loan	Cut-off Date Principal Balance of Senior Portion	Deemed Mortgage Interest Rate of Senior Portion	Cut-Off Date Principal Balance of Junior Portion	Deemed Mortgage Interest Rate of Junior Portion
1. Park Square Building	$71,200,000	5.9040%	$23,800,000	5.9280%
2. Sheraton Sand Key Hotel	17,691,862	5.6925	17,204,364	5.9917
3. Naples Walk I, II and III	10,608,069	5.9915	7,765,987	6.3665
4. Lakewood Ranch Shopping Center	5,860,258	5.9815	4,325,359	6.3783
5. Country Club Safeway	5,025,623	6.0526	3,999,377	6.2950
6. Mango Plaza	5,009,827	6.5640	1,979,729	5.9850
7. Mission Plaza Shopping Center	3,940,569	5.7850	4,852,498	5.7759
8. Yankee Candle Flagship Store	3,597,418	6.0041	3,686,373	6.2529
9. Stor-All/Weston II	2,524,949	5.5965	1,059,388	5.5068
10. Fairfax II	2,076,448	6.3390	4,412,721	5.8258
11. CVS – Waynesboro, PA	1,723,640	6.5090	1,568,273	5.9024
12. Stor-All/Oviedo	1,339,969	5.6665	1,547,413	5.4864
13. Stor-All/Landmark	1,123,034	5.5965	470,004	5.5067

The Class JRP Principal Balance Certificates will represent beneficial ownership of the Junior Portions of the Split Mortgage Loans, and the holders of those certificates will be entitled to collections of principal and interest on the Split

Mortgage Loans that are allocable to the Junior Portions thereof. The holders of the offered certificates and certain non-offered classes of the series 2006-C6 certificates will be entitled to receive collections of principal and interest on the Split Mortgage Loans that are allocable to the Senior Portions thereof. As and to the extent described under ‘‘—Split Mortgage Loans—Allocation of Payments’’ below, the rights of the holders of the Class JRP Principal Balance Certificates to receive payments of principal and interest to which they are entitled with respect to each Split Mortgage Loan will be subordinated to the rights of the holders of the offered certificates and certain non-offered classes of the series 2006-C6 certificates to receive payments of principal and interest to which they are entitled with respect to the subject Split Mortgage Loan.

Allocation of Payments.    On or prior to each distribution date, amounts received during the related collection period with respect to each Split Mortgage Loan, together with any amounts advanced with respect to that Split Mortgage Loan, and exclusive of amounts payable and/or reimbursable to the master servicer, the special servicer and /or the trustee with respect to that Split Mortgage Loan under the series 2006-C6 pooling and servicing agreement, and taking into account adjustments relating to interest reserve amounts with respect to that Split Mortgage Loan, will be applied as follows:

•	first, for inclusion in the Net Available P&I Funds, as interest with respect to the Senior Portion of the subject Split Mortgage Loan, accrued (on a 30/360 Basis) at the applicable Net Mortgage Pass-Through Rate from time to time, on the Allocated Principal Balance of such Senior Portion, through but not including the then-most recent due date for the subject Split Mortgage Loan, to the extent not previously received or advanced;

•	second, for inclusion in the Net Available P&I Funds, as principal of the Senior Portion of the subject Split Mortgage Loan, if a Split Mortgage Loan Payment Application Trigger Event does not exist with respect to the subject Split Mortgage Loan, in an amount equal to the lesser of (1) the Allocated Principal Balance of such Senior Portion immediately prior to the subject distribution date and (2) such Senior Portion's pro rata share of the Split Mortgage Loan Principal Distribution Amount with respect to the subject Split Mortgage Loan for the subject distribution date, based on the relative Allocated Principal Balances of such Senior Portion and the related Junior Portion of the subject Split Mortgage Loan;

•	third, for inclusion in the Net Available P&I Funds, as principal of the Senior Portion of the subject Split Mortgage Loan, if a Split Mortgage Loan Payment Application Trigger Event has occurred and is continuing with respect to the subject Split Mortgage Loan, in an amount equal to the lesser of (1) the Allocated Principal Balance of such Senior Portion immediately prior to the subject distribution date and (2) the entire Split Mortgage Loan Principal Distribution Amount with respect to the subject Split Mortgage Loan for the subject distribution date;

•	fourth, for inclusion in the Net Available P&I Funds, as a reimbursement with respect to the Senior Portion of the subject Split Mortgage Loan for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to the related Split Mortgage Loan that were not otherwise borne by the holders of the Class JRP Principal Balance Certificates and that have not been previously reimbursed;

•	fifth, for inclusion in the Class JRP Available P&I Funds, as interest with respect to the Junior Portion of the subject Split Mortgage Loan, accrued (on a 30/360 Basis) at the applicable Net Mortgage Pass-Through Rate from time to time, on the Allocated Principal Balance of such Junior Portion, through but not including the then-most recent due date for the subject Split Mortgage Loan, to the extent not previously received or advanced;

•	sixth, for inclusion in the Class JRP Available P&I Funds, as principal of the Junior Portion of the subject Split Mortgage Loan, if a Split Mortgage Loan Payment Application Trigger Event does not exist with respect to the subject Split Mortgage Loan, in an amount equal to the lesser of (1) the Allocated Principal Balance of such Junior Portion immediately prior to the subject distribution date and (2) such Junior Portion's pro rata share of the Split Mortgage Loan Principal Distribution Amount with respect to the subject Split Mortgage Loan for the subject distribution date, based on the relative Allocated Principal Balances of such Junior Portion and the related Senior Portion of the subject Split Mortgage Loan;

•	seventh, for inclusion in the Class JRP Available P&I Funds, as principal of the Junior Portion of the subject Split Mortgage Loan, if a Split Mortgage Loan Payment Application Trigger Event has occurred and is continuing with respect to the subject Split Mortgage Loan, in an amount equal to the lesser of (1) the Allocated Principal Balance of such Junior Portion immediately prior to the subject distribution date and (2) the excess, if any, of (a) the Split Mortgage Loan Principal Distribution Amount with respect to the subject Split Mortgage Loan for the subject distribution date, over (b) the payments of principal to be made with respect to the related Senior Portion of the subject Split Mortgage Loan on that distribution date in accordance with clause third above;

•	eighth, for inclusion in the Class JRP Available P&I Funds, as a reimbursement with respect to the Junior Portion of the subject Split Mortgage Loan for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to the subject Split Mortgage Loan that were borne by the holders of the Class JRP Principal Balance Certificates and that have not been previously reimbursed; and

•	ninth, to reimburse the Class JRP Representative for any outstanding cure payments made with respect to the subject Split Mortgage Loan.

‘‘Split Mortgage Loan Payment Application Trigger Event’’ means, with respect to any particular Split Mortgage Loan, any of the following events: (i) the existence of a monetary mortgage event of default with respect to such Split Mortgage Loan as to which the Class JRP Representative (or a designee of the Class JRP Representative) has not made a cure payment as described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders—Additional Rights of the Class JRP Representative; Right to Purchase and Right to Cure Defaults’’ in this prospectus supplement and in accordance with the series 2006-C6 pooling and servicing agreement; or (ii) the existence of a non-monetary mortgage event of default at a time when such Split Mortgage Loan is a specially serviced mortgage loan; or (iii) the related mortgaged real property has become an REO Property.

‘‘Split Mortgage Loan Principal Distribution Amount’’ means, with respect to any particular Split Mortgage Loan, for any distribution date, the portion of the Total Principal Distribution Amount for that distribution date that is allocable to that Split Mortgage Loan.

Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers

The mortgage pool will include 63 underlying mortgage loans, collectively representing 16.5% of the Initial Mortgage Pool Balance, that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize the amount of mortgage recording tax due in connection with the transaction. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

The table below identifies, by property or portfolio name set forth on Annex A-1 to this prospectus supplement, each individual multi-property mortgage loan and/or group of cross-collateralized mortgage loans that represents at least 1.0% of the Initial Mortgage Pool Balance.

Property/Portfolio Names	Number of Properties	% of Initial MortgagePool Balance
1. StorageMart Portfolio	28	4.8%
2. LeCraw Portfolio	5	2.4%
3. 7080 Hollywood Boulevard, Atrium - Plano, Twin Towers Dallas	3	2.3%
4. Redwood Portfolio I	15	1.8%
5. LeCraw Portfolio—Three Properties	3	1.5%
6. Reckson Portfolio I Subordinate Tranche	9	1.2%

Except as provided in the following sentence, each group of cross-collateralized mortgage loans and each individual multi-property mortgage loan that we intend to include in the trust entitles the related borrower(s) to a release of one or more of the corresponding mortgaged real properties through partial defeasance. Four (4) groups of cross-collateralized mortgage loans that we intend to include in the trust, collectively representing 2.1% of the Initial Mortgage Pool Balance and 2.4% of the Initial Loan Group No. 1 Balance, and four (4) individual multi-property mortgage loans that we intend to include in the trust, collectively representing 1.0% of the Initial Mortgage Pool Balance, 1.1% of the Initial Loan Group No. 1 Balance respectively, do not provide for partial defeasance. The partial defeasance of a group of cross-collateralized mortgage loans or any individual multi-property loan would result in the defeased and undefeased portions of the subject aggregate debt ceasing to be cross-collateralized. See ‘‘—Terms and Conditions of the Underlying Mortgage Loans—Defeasance Loans’’ below.

In addition, with respect to the LeCraw Portfolio Mortgage Loans, representing 2.4% of the Initial Mortgage Pool Balance, in connection with the sale of individual LeCraw Portfolio Mortgaged Properties, the transferring LeCraw Portfolio

Borrower shall have the right to have its respective LeCraw Portfolio Mortgage Loan (or, with respect to the LeCraw Portfolio—Three Properties Mortgage Loan, its respective LeCraw Portfolio—Three Properties Mortgage Loan Allocated Amount) severed into a non-cross-collateralized, non-cross-defaulted mortgage loan, subject to certain conditions, including that (a) the aggregate debt service coverage ratio of the remaining cross-collateralized, cross-defaulted mortgage loans shall be equal to or greater then the greater of 1.30x and the aggregate debt service coverage ratio of all mortgaged properties (including the severed mortgaged property) prior to severance, (b) the debt service coverage ratio for the transferred mortgaged property shall be at least 1.30x, (c) the aggregate loan to value ratio of the remaining cross-collateralized, cross-defaulted mortgage loans shall be no more than the lesser of 70% and the loan to value ratio of all mortgaged properties (including the severed mortgaged property) prior to severance and (d) the loan to value ratio of the transferred mortgaged property shall be no more than 70%. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The LeCraw Portfolio Mortgaged Properties—Severence’’ in this prospectus supplement.

The following table identifies the various separate groups of mortgaged real properties that are under common ownership and/or control, that are not reflected, or are not fully reflected, in the prior table and that represent at least 1.0% of the Initial Mortgage Pool Balance.

Property/Portfolio Names	Number of Properties	% of Initial Mortgage Pool Balance
1. Greenbrier Mall, Chapel Hill Mall, Midland Mall	3	6.6%
2. Atlantic Place, 3545 Wilshire Boulevard, Cypress City Center, 7080 Hollywood Boulevard, 3825 Del Amo, Atrium – Plano, Twin Towers Dallas	7	3.6%
3. LeCraw Portfolio, Arbors at Winters Chapel.	6	3.3%
4. All mortgaged properties identified in Annex A-1 with a property name preceeded by ‘‘Citizen’’, 5024 Pelham Road, 3300 Tenth Street, Walgreens – Humble, Walgreens – San Antonio, Walgreens – Gessner, Walgreens – Huffmeister	41	2.5%
5. Oakbrook Apartments, Tiger Plaza Apartments, Stadium Square Apartments	3	1.4%
6. Las Colinas at Brookhollow Apartments, Kelly Crossing, Springfield Apartments	3	1.1%

Partial Releases

Some of the mortgage loans that we intend to include in the trust may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property, or have been excluded from the appraised value of the related mortgaged real property, shown on Annex A-1 to this prospectus supplement.

One of the StorageMart Portfolio Mortgage Loans in the amount of $13,350,000 (the ‘‘Brooklyn 1905 Mortgage Loan’’), which was made with respect to the mortgaged property known as Site 1905 located in Brooklyn, New York (the ‘‘Brooklyn 1905 Mortgaged Property’’), may be prepaid at any time and the Brooklyn 1905 Mortgaged Property may be simultaneously released from its mortgage lien, subject to the payment of a yield maintenance prepayment premium and other conditions, including that the remaining StorageMart Mortgaged Properties shall have a debt service coverage ratio of at least 1.25x and a loan to value percentage of no more than 80% following such release. Furthermore, in the event of a condemnation of the Brooklyn 1905 Mortgaged Property that results in a debt service coverage ratio for the Brooklyn 1905 Mortgaged Property of less than 1.20x or a loan to value ratio for the Brooklyn 1905 Mortgaged Property of more than 80%, the StorageMart Portfolio Borrower shall be required to prepay the entire Brooklyn 1905 Mortgage Loan, together with a yield maintenance prepayment penalty, and upon such prepayment the Brooklyn 1905 Mortgaged Property shall be released from the lien of its related mortgage. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The StorageMart Portfolio Mortgage Loan—Releases’’ in this prospectus supplement.

With respect to the LeCraw Portfolio Mortgage Loans, representing 2.4% of the Initial Mortgage Pool Balance, each LeCraw Portfolio Borrower may obtain the release of its related LeCraw Portfolio Mortgaged Property by prepaying its respective LeCraw Portfolio Mortgage Loan (or, with respect to the LeCraw Portfolio – Three Properties Mortgage Loan, its respective LeCraw Portfolio—Three Properties Mortgage Loan Allocated Amount) and paying all prepayment consideration due and payable in connection therewith. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgge Loans—The LeCraw Portfolio Mortgage Loan—Release of Mortgaged Properties’’ in this prospectus supplement.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as All Seasons Storage Center, which mortgage loan represents 0.2% of the Initial Mortgage Pool

Balance and 0.2% of the Initial Loan Group No. 1 Balance, the borrower is permitted to obtain the release of a specified portion of the related mortgaged real property provided certain conditions are satisfied, including prior notice to the lender, that there is no existing event of default under the mortgage loan and that the current reciprocal easement agreement remains in force with respect to both the released and remaining parcels.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Stor-All/Oviedo, which mortgage loan represents 0.04% of the Initial Mortgage Pool Balance and 0.05% of the Initial Loan Group No. 1 Balance, the borrower is permitted to obtain the release of a specified portion of the related mortgaged real property in connection with a transfer of the released parcel, provided certain conditions are satisfied including prior notice to the lender, that there is no existing event of default under the mortgage loan and that the current reciprocal easement agreement remains in force with respect to both the released and remaining parcels.

Property Substitutions

With respect to the StorageMart Portfolio Mortgage Loans, representing 4.8% of the Initial Mortgage Pool Balance, the StorageMart Portfolio Borrowers may obtain a release of the Brooklyn 1905 Mortgaged Property and substitute as collateral for the StorageMart Portfolio Mortgage Loans another self-storage property or properties upon satisfaction of certain conditions set forth in the StorageMart Portfolio Mortgage Loan documents, as more particularly described above in ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The StorageMart Portfolio Mortgage Loans —Releases; Substitutions’’ in this prospectus supplement.

With respect to the LeCraw Portfolio Mortgage Loans, representing 2.4% of the Initial Mortgage Pool Balance, each LeCraw Portfolio Borrower has the right to substitute another multi-family housing property as a replacement for its respective original LeCraw Portfolio Mortgaged Property provided certain conditions are satisfied, as more particularly described above in ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The LeCraw Portfolio Mortgage Loans—Releases; Substitutions’’ in this prospectus supplement.

Terms and Conditions of the Underlying Mortgage Loans

Due Dates.    Subject, in some cases, to a next business day convention—

•	one hundred ninety-nine (199) of the mortgage loans that we intend to include in the trust, representing 92.9% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month,

•	four (4) of the mortgage loans that we intend to include in the trust, representing 7.0% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the first day of each month,

•	one (1) of the mortgage loans that we intend to include in the trust, representing 0.1% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the tenth day of each month,

Each mortgage loan that we intend to include in the trust provides for one or both of the following—

•	a grace period for the payment of each monthly debt service payment that does not go beyond the 11th day of the month or, if that 11th day is not a business day, then beyond the next business day, and/or

•	that either Default Interest will commence accruing or late payment charges will be due in the event that a monthly debt service payment has not been made as of the 11th day of the month or, if that 11th day is not a business day, then as of the next business day;

provided that, because the grace period with respect to certain underlying mortgage loans does not commence until a notice required under the related loan documents is delivered to the related borrower, if the master servicer fails to deliver the requisite notice for such an underlying mortgage loan in a timely manner in any given month, the grace period for that underlying mortgage loan could expire later than the 11th day (or the next business day) in that month. For example, some of the underlying mortgage loans, with respect to the related borrower’s first two failures to timely make constant monthly payments in any calendar year, Default Interest will not accrue until five days after notice from lender of such default.

Mortgage Rates; Calculations of Interest.    In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity.

The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust (or , in the case of a Split Mortgage Loan, for the Senior Portion thereof) is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 5.2000% per annum to 6.8600% per annum, and the weighted average of those mortgage interest rates was 6.1063% per annum.

None of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

All but 13 of the underlying mortgage loans will accrue interest on an Actual/360 Basis. The underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Greenbrier Mall, Chapel Hill Mall, Midland Mall, Sheraton Sand Key Hotel, Naples Walk I, II, & III, Lakewood Ranch Shopping Center, Country Club Safeway, Mission Plaza Shopping Center, Yankee Candle Flagship Store, Rite Aid—Elko, Stor-All/Weston II, Stor-All/Oviedo and Stor-All/Landmark, respectively, each accrues interest on a 30/360 Basis. See ‘‘—Significant Underlying Mortgage Loans—The Greenbrier Mall Mortgage Loan—The Mortgage Loan’’ and ‘‘—Significant Underlying Mortgage Loans—The Chapel Hill Mall Mortgage Loan—The Mortgage Loan.’’

Balloon Loans.    Two hundred and two (202) of the mortgage loans that we intend to include in the trust, representing 99.5% of the Initial Mortgage Pool Balance, of which 181 mortgage loans are in Loan Group No. 1, representing 99.4% of the Initial Loan Group No. 1 Balance, and 21 mortgage loans are in Loan Group No. 2, representing 100% of the Initial Loan Group No. 2 Balance, respectively, are Balloon Loans and are characterized by—

•	either (a) an amortization schedule that is significantly longer than the actual term of the mortgage loan and that may begin after the end of an initial interest-only period or (b) no amortization prior to stated maturity, and

•	a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

Sixty one (61) of the Balloon Loans identified in the prior paragraph, representing 55.0% of the Initial Mortgage Pool Balance, of which 52 mortgage loans are in Loan Group No. 1, representing 53.0% of the Initial Loan Group No. 1 Balance, and nine (9) mortgage loans are in Loan Group No. 2, representing 69.3% of the Initial Loan Group No. 2 Balance, respectively, require payments of interest only to be due on each due date until the stated maturity date. Another 77 of the Balloon Loans identified in the prior paragraph, representing 29.4% of the Initial Mortgage Pool Balance, of which 67 mortgage loans are in Loan Group No. 1, representing 29.4% of the Initial Loan Group No. 1 Balance, and ten (10) mortgage loans are in Loan Group No. 2, representing 29.6% of the Initial Loan Group No. 2 Balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the stated maturity date.

Fully Amortizing Mortgage Loans.    Two (2) of the mortgage loans that we intend to include in the trust, representing 0.5% of the Initial Mortgage Pool Balance, both of which mortgage loans are in Loan Group No. 1, representing 0.6% of the Initial Loan Group No. 1 Balance, have a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date.

Amortization of Principal.    The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans.

	Balloon Loans			All Mortgage Loans			Fully Amortizing
	Mortgage Pool	Loan Group No. 1	Loan Group No. 2	Mortgage Pool	Loan Group No. 1	Loan Group No. 2	Mortgage Pool & Loan Group 1
Original Term to Maturity (Mos.)
Maximum	180	180	120	264	264	120	264
Minimum	48	60	48	48	60	48	121
Weighted Average	112	115	90	112	115	90	155
Remaining Term to Maturity (Mos.)
Maximum	180	180	120	180	180	120	162
Minimum	47	48	47	47	48	47	112
Weighted Average	111	114	88	111	114	88	124
Original Amortization Term (Mos.)
Maximum	360	360	360	360	360	360	264
Minimum	300	300	360	121	121	360	121
Weighted Average	357	356	360	354	354	360	155
Remaining Amortization Term (Mos.)
Maximum	360	360	360	360	360	360	162
Minimum	298	298	358	112	112	358	112
Weighted Average	356	356	360	354	353	360	124

The calculation of original and remaining amortization terms in the foregoing table (i) does not take into account 61 mortgage loans that we intend to include in the trust, collectively representing 55.0% of the Initial Mortgage Pool Balance, of which 52 mortgage loans are in Loan Group No. 1, representing 53.0% of the Initial Loan Group No. 1 Balance, and nine (9) mortgage loans are in Loan Group No. 2, representing 69.3% of the Initial Loan Group No. 2 Balance, respectively, that each provides for payments of interest only until the related stated maturity date, and (ii) with respect to each of the Split Mortgage Loans, does take into account both the Senior Portion and the Junior Portion thereof. In addition, with respect to 77 other mortgage loans that we intend to include in the trust, representing 29.4% of the Initial Mortgage Pool Balance, of which 67 mortgage loans are in Loan Group No. 1, representing 29.4% of the Initial Loan Group No. 1 Balance, and ten (10) mortgage loans are in Loan Group No. 2, representing 29.6% of the Initial Loan Group No. 2 Balance, respectively, payments of interest only are made during a specified interest-only period following origination of that mortgage loan. The original and remaining amortization terms in the table above for the mortgage loans referred to in the prior sentence are, in each case, calculated assuming the amortization term commences as of the end of the interest-only period.

The following underlying mortgage loans permit additional amortization payments solely to the extent available from excess cash flow, as described below:

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Redwood I, where the related borrower is required to make additional monthly amortization payments of $53,567.91, solely to the extent available from excess cash flow, on and after the payment date in October 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Sylmar Square, where the related borrower is required to make additional monthly amortization payments of $25,558.56, solely to the extent available from excess cash flow, on and after the payment date in August 2010, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Indigo Springs, where the related borrower is required to make additional monthly amortization payments of $16,943.18, solely to the extent available from excess cash flow, on and after the payment date in October 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Toluca Medical, where the related borrower is required to make additional monthly amortization payments of $9,241.31, solely to the extent available from excess cash flow, on and after the payment date in August 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Hamden Village, where the related borrower is required to make additional monthly amortization payments of $7,196.70, solely to the extent available from excess cash flow, on and after the payment date in October 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments; and

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 303-313 Central Avenue, where the related borrower is required to make additional monthly amortization payments of $4,834.56, solely to the extent available from excess cash flow, on and after the payment date in September 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments.

Some of the underlying mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

Prepayment Provisions.    All of the mortgage loans that we intend to include in the trust provide for one or more of the following:

•	a prepayment lock-out period, during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part;

•	a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance; and

•	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment.

Notwithstanding otherwise applicable lock-out periods, certain prepayments of some of the underlying mortgage loans may occur under the circumstances described under ‘‘—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions—Other Prepayment Provisions’’ below. The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this prospectus supplement.

Prepayment Lock-Out or Prepayment Lock-Out/Defeasance Periods.    As of the cut-off date, an initial prepayment lock-out period is currently in effect for 176 of the mortgage loans that we intend to include in the trust, collectively representing 93.7% of the Initial Mortgage Pool Balance, of which 159 mortgage loans are in Loan Group No. 1, representing 96.5% of the Initial Loan Group No. 1 Balance, and 17 mortgage loans are in Loan Group No. 2, representing 72.4% of the Initial Loan Group No. 2 Balance, respectively. With respect to 163 of the 176 underlying mortgage loans for which a prepayment lock-out period is currently in effect, collectively representing 89.8% of the Initial Mortgage Pool Balance, of which 147 mortgage loans are in Loan Group No. 1, representing 93.8% of the Initial Loan Group No. 1 Balance, and 16 mortgage loans are in Loan Group No. 2, representing 59.8% of the Initial Loan Group No. 2 Balance, respectively, the initial prepayment lock-out period is followed by a defeasance period during which principal prepayments are still prohibited.

The 176 mortgage loans referred to in the preceding paragraph also include two (2) mortgage loans, collectively representing 10.5% of the Initial Mortgage Pool Balance, both of which mortgage loans are in Loan Group No. 1, representing 11.9% of the Initial Loan Group No. 1 Balance, for which the initial prepayment lock-out period is followed by a second period in which the borrower has the option to either (a) prepay the subject underlying mortgage loan together with payment of a yield maintenance premium or (b) defease the subject underlying mortgage loan. For those mortgage loans, that second period is treated as a yield maintenance period for purposes of this prospectus supplement.

One (1) other mortgage loan that we intend to include in the trust, which mortgage loan is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Rite Aid—Elko, is in Loan Group No. 1 and represents 0.1% of the Initial Mortgage Pool Balance and 0.1% of the Initial Loan Group No. 1 Balance, does not provide for a lock-out period but provides for a defeasance period as of the cut-off date and can be defeased currently. With respect to the modeling assumptions used in this prospectus supplement, that underlying mortgage loan will be treated as being in a yield maintenance period prior to the second anniversary of the Issue Date. For all other purposes in this prospectus supplement, that underlying mortgage loan will be treated as being in a defeasance period at all times prior to the date on which the borrower may prepay that underlying mortgage loan without penalty.

In addition, with respect to one (1) of the mortgage loans that we intend to include in the trust, which provides for a lock-out period followed by a defeasance period, and which is secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Reckson Portfolio I Subordinate Tranche, representing 1.2% of the Initial Mortgage Pool Balance, which mortgage loan is in Loan Group No. 1 and represents 1.4% of the Initial Loan Group No. 1 Balance, with respect to the modeling assumptions used in this prospectus supplement, that underlying mortgage loan will be treated as being in a lockout period prior to the second anniversary of the formation of the related individual loan REMIC, although the related loan seller is required to repurchase such mortgage loan if the borrower defeases during such period, followed by a defeasance period.

Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/ defeasance periods, as applicable, for the 176 underlying mortgage loans for which a prepayment lock-out period is currently in effect:

•	the maximum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 177 months with respect to the entire mortgage pool, 177 months with respect to Loan Group No. 1 and 120 months with respect to Loan Group No. 2,

•	the minimum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 10 months with respect to the entire mortgage pool, 25 months with respect to Loan Group No. 1 and 10 months with respect to Loan Group No. 2, and

•	the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 98.5 months with respect to the entire mortgage pool, 99.4 months with respect to Loan Group No. 1 and 89.9 months with respect to Loan Group No. 2.

Notwithstanding otherwise applicable lock-out periods, certain prepayments of some of the underlying mortgage loans may occur under the circumstances described under ‘‘—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions—Other Prepayment Provisions’’ below.

Prepayment Consideration Periods. Thirteen (13) of the mortgage loans that we intend to include in the trust, representing 3.9% of the Initial Mortgage Pool Balance, of which 12 mortgage loans are in Loan Group No. 1, representing 2.7% of the Initial Loan Group No. 1 Balance, and one (1) mortgage loan is in Loan Group No. 2, representing 12.6% of the Initial Loan Group No. 2 Balance, respectively, provide for a period, following the initial prepayment lock-out period, when the loan is prepayable together with the greater of (i) a yield maintenance charge and (ii) 1.0% of the prepaid amount, but do not provide for defeasance.

Twenty-three (23) underlying mortgage loans, representing 2.9% of the Initial Mortgage Pool Balance, all of which are in Loan Group No. 1, and represent 3.3% of the Initial Loan Group No. 1 Balance, each provides for an initial period when the loan is prepayable together with a yield maintenance charge, followed by a second period when the loan may either be defeased or prepaid with a yield maintenance charge. Such second period is not considered a defeasance period for purposes of this prospectus supplement.

Four (4) underlying mortgage loans, representing 3.3% of the Initial Mortgage Pool Balance, which mortgage loans are in Loan Group No. 2 and represent 27.6% of the Initial Loan Group No. 2 Balance, each provides for an initial period when the loan may be prepaid with a yield maintenance charge, followed by an open period.

Prepayment premiums and yield maintenance charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the holders of certain classes of the series 2006-C6 certificates, in the amounts and in accordance with the priorities described under ‘‘Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted mortgage loan in the trust, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See ‘‘Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges’’ and ‘‘Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the accompanying base prospectus.

Open Prepayment Periods. One hundred sixty-one (161) mortgage loans that we intend to include in the trust, representing 91.3% of the Initial Mortgage Pool Balance, of which 147 mortgage loans are in Loan Group No. 1, representing 92.9% of the Initial Loan Group No. 1 Balance, and 14 mortgage loans are in Loan Group No. 2, representing 79.5% of the Initial Loan Group No. 2 Balance, respectively, provide for an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration. That open prepayment period generally begins not more than 12 months prior to stated maturity.

Other Prepayment Provisions. Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan’s principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender’s application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph. With respect to certain mortgage loans, particularly those secured in whole or in part by a ground lease, single tenant mortgage loans and other mortgage loans which require that insurance and/or condemnation proceeds be used to repair or restore the mortgaged real property, such proceeds may be required to be used to restore the related mortgaged real property rather than to prepay that mortgage loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

With respect to The Shops at Las Americas Mortgage Loan, representing 5.9% of the Initial Mortgage Pool Balance, after the second anniversary of the Issue Date, The Shops at Las Americas Borrower (a) is permitted to prepay The Shops at Las Americas Mortgage Loan, in whole, together with payment of a yield maintenance premium, or (b) is required to prepay (or alternatively defease) The Shops at Las Americas Mortgage Loan, in part, solely in connection with a prepayment under the public use leases or the City loan agreements, as described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Shops at Las Americas Mortgage Loan—City Loan Agreements and Public Use Leases’’ below in this prospectus supplement, accompanied by a yield maintenance premium; provided, however, no such yield maintenance premium is required if such prepayment (i) is a prepayment made in connection with a prepayment under the City loan agreements and (ii) does not occur within thirty days prior to or following the prepayment, or notice of prepayment, of the public use leases. In addition, if the holder of The Shops at Las Americas Mortgage Loan determines that the DSCR for The Shops at Las America Mortgaged Property would be less than 1.25x (after giving effect to the partial prepayment), The Shops at Las Americas Borrower is required to prepay an additional portion of The Shops of Las Americas Mortgage Loan in an amount sufficient to increase the DSCR for The Shops at Las Americas Mortgaged Property to no less than 1.25x; provided, however, The Shops at Las Americas Borrower is not required to prepay such additional portion for the purpose of so increasing the DSCR of The Shops at Las Americas Mortgage Loan in excess of an amount equal to (a) $17,535,000 in connection with a prepayment under the public use leases or (b) $4,440,000 in connection with a prepayment under the City loan agreements. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Shops at Las Americas Mortgage Loan—The Mortgage Loan’’ and ‘‘—The Shops at Las Americas Mortgage Loan—City Loan Agreements and Public Use Leases’’ below in this prospectus supplement.

In addition, one of The StorageMart Portfolio Mortgage Loans in the amount of $13,350,000 (the ‘‘Brooklyn 1905 Mortgage Loan’’), which was made with respect to the mortgaged property known as Site 1905 located in Brooklyn, New York (the ‘‘Brooklyn 1905 Mortgaged Property’’), may be prepaid at any time and the Brooklyn 1905 Mortgaged Property may be simultaneously released from its mortgage lien, subject to the payment of a yield maintenance prepayment premium and other conditions. Furthermore, in the event of a condemnation of the Brooklyn 1905 Mortgaged Property that results in a debt service coverage ratio for the Brooklyn 1905 Mortgaged Property of less than 1.20x or a loan to value ratio for the Brooklyn 1905 Mortgaged Property of more than 80%, the StorageMart Portfolio Borrower shall be required to prepay the entire Brooklyn 1905 Mortgage Loan, together with a yield maintenance prepayment penalty, and upon such prepayment the Brooklyn 1905 Mortgaged Property shall be released from the lien of its related mortgage. ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The StorageMart Portfolio Mortgage Loan—Releases; Substitutions’’ below in this prospectus supplement.

Defeasance Loans.     One hundred sixty two (162) of the mortgage loans that we intend to include in the trust, representing 79.4% of the Initial Mortgage Pool Balance, of which 146 mortgage loans are in Loan Group No. 1, representing 82.0% of the Initial Loan Group No. 1 Balance, and 16 mortgage loans are in Loan Group No. 2, representing 59.8% of the Initial Loan Group No. 2 Balance, respectively, permit the respective borrowers (subsequent to an initial prepayment lock-out period, which is currently in effect, and subject to the satisfaction of various conditions) to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited, by pledging to the holder of the mortgage loan the requisite amount of Government Securities, and thereby obtain a release of the related mortgaged real property or, if applicable, one or more of the related mortgaged real properties. As to any such mortgage loan, the permitted defeasance period does not begin prior to the second anniversary of the Issue Date.

One (1) of the mortgage loans identified in the prior paragraph, which mortgage loan is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Rite Aid—Elko which is in loan group no. 1 (representing 0.1%, of the Initial Mortgage Pool Balance and 0.1%, of the Initial Loan Group No. 1 Balance), can be defeased currently and one (1) other mortgage loan identified in the prior paragraph, which mortgage loan is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Reckson Portfolio I Subordinate Tranche which is in loan group no. 1 (representing 1.2% of the Initial Mortgage Pool Balance and 1.4% of the Initial Loan Group No. 1 Balance), may be defeased prior to the second anniversary of the date of formation of the related individual loan REMIC. The defeasance, prior to the second anniversary of the date of formation of the related individual loan REMIC, of these mortgage loans will trigger a repurchase obligation on the part of the related mortgage loan seller. Each of these mortgage loans is the primary asset of a single loan REMIC. See ‘‘—Cures and Repurchases’’ below.

In general, the Government Securities that are to be delivered in connection with the defeasance of any underlying mortgage loan, must provide for a series of payments that:

•	will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, in some instances, the expiration of the prepayment lock-out period; and

•	will, in the case of each due date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower or a successor borrower.

Except as provided in the following sentence, each group of cross-collateralized mortgage loans and each individual multi-property mortgage loan that we intend to include in the trust entitles the related borrower(s) to a release of one or more of the corresponding mortgaged real properties through partial defeasance. Four (4) groups of cross-collateralized mortgage loans that we intend to include in the trust, together representing 2.1% of the Initial Mortgage Pool Balance and 2.4% of the Initial Loan Group No. 1 Balance, respectively, and 4 individual multi-property mortgage loans that we intend to include in the trust, collectively representing 1.0% of the Initial Mortgage Pool Balance, 1.1% of the Initial Loan Group No. 1 Balance, respectively, do not provide for partial defeasance. Each group of cross-collateralized mortgage loans and each individual multi-property mortgage loan that allows for partial defeasance of the aggregate debt, and that we intend to include in the trust, provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related mortgaged real properties would be released and the cross-collateralization would terminate as to the released property or properties.

If fewer than all of the mortgaged real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are permitted by the related loan documents to be released in connection with any defeasance, then the borrower generally must deliver one of the following: (a) an amount sufficient to purchase government securities that provide payments equal to at least 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased; or (b) an amount sufficient to purchase government securities that provide payments equal to the lesser of (i) 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased and (ii) the total of all remaining scheduled payments on, as applicable, all of the subject cross-collateralized mortgage loans or the entire individual multi-property mortgage loan (assuming no defeasance has occurred), less all scheduled defeasance payments to be made under substitute notes delivered in connection with the defeasance.

In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity.

In general, the defeasance collateral will consist of U.S. Treasury securities. However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute Government Securities.

With respect to The Shops at Las Americas Mortgage Loan, representing 5.9% of the Initial Mortgage Pool Balance, from and after the second anniversary of the Issue Date, The Shops at Las Americas Borrower (a) is permitted to defease The Shops at Las Americas Mortgage Loan, in whole, or (b) is required to defease (or alternatively prepay) The Shops at Las Americas Mortgage Loan, solely in connection with a prepayment under the public use leases or the City loan agreements, in part, as described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Shops at Las Americas Mortgage Loan—City Loan Agreements and Public Use Leases’’ below in this prospectus supplement. In addition, if the lender determines that the DSCR for The Shops at Las America Mortgaged Property would be less than 1.25x (after giving effect to the partial defeasance), The Shops at Las Americas Borrower is required to defease an additional portion of The Shops of Las Americas Mortgage Loan in an amount sufficient to increase the DSCR for The Shops at Las Americas Mortgaged Property to no less than 1.25x; provided, however, The Shops at Las Americas Borrower is not required to defease such additional portion of The Shops at Las Americas Mortgage Loan for the purpose of so increasing the DSCR of The Shops at Las Americas Mortgage Loan in excess of an amount equal to (a) $17,535,000 in connection with a prepayment under the public use leases or (b) $4,440,000 in connection with a prepayment under the City loan agreements. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Shops at Las Americas Mortgage Loan—The Mortgage Loan’’ and ‘‘—The Shops at Las Americas Mortgage Loan—City Loan Agreements and Public Use Leases’’ below in this prospectus supplement.

Due-on-Sale and Due-on-Encumbrance Provisions.    All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers or encumbrances discussed below in this ‘‘—Due-on-Sale and Due-on-Encumbrance Provisions’’ subsection, these clauses either:

•	permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if, without the consent of the holder of the mortgage, the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

•	prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

See, however, ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable—Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable’’ and ‘‘—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Due-on-Sale and Debt Acceleration Clauses’’ and ‘‘Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions’’ in the accompanying base prospectus.

In addition, all of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

•	transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following—

1.	confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, or

2.	the reasonable acceptability of the transferee to the lender;

•	a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or a principal of the borrower;

•	transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities;

•	issuance by the borrower of new partnership or membership interests;

•	changes in ownership between existing shareholders, partners or members, as applicable, of the related borrower;

•	a transfer of non-controlling ownership interests in the related borrower;

•	a transfer of controlling ownership interests in the related borrower to specified persons, entities or types of entities and/or subject to the satisfaction of certain gross asset tests or other conditions specified in the related mortgage loan documents;

•	transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or

•	other transfers similar in nature to the foregoing.

Mortgage Pool Characteristics

A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this prospectus supplement. The statistics in the tables and schedules on Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

Significant Underlying Mortgage Loans

General.    Set forth below are summary discussions of the ten (10) largest underlying mortgage loans and/or groups of cross-collateralized underlying mortgage loans that we intend to include in the trust.

I. The 1211 Avenue of the Americas Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$400,000,000(1)
Loan per Square Foot:	$360(2)
% of Initial Mortgage Pool Balance:	13.1%
Shadow Rating (S&P/Moody’s):	BBB−/Baa3
Loan Purpose:	Acquisition
Mortgage Interest Rate:	6.41787% per annum
Interest Calculation:	Actual/360
First Payment Date:	October 11, 2006
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(3)
Hyperamortization:	NAP(3)
Maturity Date:	September 11, 2016
Maturity Balance:	$400,000,000
Borrower:	1211 6th Avenue Property Owner, L.L.C.
Sponsor:	Beacon Capital Strategic Partners IV, L.P.
Defeasance/Prepayment:	Defeasance permitted beginning two years after Issue Date. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	Required Repair Reserve(4) Ropes & Gray Reserve(5) Rollover Reserve(6)
Ongoing Reserves:	Tax Reserve(7) Insurance Reserve(8)
Lockbox:	Hard(9)
Other Secured Debt:	$275,000,000 Pari Passu Non-Trust Loan(1) and $275,000,000 Mezzanine Financing(10)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Class A Office
Location:	New York, New York
Year Built:	1973
Year Renovated:	1990’s and present
Square Feet:	1,876,972
Occupancy:	99.9% (11)
Occupancy Date:	August 1, 2006
Ownership Interest:	Fee
Property Management:	1211 6th Avenue Property Management LLC, an affiliate of the borrower(12)
U/W NCF:	$81,661,628(13)
U/W NCF DSCR:	1.86x(14)
Cut-off Date U/W NCF DSCR:	1.86x(14)
Appraised Value:	$1,590,000,000
Appraisal As of Date:	August 1, 2006
Cut-off Date LTV Ratio:	42.5%(15)
Maturity LTV Ratio:	42.5%(15)

(1)	The 1211 Avenue of the Americas Mortgage Loan is part of the 1211 Avenue of the Americas Loan Combination that also includes the 1211 Avenue of the Americas Non-Trust Loan in the principal amount of $275,000,000.

(2)	Based on a loan amount comprised of the entire 1211 Avenue of the Americas Loan Combination of $675,000,000. The amount of $675,000,000 comprises two pari passu A notes.

(3)	NAP means not applicable.

(4)	At origination, the 1211 Avenue of the Americas Borrower deposited $5,814,804 into a required repairs reserve account to pay for the modernization of elevators and escalators and renovations to the outdoor plaza at the 1211 Avenue of the Americas Mortgaged Property.

(5)	At origination, the 1211 Avenue of the Americas Borrower deposited $23,293,997 into the Ropes and Gray reserve account. Provided no event of default exists, lender shall direct the agent under the lockbox account to transfer $1,294,111 from the Ropes and Gray reserve account to the lockbox account on the first day of each month up to and including February 1, 2008.

(6)	At origination, the 1211 Avenue of the Americas Borrower deposited $2,518,475 into a rollover reserve account to pay for the costs of tenant concessions, leasing costs and other related costs.

(7)	Following the occurrence and during the continuance of an event of default or for so long as the DSCR for any fiscal year is less than 1.05x, the 1211 Avenue of the Americas Borrower will make monthly deposits into a tax reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by lender to be payable during the following 12 months.

(8)	Following the occurrence and during the continuance of an event of default or for so long as the DSCR for any fiscal year is less than 1.05x, the 1211 Avenue of the Americas Borrower will make monthly deposits into an insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the insurance premiums due for the renewal of insurance policies. Notwithstanding the foregoing, the 1211 Avenue of the Americas Borrower will not be required to deposit insurance funds if the 1211 Avenue of the Americas Borrower delivers satisfactory evidence to Lender that all such insurance premiums have been previously paid.

(9)	See ‘‘—Lockbox’’ below.

(10)	Comprised of a $104,000,000 Mezzanine A Loan and a $171,000,000 Mezzanine B Loan. In addition, $25,000,000 unfunded portion of an original $181,000,000 junior mezzanine facility is available. The initial $156,000,000 advance under the junior mezzanine facility has been repaid and is no longer available. Following the funding and repayment of the $25,000,000 junior mezzanine facility, additional mezzanine debt is permitted up to $95,000,000 subject to DSCR and LTV tests. See ‘‘—Mezzanine Financing’’ below.

(11)	Includes 5,095 square feet leased to News Corporation with lease commencing October 1, 2006.

(12)	The 1211 Avenue of the Americas Property Manager has sub-contracted the management and leasing of the 1211 Avenue of the Americas mortgaged property to Cushman & Wakefield Inc., a third party property manager.

(13)	Reflects in place U/W NCF. Projected U/W NCF based on assumed mark-to market rent adjustment applied to below-market tenant leases and certain other lease-up assumptions is $89,396,417.

(14)	Based on in-place U/W NCF and calculated based on the annual interest-only payments and a loan amount comprised of the entire 1211 Avenue of the Americas Loan Combination. The U/W DSCR based on the projected U/W NCF of $89,396,417 (described in footnote (13) above) is 2.04x.

(15)	The Cut-Off Date LTV Ratio and the Maturity Date LTV Ratio are based on the entire 1211 Avenue of the Americas Loan Combination.

Major Tenant Information
Tenant(1)	Principal Business	Approximate Square Feet		% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Rent Per Annum	Ratings(4)	Lease Expiration Date
News America	Media	917,154	(5)	48.9%	43.7%	$46.00	$42,191,966	BBB/Baa2	11/30/2020
Ropes & Gray	Law Firm	245,781		13.1	15.8	$62.06	15,252,520	NR	2/28/2027
Westdeutsche Landesbank.	Financial Services	150,440		8.0	8.2	$52.95	7,965,526	A−/A1	6/30/2010
JP Morgan	Financial Services	125,788		6.7	6.3	$48.00	6,037,824	A+/Aa3	3/31/2010(6)
RBC Dain Rauscher	Financial Services	75,980		4.0	4.5	$57.67	4,382,022	AA−/Aa2	3/31/2016
Total		1,515,143		80.7%	78.5%		$75,829,858

(1)	Ranked by approximate square feet.

(2)	The percentages of total base rent are based on in-place underwritten base rental revenues.

(3)	Reflects in-place base rent.

(4)	Credit ratings are those by S&P and Moody’s, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

(5)	Includes 5,095 square feet that will be occupied by News Corporation as of October 1, 2006.

(6)	Landlord may call on space as of 1/1/2007, provided Ropes & Gray exercises its option on the space.

Historical Annual Rent Per Square Foot Information(1)
2003(2)	2004(2)	2005(2)
$42.00	$42.29	$43.83

(1)	The effective annual rent based on base rent information provided by the 1211 Avenue of the Americas Borrower.

(2)	For the 1211 Avenue of the Americas Mortgaged Property as of year-end.

Lease Expiration Information(1)
Year	Approximate # of Expiring Tenants	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2006(2)	3	218	0.0%	0.0%	$33,996	0.0%	0.0%
2007	4	134,042	7.1	7.2%	6,339,356	6.6	6.6%
2008	2	68,331	3.6	10.8%	2,753,900	2.9	9.5%
2009	5	44,285	2.4	13.2%	2,655,127	2.7	12.2%
2010	4	201,978	10.8	23.9%	10,514,926	10.9	23.1%
2011	2	9,724	0.5	24.4%	587,121	0.6	23.7%
2012	5	112,835	6.0	30.4%	8,301,755	8.6	32.3%
2013	1	24,265	1.3	31.7%	1,299,910	1.3	33.6%
2014	0	0	0.0	31.7%	0	0.0	33.6%
2015	1	39,575	2.1	33.8%	2,255,775	2.3	36.0%
2016 and beyond	3	1,238,915	66.0	99.9%	61,826,507	64.0	100.0%
Vacant(3)	—	2,804	0.1	100.0%	0	—
Total	30	1,876,972	100.0%		$96,568,373	100.0%

(1)	Based on in-place underwritten base rental revenues.

(2)	Includes any month-to-month tenants.

(3)	Includes the management office which totals approximately 1,094 square feet and the messenger center which totals approximately 994 square feet.

The Borrower and Sponsor.    The 1211 Avenue of the Americas Borrower is 1211 6th Avenue Property Owner, L.L.C., a Delaware limited liability company, which is sponsored by Beacon Capital Strategic Partners, IV, L.P. (‘‘Beacon Capital IV’’). Beacon Capital IV is managed by Beacon Capital Partners, LLC, a real estate investment firm headquartered in Boston with offices in Los Angeles and New York City. Beacon Capital Partners, LLC and its predecessors have been involved in the real estate business for nearly 60 years during which it has acquired, developed and operated urban office and mixed-use properties throughout the United States. Beacon Capital Partners, LLC was formed in 1998, following the merger of the predecessor public company, Beacon Properties Corporation with Equity Office Properties Trust. Since its establishment, Beacon Capital Partners, LLC has sponsored five investment vehicles representing approximately $4.5 billion of aggregate equity capital from various endowments, foundations, pension funds, and other investors. An affiliate of the mortgage loan seller is an indirect equity holder in the 1211 Avenue of the Americas Borrower.

The Mortgage Loan.    The 1211 Avenue of the Americas Mortgage Loan was originated on August 24, 2006 and has a cut-off date balance of $400,000,000. The 1211 Avenue of the Americas Mortgage Loan is one of two (2) mortgage loans, together referred to as the ‘‘1211 Avenue of the Americas Loan Combination,’’ that are both secured by the 1211 Avenue of the Americas Mortgaged Property. The 1211 Avenue of the Americas Loan Combination is comprised of: (a) the 1211 Avenue of the Americas Mortgage Loan; and (b) the 1211 Avenue of the Americas Non-Trust Loan in the principal amount of $275,000,000, which will not be included in the trust, and which is, at all times, pari passu in right of payment with the 1211 Avenue of the Americas Mortgage Loan. Both of the mortgage loans in the 1211 Avenue of the Americas Loan Combination are obligations of the 1211 Avenue of the Americas Borrower, are secured by the 1211 Avenue of the Americas Mortgaged Property and are cross-defaulted with each other. The respective rights of the holders of the 1211 Avenue of the Americas Mortgage Loan and the 1211 Avenue of the Americas Non-Trust Loan will be governed by the 1211 Avenue of the Americas Co-Lender Agreement, which is described under ‘‘Loan Combinations—The 1211 Avenue of the Americas Mortgage Loan —Co-Lender Agreement’’.

The 1211 Avenue of the Americas Mortgage Loan (as well as the 1211 Avenue of the Americas Non-Trust Loan) is a ten year loan with a stated maturity date of September 11, 2016 which accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 6.41787% per annum. On the eleventh day of each month, but excluding the stated maturity date, the 1211 Avenue of the Americas Borrower is required to make interest-only payments on the 1211 Avenue of the Americas Mortgage Loan. The principal balance of the 1211 Avenue of the Americas Mortgage Loan, plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

The 1211 Avenue of the Americas Borrower is prohibited from voluntarily prepaying the 1211 Avenue of the Americas Mortgage Loan, in whole or in part, prior to June 11, 2016. From and after June 11, 2016, the 1211 Avenue of the Americas Borrower may prepay the 1211 Avenue of the Americas Mortgage Loan, in whole or in part, without payment of any prepayment consideration (except if the 1211 Avenue of the Americas Mortgage Loan is prepaid on a date other than a payment date, the 1211 Avenue of the Americas Borrower is required to pay interest through to the next payment date), provided that (a) the 1211 Avenue of the Americas Borrower simultaneously prepays the 1211 Avenue of the Americas Non-Trust Loan and (b) the 1211 Avenue of the Americas Avenue Mezzanine A Borrower simultaneously prepays the 1211 Avenue of the Americas Mezzanine A Loan (as each such term is defined under ‘‘—Mezzanine A Loan Financing’’ below) and (c) the 1211 Avenue of the Americas Mezzanine B Borrower simultaneously prepays the 1211 Avenue of the Americas Mezzanine B Loan (as each such term is defined under ‘‘—Mezzanine B Loan Financing’’ below).

The 1211 Avenue of the Americas Borrower may defease the 1211 Avenue of the Americas Loan Combination in whole only, at any time after the earlier of (i) August 24, 2009 or (ii) the expiration of two years following the latest Issue Date of any mortgage loan comprising the 1211 Avenue of the Americas Loan Combination, and by doing so obtain the release of the 1211 Avenue of the Americas Mortgaged Property. A defeasance will be effected by the 1211 Avenue of the Americas Borrower’s pledging substitute collateral that consists of direct, non-callable ‘‘government securities’’ as defined in Treasury Regulations Section 1.860G-2(a)(8)(i) that produce payments which replicate the payment obligations of the 1211 Avenue of the Americas Borrower under the 1211 Avenue of the Americas Loan Combination and are sufficient to pay off the 1211 Avenue of the Americas Loan Combination in its entirety, at the 1211 Avenue of the Americas Borrower’s election on June 11, 2016, July 11, 2016, August 11, 2016 or on the stated maturity date. The 1211 Avenue of the Americas Borrower’s right to defease the entire 1211 Avenue of the Americas Loan Combination is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2006-C6 certificates by such rating agency. As a condition precedent to the defeasance of the entire 1211 Avenue of the Americas Mortgage Loan, the (i) 1211 Avenue of the Americas Borrower must simultaneously defease the 1211 Avenue of the Americas Non-Trust Loan, in whole only, and (ii) the 1211 Avenue of the

Americas Mezzanine A Borrower must simultaneously prepay the entire 1211 Avenue of the Americas Mezzanine A Loan and the 1211 Avenue of the Americas Mezzanine B Borrower must simultaneously prepay the entire 1211 Avenue of the Americas Mezzanine B Loan.

The Mortgaged Property.    The 1211 Avenue of the Americas Mortgage Loan is secured by a first mortgage lien on the fee simple interest in the 1211 Avenue of the Americas Mortgaged Property, a 45-story office building located on the western block front of Avenue of the Americas, between West 47th and West 48th Streets in the Sixth Avenue/Rockefeller Center district of Midtown Manhattan. Built in 1973 and renovated from the early 1990s and the present, the 1211 Avenue of the Americas Mortgaged Property contains 1,876,972 square feet of net rentable area. The 1211 Avenue of the Americas Mortgaged Property is leased to a diverse mix of tenants including News Corporation (which is rated BBB/Baa2), Rupert Murdoch’s media organization and owner of Fox News, which has its world headquarters at the 1211 Avenue of the Americas Mortgaged Property. Other major tenants include Ropes & Gray, a law firm with 245,781 square feet (13.1% of total space), Westdeutsche Landesbank (which is rated A−/A1 by S&P and Moody’s, respectively) with 150,440 square feet (8.0% of total space), JP Morgan Chase (which is rated A+/Aa3 by S&P and Moody’s, respectively) with 125,788 square feet (6.7% of total space) and RBC Dain Rauscher (which is rated AA−/Aa2 by S&P and Moody’s, respectively) with 75,980 square feet (4.0% of total space). The 1211 Avenue of the Americas Mortgaged Property includes street level retail including 4,759 square feet occupied by Charles Schwab and also has a concourse level that serves as an underground walkway connecting it to other Rockefeller Center buildings. The 1211 Avenue of the Americas Mortgaged Property also has a private 15-car below-grade parking garage. As of August 1, 2006, based on square footage leased, occupancy at the 1211 Avenue of the Americas Mortgaged Property was 99.9%. Based on historical financial information provided by the 1211 Avenue of the Americas Borrower, the net operating income for the 1211 Avenue of the Americas Mortgaged Property was $62,218,182 for fiscal year 2005, and $26,629,706 for the interim period January through May 2006.

The following is an occupancy chart for the 1211 Avenue of the Americas Mortgaged Property, as reported by the 1211 Avenue of the Americas Borrower.

Historical Occupancy Information
Year	Occupancy
2005	99.9%
2004	99.6%
2003	99.7%
2002	99.0%
2001	99.0%

The Market.    According to information in the appraisal performed in connection with the origination of the 1211 Avenue of the Americas Mortgage Loan, the 1211 Avenue of the Americas Mortgaged Property is located in the 6th Avenue/Rockefeller Center submarket of Midtown Manhattan. The appraisal further reports that as of the second quarter 2006, that submarket contained 41.5 million square feet. According to the appraisal, the area office market and the local submarket should maintain an aggressive growth pattern over the near future with significant increases in rents and a declining vacancy rate. As reported in the appraisal, the second quarter 2006 average asking rent was $65.92 per square foot and the availability rate was 8.8% for the 6th Avenue/Rockefeller Center submarket.

Lockbox.    The 1211 Avenue of the Americas Borrower is required to cause all gross income from the 1211 Avenue of the Americas Mortgaged Property to be deposited into a lockbox account under the control of the lender. Upon the occurrence of (a) an event of default occurs under the loan agreement, the Mezzanine A loan agreement, the Mezzanine B loan agreement or the Junior Mezzanine loan agreement, and/or (b) the debt service coverage ratio of the 1211 Avenue of the Americas Mortgage Loan is less than 1:05x the funds in the lockbox account will be disbursed as follows: (i) tax amounts to the tax account, (ii) insurance amounts to the insurance account, (iii) monthly debt service, to the debt service account, (iv) default interest or any late charges, to the debt service account, (v) monthly operating expenses and capital expenditures pursuant to the annual budget to the borrower account, (vi) cash management fees, to the lockbox bank, (vii) if any portion of the Avenue of the Americas Mezzanine A Loan, Avenue of the Americas Mezzanine B Loan or Avenue of the Americas Junior Mezzanine Loan is outstanding, all amounts remaining, to the mezzanine collection account, and (viii) if no 1211 Avenue of the Americas Mortgage Loan event of default exists, to the 1211 Avenue of the Americas Borrower.

Terrorism Coverage.    The 1211 Avenue of the Americas Borrower is required under the related loan documents to maintain comprehensive all risk insurance and insurance against certain acts of terrorism, in an amount equal to not less than the sum of (i) the aggregate outstanding principal balances of the 1211 Avenue of the Americas Mortgage Loan, the 1211 Avenue of the Americas Mezzanine A Loan, the 1211 Avenue of the Americas Mezzanine B Loan and the 1211 Avenue of the Americas Junior Mezzanine Loan and (ii) one hundred percent (100%) of the ‘‘Full Replacement Cost,’’ which means actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation plus (y) the amount of twenty-four (24) months of business income insurance. Notwithstanding the foregoing, the total annual premium payable by the 1211 Avenue of the Americas Borrower for the above described terrorism insurance shall not exceed $3,500,000. Additionally, notwithstanding the foregoing, the current insurer is an acceptable insurer for the above described terrorism insurance provided that: (1) the current policy has (a) no aggregate limit, (b) a per occurrence limit of no less than the minimum amounts of terrorism insurance described above and (c) a deductible of no greater than $250,000 (2) other than the $250,000 deductible, the portion of such insurance which is not reinsured by TRIA, is reinsured by an insurance carrier rated no less than ‘‘A’’ (or its equivalent) by S&P and Moody’s (3) TRIA or a similar federal statute is in effect and provides that the federal government must reinsure that portion of any terrorism insurance claim above (A) the applicable deductible payable by the current insurer and (B) those coinsured amounts which are reinsured (4) the current insurer is not in bankruptcy and (5) no governmental authority issues any statement, finding or decree that insurers of perils of terrorism similar to the current insurer. In the event that the current insurer is insuring any real estate insured by the blanket policy which is located in close physical proximity to the 1211 Avenue of the Americas Property, the lender has the right to reevaluate the limits and deductible provided by the current insurer. In the event the current insurer is providing insurance to the lender, the current insurer must be controlled by the BCSP IV U.S. Investments, L.P., a permitted transferee or a person otherwise acceptable to lender.

Mezzanine Financing.    The 1211 Avenue of the Americas Mezzanine A Borrower is 1211 6th Avenue First Mezz LLC, a Delaware limited liability company. The 1211 Avenue of the Americas Mezzanine A Borrower has incurred mezzanine financing (the ‘‘1211 Avenue of the Americas Mezzanine A Loan’’) in the original principal amount of $104,000,000. The lender on the 1211 Avenue of the Americas Mezzanine A Loan is an affiliate of the related mortgage loan seller. The 1211 Avenue of the Americas Mezzanine A Loan matures September 11, 2016. On the eleventh day of each month, but excluding September 11, 2016, the 1211 Avenue of the Americas Mezzanine A Borrower is required to make interest-only payments based on a fixed rate per annum on the 1211 Avenue of the Americas Mezzanine A Loan. The remaining principal balance of the 1211 Avenue of the Americas Mezzanine A Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date. The 1211 Avenue of the Americas Mezzanine A Loan is secured by the related loan documents which include a pledge of 100% of the equity ownership interests in the 1211 Avenue of the Americas Mortgage Borrower.

The 1211 Avenue of the Americas Mezzanine B Borrower is 1211 6th Avenue Second Mezz LLC, a Delaware limited liability company. The 1211 Avenue of the Americas Mezzanine B Borrower has incurred mezzanine financing (the ‘‘1211 Avenue of the Americas Mezzanine B Loan’’) in the original principal amount of $171,000,000. The lender on the 1211 Avenue of the Americas Mezzanine A Loan is an affiliate of the related mortgage loan seller. The 1211 Avenue of the Americas Mezzanine B Loan matures September 11, 2016. On the eleventh day of each month, but excluding September 11, 2016, the 1211 Avenue of the Americas Mezzanine B Borrower is required to make interest-only payments based on a fixed rate per annum on the 1211 Avenue of the Americas Mezzanine B Loan. The remaining principal balance of the 1211 Avenue of the Americas Mezzanine B Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date. The 1211 Avenue of the Americas Mezzanine B Loan is secured by the related loan documents which include a pledge of 100% of the equity ownership interests in the 1211 Avenue of the Americas Mezzanine A Borrower.

The 1211 Avenue of the Americas Junior Mezzanine Borrower is 1211 6th Avenue Junior Mezz LLC, a Delaware limited liability company. The 1211 Avenue of the Americas Junior Mezzanine Borrower incurred mezzanine financing (the ‘‘1211 Avenue of the Americas Junior Mezzanine Loan’’) in the original maximum principal amount of $181,000,000. The lender on the 1211 Avenue of the Americas Junior Mezzanine Loan is an affiliate of the related mortgage loan seller. An initial advance of $156,000,000 was made under the 1211 Avenue of the Americas Junior Mezzanine Loan and repaid prior to the Cut-off Date (which is no longer available) leaving a $25,000,000 portion (the ‘‘1211 Avenue of the Americas Liquidity Facility’’) which remains unfunded as of the Cut-off Date. Upon ten days written request prior to any payment date from the 1211 Avenue of the Americas Borrower to 1211 Avenue of the Americas Junior Mezzanine Loan lender, the 1211 Avenue of the Americas Junior Mezzanine Borrower may receive advances under the 1211 Avenue of the Americas Liquidity Facility for a maximum of $25,000,000 for required repairs, replacements, tenant improvements, tenant allowances, leasing commissions, legal expenses or budgeted capital expenditures or other discretionary capital expenditures for the 1211 Avenue of the Americas Mortgaged Property. Upon ten days written request prior to any payment date from the 1211 Avenue of the Americas Junior Mezzanine Borrower to 1211 Avenue of the Americas Junior Mezzanine Loan lender, the 1211 Avenue of the Americas Junior Mezzanine Borrower may receive advances under the 1211 Avenue of the Americas Liquidity Facility for a maximum of $5,000,000 to pay for any shortfall or deficiency in the junior mezzanine loan account with respect to the payment of any of the sums due on the 1211 Avenue of the Americas Junior Mezzanine Loan. Upon not less than 15 days notice, the 1211 Avenue of the Americas Junior Mezzanine Borrower will have the right to terminate its right to receive any further advances under the 1211 Avenue of the Americas Liquidity Facility without any obligation to pay any fees on any of the unadvanced portion of the 1211 Avenue of the Americas Liquidity Facility. The initial term of the 1211 Avenue of the Americas Junior Mezzanine Loan is for 9 months with an initial 15 month extension option and annual extension options thereafter. The conditions for exercise of the extension options include no event of default exists under the 1211 Avenue of the Americas Junior Mezzanine Loan. Interest on the 1211 Avenue of the Americas Junior Mezzanine Loan is calculated on a 30/360 basis during the initial term and is calculated on an Actual/360 basis thereafter. The 1211 Avenue of the Americas Junior Mezzanine Loan may be prepaid without any prepayment fees or penalty during the initial term on any date and thereafter on any payment date, provided that if such prepayment following the initial term does not occur on a monthly payment date, the 1211 Avenue of the Americas Junior Mezzanine Borrower shall pay the lesser of (i) 1211 Avenue of the Americas Junior Mezzanine Loan lender’s actual breakage costs and (ii) interest from the date of repayment through the end of the accrual period. The 1211 Avenue of the Americas Junior Mezzanine Loan is secured by the related loan documents which include a pledge of 100% of the equity ownership interests in the 1211 Avenue of the Americas Mezzanine B Borrower.

Upon the repayment of the 1211 Avenue of the Americas Junior Mezzanine Loan, provided that the 1211 Avenue of the Americas Mortgage Loan lender receives written notice at least 30 days prior and no Event of Default exists under the 1211 Avenue of the Americas Mortgage Loan on the date the 1211 Avenue of the Americas Mortgage Loan lender receives such notice and on the date such loan is made, an additional mezzanine loan in a principal amount not to exceed $95,000,000 may be incurred upon certain terms and conditions set forth in the 1211 Avenue of the Americas mortgage loan agreement including a combined DSCR not less than 1.29x, a combined LTV ratio not greater than 59.75% and an intercreditor agreement in compliance with rating agency guidelines. The proceeds of such financing shall be used solely to improve the 1211 Avenue of the Americas Mortgaged Property (the ‘‘Additional Mezzanine Loan’’). The lender of the Additional Mezzanine Loan (the ‘‘Additional Mezzanine Lender’’) must generally be an institutional investor that meets specified tests as of the date the Additional Mezzanine Loan is originated and the 1211 Avenue of the Americas Mortgage Borrower is required to obtain the 1211 Avenue of the Americas Mortgage Loan lender’s approval of such Additional Mezzanine Loan and a confirmation from the rating agencies that such Additional Mezzanine Loan will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of the series 2006-C6 certificates. The collateral for the Additional Mezzanine Loan shall include only the direct and indirect equity interests in the 1211 Avenue of the Americas Mezzanine B Borrower, any accounts established under a separate mezzanine cash management agreement (which shall not include any accounts pledged to the 1211 Avenue of the Americas Mortgage Loan lender) and guaranties (other than from the 1211 Avenue of the Americas Borrower). The Additional Mezzanine Loan shall be subordinate in all respects to the 1211 Avenue of the Americas Mortgage Loan.

Mezzanine Intercreditor Agreement.    The 1211 Avenue of the Americas Mezzanine A Loan, the 1211 Avenue of the Americas Mezzanine B Loan and 1211 Avenue of the Americas Junior Mezzanine Loan are individually referred to in this ‘‘—1211 Avenue of the Americas Mortgage Loan’’ section as a ‘‘Mezzanine Loan’’ and, collectively, as the ‘‘Mezzanine Loans.’’ The 1211 Avenue of the Americas Mezzanine A lender, the 1211 Avenue of the Americas Mezzanine B lender and 1211 Avenue of the Americas Junior Mezzanine lender (individually and collectively, as the context may require, the ‘‘Mezzanine Lender’’) and the 1211 Avenue of the Americas Mortgage Loan lender, entered into an intercreditor agreement (the ‘‘1211 Avenue of the Americas Intercreditor Agreement’’), that sets forth the relative priorities between the 1211 Avenue of the Americas Mortgage Loan and each Mezzanine Loan. The 1211 Avenue of the Americas Intercreditor Agreement provides that, among other things:

•	Each Mezzanine Loan is generally subordinate to the 1211 Avenue of the Americas Mortgage Loan in right of payment; provided, however, that so long as no event of default has occurred and is continuing with respect to the 1211 Avenue of the Americas Mortgage Loan and subject to the terms of the 1211 Avenue of the Americas Intercreditor Agreement, each Mezzanine Lender may accept payments due and payable from time to time under the loan documents evidencing or securing its respective Mezzanine Loan and prepayments of its respective Mezzanine Loan made in accordance with loan documents evidencing or securing its respective Mezzanine Loan.

•	Upon an ‘‘event of default’’ under a Mezzanine Loan, the applicable Mezzanine Lender will have the right, subject to the terms of the 1211 Avenue of the Americas Intercreditor Agreement, to select a replacement manager for the 1211 Avenue of the Americas Mortgaged Property.

•	Each Mezzanine Lender has the right to receive notice of any event of default under the 1211 Avenue of the Americas Mortgage Loan and the right to cure any monetary default (i) in the case of the 1211 Avenue of the Americas Junior Mezzanine lender, within a period ending 3 business days after the later of (A) the receipt of such notice and (B) the expiration of the 1211 Avenue of the Americas Borrower’s cure period, if any, for such default,

(ii) in the case of the 1211 Avenue of the Americas Mezzanine B lender, within a period ending the later of (A) 5 business days after the receipt from 1211 Avenue of the Americas Mortgage Loan lender of notice that the 1211 Avenue of the Americas Junior Mezzanine lender failed to exercise the right to cure and (B) 13 business days after the expiration of the 1211 Avenue of the Americas Borrower’s cure period and (iii) in the case of the 1211 Avenue of the Americas Mezzanine A lender, within a period ending the later of (A) 5 business days after the receipt from 1211 Avenue of the Americas Mortgage Loan lender of notice that the 1211 Avenue of the Americas Mezzanine B lender failed to exercise the right to cure and (B) 18 business days after the expiration of 1211 Avenue of the Americas Borrower’s cure period; provided that no Mezzanine Lender will have the right to cure with respect to monthly scheduled debt service payments for a period of more than six consecutive months unless a Mezzanine Lender has commenced and is continuing to diligently pursue its rights against the collateral for its respective Mezzanine Loan. In addition, if the default is of a non-monetary nature, each Mezzanine Lender shall have the following cure periods: (i) in the case of the 1211 Avenue of the Americas Junior Mezzanine lender, within a period ending 5 business days after the later of (A) the receipt of such notice and (B) the expiration of the 1211 Avenue of the Americas Borrower’s cure period, if any, for such default, (ii) in the case of the 1211 Avenue of the Americas Mezzanine B lender, within a period ending the later of (A) 5 business days after the receipt from 1211 Avenue of the Americas Mortgage Loan lender of notice that the 1211 Avenue of the Americas Junior Mezzanine lender failed to exercise the right to cure and (B) 35 business days after the 1211 Avenue of the Americas Borrower’s cure period and (iii) in the case of the 1211 Avenue of the Americas Mezzanine A lender, within a period ending the later of (A) 5 business days after the receipt from 1211 Avenue of the Americas Mortgage Loan lender of notice that the 1211 Avenue of the Americas Mezzanine B lender failed to exercise the right to cure and (B) 50 business days after the expiration of 1211 Avenue of the Americas Borrower’s cure period; provided, that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within that period (or is not susceptible of cure without foreclosure on the collateral for a Mezzanine Loan) then, subject to certain conditions, each Mezzanine Lender will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default or to pursue such foreclosure, subject to certain conditions in the Intercreditor Agreement.

•	If the 1211 Avenue of the Americas Mortgage Loan has been accelerated, or any proceeding to foreclose or otherwise enforce the mortgage or other security for the 1211 Avenue of the Americas Mortgage Loan has been commenced or a proceeding or other action relating to insolvency, reorganization, or relief of debtors has been commenced against the 1211 Avenue of the Americas Borrower, then, subject to the terms of the 1211 Avenue of the Americas Intercreditor Agreement, each Mezzanine Lender will have the right to purchase the 1211 Avenue of the Americas Mortgage Loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (including, without limitation, any advances and post-petition interest, but excluding any liquidated damages, exit fees, prepayment premium, spread maintenance or yield maintenance charges, late charges, or any default interest relating to any defaults cured by the Mezzanine Lender, as provided in the 1211 Avenue of the Americas Intercreditor Agreement), any protective advances made by the mortgagee and any interest on any advances, reasonable legal fees and costs actually incurred by the 1211 Avenue of the Americas Mortgage Loan lender in enforcing the terms of the related documents, fees and expenses payable to any servicer, trustee, fiscal agent or special servicer, including any interest on any advances made by any of them and, if a Mezzanine Lender fails to purchase the 1211 Avenue of the Americas Mortgage Loan within 90 days of receipt of the 1211 Avenue of the Americas Mortgage Loan lender’s notice of such purchase option, liquidation fees payable to any such servicer, trustee, fiscal agent or special servicer.

•	The loan documents evidencing and securing each Mezzanine Loan generally may be modified without the 1211 Avenue of the Americas Mortgage Loan lender’s consent, except that certain provisions may not be modified without the 1211 Avenue of the Americas Mortgage Loan lender’s consent, including, without limitation, a material increase in any monetary obligations of the 1211 Avenue of the Americas Mezzanine A Borrower, the 1211 Avenue of the Americas Mezzanine B Borrower or the 1211 Avenue of the Americas Junior Mezzanine Borrower. Notwithstanding the foregoing, upon the occurrence of an event of default under the loan documents evidencing or securing a Mezzanine Loan, the applicable Mezzanine Lender will be permitted, subject to the satisfaction of certain conditions, to amend or modify the applicable Mezzanine Loan, in a manner that increases the interest rate thereunder.

II. The 125 High Street Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$340,000,000
Loan per Square Foot:	$230
% of Initial Mortgage Pool Balance:	11.2%
Shadow Rating (S&P/Moody's):	BBB−/Baa3
Loan Purpose:	Acquisition
Mortgage Interest Rate:	5.65172% per annum
Interest Calculation:	Actual/360
First Payment Date:	September 11, 2006
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP (1)
Hyperamortization:	NAP(1)
Maturity Date:	August 11, 2016
Maturity Balance:	$340,000,000
Borrower:	125 High Street, L.P.
Sponsor:	Tishman Speyer Crown Equities, LLC
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	Lehman Free Rent Reserve(2) Unfunded Tenant Obligations Reserve(3)
Ongoing Reserves:	Tax and Insurance Reserve(4) Replacement Reserve(5) Leasing Reserve(6)
Lockbox:	Hard(7)
Other Secured Debt:	$189,000,000 Mezzanine Debt(8)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Office
Location:	Boston, Massachusetts
Year Built:	1991
Year Renovated:	NAP(1)
Square Feet:	1,475,686
Occupancy:	83.6%
Occupancy Date:	July 31, 2006
Ownership Interest:	Fee
Property Management:	Tishman Speyer Properties, L.P., an affiliate of the borrower
U/W NCF:	$34,397,027(9)
U/W NCF DSCR:	1.77x(10)
Cut-off Date U/W NCF DSCR:	1.77x(10)
Appraised Value:	$752,900,000
Appraisal As of Date:	May 17, 2006
Cut-off Date LTV Ratio:	45.2%
Maturity LTV Ratio:	45.2%

(1)	NAP means not applicable.

(2)	At origination, the 125 High Street Borrower deposited $1,945,118 into a reserve account in connection with a free rent period under that certain lease dated February 24, 2006, by and between the 125 High Street Borrower, as landlord, and Lehman Brothers Holdings Inc., as tenant (the ‘‘Lehman Lease’’). Provided no event of default exists under the 125 High Street Mortgage Loan documents and the Lehman Lease is in full force and effect, commencing on October 11, 2006 and on each payment date thereafter up to and including December 11, 2007, lender will transfer $138,937 from such reserve account to the lockbox account.

(3)	At origination, the 125 High Street Borrower deposited $16,642,748 into a reserve account to pay for the costs of tenant allowances, tenant improvements, leasing commissions and rent credits that are due or may become due in connection with certain leases of space at the 125 High Street Property.

(4)	The 125 High Street Borrower will make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by lender to be payable, during the next ensuing 12 months and one-twelfth of an amount which would be sufficient to pay the insurance premiums due for the renewal of insurance policies. Notwithstanding the foregoing, so long as the 125 High Street Borrower provides evidence of a blanket insurance policy covering the 125 High Street Mortgaged Property, as approved by the lender, the monthly insurance escrow payment will not be required.

(5)	The 125 High Street Borrower is required to make monthly deposits of $18,446 which will be used by the 125 High Street Borrower to pay for the costs of replacements and repairs required to be made to the 125 High Street property during the calendar year, including, without limitation, proposed capital replacements and improvements pursuant to the 125 High Street Borrower’s annual operating budget.

(6)	The 125 High Street Borrower will deposit all lease termination payments in excess of $500,000 into the leasing reserve account not later than the first business day after the 125 High Street Borrower’s receipt of such lease termination payments. In lieu of making the payments to the leasing reserve account, provided no uncured event of default exists, the 125 High Street Borrower may deliver to lender a letter of credit as security for the 125 High Street Borrower’s obligations.

(7)	See ‘‘—Lockbox’’ below.

(8)	Represents (i) a cut-off date balance of $104,000,000 under the 125 High Street Mezzanine A Loan (as defined below), (ii) a cut-off date balance of $45,000,000 under the 125 High Street Mezzanine B Loan (as defined below), and (iii) a cut-off date balance of $40,000,000 under the 125 High Street Mezzanine B-2 Loan (as defined below). In addition future advances totaling $30,000,000 in the aggregate are permitted under the 125 High Street Mezzanine C Loan (as defined below) and a permitted replacement Mezzanine C Loan in the amount of up to $30,000,000 will be available after the 125 High Street Mezzanine C Loan has been paid in full. See ‘‘—Mezzanine Financing’’ below.

(9)	Reflects in place U/W NCF. U/W NCF is projected to be $39,584,130 based on assumed lease-up of vacant space to 95% occupancy at the appraiser’s estimate of current weighted average market rent and other lease up assumptions.

(10)	Based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W DSCR based on the projected U/W NCF of $39,584,130 (described in footnote (9) above) is 2.03x.

Major Tenant Information
Tenant(1)	Principal Business	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Rent Per Annum	Ratings(4)	Lease Expiration Date
Verizon	Telecommunications	423,866	28.7%	28.8%	$33.29	$13,686,844	A/A3	9/30/2011(5)
Price Waterhouse Coopers	Accounting & Consulting	329,682	22.3	30.5	$43.90	14,473,040	NR/NR	4/30/2015
Sunlife Insurance	Insurance	96,451	6.5	7.6	$37.59	3,625,990	AA+/Aa2	3/31/2008
Merrill Lynch	Investment Banking	76,450	5.2	5.6	$34.50	2,637,525	A+/Aa3	9/30/2014
Goldman Sachs	Investment Banking	54,487	3.7	5.1	$44.26	2,411,595	A+/Aa3	6/30/2015
Total		980,936	66.5%	77.5%		$36,834,994

(1)	Ranked by approximate square feet.

(2)	The percentages of total base rent are based on in-place underwritten base rental revenues.

(3)	Reflects in-place base rent.

(4)	Credit ratings are by S&P and Moody’s, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease (if the tenant company is not rated). NR means not rated.

(5)	Verizon’s lease expiration includes 73,077 square feet expiring December 31, 2007 and 350,789 square feet expiring September 30, 2011.

Historical Annual Rent Per Square Foot Information(1)
2003(2)	2004(2)	2005(2)
$35.45	$38.04	$32.97

(1)	The effective annual rent based on base rent information provided by the 125 High Street Borrower.

(2)	For the 125 High Street Mortgaged Property as of year end.

Lease Expiration Information
Year	Approximate # of Expiring Tenants	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2006	0	0	0.0%	0.0%	$0	0.0%	0.0%
2007	2	102,985	7.0	7.0%	6,236,767	13.1	13.1%
2008	2	99,595	6.7	13.7%	3,800,990	8.0	21.1%
2009	5	14,606	1.0	14.7%	695,076	1.5	22.6%
2010	0	0	0.0	14.7%	0	0.0	22.6%
2011	1	350,789	23.8	38.5%	9,245,253	19.5	42.0%
2012	0	0	0.0	38.5%	0	0.0	42.0%
2013	3	60,475	4.1	42.6%	2,363,900	5.0	47.0%
2014	2	77,310	5.2	47.8%	2,671,237	5.6	52.6%
2015	3	408,781	27.7	75.5%	17,797,986	37.5	90.1%
2016 and beyond	5	119,654	8.1	83.6%	4,710,082	9.9	100.0%
Vacant	—	241,491	16.4	100.0%	0	—
Total	23	1,475,686	100.0%		$47,521,291	100.0%

(1)	Based on in-place underwritten base rental revenues.

The Borrower and Sponsor.    The 125 High Street Borrower is 125 High Street, L.P., a Delaware limited partnership, which is sponsored by Tishman Speyer Crown Equities, LLC, an affiliate of Tishman Speyer. Tishman Speyer was founded in 1978 by Robert Tishman. Tishman Speyer operates from its headquarters in Manhattan and from seventeen other offices worldwide including offices in Frankfurt, Berlin, London, Paris, Madrid, Bangalore, Sao Paulo and Sydney, as well as eight other offices in the United States. Since its formation, Tishman Speyer has developed or acquired a portfolio of over 77 million square feet of constructed area valued at over $24 billion. In addition to well-known developments of high-rise office buildings in major urban locations, Tishman Speyer also creates mixed-use, retail, residential and entertainment centers, as well as mid and low-rise office buildings. An affiliate of the related mortgage loan seller is an indirect owner of 25% of the equity interests in the 125 High Street Borrower. Henley US Holdings One LLC, a Delaware limited liability company, is an indirect owner of fifty percent (50%) of the equity interests in 125 High Street Borrower. Henley US Holdings One LLC is indirectly wholly-owned and controlled by the Abu Dhabi Investment Authority, an institution of the Government of the Emirate of Abu Dhabi.

The Mortgage Loan.    The 125 High Street Mortgage Loan was originated on July 31, 2006 and has a cut-off date balance of $340,000,000. The 125 High Street Mortgage Loan is a ten-year loan with a stated maturity date of August 11, 2016. The 125 High Street Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.65172% per annum. On September 11, 2006 and on the eleventh day of each month thereafter to but excluding the stated maturity date, the 125 High Street Borrower is required to make interest-only payments on the 125 High Street Mortgage Loan. The principal balance of the 125 High Street Mortgage Loan, plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

The 125 High Street Borrower is prohibited from voluntarily prepaying the 125 High Street Mortgage Loan, in whole or in part, prior to May 11, 2016. From and after May 11, 2016, the 125 High Street Borrower may prepay the 125 High Street Mortgage Loan, in whole or in part, without payment of any prepayment consideration (except if the 125 High Street Mortgage Loan is prepaid on a date other than a payment date, the 125 High Street Borrower is required to pay interest through to the next payment date, excluding income which would have been earned on any permitted investments specified by the 125 High Street Mortgage Borrower through the next payment date), provided that each mezzanine borrower, under its respective 125 High Street Mezzanine Loan (as defined under ‘‘—Intercreditor Agreement’’ below) simultaneously prepays such 125 High Street Mezzanine Loan by a dollar amount which bears the same relation to the principal amount of the subject 125 High Street Mezzanine Loan outstanding immediately prior to such prepayment as the amount of the 125 High Street Mortgage Loan prepaid bears to the principal amount of the 125 High Street Mortgage Loan outstanding immediately prior to such prepayment or, in the case of the 125 High Street Mezzanine C Loan (as defined under ‘‘Mezzanine C Loan’’ below) as the amount of the 125 High Street Mortgage Loan prepaid bears to the principal amount of the 125 High Street Mortgage Loan, the 125 High Street Mezzanine A Loan, the 125 High Street Mezzanine B Loan and the 125 High Street Mezzanine B-2 Loan outstanding immediately prior to such prepayment.

The 125 High Street Borrower may defease the 125 High Street Mortgage Loan in whole only at any time after the expiration of two years following the Issue Date, and by doing so obtain the release of the 125 High Street Mortgaged Property. A defeasance will be effected by the 125 High Street Borrower’s pledging substitute collateral that consists of direct non-callable obligations of the United States of America or other obligations which are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 that produce payments which replicate the payment obligations of the 125 High Street Borrower under the 125 High Street Mortgage Loan and are sufficient to pay off the 125 High Street Mortgage Loan in its entirety, at the 125 High Street Borrower’s election on May 11, 2016, June 11, 2016, July 11, 2016 or on the stated maturity date. The 125 High Street Borrower’s right to defease the entire 125 High Street Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2006-C6 certificates by such rating agency. As a condition to the defeasance of the entire 125 High Street Mortgage Loan, (i) the 125 High Street Mezzanine A Borrower must simultaneously prepay the entire 125 High Street Mezzanine A Loan, (ii) the 125 High Street Mezzanine B Borrower must simultaneously prepay the entire 125 High Street Mezzanine B Loan, (iii) the 125 High Street Mezzanine B-2 Borrower must simultaneously prepay the entire 125 High Street Mezzanine B-2 Loan and (iv) the 125 High Street Mezzanine C Borrower must simultaneously prepay the entire 125 High Street Mezzanine C Loan.

The Mortgaged Property.    The 125 High Street Mortgage Loan is secured by a first mortgage lien on the fee simple interest of the 125 High Street Borrower in the 125 High Street Mortgaged Property which is comprised of the 30-story High Street Tower, the 21-story Oliver Street Tower and the 6-story Museum Building, all located in Boston’s financial district. Built in 1991, the 125 High Street Mortgaged Property contains 1,475,686 square feet of net rentable area. Amenities at the 125 High Street Mortgaged Property include an 850 space parking garage, retail, a museum building and four marble lobbies. The 125 High Street Mortgaged Property is leased to a diverse mix of tenants including, Verizon (which is rated A/A3 by S&P and Moody’s, respectively) with 423,866 square feet (28.7% of total space), Price Waterhouse Coopers with 329,682 square feet (22.3% of total space), Sunlife Insurance (which is rated AA+/Aa2 by S&P and Moody’s, respectively) with 96,451 square feet (6.5% of total space), Merrill Lynch (which is rated A+/Aa3 by S&P and Moody’s, respectively with 76,450 square feet (5.2% of total space) and Goldman Sachs (which is rated A+/Aa3 by S&P and Moody’s, respectively) with 54,487 square feet (3.7% of total space). As of July 31, 2006, based on square footage leased, occupancy at the 125 High Street Mortgaged Property was 83.6%. Based on historical financial information provided by the 125 High Street Borrower, the net operating income for the 125 High Street Mortgaged Property was $47,706,583 for fiscal year 2005, and $18,787,330 for the interim period January through June 2006.

The following is an occupancy chart for the 125 High Street Mortgaged Property, as reported by the 125 High Street Borrower.

Historical Occupancy Information
Year	Occupancy
2005	79.4%
2004	90.6%
2003	93.8%
2002	98.8%
2001	100.0%

The Market.    According to information in the appraisal performed in connection with the origination of the 125 High Street Mortgage Loan, the 125 High Street Mortgaged Property is located in the Central Business District submarket of Downtown Boston. The appraisal further reports that, as of the first quarter 2006, that submarket contained 34.6 million square feet (which constitutes 52.3%, by square footage, of the Downtown Boston market), ranking it as the largest of the nine submarkets comprising the Downtown Boston market. According to the appraisal, the area office market and the local submarket are exhibiting strengthening occupancy levels and upward trending rental rates, with favorable absorption in recent years. The first quarter of 2006 ended with a significant decrease in Boston’s office market vacancy rate, which dipped roughly 90 basis points to 10.8%. According to the appraisal, there are no office buildings currently under construction in downtown Boston. The appraiser believes that the 125 High Street Mortgaged property is extremely well located for an office project with respect to employment centers, major roadways and because surrounding office developments are experiencing an above average level of demand. Based upon the appraiser’s analysis, the 125 High Street Mortgaged Property should continue to enjoy good market acceptance.

Lockbox.    The 125 High Street Borrower is required to cause all gross income from the 125 High Street Mortgaged Property to be deposited into a lockbox account under the control of the lender, which funds will be disbursed as follows: (1) tax and insurance amounts, to the tax and insurance accounts; (2) monthly debt service, to the debt service account; (3) replacement reserve amounts, to the replacement reserve account; (4), cash management fees, to the lockbox bank; (5) default interest or any late charges, to the debt service account; (6) if no 125 High Street Mortgage Loan event of default exists, monthly debt service due under the 125 High Street Mezzanine A Loan, together with any late payment charges or default interest and any related Net Liquidation Proceeds After Debt Service (defined below), to the Mezzanine A loan account; (7) if no 125 High Street Mortgage Loan event of default exists and no 125 High Street Mezzanine A Loan event of default exists, monthly debt service due under the 125 High Street Mezzanine B Loan, together with any late payment charges or default interest and any related Net Liquidation Proceeds After Debt Service, to the Mezzanine B loan account; (8) if no 125 High Street Mortgage Loan event of default exists, no 125 High Street Mezzanine A Loan event of default exists and no 125 High Street Mezzanine B Loan event of default exists, monthly debt service due under the 125 High Street Mezzanine B-2 Loan, together with any late payment charges or default interest and any related Net Liquidation Proceeds After Debt Service, to the Mezzanine B-2 loan account; (9) if no 125 High Street Mortgage Loan event of default exists, during (a) a 125 High Street Mezzanine Low DSCR Period (defined below) or (b) a Mezzanine Loan event of default, all monthly costs and expenses approved by each of the Mezzanine Lenders to the borrower expense account; (10) if no 125 High Street Mortgage Loan event of default exists, during (a) a 125 High Street Mezzanine Low DSCR Period (defined below), or (b) a Mezzanine Loan event of default, certain extraordinary expenses approved by each of the Mezzanine Lenders to the borrower expense account; (11) if no 125 High Street Mortgage Loan event of default exists, no 125 High Street Mezzanine A Loan event of default exists, no 125 High Street Mezzanine B Loan event of default exists and no 125 High Street Mezzanine B-2 Loan event of default exists, and until such time as the 125 High Street Mezzanine C Loan has been paid in full, monthly debt service due under the 125 High Street Mezzanine C Loan, together with any late payment charges or default interest and any Net Liquidation Proceeds After Debt Service, to the Mezzanine C loan account; and (12) if no 125 High Street Mortgage Loan event of default exists, any remaining amounts during a 125 High Street Mezzanine A Loan event of default, to the Mezzanine A loan account; (13) if no 125 High Street Mortgage Loan event of default exists and no 125 High Street Mezzanine A Loan event of default exists, any remaining amounts during a 125 High Street Mezzanine B Loan event of default, to the Mezzanine B loan account; (14) if no 125 High Street Mortgage Loan event of default exists, no 125 High Street Mezzanine A Loan event of default exists and no 125 High Street Mezzanine B Loan event of default exists, any remaining amounts during a 125 High Street Mezzanine B-2 Loan event of default, to the Mezzanine B loan account; (15) if no 125 High Street Mortgage Loan event of default exists, no 125 High Street Mezzanine A Loan event of default exists, no 125 High Street Mezzanine B Loan event of default exists and no 125 High Street Mezzanine B-2 loan event of default exists, any remaining amounts, during a 125 High Street Mezzanine C Loan event of default, to the Mezzanine C loan account; and (16) if no 125 High Street Mortgage Loan event of default exists and no Mezzanine Loan event of default exists, any remaining amounts to the 125 High Street Borrower.

‘‘125 High Street Mezzanine Low DSCR Period’’ means (i) for so long as the 125 High Street Mezzanine C Loan is outstanding, the period (a) commencing upon 125 High Street Mortgage Loan lender's receipt of a notice from 125 High Street Mezzanine C lender stating that a ‘‘125 High Street Low DSCR Period’’ has commenced under the 125 High Street Mezzanine C Loan and (b) terminating upon lender's receipt of a notice from 125 High Street Mezzanine C lender stating that a ‘‘125 High Street Low DSCR Period’’ has terminated under the 125 High Street Mezzanine C Loan, (ii) after the 125 High Street Mezzanine C Loan has been repaid in full, the period (a) commencing upon 125 High Street Mortgage Loan lender's receipt of a notice from the 125 High Street Mezzanine B-2 lender, the 125 High Street Mezzanine B Lender or the 125 High Street Mezzanine A lender stating that a ‘‘125 High Street Low DSCR Period’’ has commenced under the 125 High Street Mezzanine B-2 Loan, the 125 High Street Mezzanine B Loan or the 125 High Street Mezzanine A Loan, as applicable and (b) terminating upon 125 High Street Mortgage Loan lender's receipt of (1) a notice from 125 High Street Mezzanine B-2 lender stating that a ‘‘125 High Street Low DSCR Period’’ has terminated under the Mezzanine B-2 Loan, (2) a notice from 125 High Street Mezzanine B lender stating that a ‘‘125 High Street Low DSCR Period’’ has terminated under the Mezzanine B Loan and (3) a notice from 125 High Street Mezzanine A lender stating that a ‘‘125 High Street Low DSCR Period’’ has terminated under the 125 High Street Mezzanine A Loan.

‘‘125 High Street Low DSCR Period’’ will mean (a) for so long as the 125 High Street Mezzanine C Loan remains outstanding, the period where the aggregate debt service coverage ratio for the 125 High Street Mortgage Loan, the 125 High Street Mezzanine A Loan, the 125 High Street Mezzanine B Loan and the 125 High Street Mezzanine B-2 Loan for the 12-month period ending on the last day of any calendar quarter ending on or after September 30, 2006 is less than 1.15x as calculated for two consecutive calendar quarters and such period will end when the aggregate debt service coverage ratio for the 125 High Street Mortgage Loan, the 125 High Street Mezzanine A Loan, the 125 High Street Mezzanine B Loan and the 125 High Street Mezzanine B-2 Loan for the 12-month period ending on the last day of any calendar quarter ending on or after September 30, 2006 is equal to or greater than 1.15x as calculated for two consecutive calendar quarters and (b) if the 125 High Street Mezzanine C Loan has been paid in full, the period where the aggregate debt service coverage ratio for the 125 High Street Mortgage Loan, the 125 High Street Mezzanine A Loan, the 125 High Street Mezzanine B Loan and the 125 High Street Mezzanine B-2 Loan for the 12-month period ending on the last day of any calendar quarter ending on or after September 30, 2006 is less than 1.05x as calculated for two consecutive calendar quarters and such period will end when the aggregate debt service coverage ratio for the 125 High Street Mortgage Loan, the 125 High Street Mezzanine A Loan, the 125 High Street Mezzanine B Loan and the 125 High Street Mezzanine B-2 Loan for the 12-month period ending on the last day of any calendar quarter ending on or after September 30, 2006 is equal to or greater than 1.05x as calculated for two consecutive calendar quarters.

‘‘Net Liquidation Proceeds After Debt Service’’ means all amounts paid to or received by or on behalf of the 125 High Street Borrower in connection with a casualty, condemnation, sale, transfer or refinancing of the 125 High Street Mortgaged Property less certain costs, expenses and amounts specifically set forth in the related Mezzanine Loan documents.

Terrorism Coverage.    The 125 High Street Borrower is required under the related loan documents to maintain comprehensive all risk insurance (including, without limitation, comprehensive boiler and machinery insurance) and insurance against certain acts of terrorism, in an amount equal to not less than the sum of: (i) the greater of (A) the aggregate outstanding principal balances of the 125 High Street Mortgage Loan, the 125 High Street Mezzanine A Loan, the 125 High Street Mezzanine B Loan, the 125 High Street Mezzanine B-2 Loan and the 125 High Street Mezzanine C Loan or (B) the full replacement cost of the 125 High Street Mortgaged Property, and (ii) business interruption/loss of rents insurance equal to the greater of (a) estimated gross income from the operation of the 125 High Street Mortgaged Property for actual losses sustained for the succeeding 18 month period and (b) projected operating expenses (including debt service) for the maintenance and operation of the 125 High Street Mortgaged Property for actual losses sustained for the succeeding 18 month period. Notwithstanding the foregoing, the total annual premium required to be paid by the 125 High Street Borrower for the above described insurance (and any additional property insurance related thereto that may be required by lender) will not exceed $1,160,000 per year, as adjusted based upon the prior year's Consumer Price Index. To the extent that the cost of the amount of the above described insurance exceeds the premium limit of $1,160,000 in any year, the 125 High Street Borrower is required, for such year, to obtain the maximum amount of all risk, comprehensive boiler and machinery, business interruption/loss of rents and terrorism coverage that can be obtained for an annual premium of $1,160,000 and the relative amounts of such insurance coverage will be determined by the 125 High Street Borrower in its good faith business judgment to be the optimal insurance coverage available.

Mezzanine Financing. The 125 High Street Mezzanine A Borrower is 125 High Senior Mezz, L.P., a Delaware limited partnership. The 125 High Street Mezzanine A Borrower has incurred mezzanine financing (the ‘‘125 High Street Mezzanine A Loan’’) in the principal amount of $104,000,000. The lender on the 125 High Street Mezzanine A Loan is an affiliate of the related mortgage loan seller. The 125 High Street Mezzanine A Loan matures August 11, 2016. On the eleventh day of each month to but excluding August 11, 2016, the 125 High Street Mezzanine A Borrower is required to make interest-only payments based on a fixed rate per annum on the 125 High Street Mezzanine A Loan. The remaining principal balance of the 125 High Street Mezzanine A Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date. The 125 High Street Mezzanine A Loan is secured by the related loan documents which includes a pledge of 100% of the equity ownership interests in the 125 High Street Borrower.

The 125 High Street Mezzanine B Borrower is 125 High Intermediate Mezz, L.P., a Delaware limited partnership. The 125 High Street Mezzanine B Borrower has incurred mezzanine financing (the ‘‘125 High Street Mezzanine B Loan’’) in the principal amount of $45,000,000. The lender on the 125 High Street Mezzanine B Loan is an affiliate of the related mortgage loan seller. The 125 High Street Mezzanine B Loan matures August 11, 2016. On the eleventh day of each month to but excluding August 11, 2016, the 125 High Street Mezzanine B Borrower is required to make interest-only payments based on a fixed rate per annum on the 125 High Street Mezzanine B Loan. The remaining principal balance of the 125 High Street Mezzanine B Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date. The 125 High Street Mezzanine B Loan is secured by the related loan documents which includes a pledge of 100% of the equity ownership interests in the 125 High Street Mezzanine A Borrower.

The 125 High Street Mezzanine B-2 Borrower is 125 High Intermediate-2 Mezz, L.P., a Delaware limited partnership. The 125 High Street Mezzanine B-2 Borrower has incurred mezzanine financing (the ‘‘125 High Street Mezzanine B-2 Loan’’) in the principal amount of $40,000,000. The lender on the 125 High Street Mezzanine B-2 Loan is an affiliate of the related mortgage loan seller. The 125 High Street Mezzanine B-2 Loan matures August 11, 2016. On the eleventh day of each month to but excluding August 11, 2016, the 125 High Street Mezzanine B-2 Borrower is required to make interest-only payments based on a fixed rate per annum on the 125 High Street Mezzanine B-2 Loan. The remaining principal balance of the 125 High Street Mezzanine B-2 Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date. The 125 High Street Mezzanine B-2 Loan is secured by the related loan documents which includes a pledge of 100% of the equity ownership interests in the 125 High Street Mezzanine B Borrower.

The 125 High Street Mezzanine C Borrower is 125 High Junior Mezz, L.P., a Delaware limited partnership. The 125 High Street Mezzanine C Borrower has incurred mezzanine financing (the ‘‘125 High Street Mezzanine C Loan’’) in the maximum principal amount of $30,000,000. As of the cut-off date, the 125 High Street Mezzanine C lender has not advanced any portion of the 125 High Street Mezzanine C Loan. The lender on the 125 High Street Mezzanine C Loan is an affiliate of the related mortgage loan seller. The Mezzanine C Borrower may receive advances under the 125 High Street Mezzanine C Loan for (i) a maximum of $25,000,000 for required repairs, replacements, tenant improvements, tenant allowances, leasing commissions, legal expenses or budgeted capital expenditures for the 125 High Street Mortgaged Property and (ii) a maximum of $5,000,000 to pay for any shortfall or deficiency in the net cash flow of the 125 High Street Mortgaged Property to pay for debt service on the 125 High Street Mortgage Loan, the 125 High Street Mezzanine A Loan, the 125 High Street Mezzanine B Loan, the 125 High Street Mezzanine B-2 Loan and the 125 High Street Mezzanine C Loan. All advances made under the 125 High Street Mezzanine C Loan accrue interest at a floating rate of interest. The 125 High Street Mezzanine C Borrower must also pay to the 125 High Street Mezzanine C lender on the eleventh day of each month, in arrears, a fee computed at a per annum rate equal to 0.2% of the unadvanced portion of the 125 High Street Mezzanine C Loan as of the tenth day of each month. The 125 High Street Mezzanine C Loan matures August 11, 2011, which maturity date may be extended for 5 successive terms of 1 year each, together with payment of an extension fee for extension into the third, fourth and fifth years. The 125 High Street Mezzanine C Loan is secured by the related loan documents which includes a pledge of 100% of the equity ownership interests in the 125 High Street Mezzanine B-2 Borrower.

Provided that the 125 High Street Mezzanine C Loan has been paid in full, on or after August 11, 2011, the 125 High Street Mezzanine C Borrower will be permitted to incur and have outstanding at any given time a single indebtedness not to exceed an aggregate principal amount equal to $30,000,000 extended by one or more lenders provided that certain conditions, more particularly set forth in the 125 High Street Mortgage Loan documents, are satisfied.

Mezzanine Intercreditor Agreement.    The 125 High Street Mezzanine A Loan, the 125 High Street Mezzanine B Loan, the 125 High Street Mezzanine B-2 Loan and the 125 High Street Mezzanine C Loan are individually referred to in this ‘‘—125 High Street Mortgage Loan’’ section as a ‘‘125 High Street Mezzanine Loan’’ and, collectively, as the ‘‘Mezzanine Loans.’’ The 125 High Street Mezzanine A Loan lender, the 125 High Street Mezzanine B Loan lender, the 125 High Street

Mezzanine B-2 Loan lender, the 125 High Street Mezzanine C Loan lender (individually and collectively, as the context may require, the ‘‘Mezzanine Lender’’) and the 125 High Street Mortgage Loan lender, entered into an intercreditor agreement (the ‘‘125 High Street Intercreditor Agreement’’), that sets forth the relative priorities between the 125 High Street Mortgage Loan and each Mezzanine Loan. The 125 High Street Intercreditor Agreement provides that, among other things:

•	Each Mezzanine Loan is generally subordinate to the 125 High Street Mortgage Loan in right of payment; provided, however, that so long as no event of default has occurred and is continuing with respect to the 125 High Street Mortgage Loan, subject to the terms of the 125 High Street Intercreditor Agreement, each Mezzanine Lender may accept payments due and payable from time to time under the loan documents evidencing or securing its respective Mezzanine Loan and prepayments of its respective Mezzanine Loan made in accordance with loan documents evidencing or securing its respective Mezzanine Loan.

•	Upon an ‘‘event of default’’ under a Mezzanine Loan, the applicable Mezzanine Lender will have the right, subject to the terms of the 125 High Street Intercreditor Agreement, to select a replacement manager for the 125 High Street Mortgaged Property.

•	Each Mezzanine Lender has the right to receive notice of any event of default under the 125 High Street Mortgage Loan and the right to cure any monetary default within a period ending 10 business days after the receipt of such notice; provided that no Mezzanine Lender will have the right to cure with respect to monthly scheduled debt service payments for a period of more than six consecutive months unless a Mezzanine Lender has commenced and is continuing to diligently pursue its rights against the collateral for its respective Mezzanine Loan. In addition, if the default is of a non-monetary nature, each Mezzanine Lender will have until 10 business days after the later of (i) receipt of such notice or (ii) the expiration of the 125 High Street Borrower’s cure period to cure such non-monetary default under the 125 High Street Mortgage Loan documents; provided, that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within that period (or is not susceptible of cure without foreclosure on the collateral for a Mezzanine Loan) then, subject to certain conditions, each Mezzanine Lender will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default or to pursue such foreclosure.

•	If the 125 High Street Mortgage Loan has been accelerated, or any proceeding to foreclose or otherwise enforce the mortgage or other security for the 125 High Street Mortgage Loan has been commenced, a proceeding or other action relating to insolvency, reorganization, or relief of debtors has been commenced against the 125 High Street Borrower or its general partner, or if the 125 High Street Mortgage Loan is a ‘‘specially serviced’’ loan and a material event of default under the related 125 High Street Mortgage Loan documents has occurred or is reasonably foreseeable, then, subject to the terms of the 125 High Street Intercreditor Agreement, each Mezzanine Lender will have the right to purchase the 125 High Street Mortgage Loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (including, without limitation, any advances and post-petition interest, but excluding any liquidated damages, acceleration prepayment premium, prepayment fee, premiums, yield maintenance charge, late charges, or any default interest relating to any defaults cured by the Mezzanine Lender, as provided in the 125 High Street Intercreditor Agreement), any protective advances made by the mortgagee and any interest on any advances, all costs and expenses actually incurred by the 125 High Street Mortgage Loan lender in enforcing the terms of the related documents, and, if a Mezzanine Lender fails to purchase the 125 High Street Mortgage Loan within 60 days of receipt of the 125 High Mortgage Loan lender’s notice of such purchase option, special servicing and liquidation fees payable to any special servicer for any related securitization trust.

•	The loan documents evidencing and securing each Mezzanine Loan generally may be modified without the 125 High Street Mortgage Loan lender’s consent, except that certain provisions may not be modified without the 125 High Street Mortgage Loan lender’s consent, including, without limitation, a material increase in any monetary obligations of the 125 High Street Mezzanine A Borrower, the 125 High Street Mezzanine B Borrower, the 125 High Street Mezzanine B-2 Borrower or the 125 High Street Mezzanine C Borrower. Notwithstanding the foregoing, upon the occurrence of an event of default under the loan documents evidencing or securing a Mezzanine Loan, the applicable Mezzanine Lender will be permitted, subject to the satisfaction of certain conditions, to amend or modify the applicable Mezzanine Loan, in a manner that increases the interest rate thereunder.

III. The Shops at Las Americas Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$180,000,000
Loan per Square Foot:	$321(1)
% of Initial Mortgage Pool Balance:	5.9%
Shadow Rating (S&P/Moody’s):	NAP(2)
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.8395% per annum
Interest Calculation:	Actual/360
First Payment Date:	June 11, 2006
Amortization Term:	30 years(3)
Anticipated Repayment Date:	NAP(2)
Hyperamortization:	NAP(2)
Maturity Date:	June 11, 2016
Maturity Balance:	$173,063,587
Borrower:	PCCP/SB Las Americas Owner, LLC
Sponsors:	Stoltz Real Estate Fund I, LP and a joint venture between Pacific Coast Capital Partners, LLC and Lehman Brothers Real Estate Partners
Defeasance/Prepayment:	Defeasance permitted beginning two years after Issue Date. Prepayment permitted beginning two years after Issue Date with penalty and without penalty for specified partial prepayment. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	Unfunded Landlord Obligation Reserve(4)
Iron Wok Reserve(5)
Ongoing/Other Reserves:	Tax and Insurance Reserve(6) Replacement Reserve(7) Rollover Reserve(8)
City Repayment Reserve(9)
Lockbox:	Hard(10)
Other Secured Debt:	NAP(2)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Anchored Retail
Location:	San Ysidro, California
Year Built:	2001; 2005-2006(11)
Year Renovated:	NAP(2)
Gross Square Feet:	561,426(12)
Collateral Square Feet:	541,949(13)
Overall Occupancy:	96.0%
Occupancy Date:	July 5, 2006
Ownership Interest:	Fee
Property Management:	Stoltz Management of Delaware, Inc., an affiliate of the borrower
Small Shop Sales PSF:	$455(14)
Cost of Occupancy	7.7%(14)
U/W NCF:	$13,494,321(15)
U/W NCF DSCR:	1.06x(16)
Cut-off Date U/W NCF DSCR:	1.27x(17)
Appraised Value:	$225,000,000(18)
Appraisal As of Date:	September 1, 2006
Cut-off Date LTV Ratio:	80.0%(18)
Maturity LTV Ratio:	76.9%(18)

(1)	Based on gross square feet of the entire shopping center including any pad sites which may not be part of the loan collateral.

(2)	NAP means not applicable.

(3)	Payments of interest only are required through and including the payment date in May 2013.

(4)	At closing, The Shops at Las Americas Borrower deposited $1,657,940 into an unfunded landlord obligations reserve account to pay for outstanding tenant improvement costs under specified tenant leases at the Shops at Las Americas Mortgaged Property.

(5)	At closing, The Shops at Las Americas Borrower deposited $3,100,000 into a reserve account related to the Iron Wok tenant. So long as no event of default has occurred and is continuing, the lender is required to disburse the funds on deposit in the reserve account to The Shops at Las Americas Borrower upon receipt of, among other things, a written request for disbursement accompanied by a certificate from the tenant stating that all construction required under the Iron Wok lease has been completed in a manner satisfactory and acceptable to the tenant and that the tenant has accepted the premises.

(6)	The Shops at Las Americas Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the next ensuing 12 months. Notwithstanding the foregoing, so long as The Shops at Las Americas Borrower obtains a blanket insurance policy covering The Shops at Las Americas Property, as approved by the lender, the monthly insurance escrow payment will not be required. At closing, The Shops at Las Americas Borrower deposited $1,215,150 into the tax and insurance reserve account.

(7)	The Shops at Las Americas Borrower is required to make monthly deposits into a replacement reserve account in an amount equal to one-twelfth of $0.10 multiplied by the total gross rentable square footage of the property then subject to the mortgage for replacements and repairs required to be made to the property. If the lender determines, in its reasonable discretion, that an increase in the replacement reserve account is necessary to maintain the proper maintenance and operation of the property, then the lender may reassess its estimate of replacement reserve funds from time to time, and may increase the monthly reserve amounts to be deposited into the replacement reserve fund upon thirty days notice to The Shops at Las Americas Borrower.

(8)	The Shops at Las Americas Borrower is required to make monthly deposits into a rollover reserve account for tenant improvement and leasing commission obligations incurred with respect to leasing the property in an amount equal to one-twelfth of $1.15 multiplied by the total gross rentable square footage of the property then subject to the mortgage. In addition, all lease termination payments payable to The Shops at Las Americas Borrower by tenants are required to be deposited into the rollover reserve account.

(9)	The Shops at Las Americas Borrower is required to deposit amounts received in connection with prepayment made under the public use leases and the City loan agreements with respect to The Shops at Las Americas Mortgaged Property into a City repayment reserve account to be used to either prepay or partially defease The Shops at Las Americas Mortgage Loan. See ‘‘—The Mortgage Loan’’ and ‘‘—City Loan Agreements and Public Use Leases’’ below.

(10)	See ‘‘—Lockbox’’ below.

(11)	The Shops at Las Americas Mortgaged Property was built in two phases, the first phase comprising 371,686 square feet opened in 2001 and the second phase comprising 189,740 square feet opened in 2005-2006 (including the Iron Wok building, completion of which is projected by The Shops at Las Americas Borrower to occur in the Fall of 2006).

(12)	Reflects gross leasable area of the entire shopping center including any pad sites which may not be part of the collateral.

(13)	Collateral square feet comprising The Shops at Las Americas Mortgaged Property consists of 114,151 square feet of major stores, 411,648 square feet of small shops space and 16,150 square feet of improved pad sites (including the not yet completed Iron Wok space). In addition, The Shops at Las Americas Mortgaged Property includes four pad sites, but not the 19,477 square feet of tenant-owned improvements on those pad sites.

(14)	Small Shop Sales per square foot for the trailing 12 months ending May 2006 for Phase I only, and cost of occupancy percentage for the trailing 12 months ending March 2006.

(15)	Reflects in-place U/W NCF. The U/W NCF of The Shops at Las Americas Mortgaged Property is projected to be $14,600,025 based on additional kiosk income in year 2007, lease-up of 10,385 square feet of vacant space at appraiser’s estimate of market rent and certain other lease-up assumptions.

(16)	Based on in-place U/W NCF and calculated based on the annualized constant monthly payment commencing with the payment date in June 2013. Based on the projected U/W NCF for The Shops at Las Americas Mortgaged Property of $14,600,025 (described in footnote (15) above) and calculated based on the annualized constant monthly payment commencing with the payment date in June 2013, The Shops at Las Americas Mortgage Loan has an U/W DSCR of 1.15x.

(17)	Based on in-place U/W NCF and calculated based on the annual interest-only payments. Based on the projected U/W NCF for The Shops at Las Americas Mortgaged Property of $14,600,025 (described in footnote (15) above) and calculated based on the annual interest-only payments. The Shops at Las Americas Mortgage Loan has an U/W DSCR of 1.37x.

(18)	The stabilized appraised value as of 6/1/2007 is, following completion of the Iron Wok building and based upon achieving stabilized occupancy, $230,000,000. Based on this stabilized value, the Cut-off Date LTV Ratio and the Maturity LTV Ratio are 78.3% and 75.2%, respectively.

Gross Leasable Area (GLA) Overview of The Shops at Las Americas
Store	Approximate Square Feet		As % of GLA	Ratings(1)	Major Stores Lease Expiration
Majors
Neiman Marcus Last Call	25,228		4.5%	B+/B2	1/31/2016
Nike Factory Store	25,000		4.5	A+/A2	11/30/2011
Old Navy Outlet	17,000		3.0	BBB−/Baa3	11/30/2011
Gap Outlet	15,300		2.7	BBB−/Baa3	11/30/2011
Polo Ralph Lauren	11,623		2.1	BBB+/Baa1	5/19/2012
Liz Claiborne	10,000		1.8	BBB/Baa2	11/30/2011
Banana Republic	10,000		1.8	BBB−/Baa3	11/30/2011
Total Major Store Space	114,151		20.3%
Small Shops Space	411,648		73.3
Pad Sites Space	35,627	(2)	6.3
Total GLA	561,426		100.0%

(1)	Credit ratings are by S&P and Moody’s respectively, and may reflect parent company rating (even though the parent company may have no obligations under the related lease) if tenant company is not rated. NR means not rated.

(2)	Four of the six pads, comprising 19,477 square feet, are ground leased and are currently not part of the collateral, the ownership of the pads and the improvements located thereon is vested in the tenant so long as each lease is in effect; however, once each lease terminates, building ownership reverts back to The Shops at Las Americas Borrower.

Major Small Shops Tenant Information
Tenant	Approximate Square Feet	Lease Expiration
Baja Duty Free	9,715	5/31/2009
Adidas	9,400	4/30/2012
Skechers	9,000	11/30/2008
Guess	8,650	11/30/2006(1)
Nautica of San Diego, Inc.	8,550	11/30/2006(2)
Total	45,315

(1)	Guess' lease provides for one, five-year renewal option.

(2)	Nautica of San Diego, Inc.’s lease provides for three, five-year renewal options.

Lease Expiration Information
Year	Approximate Expiring Total Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Base Revenues(1)
2006(2)	77,571	13.8%	13.8%	$1,559,008	13.2%	13.2%
2007	32,030	5.7	19.5%	542,110	4.6	17.8%
2008	11,200	2.0	21.5%	269,508	2.3	20.0%
2009	26,625	4.7	26.3%	760,115	6.4	26.5%
2010	50,072	8.9	35.2%	1,280,358	10.8	37.3%
2011	133,942	23.9	59.0%	2,789,452	23.6	60.9%
2012	66,851	11.9	70.9%	1,565,579	13.2	74.1%
2013	8,000	1.4	72.4%	233,600	2.0	76.1%
2014	700	0.1	72.5%	42,000	0.4	76.4%
2015	41,569	7.4	79.9%	1,016,431	8.6	85.0%
2016 and beyond	90,605	16.1	96.0%	1,770,267	15.0	100.0%
Vacant	22,261	4.0	100.0%	0	—
Total	561,426	100.0%		$11,828,428	100.0%

(1)	Based on in-place underwritten base rental revenues.

(2)	Includes any month-to-month tenants.

The Borrower and Sponsors.    The Shops at Las Americas Borrower is PCCP/SB Las Americas Owner, LLC, a Delaware limited liability company, that is ultimately owned and controlled by Pacific Coast Capital Partners, LLC, Lehman Brothers Real Estate Partners and Stoltz Real Estate Fund I, LP. With offices in San Francisco, Sacramento and Los Angeles, Pacific Coast Capital Partners, LLC is a provider of opportunistic debt and equity capital for real estate in the western United States and has invested more than $3.6 billion in California and other western states properties. Lehman Brothers Real Estate Partners is a full-service merchant banking fund that makes direct private equity investments in properties, real estate companies and service businesses ancillary to the real estate industry. By the end of the first fund’s commitment period in November 2004, Lehman Brothers Real Estate Partners had committed more than $1.8 billion in equity across 66 transactions in 26 states in the U.S., seven European countries, Puerto Rico and Canada. Stoltz Real Estate Partners is a full-service real estate investment, management and development company that currently owns and manages in excess of 11 million square feet of retail, office, industrial and multi-family assets nationwide. Stoltz recently completed development of Stoltz Real Estate Fund I, LP, totaling acquisitions for assets valued in excess of $750 million.

The Mortgage Loan.    The Shops at Las Americas Mortgage Loan was originated on May 19, 2006, and has a cut-off date balance of $180,000,000. The Shops at Las Americas Mortgage Loan is a ten-year loan with a scheduled maturity date of June 11, 2016. The Shops at Las Americas Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of a default, of 5.8395% per annum. On the eleventh day of each month through and including the payment date in May 2013, The Shops at Las Americas Borrower is required to make payments of interest only on The Shops at Las Americas Mortgage Loan. On the eleventh day of each month thereafter through the scheduled maturity date, The Shops at Las Americas Borrower is required to make a debt service payment on The Shops at Las Americas Mortgage Loan of $1,060,687.51, which amount may be recalculated in the event of any permitted partial prepayment. The remaining principal balance of The Shops at Las Americas Mortgage Loan, plus all accrued and unpaid interest thereon, is due on the maturity date.

The Shops at Las Americas Borrower is prohibited from voluntarily prepaying or defeasing The Shops at Las Americas Mortgage Loan, in whole or in part, prior to the second anniversary of the Issue Date. On any payment date after the second anniversary of the Issue Date, The Shops at Las Americas Borrower (a) is permitted to prepay The Shops at Las Americas Mortgage Loan, in whole, together with payment of a yield maintenance premium, or (b) is required to prepay (or alternatively defease as provided below) The Shops at Las Americas Mortgage Loan, in part, solely in connection with a prepayment under the public use leases or the City loan agreements, as described under ‘‘—City Loan Agreements and Public Use Leases’’ below, accompanied by a yield maintenance premium; provided, however, no such yield maintenance premium is required if such prepayment (i) is a prepayment made in connection with a prepayment under the City loan agreements and (ii) does not occur within thirty days prior to or following the prepayment, or notice of prepayment, of the public use leases. Notwithstanding the foregoing and so long as no event of default has occurred and is continuing, on any payment date occurring during the 90 day period preceding the scheduled maturity date, The Shops at Las Americas Borrower may voluntarily prepay The Shops at Las Americas Mortgage Loan, in whole only, without payment of any yield maintenance premium or other prepayment consideration.

Further, at any time after the second anniversary of the Issue Date, The Shops at Las Americas Borrower (a) is permitted to defease The Shops at Las Americas Mortgage Loan, in whole, or (b) is required to defease (or alternatively prepay as provided above) The Shops at Las Americas Mortgage Loan, in part, solely in connection with a prepayment under the public use leases or the City loan agreements, as described under ‘‘—City Loan Agreements and Public Use Leases’’ below, provided, that, in each case, no event of default exists and the conditions with respect thereto set forth in the loan documents have been satisfied.

The Mortgaged Property.    The Shops at Las Americas Mortgage Loan is secured by a first priority mortgage lien on the fee interest of The Shops at Las Americas Borrower in The Shops at Las Americas Mortgaged Property, which is comprised of a portion of The Shops at Las Americas, a one-story, open-air, 18-building shopping center located in San Ysidro, California, approximately 20 minutes south of downtown San Diego and just north of Tijuana, Mexico. The Shops at Las Americas, which contains a total of 561,426 square feet of gross leaseable area, was built in two phases, the first phase comprising 371,686 square feet was built in 2001 and the second phase comprising 189,740 square feet was built in 2005-2006 (including the Iron Wok building, completion of which is projected by The Shops at Las Americas Borrower to occur in the Fall of 2006). The Shops at Las Americas is anchored by seven major tenants with an aggregate of 114,151 square feet comprised of, Neiman Marcus Last Call, Nike Factory Store, Old Navy Outlet, Gap Outlet, Polo Ralph Lauren, Liz Claiborne and Banana Republic. The Shops at Las Americas Mortgaged Property totals 541,949 square feet comprised of 114,151 square feet of major stores, 411,648 square feet of small shops and two pad sites with 16,150 square feet of improvements. In addition, The Shops at Las Americas Mortgaged Property includes four other pad sites leased to four tenants, but not the 19,477 square feet of tenant-owned improvements on these pad sites. Small shops tenants reflect a diverse range of national tenants including Eddie Bauer, Tommy Hilfiger, Bath and Body Works, Coach, Kenneth Cole, Charlotte Russe, Ann Taylor and the Disney Store. As of July 5, 2006, based on square footage leased including the Iron Wok building, overall occupancy at The Shops of Las Americas was 96.0%.

Lockbox.    The Shops at Las Americas Borrower is required to deposit all income from The Shops at Las Americas Mortgaged Property (and to forward for deposit any amounts received by Borrower or Property Manager) into a lockbox account maintained by The Shops at Las Americas Borrower with Citizens Bank of Pennsylvania (the ‘‘The Shops at Las Americas Clearing Account’’). All amounts on deposit in The Shops at Las Americas Clearing Account are transferred on the last business day of each week and on any other business day on which the amount of available funds in The Shops at Las Americas Clearing Account exceeds $500 to a lockbox account that has been pledged to the lender (‘‘The Shops at Las Americas Lockbox Account’’). So long as no event of default exists, all amounts in The Shops at Las Americas Lockbox Account are to be applied on each business day in the following order of priority: first, to the payment of the required monthly real estate tax and insurance premium reserve, second, to the payment of monthly debt service, third, to the payment of the required monthly replacement reserve, fourth, to the extent applicable, to the payment of the monthly rollover reserve, fifth, to the payment of any default interest and late payment charges and, sixth, to The Shops at Las Americas Borrower.

Terrorism Insurance.    The Shops at Las Americas Borrower is required to maintain insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with the comprehensive all-risk insurance, comprehensive general liability insurance and certain other insurance required under the loan documents so long as such terrorism insurance is available for purchase at an additional cost not in excess of $110,000 per annum.

Completion Guaranty.    Stolz Real Estate Fund I, L.P. has guaranteed to the lender the construction and completion of the Iron Wok building.

City Loan Agreements and Public Use Leases.    In connection with the development of The Shops at Las Americas, the owner of The Shops at Las Americas Mortgaged Property entered into two public use leases with the City of San Diego with respect to each development phase of The Shops at Las Americas Mortgaged Property and two City loan agreements with the Redevelopment Agency of the City of San Diego, as borrower.

Pursuant to the public use leases and the City loan agreements, The Shops at Las Americas Borrower receives an annual payment from the City of San Diego and the Redevelopment Agency of the City of San Diego, respectively. The annual payment due to The Shops at Las Americas Borrower under each public use lease for each lease year is an amount equal to the lesser of (a) the annual rental amount for such lease year, as set forth on a schedule attached to such public use lease, and (b) revenue generated in such lease year from sales and use taxes levied by the City of San Diego on the portion of The Shops at Las Americas Mortgaged Property subject to such public use lease. If, in any lease year, the tax revenue exceeds the rental amount with respect to any public use lease, then the excess is required to be deposited into a reserve established and controlled by the City of San Diego under such public use lease. In any lease year in which the rental amount exceeds the tax revenue with respect to any public use lease, then the City of San Diego is required to pay to The Shops at Las Americas Borrower any amounts then held in the reserve under such public use lease to make up the shortfall amount. Notwithstanding the foregoing, the City of San Diego is not required to deposit into such reserves an amount in excess of an aggregate amount equal to: (A) $1,411,904 with respect to the public use lease for the first phase of development or (B) $588,096 with respect to the public use lease for the second phase of development, which amounts are reduced on the earlier to occur of (a) the end of the 10th lease year of the applicable public use lease, and (b) (i) with respect to the public use lease for the first phase of development, the first day of the lease year immediately succeeding the first lease year in which the tax revenue under such public use lease is greater than 1.5 times the annual rental amount under such public use lease or (ii) with respect to the public use lease for the second phase of development, the first day of the lease year immediately succeeding the first lease year in which the tax revenue under such public use lease is greater than $744,603, in either case, to an amount equal to the greater of (x) the annual rental amount under the applicable public use lease or (y) the amount previously paid to The Shops at Las Americas Borrower out of the reserve under the applicable public use lease to cover current or past shortfalls in annual payments. Any portion of the annual payment due under either public use lease that is not paid in any lease year due to insufficient tax revenue and reserves will be deemed a deferred obligation payable (without interest) from available reserves under such public use lease if and as such reserves become available to pay for such deferred obligations. After the City of San Diego has deposited the maximum amount into the reserve established under the applicable public use lease, any portion of the annual payment under such public use lease which cannot be paid due to insufficient tax revenue and reserves will be deemed forgiven and the City of San Diego will have no further obligation or liability with respect thereto. There are no restrictions on the City of San Diego’s ability to prepay its obligations under the public use leases.

The annual payment due to The Shops at Las Americas Borrower under each City loan agreement in each fiscal year is an amount equal to the lesser of (a) the amortization amount for such fiscal year, as set forth on a schedule attached to such City loan agreement, and (b) the net revenue generated from ad valorem taxes levied by the Redevelopment Agency of the City of San Diego on the portion of The Las Americas Mortgaged Property subject to such City loan agreement for such fiscal year (which is based on the net increment in ad valorem property taxes over a predetermined base year amount). Any portion of the annual payment due under either City loan agreement that cannot be paid due to insufficient tax revenue in any fiscal year will be deemed forgiven, and the Redevelopment Agency of the City of San Diego will have no further obligation or liability with respect thereto. Pursuant to an estoppel certificate, the Redevelopment Agency of the City of San Diego confirmed to the lender that the aggregate principal balance of the City loan agreements as of August 1, 2006 was $3,085,009. There are no restrictions on the Redevelopment Agency of the City of San Diego’s ability to prepay its obligations under the City loan agreements.

Any amounts prepaid under the public use leases or the City loan agreements are required to be paid directly to the lender for deposit into a reserve account held by the lender (‘‘The Shops at Las Americas City Repayment Reserve’’). The Shops at Las Americas Borrower is required as of the later to occur of the second anniversary of the Issue Date or the date on which such funds are deposited into The Shops at Las Americas City Repayment Reserve to apply sums in the Shops at Las Americas City Repayment Reserve to either, at its option, (a) prepay The Shops at Las Americas Mortgage Loan or (b) voluntarily defease The Shops at Las Americas Mortgage Loan, in each case, as described above under ‘‘—The Mortgage Loan’’. In addition, if the lender determines that the DSCR for The Shops at Las America Mortgaged Property would be less than 1.25x (after giving effect to the partial prepayment or defeasance), The Shops at Las Americas Borrower is required to prepay (in the case of a prepayment), or defease (in the case of a defeasance), in either case, an additional portion of The Shops of Las Americas Mortgage Loan in an amount sufficient to increase the DSCR for The Shops at Las Americas Mortgaged Property to no less than 1.25x; provided, however, The Shops at Las Americas Borrower is not required to prepay or defease such additional portion of The Shops at Las Americas Mortgage Loan for the purpose of so increasing the DSCR of The Shops at Las Americas Mortgage Loan in excess of an amount equal to (a) $17,535,000 in connection with a prepayment under the public use leases or (b) $4,440,000 in connection with a prepayment under the City loan agreements.

Permitted Transfers of Interests in The Shops at Las Americas Borrower into a Tenant-in-Common Form of Ownership.     The lender, in its sole discretion, may consent to a transfer of (a) more than 49% of the direct or indirect equity interests in The Shops at Las Americas Borrower or (b) all or substantially all of The Shops at Las Americas Mortgaged Property, in each case, to a ‘‘sponsor tenant-in-common borrower’’ or not more than fifteen ‘‘investor tenants-in-common borrowers’’, provided, that the conditions set forth in the loan agreement with respect thereto shall have been satisfied, including, without limitation, (i) no event of default under the loan documents shall have occurred and be continuing, (ii) The Shops at Las Americas Borrower shall have paid to the lender a transfer fee equal to 0.5% of the outstanding principal balance of The Shops at Las Americas Mortgage Loan at the time of such transfer and (iii) the loan documents shall have been amended to provide, among other things, that the tenant-in-common transferees will be jointly and severally liable under the loan documents. In the event of any such transfer, each transferee may transfer all or any portion of its tenancy-in-common interest in The Shops at Las Americas Mortgaged Property to another tenant-in-common that already holds a tenancy-in-common interest in The Shops at Las Americas Mortgaged Property, provided, that the conditions set forth in the loan agreement with respect thereto shall have been satisfied.

IV. The StorageMart Portfolio Mortgage Loans

Mortgage Loan Information
Cut-off Date Principal Balance:	$145,000,000(1)
Loan per Square Foot:	$73(2)
% of Initial Mortgage Pool Balance:	4.8%
Shadow Rating (S&P/Moody's):	NAP(3)
Loan Purpose:	Recapitalization
Mortgage Interest Rate:	6.087% per annum
Interest Calculation:	Actual/360
First Payment Date:	July 11, 2006
Amortization Term:	30 years(4)
Anticipated Repayment Date:	NAP(3)
Hyperamortization:	NAP(3)
Maturity Date:	June 11, 2011
Maturity Balance:	$141,644,876
Borrowers:	WSMP-MW-East, L.P.; TKGSM-NY,L.L.C; et al.(5)
Sponsors:	E. Stanley Kroenke, Steve Dulle, and members of the Burnam family
Defeasance/Prepayment:	Defeasance permitted beginning two years after Issue Date. Partial prepayment permitted at any time with penalty related to release of one specified property. Prepayment without penalty permitted two months prior to maturity date.
Up-Front Reserves:	None
Ongoing Reserves:	None
Lockbox:	Springing Soft (6)
Other Secured Debt:	NAP(3)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio(7)
Property Type:	Self-Storage
Location:	8 states(7)
Year Built:	1935-2002
Year Renovated:	2001-2006
Square Feet:	1,975,092(8)
Occupancy:	84.7%(9)
Occupancy Date:	May 18, 2006(9)
Ownership Interest:	Fee
Property Management:	TKG-StorageMart Partners, L.P., an affiliate of the borrowers
U/W NCF:	$12,832,199(10)
U/W NCF DSCR:	1.22x(11)
Cut-off Date U/W NCF DSCR:	1.43x(12)
Aggregate Appraised Value:	$203,985,000
Appraisal As of Date:	April 1, 2006(13)
Aggregate Cut-off Date
LTV Ratio:	71.1%
Aggregate Maturity LTV Ratio:	69.4%

(1)	The StorageMart Portfolio Mortgage Loans are comprised of twenty-eight cross-collateralized and cross-defaulted loans, each with substantially the same terms including the same mortgage interest rate, interest calculation, first payment date and stated maturity date.

(2)	Calculated based on aggregate loan amount and total square feet of the StorageMart Portfolio.

(3)	NAP means not applicable.

(4)	Payments of interest only are required through and including the payment date in June 2009.

(5)	Represent the StorageMart Portfolio Borrowers with the largest loan concentrations, as a percent of the aggregate Cut-off Date Balance, of 29.9% and 18.4%, respectively. The other StorageMart Portfolio Borrowers are TKGSM-KS, L.L.C. (15.6%), WSMP-MO-KY, L.P. (14.3%), TKGSM-KC-IL, L.L.C. (14.1%), and WSMP-Southeast-Colorado, L.P. (7.7%).

(6)	See ‘‘—Lockbox’’ below.

(7)	Portfolio of 28 self-storage facilities located in Missouri, Florida, New York, Kansas, Illinois, New Jersey, Kentucky, and Georgia.

(8)	Aggregate of self-storage square footage represents an aggregate of approximately 16,911 units.

(9)	Weighted average as of May 18, 2006, based on loan amounts and property occupancy as determined by square footage.

(10)	Aggregate U/W NCF for the 28 StorageMart Mortgaged Properties.

(11)	Weighted average based on U/W NCF and calculated based on the annualized constant monthly payments commencing with the payment date in July 2009.

(12)	Weighted average based on U/W NCF and calculated based on the aggregate annual interest-only payments.

(13)	Six of the StorageMart Portfolio Properties were appraised as of March 30, 2006.

The Borrower and Sponsor.    The StorageMart Portfolio Borrowers are WSMP-MO-KY, L.P., WSMP-Southeast-Colorado, L.P., WSMP-MW-East, L.P., all Missouri limited liability companies, and TKGSM-NY, L.L.C., TKGSM-KS, L.L.C., and TKGSM-KC-IL, L.L.C., all Delaware limited liability companies owned and controlled by TKG-StorageMart Partners, LP which is an affiliate of StorageMart. Headquartered in Columbia, Missouri, StorageMart is a privately held self storage company that operates more than 51 self storage facilities in 11 states. The Sponsor of the StorageMart Portfolio Borrowers is comprised of the StorageMart management team comprised of the Burnam family including Michael G. Burnam, Steve Dulle, and E. Stanley Kroenke (‘‘Kroenke’’) who has recently become a part of the management team. The Burnams have been involved in the acquisition, development and management of self storage facilities since 1974 forming a company known as StorageTrust Realty where they oversaw the acquisition, development and management of more than $600 million in self storage facilities. Storage Trust Realty became public in 1994 and in 1999 was acquired by Public Storage. In 1999, the Burnams and Steve Dulle formed StorageMart. Kroenke is the owner of the Kroenke Group, a national real estate development and management company, and is a member of the board of directors of Wal-Mart stores. Kroenke is listed on the Forbes 2005 list of 400 wealthiest Americans and owns the National Basketball Association’s Denver Nuggests and National Hockey League’s Colorado Avalanche, and is also a co-owner of the National Football League’s St. Louis Rams. A non-controlling 49% equity interest in each StorageMart Portfolio Borrower has been pledged to an affiliate of the mortgage loan seller to secure certain loans extended to affiliates of the StorageMart Portfolio Borrowers.

The Mortgage Loans.    The StorageMart Portfolio Mortgage Loans were originated on June 1, 2006 and have an aggregate cut-off date principal balance of $145,000,000. The StorageMart Portfolio Mortgage Loans are comprised of twenty eight separate, but cross-defaulted and cross-collateralized loans. The StorageMart Portfolio Loans are secured by first priority mortgages or similar liens upon the fee interests in the StorageMart Portfolio Properties. Each of the StorageMart Portfolio Mortgage Loans has a stated maturity date of June 11, 2011. The StorageMart Portfolio Mortgage Loans each accrue interest on an Actual/360 Basis at an interest rate, in the absence of default, of 6.087% per annum. On the eleventh day of each month through and including the payment date in June 2009, the StorageMart Portfolio Borrowers are required to make payments of interest only on the StorageMart Portfolio Mortgage Loans. On the eleventh day of each month from and including July 11, 2009, up to but excluding the stated maturity date, the StorageMart Portfolio Borrowers are required to make constant monthly debt service payments aggregating $877,475 on the StorageMart Portfolio Loans (based on a 30-year amortization schedule). The outstanding principal balance of the StorageMart Portfolio Mortgage Loans, plus all accrued and unpaid interest thereon, are due and payable on such stated maturity date.

Except as set forth below under ‘‘—Releases; Substitutions’’ with respect to the Brooklyn 1905 Mortgage Loan, the StorageMart Portfolio Borrowers are prohibited from voluntarily prepaying the StorageMart Portfolio Mortgage Loans, in whole or in part, prior to April 11, 2011.

Commencing on the second anniversary of the Issue Date, the StorageMart Portfolio Borrowers may obtain the release of individual StorageMart Portfolio Mortgaged Properties by simultaneously defeasing the individual StorageMart Portfolio Mortgage Loans made with respect thereto. A defeasance will be effected by the StorageMart Portfolio Borrowers pledging fixed rate non-callable obligations that are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments that are equal to or greater than 125% of the remaining payments due under the respective StorageMart Portfolio Loan, including the balloon payment due at maturity. The right of the StorageMart Portfolio Borrowers to defease the StorageMart Portfolio Mortgage Loans is subject to the satisfaction of certain conditions set forth in the StorageMart Portfolio Mortgage Loan documents, including (i) that the remaining StorageMart Portfolio Mortgaged Properties shall have a debt service coverage ratio of at least 1.25x and a loan to value percentage of no more than 80% and (ii) the mortgage lender having received from the applicable rating agencies written confirmation that such release will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of the series 2006-C6 certificates.

The Mortgaged Properties.    The StorageMart Portfolio Mortgage Loans are secured by first priority mortgage liens on the fee simple interests of the StorageMart Portfolio Borrower in the StorageMart Portfolio Mortgaged Properties. The lien of certain of the mortgages delivered to the lender have been limited in order to effect a savings in the payment of mortgage recording taxes. With respect to the two StorageMart Portfolio Mortgage Properties located in New York, E. Stanley Kroenke has guaranteed payment of StorageMart Portfolio Mortgage Loans to the extent that the lien of any such mortgage is less than the appraised value of the related mortgaged property. See ‘‘—Guarantees’’. The StorageMart Portfolio Mortgaged Properties consist of 28 self-storage facilities containing approximately 16,911 units, with an aggregate of approximately 1,975,092 square feet. These facilities are located in eight states across the country. Twenty seven of the facilities offer climate-controlled facilities, with an aggregate of 10,240 units, or 60.6% of the total approximate number of units. The StorageMart Portfolio Borrowers have advised the mortgage lender that the Brooklyn 1905 Mortgaged Property is located within or nearby an area that may be condemned in connection with the construction of an indoor sports arena and related improvements.

The StorageMart Portfolio Mortgaged Properties(1)
Location	Number of Properties	Approximate Number of Units	Approximate Square Feet	Year Built	Weighted Average Occupancy(2)	Appraised Value	Loan Amount
Missouri	8	3,789	586,296	1974-2002	87.2%	$44,050,000	$33,866,000
Florida	5	2,996	255,494	1983-2002	87.9	43,110,000	30,605,000
New York	2	2,372	145,024	1935-1940	87.8	40,500,000	26,625,000
Kansas	6	3,166	446,625	1996-2001	84.1	30,950,000	22,613,000
Illinois	3	2,515	281,277	1958-2001	69.8	15,700,000	11,641,000
New Jersey	1	814	94,996	2001	74.7	17,800,000	10,150,000
Kentucky	2	756	104,250	1979-1990	92.6	7,275,000	5,820,000
Georgia	1	503	61,130	1986	79.4	4,600,000	3,680,000
Total/Weighted Average	28	16,911	1,975,092		84.7%	$203,985,000	$145,000,000

(1)	Ranked by the aggregate loan amount per state.

(2)	Weighted average occupancy for each state based on average occupancy per property in the specified state as of May 18, 2006.

Lockbox.    Upon the occurrence of a default beyond applicable cure periods under the related StorageMart Portfolio Mortgage Loan documents, or during any period that the debt service coverage ratio for the applicable StorageMart Portfolio Mortgaged Property shall fall below 1.00x, the mortgage lender, upon notice to the related StorageMart Portfolio Borrower, may require all rents from the related StorageMart Portfolio Mortgaged Property to be paid directly to the property manager and deposited into a lockbox account under the exclusive control of mortgage lender. If, in mortgage lender’s reasonable judgment, the property manager’s performance in the collection of rents shall decline, the mortgage lender may require the related StorageMart Portfolio Borrower to irrevocably instruct all of the tenants to deposit rent payments directly into such lockbox account.

Terrorism Coverage.    Although the StorageMart Portfolio Mortgage Loan documents do not expressly require maintenance of terrorism insurance, the StorageMart Portfolio Borrowers are required to obtain all-risk coverage as well as such other insurance and in such amounts as the mortgage lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the related StorageMart Portfolio Mortgaged Property located in or around the region in which the related StorageMart Portfolio Mortgaged Property is located.

Guarantees.    Kroenke delivered the following personal guarantees to the lender:

(i)  to the extent that either of the Storage Mart Portfolio Mortgaged Properties located in New York remain as collateral for the StorageMart Portfolio Mortgage Loans, a guaranty of payment of the StorageMart Portfolio Mortgage Loans, limited to the amount, if any, by which the appraised value of each such New York mortgaged property exceeds the amount of the recorded lien on such property at the time of foreclosure;

(ii)  a guaranty of payment of the individual StorageMart Portfolio Mortgage Loan made with respect to the Brooklyn 1905 Mortgaged Property, limited to the amount, if any, by which the total amount payable in connection with any required prepayment of the Brooklyn 1905 Mortgage Loan following a condemnation of the Brooklyn 1905 Mortgaged Property exceeds the amount of the condemnation proceeds received by Brooklyn 1905 Mortgage Borrower;

(iii)  a guaranty of payment of each StorageMart Portfolio Mortgage Loan, limited to $0.10 per square foot of the related StorageMart Portfolio Mortgaged Property, which amount is the maximum amount that the related StorageMart Portfolio Borrower would have been required to have on deposit in a capital expenditure reserve with mortgage lender in the absence of such guaranty;

(iv)  a guaranty of payment of the real estate taxes and insurance premiums required to be paid pursuant to the StorageMart Portfolio Mortgage Loan documents.

Releases; Substitutions.    The StorageMart Portfolio Mortgage Loan in the amount of $13,350,000 (the ‘‘Brooklyn 1905 Mortgage Loan’’) made with respect to the mortgaged property known as Site 1905 located in Brooklyn, New York (the ‘‘Brooklyn 1905 Mortgaged Property’’) may be prepaid at any time and the Brooklyn 1905 Mortgaged Property may be simultaneously released from its mortgage lien, subject to the payment of a yield maintenance prepayment premium and other conditions, including that the remaining StorageMart Mortgaged Properties shall have a debt service coverage ratio of at least 1.25x and a loan to value percentage of no more than 80% following such release. Furthermore, in the event of a condemnation of the Brooklyn 1905 Mortgaged Property that results in a debt service coverage ratio for the Brooklyn 1905 Mortgaged Property of less than 1.20x or a loan to value ratio for the Brooklyn 1905 Mortgaged Property of more than 80%, the StorageMart Portfolio Borrower shall be required to prepay the entire Brooklyn 1905 Mortgage Loan, together with a yield maintenance prepayment penalty, and upon such prepayment the Brooklyn 1905 Mortgaged Property shall be released from the lien of its related mortgage.

The StorageMart Portfolio Borrowers may also obtain a release of the Brooklyn 1905 Mortgaged Property and substitute as collateral for the StorageMart Portfolio Mortgage Loans another self-storage property or properties upon satisfaction of certain conditions set forth in the StorageMart Portfolio Mortgage Loan documents, including (i) that the substitute property or properties shall have a fair market value and debt service coverage ratio that is equal to or greater than the fair market value and debt service coverage ratio for the Brooklyn 1905 Mortgaged Property immediately prior to the substitution, and (ii) delivery of a rating agency confirmation from the applicable rating agencies that such substitution will not result in any qualification, withdrawal or downgrading of the any existing ratings of securities created in connection with the securitization of the StorageMart Portfolio Mortgage Loans.

V. The Westfield Chesterfield Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$140,000,000
Loan per Square Foot:	$108(1)
% of Initial Mortgage Pool Balance:	4.6%
Shadow Rating (S&P/Moody's):	BBB−/Baa3
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.744% per annum
Interest Calculation:	Actual/360
First Payment Date:	October 11, 2006
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(2)
Hyperamortization:	NAP(2)
Maturity Date:	September 11, 2016
Maturity Balance:	$140,000,000
Borrower:	Chesterfield Mall LLC
Sponsor:	Westfield America Limited Partnership
Prepayment/Defeasance:	Defeasance or yield maintenance permitted two years after securitization. Prepayment without penalty permitted six months prior to Maturity Date.
Up-Front Reserves:	NAP(2)
Ongoing Reserves:	Tax and Insurance Reserve(3) Replacement and Rollover Reserve(4)
Lockbox:	Hard(5)
Other Secured Debt:	NAP(2)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Regional Mall
Location:	Chesterfield, Missouri
Year Built:	1976
Year Renovated:	2006
Gross Square Feet:	1,301,836(6)
Collateral Square Feet:	641,800
Overall Occupancy:	91.2%(7)
In-Line Occupancy:	81.0%(7)
Occupancy Date:	6/30/2006
Ownership Interest:	Fee
Property Management:	Borrower
In-Line Sales PSF:	$299(8)
In-Line Cost of Occupancy:	13.4%(8)
U/W NCF:	$16,035,692(9)
U/W NCF DSCR:	1.97x(9)
Cut-off Date U/W NCF DSCR:	1.97x(9)
Appraised Value:	$286,000,000
Appraisal As of Date:	August 3, 2006
Cut-off Date LTV Ratio:	49.0%
Maturity LTV Ratio:	49.0%

(1)	Based on gross square feet of the entire mall including anchors which may not be part of the collateral.

(2)	NAP means not applicable.

(3)	Upon the occurrence of an event of default under the related loan agreement, the Westfield Chesterfield Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the real estate taxes and insurance premiums payable during the next ensuing 12 months. Deposits into this reserve fund shall not be required if the insurance coverage is provided under blanket insurance policies. In lieu of making any deposits that may be required into this reserve fund, the Westfield Chesterfield Borrower provided a Guaranty from Westfield America Limited Partnership.

(4)	Upon the occurrence of an event of default under the related loan agreement, the Westfield Chesterfield Borrower is required to make monthly deposits into a replacement and rollover reserve account in an amount equal to one-twelfth of the product of $1.20 and the gross rental square feet of in-line tenant space (641,560 as of the closing date, including the AMC Theater and outparcel space). In lieu of making any deposits that may be required into this reserve fund, the Westfield Chesterfield Borrower provided a guaranty from Westfield America Limited Partnership.

(5)	See ‘‘—Lockbox’’ below.

(6)	Based on gross square feet of the entire mall including anchors which may not be part of the collateral.

(7)	The occupancy percentage is the overall underwritten occupancy based on the total space as of the rent roll dated 6/30/2006. Underwritten Occupancy includes 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupancy and 10,232 square feet of potential leases. Per the Westfield Chesterfield Borrower, such potential leases or letters of intent are currently being negotiated. Westfield America Limited Partnership has guaranteed the amount of $4,701,115, representing proceeds allocable to the cash flow differential between the as-is U/W NCF excluding the 10,232 square feet of potential leases (which as-is U/W NCF includes 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupancy) and the U/W NCF based on the underwritten occupancy including the 10,232 square feet of potential leases (as well as the 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupancy). Based on the rent roll dated 6/30/2006, the actual in-place overall occupancy is 86.9%, with actual in-line occupancy of 71.0%. Stabilized overall occupancy, including an additional 47,211 square feet of space to-be-leased, is 94.8%, with stabilized in-line occupancy of 89.3%.

(8)	In-Line Sales/SF for the trailing twelve months ending 6/30/2006 and In-Line Cost of Occupancy for the trailing twelve months ending 5/31/2006.

(9)	U/W NCF and U/W NCF DSCR reflect underwritten occupancy, which includes 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupancy, and 10,232 square feet of potential leases. Westfield America Limited Partnership has guaranteed the amount of $4,701,115, representing proceeds allocable to the cash flow differential between the as-is U/W NCF, excluding the 10,232 square feet of potential leases (which as-is U/W NCF includes the 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupancy), and the U/W NCF including the 10,232 square feet of potential leases (as well as the 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupancy). Based on the stabilized occupancy, including an additional 47,211 square feet of space to-be-leased and the stabilized U/W NCF of $17,254,302, the U/W NCF DSCR is 2.12x.

Gross Leasable Area (GLA) Overview of Chesterfield Mall
Store	Approximate Square Feet	As % of GLA	Ratings(1)	Anchor Lease or REA Expiration(3)
Anchors
Dillard’s, Inc.(2)	249,938	19.2%	BB/B2	2046
Famous Barr(4)	239,800	18.4	BBB/Baa1	2041
Sears, Roebuck and Co.(5)	170,298	13.1	BB+/Ba1	2046
Total Anchor Space	660,036	50.7%
American Multi-Cinema	59,500	4.6
In-Line Mall Space	568,921	43.7
Outparcel Space(6)	13,379	1.0
Total GLA	1,301,836	100.0%

(1)	Credit ratings are those by S&P and Moody’s, respectively, and may reflect parent company rating (even though the parent company may have no obligations under the related lease) if tenant company is not rated.

(2)	Dillard’s, Inc. owns its store, which is not part of the collateral.

(3)	The reciprocal easement agreement for: Dillard's, Inc. expires in 2046; Federated Retail Holdings, Inc. expires in 2041; and Sears, Roebuck and Co. expires in 2046. The operating covenants for: Dillard's Inc. expire in 2010; Federated Retail Holdings, Inc. expire in 2010; and Sears, Roebuck and Co. previously expired.

(4)	Famous Barr owns its store, which is not part of the collateral. Federated Retail Holdings, Inc. acquired May Department Stores Inc., the parent company of Famous Barr and, according to information from the borrower, intends to convert the store to a Macy's.

(5)	Sears, Roebuck and Co. owns its store, which is not part of the collateral.

(6)	Comprised of two outparcel pads which are included in the collateral.

Major In-Line Tenant Information
Tenant	Approximate Square Feet	Lease Expiration
American Multi-Cinemas	59,500	March 2021
Borders(1)	26,000	January 2017
H&M	20,350	June 2016
Old Navy, LLC	14,675	January 2009
Express and Express Men	11,182	January 2014
Total	131,707

(1)	Borders has recently signed a lease for 26,000 square feet of space. Per the Westfield Chesterfield Borrower, the landlord has commenced build-out of the space to-be-occupied by Borders, and the lease is currently being countered-signed.

Lease Expiration Information
Year	Approximate Expiring In-line Square Feet	As % of Total In-line Square Feet	Cumulative % of Total In-line Square Feet	Approximate Expiring In-line Base Revenues(1)	As % of Total In-line Base Revenues(1)	Cumulative % of Total In-line Base Revenues(1)
2006(2)	4,578	0.8%	0.8%	$197,349	1.4%	1.4%
2007	21,479	3.8	4.6%	738,686	5.2	6.6%
2008	22,707	4.0	8.6%	518,714	3.6	10.2%
2009	56,119	9.9	18.4%	1,454,700	10.2	20.5%
2010	21,622	3.8	22.2%	582,208	4.1	24.6%
2011	20,157	3.5	25.8%	541,223	3.8	28.4%
2012	41,827	7.4	33.1%	1,117,940	7.9	36.3%
2013	42,355	7.4	40.6%	1,287,026	9.1	45.3%
2014	32,850	5.8	46.3%	1,351,678	9.5	54.8%
2015	34,649	6.1	52.4%	1,074,331	7.6	62.4%
2016 and beyond(3)	162,218	28.5	81.0%	5,347,196	37.6	100.0%
Vacant	108,360	19.0	100.0%	0	—
Total	568,921	100.0%		$14,218,050	100.0%

(1)	Based on underwritten base rental revenues

(2)	Includes any month-to-month tenants

(3)	Includes the lease recently signed by Borders for 26,000 square feet of space. Per the borrower, the landlord has commenced build-out of the space to-be occupied by Borders and the lease is currently being counter-signed.

The Borrower and Sponsor.    The Westfield Chesterfield Borrower is Chesterfield LLC, a Delaware limited liability company, owned by Westfield America Limited Partnership.

The Mortgage Loan.    The Westfield Chesterfield Mortgage Loan was originated on August 29, 2006 and has a cut-off date principal balance of $140,000,000. The Westfield Chesterfield Mortgage Loan is a 10-year balloon loan with a stated Maturity Date of September 11, 2016. The Westfield Chesterfield Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.744% per annum. On the eleventh day of each month, through to but not including the Maturity Date in September 2016, the Westfield Chesterfield Borrower is required to make interest-only payments on the Westfield Chesterfield Mortgage Loan. The outstanding principal balance of the Westfield Chesterfield Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on the stated Maturity Date.

The Westfield Chesterfield Borrower may voluntarily prepay the Westfield Chesterfield Mortgage Loan after the earlier of (1) two years following the Issue Date or (2) three years from the date of origination, in whole only, prior to the date which is six (6) months before the Maturity Date, provided that the Westfield Chesterfield Borrower pays a yield maintenance premium. From and after the date which is six (6) months prior to the Maturity Date, the Westfield Chesterfield Borrower may prepay the Westfield Chesterfield Mortgage Loan, in whole only, without payment of any prepayment consideration.

The Westfield Chesterfield Borrower may defease the Westfield Chesterfield Mortgage Loan, in whole only, at any time after the earlier of (1) two years following the Issue Date or (2) three years from the date of origination, and by doing so obtain the release of the Westfield Chesterfield Mortgaged Property. A defeasance will be effected by the Westfield Chesterfield Borrower’s pledging substitute collateral that consists of direct non-callable obligations of the United States of America that produce payments that replicate the payment obligations of the Westfield Chesterfield Borrower under the Westfield Chesterfield Mortgage Loan and are sufficient to pay off the Westfield Chesterfield Mortgage Loan in its entirety as if it had been paid off on the stated Optional Prepayment Date. The Westfield Chesterfield Borrower’s right to defease the entire Westfield Chesterfield Mortgage Loan is subject to, among other things, S&P and Moody’s each confirming that the defeasance would not result in a qualification, downgrading or withdrawal of the ratings then assigned to any class of series 2006-C6 certificates by such rating agency.

The Mortgaged Property.    The Westfield Chesterfield Mortgage Loan is secured by a first priority mortgage lien on the fee interest of the Westfield Chesterfield Borrower in the Westfield Chesterfield Mortgaged Property, which is comprised of a portion of Westfield Chesterfield, a 1,301,836 square foot mall located in Chesterfield, Missouri. The Westfield Chesterfield was originally constructed in 1976 and renovated in 2006. The Westfield Chesterfield is currently anchored by three department stores, Dillard’s, Inc., Famous Barr, and Sears, Roebuck and Co. with an aggregate of 660,036 square feet, none of which are part of the collateral. The Westfield Chesterfield Mortgaged Property Collateral totals 641,800 square feet consisting of a 59,500 square foot American Multi-Cinema (AMC Theater), 568,921 square feet of in-line mall space and 13,379 square feet of outparcel space. In-line tenants included in the Westfield Chesterfield Mortgaged Property include AMC Theaters, Borders, H&M, Old Navy, Express, Express Men and other national and regional retailers. As of June 30, 2006, the underwritten in-line occupancy at Westfield Chesterfield was 81.0% and overall underwritten mall occupancy was 91.2%. Underwritten Occupancy includes 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupancy, and 10,232 square feet of potential leases. Per the related borrower, such potential leases or letters of intent are currently being negotiated or are out-for-signature. Based on the rent roll dated June 30, 2006, the actual in-place overall occupancy is 86.9%, with actual in-line occupancy of 71.0%. Stabilized overall occupancy, including an additional 47,211 square feet of space to-be-leased, is 94.8%, with stabilized in-line occupancy of 89.3%.

Lockbox.    The Westfield Chesterfield Borrower is required to deposit all income from the Westfield Chesterfield Mortgaged Property into a segregated account (the ‘‘Westfield Chesterfield Lockbox Account’’) that has been pledged to the lender. Prior to an event of default under the Westfield Chesterfield Mortgage Loan, the Westfield Chesterfield Borrower may operate and transact business through the Westfield Chesterfield Lockbox Account, including making withdrawals from the Westfield Chesterfield Lockbox Account although the Westfield Chesterfield Borrower has covenanted that it shall not close the Westfield Chesterfield Lockbox Account. Following an Event of Default, all funds in the Westfield Chesterfield Lockbox Account will be transferred to a separate account that is under the sole control of the mortgage lender (the ‘‘Westfield Chesterfield Deposit Account’’). While such Event of Default exists with respect to the Westfield Chesterfield Mortgage Loan, all amounts in the Westfield Chesterfield Deposit Account will be applied on each monthly payment date in the following order of priority: (a) first, to the tax and insurance escrow fund, (b) second, to pay any fees necessary to the bank performing cash management services with respect to the Westfield Chesterfield Deposit Account, (c) third, the payment of monthly debt service payment amount, default interest and late payment and other charges, (d) fourth, to the Westfield

Chesterfield Borrower, for payment of operating expenses of the Westfield Chesterfield Mortgaged Property in accordance with the annual budget, (e) fifth, to the rollover and replacement escrow fund and (f) sixth, to an account held by Lender until such time that a cash management cure occurs. Remaining amounts shall be retained for payment of the same expenses in subsequent months.

Terrorism Insurance.    The Westfield Chesterfield Borrower is required to obtain and maintain insurance on the Westfield Chesterfield Mortgaged Property which do not contain exclusions for loss, cost, damage or liability caused by terrorist acts or to obtain and maintain a separate insurance covering the loss, cost, damage or liability excluded by the applicable terrorism exclusion in an amount, if commercially available, equal to the then full replacement cost of the Mortgaged Property; provided, however, that the Westfield Chesterfield Borrower shall not be obligated to maintain insurance coverage, covering loss, cost, damage or liability excluded by the applicable terrorism exclusion, in excess of the coverage that is available, if any, for an annual premium of $300,000.

Guaranties.    At closing Westfield America Limited Partnership has guaranteed the amount of $4,701,115, representing proceeds allocable to the cash flow differential between the as-is U/W NCF excluding the 10,232 square feet of potential leases (including the 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupancy) and the U/W NCF based on the underwritten occupancy including the 10,232 square feet of potential leases (as well as the 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupancy). Westfield America Limited Partnership also provided a springing guaranty for the tax, insurance, replacement and rollover reserves which, upon the occurrence of an Event of Default, the Westfield Chesterfield Borrower would be required to deposit monthly and such guaranty shall be in an amount equal to that which would be collected for each of the four reserves during the ensuing 12 month period.

VI. The Terrace Office Complex Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$131,000,000
Loan per Square Foot:	$212
% of Initial Mortgage Pool Balance:	4.3%
Shadow Rating (S&P/Moody’s):	NAP(1)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	6.22302%(2) per annum
Interest Calculation:	Actual/360
First Payment Date:	August 11, 2006
Amortization Term:	30 years(3)
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	July 11, 2016
Maturity Balance:	$122,934,695
Borrower:	Behringer Harvard Terrace LP
Sponsor:	Behringer Harvard REIT I, Inc.
Defeasance/Prepayment:	Defeasance permitted beginning two years after Issue Date. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	NAP(1)
Ongoing Reserves:	Tax and Insurance Reserve(4)
Capital Expense Reserve(5)
Rollover Reserve(6)
Lockbox:	Hard(7)
Other Secured Debt:	Permitted Mezzanine Debt(8

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset(9)
Property Type:	Class A Office
Location:	Austin, Texas
Year Built:	1997-2002
Year Renovated:	NAP(1)
Square Feet:	619,026
Occupancy:	96.8%
Occupancy Date:	June 19, 2006
Ownership Interest:	Fee
Property Management:	HPT Management Service LP, a third party manager(9)
U/W NCF:	$10,118,116
U/W NCF DSCR:	1.05x (10)
Cut-off Date U/W NCF DSCR:	1.32x(11)
Appraised Value:	$170,000,000
Appraisal As of Date:	June 27, 2006
Cut-off Date LTV Ratio:	77.1%
Maturity LTV Ratio:	72.3%

(1)	NAP means not applicable.

(2)	Interest rate for the interest accrual periods through and including July 10, 2008 is 5.75% per annum. From and after July 11, 2008, the interest rate is 6.22302% per annum, as shown above.

(3)	Payments of interest only are required through and including the payment date in July 2011.

(4)	The Terrace Office Complex Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and one-twelfth of the insurance premiums, estimated by the lender due for the renewal of insurance policies. Notwithstanding the foregoing, the monthly insurance reserves shall not be required so long as the Terrace Office Complex Mortgaged Property is covered in a blanket insurance policy for the Terrace Office Complex Mortgaged Property.

(5)	The Terrace Office Complex Borrower is required to make monthly deposits into a capital reserve account in the amount of $7,602 for capital expenditures at the Terrace Office Complex Mortgaged Property. Notwithstanding the foregoing, in lieu of making such monthly deposits, the Sponsor has provided a guaranty of the Terrace Office Complex Borrower’s payment and performance of all such capital expenses (see ‘‘—Guaranty’’ below).

(6)	The Terrace Office Complex Borrower is required to make monthly deposits into a rollover reserve account in the amount of $33,333 for tenant improvements, leasing commissions and other approved leasing expenses at the Terrace Office Complex Mortgaged Property, but only to the extent that the balance of such reserve account is less than $1,200,000 (exclusive of any lease termination payments required to be deposited into the rollover reserve account). Notwithstanding the foregoing, in lieu of making such monthly deposits, the sponsor has provided a guaranty of the Terrace Office Complex Borrower’s payment and performance of all such leasing expenses (see ‘‘—Guaranty’’ below).

(7)	See ‘‘—Lockbox’’ below.

(8)	See ‘‘—Permitted Mezzanine Financing’’ below.

(9)	The Terrace Office Complex Property Manager has sub-contracted the management and leasing of the Terrace Office Complex Mortgaged Property to Claydesta, L.P., a third party manager.

(10)	Based on U/W NCF and calculated based on the annualized constant monthly payment (based on the interest rate of 6.22302% described in footnote (2) above) commencing with the payment date in August 2011.

(11)	Based on U/W NCF and calculated based on the annual interest-only payments based on the initial interest rate of 5.75% (described in footnote (2) above).

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Ratings(4)	Lease Expiration Date
Cirrus Logic, Inc.	196,717	31.8%	40.5%	$23.55	NR/B3	8/31/2012	(5)
Vinson & Elkins LLP	114,750	18.5	24.2	24.10	NR	12/31/2014	(6)
ARC Systems	40,015	6.5	4.3	12.32	NR	7/31/2013
SigmaTel, Inc.(7)	24,963	4.0	4.1	19.00	NR	2/28/2007
Tejas Inc.	24,963	4.0	4.0	18.50	NR	3/31/2007
Total	401,408	64.8%	77.1%

(1)	The five major tenants are ranked by approximate square feet.

(2)	The percentages of total base revenues are based on underwritten base rental revenues excluding vacant lease-up assumptions.

(3)	Reflects in-place base rent.

(4)	Credit ratings are by S&P and Moody’s, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if the tenant company is not rated. NR means not rated.

(5)	Cirrus Logic’s lease provides for two 10-year renewal options.

(6)	Vinson & Elkins, LLP’s lease provides for two 5-year renewal options.

(7)	SigmaTel, Inc. subleases all of its space to Texas Networking but remains fully obligated under the terms of its lease.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2006(2)	12,632	2.0%	2.0%	$119,160	1.0%	1.0%
2007	91,341	14.8	16.7%	1,461,748	12.8	13.8%
2008	8,017	1.3	18.0%	112,740	1.0	14.8%
2009	28,179	4.6	22.6%	432,630	3.8	18.6%
2010	34,051	5.5	28.1%	459,098	4.0	22.6%
2011	15,898	2.6	30.6%	180,185	1.6	24.2%
2012	208,588	33.7	64.3%	4,787,007	41.9	66.0%
2013	58,328	9.4	73.8%	822,564	7.2	73.2%
2014	141,729	22.9	96.6%	3,063,063	26.8	100.0%
2015	0	0.0	96.6%	0	0.0	100.0%
2016 and beyond	583	0.1	96.8%	0	0.0	100.0%
Vacant	19,680	3.2	100.0%	0	—
Total	619,026	100.0%		$11,438,194	100.0%

(1)	Based on underwritten base rental revenues excluding vacant lease-up assumptions.

(2)	Includes any month-to-month leases.

The Borrower and Sponsor.    The Terrace Office Complex Borrower is Behringer Harvard Terrace LP, a Delaware limited partnership, that is owned and controlled by Behringer Harvard REIT I, Inc. Behringer Harvard REIT I, Inc. is one of several investment funds of Behringer Harvard, an investment company that offers a diverse selection of real estate funds. Behringer Harvard REIT I, Inc., a publicly registered, non-listed real estate investment trust, was formed in June 2002 to acquire a portfolio of real estate investments consisting primarily of institutional quality office properties in desirable locations and also in markets with barriers to entry. Behringer Harvard REIT I, Inc. reports that its assets include 26 office properties located in 15 states across the country.

The Mortgage Loan.    The Terrace Office Complex Mortgage Loan was originated on June 21, 2006 and has a cut-off date balance of $131,000,000. The Terrace Office Complex Mortgage Loan is a ten-year loan with a stated maturity date of July 11, 2016. The Terrace Office Complex Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.750% per annum for the interest period from the closing through and including July 10, 2008, and thereafter at an interest rate of 6.22302% per annum. On the eleventh day of each month through and including the payment date in July 2011, the Terrace Office Complex Borrower is required to make payments of interest only on the Terrace Office Complex Mortgage Loan. On the eleventh day of each month from and including August 11, 2011, up to and including the stated maturity date, the Terrace Office Complex Borrower is required to make a constant monthly payment of $804,291.90

(based on a 30-year amortization schedule). The remaining principal balance of the Terrace Office Complex Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on the stated maturity date.

The Terrace Office Complex Borrower is prohibited from voluntarily prepaying the Terrace Office Complex Mortgage Loan, in whole or in part, prior to April 11, 2016. From and after April 11, 2016, the Terrace Office Complex Borrower may prepay the Terrace Office Complex Mortgage Loan, in whole only, without payment of any prepayment consideration.

The Terrace Office Complex Borrower may defease the Terrace Office Complex Mortgage Loan, in whole only, on any monthly payment date following the second anniversary of the Issue Date, but prior to April 11, 2016, and by doing so obtain the release of the Terrace Office Complex Mortgaged Property. A defeasance will be effected by the Terrace Office Complex Borrower’s pledging substitute collateral that consists of obligations that are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, or other non-taxable government securities satisfying the provisions of Section 860A through 860G of Subchapter M of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended that produce payments which replicate the payment obligations of the Terrace Office Complex Borrower under the Terrace Office Complex Mortgage Loan and are sufficient to pay off the Terrace Office Complex Mortgage Loan in its entirety on April 11, 2016. The Terrace Office Complex Borrower’s right to defease the entire Terrace Office Complex Mortgage Loan is subject to, among other things, the applicable rating agency each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2006-C6 certificates by such rating agency.

The Mortgaged Property.    The Terrace Office Complex Mortgage Loan is secured by a first priority mortgage lien on fee simple interests of the Terrace Office Complex Borrower in the Terrace Office Complex Mortgaged Property, a Class A office property situated on approximately 21.06 acres within a masterplanned office park complex in Austin, Texas, located approximately five miles from the Austin Central Business District. An affiliate of the Terrace Office Complex Borrower has received rights to participate in the development of the other portions of the office park complex (the ‘‘Terrace Project’’) that are owned by the prior owner of the Terrace Office Complex Mortgaged Property. The Terrace Office Complex Mortgaged Property is comprised of four 5-story and 6-story buildings, constructed in phases from 1997 to 2002, with an aggregate of 619,026 square feet of net rentable area and approximately 2,349 parking spaces. The Terrace Office Complex Mortgaged Property contains ammenities such as multiple fitness centers and several walking, hiking and biking trails. The Terrace Office Complex Mortgaged Property is leased to approximately 35 tenants ranging in size from 1,270 square feet to 196,717 square feet. Major tenants include Cirrus Logic, Inc., a developer of integrated circuits for consumer entertainment devices with 196,717 square feet (31.8% of total space) leased through August 2012, and Vinson & Elkins LLP, a worldwide law firm with 11 offices and 700 lawyers, with 114,750 square feet (18.5% of total space) leased through December 2014. Other tenants include ARC Systems, Tejas, Inc. (formerly known as Westech Capital Corp.) and SigmaTel, Inc. Occupancy at the Terrace Office Complex Mortgaged Property, based on square footage leased, was 96.8% as of June 19, 2006.

Lockbox.    The Terrace Office Complex Borrower is required to deposit all income from the Terrace Office Complex Mortgaged Property into a segregated lockbox account that has been pledged to the lender. All amounts in the lockbox account are required to be transferred each business day to another account (the ‘‘Terrace Office Complex Property Account’’) that has also been pledged to the lender. Provided no event of default shall exist with respect to the Terrace Office Complex Mortgage Loan, all amounts in the Terrace Office Complex Property Account will be applied on each business day in the following order of priority: (i) first, to the payment of the Terrace Office Complex Borrower’s monthly real estate tax and insurance premium reserve obligations, (ii) second, to pay the monthly portion of the fees charged by the bank holding the Terrace Office Complex Property Account, (iii) third, to the payment of monthly debt service and other sums due with respect to the Terrace Office Complex Mortgage Loan, (iv) fourth, to the payment of the Terrace Office Complex Borrower’s monthly capital expenditure reserve obligation, if any, (v) fifth, to the payment of the Terrace Office Complex Borrower’s monthly lease rollover reserve obligation, if any, (vi) sixth, if the debt service coverage ratio for the Terrace Office Complex Mortgage Loan is less than 1.01x, to the payment of reserves established for the payment of operating expenses and (vii) seventh, with respect to all such remaining amounts in the Terrace Office Complex Property Account, to the Terrace Office Complex Borrower, provided that, during periods that the debt service coverage ratio for the Terrace Office Complex Mortgage Loan shall be below 1.01x, all such remaining amounts shall remain in a sub-account of the Terrace Office Complex Property Account. If an event of default shall exist with respect to the Terrace Office Complex Mortgage Loan, the mortgage lender may apply amounts in the Terrace Office Complex Property Account to the payment of amounts due with respect to the Terrace Office Complex Mortgage Loan in such order of priority as the mortgage lender may determine.

Terrorism Coverage.    The Terrace Office Complex Borrower is required, in accordance with the Terrace Office Complex Mortgage Loan documents, to maintain insurance against acts of terrorism, provided such insurance is available at a cost not in excess of a designated ‘‘terrorism premium cap.’’ The terrorism premium cap is equal to 100% of the aggregate premiums payable with respect to all required insurance under the Terrace Office Complex Mortgage Loan documents during the last year in which coverage for terrorism was included as part of the ‘‘all risk’’ policy required by the loan documents, which amount may be adjusted for inflation.

Guaranty.    Behringer Harvard REIT I, Inc. has guaranteed payment of the following sums to the mortgage lender: (i) capital expenses that are incurred by the Terrace Office Complex Borrower (‘‘Terrace Office Complex Capital Expenses’’); (ii) leasing expenses incurred by the Terrace Office Complex Borrower that have been approved by the mortgage lender (‘‘Terrace Office Complex Approved Leasing Expenses’’); (iii) the portion of the Terrace Complex Mortgage Loan listed next to each of the tenants of the Terrace Office Complex Mortgaged Property listed in (a)—(d) below (each, a ‘‘Terrace Office Complex Designated Tenant’’) if (1) the lease of such Terrace Office Complex Designated Tenant terminates or is not renewed by a certain date and (2) a tenant acceptable to the mortgage lender shall not have taken occupancy, be paying full base rent and be conducting normal business operations in the entire space of such Terrace Office Complex Designated Tenant pursuant to a lease acceptable to the mortgage lender: (a) Cirrus Logic: $4,917,000; (b) Vinson & Elkins LLP: $2,875,000; (c) Sigmatel, Inc.: $625,000; and (d) Tejas, Inc. (formerly known as Westech Capital Corp.): $625,000; and (iv) if (1)(a) the Terrace Office Complex Borrower or its affiliate has an ownership interest in any other portion of the Terrace Project and has control over the leasing of such project and (b) solicits (i.e., makes the initial contact with) any then existing tenant of the Terrace Office Complex Mortgaged Property, and (2) the related tenant leases space at such portion of the Terrace Project contemporaneously with leaving the Terrace Office Complex Mortgaged Property, a portion of the Terrace Office Complex Mortgage Loan equal to three times the base annual rent of the departing tenant during the last year of its lease term (such amount to be reduced proportionally as the space of the departing tenant is re-leased). As of the cut-off date, Behringer Harvard REIT I, Inc.’s liability under its guaranty as summarized in (iii) above equals $1,250,000 due to the failure of Tejas, Inc. and Sigmatel, Inc. to renew their leases by the required dates set forth in the guaranty. In addition, following a default beyond applicable cure periods with respect to the Terrace Office Complex Mortgage Loan, Behringer Harvard REIT I, Inc. is obligated to pay the mortgage lender an amount equal to the sum of the following upon the date of demand by the mortgage lender: (1) the amount by which (a) the product of $91,228 and a fraction, the numerator of which is the number of calendar quarters which have ended as of such date, and the denominator of which is four, exceeds (b) the aggregate amount paid for Terrace Office Complex Capital Expenses through such date, plus (2) the lesser of (A) $1,200,000 and (B) the amount by which (a) the product of $400,000 and a fraction, the numerator of which is the number of calendar quarters which have ended as of such date, and the denominator of which is four, exceeds (b) the aggregate amount paid for Terrace Office Complex Approved Leasing Expenses through such date.

Permitted Mezzanine Financing.    The equity holders of the Terrace Office Complex Borrower shall have the right to obtain mezzanine financing from an acceptable mezzanine lender as provided for in the related loan documents and as further conditioned upon, among other things, the following: (a) such mezzanine financing shall be secured solely by a pledge of direct or indirect equity interests in the Terrace Office Complex Borrower and not by the Terrace Office Complex Mortgaged Property or any assets of the Terrace Office Complex Borrower, (b) execution of a subordination and intercreditor agreement reasonably acceptable to the mortgage lender in all respects and in form and substance acceptable to the applicable rating agencies, (c) the sum of the then outstanding principal balance of the Terrace Office Complex Mortgage Loan and the amount of the proposed mezzanine financing shall (i) be no more than 85% of the then current value of the Terrace Office Complex Mortgaged Property, as determined by an appraisal that is dated not more than six (6) months prior to the date of the consummation of the mezzanine financing, and (ii) have a combined debt service coverage ratio of at least 1.15x, as reasonably determined by the mortgage lender, and (d) the mortgage lender’s receipt of written confirmation from each of the applicable rating agencies that such mezzanine financing shall not result in a qualification, downgrade or withdrawal of any rating assigned to any class of series 2006-C6 certificates by such rating agency.

VII. The Greenbrier Mall Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$84,913,874
Loan per Square Foot:	$95(1)
% of Initial Mortgage Pool Balance:	2.8%
Shadow Rating (S&P/Moody’s):	BBB/Baa3
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.9075% per annum
Interest Calculation:	30/360
First Payment Date:	September 1, 2006
Amortization Term:	30 years
Anticipated Repayment Date:	NAP(2)
Hyperamortization:	NAP(2)
Maturity Date:	August 1, 2016
Maturity Balance:	$70,956,338
Borrower:	Greenbrier Mall II, LLC
Sponsor:	CBL & Associates Limited
Partnership
Defeasance/Prepayment:	Defeasance permitted beginning two years after Issue Date.Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	NAP(2)
Ongoing Reserves:	Tax and Insurance Reserve(3)
Capital Expenditure Reserve(4)
Rollover Reserve(5)
Lockbox:	Hard(6)
Other Secured Debt:	NAP(2)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Regional Mall
Location:	Chesapeake, Virginia
Year Built:	1981
Year Renovated:	1986-1988, 1999, 2003
Gross Square Feet:	895,655(7)
Collateral Square Feet:	557,655(8)
Overall Occupancy:	97.1%
In-Line Occupancy:	91.4%
Occupancy Date:	May 31, 2006
Ownership Interest:	Fee
Property Management:	CBL & Associates Management, Inc., an affiliate of the borrower
In-Line Sales PSF:	$366(9)
In-Line Cost of Occupancy:	11.4%(9)
U/W NCF:	$9,618,725
U/W NCF DSCR:	1.59x(10)
Cut-off Date U/W NCF DSCR:	1.59x(10)
Appraised Value:	$135,000,000
Appraisal As of Date:	June 7, 2006
Cut-off Date LTV Ratio:	62.9%
Maturity LTV Ratio:	52.6%

(1)	Based on gross square feet of the entire mall including any anchors which may not be part of the loan collateral.

(2)	NAP means not applicable.

(3)	Following the occurrence and during the continuance of an event of default or for so long as the DSCR for any fiscal year is less than 1.15x, the Greenbrier Mall Borrower, on each subsequent monthly payment date, shall deposit an amount equal to one-twelfth of the taxes and insurance that the lender reasonably estimates will be payable during the following twelve months.

(4)	Following the occurrence and during the continuance of an event of default or for so long as the DSCR for any fiscal year is less than 1.15x, the Greenbrier Mall Borrower, on each subsequent monthly payment date, shall deposit an amount equal to one-twelfth of $0.20 per square foot for annual capital expenditures. The amount on deposit in the capital expenditures account shall be capped and maintained at two times the annual amount deposited.

(5)	Following the occurrence and during the continuance of an event of default or for so long as the DSCR for any fiscal year is less than 1.15x, the Greenbrier Mall Borrower, on each subsequent monthly payment date, shall deposit an amount equal to one-twelfth of $1.00 per square foot for tenant improvements and leasing commissions that may be incurred following such trigger event. The amount on deposit in the rollover account shall be capped and maintained at an amount equal to eighteen months of the monthly deposits into the rollover account. In addition to the required monthly deposits, all lease termination payments will be deposited into the rollover account and held as rollover funds provided that so long as an event of default has not occurred and is continuing and provided that the DSCR for any fiscal year is equal to or greater than 1.15x, the Greenbrier Mall Borrower shall not be required to deposit any lease termination payment with respect to any lease for less than 30,000 square feet of space.

(6)	See ‘‘—Lockbox’’ below.

(7)	Reflects gross leasable area of the entire mall including any anchors which may not be part of the collateral.

(8)	Collateral square feet comprising the Greenbrier Mall Mortgaged Property consists of 244,732 square feet of anchor space, 304,468 square feet of in-line mall space and 8,455 square feet of outparcel space.

(9)	Comparable in-line sales per square foot and in-line cost of occupancy for the trailing 12 months ending April 30, 2006.

(10)	Based on U/W NCF and calculated based on the annualized constant monthly payment commencing with the first payment date.

Gross Leasable Area (GLA) Overview of Greenbrier Mall
Store	Approximate Square Feet	As % of GLA	Ratings(1)	Anchor Lease Expiration
Anchors
Sears(2)	178,000	19.9%	BB+/Ba1	9/30/2031
Dillard’s(2)	160,000	17.9	BB/B2	4/30/2015
Macy’s	140,721	15.7	BBB/Ba1	1/31/2007	(3)
JCPenney	104,011	11.6	BBB−/Baa3	3/31/2020	(4)
Total Anchor Space	582,732	65.1%
In-Line Mall Space	304,468	34.0
Outparcels	8,455	0.9
Total GLA	895,655	100.0%

(1)	Credit ratings are by S&P and Moody’s respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if tenant company is not rated. NR means not rated.

(2)	Sears and Dillard’s own their stores and lease their pads from the Greenbrier Mall Borrower. The pads, but not the stores, are part of the collateral.

(3)	Macy’s lease provides for one, five-year renewal option, followed by two additional ten-year renewal options.

(4)	JCPenney’s lease provides for eight, five-year renewal options.

Major In-Line Tenant Information
Tenant	Approximate Square Feet	Lease Expiration
Cinema Café	16,537	2/29/2008
Express	8,680	1/31/2010
The Limited	8,622	1/31/2008
New York & Company	6,999	1/31/2015
Waldenbooks	6,945	1/31/2008
Total	47,783

Lease Expiration Information
Year	Approximate Expiring In-line Square Feet	As % of Total In-line Square Feet	Cumulative % of Total In-line Square Feet	Approximate Expiring In-line Base Revenues(1)	As % of Total In-line Base Revenues(1)	Cumulative % of Total In-line Base Revenues(1)
2006(2)	45,853	15.1%	15.1%	$723,139	10.3%	10.3%
2007	35,668	11.7	26.8%	821,376	11.7	21.9%
2008	47,372	15.6	42.3%	949,925	13.5	35.4%
2009	15,328	5.0	47.4%	511,954	7.3	42.7%
2010	21,075	6.9	54.3%	706,294	10.0	52.7%
2011	25,930	8.5	62.8%	733,266	10.4	63.1%
2012	4,202	1.4	64.2%	134,554	1.9	65.0%
2013	19,024	6.2	70.4%	789,634	11.2	76.2%
2014	14,285	4.7	75.1%	351,113	5.0	81.2%
2015	29,025	9.5	84.7%	836,045	11.9	93.0%
2016 and beyond	20,663	6.8	91.4%	490,979	7.0	100.0%
Vacant	26,043	8.6	100.0%	0	—
Total	304,468	100.0%		$7,048,279	100.0%

(1)	Based on in-place underwritten base rental revenues applicable to in-line tenants only.

(2)	Includes any month-to-month tenants.

The Borrower and Sponsor.    The Greenbrier Mall Borrower is Greenbrier Mall II, LLC, a Delaware limited liability company, that is owned and controlled by CBL & Associates Limited Partnership, the principal operating partnership of CBL & Associates Properties, Inc. CBL & Associates Properties, Inc., formed in 1978 and headquartered in Chattanooga, Tennessee, engages in the ownership, development, acquisition, leasing, management and operation of regional shopping malls and community centers and is the fourth largest U.S.-based publicly traded mall real estate investment trust (listed on the New York Stock Exchange under the symbol CBL). As of August 1, 2006, CBL & Associates Properties, Inc. reported that it owns, holds interests in or manages 126 properties including 79 market dominating enclosed malls and open-air centers across the United States.

The Mortgage Loan.    The Greenbrier Mall Mortgage Loan was originated on July 11, 2006, and has a cut-off date balance of $84,913,874. The Greenbrier Mall Mortgage Loan is a ten-year loan with a stated maturity date of August 1, 2016. The Greenbrier Mall Mortgage Loan will accrue interest on a 30/360 Basis. Up to its stated maturity, in the absence of a default, the Greenbrier Mall Mortgage Loan will accrue interest at a fixed rate of 5.9075% per annum. On the first day of each month, up to, but not including, the stated maturity date, the Greenbrier Mall Borrower is required to make a constant monthly debt service payment on the Greenbrier Mall Mortgage Loan of $504,574.03 (based on a 30-year amortization schedule). The remaining principal balance of the Greenbrier Mall Mortgage Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date.

The Greenbrier Mall Borrower is prohibited from voluntarily prepaying the Greenbrier Mall Mortgage Loan, in whole or in part, prior to May 1, 2016. From and after May 1, 2016, the Greenbrier Mall Borrower may prepay the Greenbrier Mall Mortgage Loan, in whole only, without payment of any prepayment consideration.

The Greenbrier Mall Borrower may defease the Greenbrier Mall Mortgage Loan, in whole only, at any time that is two years following the Issue Date, and by doing so obtain the release of the Greenbrier Mall Mortgaged Property. A defeasance will be effected by the Greenbrier Mall Borrower’s pledging substitute collateral that consists of securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged and (ii) not subject to prepayment, call or early redemption, which produce payments that replicate the payment obligations of the Greenbrier Mall Borrower under the Greenbrier Mall Mortgage Loan and that are sufficient to pay off the Greenbrier Mall Mortgage Loan in its entirety on May 1, 2016. The Greenbrier Mall Borrower’s right to defease the Greenbrier Mall Mortgage Loan is subject to, among other things, confirmation from the applicable rating agencies that the defeasance would not result in a qualification, downgrade or withdrawal of the rating then assigned to any class of series 2006-C6 certificates by such agencies.

The Mortgaged Property.    The Greenbrier Mall Mortgage Loan is secured by a first priority mortgage lien on the fee interest of the Greenbrier Mall Borrower in the Greenbrier Mall Mortgaged Property, which is comprised of a portion of the Greenbrier Mall, a two-level regional mall located in Chesapeake, Virginia. The Greenbrier Mall was built in 1981, expanded and renovated in 1986-1988 and renovated again in 1999 and 2003. The Greenbrier Mall is anchored by four department stores with an aggregate of 582,732 square feet comprised of Sears, Dillard’s, Macy’s and JCPenney. Sears and Dillard’s own their stores and lease their pads from the Greenbrier Mall Borrower, therefore the pads, but not the stores, are part of the collateral which makes up the Greenbrier Mall Mortgaged Property. The Greenbrier Mall Mortgaged Property totals 557,655 square feet consisting of 140,721 square feet of Macy’s anchor space, 104,011 square feet of JCPenney anchor space, 304,468 of in-line mall space and 8,455 square feet of outparcel space. The in-line tenants reflect a diverse range of national retailers including The Limited, Express, Victoria’s Secret, Charlotte Russe and American Eagle Outfitters. As of May 31, 2006, based on square footage leased, in-line occupancy at the Greenbrier Mall Mortgaged Property was 91.4% and overall mall occupancy including temporary tenants was 97.1%.

Lockbox.    The Greenbrier Mall Borrower has established a lockbox account with respect to the Greenbrier Mall Mortgaged Property that is under the control of the lender. The Greenbrier Mall Borrower is required to deposit, or cause to be deposited by the property manager or otherwise, all rents and other funds related to the Greenbrier Mall Mortgaged Property directly into the lockbox account. Provided no event of default has occurred and is continuing, and the DSCR is equal to or above 1.15x, the funds in the lockbox account will be released to the Greenbrier Mall Borrower. If the DSCR falls below 1.15x, the funds in the lockbox account will be applied, in the follow order of priority, to (i) make required deposits into the tax and insurance reserve accounts, (ii) make the monthly debt service payment due on the Greenbrier Mall Mortgage Loan, (iii) make required deposits into the rollover and capital expenditure reserve accounts, (iv) pay lender any other amounts then due and payable under the Greenbrier Mall Mortgage Loan and (v) last, the balance, if any, will be released to the Greenbrier Mall Borrower. Upon the occurrence and during the continuance of an event of default, the lender may apply the amounts on deposit in the lockbox account as the lender determines.

Terrorism Insurance.    The Greenbrier Mall Borrower is required to maintain insurance on the Greenbrier Mall Mortgaged Property which does not contain exclusions for loss, cost, damage or liability caused by terrorism or terrorist acts. However, the Greenbrier Mall Borrower is only required to maintain such coverage to the extent and at the level obtainable at an annual cost not to exceed 150% of the current cost of such insurance. Alternatively, the Greenbrier Mall Borrower, at its option, may deliver to the lender a letter of credit in a face amount which must equal the amount of the required insurance coverage against terrorism or terrorist acts.

Guaranty.    CBL & Associates Limited Partnership executed and delivered to the lender a limited guaranty pursuant to which CBL & Associates Limited Partnership guaranteed a portion of the Greenbrier Mall Mortgage Loan equal to $867,905. Provided that an event of default does not exist under the Greenbrier Mall Mortgage Loan, the amount covered by such guaranty will be reduced by an amount equal to $9.12 for each $1 of gross income received by the Greenbrier Mall Borrower pursuant to certain designated leases which, on the origination date, were out for execution.

Release of Release Parcels.     Provided that an event of default shall not have occurred and be continuing, the Greenbrier Mall Borrower may obtain the release of one or more portions of the Greenbrier Mall Mortgaged Property which are unimproved, not occupied by a tenant, do not produce any rents which were included by the lender in underwriting the Greenbrier Mall Loan, that constitute a separate tax lot, and the release of which will not have a material adverse effect on the Greenbrier Mall Loan provided that the Greenbrier Mall Borrower satisfies certain conditions set forth in the Greenbrier Mall Mortgage Loan documents.

VIII. The Chapel Hill Mall Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$76,924,801
Loan per Square Foot:	$89(1)
% of Initial Mortgage Pool Balance:	2.5%
Loan Purpose:	Refinance
Mortgage Interest Rate:	6.100% per annum
Interest Calculation:	30/360
First Payment Date:	September 1, 2006
Amortization Term:	30 years
Anticipated Repayment Date:	NAP(2)
Hyperamortization:	NAP(2)
Maturity Date:	August 1, 2016
Maturity Balance:	$64,609,275
Borrower:	CHM/Akron, LLC
Sponsor:	CBL & Associates Limited
Partnership
Prepayment/Defeasance:	Defeasance permitted beginning two years after securitization.
Prepayment without penalty permitted three months prior to Maturity Date.
Up-Front Reserves:	NAP(2)
Ongoing Reserves:	Tax and Insurance Reserve(3)
Capital Expenditure Reserve(4)
Rollover Reserve(5)
Lockbox:	Hard(6)
Other Secured Debt:	NAP(2)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Regional Mall
Location:	Akron, Ohio
Year Built:	1966
Year Renovated:	1995
Gross Square Feet:	866,217(7)
Collateral Square Feet:	666,203(8)
Overall Occupancy:	96.7%(9)
In-Line Occupancy:	90.8%(9)
Occupancy Date:	June 30, 2006
Ownership Interest:	Fee
Property Management:	CBL & Associates Management, Inc., an affiliate of the Borrower
In-Line Sales PSF:	$304(10)
In-Line Cost of Occupancy:	11.2%(10)
U/W NCF:	$6,501,984
U/W NCF DSCR:	1.16x(11)
Cut-off Date U/W NCF DSCR:	1.16x(11)
Appraised Value:	$98,400,000
Appraisal As of Date:	June 28, 2006
Cut-off Date LTV Ratio:	78.2%
Maturity LTV Ratio:	65.7%

(1)	Based on total collateral space of square feet and including any anchors which may not be part of the loan collateral.

(2)	NAP means not applicable.

(3)	Following the occurrence and continuance of an event of default or for so long as the DSCR for any fiscal year is less than 1.0x, the Chapel Hill Mall Borrower, on each subsequent monthly payment date, shall deposit an amount equal to one-twelfth of the taxes and insurance that lender reasonably estimates will be payable during the next twelve months.

(4)	Following the occurrence and continuance of an event of default or for so long as the DSCR for any fiscal year is less than 1.0x, the Chapel Hill Mall Borrower, on each subsequent monthly payment date, shall deposit an amount equal to one-twelfth of $0.20 per square foot for annual capital expenditures. The amount on deposit in the capital expenditures account shall be capped and maintained at two times the annual amount deposited.

(5)	Following the occurrence and continuance of an event of default or for so long as the DSCR for any fiscal year is less than 1.0x, the Chapel Hill Mall Borrower, on each subsequent monthly payment date, shall deposit an amount equal to one-twelfth of $1.00 per square foot for tenant improvements and leasing commissions that may be incurred following such trigger event. The amount on deposit in the rollover account shall be capped and maintained at an amount equal to eighteen months of the monthly deposits into the rollover account. In addition to the required monthly deposits, all lease termination payments shall be deposited into the rollover account and held as rollover funds provided that so long as a event of default has not occurred and be continuing and provided that the DSCR for any fiscal year is equal to or greater than 1.0x, the Chapel Hill Mall Borrower shall not be required to deposit any lease termination payment with respect to any lease for less than 30,000 square feet of space.

(6)	See ‘‘—Lockbox’’ below.

(7)	Reflects gross leasable area of the entire mall including any anchors which may not be part of the collateral.

(8)	Collateral square feet comprising the Chapel Hill Mall Mortgaged Property consists of 359,310 square feet of anchor space, and 306,893 square feet of in-line mall space.

(9)	The overall occupancy and in-line occupancy percentages reflect the underwritten occupancy. Underwritten occupancy includes 26,010 square feet of space under a lease recently executed by Steve & Barry’s LLC, which tenant has not yet taken occupancy, 18,762 square feet of space that is currently dark (Premium Furniture, Inc., which tenant has vacated its space butcontinues to pay rent) and 4,536 square feet of potential leases. Per the borrower, such potential leases or letters of intent are currently being negotiated. CBL & Associates Limited Partnership has guaranteed the amount of $4,727,627, representing proceeds allocable to the cash flow differential between the as-is U/W NCF and the U/W NCF based on the underwritten occupancy including the 26,010 square feet of space leased to Steve & Barry’s LLC and the 4,536 square feet of potential leases. CBL & Associates Limited Partnership has also guaranteed the full, prompt and complete payment of all rent required to be paid under the Premium Furniture, Inc. lease. Based on the rent roll dated June 30, 2006, the actual in-place overall occupancy is 91.0% with actual in-line occupancy of 74.7%.

(10)	In-line sales per square foot for in-line shops of less than 10,000 square feet for the trailing 12 months ending December 31, 2005, and in-line cost of occupancy percentage for in-line shops of less than 10,000 square feet as of 12/31/05.

(11)	Based on U/W NCF and calculated based on the annualized constant monthly payment commencing with the first payment date.

Gross Leasable Area (GLA) Overview of Chapel Hill Mall
Store	Approximate Square Feet	As % of GLA	Ratings(2)	Anchor Lease or REA Expiration
Anchors
Sears(1)	200,014	23.1%	BB+/Ba1	Expired(1)
JCPenney(4)	194,126	22.4	BBB−/Baa3	8/31/2007
Kaufmann's(3)(4)	165,184	19.1	BBB/NR	2/14/2012
Total Anchor Space	559,324	64.6%
In-Line Mall Space	306,893	35.4
Total GLA	866,217	100.0%

(1)	Sears owns its pad and improvements; therefore, its pad and improvements are not part of the collateral. The Reciprocal Easement Agreement with Sears has expired.

(2)	Credit ratings are those by S&P and Moody’s, respectively, and may reflect the rating of the parent company even though the parent company may have no obligations under the related lease or reciprocal easement agreement. NR means not rated.

(3)	Federated Retail Holdings, Inc. acquired May Department Stores Inc., the parent company of Kaufmann's, and, according to information from the borrower, intends to convert the store to a Macy's.

(4)	JCPenny and Kaufmann's own their own improvements and lease the land; therefore, only the land is part of the collateral.

Major In-Line Tenant Information
Tenant	Approximate Square Feet(1)	Lease Expiration
Steve & Barry’s LLC(1)	26,010	1/31/2013
Premium Furniture Inc. DBA Basset Gallery Five Star Retailer(2)	18,762	11/30/2010
Old Navy, Inc.	15,620	8/31/2010
Finish Line #401	10,487	1/31/2010
Deb Shop	9,557	1/31/2011
Total	80,436

(1)	Steve & Barry’s LLC recently executed a lease for the 26,010 square foot space indicated, but has not yet taken occupancy.

(2)	Tenant is currently not in occupancy, but continues to pay rent. CBL & Associates Limited Partnership has guaranteed the full, prompt and complete payment of all rent required to be paid under the Premium Furniture, Inc. lease.

Lease Expiration Information
Year	Approximate Expiring In-line Square Feet	As % of Total In-line Square Feet	Cumulative % of Total In-line Square Feet	Approximate Expiring In-line Base Revenues(1)	As % of Total In-line Base Revenues(1)	Cumulative % of Total In-line Base Revenues(1)
2006(2)	16,986	5.5%	5.5%	$606,327	9.1%	9.1%
2007	30,994	10.1	15.6%	628,932	9.4	18.5%
2008	36,321	11.8	27.5%	778,218	11.7	30.2%
2009	10,422	3.4	30.9%	279,975	4.2	34.4%
2010(4) (5)	75,529	24.6	55.5%	1,299,324	19.5	53.9%
2011(3)	19,801	6.5	61.9%	509,586	7.6	61.5%
2012	9,443	3.1	65.0%	484,462	7.3	68.8%
2013	44,190	14.4	79.4%	694,408	10.4	79.2%
2014	4,655	1.5	80.9%	350,140	5.3	84.5%
2015	6,705	2.2	83.1%	362,243	5.4	89.9%
2016 and beyond(4)	23,566	7.7	90.8%	672,008	10.1	100.0%
Vacant	28,281	9.2	100.0%	0	—
Total	306,893	100.0%		$6,665,623	100.0%

(1)	Based on in-place underwritten base rental revenues applicable to in-line tenants only.

(2)	Includes any month-to-month tenants.

(3)	Includes 1,270 square feet of potential leases. Per the related borrower, such potential leases or letters of intent are currently being negotiated. CBL & Associates Limited Partnership has guaranteed the amount of $4,727,627, representing proceeds allocable to the cash flow differential between the as-is U/W NCF and the U/W NCF based on the underwritten occupancy including the 26,010 square feet of space leased to Steve & Berry’s LLC and the 4,536 square feet of potential leases. Rent is underwritten to reflect such potential leases.

(4)	Includes 3,266 sf of potential leases. Per the related borrower, such potential leases or letters of intent are currently being negotiated. CBL & Associates Limited Partnership has guaranteed the amount of $4,727,627, representing proceeds allocable to the cash flow differentiated between the as-is U/W NCF and the U/W NCF based on the underwritten occupancy including the 26,010 square feet of space leased to Steve & Berry’s LLC and the 4,536 square feet of potential leases. Rent is underwritten to reflect such potential leases.

(5)	Includes 18,762 square feet of space that is currently dark (Premium Furniture, Inc., which tenant has vacated its space but continues to pay rent). CBL & Associates Limited Partnership has guaranteed the full, prompt and complete payment of all rent required to be paid under the Premium Furniture, Inc. lease.

The Borrower and Sponsor.    The Chapel Hill Mall Borrower is CHM/Akron, LLC, a Delaware limited liability company that is ultimately owned and controlled by CBL & Associates Limited Partnership, the Operating Partnership of CBL & Associates Properties, Inc.   CBL & Associates Properties, Inc. was formed in 1978 and headquartered in Chattanooga, Tennessee, engages in the ownership, development, acquisition, leasing, management and operation of regional shopping malls and community centers and is the fourth largest U.S.-based publicly traded mall real estate investment trust (listed on the New York Stock Exchange under the symbol CBL). As of August 1, 2006, CBL & Associates Properties, Inc. reported that it owns, holds interests in or manages 126 properties including 79 market dominant enclosed malls and open-air centers across the United States.

The Mortgage Loan.    The Chapel Hill Mall Mortgage Loan was originated on July 27, 2006, and has a cut-off date balance of $76,924,801. The Chapel Hill Mall Mortgage Loan is a ten-year loan with a stated maturity date of August 1, 2016. The Chapel Hill Mall Mortgage Loan will accrue interest on an 30/360 Basis. Up to its stated maturity, in the absence of a default, the Chapel Hill Mall Mortgage Loan will accrue interest at a fixed rate of 6.10% per annum. On the first day of each month to but not including the stated maturity date, the Chapel Hill Mall Borrower is required to make a constant monthly debt service payment on the Chapel Hill Mall Mortgage Loan of $466,615.99 (calculated based on a 30-year amortization schedule). The remaining principal balance of the Chapel Hill Mall Mortgage Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date.

The Chapel Hill Mall Borrower is prohibited from voluntarily prepaying the Chapel Hill Mall Mortgage Loan, in whole or in part, prior to May 1, 2016. From and after May 1, 2016, the Chapel Hill Mall Borrower may prepay the Chapel Hill Mall Mortgage Loan, in whole only, without payment of any prepayment consideration.

The Chapel Hill Mall Borrower may defease the Chapel Hill Mall Mortgage Loan, in whole only, at any time that is two years following the Issue Date, and by doing so obtain the release of the Chapel Hill Mall Mortgaged Property. A defeasance will be effected by the Chapel Hill Mall Borrower’s pledging substitute collateral that consists of securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged and (ii) not subject to prepayment, call or early redempton which produce payments that replicate the payment obligations of the Chapel Hill Mall Borrower under the Chapel Hill Mall Mortgage Loan and that are sufficient to pay off the Chapel Hill Mall Mortgage Loan in its entirety on May 1, 2016. The Chapel Hill Mall Borrower’s right to defease the Chapel Hill Mall Mortgage Loan is subject to, among other things, S&P and Moody’s confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the rating then assigned to any class of series 2006-C6 certificates by such rating agency.

The Mortgaged Property.    The Chapel Hill Mall Mortgage Loan is secured by a first priority mortgage lien on the fee interest of the Chapel Hill Mall Borrower in the Chapel Hill Mall Mortgaged Property, which is comprised of a portion of Chapel Hill Mall, a 866,217 square foot regional mall located in Akron, Ohio. The Chapel Hill Mall was built in 1966 and renovated in 1995. The Chapel Hill Mall is anchored by three department stores with an aggregate of 559,324 square feet comprised of, Sears, Roebuck and Co., J.C. Penney Company, Inc. and Kaufmann's. The Chapel Hill Mall Mortgaged Property totals 666,203 square feet consisting of a 194,126 square foot JCPenney, a 165,184 square foot Federated Retail Holdings, Inc., and 306,893 square feet of in-line mall space. Chapel Hill Mall also includes a 200,014 square foot Sears, Roebuck and Co. which owns its land and improvements; therefore, its pad and improvements are excluded from the Chapel Hill Mortgaged Property. In-line tenants reflect a diverse range of national tenants including Aeropostale, Charlotte Russe, Express, Lane Bryant, Old Navy, and Victoria‘s Secret. As of June 30, 2006, the underwritten in-line occupancy at Chapel Hill Mall was 90.8% and overall underwritten mall occupancy, excluding temporary tenants, was 96.7%. Underwritten occupancy includes 26,010 square feet of space under a lease recently executed by Steve & Barry’s LLC, which tenant has not yet taken occupancy, 18,762 square feet of space that is currently dark (Premium Furniture, Inc., which tenant has vacated its space but continues to pay rent) and 4,536 square feet of potential leases. Per the related borrower, such potential leases or letters of intent are currently being negotiated. Based on the rent roll dated June 30, 2006, the actual in-place overall occupancy is 91.0%, with actual in-line occupancy of 74.7%.

Lockbox.    The Chapel Hill Mall Borrower has established a lockbox account with Key Bank National Association, into which the Chapel Hill Mall Borrower and the manager of the Chapel Hill Mall Mortgaged Property are required to cause all tenants of the Chapel Hill Mall Mortgaged Property to deposit the rents under their applicable leases provided no event of default has occurred and is continuing and DSCR is equal to or above 1.0x, the funds in the lockbox account will be released to the Chapel Hill Mall Borrower. At any time that the DSCR is less than 1.0x, all available funds in the lockbox account will be applied in the following order of priority, to (i) make required deposits to the tax and insurance escrow fund, (ii) pay the constant monthly debt service payment on the Chapel Hill Mall Mortgage Loan, (iii) make required deposits to the rollover and replacement reserves, (iv) pay lender any other amounts due and payable by the Chapel Hill Mall Borrower on the Chapel Hill Mall Mortgage Loan, (v) pay lender any deficiency in the rollover funds so that the amount of the rollover fund is equal to the rollover cap, (vi) pay lender any deficiency in the capital expenditure fund so that the amount of the capital expenditure fund is equal to the capital expenditure cap, and (vii) any funds remaining will be released to the Chapel Hill Mall Borrower. Upon the occurrence of an event of default under the Chapel Hill Mall Mortgage Loan, lender may apply the amounts on deposit in the lockbox account as lender determines.

Terrorism Insurance.    The Chapel Hill Mall Borrower is required to obtain and maintain insurance on the Chapel Hill Mall Mortgaged Property which do not contain exclusions for loss, cost, damage or liability caused by terrorism or terrorist acts; provided that the Chapel Hill Mall Borrower is only required to maintain such coverage to the extent and at the level obtainable at an annual cost not to exceed 150% of the current amount of such insurance. Alternatively, the Chapel Hill Mall Borrower, at its option, may deliver to lender a letter of credit in a face amount which shall at all times be not less than the required insurance against terrorism or terrorist acts.

Guaranties.    At closing CBL & Associates Limited Partnership executed and delivered to lender three guaranties. The first was a guaranty pursuant to which CBL & Associates Limited Partnership guaranteed a portion of the Chapel Hill Mall Mortgage Loan equal to $4,727,627. The amount covered by such guaranty will be reduced by an amount equal to $11.96 for each $1 of gross income received by the Chapel Hill Mall Borrower pursuant to certain designated leases which, on the closing date, were out for execution. CBL & Associates Limited Partnership also delivered a guaranty of certain reserve deposits when due. The amount covered by such guaranty will be reduced by an amount equal to the actual deposits made by the Chapel Hill Mall Borrower into the reserve accounts. CBL & Associates Limited Partnership also provided a third springing guaranty for all rent required to be paid under a lease with Premium Furniture, Inc. if Premium Furniture, Inc. ceases to pay the rents due. The amount covered by such guaranty will be permanently reduced dollar-for-dollar by (i) amounts paid to lender and (ii) the amount of rent payable under any lease that is an acceptable replacement lease.

Release of Release Parcels.    Provided that an event of default shall not have occurred and be continuing, the Chapel Hill Mall Borrower may obtain the release of one or more portions of the Chapel Hill Mall Property which are unimproved, not occupied by a tenant, do not produce any rents which were included by the lender in underwriting the Chapel Hill Mall Loan, that constitute a separate tax lot, and the release of which will not have a material adverse effect on the Chapel Hill Mall Loan, provided that the Chapel Hill Mall Borrower satisfies certain conditions set forth in the Chapel Hill Mall Loan documents.

IX. The LeCraw Portfolio Mortgage Loans

Mortgage Loan Information
Aggregate Cut-off Date Balance:	$73,775,000(1)
Aggregate Loan per Unit:	$36,033(2)
Aggregate % of Initial Mortgage
Pool Balance:	2.4%
Shadow Rating (S&P/Moody's):	NAP(3)
Loan Purpose:	Acquisition
Weighted Average
Mortgage Interest Rate:	6.1653% per annum(4)
Interest Calculation:	Actual/360
First Payment Date:	June 11, 2006(5)
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(3)
Hyperamortization:	NAP(3)
Maturity Date:	May 11, 2011
Maturity Balance:	$73,775,000
Borrowers:	Jasmine at Pleasantdale LLC, et al(6)
Sponsors:	Lyon Capital Ventures, AEW Capital Management, L.P. and an affiliate of Lehman Brothers Holdings Inc.
Prepayment/Defeasance:	Prepayment of the portion of the mortgage loan allocated to each property permitted in whole, with prepayment penalty if prepayment occurs prior to February 11, 2011. Prepayment without penalty permitted three months prior to Maturity Date.
Up-Front Reserves:	Deferred Maintenance Reserve(7)
Ongoing Reserves:	Tax and Insurance Reserve(8) Replacement Reserve(9)
Lockbox:	Springing Soft(10)
Other Secured Debt:	NAP(3)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio(11)
Property Type:	Multifamily
Location:	Georgia(11)
Year Built:	1968-1985(11)
Year Renovated:	1996-1999(11)
Number of Units:	2,079(11)
Occupancy:	91.6%(12)
Occupancy Date:	May-July 2006 (13)
Ownership Interest:	Fee
Property Management:	Lyon Management Group, Inc., an affiliate of the Borrowers
U/W NCF:	$5,752,590(14)
U/W NCF DSCR:	1.25x(15)
Cut-off Date U/W NCF DSCR:	1.25x(15)
Aggregate Appraised Value:	$108,525,000(16)
Appraisal As of Date:	March 31, 2006
Aggregate Cut-off Date
LTV Ratio:	68.7%(17)
Aggregate Maturity LTV Ratio:	68.7%(17)

(1)	The LeCraw Portfolio Mortgage Loans are comprised of three cross-collateralized and cross-defaulted loans, a $45,625,000 loan (the ‘‘LeCraw Portfolio – Three Properties Mortgage Loan’’), a $14,300,000 loan (the ‘‘LeCraw Portfolio – Courtland Club Apartments Mortgage Loan’’), and a $13,850,000 loan (the ‘‘LeCraw Portfolio – Winterset Apartments Mortgage Loan’’) each with substantially the same terms including interest calculation and maturity date, and other terms except as noted in footnotes (4) and (5) below.

(2)	Reflects weighted average loan per unit based on the respective loan amount of the LeCraw Portfolio Mortgage Loans.

(3)	NAP means not applicable.

(4)	Weighted based on respective loan amount and interest rate of 6.150% for the LeCraw Portfolio – Three Properties Mortgage Loan, 6.190% for the LeCraw Portfolio – Courtland Club Apartments Mortgage Loan and 6.190% for the LeCraw Portfolio – Winterset Apartments Mortgage Loan.

(5)	The first payment date for the LeCraw Portfolio – Three Properties Mortgage Loan was June 11, 2006, August 11, 2006 for LeCraw Portfolio – Courtland Club and July 11, 2006 for Winterset Apartments Mortgage Loan.

(6)	Jasmine at Pleasantdale, LLC is the LeCraw Portfolio Borrower with the largest loan concentration, as a percent of the aggregate Cut-off Date Balance, of the LeCraw Portfolio Mortgage Loan (28%). The other LeCraw Portfolio Borrowers are Jasmine Trails, LLC (19.4%), Jasmine at Peachtree, LLC (23.1%), Jasmine at Powers Ferry, LLC (18.8%) and Jasmine at Lakeview, LLC (10.7%).

(7)	At closing, the LeCraw Portfolio Borrowers deposited the following amounts into a deferred maintenance account to pay for the costs of certain scheduled repairs: $268,650 with respect to the LeCraw Portfolio – Three Properties Mortgaged Properties; $167,875 with respect to the LeCraw Portfolio – Courtland Club Apartments Mortgaged Property, and $97,875 with respect to the LeCraw Portfolio – Winterset Apartments Mortgaged Property.

(8)	The LeCraw Portfolio Borrowers are required to make monthly deposits into tax and insurance reserve accounts in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the following 12 months with respect to the LeCraw Portfolio Mortgaged Properties.

(9)	The LeCraw Portfolio Borrowers are required to make the following monthly deposits into replacement reserve accounts: LeCraw Portfolio – Three Properties Mortgage Loan: $29,091 (further allocated among each of three mortgaged properties, and not required while the balance in each allocated account exceeds 36 times the allocated monthly amount); LeCraw Portfolio – Courtland Club Apartments: $12,801; and LeCraw Portfolio – Winterset Apartments Mortgage Loan: $6,342.

(10)	See ‘‘—Lockbox’’ below.

(11)	The LeCraw Portfolio Mortgaged Properties consist of five garden-style apartment complexes located in Georgia with an aggregate of 2,079 residential units. See ‘‘—Mortgaged Properties’’ below.

(12)	Weighted average based on the respective amounts of the LeCraw Portfolio Mortgage Loans.

(13)	The occupancy dates for the LeCraw Portfolio – Three Properties Mortgaged Properties are as of July 6, 2006. The occupancy date for the LeCraw –Courtland Club Apartments Mortgaged Property and the LeCraw – Winterset Apartments Mortgaged Property are as of June 12, 2006 and May 15, 2006, respectively.

(14)	Aggregate U/W NCF of the LeCraw Portfolio Mortgaged Properties.

(15)	Weighted average based on U/W NCF of the LeCraw Portfolio Mortgaged Properties and based on the respective loan amounts of the LeCraw Portfolio Mortgage Loans and calculated based on the annual interest-only payments.

(16)	Aggregate appraised value of the five LeCraw Portfolio Mortgaged Properties as of March 31, 2006.

(17)	Weighted average based on the respective LeCraw Portfolio Mortgaged Properties appraised values and the respective amounts of the LeCraw Portfolio Mortgage Loans.

The LeCraw Portfolio Mortgage Loans
Property(1)	Location	Approximate Number of Units	Occupancy(2)	U/W NCF DSCR		Loan Amount	Appraised Value	Cut-off Date LTV
LeCraw Portfolio – Three Properties
Meadowglen Apartments	Atlanta, GA	641	90.8%	—		$20,660,000	$30,075,000	68.7%
The Landings at Peachtree Corners Apartments	Norcross, GA	490	89.8%	—		$17,040,000	$29,200,000	58.4%
Bishop’s Gate Apartments	Stone Mountain, GA	247	85.0%	—		$7,925,000	$12,900,000	61.4%
Sub-Total		1,378	89.4%	1.21x	(3)	$45,625,000	$72,175,000	63.2%
LeCraw Portfolio – Courtland Club	Atlanta, GA	399	95.2%	1.30x		$14,300,000	$18,975,000	75.4%
LeCraw Portfolio – Winterset	Marietta, GA	302	95.0%	1.31x		$13,850,000	$17,375,000	79.7%
Total/Weighted Average(4)		2,079	91.6%	1.25x		$73,775,000	$108,525,000	68.7%

(1)	Ranked by loan amount as of the Cut-off Date which in the case of the three properties that secure the LeCraw – Three Properties Mortgage Loan (Meadowglen Apartments, Landings at Peachtree Corners and Bishop's Gate Apartments) is by allocated loan amount.

(2)	Occupancy for each property is as of July 6, 2006 for Three Properties-Mortgage Loan, June 12, 2006 for Courtland Club Apartments Mortgaged Property and May 15, 2006 for Winterset Apartments Mortgaged Property.

(3)	Reflects overall U/W NCF DSCR for the LeCraw Portfolio – Three Properties Mortgage Loan.

(4)	Weighted average occupancy, U/W DSCR and Cut-off Date LTV are weighted based on the respective loan amounts for the LeCraw Portfolio Mortgage Loans.

The Borrowers and Sponsor.    The LeCraw Portfolio Borrowers are Jasmine at Pleasantdale, LLC, Jasmine at Peachtree, LLC, Jasmine at Lakeview, LLC, Jasmine Trails, LLC and Jasmine at Powers Ferry, LLC, all Delaware limited liability companies. The sponsors of the LeCraw Portfolio Mortgaged Loans are Lyon Capital Ventures, AEW Capital Management L.P., and an affiliate of Lehman Brothers Holdings, Inc. Lyon Capital Ventures, a privately held Newport Beach, California based real estate investment company involved in the acquisition, development, renovation and management of apartment communities across the United States. Formed in 1998, the partners of Lyon Capital Ventures have combined over 100 years of experience in real estate. AEW Capital Management, L.P., formed in 1981, provides real estate investment management services to investors worldwide. Currently, AEW and its affiliates manage over $34 billion of real estate assets and securities. They actively manage portfolios in both the public and private property markets and across the risk/return spectrum. Lehman Brothers is a global investment bank listed on the New York Stock Exchange under the symbol LEH.

The Mortgage Loans.    The LeCraw Portfolio Mortgage Loans were originated between May 1, 2006 and June 23, 2006 and have an aggregate Cut-off date principal balance of $73,775,000. The LeCraw Portfolio Mortgage Loans are comprised of three separate, but cross-defaulted and cross-collateralized loans: (i) a $45,625,000 loan (the ‘‘LeCraw Portfolio – Three Properties Mortgage Loan’’) secured by a first priority deed to secure debt encumbering the apartment complexes known as Bishop’s Gate Apartments, located in Stone Mountain, Georgia (the ‘‘LeCraw Portfolio – Bishop’s Gate Mortgaged Property’’), Meadowglen Apartments, located in Atlanta, Georgia (the ‘‘LeCraw Portfolio – Meadowglen Apartments Mortgaged Property’’) and Landings at Peachtree Apartments, located in Norcross, Georgia (the ‘‘LeCraw Portfolio –

Landings at Peachtree Mortgaged Property’’) (together, the ‘‘LeCraw Portfolio – Three Properties Mortgaged Properties’’), (ii) a $14,300,000 loan (the ‘‘LeCraw Portfolio – Courtland Club Apartments Mortgage Loan’’) secured by a first priority deed to secure debt encumbering the apartment complex known as Courtland Club Apartments, located in Atlanta, Georgia (the ‘‘LeCraw Portfolio – Courtland Club Mortgaged Property’’), and (iii) a $13,850,000 loan (the ‘‘LeCraw Portfolio – Winterset Apartments Mortgage Loan’’) secured by a first priority deed to secure debt encumbering the apartment complex known as Winterset Apartments, located in Marietta, Georgia (the ‘‘LeCraw Portfolio – Winterset Mortgaged Property’’). Pursuant to the LeCraw Portfolio Mortgage Loan documents, the loan amount with respect to the LeCraw Portfolio – Three Properties Mortgage Loan has been allocated among the related LeCraw Portfolio Mortgaged Properties as follows (each, a ‘‘LeCraw Portfolio – Three Property Mortgage Loan Allocated Amount’’): LeCraw Portfolio – Bishop’s Gate Mortgaged Property: $7,925,000; LeCraw Portfolio – Meadowglen Apartments Mortgaged Property: $20,660,000; and LeCraw Portfolio – Landings at Peachtree Mortgaged Property: $17,040,000. Each of the LeCraw Portfolio Mortgage Loans are five year loans with a stated maturity of May 11, 2011. The LeCraw Portfolio Mortgage Loans each accrue interest on an Actual/360 Basis, at an interest rate, in the absence of default, of 6.15% per annum in the case of the LeCraw Portfolio – Three Properties Mortgage Loan, and 6.19% in the case of the LeCraw Portfolio – Courtland Club Apartments Mortgage Loan and the LeCraw Portfolio – Winterset Apartments Mortgage Loan. On the eleventh day of each month to but not including the stated maturity date, the LeCraw Portfolio Borrowers are required to make payments of interest only, calculated on the outstanding principal balance of the LeCraw Portfolio Mortgage Loans. The aggregate outstanding principal balance of the LeCraw Portfolio Mortgage Loans, plus all accrued and unpaid interest thereon, will be due and payable on the stated maturity date.

Each LeCraw Portfolio Borrower may prepay its respective LeCraw Portfolio Mortgage Loan (or, with respect to the LeCraw Portfolio – Three Properties Mortgage Loan, its respective LeCraw Portfolio – Three Properties Mortgage Loan Allocated Amount) in whole at any time. Any such prepayment made prior to February 11, 2011 must be accompanied by a prepayment consideration equal to the greater of 1% of the principal amount prepaid and a yield maintenance premium as provided for in the related loan documents.

The Mortgaged Properties.    The LeCraw Portfolio Mortgaged Properties are comprised of five, garden-style apartment complexes comprised of an aggregate of 199, two-story and three-story buildings situated on approximately 194 landscaped acres with on-site parking and located in Atlanta, Norcross, Stone Mountain and Marietta, Georgia. The LeCraw Portfolio Mortgaged Properties, with an aggregate of 2,079 units, were constructed between 1968 and 1985 and renovated from 1996 to 1999. Amenities at the complexes include swimming pools, tennis courts, fitness centers, business centers, playgrounds, laundry facilities, soccer courts, basketball courts as well as volleyball courts. As of May-July 2006, the weighted average occupancy of the LeCraw Portfolio Mortgaged Properties was 91.6%.

Mix of Residential Units at the LeCraw Portfolio Mortgaged Properties
Property(1)	Location	Year Built/ Renovated	Approximate Number of Units	One Bedroom	Two Bedroom	Three Bedroom
Meadowglen Apartments	Atlanta, GA	1985/1998	641	298	295	48
Landings at Peachtree Corners	Norcross, GA	1968/1996	490	194	186	110
Bishop’s Gate Apartments	Stone Mountain, GA	1978/1997	247	175	72	0
Courtland Club Apartments	Atlanta, GA	1971/1998	399	187	144	68
Winterset Apartments	Marietta, GA	1983/1999	302	104	148	50
Total			2,079	958	845	276

(1)	Ranked by loan amount which in the case of the three properties that secure the LeCraw Portfolio – Three Properties Mortgage Loan (Meadowglen Apartments, Landings at Peachtree Corners and Bishop’s Gate Apartments) is by allocated loan amount.

Lockbox.    Upon the occurrence of an event of default with respect to the LeCraw Portfolio Mortgage Loan and the continuance thereof for thirty (30) days, the LeCraw Portfolio Borrowers are required to deposit all rent collections into a designated lockbox amount under the sole and exclusive control of the mortgage lender.

Terrorism Coverage.    Although the loan documents for the LeCraw Portfolio Mortgage Loans do not expressly require the maintenance of terrorism insurance, the LeCraw Portfolio Borrowers are required to obtain all-risk coverage as well as such other insurance and in such amounts as the mortgage lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to each LeCraw Portfolio Mortgaged Property located in or around the region in which each such mortgaged property is located. The form of all policies (including exclusions and exceptions) is subject to the approval of the mortgage lender.

Release of Mortgaged Properties.    Each LeCraw Portfolio Borrower may obtain the release of its related LeCraw Portfolio Mortgaged Property by prepaying its respective LeCraw Portfolio Mortgage Loan (or, with respect to the LeCraw

Portfolio – Three Properties Mortgage Loan, its respective LeCraw Portfolio – Three Properties Mortgage Loan Allocated Amount) and paying all prepayment consideration due and payable in connection therewith.

Substitution.    Each LeCraw Portfolio Borrower has the right to substitute another multi-family housing property (a ‘‘LeCraw Portfolio Substitute Property’’) as a replacement for its respective original LeCraw Portfolio Mortgaged Property (a ‘‘LeCraw Portfolio Replaced Property’’) provided, among other things, the following conditions are satisfied: (a) the value of the LeCraw Portfolio Substitute Property shall be at least that of the LeCraw Portfolio Replaced Property, (b) the debt service coverage ratio for all LeCraw Portfolio Mortgaged Properties shall not decline as a result of the substitution, (c) the sum of the allocated loan amounts for the related LeCraw Portfolio Replaced Property and all LeCraw Portfolio Mortgaged Properties that have previously been substituted shall not exceed $18,443,750, and (d) S&P and Moody’s each confirms that the substitution would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of the 2006-C6 certificates by such rating agency.

Severance.    The lender with respect to the LeCraw Portfolio Mortgage Loans has agreed that, subject to the satisfaction of certain conditions set forth in the LeCraw Portfolio Mortgage Loan documents, it shall not withhold its consent to the sale of individual LeCraw Portfolio Mortgaged Properties and that, upon such sale, the transferring LeCraw Portfolio Borrower shall have the right to have its respective LeCraw Portfolio Mortgage Loan (or, with respect to the LeCraw Portfolio – Three Properties Mortgage Loan, its respective LeCraw Portfolio – Three Properties Mortgage Loan Allocated Amount) severed into a non-cross-collateralized, non-cross-defaulted mortgage loan, subject to certain conditions, including that (a) the aggregate debt service coverage ratio of the remaining cross-collateralized, cross-defaulted mortgage loans shall be equal to or greater then the greater of 1.30x and the aggregate debt service coverage ratio of all mortgaged properties (including the severed mortgaged property) prior to severance, (b) the debt service coverage ratio for the transferred mortgaged property shall be at least 1.30x, (c) the aggregate loan to value ratio of the remaining cross-collateralized, cross-defaulted mortgage loans shall be no more than the lesser of 70% and the loan to value ratio of all mortgaged properties (including the severed mortgaged property) prior to severance and (d) the loan to value ratio of the transferred mortgaged property shall be no more than 70%.

X. Park Square Building Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$71,200,000(1)
Loan per Square Foot:	$144(2)
% of Initial Mortgage Pool Balance:	2.3%
Shadow Rating (S&P/Moody's):	AA/Baa3
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.904% per annum(3)
Interest Calculation:	Actual/360
First Payment Date:	September 11, 2006
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(4)
Hyperamortization:	NAP(4)
Maturity Date:	August 11, 2016
Maturity Balance:	$71,200,000
Borrower:	OMV Park Square LLC
Sponsor:	Richard D. Cohen
Defeasance/Prepayment:	Defeasance permitted beginning two years after Issue Date. Prepayment without penalty permitted four months prior to maturity date.
Up-Front Reserves:	Capital Expenditure Reserve(5)
Ongoing Reserves:	Tax and Insurance Reserve(6)
Lockbox:	Hard(7)
Other Secured Debt:	NAP(4)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Class A Office
Location:	Boston, Massachusetts
Year Built:	1923
Year Renovated:	1984
Square Feet:	495,708
Occupancy:	87.8%
Occupancy Date:	April 1, 2006
Ownership Interest:	Fee
Property Management:	Capital Properties Management Inc., an affiliate of the borrower
U/W NCF:	$8,869,832(8)
U/W NCF DSCR:	2.08x(8)
Cut-off Date U/W NCF DSCR:	2.08x(8)
Appraised Value:	$173,100,000(9)
Appraisal As of Date:	June 15, 2006
Cut-off Date LTV Ratio:	41.1%(10)
Maturity LTV Ratio:	41.1%(10)

(1)	The Park Square Building Mortgage Loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this prospectus supplement as the Park Square Building Senior Portion and the Park Square Building Junior Portion. The Cut-off Date Balance in the table above is based on the Park Square Building Senior Portion only. The Park Square Building Mortgage Loan (including the Park Square Building Senior Portion and the $23,800,000 Park Square Building Junior Portion) is $95,000,000.

(2)	Based on the Park Square Building Senior Portion only.

(3)	The mortgage interest rate set forth above is the deemed interest rate for the Park Square Building Senior Portion only. The deemed interest rate for the Park Square Building Junior Portion is 5.92795%.

(4)	NAP means not applicable.

(5)	At origination, the Park Square Building Mortgage Borrower deposited $7,500,000 into a capital expenditure reserve account for scheduled repairs, tenant improvements, leasing commissions and other leasing related fees at the Park Square Building Mortgaged Property; a $1,442,138 portion of the capital expenditure reserve may be utilized for the cost of scheduled repairs, including an estimated $1,000,000 for repairs required to be made to the building façade of the Park Square Building Mortgaged Property, until the scheduled repairs are completed. An additional $350,000 portion of the capital expenditure reserve is available solely for the cost of required inspections to the building facade, following completion of the initial scheduled repairs to the building facade.

(6)	Following the occurrence and during the continuance of a default under the Park Square Building Mortgage Loan Documents, the Park Square Building Borrower is required to make monthly escrow deposits for the payment of real estate taxes and insurance premiums in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums for the Park Square Building Mortgaged Property.

(7)	See ‘‘—Lockbox’’ below.

(8)	Based on U/W NCF and calculated based on the annual interest-only payments and taking into account the Park Square Building Senior Portion only. The U/W DSCR taking into account the entire Park Square Building Mortgage Loan (including the Senior and Junior Portions of the Park Square Building Mortgage Loan) would be 1.56x.

(9)	The stabilized appraised value as of July 1, 2007 is $180,150,000, based on stablized cash flow and stabilized occupancy of 92.5%.

(10)	The Cut-off Date LTV Ratio and the Maturity LTV Ratio (based on as-is appraised value as shown above) are based on the Park Square Building Senior Portion only. The Cut-off Date LTV Ratio and the Maturity LTV (based on as-is appraised value) and the entire Park Square Building Mortgage Loan (including the Senior and Junior Portions of the Park Square Building Mortgage Loan) would each be 54.9%. Based on this stabilized value set forth in footnote (9) above, the Cut-Off Date LTV Ratio and the Maturity Date LTV Ratio, based on the Park Square Building Senior Portion only, are each 39.5%. The Cut-off Date LTV Ratio and the Maturity LTV based on that stabilized appraised value and the entire Park Square Building Mortgage Loan (including the Senior and Junior Portions of the Park Square Building Mortgage Loan) would each be 52.7%.

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet	% Total Base Revenues (2)	Rent PSF (3)	Ratings(4)	Lease Expiration Date
First Marblehead Corporation(5)	127,198	25.7%	26.7%	$28.96	NR	4/30/2014(6)
Yankee Group Research, Inc.(5)	48,489	9.8	14.8	$42.12	NR	6/30/2007
Baseline Development Group	17,202	3.5	3.7	$29.57	NR	11/30/2012(7)
Goodkind & O’Dea.	16,801	3.4	4.3	$35.00	NR	2/28/2007
Thomas E. Sears, Inc	14,777	3.0	3.6	$33.75	NR	11/30/2008
Total	224,467	45.3%	53.2%

(1)	The five major tenants are ranked by approximate square feet.

(2)	The percentages of total base revenues are based on underwritten base rental revenues excluding vacant lease-up assumptions.

(3)	Reflects in-place base rent.

(4)	NR means not rated.

(5)	Information in the chart above for these tenants excludes in the case of First Marblehead Corporation, 79 square feet of storage space on a month-to-month-basis and related rent, and in the case of Yankee Group Research, Inc., 789 square feet of storage space on a month to month basis and related rent.

(6)	First Marblehead Corporation’s lease provides for two, five-year renewal options at 95% of fair market value.

(7)	Baseline Development Group’s lease expiration consists of 2,489 square feet expiring February 28, 2010 and 14,713 square feet expiring November 30, 2012.

Lease Expiration Information
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues(1)
2006	18,031	3.6%	3.6%	$437,024	3.2%	3.2%
2007	81,181	16.4	20.0%	3,090,208	22.4	25.6%
2008	43,347	8.7	28.8%	1,349,750	9.8	35.4%
2009	38,917	7.9	36.6%	1,125,770	8.2	43.6%
2010	37,597	7.6	44.2%	1,266,159	9.2	52.8%
2011	22,566	4.6	48.7%	695,330	5.0	57.8%
2012	22,252	4.5	53.2%	691,940	5.0	62.9%
2013	22,971	4.6	57.9%	737,519	5.4	68.2%
2014	139,011	28.0	85.9%	4,128,614	30.0	98.2%
2015	4,138	0.8	86.7%	115,864	0.8	99.0%
2016 and beyond	5,002	1.0	87.8%	132,169	1.0	100.0%
Vacant	60,695	12.2	100.0%	0	—
Total	495,708	100.0%		$13,770,346	100.0%

(1)	Based on underwritten base rental revenues excluding vacant lease-up assumptions.

The Borrower and Sponsor.    The Park Square Building Borrower is OMV Park Square LLC, a Delaware limited liability company, owned by OMV Associates Limited Partnership, whose general partner is Park Square Corp., in turn owned by Richard D. Cohen and Gary Darman. Mr. Cohen is the president of Capital Properties, a company founded in 1977 in Boston, Massachusetts. Since its inception, Capital Properties has been involved in the development, acquisition and management of over 16,000 apartment units and 5 million square feet of office space. The company reports that it presently owns and operates more than 6,000 multifamily units and 3 million square feet of office space in cities such as New York, Boston, Hartford, and Atlanta as well as properties in Virginia, Maryland, and New Jersey.

The Mortgage Loan.     The Park Square Building Mortgage Loan was originated on July 19, 2006 and has a cut-off date balance of $95,000,000. The Park Square Building Mortgage Loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this prospectus supplement as the Park Square Building Senior Portion, which has a cut-off principal balance of $71,200,000 and the Park Square Building Junior Portion, which has a cut-off date principal balance of $23,800,000. The Class JRP Certificates will be entitled to receive collections of principal and interest on the Park Square Building Junior Portion, and the holders of the offered certificates and certain non-offered classes of the series 2006-C6 certificates will be entitled to receive collections of principal and interest on the Park Square Building Senior Portion. See ‘‘—Split Mortgage Loans’’ above in this prospectus supplement.

The Park Square Building Mortgage Loan is a ten-year loan with a stated maturity date of August 11, 2016. The Park Square Building Senior Portion is deemed to accrue interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.904% per annum. The Park Square Building Junior Portion is deemed to accrue interest on an Actual/360 Basis at an interest rate, in the absence of default of 5.92795%. On the eleventh day of each month to and including the stated maturity date, the Park Square Building Borrower is required to make interest-only payments on the Park Square Building Mortgage Loan. The principal balance of the Park Square Building Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on the stated maturity date.

The Park Square Building Borrower is prohibited from voluntarily prepaying the Park Square Building Mortgage Loan, in whole or in part, prior to April 11, 2016. From and after April 11, 2016, the Park Square Building Borrower may prepay the Park Square Building Mortgage Loan, in whole only, without payment of any prepayment consideration.

The Park Square Building Borrower may defease the Park Square Building Mortgage Loan in whole only on any monthly payment date following the second anniversary of the Issue Date and by doing so obtain the release of the Park Square Building Mortgaged Property. A defeasance will be effected by the Park Square Building Borrower's pledging substitute collateral that consists of direct, non-callable, fixed rate obligations that are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the Park Square Building Borrower under the Park Square Building Mortgage Loan and are sufficient to pay off the Park Square Building Mortgage Loan in its entirety on the stated maturity date. The Park Square Building Borrower's right to defease the entire Park Square Building Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2006-C6 certificates by such rating agency.

The Mortgaged Property.    The Park Square Building Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the Park Square Building Borrower in the Park Square Mortgaged Property, a Class A office property situated on an entire block in the Back Bay neighborhood of Boston, Massachusetts. The Park Square Building Mortgaged Property is an 11-story building containing approximately 495,708 square feet of net rentable area which includes ground level retail interior ‘‘arcade’’ space that runs the length of the property and is a protected landmark and below-ground storage space. The building was constructed in 1923 and underwent a full renovation that was completed in 1984. The Park Square Building Mortgaged Property is leased by multiple tenants. The major tenants at the property are First Marblehead Corporation, a public company providing services in connection with processing private education loan products, leasing 127,198 square feet (25.7% of the total space) through April 2014, and Yankee Group Research, Inc., a technology research and consulting firm, leasing 48,489 square feet (9.8% of the total space) through June 2007. As of April 1, 2006, occupancy at the Park Square Building Mortgaged Property, based on square footage leased, was 87.8%.

Lockbox.    The Park Square Building Mortgage Borrower is required to cause all income from the Park Square Building Mortgaged Property to be deposited into a segregated lockbox account that has been pledged to the holder of the Park Square Building Mortgage Loan (the ‘‘Lockbox Account’’). All amounts in the Lockbox Account shall be transferred on the 15th day of each month and the last day of each month to another account that has also been pledged to the holder of the Park Square Building Mortgage Loan (the ‘‘Park Square Cash Management Account’’). Provided no event of default shall exist with respect to the Park Square Building Mortage Loan, all amounts in the Park Square Cash Management Account (exclusive of any lease termination payments and any proceeds of any sub-account of the Park Square Cash Management Account) shall be applied in the following order of priority: (i) first, after the occurrence and during the continuance of an event of default with respect the Park Square Building Mortgage Loan, at the election of the holder of the Park Square Building Mortgage Loan, to the Park Square Building Borrower’s monthly real estate tax reserve obligation; (ii) second, after the occurrence and during the continuance of an event of default with respect the Park Square Building Mortgage Loan, at the election of the holder of the Park Square Building Mortgage Loan, to the Park Square Building Borrower’s monthly insurance premium obligation; (iii) third, to the payment of monthly debt service with respect to the Park Square Building Mortgage Loan; (iv) fourth, to the payment of any default interest and late payment charges; (v) fifth, to the payment of fees and expenses of the bank holding the Park Square Cash Management Account (‘‘Park Square CMA Bank’’); and (vi) sixth, so long as no event of default exists with respect to the Park Square Building Mortgage Loan, to the Park Square Building Borrower. If any event of default shall exist with respect to the Park Square Building Mortgage Loan, the holder of Park Square Building Mortgage Loan may apply amounts in the Park Square Cash Management Account to the payment of the debt in any order in its sole discretion.

Terrorism Coverage.    The Park Square Building Borrower is required to maintain insurance against acts of terrorism, provided such insurance is available at a cost not in excess of $200,000 for each year of the Park Square Building Mortgage Loan term. Insurance against acts of terrorism is defined as insurance that does not include an exclusion for, or that affirmatively insures against, acts of terrorism (including bio-terrorism, if commercially available), provided, however, that while the Terrorism Risk Insurance Act of 2002, as amended (‘‘TRIA’’), is in effect, insurance against terrorism shall mean insurance against an ‘‘Act of Terrorism’’ as such term is defined in Section 102(1) of the TRIA.

Loan Combinations

General.    The mortgage pool will include three (3) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular Loan Combination is evidenced by a separate promissory note. The aggregate debt represented by the entire Loan Combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans constituting a particular Loan Combination are obligations of the same borrower(s) and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a Loan Combination, whether on a senior/ subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a Loan Combination. Further, each such co-lender agreement or other intercreditor arrangement will generally prohibit the transfer of the ownership of any mortgage loan that is part of a Loan Combination to any person or entity other than: (i) institutional lenders, institutional investors, investment funds or other substantially similar institutions that, in each such case, exceeds a minimum net worth, surplus or shareholder equity requirement and are regularly engaged in the business of making or owning mortgage loans similar to the underlying mortgage loans; (ii) affiliates of the foregoing; or (iii) a trustee of a rated securitization trust.

The table below identifies each underlying mortgage loan that is part of a Loan Combination.

Underlying Mortgage Loans That are Part of a Loan Combination			Related Pari Passu Non-Trust Loans(1)		Related Senior Non-Trust Loans(2)		Related Subordinate Non-Trust Loans(3)		U/W NCF DSCR and Original LTV of Entire Loan Combination
Mortgaged Property Name (as identified on Annex A-1 to this Prospectus Supplement	Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Original Principal Balance	Non-Trust Loan Noteholder	Original Principal Balance	Non-Trust Loan Noteholder	Original Principal Balance	Non-Trust Loan Noteholder	U/W NCF DSCR	Original LTV Ratio
1. 1211 Avenue of the Americas (4)	$400,000,000	13.1%	$275,000,000	Our Affiliate (7)	NAP	NAP	NAP	NAP	1.86x	42.5%
					$122,850,000	LB-UBS 2005-C7 Commercial Mortgage Trust
2. Reckson Portfolio I Subordinate Tranche (5)	$37,000,000	1.2%	NAP	NAP	$36,218,300	Third Party Institutional Investor	NAP	NAP	1.65x	68.3%
3. 1155 Avenue of the Americas (6)	$12,090,448	0.4%	$97,185,000	Third Party Institutional Investor	NAP	NAP	NAP	NAP	1.82x	35.3%

(1)	Reflects those Non-Trust Loans (the ‘‘Pari Passu Non-Trust Loans’’) that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan that is part of the same Loan Combination. See each italicized section below entitled ‘‘—Priority of Payments’’ for specific information regarding the application of payments for each of the Loan Combinations listed in the foregoing table.

(2)	Reflects those Non-Trust Loans (the ‘‘Senior Non-Trust Loans’’) that are, in each case, (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a pro rata basis with the related underlying mortgage loan in the subject Loan Combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject Loan Combination, entitled to payment of all accrued interest (other than Default Interest) and the total outstanding principal balance of the Senior Non-Trust Loans in the subject Loan Combination prior to payments of principal and interest being made with respect to the subject underlying mortgage loan. See each italicized section below entitled ‘‘—Priority of Payments’’ for specific information regarding the application of payments for each of the Loan Combinations listed in the foregoing table.

(3)	Reflects those Non-Trust Loans (the ‘‘Subordinate Non-Trust Loans’’) that are, in each case: (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a pro rata basis with the underlying mortgage loan and any other Non-Trust Loan in the subject Loan Combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject Loan Combination, generally entitled to payments of principal and interest only following payment of all accrued interest (other than Default Interest) and the total outstanding principal balance of the underlying mortgage loan and any Pari Passu Non-Trust Loan(s) in the subject Loan Combination. See each italicized section below entitled ‘‘—Priority of Payments’’ for specific information regarding the application of payments for each of the Loan Combinations listed in the foregoing table.

(4)	The 1211 Avenue of the Americas Mortgage Loan is one of two (2) mortgage loans comprising the 1211 Avenue of the Americas Loan Combination that includes: (a) the 1211 Avenue of the Americas Mortgage Loan; and (b) the 1211 Avenue of the Americas Non-Trust Loan, with an original principal balance of $275,000,000, which is a Pari Passu Non-Trust Loan. The 1211 Avenue of the Americas Non-Trust Loan is, at all times, pari passu in right of payment with the 1211 Avenue of the Americas Mortgage Loan. The aggregate cut-off date principal balance of the 1211 Avenue of the Americas Loan Combination is $675,000,000.

(5)	The Reckson Portfolio I Subordinate Tranche Mortgage Loan is one of three (3) mortgage loans comprising the Reckson Portfolio I Loan Combination that includes: (a) the Reckson Portfolio I Subordinate Tranche Mortgage Loan; (b) the Reckson Portfolio I Note A Senior Non-Trust Loan, with an original principal balance of $122,850,000, which is a Senior Non-Trust Loan; and (c) the Reckson Portfolio I Note B-1 Senior Non-Trust Loan, with an original principal balance of $36,218,300, which is a Senior Non-Trust Loan. The Reckson Portfolio I Subordinate Tranche Mortgage Loan is, in general, subordinate to both of the Reckson Portfolio I Senior Non-Trust Loans. The Reckson Portfolio I Note B-1 Senior Non-Trust Loan is, in general, subordinate to the Reckson Portfolio I Note A Senior Non-Trust Loan. The aggregate cut-off date principal balance of the Reckson Portfolio I Loan Combination is $196,068,300.

(6)	The 1155 Avenue of the Americas Mortgage Loan is one of four (4) mortgage loans comprising the 1155 Avenue of the Americas Loan Combination that includes: (i) the 1155 Avenue of the Americas Mortgage Loan; (ii) the 1155 Avenue of the Americas Note A1 Non-Trust Loan, with an original principal balance of $47,000,000, which is a Pari Passu Non-Trust Loan; (iii) the 1155 Avenue of the Americas Note A2 Non-Trust Loan, with an original principal balance of $20,185,000, which is a Pari Passu Non-Trust Loan; and (iv) the 1155 Avenue of the Americas Note A3 Non-Trust Loan, with an original principal balance of $30,000,000, which is a Pari Passu Non-Trust Loan. The aggregate cut-off date principal balance of the 1155 Avenue of the Americas loan combination is $109,275,448.

(7)	Expected to be included in a separate commercial mortgage securitization.

Set forth below is a brief description of the co-lender arrangement regarding the three (3) underlying mortgage loans that are each part of a Loan Combination.

The 1211 Avenue of the Americas Loan Combination.    The 1211 Avenue of the Americas Mortgage Loan is part of a Loan Combination comprised of two (2) mortgage loans that are both secured by the 1211 Avenue of the Americas Mortgaged Property, identified in this prospectus supplement as the 1211 Avenue of the Americas Mortgage Loan and the 1211 Avenue of the Americas Non-Trust Loan. See ‘‘—Significant Underlying Mortgage Loans—The 1211 Avenue of the Americas Mortgage Loan’’ above for a more detailed description of the 1211 Avenue of the Americas Mortgage Loan. See also ‘‘The Series 2006-C6 Pooling and Servicing Agreement—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ in this prospectus supplement for a more detailed description of certain rights of the 1211 Avenue of the Americas Non-Trust Loan Noteholder. The 1211 Avenue of the Americas Non-Trust Loan will be serviced, along with the 1211 Avenue of the Americas Mortgage Loan, under the series 2006-C6 pooling and servicing agreement by the master servicer and the special servicer, generally as if that Non-Trust Loan was a mortgage loan in the trust.

Co-Lender Agreement.    The 1211 Avenue of the Americas Co-Lender Agreement, dated in September 2006, between the two holders of the mortgage loans comprising the 1211 Avenue of the Americas Loan Combination, generally provides that:

•	Consent Rights. Subject to certain limitations, the related Loan Combination Controlling Party will have the ability to advise and direct the series 2006-C6 master servicer and/or the 2006-C6 special servicer with respect to certain specified servicing actions regarding the 1211 Avenue of the Americas Loan Combination, including those involving foreclosure or material modification of the 1211 Avenue of the Americas Loan Combination. As of any date of determination, the Loan Combination Controlling Party for the 1211 Avenue of the Americas Loan Combination will be the holder of the 1211 Avenue of the Americas Mortgage Loan and the holder of the 1211 Avenue of the Americas Non-Trust Loan, acting jointly (directly or through representatives, which representative, in the case of the 1211 Avenue of the Americas Mortgage Loan will be, in accordance with the series 2006-C6 pooling and servicing agreement, the series 2006-C6 controlling class representative); provided that, in the event that the holders of the 1211 Avenue of the Americas Mortgage Loan and the 1211 Avenue of the Americas Non-Trust Loan have not, within the requisite time period, directly or through representatives, executed a consent with respect to any advice, consent or direction regarding a specified servicing action, the series 2006-C6 special servicer or master servicer, as applicable, will implement such servicing action as it deems to be in accordance with the servicing standard set forth in the series 2006-C6 pooling and servicing agreement, and the decision of such series 2006-C6 special servicer or master servicer, as applicable, will be binding on all such parties.

Priority of Payments.    Pursuant to the 1211 Avenue of the Americas Co-Lender Agreement, all amounts received with respect to the 1211 Avenue of the Americas Loan Combination will generally be allocated between the two (2) mortgage loans comprising the 1211 Avenue of the Americas Loan Combination on a pro rata and pari passu basis.

The Reckson Portfolio I Loan Combination.    The Reckson Portfolio I Loan Combination is comprised of three (3) mortgage loans that are each secured by the same mortgage instruments on the related mortgaged real properties: (i) the

Reckson Portfolio I Subordinate Tranche Mortgage Loan; (ii) the Reckson Portfolio I Note B-1 Senior Non-Trust Mortgage Loan, which is generally senior in right of payment to the Reckson Portfolio I Subordinate Tranche Mortgage Loan; and (iii) the Reckson Portfolio I Note A Senior Non-Trust Mortgage Loan, which is generally senior in right of payment to the Reckson Portfolio I Subordinate Tranche Mortgage Loan and the Reckson Portfolio I Note B-1 Senior Non-Trust Mortgage Loan. The Reckson Portfolio I Loan Combination will be serviced under the series 2005-C7 pooling and servicing agreement. See ‘‘Servicing of the Reckson Portfolio I Loan Combination’’ for a more detailed description of the servicing of the Reckson Portfolio I Loan Combination.

Co-Lender Agreement.    The holders of the Reckson Portfolio I Subordinate Tranche Mortgage Loan and the Reckson Portfolio I Non-Trust Loans are bound by the terms and provisions of a Co-Lender Agreement, dated as of November 4, 2005, as modified by a Noteholders Priority Agreement dated as of January 20, 2006 (collectively, the ‘‘Reckson Portfolio I Co-Lender Agreement’’), which generally provides that:

•	Consent Rights. The Loan Combination Controlling Party for the Reckson Portfolio I Loan Combination will have the ability to advise and direct the series 2005-C7 master servicer and/or special servicer with respect to certain specified servicing actions regarding the Reckson Portfolio I Loan Combination, including those involving foreclosure or material modification of the related underlying mortgage loan and the related Non-Trust Loans. As of any date of determination, the Loan Combination Controlling Party will be: (A) the holder of the Reckson Portfolio I Subordinate Tranche Mortgage Loan or its designee (which designee, in accordance with the series 2006-C6 pooling and servicing agreement, will be the series 2006-C6 controlling class representative), if and for so long as the unpaid principal balance of the Reckson Portfolio I Subordinate Tranche Mortgage Loan, net of any existing Appraisal Reduction Amount with respect to the Reckson Portfolio I Loan Combination, is equal to or greater than 25.0% of the original principal balance of the Reckson Portfolio I Subordinate Tranche Mortgage Loan; (B) the holder of the Reckson Portfolio I Note B-1 Senior Non-Trust Loan or its designee, if and for so long as the unpaid principal balance of the Reckson Portfolio I Note B-1 Senior Non-Trust Loan, net of any existing Appraisal Reduction Amount with respect to the Reckson Portfolio I Loan Combination, is equal to or greater than 25.0% of the original principal balance of the Reckson Portfolio I Note B-1 Senior Non-Trust Loan; and (C) otherwise, the holder of the Reckson Portfolio I Note A Senior Non-Trust Loan.

•	Purchase Option. If and for so long as the Reckson Portfolio I Loan Combination is specially serviced and, further, upon the date when a scheduled payment on such Loan Combination becomes at least 60 days delinquent, the Loan Combination Controlling Party will have the option to purchase the Reckson Portfolio I Note A Senior Non-Trust Loan, provided that if the Loan Combination Controlling Party is the holder of the Reckson Portfolio I Subordinate Tranche Mortgage Loan or its designee, the Loan Combination Controlling Party or its designee will also be required to purchase the Reckson Portfolio I Note B-1 Senior Non-Trust Loan, at a price generally equal to the unpaid principal balance of the Reckson Portfolio I Note A Senior Non-Trust Loan (and, if the Loan Combination Controlling Party is the holder of the Reckson Portfolio I Subordinate Tranche Mortgage Loan or its designee, the Reckson Portfolio I Note B-1 Senior Non-Trust Loan), together with all accrued unpaid interest thereon (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2005-C7 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and late payment charges); provided that, if the Loan Combination Controlling Party is the holder of the Reckson Portfolio I Subordinate Tranche Mortgage Loan or its designee or the holder of the Reckson Portfolio I Note B-1 Senior Non-Trust Loan or its designee, and if the Loan Combination Controlling Party does not exercise such purchase option within 45 days, then the other such holder will have the right to exercise such purchase option, subject to the terms of the Reckson Portfolio I Co-Lender Agreement.

•	Cure Rights. The related Loan Combination Controlling Party has the assignable right to cure a monetary default or a default susceptible to cure by the payment of money, within 10 business days of the later of (a) receipt by the Loan Combination Controlling Party of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default; provided that no more than (x) three consecutive cure events are permitted, (y) seven cure events are permitted during the term of the Reckson Portfolio I Loan Combination and (z) four cure events, whether or not consecutive, in any 12 month period are permitted. In addition, for so long as the holder of the Reckson Portfolio I Subordinate Tranche Mortgage Loan or the Reckson Portfolio I Note B-1 Senior Non-Trust Loan is the Loan Combination Controlling Party, if such Loan Combination Controlling Party does not exercise such cure right within eight (8) business days of the later of (a) receipt by the Loan Combination Controlling Noteholder of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default, the other such holder shall have such right to cure such default within the remaining two business days of the time limits set forth in the first sentence of this paragraph.

•	Replacement of Special Servicer. The related Loan Combination Controlling Party may replace the Special Servicer with respect to the Reckson Portfolio I Loan Combination only, subject to satisfaction of the conditions set forth in the series 2005-C7 pooling and servicing agreement.

Priority of Payments.    Pursuant to the Reckson Portfolio I Co-Lender Agreement, following the allocation of payments to each mortgage loan in the subject Loan Combination in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the Reckson Portfolio I Note A Senior Non-Trust Loan (and the holder of the Reckson Portfolio I Subordinate Tranche Mortgage Loan or the Reckson Portfolio I Note B-1 Senior Non-Trust Loan has not cured those defaults) or (b) certain non-monetary events of default with respect to the related underlying mortgage loan at a time when the Reckson Portfolio I Note A Senior Non-Trust Loan is being specially serviced, collections on the Reckson Portfolio I Loan Combination will generally be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, the Reckson Portfolio I Note A Senior Non-Trust Loan and the Reckson Portfolio I Note B-1 Senior Non-Trust Loan generally in the following manner:

•	first, to the Reckson Portfolio I Note A Senior Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the Reckson Portfolio I Note A Senior Non-Trust Loan, in an amount equal to (a) all scheduled principal payments attributable to the Reckson Portfolio I Note A Senior Non-Trust Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable, (b) all voluntary principal prepayments attributable to the Reckson Portfolio I Note A Senior Non-Trust Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Reckson Portfolio I Note A Senior Non-Trust Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable, and (d) on the maturity date, the principal portion of any balloon payment attributable to the Reckson Portfolio I Note A Senior Non-Trust Loan under the related loan documents, on a pro rata basis in accordance with the outstanding principal balance of such mortgage loan relative to the outstanding principal balance of the Reckson Portfolio I Loan Combination;

•	third, to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan, up to the amount of any cure payments made by the holder of the Reckson Portfolio I Note B-1 Senior Non-Trust Loan;

•	fourth, to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	fifth, to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan, in an amount equal to (a) all scheduled principal payments attributable to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable, (b) all voluntary principal prepayments attributable to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable, and (d) on the maturity date, the principal portion of any balloon payment attributable to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan under the related loan documents, on a pro rata basis in accordance with the outstanding principal balance of such mortgage loan relative to the outstanding principal balance of the Reckson Portfolio I Loan Combination;

•	sixth, to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, up to the amount of any cure payments made by the holder of the Reckson Portfolio I Subordinate Tranche Mortgage Loan;

•	seventh, to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	eighth, to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, in an amount equal to (a) all scheduled principal payments attributable to the Reckson Portfolio I Subordinate Tranche Mortgage Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable, (b) all voluntary principal prepayments attributable to the Reckson Portfolio I Subordinate Tranche Mortgage Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Reckson Portfolio I Subordinate Tranche Mortgage Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable, and (d) on the maturity date, the principal portion of any balloon payment attributable to the Reckson Portfolio I Subordinate Tranche Mortgage Loan under the related loan documents, on a pro rata basis in accordance with the outstanding principal balance of such mortgage loan relative to the outstanding principal balance of the Reckson Portfolio I Loan Combination;

•	ninth, to the Reckson Portfolio I Note A Senior Non-Trust Loan, any prepayment consideration attributable to the Reckson Portfolio I Note A Senior Non-Trust Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable;

•	tenth, to the Reckson Portfolio I Note A Senior Non-Trust Loan, any late payment charges and Default Interest due in respect of the Reckson Portfolio I Note A Senior Non-Trust Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement);

•	eleventh, to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan, any prepayment consideration attributable to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable;

•	twelfth, to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan, any late payment charges and Default Interest due in respect of the Reckson Portfolio I Note B-1 Senior Non-Trust Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement);

•	thirteenth, to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, any prepayment consideration attributable to the Reckson Portfolio I Subordinate Tranche Mortgage Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable;

•	fourteenth, to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, any late payment charges and Default Interest due in respect of the Reckson Portfolio I Subordinate Tranche Mortgage Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable (after application as provided in the applicable servicing agreement); and

•	fifteenth, to the Reckson Portfolio I Note A Senior Non-Trust Loan, the Reckson Portfolio I Note B-1 Senior Non-Trust Loan and the Reckson Portfolio I Subordinate Tranche Mortgage Loan, pro rata and pari passu (calculated based on their respective principal balances), any remaining amount allocated between such mortgage loans.

Pursuant to the Reckson Portfolio I Co-Lender Agreement, following the allocation of payments to each mortgage loan in the subject Loan Combination in accordance with the related loan documents, during the existence of either (a) certain monetary events of default as to the Reckson Portfolio I Note A Senior Non-Trust Loan (and the holder of the Reckson Portfolio I Subordinate Tranche Mortgage Loan or the Reckson Portfolio I Note B-1 Senior Non-Trust Loan has not cured those defaults) or (b) certain non-monetary events of default with respect to the related underlying mortgage loan at a time when the Reckson Portfolio I Note A Senior Non-Trust Loan is being specially serviced, collections on the Reckson Portfolio I Loan Combination will generally be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, the Reckson Portfolio I Note A Senior Non-Trust Loan and the Reckson Portfolio I Note B-1 Senior Non-Trust Loan generally in the following manner:

•	first, to the Reckson Portfolio I Note A Senior Non-Trust Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the unpaid principal balance thereof (net of related master servicing fees);

•	second, to the Reckson Portfolio I Note A Senior Non-Trust Loan, in an amount equal to the unpaid principal balance thereof, until such principal balance has been reduced to zero;

•	third, to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan, up to the amount of any cure payment made by the holder of the Reckson Portfolio I Note B-1 Senior Non-Trust Loan;

•	fourth, to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the unpaid principal balance thereof (net of related master servicing fees);

•	fifth, to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan, in an amount equal to the unpaid principal balance thereof, until such principal balance has been reduced to zero;

•	sixth, to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, up to the amount of any cure payment made by the holder of the Reckson Portfolio I Subordinate Tranche Mortgage Loan;

•	seventh, to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the unpaid principal balance thereof (net of related master servicing fees);

•	eighth, to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, in an amount equal to the unpaid principal balance thereof, until such principal balance has been reduced to zero;

•	ninth, to the Reckson Portfolio I Note A Senior Non-Trust Loan, any prepayment consideration attributable to the Reckson Portfolio I Note A Senior Non-Trust Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable;

•	tenth, to the Reckson Portfolio I Note A Senior Non-Trust Loan, any late payment charges and Default Interest attributable to the Reckson Portfolio I Note A Senior Non-Trust Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable;

•	eleventh, to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan, any prepayment consideration attributable to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable;

•	twelfth, to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan, any late payment charges and Default Interest attributable to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable;

•	thirteenth, to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, any prepayment consideration attributable to the Reckson Portfolio I Subordinate Tranche Mortgage Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable;

•	fourteenth, to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, any late payment charges and Default Interest attributable to the Reckson Portfolio I Subordinate Tranche Mortgage Loan in accordance with the related loan documents or the Reckson Portfolio I Co-Lender Agreement, as applicable;

•	fifteenth, to the Reckson Portfolio I Note A Senior Non-Trust Loan, any other amounts paid by the related borrower and due in respect of the Reckson Portfolio I Note A Senior Non-Trust Loan;

•	sixteenth, to the Reckson Portfolio I Note B-1 Senior Non-Trust Loan, any other amounts paid by the related borrower and due in respect of the Reckson Portfolio I Note B-1 Senior Non-Trust Loan;

•	seventeenth, to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, any other amounts paid by the related borrower and due in respect of the Reckson Portfolio I Subordinate Tranche Mortgage Loan; and

•	eighteenth, to the Reckson Portfolio I Note A Senior Non-Trust Loan, the Reckson Portfolio I Note B-1 Senior Non-Trust Loan and the Reckson Portfolio I Subordinate Tranche Mortgage Loan, pro rata and pari passu (calculated based on their respective principal balances), any remaining amount allocated between such mortgage loans.

The 1155 Avenue of the Americas Loan Combination.    The 1155 Avenue of the Americas Mortgage Loan is part of a Loan Combination comprised of four (4) mortgage loans that are each secured by the 1155 Avenue of the Americas Mortgaged Property, identified in this prospectus supplement as the 1155 Avenue of the Americas Mortgage Loan and the 1155 Avenue of the Americas Non-Trust Loans. The 1155 Avenue of the Americas Loan Combination will be serviced pursuant to a separate servicing agreement that relates solely to that Loan Combination. See ‘‘Servicing of the 1155 Avenue of the Americas Loan Combination’’ for a more detailed description of the servicing of the 1155 Avenue of the Americas Loan Combination.

Co-Lender Agreement.    The 1155 Avenue of the Americas Co-Lender Agreement, dated as of December 22, 2005, between the four holders of the mortgage loans comprising the 1155 Avenue of the Americas Loan Combination, generally provides that:

•	Consent Rights. Subject to certain limitations, the related Loan Combination Controlling Party will have the ability to advise and direct the master servicer and/or the special servicer of the 1155 Avenue of the Americas Loan Combination with respect to certain specified servicing actions regarding the 1155 Avenue of the Americas Combination, including those involving foreclosure or material modification of the 1155 Avenue of the Americas Loan Combination. As of any date of determination, the Loan Combination Controlling Party for the 1155 Avenue of the Americas Loan Combination will be (a) the holders of 100% of the aggregate outstanding principal balance of the 1155 Avenue of the Americas Loan Combination (directly or through representatives, which representative, in the case of the 1155 Avenue of the Americas Mortgage Loan will be, in accordance with the series 2006-C6 pooling and servicing agreement, the series 2006-C6 controlling class representative) with respect to advice and direction concerning (i) any workout of the 1155 Avenue of the Americas Loan Combination or any modification, extension, amendment or waiver of a monetary term or material non-monetary term thereof, (ii) any proposed sale of the 1155 Avenue of the Americas Mortgaged Property for less than the unpaid principal balance of the 1155 Avenue of the Americas Loan Combination, accrued and unpaid interest thereon (other than default interest) and all amounts required to be paid or reimbursed to the master servicer or special servicer pursuant to the related servicing agreement and all unreimbursed realized losses allocated to the 1155 Avenue of the Americas Loan Combination, (iii) any proposed sale of an REO property or any proposed sale of the 1155 Avenue of the Americas Loan Combination (other than in connection with the exercise of a fair value purchase option relating to the 1155 Avenue of the Americas Mortgage Loan pursuant to the servicing agreement with respect to the 1155 Avenue of the Americas Mortgage Loan or any holder’s rights to transfer its note pursuant to the 1155 Avenue of the Americas Co-Lender Agreement), (iv) any release of collateral or any acceptance of substitute or additional collateral for the 1155 Avenue of the Americas Loan Combination or any release of the borrower or any guarantor other than pursuant to the specific terms of the related loan documents, and (v) the approval or adoption of any plan of bankruptcy, reorganization, restructuring or similar event in a bankruptcy or similar proceeding with respect to the borrower and (b) the holders of 75% of the aggregate outstanding principal balance of the 1155 Avenue of the Americas Loan Combination (directly or through representatives, which representative, in the case of the 1155 Avenue of the Americas Mortgage Loan will be, in accordance with the series 2006-C6 pooling and servicing agreement, the series 2006-C6 controlling class representative) with respect to advice and direction concerning certain other specified servicing actions regarding the 1155 Avenue of the Americas Loan Combination and the termination and replacement of the special servicer; provided, in each case, that, the related special servicer will not give effect to any objections of the Loan Combination Controlling Party if failure to take the recommended action is inconsistent with the servicing standard set forth in the servicing agreement, would violate the REMIC provisions of the Code, applicable law or the terms of the loan documents or related servicing agreement. In addition, the related special servicer may take any actions without obtaining the approval of the Loan Combination Controlling Party if the special servicer determines that failure to take such action would materially and adversely affect the interests of any holder of a note comprising the 1155 Avenue of the Americas Loan Combination and the special servicer has made a reasonable effort to contact the Loan Combination Controlling Party. Finally, the special servicer will not be obligated to seek approval from the Loan Combination Controlling Party for any actions to be taken by the special servicer with respect to the workout or liquidation of the 1155 Avenue of the Americas Loan Combination if the special servicer has notified the Loan Combination Controlling Party of various actions that the special servicer proposes to take with respect thereto, and for 90 days following the first such notice, the Loan Combination Controlling Holder has objected to all of those proposed actions and failed to suggest any alternative actions consistent with the servicing standard set forth in the related servicing agreement.

•	Termination of Master Servicer or Special Servicer. If an event of default with respect to the master servicer or the special servicer occurs and is continuing under the servicing agreement with respect to the 1155 Avenue of the Americas Loan Combination then, for so long as such event of default has not been remedied, the holder of the 1155 Avenue of the Americas Mortgage Loan and each holder of a 1155 Avenue of the Americas Non-Trust Loan has the right to terminate such master servicer or special servicer, as applicable, provided that any successor master servicer or special servicer must be on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and must be rated at least CSS3 by Fitch. The related Loan Combination Controlling Party also has the right to terminate and replace the special servicer with respect to the 1155 Avenue of the Americas Loan Combination at any time with or without cause.

Priority of Payments.    Pursuant to the 1155 Avenue of the Americas Co-Lender Agreement, prior to the existence of a monetary event of default with respect to the 1155 Avenue of the Americas Loan Combination or the existence of a material non-monetary event of default at a time when the 1155 Avenue of the Americas Loan Combination is a specially serviced loan pursuant to the related servicing agreement, all amounts received with respect to the 1155 Avenue of the Americas Loan Combination will generally be allocated between the four (4) mortgage loans comprising the 1155 Avenue of the Americas Loan Combination on a pro rata and pari passu basis, except that all regularly scheduled principal payments received in respect of the 1155 Avenue of the Americas Loan Combination will be applied first to the reduction of the outstanding principal balance of the 1155 Avenue of the Americas Mortgage Loan, until reduced to zero, prior to being applied to any of the other 1155 Avenue of the Americas Non-Trust Loans. Upon the existence of a monetary event of default with respect to the 1155 Avenue of the Americas Loan Combination or the existence of a material non-monetary event of default at a time when the 1155 Avenue of the Americas Loan Combination is a specially serviced loan pursuant to the related servicing agreement, all amounts received with respect to the 1155 Avenue of the Americas Loan Combination will generally be allocated between the four (4) mortgage loans comprising the 1155 Avenue of the Americas Loan Combination on a pro rata and pari passu basis.

Additional Loan and Property Information

Delinquency and Loss Information.    Except as described in the next paragraph, none of the mortgage loans that we intend to include in the trust were, as of the cut-off date, or have been at any time since origination, 30 days or more delinquent with respect to any monthly debt service payment due thereunder. There has been no forgiveness of interest or principal with respect to the mortgage loans that we intend to include in the trust.

With respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Indian School, which is in loan group no. 1 (representing 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group no. 1 balance), the terms of the related loan documents called for an increase of the interest rate from 5.94% to 6.34% upon the related borrower's failure to qualify for future funding advances as set forth in the loan documents, which would have resulted in an increased monthly payment effective as of June 11, 2006; however, the party servicing the loan on behalf of the lender failed to require such increased payment to be remitted to the lender from the borrower. Consequently, the full monthly debt service payment due pursuant to the loan documents was not received by the lender commencing with the payment date in June 2006 up to and including the payment date in September 2006. Any payments received from the related borrower with respect to such shortfalls in such monthly payments will be retained by the related loan seller.

Tenant Matters.    Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust—

•	One hundred twenty-three (123) of the mortgaged real properties, securing 51.7% of the Initial Mortgage Pool Balance, and 58.7% of the Initial Loan Group No. 1 Balance, respectively, are, in each case, a retail property, an office property or an industrial/warehouse property that has space leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property.

•	Sixty-six (66) of the mortgaged real properties, securing 4.9% of the Initial Mortgage Pool Balance, and 5.5% of the Initial Loan Group No. 1 Balance, respectively, are entirely or substantially leased to a single tenant.

•	A number of companies are major tenants at more than one of the mortgaged real properties.

•	There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

•	Three (3) of the mortgaged real properties, securing 1.4% of the Initial Mortgage Pool Balance, respectively, and 12.2% of the Initial Loan Group No. 2 Balance, respectively, are each a multifamily rental property that has a material tenant concentration of students. These mortgaged real properties may experience more fluctuations in occupancy rate than other types of properties.

•	Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter. For example, see also ‘‘Description of the Mortgage Pool — Significant Underlying Mortgage Loans’’ and the footnotes to Annex A-1 to this prospectus supplement.

•	Several anchors at the retail properties do not have operating covenants or those covenants have lapsed.

•	Certain of the mortgaged real properties used for multifamily rental purposes are located in states and/or municipalities where laws or ordinances impose limitations on increases in rent on the rental units of such mortgaged real properties.

•	One (1) of the mortgaged real properties, Woodlake Apartments, securing 0.2% of the Initial Mortgage Pool Balance, and 1.7% of the Initial Loan Group No. 2 Balance, is a multifamily rental property that, receives rent subsidies from the United States Department of Housing and Urban Development under its Section 8 Housing Assistance Program. Also, in the case of the Brandywood Apartments mortgage loan, securing 0.4% of the Initial Mortgage Pool Balance and 3.5% of the Initial Loan Group No. 2 Balance, the mortgaged real property is subject to a requirement that at least 20% of the mortgaged property be reserved for low income tenants in connection with a tax abatement program created by a former property owner, even though the borrower is not eligible to receive any related tax abatement in connection therewith.

•	There may be one or more cases in which the sole tenant or a significant tenant of a related mortgaged property is an agency of the United States Federal Government or a state or local government. Typically the terms of such tenancies are prescribed by the Government Services Administration or the applicable state authority and may contain few or no limitations on the ability of such tenant to terminate the lease and/or vacate the premises and cease the payment of rent.

Leasehold Mortgages.    Eleven (11) of the mortgage loans that we intend to include in the trust, representing 3.1% of the Initial Mortgage Pool Balance, and 3.6% of the Initial Loan Group No. 1 Balance, respectively, as identified on Annex A-1 under the heading ‘‘Ownership Interest’’ as leaseholds are secured by a mortgage lien on the related borrower’s leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. In each of those cases, the related ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 10 years after the stated maturity of the related mortgage loan and the related lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

Purchase Options.    With respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Atmos Energy, representing 0.1% of the Initial Mortgage Pool Balance and 0.1% of the Initial Loan Group No. 1 Balance, respectively, the lease between the related borrower and the sole tenant at the mortgaged property gives the tenant an option to purchase the related mortgaged property. In connection with the origination of the mortgage loan the tenant has delivered a subordination agreement in which the tenant has agreed not to exercise its purchase option during the term of the mortgage loan except during certain prepayment and defeasance lockout periods.

Rights of First Refusal.    With respect to each of the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Eagle Road Shopping Center, Brattleboro & Bellows Falls, Yankee Candle Flagship Store and Greenfield Secure Storage, representing 1.6%, 0.1%, 0.1% and 0.0% respectively, of the Initial Mortgage Pool Balance, and 1.8%, 0.1%, 0.1%, and 0.1%, respectively, of the Initial Loan Group No. 1 Balance, the leases between the related borrowers and tenants require that, in the event the borrowers negotiate a sale of the mortgaged property with a third party, the borrower is required to provide the related tenant with an opportunity to purchase the mortgaged property at such negotiated price. If such tenant does not accept an offer submitted to it by the borrower within the time period specified in the lease, such right of first refusal shall be considered waived as to that offer; provided, however, that the right of first refusal will be a continuing right as to any subsequent or modified purchase offer. The foregoing right of first purchase will be inapplicable to a transfer of the mortgaged property upon foreclosure of the related mortgage, a transfer upon a deed in lieu of foreclosure, or any other enforcement action under the mortgage but generally will be applicable to any subsequent transfers.

In addition, with respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Lincolnshire Springhill Suites, representing 0.5% of the Initial Mortgage Pool Balance and 0.5% of the Initial Loan Group No. 1 Balance, the property management agreement between the related borrower and the property manager gives the property manager a similar right of first refusal.

Other Financing.    In the case of the underlying mortgage loans described under ‘‘Description of the Mortgage Pool— Loan Combinations’’ above in this prospectus supplement, the mortgaged real property or properties that secure each such underlying mortgage loan also secure one or more related mortgage loans that are not included in the trust. See ‘‘Risk Factors —Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property’’ in this prospectus supplement and ‘‘Description of the Mortgage Pool— Significant Underlying Mortgage Loans—The 1211 Avenue of the Americas Mortgage Loan’’ and ‘‘Description of the Mortgage Pool—Loan Combinations’’ above.

In addition, with respect to the Stor-All/Weston II, Stor-All/Oviedo and Stor-All/Landmark mortgage loans, which represent 0.1%, 0.04% and 0.04% of the Initial Mortgage Pool Balance respectively and 0.1%, 0.05% and 0.04% of the Initial Loan Group No. 1 Balance respectively, the borrower is permitted to incur additional secured debt subject to certain loan to value and debt service coverage ratios as well as a subordination and standstill agreement acceptable to the lender.

Except as disclosed under this ‘‘—Other Financing’’ subsection, including as described in the second succeeding paragraph, we are not aware of any other mortgage loans that we intend to include in the trust, as to which there is any additional secured debt encumbering the related mortgaged real property. However, the direct or indirect equity interests in borrowers under some of the underlying mortgage loans have been or are permitted to be pledged to secure mezzanine or affiliate debt. ‘‘Mezzanine debt’’ is debt secured by the principal’s direct ownership interest in a related borrower, and the affiliate debt referred to in this ‘‘—Other Financing’’ section is secured by an entity’s indirect ownership interest in a related borrower.

With respect to the 1211 Avenue of the Americas Mortgage Loan, which mortgage loan represents 13.1% of the Initial Mortgage Pool Balance and 14.9% of the Initial Loan Group No. 1 Balance, respectively, there are three mezzanine loans secured by a pledge of 100% of the direct and indirect equity interests in the related borrower in the amount of $275,000,000, as further described under ‘‘—Significant Underlying Mortgage Loans—The 1211 Avenue of the Americas Mortgage Loan—Mezzanine Financing’’ in this prospectus supplement.

With respect to the 125 High Street mortgage loan, which mortgage loan represents 11.2% of the Initial Mortgage Pool Balance and 12.7% of the Initial Loan Group No. 1 Balance, respectively, there is mezzanine financing secured by pledges of 100% of the direct and indirect equity interests in the related borrower in the maximum principal amount of $30,000,000 as further described under ‘‘—Significant Underlying Mortgage Loans—The 125 High Street Mortgage Loan—Mezzanine Financing’’ in this prospectus supplement.

With respect to the Haverhill Apartments mortgage loan, which mortgage loan represents 1.5% of the Initial Mortgage Pool Balance and 12.6% of the Initial Loan Group No. 2 Balance, respectively, there are three mezzanine loans secured by a pledge of 100% of the direct and indirect equity interests in the related borrower in the aggregate amount of $10,634,777. The related mezzanine intercreditor agreement provides that (i) the mezzanine lenders are restricted in their ability to transfer their loans, (ii) any foreclosure of the mezzanine loan must comply with the relevant rating agency requirements, (iii) the lender is restricted from modifying the mortgage loan in certain ways without the consent of the mezzanine lenders, (iv) the mezzanine loan documents can be modified in certain ways without the consent of the lender and (v) the mezzanine lenders will have certain cure and purchase and cure rights with respect to the mortgage loan.

The table below identifies, by property or portfolio name set forth on Annex A-1 to this prospectus supplement, those mortgage loans, collectively representing 38.9% of the Initial Mortgage Pool Balance, 40.8% of the Initial Loan Group No. 1 Balance, and 25.1% of the Initial Loan Group No. 2 Balance, respectively, for which the owners of the related borrowers are permitted to pledge their ownership interests in the borrower as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to certain conditions, that may include any one or more of the following conditions:

•	consent of the mortgage lender;

•	satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related mortgage loan and the subject mezzanine debt may not exceed a specified percentage and debt service coverage tests, which provide that the combined debt service coverage ratio of the related mortgage loan and the subject mezzanine loan may not be less than a specified amount;

•	subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and/or

•	confirmation from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Maximum Combined LTV Ratio Permitted	Minimum Combined DSCR Permitted
125 High Street(1)	$340,000,000	85.0%	1.10	x
1211 Avenue of the Americas(1)	400,000,000	59.8	1.29
The Terrace Office Complex	131,000,000	85.0	1.15
Eagle Road Shopping Center	49,210,000	85.0	1.10
Reckson Portfolio I Subordinate Tranche	37,000,000	85.0	1.65
Pavilion Place Apartments	29,000,000	85.0	1.15
Sylmar Square	24,900,000	83.0	1.20
Oakbrook Apartments	22,650,000	85.0	1.07
Tiger Plaza Apartments	19,150,000	85.0	1.07
Indigo Springs	17,535,000	80.0	1.25
River Exchange	11,000,000	85.0	1.15
5024 Pelham Road	8,310,000	90.0	1.00
Corporate Square	8,025,000	85.0	1.07
Holiday Inn Express – Langhorne-Oxford Valley	6,550,000	65.5	1.35
Citizens31 Portfolio	6,395,039	95.0	1.00
Miramar Shopping Center	5,589,000	85.0	1.15
Citizens23 Portfolio	5,005,457	95.0	1.00
Citizens18 Portfolio	4,435,900	95.0	1.00
Walgreens – Humble	4,395,000	90.0	1.00
Walgreens – San Antonio	4,060,000	90.0	1.00
Citizens19 Portfolio	4,031,963	95.0	1.00
Walgreens – Gessner	3,960,000	90.0	1.00
3300 Tenth Street	3,918,000	90.0	1.00
Northside Plaza	3,894,000	85.0	1.15
Walgreens – Huffmeister	3,765,000	90.0	1.00
Citizens9 Portfolio	3,705,666	95.0	1.00
Citizens24 Portfolio	3,585,233	95.0	1.00
Citizens11 Portfolio	3,578,673	95.0	1.00
Citizens25 Portfolio	2,812,983	95.0	1.00
Citizens3 Portfolio	2,796,504	95.0	1.00
Citizens7	2,598,800	95.0	1.00
Bellagio Shoppes	2,350,000	85.0	1.15
Stadium Square Apartments	2,200,000	85.0	1.07
Citizens10 Portfolio	2,132,575	95.0	1.00
Citizens1 Portfolio	1,471,370	95.0	1.00
Citizens2 Portfolio	1,298,130	95.0	1.00
Citizens26	1,209,935	95.0	1.00
Citizens30	1,080,200	95.0	1.00
Citizens33	1,029,119	95.0	1.00

(1)	Future mezzanine debt is permitted only upon payment in full of certain currently existing mezzanine debt.

While a mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control in the mortgage borrower as a result of the realization on the pledged ownership interests by the mezzanine lender. See ‘‘Risk Factors—Risks Relating to the Mortgage Loans—A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Real Property Which May Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Real Property’’ in this prospectus supplement.

Furthermore, in connection with most of the underlying mortgage loans for which mezzanine financing is permitted as referenced above in this section, if the mezzanine financing bears interest at a floating rate, lender may determine the debt service average ratio on the basis of a market-based constant reasonably determined by lender.

In addition, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine or affiliate debt.

Except as disclosed under this ‘‘—Other Financing’’ subsection, we are not aware of any other mezzanine or affiliate debt affecting borrowers under the mortgage loans that we intend to include in the trust.

In addition, some of the borrowers under the mortgage loans that we intend to include in the trust have incurred or may, in the future, be permitted to incur unsecured debt, including loans from members or partners, that is in addition to customary trade debt and equipment financing.

For example, with respect to the Greenbrier Mall Mortgage Loan and the Chapel Hill Mall Mortgage Loan, representing 2.8% and 2.5%, respectively, of the Initial Mortgage Pool Balance, the related borrowers are permitted to incur unsecured intercompany debt in the amounts of approximately $8,500,000 and $7,700,000, respectively. In addition, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Midland Mall, representing 1.2% of the Initial Mortgage Pool Balance, the related borrower is permitted to incur unsecured intercompany debt in the amount of approximately $3,800,000.

Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See ‘‘Risk Factors— Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights’’ in the accompanying base prospectus.

Zoning and Building Code Compliance.    In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator generally examined whether the use and occupancy of the mortgaged real property were in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator—

•	determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	determined that casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

•	determined that the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would in the originator’s judgment constitute adequate security for the related mortgage loan; and/or

•	required law and ordinance insurance.

See ‘‘Risk Factors—Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures’’ in this prospectus supplement. See also ‘‘Risk Factors—Some of the Mortgaged Real Properties May Not Comply With All Applicable Zoning Laws and/or Local Building Codes or with the Americans With Disabilities Act of 1990’’ in this prospectus supplement, and ‘‘Risk Factors—Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property’’ in the accompanying base prospectus.

Outstanding building and/or fire code violations, in addition to other zoning violations, may exist with respect to some of the mortgaged real properties that secure the underlying mortgage loans. In some, but not all, of those circumstances, the borrower under the related mortgage loan has agreed to cure such violations within a set period of time from the date of the closing of such mortgage loan; however, there can be no assurance that the borrowers will comply with their obligations to cure any such violations with respect to the related mortgaged real properties.

In addition, certificates of occupancy or other evidence of compliance with zoning and building codes may not be available for all or for certain portions of some of the mortgaged real properties which secure mortgage loans included in the trust.

Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements.

However, if those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

Lockboxes.    One hundred ninety-two (192) mortgage loans that we intend to include in the trust, representing approximately 99.0% of the Initial Mortgage Pool Balance, generally provide that rents and certain other income derived from the related mortgaged real properties will be paid, currently or upon the occurrence of a triggering event, into one of the following types of lockboxes:

Type of Lockbox	Number of Mortgage Loans	% of Initial Mortgage Pool Balance
Hard	37	60.8%
Springing Soft	109	24.8%
Springing Hard	43	9.9%
Soft	3	3.5%

•	Hard Lockbox. Tenants are directed to pay rents directly to a lockbox account controlled by the lender (or, with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by an unaffiliated property manager). In most of the cases described in the preceding sentence: (a) until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b) following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay certain of the items described in clause (a) above, with the remainder disbursed to the borrower. In a few of the cases described in the second preceding sentence, funds on deposit in the lockbox account are required (without the requirement of a triggering event) to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower.

•	Springing Hard Lockbox. Either—

1.	income is collected by the borrower or the property manager (which may be an affiliate of the borrower) and paid into a lockbox account or tenants are directed to pay rents directly to a lockbox account that is, in each case, controlled by the borrower, or by both the borrower and the lender and, following the occurrence of a triggering event, that existing lockbox account or another lockbox account is established as a Hard Lockbox with lender cash management; or

2.	a lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, in certain cases upon lender’s request, following the occurrence of certain triggering events, of a Hard Lockbox with lender cash management.

•	Soft Lockbox. Income is collected by the borrower or an affiliated property manager and paid into a lockbox account that otherwise satisfies the description for a Hard Lockbox.

•	Springing Soft Lockbox. A lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, in certain cases upon lender’s request, following the occurrence of certain triggering events, of a Soft Lockbox as described in the preceding bullet.

For the purposes of the foregoing lockbox definitions, examples of triggering events may include one or more of the following:

1.	a failure to pay the related mortgage loan in full on or before any related anticipated repayment date;

2.	a decline, by more than a specified amount, in the net operating income of the related mortgaged real property;

3.	a failure to meet a specified debt service coverage ratio;

4.	a discontinuation of operations, lease default, lease termination, lease non-renewal or similar event involving one or more major tenants; and/or

5.	an event of default under the mortgage loan.

Property, Liability and Other Insurance.    Although exceptions exist, such as in cases where tenants maintain insurance or are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged real property the following insurance coverage:

•	property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of—

1.	the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust Loan(s) that are part of that Loan Combination), and

2.	the full insurable value or the full insurable replacement cost of the improvements located on the insured property;

•	if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the least of—

1.	the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust Loan(s) that are part of that Loan Combination),

2.	the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

3.	the maximum amount of insurance available under the National Flood Insurance Act of 1968, and

4.	the full insurable replacement cost of the improvements located on the mortgaged real property;

•	comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged real properties in similar locales; and

•	business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

With respect to most of the mortgage loans that we intend to include in the trust, the related loan documents generally provide for at least one of the following: (a) the related borrower is required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located); (b) the related borrower is required to provide such additional insurance coverage as the lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties (except that the related borrower may object to the reasonableness of having to maintain insurance against acts of terrorism); (c) a credit-rated tenant is obligated to restore the related mortgaged real property in the event of a casualty; or (d) a principal of the related borrower is responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. Such policies generally do not provide coverage for biological, chemical or nuclear events or domestic terrorism.

The mortgaged real properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in California, are generally not insured against earthquake risks. However, if a mortgaged real property was located in California or in seismic zones 3 or 4 and seismic reports obtained in connection with the origination of the mortgage loan concluded that the mortgaged real property was likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake, the borrower or a tenant occupying the entire mortgaged real property was required to obtain earthquake insurance. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Sixty-one (61) of the mortgaged real properties, securing 16.4% of the Initial Mortgage Pool Balance, 14.8% of the Initial Loan Group No. 1 Balance, and 28.0% of the Initial Loan Group No. 2 Balance, respectively, are located in Florida, Texas or Louisiana, states that have historically been at greater risk than other states regarding other acts of nature, such as hurricanes and tornadoes. The related mortgage loan documents with respect to most of those mortgaged real properties, together with the related mortgage loan documents with respect to a significant number of mortgaged real properties located in various other states, require the related borrower to maintain windstorm insurance.

Various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See ‘‘Risk Factors— Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses’’ in the accompanying base prospectus.

The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions and/or exclusions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series 2006-C6 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers’ title to the subject mortgaged real property.

Assessments of Property Condition

Property Inspections.    Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

Appraisals.    Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation’s Uniform Standards of Professional Appraisal Practices. Each of those appraisals was conducted no earlier than approximately 13 months prior to the related cut-off date. Each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The dates of the subject appraisals, or appraisal updates, and the resulting appraised values are shown on Annex A-1 to this prospectus supplement.

Environmental Assessments.    With respect to each of the mortgaged real properties securing the underlying mortgage loans, a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or conducted a transaction screen, as described under ‘‘Risk Factors—Lending on Income-Producing Real Properties Entails Environmental Risks’’ in this prospectus supplement.

The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, then this could result in a claim for damages by any party injured by the condition. In addition, in certain cases the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property. Further, in certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. See ‘‘Risk Factors— Lending on Income-Producing Real Properties Entails Environmental Risks’’ in this prospectus supplement for a discussion of certain environmental conditions identified at some of the mortgaged real properties securing mortgage loans that we intend to include in our trust.

The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to above and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

Environmental Insurance.    As discussed above, certain mortgaged real properties securing the underlying mortgage loans may, in each case, be covered by a secured creditor impaired property policy. Each of these policies provides coverage for the following losses, subject to the applicable deductible, policy terms and exclusions, individual and policy aggregate limits, and further subject to the conditions and limitations set forth below:

1.	With respect to secured creditor impaired property policies which provide full loan balance coverage, if during the term of the policy there is an event of default under the subject mortgage loan and a pollution condition that was discovered prior to or during the default, or that was disclosed to the insurer prior to the effective date of the policy, and the holder of the note has not foreclosed on the collateral, the insurer will (if the pollution condition exists at the time of default) indemnify the trust for the outstanding balance on the date of default, including interest from the date of default until the date that the outstanding balance is paid, interest on any advances of scheduled payments made by the trust after the date of default as well as advances and interest on advances for property protection for up to 10% of the outstanding balance on the date of default. Under the policy, a ‘‘pollution condition’’ is the presence of hazardous substances on, under or emanating from the property in concentrations or amounts exceeding the maximum levels allowed by applicable environmental laws or a government order or directive. With respect to certain other secured creditor impaired property policies, policy terms may limit the coverage under such policies to the lesser of actual losses resulting from such pollution condition or the amount of the related mortgage loan.

2.	If the trust becomes legally obligated to pay for claims for bodily injury, property damage or clean-up costs resulting from pollution conditions on, under or emanating from the property that are made against the insured and reported to the insurer during the policy period, the insurer will defend against and pay such claims.

3.	If the trust incurs clean-up costs after enforcing the related mortgage, the insurer will pay for clean-up costs sustained as a result of pollution conditions on, under or emanating from the property provided that the trust reports the pollution conditions to the appropriate governmental agency in accordance with applicable environmental laws in effect at the time of the discovery of the pollution conditions.

The secured creditor impaired property policies described above require that the insured or the party having direct responsibility for administering or servicing the trust provide the insurer with written notice of a claim as soon as possible but no later than 45 days after first learning of the default and pollution condition or loss. In addition to other excluded matters, the policy does not cover claims arising out of the presence of lead-based paint or asbestos, penalties arising out of violations of law or clean-up costs that are voluntarily incurred. The environmental insurance may be provided under a blanket insurance policy covering other real properties, some of which may not secure loans in the trust. See ‘‘—Property, Liability and Other Insurance’’ above.

The premium for the secured creditor impaired property policies described above has been paid in full as of the Issue Date.

Engineering Assessments.    In connection with the origination process, various engineering firms inspected the respective mortgaged real properties securing the mortgage loans that we intend to include in the trust, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged real properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125% of the engineering firm's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

Assignment of the Underlying Mortgage Loans

On or before the Issue Date, we will acquire, pursuant to one or more mortgage loan purchase agreements—

•	119 mortgage loans, with an aggregate cut-off date principal balance of $2,183,996,928, from the Lehman Mortgage Loan Seller, and

•	85 mortgage loans, with an aggregate cut-off date principal balance of $862,627,027, from the UBS Mortgage Loan Seller.

The Westfield Chesterfield Mortgage Loan, which has an unpaid principal balance of $140,000,000, was originated on a 50/50 basis by the UBS Mortgage Loan Seller and by an affiliate of the Lehman Mortgage Loan Seller. We will acquire the Westfield Chesterfield Mortgage Loan from the UBS Mortgage Loan Seller.

We will transfer to the trustee, for the benefit of the series 2006-C6 certificateholders, all of the mortgage loans that we so acquire from the Lehman Mortgage Loan Seller and the UBS Mortgage Loan Seller.

In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee. In connection with the foregoing transfers, the UBS Mortgage Loan Seller will be required to deliver to the trustee, with respect to each UBS Mortgage Loan, and we will be required to deliver to the trustee, with respect to each Lehman Mortgage Loan, the following documents, among others:

•	either—

1.	the original promissory note(s) evidencing that mortgage loan, or

2.	if any original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

•	the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

•	the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

•	either—

1.	an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to a mortgage instrument that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording;

•	either—

1.	an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to an assignment of leases and rents that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording; and

•	an original or copy of the related policy or certificate of lender’s title insurance policy, or if a title insurance policy has not yet been issued, a ‘‘marked-up’’ commitment for title insurance or a pro forma policy;

provided that, in the case of each Reckson Portfolio I Subordinate Tranche Mortgage Loan and the 1155 Avenue of the Americas Mortgage Loan, the UBS Mortgage Loan Seller will only be obligated to deliver the original promissory note evidencing that mortgage loan, a copy of the related Co-Lender Agreement and a copy of the agreement governing the servicing of that mortgage loan.

The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans, in trust for the benefit of the series 2006-C6 certificateholders and, in the case of a Loan Combination, also for the benefit of the related Non-Trust Loan Noteholder(s). Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee’s review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

The above loan documents, among others, with respect to the Reckson Portfolio I Subordinate Tranche Mortgage Loan (with the exception of the original mortgage note evidencing the Reckson Portfolio I Subordinate Tranche Mortgage Loan) have been delivered to the trustee under the series 2005-C7 pooling and servicing agreement, which governs the securitization of a pool of commercial and multifamily mortgage loans that includes the Reckson Portfolio I Note A Senior Non-Trust Loan.

The above loan documents, among others, with respect to the 1155 Avenue of the Americas Mortgage Loan (with the exception of the original mortgage note evidencing the 1155 Avenue of the Americas Mortgage Loan) have been delivered to LaSalle Bank National Association, as custodian on behalf of and for the benefit of the holders of the 1155 Avenue of the Americas Mortgage Loan and the 1155 Avenue of the Americas Non-Trust Loans, pursuant to a custodial agreement that relates solely to the 1155 Avenue of the Americas Loan Combination.

The trustee may appoint, at the trustee’s expense, one or more custodians to hold all or a portion of the mortgage files as agent for the trustee, which custodian may not be the depositor, any mortgage loan seller or any affiliate of any of them. Neither the master servicer nor the special servicer has any duty to verify that any such custodian is qualified to act as such in accordance with the series 2006-C6 pooling and servicing agreement. The trustee may enter into an agreement to appoint a custodian which is not the trustee, so long as that agreement: (a) is consistent with the series 2006-C6 pooling and servicing agreement in all material respects and requires the custodian to comply with all of the applicable conditions of the series 2006-C6 pooling and servicing agreement; (b) provides that if the trustee no longer acts in the capacity of trustee hereunder, the successor trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the custodian under the subject agreement or, alternatively, may terminate that agreement without cause and without payment of any penalty or termination fee; and (c) may provide that the related custodian will be entitled to be indemnified out of the assets of the trust fund in connection with losses arising from the performance by such custodian of its duties in accordance with the provisions of the related custodial agreement if and to the extent that such indemnification would be permitted for any other agent of the trustee. See ‘‘Description of the Governing Documents— Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus. The appointment of one or more custodians does not relieve the trustee from any of its obligations under the series 2006-C6 pooling and servicing agreement, and the trustee is responsible for all acts and omissions of any custodian. The series 2006-C6 pooling and servicing agreement requires that any custodian engaged by the trustee must maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in therein. LaSalle itself will act as initial custodian on behalf of the trustee. See ‘‘Transaction Participants—The Trustee’’ in this prospectus supplement for a discussion of the procedures to be employed by LaSalle in connection with the safekeeping and preservation of the documents with respect to the underlying mortgage loans.

If, as provided in the series 2006-C6 pooling and servicing agreement—

•	any of the above-described documents required to be delivered by us or the UBS Mortgage Loan Seller to the trustee is not delivered,

•	we or the UBS Mortgage Loan Seller, as applicable, are notified of the missing document, and

•	either (a) we, in the case of a Lehman Mortgage Loan, and the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or (b) a court of competent jurisdiction makes a final non-appealable determination that, the document omission materially and adversely affects the value of the subject underlying mortgage loan at the time notice of the document omission is delivered to us or the UBS Mortgage Loan Seller, as applicable, then the omission will constitute a ‘‘Material Document Omission’’ as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under ‘‘—Cures and Repurchases’’ below.

Within a specified period following the later of—

•	the Issue Date, and

•	the date on which all recording information necessary to complete the subject document is received by the trustee,

one or more independent third party contractors, retained at the expense of us, in the case of the Lehman Mortgage Loans, and the UBS Mortgage Loan Seller, in the case of the UBS Mortgage Loans, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

In addition to the foregoing, the UBS Mortgage Loan Seller will be required to deliver to the master servicer with respect to each UBS Mortgage Loan (other than an Outside Serviced Trust Mortgage Loan), and we will be required to deliver to the master servicer with respect to each Lehman Mortgage Loan, only the documents required to be included in the related Servicing File for the subject underlying mortgage loan and only to the extent such documents: (a) were delivered in connection with the origination of such underlying mortgage loan, (b) relate to the administration or servicing, and are reasonably necessary for the ongoing administration or servicing of such underlying mortgage loan by the master servicer or the special servicer in connection with its duties under the series 2006-C6 pooling and servicing agreement, and (c) are in our possession or under our control or in the possession or under the control of the UBS Mortgage Loan Seller, as applicable; except that neither we nor the UBS Mortgage Loan Seller will be required to deliver any draft documents, privileged or other communications or correspondence, credit underwriting or due diligence analyses or information, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations. With respect to each underlying mortgage loan, within a specified period of time following the Issue Date, the master servicer will be required to certify solely as to its receipt, but not the sufficiency or accuracy, of the documents constituting the Servicing File that are then in its possession. In addition, if any document required to be included in the related Servicing File and delivered to the master servicer with respect to a subject underlying mortgage loan, is not so delivered, and if a written request therefor is not made to us, in the case of a Lehman Mortgage Loan, or the UBS Mortgage

Loan Seller, in the case of a UBS Mortgage Loan, prior to the first anniversary of the date of the certification referred to in the preceding sentence, then neither we nor the UBS Mortgage Loan Seller, as applicable, will have any further obligation to deliver such document with respect to the subject mortgage loan. The master servicer will not be under any duty or obligation to inspect, review or examine any of the documents constituting the Servicing File to determine whether they are valid, effective, enforceable or otherwise appropriate for the represented purpose and will not be obligated to pursue any remedies against us or the UBS Mortgage Loan Seller, as the case may be, in the event those documents are not delivered.

Representations and Warranties

As of the Issue Date, and subject to certain exceptions (including, without limitation, any conflicting disclosure contained in this prospectus supplement), we will make with respect to each Lehman Mortgage Loan that we include in the trust, and the UBS Mortgage Loan Seller will make with respect to each UBS Mortgage Loan that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies:

•	The information pertaining to the mortgage loan set forth in the mortgage loan schedule attached to the series 2006-C6 pooling and servicing agreement, regarding, among other things, its cut-off date principal balance, its mortgage interest rate and the amount of the next monthly payment, will be true and correct in all material respects as of the cut-off date.

•	To the actual knowledge of the representing party, as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

•	The representing party is the owner of the mortgage loan, has good title to it, has full right, power and authority to sell, assign and transfer the mortgage loan and is transferring the mortgage loan free and clear of any and all liens, pledges, charges and security interests of any nature encumbering the mortgage loan, other than servicing rights.

•	The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related mortgaged real property; and there is no requirement for future advances thereunder.

•	The promissory note, each mortgage instrument and each assignment of leases and rents, if separate from the related mortgage instrument, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws affecting the enforcement of creditors’ rights generally and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in clause (1) of this bullet, those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the lender’s realization of the principal benefits and/or security provided by the subject agreement or instrument.

•	Subject to the exceptions and limitations on enforceability set forth in the fifth bullet under this ‘‘—Representations and Warranties’’ section, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

•	The assignment of each related mortgage instrument in favor of the trustee (or, in the case of the Reckson Portfolio I Subordinate Tranche Mortgage Loan, the trustee under the series 2005-C7 pooling and servicing agreement or, in the case of the 1155 Avenue of the Americas Mortgage Loan, the custodian under the custodial agreement that relates solely to the 1155 Avenue of the Americas Loan Combination) constitutes the legal, valid, binding and, subject to the exceptions and limitations set forth in the fifth bullet under this ‘‘—Representations and Warranties’’ section, enforceable assignment of that mortgage instrument to the trustee.

•	Each related mortgage instrument is a valid and, subject to the exceptions and limitations set forth in the fifth bullet under this ‘‘—Representations and Warranties’’ section, enforceable first lien on the related mortgaged real property, which mortgaged real property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of the mortgage instrument, except for Permitted Encumbrances, and except that the mortgage instrument relating to each underlying mortgage loan that is part of a Loan Combination also secures one or more related Non-Trust Loans that will not be included in the trust. The Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate sufficient cashflow to enable the related borrower to timely pay in full the principal and interest on the subject mortgage loan (other than a balloon payment, which would require a refinancing).

•	All taxes and governmental assessments which, in all such cases, were directly related to the subject mortgaged real property and could constitute liens on the subject mortgaged real property prior to the lien of the related mortgage, and that prior to the cut-off date became due and payable in respect of, and materially affect, any related mortgaged real property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

•	To the actual knowledge of the representing party, there is no proceeding pending for total or partial condemnation of any related mortgaged real property that materially affects its value, and such related mortgaged real property was free of material damage.

•	A nationally recognized title insurance company has issued an ALTA (or its equivalent) lender’s title insurance policy insuring that the mortgage is a valid first lien on the mortgaged real property subject only to Permitted Encumbrances.

•	To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, except where a tenant is permitted under a lease to insure or self-insure, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged real property; provided that the insurance for acts of terrorism and the amount thereof may be limited by the commercial availability of such coverage, whether the lender may reasonably require such insurance, cost limitations and/or whether such hazards are commonly insured against for similar properties.

•	Other than payments due but not yet 30 days or more delinquent, to the actual knowledge of the representing party, no material default, breach, violation or event of acceleration exists under the related mortgage loan documents, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration exists under any of such documents.

•	As of the Issue Date, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

•	Subject to certain identified exceptions, the related mortgage loan documents do not provide for or permit, without the prior written consent of the holder of the related mortgage note or the satisfaction of certain conditions in the related mortgage, any related mortgaged real property or any direct controlling interest in the borrower to secure any other promissory note or debt (other than another mortgage loan in the trust or a non-trust loan which is part of a Loan Combination).

•	One or more environmental site assessments, or updates thereof were performed with respect to each the mortgaged real property during the 12-month period preceding the cut-off date and none of the environmental reports reveal any circumstances or conditions that are in violation of any applicable environmental laws, or if such report does reveal such circumstances, then such report also identifies one or more factors mitigating such circumstances. Additionally, the borrower has represented and warranted generally to the effect that, to its knowledge, except as set forth in the environmental reports described above, it has not used, caused or permitted to exist, and will not use, cause or permit to exist, on the mortgaged real property, any hazardous materials in any manner which violates applicable environmental laws.

•	The related mortgage loans documents require the borrower to comply with applicable environmental laws.

•	To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, the related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

•	The mortgage loan documents do not provide for any contingent interest in the cash flow of the related mortgaged real property.

•	Subject to certain identified exceptions, the related mortgage loan contains provisions for the acceleration thereof if, without the prior written consent of the lender, confirmation from the applicable rating agencies that the ratings assigned to the series 2006-C6 certificates will not be withdrawn, qualified or downgraded and/or the satisfaction of certain conditions, any related mortgaged real property, or any direct controlling interest in the borrower is directly encumbered in connection with subordinate financing. Subject to certain identified exceptions, the representing party has not consented to such subordinate financing. To the representing party’s knowledge, subject to certain identified exceptions, the related mortgaged real property is not encumbered in connection with subordinate financing and none of the direct controlling equity holders in the related borrower have incurred debt secured by such interest in the related borrower.

•	Subject to certain identified exceptions, and except with respect to transfers of certain non-controlling and/or minority interests in the related borrower as specified in the related mortgage loan documents or with respect to transfers of interests in the related borrower between affiliates, principals and/or immediate family members and with respect to transfers by devise, by descent or by operation of law or otherwise upon the death or incapacity of a person having an interest in the related borrower, the mortgage loan documents contains provisions for the acceleration of the mortgage loan if any related mortgaged real property or interest therein is directly or indirectly transferred or sold without the prior written consent of the lender, rating agency confirmation, or the satisfaction of certain conditions.

•	Subject to certain identified exceptions, none of the material terms of the mortgage loan documents have been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded by the mortgage lender, and no material portion of the mortgaged real property has been released from the lien of the related mortgage.

•	The related mortgage loan documents do not provide for the release from the lien of the mortgage of any material portion of the related mortgaged real property that is necessary to the operation of such mortgaged real property or was given material value in the underwriting of such mortgage loan at origination, without requiring payment of the loan in full, payment of a specified release price, or the delivery of defeasance collateral or acceptable substitute collateral.

•	The borrower has covenanted in the mortgage loan documents to maintain the mortgaged real property in compliance in all material respects with, to the extent it is not grandfathered under, all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use and operation of such mortgaged real property. The representing party has received no notice of any material violation of, to the extent is has not been grandfathered under, such laws, ordinances, rules, covenants and restrictions which is not affirmatively covered by the lender’s title insurance policy.

•	Generally the borrower is obligated by its organizational documents or the related mortgage loan documents or both to be, for the term of the mortgage loan, an entity that is formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing such mortgage loan and is prohibited from engaging in any business unrelated to the mortgaged real property, does not have any material assets other than those related to its interest in and operation of the mortgaged real property and may not incur indebtedness other than as permitted by the mortgage loan documents.

•	To the actual knowledge of the representing party, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the borrower or any mortgaged real property the adverse determination of which would materially and adversely affect the value of the mortgaged real property or the ability of the borrower to pay principal, interest or any other amounts due under the mortgage loan.

•	To the actual knowledge of the representing party, the mortgaged real property is not collateral or security for any mortgage loan that is not in the trust, other than a related Non-Trust Loan.

•	None of improvements on the mortgaged real property are located in a flood hazard area as defined by the Federal Insurance Administration, or if any of such improvements are located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards falling within zones A or V in the national flood insurance program, the borrower is required to maintain flood insurance.

•	One or more engineering assessments, or assessment updates, were performed with respect to the mortgaged real property during the 12-month period preceding the cut-off date and, to the extent the assessments revealed material deficiencies or deferred maintenance the related loan documents provide for reserves, escrows or other security and/or require the borrower to effect repairs.

•	The borrower has represented in the mortgage loan documents that all material licenses, permits and authorizations then required for use of the related mortgaged real property by such borrower, the related lessee, franchisor or operator were issued and were then valid and in full force and effect.

•	If the mortgage loan is secured in whole or in material part by the interest of the borrower as a lessee under a ground lease but not by the fee interest in that property, then, subject to certain identified exceptions: (a) the ground lease or a memorandum thereof has been recorded; (b) all lessor consents required for the operation of the leasehold mortgage have been or will be obtained; (c) upon a foreclosure of the leasehold mortgage, the ground lease can be assigned to the lender; (d) the ground lease cannot be modified without the lender’s consent; (e) the ground lease is in full force and effect; (f) to the actual knowledge of the representing party, there are no current material defaults under the ground lease; (g) the ground lease—or an estoppel or consent letter—requires notices of default to be delivered to the lender; (h) the lender can enter a new ground lease if the current ground lease is terminated, provided the lender cures any then-existing defaults; (i) the lender will have an opportunity to cure lessee defaults; (j) the ground lease has a current term—including options—which exceeds the mortgage loan maturity date.

•	If the mortgage loan is secured by the interest of the related borrower under a ground lease and also by the fee interest in the same property, then the fee mortgage is a first lien on such fee interest, subject only to Permitted Encumbrances.

•	The mortgaged real property currently does, or, within a time period specified in the mortgage loan documents, constitutes, or will constitute one or more complete separate tax lots.

•	If the mortgage loan permits defeasance, the mortgage loan documents require the borrower to pay all reasonable costs associated with the defeasance thereof, and provide either that the lender consent in advance, the borrower comply with the requirements set forth therein for defeasance, or defeasance not occur prior to the second anniversary of the Issue Date and then with defeasance collateral consisting of Government Securities sufficient to make all scheduled payments under the mortgage note or, for a partial defeasance, to make all scheduled payments under the mortgage note equal to at least 100% of the allocated loan amount for the portion of the mortgaged real property being released.

•	As of origination, the mortgaged real property is free and clear of mechanics’ and materialmen’s liens that are not bonded, insured against or escrowed for, and no claims exist that under law could give rise to any such lien that would be prior or equal to the lien of the mortgage unless affirmatively covered by the lender’s title insurance policy in any jurisdiction where such coverage is available.

The foregoing representations and warranties are subject to certain exceptions, including, without limitation, any conflicting disclosure contained in this prospectus supplement.

If, as provided in the series 2006-C6 pooling and servicing agreement—

•	there exists an uncured breach of any of the above-described representations and warranties made by us or the UBS Mortgage Loan Seller,

•	we or the UBS Mortgage Loan Seller, as applicable, are notified of the breach, and

•	either (a) we, in the case of a Lehman Mortgage Loan, and the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or (b) a court of competent jurisdiction makes a final non-appealable determination that, the breach materially and adversely affects the value of the subject underlying mortgage loan at the time notice of the breach is delivered to us or the UBS Mortgage Loan Seller, as applicable, then that breach will be a ‘‘Material Breach’’ as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under ‘‘—Cures and Repurchases’’ below.

Cures and Repurchases

If there exists a Material Breach of any of the representations and warranties made by us with respect to any of the Lehman Mortgage Loans or by the UBS Mortgage Loan Seller with respect to any of the UBS Mortgage Loans, as discussed under ‘‘—Representations and Warranties’’ above, or if there exists a Material Document Omission with respect to any Lehman Mortgage Loan or UBS Mortgage Loan, as discussed under ‘‘—Assignment of the Underlying Mortgage Loans’’ above, then we, in the case of a Lehman Mortgage Loan, and the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, will be required either:

•	to cure that Material Breach or Material Document Omission, as the case may be, in all material respects,

•	at our option (in the case of a Lehman Mortgage Loan) or at the option of the UBS Mortgage Loan Seller (in the case of a UBS Mortgage Loan), in the event such party determines that such Material Breach or Material Document Omission cannot be cured, to pay an amount (which would be held in a reserve fund and applied to any losses on and expenses related to the subject underlying mortgage loan) equal to the loss of value directly attributed to such Material Breach or Material Document Omission, provided that there can be no assurance that any such loss of value payment will, in fact, cover the amount of actual losses and expenses incurred by the trust in connection with the subject underlying mortgage loan, including unpaid special servicing compensation and other related costs and expenses, and provided, further, that the foregoing loss of value payment option will not be available if substantially all of the loss of value of the subject underlying mortgage loan was caused by the subject Material Breach or Material Document Omission, as applicable, and the subject Material Breach or Material Document Omission is not capable of being cured, or

•	to repurchase the affected mortgage loan at a price generally equal to the sum of—

1.	the unpaid principal balance of that mortgage loan at the time of purchase, plus

2.	all unpaid interest, other than Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

3.	all unreimbursed servicing advances made under the series 2006-C6 pooling and servicing agreement with respect to that mortgage loan, plus

4.	all unpaid interest accrued on advances made under the series 2006-C6 pooling and servicing agreement with respect to that mortgage loan, plus

5.	subject to certain limitations, to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees and other Additional Trust Fund Expenses related to that mortgage loan (including any liquidation fee, if payable under the series 2006-C6 pooling and servicing agreement).

The time period within which we or the UBS Mortgage Loan Seller, as applicable, must complete that cure or repurchase will generally be limited to 90 days following the date on which either (a) we, in the case of a Lehman Mortgage Loan, or the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or (b) a court of competent jurisdiction makes a final non-appealable determination that, a Material Breach or a Material Document Omission, as the case may be, exists. However, if the responsible party is diligently attempting to correct the problem, then, with limited exception, it will be entitled to as much as an additional 90 days (or more in the case of a Material Document Omission resulting from the failure of the responsible party to have received the recorded documents) to complete that cure or repurchase.

If a Material Breach or a Material Document Omission exists with respect to any underlying mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, if the cross-collateralization can be terminated without any adverse tax consequence for the trust, and if the series 2006-C6 controlling class representative so consents, then we or the UBS Mortgage Loan Seller, as applicable, will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of—

•	determining whether the subject breach or document omission materially and adversely affects the value of that cross-collateralized group, and

•	the application of remedies.

The cure/payment/repurchase obligations of us and the UBS Mortgage Loan Seller described above will constitute the sole remedies available to the series 2006-C6 certificateholders in connection with a Material Breach or a Material Document Omission with respect to any mortgage loan in the trust.

In addition, if the borrower with respect to an Early Defeasance Mortgage Loan notifies the master servicer that it intends to defease such mortgage loan on or before the second anniversary of the creation of the related individual loan REMIC, then the related mortgage loan seller is required to repurchase that mortgage loan at a purchase price equal to (a) the purchase price that would be applicable in connection with a repurchase as a result of a Material Breach and (b) the amount, if any, by which the proceeds from any cash defeasance deposit by the borrower exceed the amount decribed in clause (a) of this sentence, in any event prior to the defeasance or, if the defeasance has occurred, as soon as reasonably practicable after that mortgage loan seller has been made aware of it. However, no yield maintenance payment will be made if the borrower delivers securities to effect the defeasance rather than cash to purchase those securities.

No other person will be obligated to cure, pay loss of value or repurchase any affected mortgage loan in connection with, or otherwise address, a Material Breach or a Material Document Omission or a defeasance occurring prior to the second anniversary of the Issue Date, if we or the UBS Mortgage Loan Seller, as the case may be, default on our obligations to do so. There can be no assurance that we or the UBS Mortgage Loan Seller will have sufficient assets to cure, pay the loss of value or repurchase a mortgage loan if required to do so.

Changes in Mortgage Pool Characteristics

The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before the cut-off date. Prior to the Issue Date, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual Initial Mortgage Pool Balance may be as much as 5% larger or smaller than the Initial Mortgage Pool Balance specified in this prospectus supplement.

A copy of the series 2006-C6 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Exchange Act, following the Issue Date. If mortgage loans are removed from or added to the mortgage pool and investors were not otherwise informed, then that removal or addition will be noted in that current report on Form 8-K. In addition, if and to the extent that any material terms of the series 2006-C6 pooling and servicing agreement or the exhibits thereto have not been disclosed in this prospectus supplement, then the series 2006-C6 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the Issue Date. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See ‘‘Available Information’’ in the accompanying base prospectus.

TRANSACTION PARTICIPANTS

The Issuing Entity

The issuing entity with respect to the series 2006-C6 certificates will be the LB-UBS Commercial Mortgage Trust 2006-C6, a common law trust created under the laws of the State of New York pursuant to the series 2006-C6 pooling and servicing agreement. LB-UBS Commercial Mortgage Trust 2006-C6 is sometimes referred to in this prospectus supplement as the ‘‘trust’’ or the ‘‘trust fund.’’ We will transfer the underlying mortgage loans to the issuing entity in exchange for the series 2006-C6 certificates being issued to us or at our direction.

The trust’s activities will be limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the trust will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the trust will not be permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Because the trust will be created pursuant to the series 2006-C6 pooling and servicing agreement, the trust and its permissible activities can only be amended or modified by amending the series 2006-C6 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus. The fiscal year end of the trust will be December 31.

The trust will not have any directors, officers or employees. The trustee, the master servicer and the special servicer will be responsible for administration of the trust assets, in each case to the extent of its duties expressly set forth in the series 2006-C6 pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a ‘‘business trust.’’

The Depositor

The depositor is Structured Asset Securities Corporation II, a Delaware corporation and a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc. The depositor’s principal executive offices are located at 745 Seventh Avenue, New York, New York 10019. The depositor is only engaged in the securitization of commercial and multifamily mortgage loans and has been since it was organized in October 2002. See ‘‘The Depositor’’ in the accompanying base prospectus.

The Sponsors

Lehman Brothers Holdings Inc.    Lehman Brothers Holdings Inc. will act as co-sponsor of the series 2006-C6 transaction. Lehman Brothers Holdings Inc., a Delaware corporation (‘‘LBHI’’), was founded in 1850 and its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A.

LBHI, together with its affiliates, engages in mortgage- and asset-backed securitizations and other structured financing arrangements. LBHI has been engaged in the securitization of assets since 1987 and in the securitization of multifamily and commercial mortgage loans since 1991. LBHI and its affiliates securitized approximately (a) $9.0 billion of multifamily and commercial mortgage loans during fiscal year 2003, (b) $9.7 billion of multifamily and commercial mortgage loans during fiscal year 2004, and (c) $11.4 billion of commercial mortgage loans during fiscal year 2005.

LBHI and its affiliates, directly or through correspondents, also originate multifamily and commercial mortgage loans throughout the United States and abroad and have been engaged in the origination of commercial mortgage loans since 1994. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by LBHI and its affiliates have been originated, directly or through correspondents, by LBHI or an affiliate.

For further information about LBHI and its affiliates, the general character if its business, its securitization program and a general discussion of LBHI’s procedures for originating or acquiring and securitizing commercial and multifamily mortgage loans, see ‘‘The Sponsor’’ in the accompanying base prospectus.

UBS Real Estate Investments Inc.    UBS Real Estate Investments Inc. will also act as co-sponsor of the series 2006-C6 transaction. UBS Real Estate Investments Inc., a Delaware corporation (‘‘UBSREI’’), has its executive offices located at 1251 Avenue of the Americas, 22nd Floor, New York, New York 10020, U.S.A. UBSREI’s predecessor entity was founded in 1994.

General Character of UBSREI’s Business.    UBSREI, together with its affiliates, engages in real estate acquisitions and finance, including mortgage-backed securitizations and other structured financing arrangements. UBSREI originates and purchases commercial and multifamily mortgage loans, some of which are originated or purchased primarily for securitization or resale. UBSREI has been an active participant in securitizations of commercial mortgage loans with Lehman Brothers since 2000. UBSREI securitized approximately (a) $2.9 billion of fixed rate commercial mortgage loans in the LB-UBS program during fiscal year 2003, (b) $2.7 billion of fixed rate commercial mortgage loans in the LB-UBS program during fiscal year 2004, and (c) in excess of $4.0 billion of fixed rate commercial mortgage loans in the LB-UBS program during fiscal year 2005 and to date. The statistics set forth in (a), (b) and (c) of the previous sentence do not include whole loan sales or stand-alone securitizations outside the LB-UBS program. In addition to its securitization program with Lehman Brothers, UBSREI acquires commercial real estate and originates fixed and floating rate mortgage loans and mezzanine loans to be held in a portfolio. Most of the commercial mortgage loans included in commercial mortgage securitizations sponsored by UBSREI and its affiliates have been originated by UBSREI, directly or through correspondents.

UBSREI is an indirect subsidiary of UBS AG. UBS AG provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide. UBS AG provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. It has global headquarters in Switzerland, regional headquarters in New York and London, and offices in additional locations throughout the world.

UBSREI’s Securitization Program.    UBSREI engages in mortgage securitizations and other structured financing arrangements. UBSREI has been an active participant in securitizations of commercial mortgage loans with Lehman Brothers since 2000.

UBSREI and its affiliates, directly or through correspondents, also originate multifamily and commercial mortgage loans throughout the United States and abroad. UBSREI, its affiliates and its predecessor entity have been engaged in the origination of commercial mortgage loans since 1994. The commercial mortgage loans originated and securitized by UBSREI and its affiliates include both small balance and large balance fixed-rate and floating-rate loans. Most of the more recent commercial mortgage loans included in commercial mortgage securitizations sponsored by UBSREI and its affiliates have been originated by UBSREI, directly or through correspondents.

In addition, in the normal course of its securitization program, UBSREI and its affiliates, may also acquire mortgage assets from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by UBSREI or any of its affiliates. The related trust fund may include mortgage loans originated by one or more of these third parties.

UBSREI and its affiliates may also originate mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents would perform the underwriting based on certain criteria established or reviewed by UBSREI, and UBSREI or an affiliate would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In connection with its commercial mortgage securitization transactions, UBSREI or an affiliate generally transfers the mortgage assets to the depositor, who then transfers such assets to the issuing entity for the related securitization. In return for the transfer of the mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

Pursuant to a mortgage loan purchase agreement, UBSREI will make certain representations and warranties, subject to certain exceptions set forth therein, to the depositor and will covenant to provide certain documents regarding the mortgage loans for which it acts as mortgage loan seller and, in connection with certain breaches thereof or certain defects with respect thereto, which breaches or defects are determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related mortgage loan purchase agreement, may have an obligation to repurchase such mortgage asset from the depositor, cure the subject defect or breach or pay a loss of value amount with respect to the subject defect or breach, as the case may be. See ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans,’’ ‘‘—Representations and Warranties’’ and ‘‘—Cures and Repurchases’’ in this prospectus supplement.

Underwriting Standards.    Set forth below is a discussion of certain general underwriting guidelines of UBSREI with respect to multifamily and commercial mortgage loans originated by UBSREI. In the case of a multifamily or commercial mortgage loan originated by UBSREI through a correspondent, that correspondent generally collects certain relevant information for analysis by UBSREI, and assists in the origination of the subject mortgage loan on documents approved by UBSREI. The underwriting guidelines described below generally do not apply to mortgage loans acquired by UBSREI or its affiliates from third-party originators.

Notwithstanding the discussion below, given the unique nature of commercial mortgage properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described in this ‘‘—Underwriting Standards’’ section.

A.    Loan Analysis:    UBSREI generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. Generally, borrowers are required to be single-purpose entities, although exceptions are made, particularly with respect to mortgage loans that are in the amount of $15,000,000 or less. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBSREI’s credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable.

B.    Loan Approval:    Prior to commitment, all multifamily and commercial mortgage loans to be originated by UBSREI must be approved by a loan committee which includes senior personnel from UBSREI or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

C.    Debt Service Coverage Ratio:    UBSREI’s underwriting includes a calculation of the Debt Service Coverage Ratio (the ‘‘DSCR’’) in connection with the origination of a loan. The DSCR will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBSREI and payments on the loan based on actual principal and/or interest due on the loan.

However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBSREI may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and the related tenant will take occupancy and commence paying rent on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates to tenants that will take occupancy and commence paying rent;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

D.    Loan-to-Value Ratio:    UBSREI’s underwriting also generally includes a calculation of the loan-to-value ratio of a prospective multifamily or commercial mortgage loan in connection with the origination of the mortgage loan. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the mortgage loan and any other senior or pari passu loans that are secured by the related real property collateral, to

•	the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

E.    Additional Debt:    Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBSREI will be the lender on that additional debt.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described under ‘‘—Loan-to-Value Ratio’’ may be higher based on the inclusion of the amount of any such additional debt.

F.    Assessments of Property Condition:    As part of the underwriting process, UBSREI will obtain the property assessments and reports described below.

(1)	Appraisals: UBSREI will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the ‘‘Uniform Standards of Professional Appraisal Practice’’ as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBSREI may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(2)	Environmental Assessment: UBSREI will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBSREI may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBSREI might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBSREI or the environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBSREI may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

(3)	Engineering Assessment: In connection with the origination process, UBSREI will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBSREI will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(4)	Seismic Report: If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4, UBSREI may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, UBSREI may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

G.    Zoning and Building Code Compliance:    In connection with the origination of a multifamily or commercial mortgage loan, UBSREI will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

H.    Escrow Requirements:    Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBSREI may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBSREI conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBSREI. Furthermore, UBSREI may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this ‘‘—Underwriting Standards’’ section, the depositor may purchase mortgage loans for inclusion in a trust fund which vary from, or do not comply with, UBSREI’s underwriting guidelines. In addition, in some cases, UBSREI and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case by case permitted exception based upon other compensating factors.

Mortgage Loan Sellers

LBHI, or an affiliate thereof, and UBSREI are the mortgage loan sellers for the series 2006-C6 securitization transaction. LBHI is our affiliate and an affiliate of Lehman Brothers Inc. UBSREI is an affiliate of UBS Securities LLC. See ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans’’ for further information on our acquisition of the underlying mortgage loans.

The Servicers

General.    The parties primarily responsible for servicing the underlying mortgage loans include the master servicer and the special servicer. The obligations of the master servicer and the special servicer are set forth in the series 2006-C6 pooling and servicing agreement, and are described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement’’ in this prospectus supplement and ‘‘Description of the Governing Documents’’ in the accompanying base prospectus. In addition, as permitted under the series 2006-C6 pooling and servicing agreement, the master servicer and/or special servicer may delegate their respective servicing obligations to one or more sub-servicers. With respect to most of the underlying mortgage loans, the master servicer is responsible for master servicing and primary servicing functions and the special servicer is responsible for special servicing functions. However, with respect to certain underlying mortgage loans or groups of underlying mortgage loans, in each case as of the cut-off date aggregating less than 10% of the Initial Mortgage Pool Balance, the master servicer has engaged or will engage a sub-servicer, and the master servicer will be responsible for overseeing the obligations of the related sub-servicer and aggregating relating collections and reports with the remaining mortgage pool. See ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Sub-Servicers’’ in this prospectus supplement.

The Initial Master Servicer.    Wachovia Bank, National Association (‘‘Wachovia’’) will be the master servicer under the series 2006-C6 pooling and servicing agreement. Wachovia is a national banking association organized under the laws of the United States of America and is a wholly owned subsidiary of Wachovia Corporation. Wachovia’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia’s primary servicing system runs on EnableUs (formerly known as McCracken) Strategy software, and Wachovia reports to trustees in the CMSA format. The table below sets forth information about Wachovia’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005	As of June 30, 2006
By Approximate Number	10,015	15,531	17,641	18,888
By Approximate Aggregate Unpaid Principal Balance (in Billions)	$88.6	$141.3	$182.5	$207.6

Within this portfolio, as of June 30, 2006, are approximately 16,198 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $174.4 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia’s servicing portfolio as of June 30, 2006 were located in all 50 states, the District of Columbia, Guam, Mexico, Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and property protection advances (i) made by Wachovia on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

Date	Securitized Master Serviced Portfolio (UPB) *	Outstanding Advance (P&I and PPA) *	Outstanding Advances as % of UPB
December 31, 2003	$74,461,414,561	$84,616,014	0.1%
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%

*	‘‘UPB’’ means unpaid principal balance, ‘‘P&I’’ means principal and interest advances and ‘‘PPA’’ means property protection advances.

Pursuant to an interim servicing agreement between Wachovia and the UBS Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the UBS Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the UBS Mortgage Loan Seller. There are currently no outstanding property protection advances made by Wachovia on those underlying mortgage loans being contributed by the UBS Mortgage Loan Seller that were serviced by Wachovia prior to their inclusion in the trust. Pursuant to an interim servicing agreement between Wachovia and the Lehman Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the Lehman Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the Lehman Mortgage Loan Seller. There are currently no outstanding property protection advances made by Wachovia on those underlying mortgage loans being contributed by the Lehman Mortgage Loan Seller that were serviced by Wachovia prior to their inclusion in the trust.

Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

The short-term debt ratings of Wachovia are A-1+ by S&P, P-1 by Moody’s, F1+ by Fitch.

Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wachovia’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation. Wachovia may perform any of its obligations under the series 2006-C6 pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents

•	provision of Strategy and Strategy CS software

•	identification, classification, imaging and storage of documents

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance

•	entry of rent roll information and property performance data from operating statements

•	tracking and reporting of flood zone changes

•	tracking, maintenance and payment of rents due under ground leases

•	abstracting of insurance requirements contained in loan documents

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any

•	abstracting of leasing consent requirements contained in loan documents

•	legal representation

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia

•	maintenance and storage of letters of credit

•	tracking of anticipated repayment dates for loans with such terms

•	reconciliation of deal pricing, tapes and annexes prior to securitization

•	entry of new loan data and document collection

•	initiation of loan payoff process and provision of payoff quotes

•	printing, imaging and mailing of statements to borrowers

•	performance of property inspections

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes

•	review of financial spreads performed by sub-servicers

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to Wachovia for approval

•	performance of UCC searches and filing of UCCs

Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by Wachovia on the underlying mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Accounts’’ in this prospectus supplement within the time required by the Series 2006-C6 Pooling and Servicing Agreement. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

Wachovia will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard.

There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the series 2006-C6 certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth in this prospectus supplement concerning Wachovia has been provided by it.

Wachovia is also the master servicer under the series 2005-C7 pooling and servicing agreement, which governs the servicing of the Reckson Portfolio I Loan Combination.

Wachovia is also the servicer and the special servicer under the servicing agreement that relates solely to the 1155 Avenue of the Americas Loan Combination.

The Initial Special Servicer.

LNR Partners, Inc. (‘‘LNR Partners’’), a Florida corporation and a subsidiary of LNR Property Holdings, Ltd. (‘‘LNR’’), will initially be appointed as special servicer for the mortgage pool. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities (‘‘CMBS’’).

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the series 2006-C6 pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 13 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 184 as of March 31, 2006. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion; and (f) 147 domestic CMBS pools as of March 31, 2006, with a then current face value in excess of $160 billion. Additionally, LNR Partners has resolved over $16.7 billion of U.S. commercial and multifamily loans over the past 13 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005 and $0.1 billion for the three months ended March 31, 2006.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina and California, and in Europe in London, England, Paris, France and Munich, Germany. As of March 31, 2006, LNR Partners had approximately 180 employees responsible for the special servicing of commercial real estate assets. As of March 31, 2006, LNR Partners and its affiliates specially service a portfolio, which included approximately 21,000 assets in the 50 states and in Europe with a then current face value in excess of $189 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the series 2006-C6 certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners' strategy is guided by the relevant servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and Moody's, respectively.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the series 2006-C6 pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the series 2006-C6 pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the series 2006-C6 certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standards set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in four commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction. Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the series 2006-C6 certificateholders.

LNR Partners is not an affiliate of the depositor, the sponsor(s), the trust, the master servicer, the trustee or any originator of any of the underlying mortgage loans identified in this prospectus supplement or the borrower under any underlying mortgage loan representing 10% or more of the Initial Mortgage Pool Balance.

LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire one or more classes of the series 2006-C6 certificates and will be the initial Controlling Class Representative. Otherwise, except for LNR Partners acting as special servicer for this securitization transaction, there are no specific relationships involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from the subject securitization transaction—between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the offered certificates.

The Initial Special Servicer of the Reckson Portfolio I Loan Combination.    Midland Loan Services, Inc. (‘‘Midland’’), a Delaware corporation, is the initial special servicer under the series 2005-C7 pooling and servicing agreement, which governs the servicing of the Reckson Portfolio I Loan Combination, subject to resignation or replacement pursuant to the terms of the series 2005-C7 pooling and servicing agreement, including replacement, without cause, (a) by the holders of a majority interest in a designated controlling class of series 2005-C7 certificates, and (b) as special servicer with respect to the Reckson Portfolio I Loan Combination only, by the Loan Combination Controlling Party for the Reckson Portfolio I Loan Combination.

The Initial Special Servicer of the 1155 Avenue of Americas Loan Combination.    Wachovia Bank, National Association (‘‘Wachovia’’) is the initial special servicer under the servicing agreement that relates solely to the 1155 Avenue of Americas Loan Combination. Wachovia is a national banking association organized under the laws of the United States of America, is a wholly-owned subsidiary of Wachovia Corporation and is the master servicer under the series 2006-C6 pooling and servicing agreement. Wachovia's principal special servicing offices are located at 301 South College Street, Suite 1600, One Wachovia Center, Charlotte, North Carolina 28288.

The table below sets forth information about Wachovia's portfolio of commercial mortgage-backed securitization transactions for which it acts as special servicer as of the dates indicated:

CMBS Pools	As of December 31, 2003	As of December 31, 2004	As of December 31, 2005	As of June 30, 2006
By Approximate Number	24	36	45	47
By Approximate Aggregate Unpaid Principal Balance (in Billions)	$10.8	$12.7	$17.1	$19.7

The Trustee

LaSalle Bank National Association, a national banking association (‘‘LaSalle’’), will act as trustee under the series 2006-C6 pooling and servicing agreement, on behalf of the series 2006-C6 certificateholders. In addition, LaSalle will act as custodian on behalf of the trustee. The trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services—LB-UBS Commercial Mortgage Trust 2006-C6 or at such other address as the trustee may designate from time to time.

LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since January 1994, LaSalle has served as trustee or paying agent on over 660 commercial mortgage-backed security transactions involving assets similar to the mortgage loans that we intend to include in the trust. As of July 31, 2006, LaSalle serves as trustee or paying agent on over 450 commercial mortgage-backed security transactions. The long-term unsecured debt of LaSalle is rated ‘‘A+’’ by S&P, ‘‘Aa3’’ by Moody’s and ‘‘AA−’’ by Fitch Ratings.

In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the series 2006-C6 pooling and servicing agreement. LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

LaSalle Bank National Association and UBSREI are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to UBSREI for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by UBSREI to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

LaSalle Bank National Association and Lehman Brothers Bank, FSB (‘‘LBB’’), an affiliate of LBHI (LBB and LBHI, collectively, for purposes of this paragraph, ‘‘Lehman’’), are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to Lehman for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by Lehman to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

Using information set forth in this prospectus supplement, the trustee will develop the cashflow model for the trust. Based on the monthly mortgage loan information provided by the master servicer, the trustee will calculate the amount of principal and interest to be paid to each class of series 2006-C6 certificates on each distribution date. In accordance with the cashflow model and based on the monthly mortgage loan information provided by the master servicer, the trustee will perform distribution calculations, remit distributions on the distribution date to series 2006-C6 certificateholders and prepare a monthly statement to series 2006-C6 certificateholders detailing the payments received and the activity on the mortgage loans during the related collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicer, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicer. LaSalle regularly performs such obligations with respect to commercial mortgage-backed securities transactions for which it acts as trustee.

There are no legal proceedings pending against LaSalle, or to which any property of LaSalle is subject, that is material to the series 2006-C6 certificateholders, nor does LaSalle have actual knowledge of any proceedings of this type contemplated by governmental authorities.

We, the master servicer, the special servicer and our and their respective affiliates, may from time to time maintain and enter into other banking and trustee relationships in the ordinary course of business with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2006-C6 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

In addition to having express duties under the series 2006-C6 pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the series 2006-C6 pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the series 2006-C6 pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the ‘‘prudent person’’ standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The series 2006-C6 pooling and servicing agreement provides that the Trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

LaSalle is also the trustee under the series 2005-C7 pooling and servicing agreement, which governs the administration of the Reckson Portfolio I Loan Combination.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We are a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., one of the underwriters with respect to this offering. Lehman Brothers Inc. is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc., the co-sponsor and one of the mortgage loan sellers. In general, one of our affiliates and an affiliate of Lehman Brothers Holdings Inc. is also the originator with respect to the underlying mortgage loans contributed to the trust by the Lehman Mortgage Loan Seller. See also ‘‘The Transaction Participants—The Depositor,’’ ‘‘—The Sponsor’’ and ‘‘—The Originators’’ in the accompanying base prospectus.

UBS Real Estate Investments Inc., the co-sponsor and one of the mortgage loan sellers, is an affiliate of UBS Securities LLC, one of the underwriters with respect to the offered certificates. In addition, some of the mortgage loans contributed to the trust by the UBS Mortgage Loan Seller were originated by the UBS Mortgage Loan Seller or its affiliates, directly or through correspondents. See also ‘‘Transaction Participants—The Sponsors’’ and ‘‘—The Mortgage Loan Sellers’’ and ‘‘Summary of Prospectus Supplement—Relevant Parties—Underwriters’’ in this prospectus supplement.

Lehman Brothers Holdings Inc. or an affiliate thereof is an indirect owner of 25% of the equity interests in the borrower under the 125 High Street Mortgage Loan, which mortgage loan represents 11.2% of the Initial Mortgage Pool Balance. See also ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 125 High Street Mortgage Loan—The Borrower and Sponsor.’’

Pursuant to an interim servicing agreement between Wachovia and the UBS Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the UBS Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the UBS Mortgage Loan Seller. Pursuant to an interim servicing agreement between Wachovia and the Lehman Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the Lehman Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the Lehman Mortgage Loan Seller.

The trustee has entered into separate custodial agreements with each of UBS Real Estate Investments Inc. and Lehman Brothers Bank, FSB, an affiliate of Lehman Brothers Holdings Inc. (Lehman Brothers Bank, FSB and Lehman Brothers Holdings Inc., collectively, for purposes of this paragraph, ‘‘Lehman’’) whereby the trustee, for consideration, provides custodial services to each of UBS Real Estate Investments Inc. and Lehman for certain commercial mortgage loans originated or purchased by UBS Real Estate Investments Inc. or Lehman, as the case may be. Pursuant to these custodial agreements, the trustee is currently providing custodial services for most of the mortgage loans to be sold by each of UBS Real Estate Investments Inc. and Lehman to the Depositor in connection with this securitization. See also ‘‘Transaction Participants—The Trustee’’ in this prospectus supplement.

The master servicer may enter into agreements with certain firms, including without limitation, the transaction participants of the 2006-C6 securitization transaction, to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans, which may include, without limitation, the underlying mortgage loans. See also ‘‘Transaction Participants—The Servicers’’ in this prospectus supplement.

THE SERIES 2006-C6 POOLING AND SERVICING AGREEMENT

General

The parties to the series 2006-C6 pooling and servicing agreement will consist of us, the trustee, the master servicer and the special servicer. The series 2006-C6 pooling and servicing agreement will govern, among other things:

•	the issuance of the series 2006-C6 certificates;

•	the formation of the issuing entity;

•	the transfer of the initial trust assets to the issuing entity;

•	the retention of the trust assets on behalf of the series 2006-C6 certificateholders; and

•	the servicing and administration of the mortgage loans in the trust (other than the Outside Serviced Trust Mortgage Loan), as well as the servicing and administration of (a) the Serviced Non-Trust Loans, and (b) any REO Properties acquired by the special servicer on behalf of the series 2006-C6 certificateholders and, if and when applicable, the related Serviced Non-Trust Loan Noteholder(s) as a result of foreclosure or other similar action.

Because the 1211 Avenue of the Americas Loan Combination is to be serviced and administered under the series 2006-C6 pooling and servicing agreement, while the Reckson Portfolio I Loan Combination and the 1155 Avenue of the Americas Loan Combination are subject to other servicing arrangements, we have adopted the use of the following terms:

•	‘‘Serviced Loan Combination’’ refers to a Loan Combination that is being serviced and administered under the series 2006-C6 pooling and servicing agreement. The 1211 Avenue of the Americas Loan Combination is the only Serviced Loan Combination.

•	‘‘Serviced Non-Trust Loan’’ refers to a Non-Trust Loan that is part of the Serviced Loan Combination. The 1211 Avenue of the Americas Non-Trust Loan is the only Serviced Non-Trust Loan.

•	‘‘Serviced Non-Trust Loan Noteholder’’ refers to the holder of a Serviced Non-Trust Loan.

•	‘‘Outside Serviced Loan Combinations’’ refers to the Loan Combinations that are being serviced and administered under servicing agreements other than the series 2006-C6 pooling and servicing agreement. The Reckson Portfolio I Loan Combination and the 1155 Avenue of the Americas Loan Combination are the Outside Serviced Loan Combinations.

•	‘‘Outside Serviced Trust Mortgage Loans’’ refers to the underlying mortgage loans that are part of the Outside Serviced Loan Combinations. The Reckson Portfolio I Subordinate Tranche Mortgage Loan and the 1155 Avenue of the Americas Mortgage Loan are the Outside Serviced Trust Mortgage Loans.

The following summaries describe some of the material provisions of the series 2006-C6 pooling and servicing agreement. In addition, see ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans,’’ ‘‘—Representations and Warranties’’ and ‘‘—Cures and Repurchases’’ and ‘‘Description of the Offered Certificates’’ in this prospectus supplement and ‘‘Description of the Governing Documents’’ in the accompanying base prospectus.

Overview of Servicing

The series 2006-C6 pooling and servicing agreement will provide that the master servicer and the special servicer must each service and administer the mortgage loans (except to the extent provided in the series 2006-C6 pooling and servicing agreement and other than the Outside Serviced Trust Mortgage Loans) and any REO Properties in the trust for which it is responsible, together with, when appropriate, the Serviced Non-Trust Loans, directly or through sub-servicers, in accordance with:

•	any and all applicable laws;

•	the express terms of the series 2006-C6 pooling and servicing agreement;

•	the express terms of the subject mortgage loans and any and all related intercreditor, co-lender and/or similar agreements; and

•	to the extent consistent with the foregoing, the Servicing Standard.

In general, the master servicer will be responsible for the servicing and administration of each mortgage loan in the trust (including the Junior Portion of each Split Mortgage Loan, but excluding the Outside Serviced Trust Mortgage Loans) and each Serviced Non-Trust Loan—

•	as to which no Servicing Transfer Event has occurred, or

•	that has been worked out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred.

The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan in the trust (including, if applicable, the Junior Portion of each Split Mortgage Loan, but excluding, if applicable, the Outside Serviced Trust Mortgage Loans) and each Serviced Non-Trust Loan, as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. In addition, the special servicer will be responsible for the administration of any REO Properties acquired by the trust (other than those that relate to Outside Serviced Loan Combinations).

Despite the foregoing, the series 2006-C6 pooling and servicing agreement will require the master servicer to continue to receive information (which information, with respect to an Outside Serviced Trust Mortgage Loan, will be received from the master servicer under the governing servicing agreement for the related Outside Serviced Loan Combination) and prepare all reports to the trustee required to be received or prepared with respect to any specially serviced mortgage loans (other than, if applicable, the Outside Serviced Loan Combinations) and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans (other than, if applicable, the Outside Serviced Loan Combinations). In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans (other than the Outside Serviced Trust Mortgage Loans) in the trust and the Serviced Non-Trust Loan. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2006-C6 pooling and servicing agreement.

The master servicer will transfer servicing of a mortgage loan for which it is responsible under the series 2006-C6 pooling and servicing agreement to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist in accordance with the definition of ‘‘Servicing Transfer Event’’ in the glossary to this prospectus supplement.

In general, the occurrence of a Servicing Transfer Event with respect to any mortgage loan in a Serviced Loan Combination will automatically result in the occurrence of a Servicing Transfer Event with respect to the other mortgage loan(s) in that Loan Combination. However, if, subject to the terms, conditions and limitations of the related Co-Lender Agreement, a Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Loan Combination, unless a separate Servicing Transfer Event may occur with respect thereto.

In general, the Serviced Non-Trust Loans will be serviced and administered under the series 2006-C6 pooling and servicing agreement as if each such Serviced Non-Trust Loan was a mortgage loan in the trust.

Notwithstanding the foregoing, the Outside Serviced Trust Mortgage Loans will not be serviced under the series 2006-C6 pooling and servicing agreement. Under the terms of the related Co-Lender Agreement, for so long as the Reckson Portfolio I Note A Senior Non-Trust Loan is part of the Series 2005-C7 Securitization, the Reckson Portfolio I Loan Combination will be serviced and administered by the master servicer and a special servicer for the Series 2005-C7 Securitization (subject to replacement of each such party), in accordance with the series 2005-C7 pooling and servicing agreement (or any permitted successor servicing agreement). Under the terms of the related Co-Lender Agreement, the 1155 Avenue of the Americas Loan Combination will be serviced and administered by the servicer and special servicer under the servicing agreement that relates solely to the 1155 Avenue of the Americas Loan Combination (subject to replacement of each such party), in accordance with that servicing agreement.

The discussion below regarding servicing generally relates solely to the servicing of the mortgage loans in the trust (including the Junior Portion of each Split Mortgage Loan, but excluding the Outside Serviced Trust Mortgage Loans) under the series 2006-C6 pooling and servicing agreement. For a description of certain of the servicing arrangements for the Outside Serviced Loan Combinations, see ‘‘Servicing of the Reckson Portfolio I Loan Combination’’ and ‘‘Servicing of the 1155 Avenue of the Americas Loan Combination’’ in this prospectus supplement.

Sub-Servicers

Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

The series 2006-C6 pooling and servicing agreement will permit each of the master servicer and, with the consent of the series 2006-C6 controlling class representative, the special servicer to enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the series 2006-C6 pooling and servicing agreement, provided that in each case, the sub-servicing agreement: (a) is consistent with the series 2006-C6 pooling and servicing agreement in all material respects, requires the sub-servicer to comply with all of the applicable conditions of the series 2006-C6 pooling and servicing agreement and, with limited exceptions, provides for events of default with respect to the subject sub-servicer substantially the same as those applicable to the master servicer or the special servicer, as the case may be, modified as necessary to apply to the subject sub-servicer’s obligations under that sub-servicing agreement; (b) provides that if the master servicer or the special servicer, as the case may be, will for any reason no longer act in such capacity under the series 2006-C6 pooling and servicing agreement, including by reason of an event of default, the trustee or its designee may assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the master servicer or the special servicer, as the case may be, under that sub-servicing agreement or may terminate that sub-servicing agreement without cause, except that any sub-servicing agreement in effect as of the Issue Date or within 90 days thereafter may only be terminated for cause; (c) provides that the trustee, for the benefit of the series 2006-C6 certificateholders and, in the case of a sub-servicing agreement relating to a Serviced Loan Combination, the related Serviced Non-Trust Loan Noteholder(s), will each be a third-party beneficiary under that sub-servicing agreement; (d) permits any purchaser of an underlying mortgage loan to terminate that sub-servicing agreement with respect to such purchased mortgage loan at its option and without penalty; (e) does not permit the sub-servicer to enter into or consent to material modifications, extensions, waivers or amendments of or otherwise take enforcement actions with respect to the subject mortgage loans on behalf of the master servicer or the special servicer, as the case may be, without the consent of the master servicer or special servicer, as the case may be; and (f) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the series 2006-C6 pooling and servicing agreement, each sub-servicing agreement entered into by the master servicer must provide that such agreement will, with respect to any underlying mortgage loan, terminate at the time such underlying mortgage loan becomes a specially serviced mortgage loan (or, alternatively, be subject to the special servicer’s rights to service such underlying mortgage loan for so long as such underlying mortgage loan continues to be a specially serviced mortgage loan), and each sub-servicing agreement entered into by the special servicer may relate only to specially serviced mortgage loans and must terminate with respect to any such underlying mortgage loan which ceases to be a specially serviced mortgage loan.

References in the series 2006-C6 pooling and servicing agreement, and under this ‘‘The Series 2006-C6 Pooling and Servicing Agreement’’ section, to actions taken or to be taken by the master servicer or the special servicer include actions taken or to be taken by a sub-servicer on behalf of the master servicer or the special servicer, as the case may be. In connection with the foregoing, all amounts advanced by any sub-servicer to satisfy the obligations of the master servicer or the special servicer under the series 2006-C6 pooling and servicing agreement to make P&I advances or servicing advances are deemed to have been advanced by the master servicer or the special servicer, as the case may be, out of its own funds and, accordingly, those advances will be recoverable by that sub-servicer in the same manner and out of the same funds as if that sub-servicer were the master servicer or the special servicer, as the case may be. The series 2006-C6 pooling and servicing agreement will provide that, for so long as they are outstanding, advances under any sub-servicing agreement will accrue interest at the rate set forth in the series 2006-C6 pooling and servicing agreement, with that interest to be allocable between the master servicer or the special servicer, as the case may be, and the subject sub-servicer as they may agree. For purposes of the series 2006-C6 pooling and servicing agreement, each of the master servicer and the special servicer will be deemed to have received any payment when a sub-servicer retained by it receives the payment.

The series 2006-C6 pooling and servicing agreement will require the master servicer and the special servicer, for the benefit of the trustee, the series 2006-C6 certificateholders and, in the case of a Loan Combination, the related Serviced Non-Trust Loan Noteholder(s), to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the series 2006-C6 pooling and servicing agreement will provide that, notwithstanding any sub-servicing agreement, the master servicer and the special servicer will remain obligated and liable to the trustee, the series 2006-C6 certificateholders and the Serviced Non-Trust Loan Noteholder(s) for the performance of their respective obligations and duties under the series 2006-C6 pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans, and the master servicer and the special servicer will be responsible, without right of reimbursement, for all compensation of each sub-servicer retained by it.

Servicing Compensation and Payment of Expenses

Principal Master Servicing Compensation.    The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

The master servicing fee will be earned with respect to each and every mortgage loan in the trust (including the Outside Serviced Trust Mortgage Loans) and each and every Serviced Non-Trust Loan, including each such mortgage loan—

•	that is being specially serviced;

•	as to which the corresponding mortgaged real property has become an REO Property; or

•	that has been defeased.

In the case of each mortgage loan in the trust, the master servicing fee will—

•	be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

•	accrue at the related master servicing fee rate,

•	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

•	be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

The master servicing fee rate with respect to the underlying mortgage loans under the series 2006-C6 pooling and servicing agreement will vary on a loan-by-loan basis and ranges from 0.01% per annum to 0.11% per annum. The master servicing fee rate includes any sub-servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the master servicer, but does not include (i) the master servicing fee rate (which is 0.01% per annum calculated on an Actual/360 Basis) payable to the series 2005-C7 master servicer with respect to the Reckson Portfolio I Subordinate Tranche Mortgage Loan under the series 2005-C7 pooling and servicing agreement or (ii) the master servicing fee rate (which is 0.0025% per annum calculated on an Actual/360 Basis) payable to the related outside servicer with respect to the 1155 Avenue of the Americas Mortgage Loan under the servicing agreement for the 1155 Avenue of the Americas Loan Combination.

Principal Special Servicing Compensation.    The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool (other than the Outside Serviced Trust Mortgage Loans) and the Non-Trust Loans will be—

•	the special servicing fee,

•	the workout fee, and

•	the liquidation fee.

The Special Servicing Fee.    The special servicing fee will be earned with respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) and each Serviced Non-Trust Loan—

•	that is being specially serviced, or

•	as to which the corresponding mortgaged real property has become an REO Property.

In the case of each underlying mortgage loan that satisfies the criteria described in the prior paragraph, the special servicing fee will—

•	be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

•	accrue at a special servicing fee rate of 0.35% per annum, with a minimum fee for each such specially serviced underlying mortgage loan of $4,000 per month,

•	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

•	generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

Special servicing fees earned with respect to a Serviced Loan Combination may be paid out of collections on the entire subject Loan Combination.

The Workout Fee.    The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) and Serviced Non-Trust Loan that has been worked out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred. The workout fee will generally be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of—

•	interest, other than Default Interest,

•	principal, and

•	prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked out mortgage loan; provided that any workout fees in respect of a Serviced Loan Combination will generally be payable out of and based on collections on the entire such Loan Combination.

The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan is worked out with respect to that new Servicing Transfer Event.

If the special servicer is terminated or replaced—other than for cause—or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan serviced under the series 2006-C6 pooling and servicing agreement that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2006-C6 certificateholders.

The Liquidation Fee.    Except as described in the next paragraph, the special servicer will be entitled to receive a liquidation fee with respect to: (a) any specially serviced mortgage loan (other than a mortgage loan that is part of an Outside Serviced Loan Combination) and Serviced Non-Trust Loan for which it obtains a full, partial or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or REO Property (other than a mortgage loan that is part of, or an REO Property that relates to, an Outside Serviced Loan Combination) and Serviced Non-Trust Loan as to which it receives any Liquidation Proceeds. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest; provided that any liquidation fees in respect of a Serviced Loan Combination will generally be payable out of and based on collections on the entire such Loan Combination.

Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

•	a specially serviced mortgage loan that becomes a worked-out mortgage loan (unless it again becomes a specially serviced mortgage loan);

•	the repurchase of any mortgage loan in the trust by us or the UBS Mortgage Loan Seller, due to a breach of representation or warranty or for missing mortgage loan documentation, prior to the expiration of a specified period of time set forth in the series 2006-C6 pooling and servicing agreement, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement;

•	the purchase of any specially serviced mortgage loan out of the trust by any holder of the fair value purchase option, as described under ‘‘—Fair Value Option’’ below;

•	the repurchase of any mortgage loan in an individual loan REMIC in connection with the related borrower’s defeasance of that mortgage loan prior to the second anniversary of the creation of that individual loan REMIC, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement;

•	the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement, unless the liquidation fee is payable and is actually paid pursuant to such intercreditor agreement;

•	the purchase of all of the mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder(s) of the series 2006-C6 controlling class or the master servicer in connection with the termination of the trust, as described under ‘‘Description of the Offered Certificates—Termination’’ in this prospectus supplement;

•	the purchase of a Split Mortgage Loan by the Class JRP Representative, as described under ‘‘—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ in this prospectus supplement, unless (a) such purchase occurs more than 90 days after the purchase option arose and (b) the liquidation fee is actually paid;

•	the purchase of an underlying mortgage loan that is part of a Loan Combination by any related Non-Trust Loan Noteholder or its designee in accordance with the related Co-Lender Agreement, unless (a) such purchase occurs more than 60 days after the purchase right arose, and (b) the liquidation fee is actually paid; or

•	the receipt or application of loss of value payments, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement.

Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2006-C6 certificateholders.

Outside Serviced Loan Combination.    Special servicing fees, liquidation fees and workout fees will be payable with respect to the Outside Serviced Loan Combinations in accordance with the applicable governing servicing agreement under generally the same circumstances as such fees will be payable with respect to the Serviced Loan Combinations under the series 2006-C6 pooling and servicing agreement and may reduce amounts payable to the series 2006-C6 certificateholders, except that (i) any special servicing fee with respect to the Reckson Portfolio I Loan Combination will be calculated at 0.25% per annum, (ii) any special servicing fee with respect to the 1155 Avenue of the Americas Loan Combination will be calculated at 0.20% per annum, (iii) any liquidation fee with respect to the 1155 Avenue of the Americas Loan Combination will be calculated at 0.15% and (iv) the workout fee for the entire 1155 Avenue of the Americas Loan Combination is $150,000 per workout.

Additional Servicing Compensation.    As additional master servicing compensation, the master servicer will be entitled to receive any and all Prepayment Interest Excesses collected with respect to the entire mortgage pool (but, in the case of an Outside Serviced Trust Mortgage Loan, only to the extent passed through to the trust).

In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow accounts, reserve accounts and/or Loan Combination-specific accounts maintained by the master servicer, in Permitted Investments. See ‘‘—Accounts—Custodial Account’’ below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any investment losses from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See ‘‘—Accounts—REO Account’’ below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer’s REO account.

All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) and the Serviced Non-Trust Loans will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2006-C6 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected (and, in the case of an Outside Serviced Trust Mortgage Loan, remitted to the trust) with respect to any underlying mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2006-C6 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable—

•	to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances reimbursable to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

•	to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust Fund Expense, or

•	to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool — other than late payment charges and Default Interest collected with respect to the subject mortgage loan — and that were not previously reimbursed in accordance with this bullet.

Some or all of the items referred to in the prior paragraph that are collected in respect of the Non-Trust Loans may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2006-C6 pooling and servicing agreement. Some or all of the items referred to in the prior paragraph (exclusive of Default Interest and late payment charges) that are collected in respect of an Outside Serviced Trust Mortgage Loan will likely be paid to, and allocated between, the applicable servicers as additional compensation, as provided under the governing servicing agreement for the related Outside Serviced Loan Combination. However, Default Interest and late payment charges allocable to an Outside Serviced Trust Mortgage Loan may be applied, in accordance with the related governing servicing agreement, first, to offset interest on servicing advances and, in the case of the Reckson Portfolio I Subordinate Tranche Mortgage Loan, delinquency advances made under such governing servicing agreement, and then, to the extent passed through to the trust, for the same purposes as Default Interest and late payment charges on the other underlying mortgage loans.

Prepayment Interest Shortfalls.    The series 2006-C6 pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the mortgage pool (including, if applicable, the Outside Serviced Trust Mortgage Loans) during any collection period, the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

•	the total amount of those Prepayment Interest Shortfalls, and

•	the sum of the following components of the master servicer’s total servicing compensation for that same collection period—

1.	all Prepayment Interest Excesses, if any, collected with respect to the entire mortgage pool during that collection period, and

2.	with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.01% per annum.

No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2006-C6 certificates on that distribution date as described under ‘‘Description of the Offered Certificates —Payments’’ in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated to or among one or more of the respective interest-bearing classes of the series 2006-C6 certificates, in reduction of the interest payable on those certificates, as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ in this prospectus supplement.

Payment of Expenses.    Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2006-C6 pooling and servicing agreement. Neither the master servicer nor the special servicer will be entitled to reimbursement for any expenses incurred by it in connection with performing its duties under the series 2006-C6 pooling and servicing agreement except as expressly provided therein.

The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer’s custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan serviced under the series 2006-C6 pooling and servicing agreement. In addition, the series 2006-C6 pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer’s custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. See ‘‘—Advances’’ below. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2006-C6 certificateholders (or, if the subject specially serviced asset is a Loan Combination or any related REO Property, the best interests of the series 2006-C6 certificateholders and the related Serviced Non-Trust Loan Noteholder(s)), as a collective whole.

Trustee Compensation

The trustee will be entitled to receive monthly, out of general collections with respect to the mortgage pool on deposit in its collection account, the trustee fee. With respect to each calendar month, the trustee fee will equal one-twelfth of the product of 0.0007% multiplied by the total Stated Principal Balance of the entire mortgage pool outstanding immediately prior to the distribution date in that month.

In addition, the trustee will be authorized to invest or direct the investment of funds held in its collection account and its interest reserve account in Permitted Investments. See ‘‘—Accounts—Collection Account’’ and ‘‘—Accounts—Interest Reserve Account’’ below. In general, the trustee will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the trustee’s collection account or interest reserve account.

Advances

Servicing Advances.    Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred or to be incurred, as the case may be, by the master servicer, the special servicer or the trustee in connection with the servicing of a mortgage loan under the series 2006-C6 pooling and servicing agreement, if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in connection with the related mortgage loan or REO Property.

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be required to make any servicing advances with respect to any Outside Serviced Trust Mortgage Loan or any related mortgaged real property under the series 2006-C6 pooling and servicing agreement. Those servicing advances will be made by the applicable master servicer, special servicer, trustee or fiscal agent, if any (and will be reimbursable together with interest thereon at a published prime rate) under the governing servicing agreement for the related Outside Serviced Loan Combination, on generally the same terms and conditions as are applicable under the series 2006-C6 pooling and servicing agreement. See ‘‘Servicing of the Reckson Portfolio I Loan Combination’’ and ‘‘Servicing of the 1155 Avenue of the Americas Loan Combination’’ in this prospectus supplement.

The special servicer may request that the master servicer make servicing advances with respect to a specially serviced mortgage loan or REO Property under the series 2006-C6 pooling and servicing agreement, in lieu of the special servicer’s making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the series 2006-C6 pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer’s receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests that the master servicer make, regardless of whether or not the master servicer actually makes that advance.

If the master servicer or the special servicer is required under the series 2006-C6 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

•	if it has actual knowledge of the failure, to give the master servicer or the special servicer, as applicable, notice of its failure; and

•	if the failure continues for three more business days, to make the servicing advance.

None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer with regard to advances by parties other than the special servicer, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. In making such recoverability determination, the relevant party will be entitled: (a) to consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified; (b) to consider, among other things, the related mortgaged real property in its ‘‘as is’’ or then current condition and with its then current occupancy, as modified by that party’s assumptions—consistent with the Servicing Standard—regarding the possibility and effects of future adverse change with respect to the related mortgaged real property; (c) to estimate and consider, among other things, future expenses; and (d) to estimate and consider, among other things, the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines—or, with regard to advances by parties other than the special servicer, that the special servicer subsequently determines—is not recoverable from expected collections on the related mortgage loan or REO Property, then the party that made the advance may obtain reimbursement for it, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer’s custodial account from time to time. See, however, ‘‘—Advances—Special Considerations Regarding the Reimbursement of Nonrecoverable Advances’’ below. See also ‘‘Description of the Governing Documents—Advances’’ in the accompanying base prospectus and ‘‘—Accounts—Custodial Account’’ below.

Advances of Delinquent Monthly Debt Service Payments.    The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees (and, in the case of each Outside Serviced Trust Mortgage Loan, further net of any comparable fees payable pursuant to the governing servicing agreement for that mortgage loan), that—

•	were due or deemed due, as the case may be, with respect to the mortgage loans in the trust during the related collection period, and

•	were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

Notwithstanding the foregoing, if the special servicer (or, in the case of the 1155 Avenue of the Americas Mortgage Loan, the master servicer) determines that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (or, with respect to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, if the master servicer has received notice from a servicer under the applicable governing servicing agreement of the existence of an Appraisal Reduction Amount with respect thereto), then the master servicer will generally reduce the interest portion—but not the principal portion—of each P&I advance, if any, that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

•	the amount of the interest portion of that P&I advance that would otherwise be required to be made with respect to the subject mortgage loan for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

•	a fraction, the numerator of which is equal to the Stated Principal Balance of the subject mortgage loan, net of the Appraisal Reduction Amount (or, if applicable, the relevant portion thereof allocable to the subject mortgage loan), and the denominator of which is equal to the Stated Principal Balance of the subject mortgage loan.

In the case of any underlying mortgage loan that is part of a Loan Combination, any reduction in the interest portion of P&I advances to be made with respect to that underlying mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any Appraisal Reduction Amount with respect to the subject Loan Combination that is allocable to that underlying mortgage loan.

Each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated in accordance with the definition of ‘‘Appraisal Reduction Amount’’ set forth in the Glossary to this prospectus supplement.

With respect to any distribution date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2006-C6 pooling and servicing agreement, funds held in the master servicer’s custodial account that are not required to be paid on the series 2006-C6 certificates on that distribution date.

The trustee will be required to make any P&I advance that the master servicer is required, but fails, to make, including with respect to an Outside Serviced Trust Mortgage Loan.

The master servicer and the trustee will each be entitled to recover any P&I advance made by it out of its own funds from collections on the underlying mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any P&I advance for any underlying mortgage loan—including any specially serviced mortgage loan or any mortgage loan as to which the related mortgaged real property has become an REO Property — that, in its judgment, or in the judgment of the special servicer, would not ultimately be recoverable out of collections on the related underlying mortgage loan. If the master servicer or the trustee makes any P&I advance that it or the special servicer subsequently determines will not be recoverable out of collections on the related underlying mortgage loan, then the party that made the advance may obtain reimbursement for it, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer’s custodial account from time to time. See, however, ‘‘—Advances—Special Considerations Regarding the Reimbursement of Nonrecoverable Advances’’ below. The master servicer and the trustee will be required to rely on the special servicer’s determination, and the trustee will be entitled to rely on the master servicer’s determination, that an advance, if made, would not be ultimately recoverable from collections on the related underlying mortgage loan. In making such recoverability determination, the relevant party will be entitled: (a) to consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified; (b) to consider, among other things, the related mortgaged real property in its ‘‘as is’’ or then current condition and with its then current occupancy, as modified by such party’s assumptions—consistent with the Servicing Standard—regarding the possibility and effects of future adverse change with respect to such mortgaged real property; (c) to estimate and consider, among other things, future expenses; and (d) to estimate and consider, among other things, the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. See ‘‘Description of the Governing Documents—Advances’’ in the accompanying base prospectus and ‘‘—Accounts—Custodial Account’’ below.

A monthly debt service payment will be assumed to be due with respect to:

•	each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

•	each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if applicable) and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will generally equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property.

Neither the master servicer nor the trustee will be required to make any P&I advance with respect to a Non-Trust Loan.

Special Considerations Regarding the Reimbursement of Nonrecoverable Advances.    If the master servicer, the trustee or the special servicer reimburses itself out of general collections on the mortgage pool for any advance—including the portion of any P&I advance with respect to the Junior Portion of a Split Mortgage Loan—that has been determined not to be recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i) first, out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates), and (ii) then, out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-C6 certificates (exclusive of the Class JRP Principal Balance Certificates), thereby reducing the payments of principal on the series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates). In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related mortgage loan (or, if such mortgage loan is part of the Serviced Loan Combination, on or in respect of such Loan Combination), as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first, out of payments or other collections of principal on the loan group that includes the subject mortgage loan as to which the advance was made, and then, out of payments or other collections of principal on the other loan group. However, no amounts that are received with respect to any Split Mortgage Loan and are otherwise payable on the Class JRP Principal Balance Certificates will be available to reimburse, or pay interest on, advances, or to pay Additional Trust Fund Expenses, that relate to any underlying mortgage loan other than that Split Mortgage Loan.

Notwithstanding the foregoing, upon a determination that a previously made advance is not recoverable out of collections on the related underlying mortgage loan, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the trustee or the special servicer, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable advance over a period of time (not to exceed 12 months without the consent of the series 2006-C6 controlling class representative), with interest thereon at the prime rate described under ‘‘—Advances—Interest on Advances’’ below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the trustee or the special servicer, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover over time an advance that is nonrecoverable on a loan-specific basis, or not to do so, benefits some classes of series 2006-C6 certificateholders to the detriment of other classes of series 2006-C6 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2006-C6 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2006-C6 certificateholders.

Interest on Advances.    Each of the master servicer, the special servicer and the trustee will be entitled to receive interest on any servicing advances and, except in the case of the special servicer, P&I advances made by it. The interest will accrue on the amount of each servicing advance and P&I advance, and compound annually, for so long as that advance is outstanding, at a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance or P&I advance will generally be payable—

•	first, out of Default Interest and late payment charges on deposit in the master servicer’s collection account that were collected on the related underlying mortgage loan during the collection period in which the advance is reimbursed, and

•	then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer’s custodial account;

except that collections on any Split Mortgage Loan that are otherwise distributable with respect to the Class JRP Principal Balance Certificates may not be used to pay interest on any advance other than advances made with respect to that Split Mortgage Loan.

Any delay between a sub-servicer’s receipt of a late collection of any monthly debt service or other payment as to which an advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer, the trustee or the special servicer, as the case may be, on that advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on any outstanding advance will result in a reduction in amounts payable on one or more classes of the series 2006-C6 certificates.

The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders

Series 2006-C6 Controlling Class.    As of any date of determination, the controlling class of series 2006-C6 certificateholders will be the holders of the most subordinate class of series 2006-C6 principal balance certificates, other than the Class JRP Principal Balance Certificates, then outstanding that has a total principal balance that is at least equal to 25% of that class’s original total principal balance. However, if no class of series 2006-C6 principal balance certificates, exclusive of the Class JRP Principal Balance Certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2006-C6 certificateholders will be the holders of the most subordinate class of series 2006-C6 principal balance certificates, other than the Class JRP Principal Balance Certificates, then outstanding that has a total principal balance greater than zero. For purposes of the foregoing, whether a class of series 2006-C6 principal balance certificates is more subordinate than another such class will be based on the payment priority described under ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this prospectus supplement. The class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates will be treated as one class for purposes of determining, and exercising the rights of, the controlling class of series 2006-C6 certificates. For clarification, the controlling class of series 2006-C6 certificateholders will in no event be the holders of the class X-CL, X-CP, R-I, R-II, R-III or R-LR certificates, which do not have principal balances.

Selection of the Series 2006-C6 Controlling Class Representative.    The series 2006-C6 pooling and servicing agreement permits the holder or holders of series 2006-C6 certificates representing a majority of the voting rights allocated to the series 2006-C6 controlling class to select a representative with the rights and powers described below in this ‘‘—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ section and elsewhere in this prospectus supplement. In addition, if the series 2006-C6 controlling class is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, those beneficial owners entitled to a majority of the voting rights allocated to the series 2006-C6 controlling class will be entitled to directly select a controlling class representative. Notwithstanding the foregoing, until a series 2006-C6 controlling class representative is so selected in accordance with the preceding two sentences, or after receipt of a notice from the holders—or, if applicable, the beneficial owners—of series 2006-C6 certificates representing a majority of the voting rights allocated to the series 2006-C6 controlling class that a series 2006-C6 controlling class representative is no longer designated, any party identified to the trustee as beneficially owning more than 50% of the aggregate principal balance of the series 2006-C6 controlling class certificates will be the series 2006-C6 controlling class representative.

If the series 2006-C6 controlling class of certificates is held in book-entry form, then costs incurred in determining the identity of the series 2006-C6 controlling class representative may be an expense of the trust.

Designation of the Loan Combination Controlling Parties.    The Co-Lender Agreement for each Loan Combination provides for, or allows for, one or more particular holders of the mortgage loans comprising that Loan Combination or its or their designee or designees (as to that Loan Combination, the ‘‘Loan Combination Controlling Party’’) to provide advice and direction to the master servicer and/or the special servicer (or, with respect to an Outside Serviced Loan Combination, to provide advice and direction to the master servicer and special servicer under the related governing servicing agreement) with respect to various servicing actions regarding that Loan Combination, including as described below in this ‘‘—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ section. The Loan Combination Controlling Party for each Loan Combination is identified under the subheading ‘‘—Co-Lender Agreement—Consent Rights’’ relating to such Loan Combination that appears under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement.

Rights and Powers of The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders.    The special servicer will, in general, not be permitted to take or consent to the master servicer’s taking, any of the following actions under the series 2006-C6 pooling and servicing agreement with respect to the mortgage pool (exclusive of each underlying mortgage loan that is part of a Loan Combination), as to which action the series 2006-C6 controlling class representative has objected in writing within 10 business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action—

•	any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

•	any modification, extension, amendment or waiver of a monetary term (including the timing of payments, but excluding the waiver of Default Interest and late charges) or any material non-monetary term (including any material term relating to insurance) of a specially serviced mortgage loan in the trust;

•	any proposed sale of an REO Property in the trust, other than in connection with the termination of the trust as described under ‘‘Description of the Offered Certificates—Termination’’ in this prospectus supplement, for less than an amount approximately equal to the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest) thereon, plus any related unreimbursed servicing advances thereon, plus such other items set forth in the 2006-C6 pooling and servicing agreement;

•	any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

•	any determination to bring an REO Property, or the mortgaged real property securing a specially serviced mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

•	any release of collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of, or upon satisfaction of, that mortgage loan;

•	any acceptance of substitute or additional collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of that mortgage loan;

•	any waiver of a due-on-sale or due-on-encumbrance clause with respect to an underlying mortgage loan;

•	any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan; and

•	any acceptance of a change in the related property management company for an underlying mortgage loan with a principal balance greater than a threshold specified in the series 2006-C6 pooling and servicing agreement.

provided that, if the special servicer determines that failure to take such action would violate the Servicing Standard, then the special servicer may take—or, if and to the extent applicable, consent to the master servicer’s taking—any such action without waiting for the series 2006-C6 controlling class representative’s response.

In addition, the series 2006-C6 controlling class representative may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of any specially serviced mortgage loans and REO Properties in the trust—other than any such mortgage loans that are part of, and any such REO Properties that relate to, a Loan Combination—that the series 2006-C6 controlling class representative may consider advisable or as to which provision is otherwise made in the series 2006-C6 pooling and servicing agreement.

Notwithstanding the foregoing, if the Allocated Principal Balance of the Junior Portion of any Split Mortgage Loan, net of any Appraisal Reduction Amount with respect to that Split Mortgage Loan, is equal to or greater than 25% of an amount equal to (x) the initial Allocated Principal Balance of that particular Junior Portion, minus (y) principal payments made by the related borrower on that Split Mortgage Loan and allocated to such Junior Portion, then the series 2006-C6 controlling class representative will not be entitled to exercise any of the rights and powers described above with respect to that Split Mortgage Loan and, instead, the Class JRP Representative will generally be entitled to exercise those rights and powers with respect to that Split Mortgage Loan.

Similarly, neither the special servicer nor the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2006-C6 pooling and servicing agreement) will be permitted to take (or, in case of the special servicer, if and when appropriate, to consent to the master servicer’s taking) any of the following actions (or, subject to the related Co-Lender Agreement, some subset of the following actions) under the series 2006-C6 pooling and servicing agreement with respect to a Serviced Loan Combination, as to which action the related Loan Combination Controlling Party has objected within 30 days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto:

•	any proposed foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the related mortgaged real property and the other collateral securing the subject Loan Combination if it comes into and continues in default;

•	any modification, extension, amendment or waiver of a monetary term (including the timing of payments or the maturity date and any acceleration of the loan unless such acceleration is by its terms automatic under the related loan documents) or any material non-monetary term (including a material term relating to insurance) of a mortgage loan that is part of the subject Loan Combination;

•	any proposed sale of a related REO Property or any proposed sale of the loan other than in connection with the exercise of a fair value purchase option pursuant to the pooling and servicing agreement;

•	any acceptance of a discounted payoff or the forgiveness of any interest or principal payments of a mortgage loan that is part of the subject Loan Combination;

•	any determination to bring the related mortgaged real property (including if it is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged real property;

•	any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the related loan documents, in each case if lender’s approval is required by the related loan documents;

•	any adoption or approval of a plan in bankruptcy of the related borrower or similar event in a bankruptcy or similar proceeding;

•	any release of collateral for the subject Loan Combination (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the subject Loan Combination;

•	any acceptance of substitute or additional collateral for the subject Loan Combination or any release of the borrower or any guarantor, other than in accordance with the terms thereof;

•	any waiver of or determination to enforce or not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause with respect to the subject Loan Combination;

•	any acceptance of an assumption agreement releasing the related borrower from liability under the subject Loan Combination;

•	any approval of annual budgets, business plans, major leases, modifications to or terminations of major leases or a material capital expenditure, if lender’s approval is required by the related loan documents;

•	any replacement of the property manager or any proposed termination or material modification of the property management agreement, if lender’s approval is required by the related loan documents;

•	any approval of the transfer of the related mortgaged real property or interests in the related borrower or the incurrence of additional indebtedness secured by the related mortgaged real property or any mezzanine financing by any beneficial owner of the borrower, if lender’s approval is required by the related loan documents;

•	any modification to a ground lease or certain designated space leases;

•	any determination to apply casualty proceeds or condemnation awards toward repayment of a mortgage loan that is part of the subject Loan Combination rather than toward restoration of the related mortgaged real property;

•	any release, waiver or reduction of the amounts of escrows or reserves not expressly required by the terms of the related loan documents or under applicable law;

•	the subordination of any lien created pursuant to the terms of the related loan documents;

•	any material alteration to the related mortgaged real property, to the extent the lender has approval rights with respect to such item in the related loan documents;

•	any proposed amendment to any single purpose entity provision of the related loan documents;

•	any determination by the master servicer that a Servicing Transfer Event that is based on imminent default has occurred with respect to a mortgage loan that is part of the subject Loan Combination; and

•	any proposed sale of the related mortgaged real property for less than the unpaid principal amount of the underlying mortgage loan that is part of the subject Loan Combination, accrued and unpaid interest thereon, all amounts required to be paid or reimbursed to the master servicer, special servicer and trustee under the series 2006-C6 pooling and servicing agreement and any unreimbursed realized losses allocated to the underlying mortgage loan that is part of the subject Loan Combination;

provided that, if the special servicer or the master servicer, as applicable, determines that immediate action is necessary to protect the interests of the series 2006-C6 certificateholders and the related Serviced Non-Trust Loan Noteholder(s), as a collective whole, then the special servicer or the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2006-C6 pooling and servicing agreement), as applicable, may take (or, in the case of the special servicer, if and to the extent applicable, consent to the master servicer’s taking) any such action without waiting for the related Loan Combination Controlling Party’s response.

In addition, the related Loan Combination Controlling Party may direct the special servicer and/or the master servicer, as applicable, to take, or refrain from taking, any actions with respect to a Serviced Loan Combination that such Loan Combination Controlling Party may consider consistent with the related Co-Lender Agreement or as to which provision is otherwise made in the related Co-Lender Agreement.

Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2006-C6 controlling class representative, by the Class JRP Representative or by the Loan Combination Controlling Party for any Serviced Loan Combination, as contemplated by any of the foregoing paragraphs in this ‘‘—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders—Rights and Powers of The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ subsection, may require or cause the special servicer or master servicer, as applicable, to violate (a) any other provision of the series 2006-C6 pooling and servicing agreement described in this prospectus supplement or the accompanying base prospectus, including the obligation of that servicer to act in accordance with the Servicing Standard, (b) the related mortgage loan documents, including any applicable co-lender and/or intercreditor agreements, or (c) applicable law, including the REMIC provisions of the Internal Revenue Code; and that servicer is to ignore any such advice, direction or objection that would cause such a violation. Also notwithstanding the foregoing, in the case of the 1211 Avenue of the Americas Loan Combination, if the holders of the 1211 Avenue of the Americas Mortgage Loan and the 1211 Avenue of the Americas Non-Trust Loan—or their respective representatives—have not, within the requisite time period provided for in the related Co-Lender Agreement, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the special servicer or master servicer, as applicable, will implement the servicing action that it deems to be in accordance with the Servicing Standard, and the decision of the special servicer or the master servicer, as applicable, will be binding on all such parties.

Furthermore, the special servicer will not be obligated to seek approval from the series 2006-C6 controlling class representative, the Class JRP Representative or the related Loan Combination Controlling Party for the Serviced Loan Combination, as applicable, for any actions to be taken by the special servicer with respect to the workout or liquidation of any particular specially serviced mortgage loan in the trust or any Loan Combination that is being specially serviced if—

•	the special servicer has, as described above, notified the series 2006-C6 controlling class representative, the Class JRP Representative or the related Loan Combination Controlling Party, as the case may be, in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan or that Loan Combination, and

•	for 60 days following the first of those notices, the series 2006-C6 controlling class representative, the Class JRP Representative or the related Loan Combination Controlling Party, as the case may be, has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

With respect to the Reckson Portfolio I Loan Combination, the provisions of the series 2005-C7 pooling and servicing agreement and the Reckson Portfolio I Co-Lender Agreement relating to the rights and powers of the related Loan Combination Controlling Party are similar but not identical to those described above with respect to the Serviced Loan Combinations in this ‘‘—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders — Rights and Powers of The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ section.

Limitation on Liability of The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders.    The series 2006-C6 controlling class representative will not be liable to the trust or the series 2006-C6 certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; except that the series 2006-C6 controlling class representative will not be protected against any liability to a series 2006-C6 controlling class certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2006-C6 certificateholder acknowledges and agrees, by its acceptance of its series 2006-C6 certificates, that:

•	the series 2006-C6 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2006-C6 certificates;

•	the series 2006-C6 controlling class representative may act solely in the interests of the holders of the series 2006-C6 controlling class;

•	the series 2006-C6 controlling class representative does not have any duties or liability to the holders of any class of series 2006-C6 certificates other than the series 2006-C6 controlling class;

•	the series 2006-C6 controlling class representative may take actions that favor the interests of the holders of the series 2006-C6 controlling class over the interests of the holders of one or more other classes of series 2006-C6 certificates;

•	the series 2006-C6 controlling class representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the holders of the series 2006-C6 controlling class; and

•	the series 2006-C6 controlling class representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2006-C6 controlling class, and no series 2006-C6 certificateholder may take any action whatsoever against the series 2006-C6 controlling class representative for having so acted.

A Serviced Non-Trust Loan Noteholder or its designee and the Class JRP Representative, in connection with exercising the rights and powers described under ‘‘—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders—Rights and Powers of The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ above with respect to a Loan Combination or a Split Mortgage Loan, as applicable, will be entitled to substantially the same limitations on liability to which the series 2006-C6 controlling class representative is entitled.

Additional Rights of the Class JRP Representative; Right to Purchase and Right to Cure Defaults.

Right to Purchase.    The Class JRP Representative, with respect to each of the Split Mortgage Loans, will have the right, under certain circumstances following the occurrence and during the continuation of certain specified monetary defaults on the subject Split Mortgage Loan, and after the subject Split Mortgage Loan has become a specially serviced mortgage loan, to purchase that Split Mortgage Loan in whole, but not in part, at a purchase price generally equal to the unpaid principal balance of that Split Mortgage Loan, together with all accrued unpaid interest thereon at the related mortgage interest rate and any servicing compensation, servicing advances and interest on advances payable or reimbursable to any party to the series 2006-C6 pooling and servicing agreement pursuant thereto.

Right to Cure.    The Class JRP Representative has the right, with respect to each of the Split Mortgage Loans, to cure (a) a default in the payment of a scheduled payment within five days from the receipt of notice of that default, (b) any other default susceptible to cure by the payment of money within 10 business days from the receipt of notice of that default and (c) a non-monetary default within 30 days from the receipt of notice of that default; provided that, as to each such Split Mortgage Loan, (x) no more than three consecutive cures of defaulted scheduled payments are permitted, and (y) no more than eight total cures over the term of the subject Split Mortgage Loan are permitted.

Reckson Portfolio I Loan Combination Purchase Option and Cure Rights

Right to Purchase.    The series 2006-C6 controlling class representative will be entitled to purchase (solely for its own account and not on behalf of, or with funds from, the trust) each of the Reckson Portfolio I Senior Non-Trust Loans (together only), if and for so long as the Reckson Portfolio I Loan Combination is specially serviced and, further, upon any monthly debt service payment with respect to that Loan Combination becoming at least 60 days delinquent, as and under the circumstances further described under ‘‘Description of the Mortgage Pool—Loan Combinations—The Reckson Portfolio I Loan Combination — Co-Lender Agreement — Purchase Option’’ in this prospectus supplement.

Right to Cure.    The series 2006-C6 controlling class representative will have an assignable right, but not the obligation, to cure (solely with funds from its own account and not on behalf of, or with funds from, the trust) a monetary default or a default susceptible to cure by the payment of money that is not cured within the applicable grace period, with respect to the both of the Reckson Portfolio I Senior Non-Trust Loans, as and under the circumstances further described under ‘‘Description of the Mortgage Pool—Loan Combinations—The Reckson Portfolio I Loan Combination—Co-Lender Agreement—Cure Rights’’ in this prospectus supplement.

Replacement of the Special Servicer

Subject to the discussion below in this ‘‘—Replacement of the Special Servicer’’ section, series 2006-C6 certificateholders entitled to a majority of the voting rights allocated to the series 2006-C6 controlling class may—

•	terminate an existing special servicer with or without cause, and

•	appoint a successor to any special servicer that has resigned or been terminated.

Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of—

1.	written confirmation from each of S&P and Moody’s that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to any class of the series 2006-C6 certificates, and

2.	the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2006-C6 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2006-C6 pooling and servicing agreement against the proposed special servicer.

In connection with the foregoing right of the series 2006-C6 certificateholders entitled to a majority of the voting rights allocated to the series 2006-C6 controlling class to replace the special servicer, those series 2006-C6 certificateholders may be required to consult with one or more of the related Serviced Non-Trust Loan Noteholders with respect to each Loan Combination prior to appointing a replacement special servicer; provided that those series 2006-C6 certificateholders may, in their sole discretion, reject any advice provided by any such Serviced Non-Trust Loan Noteholder.

If the controlling class of series 2006-C6 certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, then the beneficial owners entitled to a majority of the voting rights allocated to the series 2006-C6 controlling class will be entitled to directly replace an existing special servicer and appoint a successor, in the manner described above.

If the special servicer is terminated or replaced or resigns, the outgoing special servicer will be required to cooperate with the trustee and the replacement special servicer in effecting the termination of the outgoing special servicer’s responsibilities and rights under the series 2006-C6 pooling and servicing agreement, including the transfer within two business days to the replacement special servicer for administration by it of all cash amounts that are at the time credited or should have been credited by the outgoing special servicer to a custodial account, a servicing account, a reserve account or an REO account or should have been delivered to the master servicer or that are thereafter received with respect to specially serviced mortgage loans and administered REO Properties. The trustee is required to notify the other parties to the series 2006-C6 pooling and servicing agreement, the certificateholders and the Serviced Non-Trust Loan Noteholders of any termination of the special servicer and appointment of a new special servicer.

Any costs and expenses incurred in connection with the removal of a special servicer (without cause) and the appointment of a successor thereto, as described above, that are not paid by the replacement special servicer will be payable by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 2006-C6 controlling class. Any costs and expenses incurred in connection with the removal of a special servicer (with cause) and appointment of a successor thereto, as described above, will be payable by the terminated special servicer and, if not paid by the terminated special servicer, will constitute an Additional Trust Fund Expense.

The series 2006-C6 controlling class representative will, subject to the conditions set forth below in this paragraph, have a similar right to terminate, appoint or replace the special servicer responsible with respect to the Reckson Portfolio I Loan Combination. If and for so long as the holder of the Reckson Portfolio I Subordinate Tranche Mortgage Loan is the related Loan Combination Controlling Party, (i) the series 2006-C6 controlling class representative (as designee of the related Loan Combination Controlling Party) may terminate an existing series 2005-C7 special servicer under the series 2005-C7 pooling and servicing agreement with respect to, but solely with respect to, the Reckson Portfolio I Loan Combination, with or without cause, and appoint a successor to any such special servicer with respect to, but solely with respect to, the Reckson Portfolio I Loan Combination that has resigned or been terminated, subject to receipt by the series 2005-C7 trustee of items similar to those described in clauses (1) and (2) of the second paragraph under this ‘‘—Replacement of the Special Servicer’’ section, and (ii) the majority holders of the series 2005-C7 controlling class certificates cannot terminate a special servicer appointed by the related Loan Combination Controlling Party with respect to the Reckson Portfolio I Loan Combination, without cause.

The series 2006-C6 controlling class representative will be entitled to exercise such rights as the trust, as holder of the 1155 Avenue of the Americas Mortgage Loan, may have, in conjunction with one or more related Non-Trust Loan Noteholders, to terminate the special servicer for the 1155 Avenue of the Americas Loan Combination.

With respect to each Split Mortgage Loan, if and for so long as the Allocated Principal Balance of the related Junior Portion thereof, net of any Appraisal Reduction Amount with respect to that Split Mortgage Loan, is equal to or greater than 25% of an amount equal to (x) the initial Allocated Principal Balance of that particular Junior Portion, minus (y) principal payments made by the related borrower on that Split Mortgage Loan and allocated to such Junior Portion, then:

•	the Class JRP Representative may terminate an existing special servicer with respect to, but solely with respect to, that Split Mortgage Loan, with or without cause, and appoint a successor to any such special servicer with respect to, but solely with respect to, that Split Mortgage Loan that has resigned or been terminated, subject to receipt by the trustee of the items described in clauses (1) and (2) of the second paragraph under this ‘‘—Replacement of the Special Servicer’’ section; and

•	the majority holders of the series 2006-C6 controlling class certificates cannot terminate a special servicer appointed by the Class JRP Representative with respect to that Split Mortgage Loan, without cause.

If the special servicer for any Split Mortgage Loan is different from the special servicer for the rest of the mortgage loans serviced under the series 2006-C6 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this prospectus supplement and the accompanying base prospectus are intended to mean the applicable special servicer or all special servicers together, as appropriate in light of the circumstances.

Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions

Subject to the discussion under ‘‘—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ above, the special servicer, in accordance with the series 2006-C6 pooling and servicing agreement, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) and any Serviced Non-Trust Loan may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, subject to the related loan documents and applicable law, the special servicer may not waive its rights or grant its consent under any such due-on-sale or due-on-encumbrance clause, unless either (a) written confirmation has been received from each of S&P and Moody’s that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of series 2006-C6 certificates, or (b) such confirmation of ratings is not necessary because of the satisfaction of such criteria, including the size of the subject mortgage loan being below any minimum threshold, as may be established by those rating agencies and set forth in the series 2006-C6 pooling and servicing agreement.

Notwithstanding the foregoing, with respect to an Outside Serviced Trust Mortgage Loan, the master servicer and special servicer for the related Outside Serviced Loan Combination will be responsible for enforcing or waiving the mortgagee’s rights under any due-on-encumbrance or due-on-sale clause in a manner consistent with that described above.

Modifications, Waivers, Amendments and Consents

In general, except as described below and in certain other limited matters, the master servicer will not be permitted to agree to waive, modify or amend any term of any underlying mortgage loan or Serviced Non-Trust Loan. The special servicer, subject to the limitations described below in this ‘‘—Modifications, Waivers, Amendments and Consents’’ section, will generally be responsible for any material waivers, modifications or amendments of any mortgage loan documents for the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) and the Serviced Non-Trust Loans.

The series 2006-C6 pooling and servicing agreement will generally provide that, with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan) that is not specially serviced, subject to the rights of the special servicer and the discussion under ‘‘—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Non-Trust Loan Noteholders’’ above, and further subject to obtaining any rating confirmations required under the series 2006-C6 pooling and servicing agreement, the master servicer will be responsible for any request by a borrower for lender consent to certain modifications, waivers or amendments, as specified in the series 2006-C6 pooling and servicing agreement, including, without limitation—

•	approving routine leasing activity, including any subordination, standstill and attornment agreements, with respect to any lease for less than the lesser of 20,000 square feet and 20% of the related mortgaged real property,

•	approving a change of the property manager at the request of the related borrower, provided that (A) the successor property manager is not affiliated with the related borrower and is a nationally or regionally recognized manager of similar properties, (B) the mortgage loan does not have an outstanding principal balance in excess of $5,000,000 and (C) the related mortgaged real property does not secure a Loan Combination,

•	approving any waiver affecting the timing of receipt of financial statements from the related borrower, provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter,

•	approving annual budgets for the related mortgaged real property, provided, that no such budget (A) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (B) provides for the payment of any material expenses to any affiliate of the related borrower other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the cut-off date,

•	subject to the restrictions set forth in the series 2006-C6 pooling and servicing agreement regarding principal prepayments, waiving any provision of the mortgage loan requiring a specified number of days notice prior to a principal prepayment,

•	approving modifications, consents or waivers (subject to certain limitations) in connection with a defeasance permitted by the terms of the mortgage loan if the master servicer receives an opinion of independent counsel generally to the effect that such modification, waiver or consent would not cause any REMIC created under the series 2006-C6 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code or result in a tax on ‘‘prohibited transaction’’ being imposed on the trust assets, and

•	consent to subject the related mortgaged real property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the mortgage loan to such easement or right-of way provided the master servicer has determined in accordance with the Servicing Standard that such easement or right-of-way does not materially interfere with the then-current use of the related mortgaged real property, or the security intended to be provided by the related mortgage instrument, the related borrower’s ability to repay the mortgage loan, or materially or adversely affect the value of the related mortgaged real property or cause the mortgage loan to cease to be a ‘‘qualified mortgage’’ for REMIC purposes;

provided that—

1.	any such modification, waiver or amendment would not in any way affect a payment term (including, subject to certain exceptions, a waiver of the payment of assumption fees) of the mortgage loan, other than in the case of a waiver of the payment of late payment charges and/or Default Interest,

2.	agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard,

3.	agreeing to such modification, waiver or amendment will not violate the terms, provisions or limitations of the series 2006-C6 pooling and servicing agreement, and

4.	any such modification, waiver or amendment does not materially violate the terms, conditions and limitations set forth in the series 2006-C6 pooling and servicing agreement relating to the enforcement of the mortgagee’s rights in connection with any transfer of the related mortgaged real property or interests in the related borrower or the incurrence of additional indebtedness secured by the related mortgaged real property or any mezzanine financing by any beneficial owner of the related borrower, if applicable.

With respect to any action proposed to be taken by the master servicer under the preceding paragraph where any thresholds in the bullets of the preceding paragraph are exceeded, or which cannot be taken by the master servicer by reason of any of provisos (1) to (4) set out in the preceding paragraph, such action may only be taken by the special servicer, if and to the extent permitted by the series 2006-C6 pooling and servicing agreement. Without limiting the generality of the foregoing, any request for disbursement or funding to a related borrower of previously unfunded, escrowed or otherwise reserved portions of the loan proceeds of any mortgage loan must be submitted to the special servicer for approval.

Furthermore, none of the trustee, the master servicer or the special servicer, as applicable, may give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if the related mortgaged real property is a hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any mortgaged real property that secures a mortgage loan in the trust with an unpaid principal balance that is at least equal to the lesser of $20,000,000 and 2% of the then aggregate principal balance of the mortgage pool, unless: (1) the mortgagee is not given discretion under the terms of the related mortgage loan to withhold its consent; or (2) it has received prior written confirmation from each of S&P and Moody’s that such action will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of the series 2006-C6 certificates.

The series 2006-C6 pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term of any mortgage loan serviced thereunder if that modification, extension, waiver or amendment:

•	is consistent with the Servicing Standard, and

•	except under the circumstances described below or as otherwise described under ‘‘—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions’’ above and/or ‘‘—Maintenance of Insurance’’ below, will not—

1.	affect the amount or timing of any scheduled payments of principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default Interest and, with some limitations, other amounts constituting additional servicing compensation, payable under the mortgage loan,

2.	affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period,

3.	except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

4.	in the special servicer’s judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under ‘‘—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ above, the special servicer may—

•	reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge,

•	reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

•	forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

•	accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

•	subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that—

1.	the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

2.	in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2006-C6 certificateholders (or, if a Serviced Loan Combination is involved, to the series 2006-C6 certificateholders and the related Serviced Non-Trust Loan Noteholder(s)), as a collective whole, on a present value basis,

3.	that modification, extension, waiver or amendment does not result in a tax on ‘‘prohibited transactions’’ or ‘‘contributions’’ being imposed on the trust after the startup day under the REMIC provisions of the Internal Revenue Code or cause any REMIC or grantor trust created pursuant to the series 2006-C6 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code, and

4.	the subject mortgage loan is not an Outside Serviced Trust Mortgage Loan.

In no event, however, will the special servicer be permitted to:

•	extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final distribution date;

•	extend the maturity date of a mortgage loan for more than five years beyond its original maturity date; or

•	if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Loan Combination will be required to be structured so as to be reasonably consistent with the allocation and payment priorities in the related loan documents and the related co-lender or similar agreement, such that neither the trust as holder of the subject underlying mortgage loan, on the one hand, nor the related Serviced Non-Trust Loan Noteholder, on the other hand, gains a priority over the other that is not reflected in the related loan documents and the related Co-Lender Agreement.

The special servicer and master servicer will each be required to notify the trustee of any modification, waiver or amendment of any term of any underlying mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, waiver or amendment promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this prospectus supplement.

Notwithstanding the foregoing, the master servicer and special servicer for the Series 2005-C7 Securitization will be responsible for entering into any modifications or amendments and for granting any waivers or consents with respect to the Reckson Portfolio I Loan Combination, under terms and conditions similar to those described above in this ‘‘—Modifications, Waivers, Amendments and Consents’’ section. Any modification, waiver or amendment of the payment terms of the Reckson Portfolio I Loan Combination will be structured so as to be consistent with the allocation and payment priorities set forth in the related loan documents and the Reckson Portfolio I Co-Lender Agreement, such that no holder of a mortgage loan comprising the Reckson Portfolio I Loan Combination will gain a priority over any other such holder with respect to any payment, which priority is not reflected in the related loan documents and the Reckson Portfolio I Co-Lender Agreement. In that regard, pursuant to the series 2005-C7 pooling and servicing agreement, taking into account the subordinate position of the Reckson Portfolio I Subordinate Tranche Mortgage Loan:

•	no waiver, reduction or deferral of any amounts due on either of the Reckson Portfolio I Senior Non-Trust Loans will be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the Reckson Portfolio I Subordinate Tranche Mortgage Loan; and

•	no reduction of the mortgage interest rate of either of the Reckson Portfolio I Senior Non-Trust Loans may be effected prior to the reduction of the mortgage interest rate of the Reckson Portfolio I Subordinate Tranche Mortgage Loan, to the fullest extent possible.

Notwithstanding the foregoing, the master servicer and/or the special servicer under the servicing agreement that relates solely to the 1155 Avenue of the Americas Loan Combination will be responsible for entering into any modifications or amendments and for granting any waivers or consents with respect to the 1155 Avenue of the Americas Loan Combination, under the terms and conditions described under ‘‘Description of the Mortgage Pool—Loan Combinations—The 1155 Avenue of the Americas Loan Combination—Co-Lender Agreement—Consent’’ and ‘‘Servicing of 1155 Avenue of the Americas Loan Combination’’ in this prospectus supplement.

Defense of Litigation

The series 2006-C6 pooling and servicing agreement will provide that the special servicer will (1) direct, manage, prosecute and/or defend any action brought by a borrower against the trust and/or the special servicer and (2) represent the interests of the trust in any litigation relating to the rights and obligations of the borrower or mortgagee, or the enforcement of the obligations of a borrower, under the loan documents for any underlying mortgage loan (‘‘Trust-Related Litigation’’).

To the extent the master servicer is named in Trust-Related Litigation, and the trust or special servicer is not named, in order to effectuate the role of the special servicer as contemplated by the prior paragraph, the master servicer must (1) notify the special servicer of such Trust-Related Litigation within ten days of the master servicer receiving notice of such Trust-Related Litigation; (2) provide monthly status reports to the special servicer, regarding such Trust-Related Litigation; (3) seek to have the trust replace the master servicer as the appropriate party to the lawsuit; and (4) so long as the master servicer remains a party to the lawsuit, consult with and act at the direction of the special servicer with respect to decisions and resolutions related to the interests of the trust in such Trust-Related Litigation, including but not limited to the selection of counsel, provided however, if there are claims against the master servicer and the master servicer has not determined that separate counsel is required for such claims, such counsel shall be reasonably acceptable to the master servicer.

Notwithstanding the right of the special servicer to represent the interests of the trust in Trust-Related Litigation, and subject to the rights of the special servicer to direct the master servicer’s actions as described in the next paragraph, the master servicer will retain the right to make determinations relating to claims against the master servicer, including but not limited to the right to engage separate counsel in the master servicer’s reasonable discretion, the cost of which shall be subject to indemnification out of trust assets. Further, the master servicer will not be required to take or fail to take any action which, in the master servicer’s good faith and reasonable judgment, may (1) result in an adverse REMIC event or adverse grantor trust event with respect to the trust or (2) subject the master servicer to liability or materially expand the scope of the master servicer’s obligations under the series 2006-C6 pooling and servicing agreement.

Notwithstanding any right of the master servicer to make determinations relating to claims against it, the special servicer will have the right at any time to (1) direct the master servicer to settle any claims brought against the trust, including claims asserted against the master servicer (whether or not the trust or the special servicer is named in any such claims or Trust-Related Litigation) and (2) otherwise reasonably direct the actions of the master servicer relating to claims against the master servicer (whether or not the trust or the special servicer is named in any such claims or Trust-Related Litigation), provided in either case that (a) such settlement or other direction does not require any admission, or is not likely to result in a finding of liability or wrongdoing on the part of the master servicer, (b) the cost of such settlement or any resulting judgment is and will be paid by the trust, (c) the master servicer is and will be indemnified out of trust assets for all costs and expenses of the master servicer incurred in defending and settling the Trust-Related Litigation and for any judgment, (d) any such action taken by the master servicer at the direction of the special servicer will be deemed, as to the master servicer, to be in compliance with the Servicing Standard and (e) the special servicer provides the master servicer with assurance reasonably satisfactory to the master servicer as to the items in clauses (a), (b) and (c).

In the event both the master servicer and the special servicer or trust are named in litigation, the master servicer and the special servicer must cooperate with each other to afford the master servicer and the special servicer the rights afforded to such party as described in this ‘‘—Defense of Litigation’’ section.

The discussion in this ‘‘—Defense of Litigation’’ section will not apply in the event the special servicer authorizes the master servicer, and the master servicer agrees (both authority and agreement to be in writing), to make certain decisions or control certain Trust-Related Litigation on behalf of the trust.

Notwithstanding the foregoing, (a) in the event that any action, suit, litigation or proceeding names the trustee in its individual capacity, or in the event that any judgment is rendered against the trustee in its individual capacity, the trustee, upon prior written notice to the master servicer or the special servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests; provided that the master servicer or special servicer, as applicable, will retain the right to manage and direct any such action, suit, litigation or proceeding; (b) in the event of any action, suit, litigation or proceeding other than an action, suit, litigation or proceeding, relating to the enforcement of the obligations of a borrower under the related loan documents, neither the master servicer nor the special servicer may, without the prior written consent of the trustee, (i) initiate any action, suit, litigation or proceeding in the name of the trustee, whether in such capacity or individually, (ii) engage counsel to represent the trustee, or (iii) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with intent to cause, and that actually causes, the trustee to be registered to do business in any state; and (c) in the event that any court finds that the trustee is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from the series 2006-C6 pooling and servicing agreement or any mortgage loan, the trustee will have the right to retain counsel and appear in any such proceedings on its own behalf in order to protect and represent its interests, whether as trustee or individually; provided that the master servicer or the special servicer, as applicable, will retain the right to manage and direct any such action, suit, litigation or proceeding.

Required Appraisals

Within a specified number of days after the date on which any Appraisal Trigger Event has occurred with respect to any of the underlying mortgage loans (other than the Reckson Portfolio I Subordinate Tranche Mortgage Loan), the special servicer (or, in the case of the 1155 Avenue of the Americas Mortgage Loan, the master servicer) must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged real property, from an independent appraiser meeting the qualifications imposed in the series 2006-C6 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal. Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged real property, assuming there is more than one mortgaged real property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged real property instead of obtaining an appraisal.

As a result of any appraisal or other valuation, the special servicer or master servicer, as applicable, may determine that an Appraisal Reduction Amount exists with respect to the subject mortgage loan or, if applicable, the subject Loan Combination. An Appraisal Reduction Amount is relevant to, among other things: (a) the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan; and (b) in the case of a Split Mortgage Loan, the determination of whether the series 2006-C6 controlling class representative or the Class JRP Representative has servicing consent rights. See ‘‘Description of the Series 2006-C6 Pooling and Servicing Agreement—Advances—Advances of Delinquent Monthly Debt Service Payments’’ and ‘‘—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ above. The Appraisal Reduction Amount for any mortgage loan or Loan Combination serviced under the series 2006-C6 pooling and servicing agreement, and for the 1155 Avenue of the Americas Mortgage Loan, will be determined following either—

•	the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

•	the receipt of a new appraisal or estimate, if one is required and obtained,

and on a monthly basis thereafter until satisfaction of the conditions described in the bullets to the next paragraph.

If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust (other than the Reckson Portfolio I Subordinate Tranche Mortgage Loan), then the special servicer or master servicer, as applicable, will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer or master servicer, as applicable, is to redetermine and report to the trustee and, if applicable, the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when—

•	if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under ‘‘—General’’ above,

•	the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

•	no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the request of the special servicer (if applicable) and will be reimbursable to the master servicer as a servicing advance.

At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (other than the Reckson Portfolio I Subordinate Tranche Mortgage Loan) or, if applicable, any Loan Combination, the series 2006-C6 controlling class representative, the related Class JRP Representative or the related Loan Combination Controlling Party, as applicable, under the series 2006-C6 pooling and servicing agreement, will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal reasonably satisfactory to the special servicer. Upon request of the series 2006-C6 controlling class representative, the Class JRP Representative or the related Loan Combination Controlling Party, as the case may be, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

Subject to the Servicing Standard, the special servicer will be permitted, but not obligated, to adjust downward (but not upward) the value of any mortgaged real property as reflected in an appraisal obtained by it.

Notwithstanding the foregoing, any Appraisal Reduction Amounts with respect to the Reckson Portfolio I Loan Combination will be determined based upon appraisals obtained in accordance with the series 2005-C7 pooling and servicing agreement, on terms similar to those described above, and each such determination will affect the amount of any advances of delinquent interest required to be made on the Reckson Portfolio I Subordinate Tranche Mortgage Loan and may affect the identity of the related Loan Combination Controlling Party.

Maintenance of Insurance

The series 2006-C6 pooling and servicing agreement will require the master servicer to use reasonable efforts, consistent with the Servicing Standard, to cause to be maintained for each mortgaged real property (other than a mortgaged real property with respect to an Outside Serviced Loan Combination) that is not an REO Property all insurance coverage as is required under the related underlying mortgage loan. In addition, the master servicer will generally be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain, but only to the extent that (a) the trust has an insurable interest and (b) the subject insurance is available at a commercially reasonable rate.

Notwithstanding the foregoing, neither the master servicer nor the special servicer, as applicable, will be required to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan, in the event that the special servicer determines that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate.

The related Loan Combination Controlling Party, in the case of a mortgaged real property that secures a Serviced Loan Combination, the Class JRP Representative, in the case of a mortgaged real property that secures a Split Mortgage Loan (for so long as the Class JRP Representative is entitled to exercise servicing consent rights with respect to that Split Mortgage Loan), or the series 2006-C6 controlling class representative, otherwise, may request that earthquake insurance be secured for one or more mortgaged real properties by the related borrower, to the extent that (a) insurance may be obtained at a commercially reasonable price and (b) the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee’s request.

The series 2006-C6 pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property (other than an REO Property relating to an Outside Serviced Loan Combination) no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located, except that in the case of insurance coverage for acts of terrorism, the special servicer may be required to obtain that insurance at rates that may not be considered commercially reasonable.

If either the master servicer or the special servicer obtains and maintains a blanket policy or master force placed policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the series 2006-C6 pooling and servicing agreement, then, to the extent such policy—

•	is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the series 2006-C6 pooling and servicing agreement, and

•	provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. That blanket policy or master force placed policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or REO Property an individual hazard insurance policy complying with the requirements described above in this ‘‘—Maintenance of Insurance’’ section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer’s custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy or master force placed policy because of the deductible clause in the blanket policy or master force placed policy.

In the case of the Reckson Portfolio I Loan Combination, the master servicer and/or the special servicer under the series 2005-C7 pooling and servicing agreement will be responsible for causing the related borrower to maintain insurance on the related mortgaged real property on substantially similar terms to those described above. In the case of the 1155 Avenue of the Americas Loan Combination, the master servicer and/or the special servicer under the governing servicing agreement for the 1155 Avenue of the Americas Loan Combination will be responsible for causing the related borrower to maintain insurance on the related mortgaged real property on substantially similar terms to those described above.

Fair Value Option

Any single certificateholder or group of certificateholders with a majority interest in the series 2006-C6 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust (including, if applicable, an Outside Serviced Trust Mortgage Loan) as to which a material default exists, at a price generally equal to the sum of—

•	the outstanding principal balance of that mortgage loan,

•	all accrued and unpaid interest on that mortgage loan, other than Default Interest,

•	all unreimbursed servicing advances with respect to that mortgage loan,

•	all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, and

•	any other amounts payable under the series 2006-C6 pooling and servicing agreement.

The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described above in this ‘‘—Fair Value Option’’ section, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph of this ‘‘—Fair Value Option’’ section, the special servicer is required to promptly obtain an appraisal of the related mortgaged real property by an independent appraiser unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal. Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the next to last paragraph of this ‘‘—Fair Value Option’’ section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

If the special servicer determines that it is willing, or another holder of the purchase option notifies the special servicer that it is willing, to purchase any specially serviced mortgage loan at a price equal to or above the fair value price, then the special servicer will notify all other holders of the purchase option that it has made or received, as the case may be, such a bid (without disclosing the amount of that bid). All other holders of the purchase option may submit competing bids within the ten business day period following such notice. At the conclusion of the above-described ten-business day period, the special servicer will be required, subject to the following sentence, to accept the highest bid received from any holder of the purchase option that is at least equal to the fair value price. If the special servicer accepts the bid of any holder of the purchase option, that holder of the purchase option will be required to purchase the subject specially serviced mortgage loan within ten business days of receipt of notice of the acceptance.

If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from its determination of the fair value price and thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer will be required, within 45 days, to recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates.

If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee will be required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years’ experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than (a) another holder of the purchase option, (b) the related borrower, or (c) if such assignment would violate the terms of any related co-lender, intercreditor or similar agreement, any affiliate of the related borrower; and, upon such assignment, that third party will have all of the rights that had been granted to the assignor in respect of the purchase option. That assignment will only be effective after written notice, together with a copy of the executed assignment and assumption agreement, has been delivered to the trustee, the master servicer and the special servicer.

In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the series 2006-C6 pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged real property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling that mortgage loan to a holder of the purchase option.

Notwithstanding the foregoing, with respect to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, if it becomes a specially serviced mortgage loan under the terms of the applicable servicing agreement as to which a material default exists, the fair value price described above may be calculated based upon, among other things, appraisals and other information obtained from the applicable series 2005-C7 servicers, but only to the extent such information is so obtained. If the special servicer under the series 2006-C6 pooling and servicing agreement has received insufficient information from the applicable outside servicer with respect to such Outside Serviced Trust Mortgage Loan in order to establish a fair value price, it will base such determination only on information otherwise available or easily obtainable by it, at the expense of the trust. If the special servicer determines that a fair value price cannot be established for such Outside Serviced Trust Mortgage Loan based on the information available to it, then none of the purchase option holders will be permitted to exercise the purchase option at a fair value price.

The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the special servicer has accepted a bid at the fair value price (although the purchase option will resume if the purchase is not completed within the requisite time period), (b) the subject specially serviced mortgage loan has ceased to be a specially serviced mortgage loan or is otherwise no longer in material default, (c) the related mortgaged real property has become an REO Property, (d) a final recovery determination has been made with respect to the subject specially serviced mortgage loan or (e) the subject specially serviced mortgage loan has been removed from the trust fund. Until a bid at the fair value price is accepted, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the series 2006-C6 pooling and servicing agreement and the Servicing Standard.

Notwithstanding the foregoing, any party exercising a fair value purchase option under the series 2006-C6 pooling and servicing agreement will be subject to any restrictions on transfer contained in any related co-lender or intercreditor agreement or in any related loan document.

Also notwithstanding the foregoing, with respect to the 1155 Avenue of the Americas Loan Combination, the fair value purchase option shall be as described under ‘‘Servicing of the 1155 Avenue of the Americas Loan Combination’’ in this prospectus supplement.

Realization Upon Defaulted Mortgage Loans

If a default on an underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) or Serviced Loan Combination has occurred, then, subject to the discussion under ‘‘—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ above and applicable law, the special servicer may, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), take any of the following actions:

•	institute foreclosure proceedings;

•	exercise any power of sale contained in the related mortgage instrument;

•	obtain a deed in lieu of foreclosure; or

•	otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

Notwithstanding the foregoing, the special servicer may not, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), obtain title to a mortgaged real property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged real property, if, as a result of that action, the trustee, on behalf of the series 2006-C6 certificateholders and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged real property within the meaning of CERCLA or any comparable law, unless:

•	the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged real property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

•	in the event that the determination described in the preceding bullet cannot be made, the special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2006-C6 certificateholders and, if the subject mortgaged real property secures a Loan Combination, the affected Serviced Non-Trust Loan Noteholder(s), as a collective whole, on a present value basis, to acquire title to or possession of the mortgaged real property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet.

See, however, ‘‘—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders—Rights and Powers of the Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ above.

The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this ‘‘—Realization Upon Defaulted Mortgage Loans’’ section will generally be payable directly out of the master servicer’s custodial account.

If neither of the conditions relating to environmental matters set forth in the two bullets of the second paragraph of this ‘‘—Realization Upon Defaulted Mortgage Loans’’ section has been satisfied with respect to any mortgaged real property securing a defaulted mortgage loan serviced under the series 2006-C6 pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the subject mortgaged real property. In connection with the foregoing, the special servicer may, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), but subject to the discussion under ‘‘—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders — Rights and Powers of The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ above, release all or a portion of the subject mortgaged real property from the lien of the related mortgage.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on that mortgage loan and reimbursable expenses incurred by the special servicer, the master servicer and/or any other applicable party in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of those Liquidation Proceeds to the series 2006-C6 certificateholders, for—

•	any and all amounts that represent unpaid servicing compensation with respect to the subject mortgage loan,

•	any unreimbursed servicing expenses incurred with respect to the subject mortgage loan, and

•	any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan.

In addition, amounts otherwise payable on the series 2006-C6 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

The special servicer under the applicable governing servicing agreement for each Outside Serviced Loan Combination will be responsible for realizing against the related mortgaged real property following an event of default under the related Outside Serviced Loan Combination, and assuming no alternative arrangements can be made for the resolution of that event of default. See ‘‘Servicing of the Reckson Portfolio I Loan Combination’’ and ‘‘Servicing of the 1155 Avenue of the Americas Loan Combination’’ in this prospectus supplement.

REO Properties

If title to any mortgaged real property is acquired by the special servicer on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless—

•	the IRS grants an extension of time to sell the property, or

•	the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the series 2006-C6 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

Regardless of whether the special servicer applies for or is granted an extension of time to sell the property as contemplated by the first bullet of the prior sentence or receives the opinion contemplated by the second bullet of the prior sentence, the special servicer must act in accordance with the Servicing Standard and the terms and conditions of the Pooling and Servicing Agreement to liquidate the property. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property; provided that the special servicer may not be obligated to accept the highest cash bid for the subject REO Property if, subject to the discussion under ‘‘—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ above, the special servicer determines, in accordance with the Servicing Standard, that acceptance of a lower cash bid would be in the best interests of the series 2006-C6 certificateholders (and, if the subject REO Property relates to a Loan Combination, the related Serviced Non-Trust Loan Noteholder(s)), as a collective whole. Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property.

In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

•	maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

•	would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the special servicer’s ability to sell the REO Property promptly at a fair price.

The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust’s federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of—

•	a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code, or

•	a tax on prohibited transactions under section 860F of the Internal Revenue Code.

To the extent that income the trust receives from an REO Property is subject to—

•	a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

•	a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust’s income from an REO Property would reduce the amount available for payment to the series 2006-C6 certificateholders. See ‘‘Federal Income Tax Consequences’’ in this prospectus supplement and in the accompanying base prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer’s custodial account.

Notwithstanding anything to the contrary described above, the special servicer will not have any obligations under the series 2006-C6 pooling and servicing agreement with respect to any REO Property relating to an Outside Serviced Loan Combination. If a mortgaged real property relating to an Outside Servicer Loan Combination is acquired as an REO property under the governing servicing agreement for that Loan Combination, then the special servicer under that governing servicing agreement will be required to operate, manage, lease, maintain and dispose of that property pursuant to the terms of the governing servicing agreement, which will be similar (but not identical) to those described above with respect to the special servicer under the series 2006-C6 pooling and servicing agreement and any REO Properties administered thereunder. See ‘‘Servicing of the Reckson Portfolio I Loan Combination’’ in this prospectus supplement.

Inspections; Collection of Operating Information

The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged real property as soon as practicable after the related underlying mortgage loan (other than an Outside Serviced Mortgage Loan) becomes a specially serviced mortgage loan and annually thereafter for so long as the related underlying mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer’s custodial account. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust and administered under the series 2006-C6 pooling and servicing agreement at least once per calendar year, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer’s custodial account. Beginning in 2007, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged real property securing a non-specially serviced mortgage loan—

•	at least once every two calendar years in the case of mortgaged real properties securing underlying mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

•	at least once every calendar year in the case of all other mortgaged real properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged real property if such property has been inspected by the master servicer or the special servicer in the preceding six months. Notwithstanding the foregoing, however, neither the master servicer nor the special servicer will be obligated to inspect the mortgaged real property related to an Outside Serviced Loan Combination.

The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the subject mortgaged real property and, insofar as the master servicer or the special servicer is aware thereof, that specifies the existence of any sale, transfer or abandonment of the subject mortgaged real property or any material change in its condition or value.

With respect to each Outside Serviced Loan Combination, periodic inspections of the related mortgaged real property are to be performed by the master servicer and/or special servicer under the governing servicing agreement for that Loan Combination.

The special servicer, in the case of any specially serviced mortgage loans for which it is responsible, and the master servicer, in the case of all other mortgage loans serviced under the series 2006-C6 pooling and servicing agreement, will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers required to deliver them the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged real properties other than a mortgaged real property related to an Outside Serviced Loan Combination. The special servicer will also be required to obtain operating statements and rent rolls with respect to any REO Properties held by the trust and administered under the Series 2006-C6 pooling and servicing agreement. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects, and the master servicer will be required to deliver to the trustee copies of the operating statements and rent rolls it collects or receives, in each case upon request. The master servicer or the special servicer, as applicable, will be required to prepare and, upon request, deliver to the trustee, an operating statement analysis report with respect to each mortgaged real property and REO Property (other than any mortgaged real property or REO Property related to an Outside Serviced Loan Combination) for the applicable period; provided that, in the case of a report prepared by the special servicer, such report will be delivered by the special servicer for delivery to the trustee. See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this prospectus supplement. Each of the mortgage loans in the trust requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

With respect to an Outside Serviced Trust Mortgage Loan, a servicer under the governing servicing agreement for the related Loan Combination will be responsible for collecting financial information with respect to the related mortgaged real property and will be required to deliver such information to the master servicer under the series 2006-C6 pooling and servicing agreement. Such information will be made available to the series 2006-C6 certificateholders by the trustee as provided in this prospectus supplement.

Evidence as to Compliance

No later than April 30 of each year (or March 15th of any year during which an annual report on Form 10-K under the Securities Exchange Act of 1934, as amended, is required to be filed with the SEC with respect to the trust), beginning in 2007, each of the master servicer and the special servicer (and the trustee to the extent it constitutes a servicer for the purposes of Regulation AB) must deliver or cause to be delivered, as applicable, to us and the trustee, among others:

•	a report on an assessment of compliance by it with the specified servicing criteria, signed by an authorized officer of the master servicer, the special servicer or the trustee, as the case may be, which report shall contain (a) a statement by the master servicer or the special servicer, as the case may be, of its responsibility for assessing compliance with the specified servicing criteria applicable to it, (b) a statement that the master servicer, the special servicer or the trustee, as the case may be, used the servicing criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria, (c) the master servicer’s, the special servicer’s or the trustee’s, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by the master servicer or the special servicer, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on the master servicer’s, the special servicer’s or the trustee’s, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending December 31st of the preceding calendar year; and

•	as to each annual assessment report delivered by the master servicer, the special servicer or the trustee, as the case may be, as described in the preceding bullet, a report from a registered public accounting firm—made in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board—that attests to, and reports on, the assessment made by the asserting party in such report delivered as described in the immediately preceding bullet; and

•	a statement of compliance signed by an officer of the master servicer, the special servicer or the trustee, as the case may be, to the effect that (i) a review of the activities of the master servicer, the special servicer or the trustee, as the case may be, during the preceding calendar year—or, in the case of the first such certification, during the period from the Issue Date to December 31, 2006, inclusive—and of its performance under the series 2006-C6 pooling and servicing agreement, has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the master servicer, special servicer or trustee, as the case may be, has fulfilled its obligations under the series 2006-C6 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2006-C6 certificates were outstanding (or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof).

Copies of the above-mentioned annual assessment report, annual attestation report and annual statement of compliance with respect to each of the master servicer and the special servicer will be made available to series 2006-C6 certificateholders, at their expense, upon written request to the trustee.

Accounts

General.    Apart from escrow accounts, reserve accounts and servicing accounts maintained by the master servicer on behalf of the respective borrowers and the trust, for purposes of holding escrow payments and reserve amounts, the primary transaction accounts to be established under the series 2006-C6 pooling and servicing agreement will consist of:

•	the master servicer’s custodial account;

•	each of the Loan Combination-specific accounts maintained by the master servicer, which Loan Combination-specific accounts arc comparable to the custodial account;

•	the trustee’s collection account;

•	the special servicer’s REO account; and

•	the special servicer’s loss of value reserve fund.

In general, the party maintaining the subject account will make any decisions regarding the deposit of funds therein and the transfer and/or disbursement of funds therefrom. However, those decisions may be made in response to a request by, or based upon information provided by, another party to the series 2006-C6 pooling and servicing agreement or other third party.

Collections of principal, interest and prepayment consideration on the underlying mortgage loans, exclusive of any fees or expenses payable by the trust therefrom, will be distributable to the applicable series 2006-C6 certificateholders on the distribution date relating to the collection period in which those collections were received.

There will be no independent verification of the above-referenced transaction accounts or account activity.

Custodial Account.

General.    The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. That custodial account will be maintained separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the master servicer. Payments and collections received in respect of the Serviced Non-Trust Loan will not be deposited in the custodial account.

The funds held in the master servicer’s custodial account may be held as cash or, at the master servicer’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the master servicer’s custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the series 2006-C6 pooling and servicing agreement.

Deposits.    Under the series 2006-C6 pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 2006-C6 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the Issue Date, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

•	all payments on account of principal on the underlying mortgage loans, including principal prepayments;

•	all payments on account of interest on the underlying mortgage loans, including Default Interest;

•	all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

•	all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds collected on the underlying mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer’s REO account;

•	any amounts representing a reimbursement, payment and/or contribution due and owing to the Trust from any Serviced Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

•	all remittances to the trust under the series 2005-C7 pooling and servicing agreement and/or the Reckson Portfolio I Co-Lender Agreement with respect to the Reckson Portfolio I Subordinate Tranche Mortgage Loan;

•	all remittances to the trust under the governing servicing agreement for the 1155 Avenue of the Americas Loan Combination and/or the 1155 Avenue of the Americas Co-Lender Agreement with respect to the 1155 Avenue of the Americas Mortgage Loan;

•	any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

•	all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket or master force placed insurance policy maintained by it as described under ‘‘—Maintenance of Insurance’’ above;

•	any amount required to be transferred from a loss of value reserve fund, any Loan Combination custodial account or the special servicer’s REO account;

•	any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans; and

•	insofar as they do not constitute escrow payments, any amount paid by a borrower with respect to an underlying mortgage loan specifically to cover items for which a servicing advance has been made.

Upon its receipt of any of the amounts described in the first five bullets and the last bullet of the prior paragraph with respect to any specially serviced mortgage loan in the trust (other than, if applicable, an Outside Serviced Trust Mortgage Loan), the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer’s custodial account.

The obligation of the master servicer to deposit the amounts identified in this ‘‘—Custodial Account—Deposits’’ section with respect to any Outside Serviced Trust Mortgage Loan is dependent upon its receipt of such amounts from a party responsible for servicing or administering such Outside Serviced Trust Mortgage Loan.

Notwithstanding the foregoing, amounts received on each underlying mortgage loan that is part of a Serviced Loan Combination will be deposited into a separate account maintained by the master servicer before being transferred to the master servicer’s custodial account. Each such separate account will be substantially similar to the custodial account with respect to the manner in which it is maintained and the amounts deposited therein, but will relate only to a particular Serviced Loan Combination.

Also notwithstanding the foregoing, the custodial account and each Serviced Loan Combination-specific account may, in fact, be separate sub-accounts of the same account.

Withdrawals. The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority:

1.	to remit to the trustee for deposit in the trustee’s collection account described under ‘‘—Accounts—Collection Account’’ below, on the business day preceding each distribution date, an amount (the ‘‘Master Servicer Remittance Amount’’) equal to the aggregate of all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following—

(a)	monthly debt service payments due on a due date subsequent to the end of the related collection period,

(b)	payments and other collections received after the end of the related collection period,

(c)	amounts that are payable or reimbursable from the custodial account to any person other than the series 2006-C6 certificateholders in accordance with any of clauses 3. through 22. below, and

(d)	amounts deposited in the custodial account in error;

2.	apply amounts held for future distribution on the series 2006-C6 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under ‘‘—Advances — Advances of Delinquent Monthly Debt Service Payments’’ in this prospectus supplement;

3.	to reimburse the trustee, itself or the special servicer, as applicable, for any unreimbursed advances made by that party under the series 2006-C6 pooling and servicing agreement, which reimbursement is to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

4.	to pay itself earned and unpaid master servicing fees in respect of each mortgage loan in the trust, which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject underlying mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account;

5.	to pay the special servicer, out of general collections on deposit in the custodial account, earned and unpaid special servicing fees with respect to each mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loans), that is either—

(a)	specially serviced mortgage loan, or

(b)	mortgage loan as to which the related mortgaged real property has become an REO Property;

6.	to pay the special servicer earned and unpaid workout fees and liquidation fees to which it is entitled with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan), which payment is to be made from the sources described under ‘‘—Servicing Compensation and Payment of Expenses’’ above;

7.	to reimburse the trustee, itself or the special servicer, as applicable, out of general collections on deposit in the custodial account, for any unreimbursed advance made by that party under the series 2006-C6 pooling and servicing agreement that has been determined not to be ultimately recoverable as described in clause 3. above or otherwise out of collections on the subject mortgage loan or any related REO Property;

8.	to pay the trustee, itself or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the series 2006-C6 pooling and servicing agreement, which payment is to be made out of any Default Interest and late payment charges on deposit in the custodial account that were received, during the collection period in which the advance is reimbursed, with respect to the underlying mortgage loan as to which that advance was made;

9.	to pay unpaid expenses—other than interest on advances which is covered by clauses 8. above and 10. below, and other than special servicing fees, workout fees and liquidation fees—that were incurred with respect to any underlying mortgage loan or related REO Property and that, if paid from collections on the mortgage pool other than the late payment charges and Default Interest received with respect to that mortgage loan, would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges on deposit in the custodial account that were received with respect to the underlying mortgage loan as to which the expense was incurred, to the extent such amounts have not been otherwise applied according to clause 8. above;

10.	in connection with the reimbursement of advances as described in clause 3. or 7. above or out of the trustee’s collection account, to pay the trustee, itself or the special servicer, as the case may be, out of general collections on deposit in the custodial account, any interest accrued and payable on that advance and not otherwise payable under clause 8. above;

11.	to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Additional Servicing Compensation’’ above;

12.	to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Additional Servicing Compensation’’ above;

13.	to pay, out of general collections on deposit in the custodial account, certain servicing expenses that, if advanced, would not be recoverable under clause 3. above, as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Payment of Expenses’’ above;

14.	to pay, out of general collections on deposit in the custodial account, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

15.	to pay the trustee, itself, the special servicer, us or any of their or our respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on deposit in the custodial account, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under ‘‘Description of the Governing Documents—Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us’’ and ‘‘—Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus and under ‘‘—Defense of Litigation’’ above;

16.	to pay, out of general collections on deposit in the custodial account, for the cost of an independent appraiser or other expert in real estate matters retained pursuant to the series 2006-C6 pooling and servicing agreement, to the extent that such cost is not covered by a servicing advance;

17.	in the event the master servicer determines, in accordance with the Servicing Standard, that it has received insufficient information from the master servicer or special servicer under the governing servicing agreement for an Outside Serviced Trust Mortgage Loan to make a recoverability determination with respect to required P&I advances on that mortgage loan, to pay, out of general collections on deposit in the custodial account, for costs incurred in connection with obtaining an appraisal and/or other relevant information necessary to make such determination;

18.	to pay, out of general collections on deposit in the custodial account, for the cost of certain advice of counsel and tax accountants, the fees of an independent contractor retained to manage an REO Property, the cost of various opinions of counsel, the cost of recording the series 2006-C6 pooling and servicing agreement and the cost of the trustee’s transferring mortgage files to a successor after having been terminated by series 2006-C6 certificateholders without cause, all as set forth in the series 2006-C6 pooling and servicing agreement;

19.	with respect to each mortgage loan purchased out of the trust fund, to pay to the purchaser all amounts received on that mortgage loan following the purchase that have been deposited in the custodial account;

20.	to make any required payments—other than normal monthly remittances—due under the related Co-Lender Agreement from the trust, as holder of an underlying mortgage loan that is part of a Loan Combination, including to reimburse a servicer of an Outside Serviced Loan Combination for a servicing advance that is not recoverable out of collections on that Outside Serviced Loan Combination;

21.	to reimburse the Class JRP Representative (or its designee) for cure payments on a Split Mortgage Loan;

22.	to pay any other items described in this prospectus supplement as being payable from the custodial account;

23.	to withdraw amounts deposited in the custodial account in error;

24.	to invest amounts held in the custodial account in Permitted Investments; and

25.	to clear and terminate the custodial account upon the termination of the series 2006-C6 pooling and servicing agreement.

Withdrawals from any Serviced Loan Combination-specific accounts may be made by the master servicer to make payments to the trust and the applicable Serviced Non-Trust Loan Noteholder(s) and, to the extent they relate solely to the related Loan Combination, for substantially the same purposes identified in clauses 3. through 19. and 22. through 25. of the prior paragraph.

The series 2006-C6 pooling and servicing agreement will prohibit the application of amounts received on a Serviced Non-Trust Loan to cover fees and expenses payable or reimbursable out of general collections with respect to mortgage loans and REO Properties in the trust, which fees and expenses are not related to the applicable Serviced Loan Combination. The series 2006-C6 pooling and servicing agreement will also prohibit the application of amounts received on a Split Mortgage Loan and allocable to the Junior Portion thereof to cover fees and expenses payable or reimbursable out of general collections with respect to mortgage loans and REO Properties in the trust, which fees and expenses are not related to that Split Mortgage Loan.

Only the master servicer and sub-servicers retained by it will have access to funds in the custodial account and the Serviced Loan Combination-specific accounts.

REO Account.    The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust and administered under the Series 2006-C6 pooling and servicing agreement, separate and apart from its own funds and general assets. If any such REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received by it with respect to each REO Property held by the trust and administered under the Series 2006-C6 pooling and servicing agreement. The funds held in this REO account may be held as cash or, at the discretion of the special servicer, invested in Permitted Investments. Any interest or other income earned on funds in the special servicer’s REO account will be payable to the special servicer, subject to the limitations described in the series 2006-C6 pooling and servicing agreement.

The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust and administered under the Series 2006-C6 pooling and servicing agreement, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer’s custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of—

•	any withdrawals made out of those amounts as described in the preceding sentence,

•	any portion of those amounts that may be retained as reserves as described in the next paragraph, and

•	if the subject REO Property relates to a Serviced Loan Combination, any portion of those amounts that are payable to the related Serviced Non-Trust Loan Noteholder.

The special servicer may, subject to the limitations described in the series 2006-C6 pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

Only the special servicer will have access to funds in the special servicer’s REO Account.

The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

Collection Account.

General.    The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2006-C6 certificates, and from which it will make those payments. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

The funds held in the trustee’s collection account may be held as cash or, at the trustee’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the trustee’s collection account will be paid to the trustee as additional compensation subject to the limitations set forth in the series 2006-C6 pooling and servicing agreement.

Deposits.    On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the collection account the following funds:

•	the applicable Master Servicer Remittance Amount;

•	any advances of delinquent monthly debt service payments made by the master servicer on the underlying mortgage loans with respect to that distribution date; and

•	any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

See ‘‘—Advances — Advances of Delinquent Monthly Debt Service Payments,’’ ‘‘—Accounts—Custodial Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ above.

With respect to each distribution date that occurs during March, commencing in 2007, the trustee will be required to transfer from its interest reserve account, which we describe under ‘‘—Accounts—Interest Reserve Account’’ below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis.

Withdrawals. The trustee may from time to time make withdrawals from its collection account for any of the following purposes:

•	to pay itself a monthly fee, which is described under ‘‘—Trustee Compensation’’ above, to invest funds held in the collection account in Permitted Investments and to pay itself investment earnings on Permitted Investments of funds in the collection account;

•	to indemnify itself and various related persons as described under ‘‘Description of the Governing Documents— Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus;

•	to pay for various opinions of counsel or the advice of counsel required to be obtained in connection with any amendments to the series 2006-C6 pooling and servicing agreement and the administration of the trust;

•	to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus and ‘‘—REO Properties’’ above;

•	to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

•	with respect to each distribution date during January of 2007 or any year thereafter that is not a leap year or during February of 2006 or any year thereafter, to transfer to the trustee’s interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis; and

•	to withdraw amounts deposited in the collection account in error;

provided that collections on any Split Mortgage Loan that are otherwise payable with respect to the related Class JRP Principal Balance Certificates will not be available to cover Additional Trust Fund Expenses attributable to any underlying mortgage loan other than that Split Mortgage Loan.

On each distribution date, all amounts on deposit in the trustee’s collection account, exclusive of any portion of those amounts that may be withdrawn for the purposes contemplated in the foregoing paragraph or that was deposited in the collection account in error, will be withdrawn and applied to make payments on the series 2006-C6 certificates. For any distribution date, the funds available to make payments on the series 2006-C6 certificates will consist of the following separate components—

•	the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period (exclusive of any portion of that prepayment consideration allocable to the Junior Portion of a Split Mortgage Loan), which will be paid to the holders of the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL, X-CP, A-M, A-J, B, C, D, E, F, G, H, J and/or K certificates as and to the extent described under ‘‘Description of the Offered Certificates—Payments— Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement,

•	the portion of those funds that represent prepayment consideration collected on any Split Mortgage Loan during the related collection period that is allocable to the Junior Portion thereof, which will be paid to the holders of the related Class JRP Principal Balance Certificates, as described under ‘‘Description of the Offered Certificates— Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement,

•	the portion of those funds allocable to principal of, interest on and loss reimbursement with respect to the respective Junior Portions (see ‘‘Description of the Mortgage Pool — Split Mortgage Loans’’ in this prospectus supplement), referred to in this prospectus supplement as the Class JRP Available P&I Funds, which will be paid to the holders of the Class JRP Principal Balance Certificates, as described under ‘‘Description of the Offered Certificates— Payments—Payments on the Class JRP Principal Balance Certificates’’ in this prospectus supplement; and

•	the remaining portion of those funds, which—

1.	we refer to as the Net Available P&I Funds, and

2.	will be paid to the holders of all the series 2006-C6 certificates (exclusive of the Class JRP Principal Balance Certificates), as described under ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this prospectus supplement.

Only the trustee will have access to funds in the collection account.

Interest Reserve Account.    The trustee must maintain an account in which it will hold the interest reserve amounts described in the second and third following paragraphs with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates.

The funds held in the trustee’s interest reserve account may be held as cash or, at the trustee’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the trustee’s interest reserve account will be paid to the trustee as additional compensation subject to the limitations set forth in the series 2006-C6 pooling and servicing agreement.

During January, except in a leap year, and February of each calendar year, beginning in January 2007, the trustee will, on or before the distribution date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will, in general, equal one day’s interest accrued at the related mortgage interest rate (or, in the case of the Reckson Portfolio I Subordinate Tranche Mortgage Loan, the related mortgage interest rate, minus 0.01%, which is the per annum rate at which the master servicing fee under the series 2005-C7 pooling and servicing agreement accrues with respect to the Reckson Portfolio I Subordinate Tranche Mortgage Loan on an Actual/360 Basis or, in the case of the 1155 Avenue of the Americas Mortgage Loan, the related mortgage interest rate, minus 0.0025%, which is the per annum rate at which the master servicing fee under the related governing servicing agreement accrues with respect to the 1155 Avenue of the Americas Mortgage Loan on an Actual/360 Basis) on the Stated Principal Balance of that mortgage loan as of the end of the related collection period.

During March of each calendar year, beginning with March 2007, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Net Available P&I Funds for the distribution date during the month of transfer.

In the case of a Split Mortgage Loan, each interest reserve amount will be allocable between the Senior Portion thereof and the Junior Portion thereof based upon one day’s interest at the related deemed mortgage interest rate on each of those portions, with preference given to the Senior Portion in the event of insufficient funds.

Only the trustee will have access to funds in the interest reserve account.

Loss of Value Reserve Fund.    If we, with respect to a Lehman Mortgage Loan, or the UBS Mortgage Loan Seller, with respect to a UBS Mortgage Loan, make a loss of value payment in connection with a Material Breach or Material Document Defect, as described under ‘‘Description of the Mortgage Pool — Cures and Repurchases’’ in this prospectus supplement, then the special servicer will be required to establish a loss of value reserve fund in which to hold that payment pending application thereof. The loss of value reserve fund must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds in the loss of value reserve fund will be held uninvested.

The special servicer may make withdrawals from the loss of value reserve fund, out of any loss of value payment on deposit therein, in order to cover losses and Additional Trust Fund Expenses, as incurred, with respect to the underlying mortgage loan as to which that loss of value payment was made and, following a liquidation of that mortgage loan, to cover losses and Additional Trust Fund Expenses with respect to any other underlying mortgage loan.

Only the special servicer will have access to funds in the loss of value reserve fund.

Flow of Funds

Payments and Collections on the Serviced Loan Combinations
Payments and Collections on the Underlying Mortgage Loans that Are Not Part of Serviced Loan Combinations
Income from Loan Combination REO Property
Income from REO Property
Master Servicer
Escrow Accounts
Reserve Accounts
Servicing Accounts
Special Servicer
Serviced Loan Combination-specific REO Accounts
Special Servicer
Pool REO Account
Special Servicer
Loss of Value Reserve Fund
Master Servicer
Pool Custodial Account
Master Servicer
Serviced Loan Combination-specific Custodial Accounts
Mortgage Loan Sellers
Loss of Value Payments
Serviced Non-Trust Loan Noteholders
Trustee
Interest Reserve Account
Trustee
Collection Account
Advances
Payments by Master Servicer to cover prepayment interest shortfalls
Series 2006-C6 Certificateholders

Events of Default

Each of the following events, circumstances and conditions will be considered events of default with respect to the master servicer or the special servicer, as applicable, under the series 2006-C6 pooling and servicing agreement:

•	the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer’s custodial account or the special servicer’s REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

•	the master servicer fails to remit to the trustee for deposit in the trustee’s collection account any amount required to be so remitted, which failure is not remedied by 11:00 a.m., New York City time, on the applicable distribution date, or the master servicer fails to make in a timely manner any payment required to be made to a Serviced Non-Trust Loan Noteholder, which failure is not remedied by 11:00 a.m., New York City time, on the business day immediately following the date on which the payment was required to be made;

•	the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the series 2006-C6 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the series 2006-C6 pooling and servicing agreement;

•	the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 2006-C6 pooling and servicing agreement, and that failure continues unremedied for 30 days—or such shorter period as may be provided for in the series 2006-C6 pooling and servicing agreement for certain specified acts—or, if the responsible party is diligently attempting to remedy the failure, 60 days—or such shorter period as may be provided for in the series 2006-C6 pooling and servicing agreement for certain specified acts—after written notice of the failure (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2006-C6 pooling and servicing agreement, by series 2006-C6 certificateholders entitled to not less than 25% of the voting rights for the series 2006-C6 certificates or by any affected Serviced Non-Trust Loan Noteholder;

•	it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2006-C6 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2006-C6 certificateholders or any Serviced Non-Trust Loan Noteholder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2006-C6 pooling and servicing agreement, by series 2006-C6 certificateholders entitled to not less than 25% of the voting rights for the series 2006-C6 certificates or by any affected Serviced Non-Trust Loan Noteholder;

•	various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

•	the master servicer or the special servicer is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated within 60 days, and the ratings assigned by S&P to one or more classes of the series 2006-C6 certificates are qualified, downgraded or withdrawn in connection therewith; and

•	a servicing officer of the master servicer or the special servicer, as the case may be, obtains actual knowledge that one or more ratings assigned by Moody’s to one or more classes of the series 2006-C6 certificates have been qualified, downgraded or withdrawn, or otherwise made the subject of a ‘‘negative’’ credit watch that remains in effect for at least 60 days, which action Moody’s has determined is solely or in material part a result of the master servicer or special servicer, as the case may be, acting in that capacity.

The series 2006-C6 pooling and servicing agreement may include other events of default that apply only to the Serviced Non-Trust Loans.

If an officer of the trustee responsible for administration of the trust has notice of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default with respect to the master servicer or the special servicer, then—within 10 days after such officer’s receipt of that notice — the trustee will transmit by mail to us, all the series 2006-C6 certificateholders, S&P and Moody’s notice of that occurrence, unless the default has been cured.

Rights Upon Event of Default

If an event of default described above under ‘‘—Events of Default’’ occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the written direction of the series 2006-C6 certificateholders entitled to not less than 25% of the voting rights for the series 2006-C6 certificates, the trustee will be required, to terminate all of the future rights and obligations of the defaulting party under the series 2006-C6 pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2006-C6 certificateholder.

Upon receipt by a defaulting party of written notice of termination for which that defaulting party may be terminated under the series 2006-C6 pooling and servicing agreement, all authority and power of the defaulting party under the series 2006-C6 pooling and servicing agreement will pass to and be vested in the trustee, and the trustee will be authorized and empowered under the series 2006-C6 pooling and servicing agreement to execute and deliver, on behalf of and at the expense of the defaulting party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the subject termination, whether to complete the transfer and endorsement or assignment of the mortgage loans included in the trust and the Non-Trust Mortgage Loans and related documents or otherwise. Any costs or expenses in connection with any actions to be taken by any party to the series 2006-C6 pooling and servicing agreement in connection with an event of default on the part of the master servicer or the special servicer are required to be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, those costs and expenses will be reimbursed out of the trust fund; provided that the defaulting party will not be relieved of its liability for those costs and expenses.

Upon any termination of the master servicer or special servicer as a result of an event of default, the trustee must either:

•	succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2006-C6 pooling and servicing agreement; or

•	appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2006-C6 pooling and servicing agreement.

The holders of series 2006-C6 certificates entitled to a majority of the voting rights for the series 2006-C6 Certificates may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2006-C6 pooling and servicing agreement, rather than have the trustee act as that successor.

Notwithstanding the foregoing discussion in this ‘‘—Rights Upon Event of Default’’ section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last four bullets under ‘‘—Events of Default’’ above, the master servicer will have the right for a period of approximately 45 days—during which time the master servicer will continue to master service the mortgage loans—to sell its master servicing rights with respect to the mortgage pool to a master servicer whose appointment S&P and Moody’s have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2006-C6 certificates. The terminated master servicer is responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the underlying mortgage loans, to the extent such expenses are not reimbursed by the replacement servicer.

In general, series 2006-C6 certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series 2006-C6 certificates affected by any event of default may waive the event of default. However, some events of default may only be waived by all of the holders of the affected classes of the series 2006-C6 certificates. In addition, any waiver of an event of default under the second bullet of the ‘‘—Events of Default’’ section above in this prospectus supplement requires the written consent of the trustee; and, in limited circumstances, a waiver of certain events of default under the fourth bullet of the ‘‘—Events of Default’’ section above requires our consent. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2006-C6 pooling and servicing agreement.

Notwithstanding the foregoing in this ‘‘—Rights Upon Event of Default’’ section, (a) if an event of default on the part of the master servicer affects a Serviced Non-Trust Loan Noteholder, and if the master servicer is not otherwise terminated as provided above, then the master servicer may not be terminated by or at the direction of the related Serviced Non-Trust Loan Noteholder, and (b) furthermore, if an event of default affects solely a Serviced Non-Trust Loan Noteholder, then the master servicer may not be terminated by the trustee. However, in the case of each of clause (a) and (b) of the prior sentence, at the request of the affected Serviced Non-Trust Loan Noteholder, the master servicer must appoint a sub-servicer that will be responsible for servicing the subject Loan Combination.

Also notwithstanding the foregoing in this ‘‘—Rights Upon Event of Default’’ section, if an event of default on the part of the special servicer affects a Serviced Non-Trust Loan and the special servicer is not otherwise terminated as provided above, then the related Serviced Non-Trust Loan Noteholder may, subject to certain conditions, require the termination of the duties and obligations of the special servicer with respect to the subject Loan Combination only, but no other mortgage loan in the trust, in accordance with the terms of the series 2006-C6 pooling and servicing agreement. If the special servicer for a Loan Combination is different from the special servicer for the rest of the mortgage loans serviced under the series 2006-C6 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this prospectus supplement and the accompanying base prospectus are intended to mean the applicable special servicer or both special servicers together, as appropriate in light of the circumstances.

In general, with respect to each Outside Serviced Trust Mortgage Loan, the trustee may waive any event of default on the part of the master servicer and/or the special servicer under the governing servicing agreement only if so directed by series 2006-C6 certificateholders entitled to waive a comparable event of default under the series 2006-C6 pooling and servicing agreement. In the event of any such event of default that is not waived or cured and that materially and adversely affects the trust as holder of the subject Outside Serviced Trust Mortgage Loan, the trustee may (and, at the direction of the series 2006-C6 controlling class representative or the holders of series 2006-C6 certificates entitled to 25% of the series 2006-C6 voting rights, will be required to) pursue such rights, if any, as the holder of the subject Outside Serviced Trust Mortgage Loan may have pursuant to the applicable servicing agreement. The trustee, as holder of the Reckson Portfolio I Subordinate Tranche Mortgage Loan, will have substantially the same rights in respect of events of default on the part of the master servicer and/or the special servicer under the series 2005-C7 pooling and servicing agreement as are granted to the Serviced Non-Trust Loan Noteholders in respect of events of default on the part of the master servicer and/or the special servicer under the series 2006-C6 pooling and servicing agreement. Subject to any waiver of the subject event of default on substantially the same terms as are applicable to an event of default under the series 2006-C6 pooling and servicing agreement, the trustee will be required to exercise those rights at the direction of the series 2006-C6 controlling class representative or the holders of series 2006-C6 certificates entitled to at least 25% of the series 2006-C6 voting rights. For a description of certain of the rights of the trustee, as holder of the 1155 Avenue of the Americas Mortgage Loan, in respect of events of default on the part of the master servicer and/or the special servicer under the related governing servicing agreement, see ‘‘Servicing of the 1155 Avenue of the Americas Loan Combination’’ in this prospectus supplement.

No series 2006-C6 certificateholder will have the right under the series 2006-C6 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless—

•	that holder previously has given to the trustee written notice of default,

•	except in the case of a default by the trustee, series 2006-C6 certificateholders entitled to not less than 25% of the series 2006-C6 voting rights have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2006-C6 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

•	except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

See ‘‘Description of the Governing Documents—Rights, Protection, Indemnities and Immunities of the Trustee’’ for a description of certain limitations regarding the trustee’s duties with respect to the foregoing matters.

Administration of the Outside Serviced Trust Mortgage Loans

The Outside Serviced Trust Mortgage Loans and any related REO Property will be serviced and administered in accordance with the governing servicing agreement for the related Loan Combination. If the trustee is requested to take any action in its capacity as holder of an Outside Serviced Trust Mortgage Loan, pursuant to that governing servicing agreement, or if a responsible officer of the trustee becomes aware of a default or event of default on the part of any party under that governing servicing agreement, then (subject to any more specific discussion within this prospectus supplement, including under ‘‘—Rights Upon Event of Default’’ above, with respect to the matter in question) the trustee will notify, and act in accordance with the instructions of, the series 2006-C6 controlling class representative.

SERVICING OF THE RECKSON PORTFOLIO I LOAN COMBINATION

The series 2005-C7 pooling and servicing agreement initially governs the servicing and administration of the Reckson Portfolio I Loan Combination and any related REO Property. The series 2005-C7 pooling and servicing agreement is the governing document for the Series 2005-C7 Securitization, which closed prior to the Issue Date. Under the series 2005-C7 pooling and servicing agreement, the master servicer is Wachovia Bank, National Association, the trustee is LaSalle Bank National Association and the initial special servicer is Midland Loan Services, Inc. The master servicer, special servicer and trustee under the series 2006-C6 pooling and servicing agreement will not have any obligation or authority to supervise the series 2005-C7 master servicer, the series 2005-C7 special servicer or the series 2005-C7 trustee or to make servicing advances with respect to the Reckson Portfolio I Loan Combination. The series 2005-C7 pooling and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the series 2006-C6 securitization, and the servicing arrangements under the series 2005-C7 pooling and servicing agreement are generally similar, but not identical, to the servicing arrangements under the series 2006-C6 pooling and servicing agreement. In that regard—

•	one or more parties to the series 2005-C7 pooling and servicing agreement will be responsible for making servicing advances with respect to the Reckson Portfolio I Loan Combination, which servicing advances will be reimbursable (with interest at a published prime rate) to the maker thereof out of collections on the Reckson Portfolio I Loan Combination, and none of the parties to that agreement (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the Reckson Portfolio I Subordinate Tranche Mortgage Loan;

•	the mortgage loans that form the Reckson Portfolio I Loan Combination are to be serviced and administered under a general servicing standard that is substantially similar (but not identical) to the Servicing Standard under the series 2006-C6 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the related Loan Combination Controlling Party or a representative on its behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the Reckson Portfolio I Loan Combination);

•	the mortgage loans that form the Reckson Portfolio I Loan Combination will become specially serviced mortgage loans if specified events occur, which events are substantially similar (but not identical) to the Servicing Transfer Events under the Series 2006-C6 pooling and servicing agreement, in which case the party serving as the special servicer under the series 2005-C7 pooling and servicing agreement will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the Reckson Portfolio I Subordinate Tranche Mortgage Loan that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series 2006-C6 pooling and servicing agreement with respect to other underlying mortgage loans, except that the special servicing fee under the Series 2005-C7 pooling and servicing agreement is calculated at 0.25% per annum;

•	any modification, extension, waiver or amendment of the payment terms of the Reckson Portfolio I Loan Combination is required to be structured so as to be consistent with the allocation and payment priorities in the related mortgage loan documents and the related Co-Lender Agreement, such that neither the trust as holder of the Reckson Portfolio I Subordinate Tranche Mortgage Loan nor any holder of a related Non-Trust Loan gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the related Co-Lender Agreement (taking into account that the Reckson Portfolio I Subordinate Tranche Mortgage Loan is subordinate to both of the Reckson Portfolio I Senior Non-Trust Loans);

•	in the case of the Reckson Portfolio I Loan Combination, the master servicer and special servicer under the series 2005-C7 pooling and servicing agreement will each have duties to consult with or obtain the approval of or take direction from the related Loan Combination Controlling Party under that agreement under provisions that are substantially similar to those described in this prospectus supplement with respect to the Serviced Loan Combinations (see ‘‘The Series 2006-C6 Pooling and Servicing Agreement—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Non-Trust Loan Noteholders—Rights and Powers of The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Non-Trust Loan Noteholders’’), subject to the discussion under ‘‘Description of the Mortgage Pool—Loan Combinations—The Reckson Portfolio I Loan Combination—Co-Lender Agreement—Consent Rights’’ in this prospectus supplement, and except that some of the servicing actions as to which the Loan Combination Controlling Party for the Reckson Portfolio I Loan Combination has consent rights, and the time periods within which such Loan Combination Controlling Party must exercise any right to object, may be different in some respects;

•	in the case of the Reckson Portfolio I Loan Combination, if and for so long as the holder of the Reckson Portfolio I Subordinate Tranche Mortgage Loan is the related Loan Combination Control Party, then the series 2006-C6 controlling class representative (as designee of the trust as the holder of the Reckson Portfolio I Subordinate Tranche Mortgage Loan), depending on the circumstances, will have the right to exercise the rights and powers referred to in the prior bullet and to replace the special servicer with respect to the Reckson Portfolio I Loan Combination under the series 2005-C7 pooling and servicing agreement without consulting the series 2005-C7 controlling class representative;

•	subject to the rights of the holder of the Reckson Portfolio I Subordinate Tranche Mortgage Loan described in the preceding bullet, the holders of a majority interest in the series 2005-C7 controlling class (which is substantially the same as the series 2006-C6 controlling class) will have the right to replace the special servicer under the series 2005-C7 pooling and servicing agreement on terms and conditions that are similar to those applicable to the replacement of the special servicer under the series 2006-C6 pooling and servicing agreement by the holders of a majority interest in the series 2006-C6 controlling class, as described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement — Replacement of the Special Servicer’’ in this prospectus supplement.

•	in general, the respective parties to the series 2005-C7 pooling and servicing agreement will have substantially the same limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series 2006-C6 pooling and servicing agreement; and

•	if the Reckson Portfolio I Subordinate Tranche Mortgage Loan becomes no longer subject to the series 2005-C7 pooling and servicing agreement, then the Reckson Portfolio I Loan Combination will be serviced and administered under one or more successor servicing agreements entered into with the master servicer under the series 2005-C7 pooling and servicing agreement and, if applicable, the special servicer under the series 2005-C7 pooling and servicing agreement, on terms substantially similar to those in the series 2005-C7 pooling and servicing agreement, unless that master servicer, that special servicer and the holders of the mortgage loans that form the Reckson Portfolio I Loan Combination otherwise agree; and no such other servicing agreement may be entered into on behalf of the trust as the holder of the Reckson Portfolio I Subordinate Tranche Mortgage Loan unless the holders of all mortgage loans comprising the Reckson Portfolio I Loan Combination collectively agree to grant consent to such other servicing agreement.

SERVICING OF THE 1155 AVENUE OF THE AMERICAS LOAN COMBINATION

The servicing and administration of the 1155 Avenue of the Americas Loan Combination and any related REO Property will initially be governed by a servicing agreement entered into by the initial holders of the 1155 Avenue of the Americas Mortgage Loan, the initial holder of each related Non-Trust Loan and Wachovia Bank, National Association, as servicer and special servicer, dated as of December 22, 2005. Under the related servicing agreement, Wachovia Bank, National Association acts as initial servicer and initial special servicer. The master servicer, special servicer and trustee under the series 2006-C6 pooling and servicing agreement will not have any obligation or authority to supervise the servicer or special servicer with respect to the 1155 Avenue of the Americas Loan Combination or to make servicing advances with respect to the 1155 Avenue of the Americas Loan Combination. The servicing agreement with respect to the 1155 Avenue of the Americas Loan Combinations provides, among other things, that—

•	one or more parties to the 1155 Avenue of the Americas servicing agreement will be responsible for making servicing advances with respect to the 1155 Avenue of the Americas Loan Combination, which servicing advances will be reimbursable (with interest at a published prime rate) to the maker thereof out of collections on the 1155 Avenue of the Americas Loan Combination, provided that the master servicer, special servicer or trustee, as applicable, will be required to reimburse the servicer or the special servicer with respect to the 1155 Avenue of the Americas Mortgage Loan from general collections with respect to the series 2006-C6 mortgage pool for the 1155 Avenue of the Americas Mortgage Loan’s pro rata portion of any nonrecoverable servicing advances and interest thereon with respect to the 1155 Avenue of the Americas Loan Combination, and none of the parties to that agreement (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the 1155 Avenue of the Americas Mortgage Loan;

•	the mortgage loans that form the 1155 Avenue of the Americas Loan Combination are to be serviced and administered as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the related Loan Combination Controlling Party or a representative on its behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the 1155 Avenue of the Americas Loan

Combination) and (i) in the same manner in which, and with the same care, skill, prudence and diligence with which, it generally services and administers similar mortgage loans with similar borrowers for other third party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans and to the maximization of net present value of the 1155 Avenue of the Americas Loan Combination to the benefit of the holders thereof (as a collective whole) or (ii) the same care, skill, prudence and diligence which it uses to service and administer similar loans which it owns, whichever servicing procedure is of a higher standard; and (iii) without regard to (a) any relationship that it or any affiliate may have with the borrower, the holder of any note in the 1155 Avenue of the Americas Loan Combination or any other parties to the transaction; (b) the ownership of any note comprising part of the 1155 Avenue of the Americas Loan Combination by it or any affiliate; (c) it’s obligation to make advances or otherwise incur servicing expenses with respect to the 1155 Avenue of the Americas Loan Combination; (d) the right of the servicer, special servicer or any affiliate thereof to receive compensation or other fees for its services under the servicing agreement; or (e) the ownership, servicing or management for others, by the servicer, or special servicer, as applicable, of any other mortgage loans or mortgaged property;

•	the mortgage loans that form the 1155 Avenue of the Americas Loan Combination will become specially serviced mortgage loans if: (i) the borrower has not made two consecutive monthly payments (and has not cured at least one delinquency by the next loan payment date under the 1155 Avenue of the Americas Loan Combination) or the payment due on the maturity date; (ii) the borrower has expressed to the servicer an inability to pay or a hardship in paying the 1155 Avenue of the Americas Loan Combination in accordance with its terms or in the judgment of the servicer (consistent with the related servicing standard), a default under the 1155 Avenue of the Americas Loan Combination is imminent; (iii) the servicer has received notice that the borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors; (iv) the servicer has received notice of a foreclosure or threatened foreclosure of any lien on the mortgaged property securing the 1155 Avenue of the Americas Loan Combination; or (v) a default of which the servicer has notice (other than a failure by the borrower to pay principal or interest as required under the loan documents) and which materially and adversely affects the interests of the holder of any note comprising the 1155 Avenue of the Americas Loan Combination has occurred and remained unremedied for the applicable grace period specified in the loan agreement (or, if no grace period is specified, 60 days; provided, that such 60 day grace period does not apply to a default that gives rise to an immediate acceleration without application of a grace period); provided, that a default requiring a servicing advance will be deemed to materially and adversely affect the interests of the holders of the 1155 Avenue of the Americas Loan Combination; provided, however, that the mortgage loans comprising the 1155 Avenue of the Americas Loan Combination will cease to be specially serviced loans: (A) with respect to the circumstances described in clause (i) above, when the borrower has brought the 1155 Avenue of the Americas Loan Combination current and thereafter made three consecutive full and timely monthly payments (including pursuant to any workout of the 1155 Avenue of the Americas Loan Combination); (B) with respect to the circumstances described in clause (ii), (iii) and (iv) above, when such circumstances cease to exist in the good faith judgment of the special servicer (or, with respect to the circumstances described in clause (ii), pursuant to any work-out implemented by the special servicer); or (C) with respect to the circumstances described in clause (v) above, when such default is cured; provided, further, that at that time no circumstance identified in clauses (i) through (v) above exists that would cause the mortgage loans that comprise the 1155 Avenue of the Americas Loan Combination to continue to be characterized as specially serviced loans;

•	at any time when the mortgage loans that comprise the 1155 Avenue of the Americas Loan Combination are specially serviced loans, the special servicer under the 1155 Avenue of the Americas servicing agreement will be entitled to (among other things), a special servicing fee based on a special servicing fee rate of 0.20% per annum, a workout fee equal to $150,000 with respect to each workout of the 1155 Avenue of the Americas Loan Combination and/or a liquidation fee equal to the product of the net liquidation proceeds and 0.15%; provided that no liquidation fee will be payable with respect to any mortgage loan comprising the 1155 Avenue of the Americas Loan Combination is purchased within 60 days of the transfer of such mortgage loan to special servicing.;

•	in the case of the 1155 Avenue of the Americas Loan Combination, the servicer and special servicer under the 1155 Avenue of the Americas servicing agreement will each have duties to consult with or obtain the approval of or take direction from the related Loan Combination Controlling Party and consult with the other holders of the mortgage loans comprising the 1155 Avenue of the Americas Loan Combination under that agreement under provisions that are substantially similar to those described in this prospectus supplement with respect to the Serviced Loan Combinations (see ‘‘The Series 2006-C6 Pooling and Servicing Agreement—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Non-Trust Loan Noteholders—Rights and Powers of The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Non-Trust Loan Noteholders’’), subject to the discussion under ‘‘Description of the Mortgage Pool—Loan Combinations—The 1155 Avenue of the Americas Mortgage Loan—Co-Lender Agreement—Consent Rights’’ in this prospectus supplement, and except that some of the servicing actions as to which the Loan Combination Controlling Party for the 1155 Avenue of the Americas Loan Combination has consent rights may be different in some respects;

•	in the case of the 1155 Avenue of the Americas Loan Combination, the series 2006-C6 controlling class representative (as designee of the trust as the holder of the 1155 Avenue of the Americas Mortgage Loan), depending on the circumstances, will have the right to exercise any rights and powers of the 1155 Avenue of the Americas Mortgage Loan in connection with the exercise of any consent rights it may have as part of the related Loan Combination Controlling Party or any rights it may have as part of the related Loan Combination Controlling Party to replace the special servicer with respect to the 1155 Avenue of the Americas Loan Combination under the 1155 Avenue of the Americas servicing agreement;

•	in the case of the 1155 Avenue of the Americas Loan Combination, if the related Loan Combination Controlling Party has not, within the requisite time period provided for in the 1155 Avenue of the Americas Co-Lender Agreement, provided its advice, consent or direction regarding a specified servicing action, the special servicer or servicer, as applicable, under the 1155 Avenue of the Americas servicing agreement will implement the servicing action that it deems to be in accordance with the applicable servicing standard, and the decision of the special servicer or the servicer, as applicable, will be binding on all such parties;

•	within five business days after the 1155 Avenue of the Americas Mortgage Loan has become a defaulted loan pursuant to the 1155 Avenue of the Americas servicing agreement, the special servicer thereof shall give notice of that event to the trustee of the series 2006-C6, trust and the series 2006-C6 controlling class representative and any assignee thereof (but excluding any of the foregoing that is an affiliate of the borrower) will have the option to purchase the 1155 Avenue of the Americas Mortgage Loan at a price equal to the sum of, without duplication: (i) the outstanding principal balance of the 1155 Avenue of the Americas Mortgage Loan; (ii) all accrued and unpaid interest on the 1155 Avenue of the Americas Mortgage Loan (other than default interest); (iii) all unreimbursed servicing advances and advances of principal and interest made by the Master Servicer allocated to the 1155 Avenue of the Americas Mortgage Loan (net of accrued and unpaid interest specified in clause (ii) above) with respect to the 1155 Avenue of the Americas Mortgage Loan; (iv) all unpaid interest accrued on servicing advances made by the servicer and advances of principal and interest made by the Master Servicer with respect to the 1155 Avenue of the Americas Mortgage Loan and (v) all unpaid or unreimbursed additional expenses with respect to the 1155 Avenue of the Americas Mortgage Loan and the special servicer shall accept the first offer by the holder of such purchase option above that is at least equal to such purchase price;

•	if the series 2006-C6 controlling class representative exercises its purchase option described in the immediately preceding bullet, then it will also have the option to purchase such defaulted loan at a price equal to the fair value of such defaulted loan, as determined by the related special servicer in accordance with the related servicing standard within 30 days after obtaining an appraisal (the cost of which will be reimbursable out of the amount distributable to the 1155 Avenue of the Americas Mortgage Loan) of the related mortgaged property by an independent appraiser (unless such an appraisal was obtained within one year of such date and the related special servicer has no knowledge of any circumstances that would, in the related special servicer’s reasonable judgment, materially affect the value of the mortgaged property reflected in that appraisal), and taking into account, among other factors, the results of any appraisal; the opinions on fair value as may have been rendered in writing addressed to such special servicer by independent investors in mortgage loans comparable to the 1155 Avenue of the Americas Mortgage Loan; the period and amount of any delinquency on the 1155 Avenue of the Americas Mortgage Loan; the physical condition of the related mortgaged property; the state of the local economy; and the expected recoveries from the 1155 Avenue of the Americas Mortgage Loan if the related special servicer were to pursue a workout or foreclosure strategy instead of selling the 1155 Avenue of the Americas Mortgage Loan to the holder of the purchase option, provided, that in determining whether the fair value price is at least equal to the fair value of the 1155 Avenue of the Americas Mortgage Loan, the series 2006-C6 trustee will be permitted to conclusively rely on an appraisal obtained by the special servicer of the 1155 Avenue of the Americas Mortgage Loan from an appraiser who is an independent member of the appraisal institute at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the servicer of the 1155 Avenue of the Americas mortgage loan and the series 2006-C6 master servicer) with at least 5 years’ experience in valuing or investing in loans, similar to such defaulted loan, that has been selected by the series 2006-C6 trustee with reasonable care at the expense of the series 2006-C6 trust and; provided, further, that if the series 2006-C6 controlling class representative has not elected to purchase the 1155 Avenue of the Americas Mortgage Loan at the fair value price prior to the expiration of 120 days from the related special servicer’s determination of the fair value price, the series 2006-C6 controlling class representative may request that the related special servicer deliver an updated fair value price, and the related special servicer will be required, within 45 days, to recalculate the fair value price until (a) the related special servicer has accepted a bid at the fair value price, (b) the 1155 Avenue of the Americas Mortgage Loan has ceased to be a defaulted loan, (c) the related mortgaged property has become an REO property or (d) a final recovery determination has been made with respect to the 1155 Avenue of the Americas Mortgage Loan pursuant to the 1155 Avenue of the Americas servicing agreement;

•	in general, the respective parties to the 1155 Avenue of the Americas servicing agreement will have substantially the same limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series 2006-C6 pooling and servicing agreement; and

•	in addition to the right of the related Loan Combination Controlling Party to replace the special servicer with respect to the 1155 Avenue of the Americas Loan Combination at any time with or without cause, upon an event of default with respect to the servicer or special servicer of the 1155 Avenue of the Americas Loan Combination pursuant to the 1155 Avenue of the Americas servicing agreement then, so long as such event of default has not been remedied, the holder of any mortgage loan comprising the 1155 Avenue of the Americas Loan Combination shall have the right to terminate the servicer or special servicer, as applicable, with respect to the 1155 Avenue of the Americas Loan Combination and the holders of each of the mortgage loans comprising the 1155 Avenue of the Americas Loan Combination will be required to appoint a successor servicer or special servicer, as applicable, or, if such holders can not agree on a successor servicer or special servicer, as applicable, a successor servicer or special servicer approved by the related Loan Combination Controlling Party will be appointed; provided, in each case, that any successor servicer or special servicer must be on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, and must be rated CSS3 by Fitch.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The series 2006-C6 certificates will be issued, on or about October 4, 2006, under the series 2006-C6 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

•	the underlying mortgage loans;

•	any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

•	the loan documents for the underlying mortgage loans;

•	our rights under our mortgage loan purchase agreement with the UBS Mortgage Loan Seller;

•	any REO Properties acquired by the special servicer on behalf of the trust with respect to defaulted mortgage loans; and

•	those funds or assets as from time to time are deposited in the various transaction accounts described under ‘‘Description of the Series 2006-C6 Pooling and Servicing Agreement—Accounts’’ in this prospectus supplement.

The series 2006-C6 certificates will include the following classes:

•	the X-CP, A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E and F classes, which are the classes of series 2006-C6 certificates that are offered by this prospectus supplement, and

•	the X-CL, G, H, J, K, L, M, N, P, Q, S, T, JRP-1, JRP-2, JRP-3, JRP-4, JRP-5, JRP-6, JRP-7, JRP-8, JRP-9, JRP-10, JRP-11, JRP-12, JRP-13, JRP-14, JRP-15, JRP-16, JRP-17, R-I, R-II, R-III and R-LR classes, which are the classes of series 2006-C6 certificates that—

1.	will be retained by us or sold in transactions that do not require registration under the Securities Act of 1933, and

2.	are not offered by this prospectus supplement.

The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T, JRP-1, JRP-2, JRP-3, JRP-4, JRP-5, JRP-6, JRP-7, JRP-8, JRP-9, JRP-10, JRP-11, JRP-12, JRP-13, JRP-14, JRP-15, JRP-16 and JRP-17 certificates are the series 2006-C6 certificates that will have principal balances and are sometimes referred to as the series 2006-C6 principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each of these certificates will be reduced by any payments of principal actually made with respect to the certificate on that distribution date. See ‘‘—Payments’’ below. On any particular distribution date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below. However, in limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool (exclusive of the Allocated Principal Balances of the respective Junior Portions of the Split Mortgage Loans) exceeds the total principal balance of the series 2006-C6 principal balance certificates (other than the Class JRP Principal Balance Certificates) immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 2006-C6 principal balance certificates (other than the Class JRP Principal Balance Certificates) that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

The class X-CL and X-CP certificates will not have principal balances and are sometimes referred to as the series 2006-C6 interest-only certificates. For purposes of calculating the amount of accrued interest, each class of series 2006-C6 interest-only certificates will have a total notional amount.

The total notional amount of the class X-CL certificates will equal the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time.

The total notional amount of the class X-CP certificates will equal:

•	during the period from the date of initial issuance of the series 2006-C6 certificates through and including the distribution date in September 2007, the sum of (a) the lesser of $20,431,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $354,362,000 and the total principal balance of the class A-1A certificates outstanding from time to time, and (c) the total principal balance of the class A-2, A-3 A-AB, A-4, A-M, A-J, B, C, D, E, F G, H and J certificates outstanding from time to time;

•	during the period following the distribution date in September 2007 through and including the distribution date in September 2008, the sum of (a) the lesser of $183,395,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $347,331,000 and the total principal balance of the class A-1A certificates outstanding from time to time, and (c) the total principal balance of the class A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H and J certificates outstanding from time to time;

•	during the period following the distribution date in September 2008 through and including the distribution date in September 2009, the sum of (a) the lesser of $70,853,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $332,676,000 and the total principal balance of the class A-1A certificates outstanding from time to time, and (c) the total principal balance of the class A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, and H certificates outstanding from time to time, and (d) the lesser of $4,716,000 and the total principal balance of the Class J certificates outstanding from time to time;

•	during the period following the distribution date in September 2009 through and including the distribution date in September 2010, the sum of (a) the lesser of $63,947,000 and the total principal balance of the class A-AB certificates outstanding from time to time, (b) the lesser of $313,976,000 and the total principal balance of the class A-1A certificates outstanding from time to time, and (c) the total principal balance of the class A-4, A-M, A-J, B, C, D and E certificates outstanding from time to time, and (d) the lesser of $25,631,000 and the total principal balance of the Class F certificates outstanding from time to time;

•	during the period following the distribution date in September 2010 through and including the distribution date in September 2011, the sum of (a) the lesser of $1,152,261,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $183,760,000 and the total principal balance of the class A-1A certificates outstanding from time to time, and (c) the total principal balance of the class A-M, A-J, B and C certificates outstanding from time to time, and (d) the lesser of $9,826,000 and the total prncipal balance of the Class D certificates outstanding from time to time;

•	during the period following the distribution date in September 2011, through and including the distribution date in September 2012, the sum of (a) the lesser of $1,066,205,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $175,794,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-M, A-J and B certificates outstanding from time to time and (d) the lesser of $7,348,000 and the total principal balance of the class C certificates outstanding from time to time;

•	during the period following the distribution date in September 2012 through and including the distribution date in September 2013, the sum of (a) the lesser of $962,810,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $146,833,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-M certificates outstanding from time to time, and (d) the lesser of $214,851,000 and the total principal balance of the class A-J certificates outstanding from time to time; and

•	following the distribution date in September 2013, $0.

The class R-I, R-II, R-III and R-LR certificates will not have principal balances or notional amounts.

In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount, as applicable, of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount, as applicable, of that certificate as of the Issue Date, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee’s distribution date statement.

Registration and Denominations

General.    The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance—or, solely in the case of the class X-CP certificates, $250,000 initial notional amount—and in any additional whole dollar denominations.

Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under ‘‘Description of the Certificates—Book-Entry Registration.’’ For so long as any class of offered certificates is held in book-entry form—

•	all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

•	all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC’s procedures.

The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

DTC, Euroclear and Clearstream.    You will hold your certificates through DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see ‘‘Description of the Certificates—Book-Entry Registration—DTC, Euroclear and Clearstream’’ in the accompanying base prospectus.

Transfers between participants in DTC will occur in accordance with DTC’s rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See ‘‘Description of the Certificates— Book-Entry Registration—Holding and Transferring Book-Entry Certificates’’ in the accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex G hereto.

Payments

General.    For purposes of allocating payments on certain classes of the offered certificates, the pool of mortgage loans backing the series 2006-C6 certificates will be divided into:

1.	Loan Group No. 1, which will consist of 183 underlying mortgage loans, with an Initial Loan Group No. 1 Balance of $2,685,225,525, representing approximately 88.1% of the Initial Mortgage Pool Balance.

2.	Loan Group No. 2, which will consist of 21 underlying mortgage loans, with an Initial Loan Group No. 2 Balance of $361,398,431, representing approximately 11.9% of the Initial Mortgage Pool Balance.

On each distribution date, the trustee will, subject to the available funds, make all payments required to be made on the series 2006-C6 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

In order for a series 2006-C6 certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that distribution date (or, in the case of the initial distribution date, no later than the close of business on the later of (a) the fifth business day prior to the record date for the initial distribution date and (b) the Issue Date). Otherwise, that certificateholder will receive its payments by check mailed to it.

Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See ‘‘—Registration and Denominations’’ above.

Payments of Interest.    All of the classes of the series 2006-C6 certificates, except for the R-I, R-II, R-III, and R-LR classes, will bear interest.

With respect to each interest-bearing class of the series 2006-C6 certificates, that interest will accrue during each interest accrual period based upon—

•	the pass-through rate applicable for that particular class of series 2006-C6 certificates for that interest accrual period,

•	the total principal balance or notional amount, as the case may be, of that particular class of series 2006-C6 certificates outstanding immediately prior to the related distribution date, and

•	the assumption that each year consists of twelve 30-day months.

However, no interest will accrue with respect to the class X-CP certificates following the interest accrual period that ends in September 2013.

On each distribution date, subject to the Net Available P&I Funds or the Class JRP Available P&I Funds, as applicable, for that date and the priority of payments described under ‘‘—Payments —Priority of Payments’’ or ‘‘—Payments—Payments on the Class JRP Principal Balance Certificates,’’ as applicable, below, the total amount of interest distributable with respect to each interest-bearing class of the series 2006-C6 certificates will equal—

•	the total amount of interest accrued during the related interest accrual period with respect to that class of series 2006-C6 certificates, reduced by

•	the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2006-C6 certificates.

If the full amount of interest distributable with respect to any interest-bearing class of the series 2006-C6 certificates is not paid on any distribution date, then the unpaid portion of that interest will continue to be payable on future distribution dates, subject to the Net Available P&I Funds or the Class JRP Available P&I Funds, as applicable, for those future distribution dates and the priorities of payment described under ‘‘—Payments—Priority of Payments’’ or ‘‘—Payments—Payments on the Class JRP Principal Balance Certificates,’’ as applicable, below. However, no interest will accrue on any of that unpaid interest.

The Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocated among the respective interest-bearing classes of the series 2006-C6 certificates in the following manner:

•	that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for any distribution date that is attributable to the Junior Portion of a Split Mortgage Loan will be allocated on a pro rata basis to the respective classes of related Class JRP Principal Balance Certificates in accordance with the respective amounts of accrued interest in respect of each such class of series 2006-C6 certificates for the related interest accrual period; and

•	the remaining portion, if any, of the Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocated among the respective interest-bearing classes of series 2006-C6 certificates (exclusive of the Class JRP Principal Balance Certificates) on a pro rata basis in accordance with the respective amounts of accrued interest in respect of each such class of series 2006-C6 certificates for the related interest accrual period.

Calculation of Pass-Through Rates.    The table beginning on page S-7 of this prospectus supplement provides the initial pass-through rate for each interest-bearing class of the series 2006-C6 certificates, provided that as and when indicated thereon that initial pass-through rate is approximate. Set forth below is a description of how the pass-through rate will be calculated with respect to each class of the series 2006-C6 certificates.

The pass-through rates for the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, L, M, N, P, Q, S and T certificates will be fixed at the rate per annum identified in the table beginning on page S-7 of this prospectus supplement as the initial pass-through rate for that class.

The pass-through rates for the class A-J, B, C, D, E, F and G certificates will, in the case of each of those classes, generally be fixed at the rate per annum identified in the table beginning on page S-7 of this prospectus supplement as the initial pass-through rate for the subject class. However, with respect to any interest accrual period, if the applicable Weighted Average Pool Pass-Through Rate is below the identified initial pass-through rate for the class A-J, B, C, D, E, F or G certificates, as the case may be, then the pass-through rate that will be in effect for the subject class of series 2006-C6 certificates during that interest accrual period will be that Weighted Average Pool Pass-Through Rate.

The pass-through rates for the class H and J certificates will, in the case of each of those classes, for any interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period, minus a specified class margin. That class margin is, as to each such class, set forth below.

Class	Class Margin
H	0.37%
J	0.24%

The pass-through rate for the class K certificates will, with respect to any interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period.

The pass-through rate for the class X-CP certificates, for each interest accrual period from and including the initial interest accrual period through and including the interest accrual period that ends in September 2013, will equal the weighted average of the respective strip rates, which we refer to as class X-CP strip rates, at which interest accrues during the subject interest accrual period on the respective components of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2006-C6 principal balance certificates. If all or a designated portion of the total principal balance of any class of series 2006-C6 principal balance certificates is identified under ‘‘—General’’ above as being part of the total notional amount of the class X-CP certificates outstanding immediately prior to any distribution date, then that total principal balance, or designated portion thereof, will represent a separate component of the total notional amount of the class X-CP certificates for purposes of calculating the accrual of interest during the related interest accrual period.

For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period that ends in September 2013, on any particular component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, the applicable class X-CP strip rate will equal the excess, if any, of:

(1)	the lesser of (a) the reference rate specified on Annex E to this prospectus supplement for that interest accrual period and (b) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over

(2)	the pass-through rate in effect during that interest accrual period for the class of series 2006-C6 principal balance certificates whose total principal balance, or a designated portion thereof, comprises the subject component.

Following the interest accrual period that ends in September 2013, the class X-CP certificates will cease to accrue interest. In connection therewith, the class X-CP certificates will have a 0% pass-through rate for the interest accrual period beginning in September 2013 and for each interest accrual period thereafter.

The pass-through rate for the class X-CL certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X-CL strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X-CL certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates). In general, the total principal balance of each class of series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates) will constitute a separate component of the total notional amount of the class X-CL certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2006-C6 principal balance certificates is identified under ‘‘—General’’ above as being part of the total notional amount of the class X-CP certificates outstanding immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period.

For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period that ends in September 2013, on any particular component of the total notional amount of the class X-CL certificates outstanding immediately prior to the related distribution date, the applicable class X-CL strip rate will be calculated as follows:

(1)	if the subject component consists of either the total principal balance, or a designated portion of the total principal balance, of any particular class of series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates), and if such total principal balance or such designated portion of such total principal balance, as applicable, also constitutes a component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the greater of (i) the reference rate specified on Annex E to this prospectus supplement for that interest accrual period and (ii) the pass-through rate in effect during that interest accrual period for that class of series 2006-C6 principal balance certificates; and

(2)	if the subject component consists of either the total principal balance, or a designated portion of the total principal balance, of any class of series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates), and if such total principal balance or such designated portion of such total principal balance, as applicable, does not also constitute a component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the pass-through rate in effect during that interest accrual period for that class of series 2006-C6 principal balance certificates.

Notwithstanding the foregoing, for purposes of accruing interest on the class X-CL certificates during each interest accrual period subsequent to the interest accrual period that ends in September 2013, the total principal balance of each class of series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates) will constitute a single separate component of the total notional amount of the class X-CL certificates, and the applicable class X-CL strip rate with respect to each of those components for each of those interest accrual periods will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the subject interest accrual period, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2006-C6 principal balance certificates whose total principal balance makes up that component.

The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan from what it was on the Issue Date, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

The pass-through rate with respect to each class of the Class JRP Principal Balance Certificates, for any interest accrual period, will equal the Weighted Average Junior Portion Pass-Through Rate for that interest accrual period.

The class R-I, R-II, R-III and R-LR certificates will not be interest-bearing and, therefore, will not have pass-through rates.

Payments of Principal.    Subject to the Net Available P&I Funds or the Class JRP Available P&I Funds, as applicable, for each distribution date and the priority of payments described under ‘‘—Payments—Priority of Payments’’ or ‘‘—Payments—Payments on the Class JRP Principal Balance Certificates,’’ as applicable, below, the holders of each class of series 2006-C6 principal balance certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of that class. In addition, subject to available funds, the total payments of principal to be made on the series 2006-C6 principal balance certificates on any distribution date will generally equal the Total Principal Distribution Amount for that distribution date.

The Total Principal Distribution Amount for any distribution date will consist of the Class JRP Principal Distribution Amount for that distribution date, which is payable with respect to the Class JRP Principal Balance Certificates, and the Net Total Principal Distribution Amount for that distribution date, which is payable with respect to the remaining series 2006-C6 principal balance certificates.

On each distribution date, after all required payments of interest have been made with respect to the class X-CL, X-CP, A-1, A-2, A-3, A-AB, A-4 and A-1A certificates on that date, the trustee will be required to apply any and all remaining Net Available P&I Funds to make payments of principal with respect to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates. In general:

•	except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to Loan Group No. 1 will be made to the holders of the class A-1A certificates until the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates is reduced to zero;

•	except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to Loan Group No. 2 will be made to the holders of the class A-1, A-2, A-3, A-AB and/or A-4 certificates until the total principal balance of the class A-1A certificates is reduced to zero;

•	on any given distribution date, except as otherwise discussed in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-1, A-2, A-3, A-AB and/or A-4 certificates until the holders of the class A-1A certificates have received all payments of principal to which they are entitled on that distribution date with respect to Loan Group No. 2;

•	on any given distribution date, beginning with the distribution date in September 2011, except as otherwise discussed in the paragraph following these bullets, the total principal balance of the class A-AB certificates must be paid down to the Class A-AB Planned Principal Balance for that distribution date before any payments of principal are made with respect to the class A-1, A-2, A-3 and/or A-4 certificates; and

•	except as otherwise discussed in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1, A-2, A-3 and A-AB certificates is reduced to zero, no payments of principal will be made to the holders of the class A-AB certificates—other than as described in the immediately preceding bullet—until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero, no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

Notwithstanding the foregoing, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date in connection with the termination of the trust, assuming that any two or more of the A-1, A-2, A-3, A-AB, A-4 and A-1A classes are outstanding at that time, payments of principal on the outstanding class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes of series 2006-C6 certificates then outstanding.

The ‘‘Class A-AB Planned Principal Balance’’ for any distribution date is the scheduled principal balance specified for that distribution date on Annex F to this prospectus supplement. Such principal balances were calculated using, among other things, the Modeling Assumptions and a 0% CPR. Based on the Modeling Assumptions and a 0% CPR, the total principal balance of the class A-AB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex F to this prospectus supplement. There is no assurance, however, that the underlying mortgage loans will not be subject to prepayment or that they will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-AB certificates on any distribution date will be equal to—and, furthermore, following retirement of the class A-1, A-2 and A-3 certificates, there can be no assurance that the total principal balance of the class A-AB certificates will not be less than—the principal balance that is specified for such distribution date on Annex F to this prospectus supplement.

In general, subject to the available funds and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the holders of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will be entitled on each distribution date to payments of principal in an amount that will, in the case of each of those classes, generally equal the lesser of:

•	the total principal balance of the subject class of series 2006-C6 principal balance certificates outstanding immediately prior to the subject distribution date; and

•	the excess, if any, of (a) the Net Total Principal Distribution Amount for the subject distribution date, over (b) the total payments of principal made on the subject distribution date with respect to all other more senior classes of series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates), as described under ‘‘—Payments—Priority of Payments’’ below.

In no event will the holders of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates be entitled to receive any payments of principal until the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1A Certificates is reduced to zero. Furthermore, in no event will the holders of any class of series 2006-C6 principal balance certificates (exclusive of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates and the Class JRP Principal Balance Certificates) be entitled to receive any payments of principal until the total principal balance of all other more senior classes of series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates) is reduced to zero.

The Class JRP Principal Distribution Amount for each distribution date will be allocated to the class JRP-1, JRP-2, JRP-3, JRP-4, JRP-5, JRP-6, JRP-7, JRP-8, JRP-9, JRP-10, JRP-11, JRP-12, JRP-13, JRP-14, JRP-15, JRP-16 and JRP-17 certificates, in that order, in each case up to the lesser of (a) the total principal balance of the subject class of Class JRP Principal Balance Certificates immediately prior to that distribution date and (b) any remaining unallocated portion of that Class JRP Principal Distribution Amount.

Notwithstanding the foregoing, on the final distribution date in connection with a termination of the trust, subject to the Net Available P&I Funds or the Class JRP Available P&I Funds, as applicable, for that final distribution date and the priority of payments described under ‘‘—Payments—Priority of Payments’’ or ‘‘—Payments—Payments on the Class JRP Principal Balance Certificates,’’ as applicable, below, the holders of each class of series 2006-C6 principal balance certificates will be entitled to payments of principal, up to the total principal balance of that class of series 2006-C6 principal balance certificates outstanding immediately prior to that final distribution date.

If the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance (including the portion of any monthly debt service advance with respect to the Junior Portion of a Split Mortgage Loan) that it has determined is not recoverable out of collections on the related mortgage loan in the trust, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i) first, out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates), and (ii) then, out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-C6 certificates (exclusive of the Class JRP Principal Balance Certificates), thereby reducing the payments of principal on the series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates). As a result, the Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related mortgage loan (or, if such mortgage loan is part of the Serviced Loan Combination, on or in respect of such Loan Combination), as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first, out of payments or other collections of principal on the loan group that includes the subject mortgage loan as to which the advance was made, and then, out of payments or other collections of principal on the other loan group. Notwithstanding the foregoing, collections on any Split Mortgage Loan that are otherwise distributable with respect to the Class JRP Principal Balance Certificates will not be available to reimburse, or pay interest on, advances or to pay Additional Trust Fund Expenses with respect to any underlying mortgage loan other than that Split Mortgage Loan.

If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, is reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates). In addition, if any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on that advance is paid out of general principal collections on the mortgage pool, and if interest on that advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which that advance was made, then the portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on that advance would also generally be included as amounts payable as principal with respect to the series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates). For purposes of determining the respective portions of the Net Total Principal Distribution Amount attributable to each loan group, those subsequent recoveries that are to be included as amounts payable as principal with respect to the series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates) will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the penultimate sentence of the prior paragraph.

The class X-CL, X-CP, R-I, R-II, R-III and R-LR certificates do not have principal balances and do not entitle their respective holders to payments of principal.

Reimbursement Amounts.    As discussed under ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below, the total principal balance of any class of series 2006-C6 principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2006-C6 principal balance certificates, then, subject to the Net Available P&I Funds or the Class JRP Available P&I Funds, as applicable, and the priority of payments described under ‘‘—Payments—Priority of Payments’’ or ‘‘—Payments—Payments on the Class JRP Principal Balance Certificates,’’ as applicable, below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the ‘‘loss reimbursement amount’’ under ‘‘—Payments—Priority of Payments’’ below, under ‘‘—Payments—Payments on the Class JRP Principal Balance Certificates’’ below and elsewhere in this prospectus supplement mean, in the case of any class of series 2006-C6 principal balance certificates, for any distribution date, the total amount to which the holders of that class will be entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

In limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool (exclusive of the total Allocated Principal Balance of the respective Junior Portions of the Split Mortgage Loans) exceeds the total principal balance of the series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates) immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates) that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with past due interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 2006-C6 principal balance certificates. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

Priority of Payments.    On each distribution date, the trustee will apply the Net Available P&I Funds for that date for the following purposes and in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

(1)	concurrently, (a) from the portion of the Net Available P&I Funds attributable to Loan Group No. 2, to pay interest to the holders of the class A-1A certificates up to the total amount of interest payable with respect to such class on the subject distribution date, (b) from the portion of the Net Available P&I Funds attributable to Loan Group No. 1, to pay interest to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject distribution date, and (c) from any and all Net Available P&I Funds, to pay interest to the holders of the class X-CL and X-CP certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject distribution date; provided, however, that if the Net Available P&I Funds for the subject distribution date, or the applicable portion of those Available P&I Funds attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to any of those classes as described above, the Net Available P&I Funds will be allocated among all those classes pro rata in proportion to the respective amounts of interest then payable thereon, without regard to loan group;

(2)	to pay principal to the holders of the class A-1A certificates, until the total principal balance of the class A-1A certificates has been reduced to zero, in an amount up to the portion of the Net Total Principal Distribution Amount for the subject distribution date that is attributable to Loan Group No. 2;

(3)	to pay principal to the holders of the class A-AB certificates, in an amount up to the lesser of (a) the Net Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1A certificates on the subject distribution date as described in the immediately preceding clause (2), and (b) the excess, if any, of (i) the total principal balance of the class A-AB certificates outstanding immediately prior to the subject distribution date, over (ii) the Class A-AB Planned Principal Balance for the subject distribution date;

(4)	to pay principal to the holders of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, sequentially among those classes in that order, in each case until the total principal balance of the subject class of series 2006-C6 certificates has been reduced to zero, in an aggregate amount up to the Net Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1A and/or A-AB certificates on the subject distribution date as described in the immediately preceding clauses (2) and (3); and

(5)	to make payments to the holders of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, in an amount up to, and on a pro rata basis in accordance with, the respective loss reimbursement amounts with respect to those classes for the subject distribution date;

provided that, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date, assuming any two or more of the A-1, A-2, A-3, A-AB, A-4 and A-1A classes are outstanding at that time, the allocations and order of principal payments described in clauses (2), (3) and (4) above will be ignored and payments of principal on the A-1, A-2, A-3, A-AB, A-4 and/or A-1A classes will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes then outstanding.

On each distribution date, following the payments to be made with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL and X-CP certificates as described above, the trustee will apply any remaining Net Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Net Available P&I Funds:

(1)	payments to the holders of the class A-M certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class A-M certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class A-M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class A-M certificates;

(2)	payments to the holders of the class A-J certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class A-J certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class A-J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A and A-M certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class A-J certificates;

(3)	payments to the holders of the class B certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class B certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class B certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and A-J certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class B certificates;

(4)	payments to the holders of the class C certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class C certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class C certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J and B certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class C certificates;

(5)	payments to the holders of the class D certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class D certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class D certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B and C certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class D certificates;

(6)	payments to the holders of the class E certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class E certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class E certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C and D certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class E certificates;

(7)	payments to the holders of the class F certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class F certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class F certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D and E certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class F certificates;

(8)	payments to the holders of the class G certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class G certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class G certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E and F certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class G certificates;

(9)	payments to the holders of the class H certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class H certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class H certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F and G certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class H certificates;

(10)	payments to the holders of the class J certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class J certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G and H certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class J certificates;

(11)	payments to the holders of the class K certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class K certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class K certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H and J certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class K certificates;

(12)	payments to the holders of the class L certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class L certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class L certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class L certificates;

(13)	payments to the holders of the class M certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class M certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K and L certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class M certificates;

(14)	payments to the holders of the class N certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class N certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class N certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L and M certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class N certificates;

(15)	payments to the holders of the class P certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class P certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class P certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M and N certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class P certificates;

(16)	payments to the holders of the class Q certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class Q certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class Q certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N and P certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class Q certificates;

(17)	payments to the holders of the class S certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class S certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class S certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class S certificates;

(18)	payments to the holders of the class T certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class T certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class T certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and S certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class T certificates; and

(19)	payments to the holders of the class R-I, R-II, R-III and R-LR certificates, up to the amount of any remaining Net Available P&I Funds;

provided that, on the final distribution date, subject to the Net Available P&I Funds for such distribution date and the priority of payments described above in this paragraph, the holders of each class of series 2006-C6 principal balance certificates referred to above in this paragraph will be entitled to receive payments of principal sufficient to retire their certificates, without regard to the Net Total Principal Distribution Amount for the final distribution date.

Payments of Prepayment Premiums and Yield Maintenance Charges.    If any prepayment consideration (including, with respect to the related mortgage loan seller’s repurchase of an Early Defeasance Mortgage Loan in connection with a defeasance prior to the second anniversary of the creation of the related individual loan REMIC, if the borrower delivers cash instead of securities to effect that defeasance, the portion of the purchase price representing the amount, if any, by which (i) the proceeds from any cash defeasance deposit by the borrower exceed (ii) the principal balance of the mortgage loan, together with accrued interest and costs) is collected during any particular collection period with respect to any mortgage loan in the trust (exclusive of any prepayment consideration collected with respect to the Junior Portion of a Split Mortgage Loan), regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J or K certificates that are then entitled to payments of principal on such distribution date, from the loan group (i.e., Loan Group No. 1 or Loan Group No. 2) that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those series 2006-C6 certificates, the product of—

•	the amount of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, multiplied by

•	a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2006-C6 principal balance certificates for the related interest accrual period, over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant Discount Rate, and further multiplied by

•	a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 2006-C6 principal balance certificates on that distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is the portion of the Net Total Principal Distribution Amount for that distribution date attributable to the loan group that includes the prepaid mortgage loan.

The trustee will thereafter pay any remaining portion of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, to the holders of the class X-CL certificates and/or the holders of the class X-CP certificates, allocable between such classes as follows:

•	on any distribution date up to and including the distribution date in September 2009,

1	85% thereof to the holders of the class X-CL certificates, and

2	15% thereof to the holders of the class X-CP certificates; and

•	on any distribution date subsequent to the distribution date in September 2009, 100% thereof to the holders of the class X-CL certificates.

If any prepayment consideration is collected during any particular collection period with respect to a Split Mortgage Loan, then on the distribution date corresponding to that collection period, the trustee will allocate that prepayment consideration between the Senior Portion and the Junior Portion of that Split Mortgage Loan on a pro rata basis in accordance with the respective amounts of principal then being prepaid with respect to each such portion. The portion of any prepayment consideration allocable to the Junior Portion of a Split Mortgage Loan, net of workout fees and liquidation fees payable in connection with the receipt thereof, will be distributed among the holders of the respective classes of Class JRP Principal Balance Certificates, pro rata, based on the amount of principal then being prepaid with respect to each such class of Class JRP Principal Balance Certificates.

Neither we nor the underwriters make any representation as to—

•	the enforceability of the provision of any promissory note evidencing one of the underlying mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

•	the collectability of any prepayment premium or yield maintenance charge.

See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Payments on the Class JRP Principal Balance Certificates.

On each distribution date, the trustee will apply the Class JRP Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining portion of the Class JRP Available P&I Funds:

Order of Payment	Recipient Class or Classes	Type and Amount of Payment
1	JRP-1	Interest up to the total interest payable on that class
2	JRP-1	Principal up to the total principal payable on that class
3	JRP-1	Reimbursement up to the total loss reimbursement amount for that class
4	JRP-2	Interest up to the total interest payable on that class
5	JRP-2	Principal up to the total principal payable on that class
6	JRP-2	Reimbursement up to the loss reimbursement amount for that class
7	JRP-3	Interest up to the total interest payable on that class
8	JRP-3	Principal up to the total principal payable on that class
9	JRP-3	Reimbursement up to the loss reimbursement amount for that class

Order of Payment	Recipient Class or Classes	Type and Amount of Payment
10	JRP-4	Interest up to the total interest payable on that class
11	JRP-4	Principal up to the total principal payable on that class
12	JRP-4	Reimbursement up to the loss reimbursement amount for that class
13	JRP-5	Interest up to the total interest payable on that class
14	JRP-5	Principal up to the total principal payable on that class
15	JRP-5	Reimbursement up to the loss reimbursement amount for that class
16	JRP-6	Interest up to the total interest payable on that class
17	JRP-6	Principal up to the total principal payable on that class
18	JRP-6	Reimbursement up to the loss reimbursement amount for that class
19	JRP-7	Interest up to the total interest payable on that class
20	JRP-7	Principal up to the total principal payable on that class
21	JRP-7	Reimbursement up to the loss reimbursement amount for that class
22	JRP-8	Interest up to the total interest payable on that class
23	JRP-8	Principal up to the total principal payable on that class
24	JRP-8	Reimbursement up to the loss reimbursement amount for that class
25	JRP-9	Interest up to the total interest payable on that class
26	JRP-9	Principal up to the total principal payable on that class
27	JRP-9	Reimbursement up to the loss reimbursement amount for that class
28	JRP-10	Interest up to the total interest payable on that class
29	JRP-10	Principal up to the total principal payable on that class
30	JRP-10	Reimbursement up to the loss reimbursement amount for that class
31	JRP-11	Interest up to the total interest payable on that class
32	JRP-11	Principal up to the total principal payable on that class
33	JRP-11	Reimbursement up to the loss reimbursement amount for that class
34	JRP-12	Interest up to the total interest payable on that class
35	JRP-12	Principal up to the total principal payable on that class
36	JRP-12	Reimbursement up to the loss reimbursement amount for that class
37	JRP-13	Interest up to the total interest payable on that class
38	JRP-13	Principal up to the total principal payable on that class
39	JRP-13	Reimbursement up to the loss reimbursement amount for that class
40	JRP-14	Interest up to the total interest payable on that class
41	JRP-14	Principal up to the total principal payable on that class
42	JRP-14	Reimbursement up to the loss reimbursement amount for that class
43	JRP-15	Interest up to the total interest payable on that class
44	JRP-15	Principal up to the total principal payable on that class
45	JRP-15	Reimbursement up to the loss reimbursement amount for that class
46	JRP-16	Interest up to the total interest payable on that class
47	JRP-16	Principal up to the total principal payable on that class
48	JRP-16	Reimbursement up to the loss reimbursement amount for that class
49	JRP-17	Interest up to the total interest payable on that class
50	JRP-17	Principal up to the total principal payable on that class
51	JRP-17	Reimbursement up to the loss reimbursement amount for that class

Treatment of REO Properties

Notwithstanding that any mortgaged real property securing an underlying mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan(s) will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining—

•	payments on the series 2006-C6 certificates,

•	allocations of Realized Losses and Additional Trust Fund Expenses to the series 2006-C6 certificates, and

•	the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2006-C6 pooling and servicing agreement.

In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate, the Weighted Average Junior Portion Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

Operating revenues and other proceeds derived from an REO Property administered under the series 2006-C6 pooling and servicing agreement will be applied—

•	first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

•	thereafter, as collections of principal, interest and other amounts due on the related mortgage loan(s).

To the extent described under ‘‘Description of the Series 2006-C6 Pooling and Servicing Agreement—Advances—Advances of Delinquent Monthly Debt Service Payments’’ in this prospectus supplement, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses

As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool (exclusive of the total Allocated Principal Balance of the respective Junior Portions of the Split Mortgage Loans) may decline below the total principal balance of the series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates). If this occurs following the payments made to the series 2006-C6 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2006-C6 principal balance certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage pool (reduced by the total Allocated Principal Balance of the respective Junior Portions of the Split Mortgage Loans) that will be outstanding immediately following that distribution date.

Order of Allocation	Class
1st	T
2nd	S
3rd	Q
4th	P
5th	N
6th	M
7th	L
8th	K
9th	J
10th	H
11th	G
12th	F
13th	E
14th	D
15th	C
16th	B
17th	A-J
18th	A-M
19th	A-1, A-2, A-3, A-AB, A-4 and A-1A, pro rata based on total outstanding principal balances

Notwithstanding the foregoing, Realized Losses and Additional Trust Fund Expenses, if any, in respect of a Split Mortgage Loan will be allocated to the Class JRP Principal Balance Certificates, but only up to the remaining Junior Portion of that Split Mortgage Loan. As a result of Realized Losses and Additional Trust Fund Expenses with respect to the Split Mortgage Loans, the aggregate Allocated Principal Balance of the Junior Portions of the Split Mortgage Loans may decline below the total principal balance of the Class JRP Principal Balance Certificates. If this occurs following the payments made to the holders of the series 2006-C6 certificates on any distribution date, then the respective total principal balances of the class JRP-17, JRP-16, JRP-15, JRP-14, JRP-13, JRP-12, JRP-11, JRP-10, JRP-9, JRP-8, JRP-7, JRP-6, JRP-5, JRP-4, JRP-3, JRP-2 and JRP-1 certificates are to be successively reduced, in that order, until the total principal balance of the Class JRP Principal Balance Certificates equals the aggregate Allocated Principal Balance of the Junior Portions of the Split Mortgage Loans that will be outstanding immediately following that distribution date.

The reductions in the total principal balances of the respective classes of series 2006-C6 principal balance certificates, as described above, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in principal balances between (a) the underlying mortgage loans and/or the applicable portions thereof and (b) the subject classes of series 2006-C6 certificates.

The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, will generally equal the excess, if any, of:

•	the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest), over

•	the total amount of Liquidation Proceeds, if any, recovered in connection with the subject liquidation that are available to pay principal of, and interest (other than Default Interest) on, that mortgage loan.

If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven (other than Default Interest) also will be treated as a Realized Loss.

Realized Losses will include advances that are determined to be non-recoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the Mortgage Pool.

Additional Trust Fund Expenses may include:

•	any special servicing fees, workout fees and liquidation fees paid to the special servicer;

•	any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment, in any particular case, is not covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

•	the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other trust assets that, in any particular case, is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

•	any unanticipated, non-mortgage loan specific expense of the trust, including—

1.	any reimbursements and indemnifications to the trustee and various related persons described under ‘‘Description of the Governing Documents—Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus,

2.	any reimbursements and indemnification to the master servicer, the special servicer, us and various related persons described under ‘‘Description of the Governing Documents—Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us’’ in the accompanying base prospectus, and

3.	any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—REO Properties’’ in this prospectus supplement and/or ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus;

•	rating agency fees, other than on-going surveillance fees, that, in any particular case, cannot be recovered from the related borrower and are not otherwise covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan; and

•	any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement, and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan.

Any expenses under the governing servicing agreement for an Outside Serviced Loan Combination that are similar to the Additional Trust Fund Expenses described above and that relate to such Outside Serviced Loan Combination, are to be paid out of collections on that Loan Combination, could adversely affect amounts available for payments on the series 2006-C6 certificates and, to the extent paid out of amounts otherwise distributable to the trust with respect to the Outside Serviced Trust Mortgage Loan, should be considered Additional Trust Fund Expenses.

The Total Principal Distribution Amount may from time to time include Recovered Amounts. In such circumstances, it is possible that the total Stated Principal Balance of the mortgage pool (exclusive of the total Allocated Principal Balance of the respective Junior Portions of the Split Mortgage Loans) may exceed the total principal balance of the series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates). If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 2006-C6 principal balance certificates, the total principal balances of one or more classes of series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates) that had previously been reduced as described above in this ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ section may be increased (in each case, up to the amount of any such prior reduction). Any such increases would be made among the respective classes of series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates) in the reverse order that such reductions had been made (i.e., such increases would be made first with respect to the most senior class of series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates) with a loss reimbursement amount and thereafter in descending order of seniority); provided that such increases may not result in the total principal balance of the series 2006-C6 principal balance certificates (exclusive of the Class JRP Principal Balance Certificates) being in excess of the total Stated Principal Balance of the mortgage pool (exclusive of the respective Junior Portions of the Split Mortgage Loans). Any such increases will also be accompanied by a reinstatement of the past due interest on the various interest-bearing classes of the series 2006-C6 certificates that would otherwise have accrued if the reinstated principal amounts had never been written off.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, general purpose, source and frequency of payments for those fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to each underlying mortgage loan, one-twelfth of the related annual master servicing fee rate, multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time on that mortgage loan (2)	Compensation	First, out of recoveries of interest with respect to that mortgage loan and then, if the subject mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account (4)	Monthly
Additional Master Servicing Compensation / Master Servicer	•Prepayment interest excesses on underlying mortgage loans that are the subject of a principal prepayment in full or in part after their due date in any collection period	Compensation	Interest payments made by the related mortgagor intended to cover interest accrued on the subject principal prepayment with respect to the subject mortgage loan during the period from and after the related due date	Time to time
	•All interest and investment income earned on amounts on deposit in the master servicer’s pool custodial account and in any Loan Combination-specific custodial account	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Monthly
	•All interest and investment income earned on amounts on deposit in the servicing accounts, reserve accounts and the defeasance account maintained by the master servicer, to the extent not otherwise payable to the borrowers	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Monthly

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
	•Late payment charges and Default Interest actually collected with respect to any underlying mortgage loan in the trust fund during any collection period (and, in the case of an Outside Serviced Trust Mortgage Loan, passed through to the trust), but only to the extent that such late payment charges and Default Interest accrued while it was a non-specially serviced mortgage loan and are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or related mortgaged real property from collections on the mortgage pool and not previously reimbursed.	Compensation	Payments of late payment charges and Default Interest made by mortgagors with respect to the underlying mortgage loans	Time to time
Outside Master Servicing Fee / Master Servicer of an Outside Serviced Trust Mortgage Loan	With respect to each Outside Serviced Trust Mortgage Loan, interest accrued at the related annual outside master servicing fee rate for the same number of days as, and on the same principal amount on which, interest accrues or is deemed to accrue from time to time on the subject underlying mortgage loan. (5)	Compensation	Out of payments of interest with respect to the subject Outside Serviced Trust Mortgage Loan.	Monthly

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Special Servicing Fee / Special Servicer	With respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loans) and Serviced Non-Trust Loan that is being specially serviced or as to which the related mortgaged real property has become an REO Property, one-twelfth of the product of the annual special servicing fee rate, multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time with respect to such mortgage loan (with a minimum of $4,000 per month for each specially serviced mortgage loan or Loan Combination). (6)	Compensation	Out of general collections on all the mortgage loans and any REO Properties in the trust.	Time to time
Outside Special Servicing Fee / Special Servicer of an Outside Serviced Trust Mortgage Loan	With respect to the Reckson Portfolio I Subordinate Tranche Mortgage Loan and each of the related Non-Trust Loans, one-twelfth of the product of the related annual outside special servicing fee rate, multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time with respect to such mortgage loan; and, with respect to the 1155 Avenue of the Americas Mortgage Loan, interest accrued at the related annual outside special servicing fee rate for the same number of days, and on the same principal amount on which, interest accrues or is deemed to accrue from time to time on such mortgage loan. (5)	Compensation	Out of amounts otherwise payable to the trust with respect to the subject Outside Serviced Trust Mortgage Loan, either solely or, in any event, prior to being paid out of other payments with respect to the related Outside Serviced Loan Combination, as applicable	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Workout Fee / Special Servicer	With respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loans) and each Serviced Non-Trust Loan that has been and continues to be worked-out, the workout fee rate of 1.0% multiplied by each collection of interest (other than Default Interest), principal, and prepayment consideration received on the subject mortgage loan for so long as it remains a worked-out mortgage loan	Compensation	Out of each collection of interest (other than Default Interest), principal and prepayment consideration received on the subject mortgage loan.	Time to time
Liquidation Fee / Special Servicer	With respect to any specially serviced mortgage loan (other than, if applicable, an Outside Serviced Trust Mortgage Loan) for which the special servicer obtains a full, partial or discounted payoff and with respect to any specially serviced mortgage loan (other than, if applicable, an Outside Serviced Trust Mortgage Loan) or REO Property for which the special servicer receives any Liquidation Proceeds an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of Default Interest). (7)	Compensation	Out of the full, partial or discounted payoff obtained from the related borrower and/or Liquidation Proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest) in respect of the related specially serviced mortgage loan or related REO Property, as the case may be.	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Outside Serviced Trust Mortgage Loan Workout Fee and Liquidation Fee / Special Servicer of an Outside Serviced Trust Mortgage Loan	With respect to each Outside Serviced Trust Mortgage Loan (and, in the case of the Reckson Portfolio I Subordinate Tranche Mortgage Loan, each of the related Non-Trust Loans), the related liquidation fee and workout fee due and owing under the applicable outside servicing agreement, which fees are calculated in substantially the same manner as the comparable fees under the series 2006-C6 pooling and servicing agreement. (8)	Compensation	Out of amounts otherwise payable to the trust with respect to the subject Outside Serviced Trust Mortgage Loan, either solely or, in any event, prior to being paid out of other payments with respect to the related Outside Serviced Loan Combination, as applicable.	Time to time
Additional Special Servicing Compensation / Special Servicer	•All interest and investment income earned on amounts on deposit in the special servicer’s REO Account	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
	•Late payment charges and Default Interest actually collected with respect to any mortgage loan (other than the Outside Serviced Trust Mortgage Loans), but only to the extent such late payment charges and Default Interest (a) accrued with respect to that mortgage loan while it was specially serviced or after the related mortgaged property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or mortgaged real property from collections on the mortgage pool and not previously reimbursed	Compensation	Late payment charges and Default Interest actually collected in respect of the underlying mortgage loans	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer (9)	•All assumption fees, assumption application fees, modification fees, consent fees, extension fees and similar fees actually collected on the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) and the Serviced Non-Trust Loan	Compensation	Related payments made by mortgagors with respect to the subject mortgage loans	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Trustee Fee / Trustee	With respect to each distribution date, an amount equal to one-twelfth of the product of the annual trustee fee rate, multiplied by the aggregate Stated Principal Balance of the mortgage pool outstanding immediately prior to such distribution date. (10)	Compensation	General collections on the mortgage pool on deposit in the trustee’s collection account.	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the trustee’s collection account and interest reserve account.	Compensation	Interest and investment income realized on funds deposited in the trustee’s collection account and interest reserve account (net of investment losses).	Monthly
Expenses
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	Reimbursement of expenses	Amounts on deposit in the custodial account that represent (a) payments made by the related mortgagor to cover the item for which such servicing advance was made or (b) Liquidation Proceeds, condemna-tion proceeds, insurance proceeds and, if applicable, REO revenues (in each case, if applicable, net of any liquidation fee or workout fee payable therefrom) received in respect of the particular mortgage loan or related REO Property, provided that if the master servicer, special servicer or trustee determines that a servicing advance is not recoverable out of collections on the related underlying mortgage, then such reimbursements shall be paid out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the custodial account (11)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Interest on servicing advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, accrued on the amount of each outstanding servicing advance	Payment of Interest on servicing advances	First, out of Default Interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the master servicer’s custodial account (12)	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I advances.	Reimbursement of P&I advances made with respect to the mortgage pool	Amounts on deposit in the master servicer’s custodial account that represent late collections of interest and principal (net of related master servicing, workout and liquidation made with respect to the mortgage pool fees) received in respect of the related underlying mortgage loan or REO Property as to which such P&I advance was made, provided that if the master servicer or trustee determines that a P&I advance is not recoverable out of collections on the related underlying mortgage, then out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer’s custodial account	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, accrued on the amount of each outstanding P&I advance	Payment of interest on P&I advances	First, out of Default Interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the master servicer’s custodial account	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Unpaid expenses (other than interest on servicing advances or P&I advances, special servicing fees, workout fees and liquidation fees)	To the extent of funds available, the amount of any outstanding expenses.	Reimbursement of Expenses	Default Interest and late payment charges on deposit in the custodial account that were received with respect to the mortgage loan as to which the expense was incurred, to the extent not applied to the payment of interest on outstanding servicing or P&I advances	Time to time
Reimbursement of costs and expenses for the remediation of adverse environmental conditions at any mortgaged real property / Special Servicer	To the extent of funds available, the costs and expenses in connection with the remediation of adverse environmental condition at any mortgaged real property that secures a defaulted mortgage loan in the trust (such costs and expenses will be incurred only if the Special Servicer has determined to acquire title or possession of the related mortgaged real property)	Reimbursement of Expenses	Out of general collections on deposit in the master servicer’s custodial account (4)	Time to time
Cost of an independent appraiser or other expert in real estate matters	To the extent of funds available, the cost of such independent appraiser or other expert in real estate matters	Payment of Expenses	Out of general collections on deposit in the master servicer’s custodial account (4)	Time to time
Fees of an independent contractor retained to manage an REO Property	To the extent of funds available, the amount of the fees of such independent contractor	Payment of Expenses	Out of general collections on deposit in the master servicer’s custodial account (4)	Time to time
Servicing expenses, that would, if advanced by the master servicer or special servicer, constitute nonrecoverable servicing advances	To the extent of funds available, the amount of such servicing expense	Payment of servicing expenses	Out of general collections on deposit in the master servicer’s custodial account (4)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Amounts payable or reimbursable to a Non-Trust Noteholder or a servicer of an Outside Serviced Trust Mortgage Loan	Amounts (other than normal monthly payments) specifically payable or reimbursable to such party by the trust in its capacity as holder of the related underlying mortgage loan that is part of the relevant Loan Combination, pursuant to the terms of the related Co-Lender Agreement	Payment or reimbursement or amounts payable by the trust	Out of general collections on deposit in the master servicer’s custodial account.	Time to time
Reimbursement of nonrecoverable advances and interest thereon / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any P&I advance or servicing advance, and interest thereon, that the advancing party has determined to be not recoverable out of collections on the related underlying mortgage loan	Reimbursement of Expenses	First, out of amounts on deposit in the custodial account that represent payments or collections of principal on the mortgage pool and second, out of any other payments and/or collections on the mortgage pool and third, out any other amounts on deposit in the custodial account.	Time to time
Indemnification of
expenses in connection
with the termination and
removal of the master
servicer or the special
servicer as a result of an
Event of Default / the
applicable party to the
pooling and servicing
agreement	Any cost or expenses in connection with any actions taken by any party to the pooling and servicing agreement with respect to the termination and removal of the master servicer or special servicer following an Event of Default (if not paid by the defaulting party within 90 days after notice of such costs and expenses).	Indemnification	Out of general collections on deposit in the master servicer’s custodial account.	Time to time
Cost of transferring mortgage files and related documents to a successor trustee/ trustee	The cost of transferring mortgage files and related documents to a successor trustee	Payment of expenses	Out of general collections on deposit in the master servicer’s custodial account.	Time to time
Cost of opinions or advice of counsel / Party incurring such expense	To the extent of funds available, the cost of such opinions of counsel or advice of counsel	Payment of expenses	General collections on the mortgage pool on deposit in the trustee’s collection account or the master servicer’s custodial account (4)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Payment of any federal,
state and local taxes
imposed on the trust, its
assets and/or transactions,
together with all incidental
costs and expenses, that
are required to be borne
by the trust / Party
payment such expense	The amount of any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses	Payment of taxes and related expenses	General collections on the mortgage pool on deposit in the trustee’s collection account	Time to time
Indemnification Expenses / Tax Administrator	The amount of any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities	Indemnification	General collections on the mortgage pool on deposit in the trustee’s collection account	Time to time
Funds necessary for the proper operation, management, leasing, maintenance and disposition of any administered REO Property / Special Servicer	To the extent of funds available, the amount of the expenses for the proper operation, management, leasing, maintenance and disposition of such REO Property	Payment of expenses	Amounts on deposit in the account established by the special servicer for the retention of revenues and other proceeds derived from such REO Property (4)	Time to time
The cost or expenses incurred in connection with determining the identity of the Controlling Class Representative or a Loan- Specific Class Representative	The amount of such cost or expenses	Indemnification of expenses	Out of the trust funds (in any event, out of amounts otherwise payable with respect to the series 2006-C6 controlling class certificates or the Class JRP Principal Balance Certificates, as the case may be)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Indemnification Expenses / Trustee and any director, officer, employee or agent of the Trustee	Any loss, liability or reasonable ‘‘out-of-pocket’’ expense arising out of, or incurred in connection with the series 2006-C6 pooling and servicing agreement, the series 2006-C6 certificates (provided that such loss, liability or expense constitutes an ‘‘unanticipated expense’’ within the meaning of Treasury regulations section 1.860G-1(b)(3)(ii)) (13)	Indemnification	Amounts on deposit on the master servicer’s custodial account and the trustee’s collection account (and, to the extent that a Loan Combination or any related REO Property is affected, such indemnity will be payable out of the related Loan Combination custodial account)	Time to time
Indemnification Expenses / Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of Depositor, Master Servicer or Special Servicer	Any loss, liability or reasonable expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to the series 2006-C6 pooling and servicing agreement or the series 2006-C6 certificates (13)	Indemnification	Amounts on deposit on the master servicer’s custodial account (14)	Time to time
Servicing Advances, Interest on Servicing Advances, Servicing Expenses and Indemnification Expenses / Master Servicer or Special Servicer of an Outside Serviced Trust Mortgage Loan	Substantially the same as corresponding items under the series 2006-C6 pooling and servicing agreement	Fees, Expenses and Indemnification	Payable out of collections on the related Outside Serviced Loan Combination, but, in the case of the Reckson Portfolio I Loan Combination, first out of amounts otherwise payable to the trust with respect to the Reckson Portfolio I Subordinate Tranche Mortgage Loan (15)	Time to time
Interest on Delinquency Advances with respect to the Reckson Portfolio I Senior Non-Trust Loans / Applicable Advancing Party	Substantially the same as corresponding items under the series 2006-C6 pooling and servicing agreement	Expenses	Payable first out of amounts otherwise payable to the trust with respect to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, and then out of other collections on the Reckson Portfolio I Loan Combination	Time to time

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the series 2006-C6 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer or trustee in the case of amounts owed to either of them) prior to distributions on the series 2006-C6 certificates.

(3)	The master servicing fee rate payable under the series 2006-C6 pooling and servicing agreement (which excludes the outside master servicing fee rate referred to in footnote (5) below) for each underlying mortgage loan will range, on a loan-by-loan basis, from 0.01% per annum to 0.11% per annum, as described in this prospectus supplement under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—The Principal Master Servicing Compensation.’’

(4)	In the case of a mortgage loan in a Serviced Loan Combination, first, out of amounts on deposit in the Loan Combination-specific custodial account.

(5)	The outside master servicing fee rate for the Reckson Portfolio I Subordinate Tranche Mortgage Loan will equal 0.01% per annum and the outside special servicing fee rate for the Reckson Portfolio I Subordinate Tranche Mortgage Loan will equal 0.25% per annum. The outside master servicing fee rate for the 1155 Avenue of the Americas Mortgage Loan will equal 0.0025% per annum and the outside special servicing fee rate for the 1155 Avenue of the Americas Mortgage Loan will equal 0.20% per annum.

(6)	The special servicing fee rate for each mortgage loan will equal 0.35% per annum, as described in this prospectus supplement under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Special Servicing Compensation—The Special Servicing Fee.’’

(7)	Circumstances as to when a liquidation fee is not payable are set forth under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee’’ in this prospectus supplement.

(8)	The liquidation fee rate and the workout fee rate with respect to the Reckson Portfolio I Subordinate Tranche Mortgage Loan will equal 1.0%. The liquidation fee rate with respect to the 1155 Avenue of the Americas Mortgage Loan will equal 0.15%, and the workout fee with respect to the 1155 Avenue of the Americas Loan Combination will be $150,000 per workout.

(9)	Allocable between the master servicer and the special servicer as provided in the series 2006-C6 pooling and servicing agreement.

(10)	The trustee fee rate will equal 0.0007% per annum, as described in this prospectus supplement under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Trustee Compensation.’’

(11)	If the subject underlying mortgage loan is part of a Serviced Loan Combination, such servicing advance will generally be paid out of amounts on deposit in the related Serviced Loan Combination-specific account that represent payments made by the related mortgagor to cover the item for which such servicing advance was made, and amounts on deposit in the related Loan Combination-specific account that represent Liquidation Proceeds, condemnation proceeds, insurance proceeds and, if applicable, REO revenues (in each case, if applicable, net of any liquidation fee or workout fee payable therefrom) received in respect of the subject Serviced Loan Combination or any related REO Property, provided that if the party entitled to the reimbursement of such servicing advance has made a determination that such servicing advance is nonrecoverable, then such servicing advance shall generally be paid out of amounts on deposit in the master services custodial account.

(12)	If the subject underlying mortgage loan is part of a Serviced Loan Combination, such amounts will generally be paid out of: first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Serviced Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to holders of the mortgage loans comprising the subject Serviced Loan Combination as Default Interest and late payment charges, with such payment to be deducted from the amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related Serviced Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the mortgage loans comprising the subject Serviced Loan Combination with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, third, as and to the extent provided in the series 2006-C6 pooling and servicing agreement, out of general collections on the mortgage pool.

(13)	In general, none of the above specified persons will be entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series 2006-C6 pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party’s obligations and duties under the series 2006-C6 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 2006-C6 pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance, the reimbursement of which has otherwise been provided for under the series 2006-C6 pooling and servicing agreement, or allocable overhead.

(14)	If a Serviced Loan Combination is involved, such indemnity will be payable out of the related Loan Combination-specific custodial account and, if and to the extent not solely attributable to the Serviced Non-Trust Loan included in such Loan Combination, will also be payable out of the master servicer’s custodial account if amounts on deposit in the related Loan Combination-specific account are insufficient therefor.

(15)	In the case of the 1155 Avenue of the Americas Loan Combination, the trust must bear its pro rata share of any servicing advance not otherwise recoverable out of collections on that Loan Combination.

Reports to Certificateholders; Available Information

Certificateholder Reports.    Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available, as and under the circumstances described under ‘‘—Information Available Electronically’’ below, on each distribution date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

•	A distribution date statement containing substantially the information contained in Annex D to this prospectus supplement.

•	A CMSA bond level file, together with a CMSA collateral summary file setting forth information with respect to the underlying mortgage loans and the corresponding mortgaged real properties, respectively.

•	A mortgage pool data update report, which is to contain substantially the categories of information regarding the underlying mortgage loans set forth on Annexes A-1 through A-4 to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The mortgage pool data update report may be included as part of the distribution date statement.

The master servicer or the special servicer, as specified in the series 2006-C6 pooling and servicing agreement, is required to deliver to the trustee (or, in the case of the special servicer, to the master servicer for delivery, directly or as part of other reports, to the trustee) monthly, and the trustee is required to make available, as and under the circumstances described below under ‘‘—Information Available Electronically,’’ a copy of each of the following reports with respect to the underlying mortgage loans (except as provided in the fourth succeeding paragraph below with respect to the Outside Serviced Trust Mortgage Loans) and the corresponding mortgaged real properties:

•	a CMSA delinquent loan status report;

•	a CMSA historical loan modification and corrected mortgage loan report;

•	a CMSA historical liquidation report;

•	a CMSA REO status report;

•	a CMSA servicer watch list;

•	a loan payoff notification report;

•	a CMSA comparative financial status report;

•	a CMSA loan level reserve/LOC report;

•	a CMSA loan periodic update file;

•	a CMSA advance recovery report;

•	a CMSA property file; and

•	a CMSA financial file.

In addition, upon the request of any holder or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

•	with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

•	with respect to any mortgaged real property or REO Property, a CMSA NOI adjustment worksheet.

The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities Association investor reporting package. Forms of these reports are available at the CMSA’s internet website, located at www.cmbs.org.

Recipients of the reports described above in this ‘‘—Reports to Certificateholders; Available Information’’ section will be deemed to have agreed to keep the information therein confidential in accordance with applicable securities laws. Notwithstanding the foregoing, any information made available by or duplicated in filings made pursuant to the Exchange Act is required to be and will be made available to anyone.

With respect to each of the Outside Serviced Trust Mortgage Loans, the reports required to be delivered to the holder of those mortgage loans by the applicable master servicer, pursuant to the governing servicing agreement, are substantially similar, but not identical, to those required to be delivered to the trustee by the master servicer under the series 2005-C6 pooling and servicing agreement. To the extent any such information with respect to an Outside Serviced Trust Mortgage Loan or the related mortgaged real property is received from the master servicer under the related governing servicing agreement, the series 2006-C6 master servicer is required to aggregate that information with the CMSA reports the series 2006-C6 master servicer is required to prepare with respect to the underlying mortgage loans, and the trustee is then required to make those reports available as described below under ‘‘—Information Available Electronically.’’ The obligation of the series 2006-C6 master servicer and/or the trustee to remit any reports or information identified in this ‘‘—Reports to Certificateholders; Available Information’’ section with respect to an Outside Serviced Trust Mortgage Loan is dependent upon its receipt of the corresponding information from a party responsible for servicing that mortgage loan.

Within a reasonable period of time after the end of each calendar year, upon request, the trustee is required to send to each person who at any time during the calendar year was a series 2006-C6 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly distribution date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or any other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable. Notwithstanding the foregoing, the party signing reports required under the Exchange Act on our behalf is responsible for the information contained in those reports.

Book-Entry Certificates.    If you hold your offered certificates in book-entry form through DTC, you may, at your expense, obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee’s internet website.

Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series 2006-C6 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2006-C6 certificates are registered on the books and records of the certificate registrar.

Information Available Electronically.    The trustee will make available each month, for the relevant reporting periods, to the series 2006-C6 certificateholders and beneficial owners of series 2006-C6 certificates identified to the reasonable satisfaction of the trustee, the distribution date statement, any mortgage pool data update report, any loan payoff notification report, and the mortgage loan information presented in the standard Commercial Mortgage Securities Association investor reporting package formats via the trustee’s internet website. All the foregoing reports will be accessible on a restricted basis after receipt by the trustee of a certification in the form attached to the series 2006-C6 pooling and servicing agreement from the person(s) seeking access. The trustee’s internet website will initially be located at www.etrustee.net.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the trustee as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. See ‘‘Description of the Certificates—Incorporation of Certain Documents by Reference; Reports Filed with the SEC’’ in the accompanying base prospectus.

The trustee will provide to each person, including any beneficial owner, to whom the accompanying base prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in the accompanying base prospectus but not delivered with the accompanying base prospectus. Requests for this information should be made to the trustee at LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, IL 60603, Attention: Kristen Packwood, telephone number (312) 904-4207.

The trustee may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made in accordance with the series 2006-C6 pooling and servicing agreement.

Upon notice from the underwriters that the non-offered classes of series 2006-C6 certificates have been sold by them, the trustee will be required to make available electronically, on each distribution date, to the Trepp Group, Intex Solutions, Inc., Charter Research Corporation and/or any other similar third party information provider, a copy of the reports made available to the series 2006-C6 certificateholders.

None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source. Notwithstanding the foregoing, the party signing reports required under the Exchange Act on our behalf is responsible for the information contained in those reports.

Other Information.    The series 2006-C6 pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

•	the final prospectus supplement, the accompanying base prospectus and any other disclosure documents relating to the non-offered classes of the series 2006-C6 certificates, in the form most recently provided by us or on our behalf to the trustee;

•	the series 2006-C6 pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the Issue Date, and any amendments to those agreements;

•	all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2006-C6 certificateholders since the Issue Date;

•	all statements of compliance delivered to the trustee annually by the master servicer and/or the special servicer since the Issue Date, as described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Evidence as to Compliance’’ in this prospectus supplement;

•	all assessment reports and attestation reports delivered to the trustee annually with respect to the master servicer and/or the special servicer since the Issue Date, as described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Evidence as to Compliance’’ in this prospectus supplement;

•	the most recent appraisal, if any, with respect to each mortgaged real property for an underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) obtained by the master servicer or the special servicer and delivered to the trustee;

•	the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments of those underlying mortgage loans, that are to be added to the mortgage files from time to time, to the extent held by the trustee;

•	upon request, the most recent inspection report with respect to each mortgaged real property with respect to an underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) prepared by or on behalf of the master servicer or the special servicer and delivered to the trustee as described under ‘‘Description of the Series 2006-C6 Pooling and Servicing Agreement—Inspections; Collection of Operating Information’’ in this prospectus supplement; and

•	upon request, except in the case of an Outside Serviced Trust Mortgage Loan, the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under ‘‘Description of the Series 2006-C6 Pooling and Servicing Agreement—Inspections; Collection of Operating Information’’ in this prospectus supplement.

•	with respect to each Outside Serviced Trust Mortgage Loan, the governing servicing agreement and any reports and other information delivered under that agreement to the master servicer on behalf of the trust as holder of the Outside Serviced Trust Mortgage Loan.

Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

In connection with providing access to or copies of the items described above, the trustee (or the master servicer, if applicable) may require:

•	in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series 2006-C6 pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential, together with a related indemnity; and

•	in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2006-C6 pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential, together with a related indemnity.

Voting Rights

The voting rights for the series 2006-C6 certificates will be allocated among the respective classes of those certificates as follows:

•	99% of the voting rights will be allocated among the holders of the various classes of series 2006-C6 certificates that have principal balances, pro rata in accordance with those principal balances;

•	1% of the voting rights will be allocated among the holders of the class X-CL and X-CP certificates, pro rata in accordance with their respective notional amounts; and

•	0% of the voting rights will be allocated among the holders of the class R-I, R-II, R-III and R-LR certificates.

Notwithstanding the foregoing, solely for purposes of allocating voting rights to the Class JRP Principal Balance Certificates, the respective total principal balances of the respective classes of the Class JRP Principal Balance Certificates will be deemed reduced by their respective shares of any Appraisal Reduction Amounts with respect to the Split Mortgage Loans. Any Appraisal Reduction Amounts with respect to the Split Mortgage Loans (in each case, up to the Allocated Principal Balance of the related Junior Portion thereof) will be deemed allocated to so reduce the total principal amounts of the class JRP-17, JRP-16, JRP-15, JRP-14, JRP-13, JRP-12, JRP-11, JRP-10, JRP-9, JRP-8, JRP-7, JRP-6, JRP-5, JRP-4, JRP-3, JRP-2 and JRP-1 certificates, in that order, in each case up to the total principal amount thereof.

Voting rights allocated to a class of series 2006-C6 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

Termination

The obligations created by the series 2006-C6 pooling and servicing agreement will terminate following the earliest of—

1.	the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

2.	the purchase of all of the mortgage loans and REO Properties remaining in the trust by the special servicer, any single certificateholder or group of certificateholders of the series 2006-C6 controlling class, the master servicer, us or Lehman Brothers Inc., in that order of preference.

Written notice of termination of the series 2006-C6 pooling and servicing agreement will be given to each series 2006-C6 certificateholder. The final payment with respect to each series 2006-C6 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2006-C6 certificate registrar or at any other location specified in the notice of termination.

Any purchase by the special servicer, any single holder or group of holders of the controlling class, the master servicer, us or Lehman Brothers Inc. of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price generally equal to:

•	the sum of—

1.	the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with (a) interest, other than Default Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

2.	the appraised value of all REO Properties then included in the trust,

minus

•	solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2006-C6 pooling and servicing agreement.

The purchase will result in early retirement of the outstanding series 2006-C6 certificates. However, the rights of the special servicer, any single holder or group of holders of the series 2006-C6 controlling class, the master servicer, us or Lehman Brothers Inc. to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool (including the Junior Portions of the Split Mortgage Loans) be less than 1.0% of the total principal balance of the series 2006-C6 principal balance certificates on the Issue Date. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2006-C6 certificateholders, will constitute part of the Net Available P&I Funds or the Class JRP Available P&I Funds, as applicable, for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2006-C6 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any offered certificate will depend on:

•	the price at which the certificate is purchased by an investor, and

•	the rate, timing and amount of payments on the certificate.

The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

•	the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

•	the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount, as applicable, of the certificate,

•	the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount, as applicable, of, or the total payments on, the certificate, and

•	the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ and ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘—Rate and Timing of Principal Payments’’ below.

Pass-Through Rates.    If the pass-through rate applicable to any class of offered certificates is equal to, based upon or limited by the Weighted Average Pool Pass-Through Rate from time to time, then the yield on those offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of the underlying mortgage loans following default.

See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ and ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘—Rate and Timing of Principal Payments’’ below.

Rate and Timing of Principal Payments.    The yield to maturity of the class X-CP certificates will be extremely sensitive to, and the yield maturity of any other offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied or otherwise result in reduction of the principal balance or notional amount of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2006-C6 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to accelerate the rate at which the total notional amount of the class X-CP certificates is reduced and further tend to shorten the weighted average lives of the offered certificates with principal balances. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2006-C6 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates with principal balances.

The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase class X-CP certificates, or if you otherwise purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

The yield to investors on the class X-CP certificates will be highly sensitive to the rate and timing of principal payments, including prepayments, on the underlying mortgage loans. Depending on the timing thereof, a payment of principal on the underlying mortgage loans that is, in turn, applied in reduction of the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H or J certificates may result in a reduction in the total notional amount of the class X-CP certificates. If you are considering the purchase of class X-CP certificates, you should consider the risk that an extremely rapid rate of payments and other collections of principal on or with respect to the underlying mortgage loans could result in your failure to fully recover your initial investment.

In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate. In addition, the pass-through rate for, and the yield on, the class X-CP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 2006-C6 principal balance certificates.

Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and, in the case of offered certificates with principal balances, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

If—

•	you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

•	the additional losses result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

Depending on the timing thereof, any reduction of the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H or J certificates caused by a Realized Loss with respect to the underlying mortgage loans or an Additional Trust Fund Expense may result in a reduction in the total notional amount of the class X-CP certificates.

Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and/or yield to maturity of, your offered certificates.

In addition, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2006-C6 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-C6 certificates. As a result, the Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal to any holders of the offered certificates otherwise entitled thereto. Notwithstanding the foregoing, collections on a Split Mortgage Loan that are otherwise payable with respect to the Class JRP Principal Balance Certificates will not be available to reimburse, or pay interest on, advances and/or to pay Additional Trust Fund Expenses with respect to any underlying mortgage loan other than that Split Mortgage Loan.

The Effect of Loan Groups.    The mortgage pool has been divided into two loan groups for purposes of calculating distributions on certain classes of the offered certificates. As a result, the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 2. In addition, the holders of the class A-1A certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 2 and, prior to the retirement of the class A-1, A-2, A-3, A-AB and A-4 certificates, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 1. Investors should take this into account when reviewing this ‘‘Yield and Maturity Considerations’’ section.

Relevant Factors.    The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

•	prevailing interest rates;

•	the terms of the mortgage loans, including—

1.	provisions that require the payment of prepayment premiums and yield maintenance charges,

2.	provisions that impose prepayment lock-out periods, and

3.	amortization terms that require balloon payments;

•	the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

•	the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;

•	the quality of management of the mortgaged real properties;

•	the servicing of the mortgage loans;

•	possible changes in tax laws; and

•	other opportunities for investment.

See ‘‘Risk Factors,’’ ‘‘Description of the Mortgage Pool,’’ ‘‘The Series 2006-C6 Pooling and Servicing Agreement,’’ ‘‘Servicing of the Reckson Portfolio I Loan Combination’’ and ‘‘Servicing of the 1155 Avenue of the Americas Loan Combination’’ in this prospectus supplement and ‘‘Description of the Governing Documents’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the accompanying base prospectus.

The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

We make no representation or warranty regarding:

•	the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

•	the relative importance of those factors;

•	the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

•	the overall rate of prepayment or default on the underlying mortgage loans.

Unpaid Interest.    If the portion of the Net Available P&I Funds payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for that class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to the Net Available P&I Funds on those subsequent distribution dates and the priority of payments described under ‘‘Description of the Offered Certificates— Payments—Priority of Payments’’ in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

Delay in Payments.    Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

Yield Sensitivity

The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent yield to maturity and modified duration with respect to each class of offered certificates, as well as the weighted average life and the first and final distribution dates on which principal is to be paid with respect to each class of offered certificates with principal balances. We prepared those tables using the Modeling Assumptions. Where applicable, they also show the assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance or notional amount, as applicable, of each class of offered certificates. For example, 99-24 means 99 24/32%.

We calculated the yields set forth in the tables on Annex C-1 by—

•	determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the first day of the initial interest accrual period to but excluding the assumed settlement date specified as part of the Modeling Assumptions, and

•	converting those monthly rates to semi-annual corporate bond equivalent rates.

That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the ‘‘PSA Standard Formulas.’’ The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest (or, in the case of the class X-CP certificates, just payments of interest), and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the modified duration approach used in this prospectus supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of an offered certificate and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables on Annex C-1.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s). The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans. We do not make any representations about the appropriateness of the CPR model.

The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Neither the mortgage pool nor any particular underlying mortgage loan will prepay at any constant rate, and it is unlikely that the underlying mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that—

•	the underlying mortgage loans (or any particular group of underlying mortgage loans) will prepay at any particular rate,

•	the underlying mortgage loans (or any particular group of underlying mortgage loans) will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

•	the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex C-1, or

•	the total purchase prices of the offered certificates will be as assumed.

You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.

Weighted Average Lives

The weighted average life of any offered certificate with a principal balance refers to the average amount of time that will elapse from the Issue Date until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate with a principal balance is determined as follows:

•	multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

•	sum the results; and

•	divide the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate with a principal balance will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate. The weighted average life of any offered certificate may also be affected to the extent that additional payments of principal are in turn applied in reduction of the principal balance of that certificate occur as a result of the purchase of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the offered certificateholders as if the subject mortgage loan had prepaid in full, except that no prepayment fee is collectable on the subject mortgage loans.

As described in this prospectus supplement, the Net Total Principal Distribution Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates (allocated among those classes as described under ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ and ‘‘—Payments—Priority of Payments’’ in this prospectus supplement), until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates with principal balances, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Net Total Principal Distribution Amount is applied, the weighted average lives of some classes of offered certificates with principal balances will be shorter, and the weighted average lives of the other classes of offered certificates with principal balances will be longer, than would otherwise be the case if the principal payment amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2006-C6 certificates with principal balances.

The tables set forth in Annex C-2 show with respect to each class of offered certificates (exclusive of the class X-CP certificates)—

•	the weighted average life of that class, and

•	the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates, based upon each of the indicated levels of CPR and the Modeling Assumptions.

The actual characteristics and performance of the underlying mortgage loans will differ from the assumptions used in calculating the tables on Annex C-2. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Annex C-2 and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. It is highly unlikely that the underlying mortgage loans will prepay in accordance with the Maturity Assumptions at any of the specified CPRs until maturity or that all the underlying mortgage loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the underlying mortgage loans that prepay may increase or decrease the percentages of initial principal balances and weighted average lives shown in the tables. Variations may occur even if the average prepayment experience of the underlying mortgage loans were to conform to the assumptions and be equal to any of the specified CPRs. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

We make no representation that—

•	the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

•	all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

•	mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

USE OF PROCEEDS

Substantially all of the proceeds from the sale of the offered certificates will be used by us to—

•	purchase the mortgage loans that we will include in the trust, and

•	pay expenses incurred in connection with the issuance of the series 2006-C6 certificates.

FEDERAL INCOME TAX CONSEQUENCES

General

Upon the issuance of the offered certificates, Sidley Austin LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2006-C6 pooling and servicing agreement and the governing servicing agreement for each Outside Serviced Trust Mortgage Loan, and subject to any other assumptions set forth in the opinion, each of REMIC I, REMIC II, REMIC III and the individual loan REMIC will qualify as a REMIC under the Internal Revenue Code.

The assets of REMIC I will generally include—

•	the underlying mortgage loans,

•	any REO Properties acquired on behalf of the series 2006-C6 certificateholders,

•	the master servicer’s custodial account,

•	the special servicer’s REO account, and

•	the trustee’s collection account and interest reserve account;

provided that each Early Defeasance Mortgage Loan will constitute the primary asset of a separate individual loan REMIC, and the regular interest in that individual loan REMIC will be an asset of REMIC I instead of the related mortgage loan or any related REO Property.

For federal income tax purposes,

•	the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

•	the class R-I certificates will evidence the sole class of residual interests in REMIC I,

•	the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

•	the class R-II certificates will evidence the sole class of residual interests in REMIC II,

•	the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL, X-CP, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T, JRP-1, JRP-2, JRP-3, JRP-4, JRP-5, JRP-6, JRP-7, JRP-8, JRP-9, JRP-10, JRP-11, JRP-12, JRP-13, JRP-14, JRP-15, JRP-16 and JRP-17 certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III, and

•	the class R-III certificates will evidence the sole class of residual interests in REMIC III.

•	the class R-LR certificates will evidence the sole class of residual interests in each individual loan REMIC.

For federal income tax purposes, each of the X-CL and X-CP classes will evidence multiple regular interests in REMIC III.

Discount and Premium; Prepayment Consideration

For federal income tax reporting purposes, the class X-CP certificates will, and the other classes of the offered certificates will not, be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

The IRS has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

If the method for computing original issue discount described in the accompanying base prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero. This is a possibility of particular relevance to a holder of a class X-CP certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her offered certificate. Although the matter is not free from doubt, a holder of a class X-CP certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the underlying mortgage loans. Any loss might be treated as a capital loss.

Certain classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of an offered certificate will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder’s purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium’’ in the accompanying base prospectus.

When determining the rate of accrual of market discount and premium, if any, with respect to the series 2006-C6 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	no mortgage loan in the trust will be prepaid prior to maturity, and

•	there will be no extension of maturity for any mortgage loan in the trust.

Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on certain classes of the offered certificates as and to the extent described under ‘‘Description of the Offered Certificates— Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer’s actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the applicable offered certificates and that the taxable income be reported based on the projected constant yield to maturity of those offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the applicable offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Characterization of Investments in Offered Certificates

Except to the extent noted below, the offered certificates will be ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a ‘‘domestic building and loan association’’ under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as ‘‘qualified mortgages’’ for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.

To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Therefore:

•	a portion of that certificate may not represent ownership of ‘‘loans secured by an interest in real property’’ or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

•	a portion of that certificate may not represent ownership of ‘‘real estate assets’’ under section 856(c)(5)(B) of the Internal Revenue Code; and

•	the interest on that certificate may not constitute ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower’s pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that—

(1)	the borrower pledges substitute collateral that consist solely of Government Securities;

(2)	the mortgage loan documents allow that substitution;

(3)	the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

(4)	the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a ‘‘loan secured by an interest in real property’’ or a ‘‘real estate asset’’ and interest on that loan would not constitute ‘‘interest on obligations secured by real property’’ for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Internal Revenue Code, respectively.

See ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘Federal Income Tax Consequences—REMICs —Characterization of Investments in REMIC Certificates’’ in the accompanying base prospectus.

Constructive Sales of Class X-CP Certificates

Section 1259 of the Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only class X-CP certificates, which do not have principal balances, could be subject to this provision if a holder of those offered certificates engages in a constructive sale transaction.

Prohibited Transactions Tax and Other Taxes

In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as ‘‘service’’ or ‘‘non-service’’ income. The ‘‘service’’ portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the trust’s income from an REO Property would reduce the amount available for payment to the series 2006-C6 certificateholders.

See ‘‘The Series 2006-C6 Pooling and Servicing Agreement—REO Properties’’ in this prospectus supplement and ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘Federal Income Tax Consequences—REMICs’’ in the accompanying base prospectus.

ERISA CONSIDERATIONS

If you are—

•	a fiduciary of a Plan, or

•	any other person investing ‘‘plan assets’’ of any Plan,

you are encouraged to carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a ‘‘prohibited transaction’’ or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See ‘‘ERISA Considerations’’ in the accompanying base prospectus.

If a Plan acquires a series 2006-C6 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See ‘‘ERISA Considerations—Plan Asset Regulations’’ in the accompanying base prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered ‘‘plan assets’’ if less than 25% of the value of each class of equity interests is held by ‘‘benefit plan investors,’’ which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception will be tested immediately after each acquisition of a series 2006-C6 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2006-C6 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2006-C6 certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust’s underlying assets. However, if the trust or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Lehman Brothers Inc., which exemption is identified as Prohibited Transaction Exemption 91-14, as amended by Prohibited Transaction Exemptions 2000-58 and 2002-41. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things—

•	the servicing and operation of pools of real estate loans, such as the mortgage pool, and

•	the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

•	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by S&P, Fitch or Moody’s;

•	third, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

•	fourth, the following must be true—

1.	the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

2.	the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

3.	the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the series 2006-C6 pooling and servicing agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

•	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

It is a condition of their issuance that each class of offered certificates receive an investment grade rating from each of S&P and Moody’s. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the Issue Date, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan’s authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

The Underwriter Exemption also requires that the trust meet the following requirements:

•	the trust assets must consist solely of assets of the type that have been included in other investment pools;

•	certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P, Fitch or Moody’s for at least one year prior to the Plan’s acquisition of an offered certificate; and

•	certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an offered certificate.

We believe that these requirements have been satisfied as of the date of this prospectus supplement.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with—

•	the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, any party responsible for servicing an Outside Serviced Trust Mortgage Loan, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

•	the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

•	the continued holding of an offered certificate by a Plan.

However, no exemption is provided from the restrictions of sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

•	the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

•	the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

•	the continued holding of offered certificates by a Plan.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of—

•	providing services to the Plan, or

•	having a specified relationship to this person,

solely as a result of the Plan’s ownership of offered certificates.

Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

A governmental plan as defined in section 3(32) of ERISA is not subject to ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

•	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

•	the investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

None of the offered certificates will be mortgage related securities for purposes of SMMEA. Furthermore, neither we nor any of the underwriters makes any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates—

•	are legal investments for them, or

•	are subject to investment, capital or other restrictions.

See ‘‘Legal Investment’’ in the accompanying base prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters have agreed, severally and not jointly, to purchase from us, and we have agreed to sell to them, their respective allotments, in each case if any, of the offered certificates as set forth on the table below. Not every underwriter will have an obligation to acquire offered certificates. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately $2,940,589,000, plus accrued interest on all the offered certificates from September 11, 2006. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about October 4, 2006, against payment for them in immediately available funds.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-AB	Class A-4
Lehman Brothers Inc.	$80,000,000	$220,000,000	$41,000,000	$77,000,000	$1,353,238,000
UBS Global Asset Management (US) Inc.	0	0	0	0	0
UBS Securities LLC	0	0	0	0	0
Total	$80,000,000	$220,000,000	$41,000,000	$77,000,000	$1,353,238,000

Underwriter	Class A-1A	Class A-M	Class A-J	Class B	Class C
Lehman Brothers Inc.	$361,398,000	$304,663,000	$228,496,000	$26,658,000	$49,508,000
UBS Global Asset Management (US) Inc.	0	0	0	0	0
UBS Securities LLC	0	0	0	0	0
Total	$361,398,000	$304,663,000	$228,496,000	$26,658,000	$49,508,000

Underwriter	Class D	Class E	Class F	Class X-CP
Lehman Brothers Inc.	$30,466,000	$15,233,000	$38,083,000	$2,850,537,000
UBS Global Asset Management (US) Inc.	0	0	0	0
UBS Securities LLC	0	0	0	0
Total	$30,466,000	$15,233,000	$38,083,000	$2,850,537,000

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

•	the receipt of various legal opinions; and

•	the satisfaction of various conditions, including that—

1.	no stop order suspending the effectiveness of our registration statement is in effect, and

2.	no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

The underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

Each underwriter has represented to and agreed with us that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of any offered certificates in circumstances in which section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), each underwriter has represented to and agreed with us that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of series 2006-C6 certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the series 2006-C6 certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of series 2006-C6 certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of series 2006-C6 certificates to the public’’ in relation to any series 2006-C6 certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the series 2006-C6 certificates to be offered so as to enable an investor to decide to purchase or subscribe the series 2006-C6 certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The underwriting agreement provides that we must indemnify the underwriters, and that under limited circumstances the underwriters must indemnify us, against various civil liabilities under the Securities Act of 1933, as amended, relating to the disclosure in various free writing prospectuses relating to the offered certificates, this prospectus supplement, the accompanying base prospectus or our registration statement.

We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See ‘‘Risk Factors—Lack of Liquidity

Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates’’ in the accompanying base prospectus.

With respect to this offering—

•	Lehman Brothers Inc., one of our affiliates, is acting as co-lead manager and sole bookrunner,

•	UBS Global Asset Management (US) Inc. is acting as co-lead manager, and

•	UBS Securities LLC is acting as co-manager.

LEGAL MATTERS

Particular legal matters relating to the offered certificates will be passed upon for us by Sidley Austin LLP, New York, New York, for all of the underwriters by Sidley Austin LLP, New York, New York and for UBS Global Asset Management (US) Inc. and UBS Securities LLC by Cadwalader, Wickersham & Taft LLP, New York, New York.

RATINGS

It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

Class	S&P	Moody’s
X-CP	AAA	Aaa
A-1	AAA	Aaa
A-2	AAA	Aaa
A-3	AAA	Aaa
A-AB	AAA	Aaa
A-4	AAA	Aaa
A-1A	AAA	Aaa
A-M	AAA	Aaa
A-J	AAA	Aaa
B	AA+	Aa1
C	AA	Aa2
D	AA−	Aa3
E	A+	A1
F	A	A2

The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the class X-CP certificates, the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

The ratings on the respective classes of offered certificates do not represent any assessment of—

•	the tax attributes of the offered certificates or of the trust,

•	whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

•	the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

•	the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

•	whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

•	whether and to what extent prepayment premiums, yield maintenance charges, Default Interest will be received, and

•	the yield to maturity that investors may experience.

Also, a security rating does not represent any assessment of the possibility that the holders of the class X-CP certificates might not fully recover their investment in the event of rapid prepayments and/or other early liquidations of the underlying mortgage loans.

In general, ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class X-CP certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the holders of the class X-CP certificates receive only a single month’s interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the ratings received on the class X-CP certificates. The ratings of the class X-CP certificates do not address the timing or magnitude of reduction of the notional amounts of those certificates, but only the obligation to pay interest timely on those notional amounts as so reduced from time to time.

There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Moody’s.

See ‘‘Rating’’ in the accompanying base prospectus.

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this ‘‘Glossary’’ section whenever they are used in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this prospectus supplement.

‘‘125 High Street Borrower’’ means the borrower under the 125 High Street Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 125 High Street Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘125 High Street Mortgage Loan’’ means the underlying mortgage loan secured by the 125 High Street Mortgaged Property.

‘‘125 High Street Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 125 High Street.

‘‘1155 Avenue of the Americas Borrower’’ means the borrower under the 1155 Avenue of the Americas Loan Combination.

‘‘1155 Avenue of the Americas Co-Lender Agreement’’ means the Co-Lender Agreement for the 1155 Avenue of the Americas Loan Combination.

‘‘1155 Avenue of the Americas Loan Combination’’ means, together, the 1155 Avenue of the Americas Mortgage Loan and the 1155 Avenue of the Americas Non-Trust Loans.

‘‘1155 Avenue of the Americas Mortgage Loan’’ means the underlying mortgage loan secured by the 1155 Avenue of the Americas Mortgaged Property.

‘‘1155 Avenue of the Americas Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1155 Avenue of the Americas.

‘‘1155 Avenue of the Americas Non-Trust Loans’’ means the three (3) Non-Trust Loans secured by the 1155 Avenue of the Americas Mortgaged Property.

‘‘1155 Avenue of the Americas Note A1 Non-Trust Loan’’ means the 1155 Avenue of the Americas Non-Trust Loan evidenced by a promissory note designated as note A-1.

‘‘1155 Avenue of the Americas Note A2 Non-Trust Loan’’ means the 1155 Avenue of the Americas Non-Trust Loan evidenced by a promissory note designated as note A-2.

‘‘1155 Avenue of the Americas Note A3 Non-Trust Loan’’ means the 1155 Avenue of the Americas Non-Trust Loan evidenced by a promissory note designated as note A-3.

‘‘1211 Avenue of the Americas Borrower’’ means the borrower under the 1211 Avenue of the Americas Loan Combination, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The 1211 Avenue of the Americas Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘1211 Avenue of the Americas Co-Lender Agreement’’ means the Co-Lender Agreement for the 1211 Avenue of the Americas Loan Combination.

‘‘1211 Avenue of the Americas Loan Combination’’ means, together, the 1211 Avenue of the Americas Mortgage Loan and the 1211 Avenue of the Americas Non-Trust Loan.

‘‘1211 Avenue of the Americas Mortgage Loan’’ means the underlying mortgage loan secured by the 1211 Avenue of the Americas Mortgaged Property.

‘‘1211 Avenue of the Americas Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1211 Avenue of the Americas.

‘‘1211 Avenue of the Americas Non-Trust Loan’’ means the Non-Trust Loan secured by the 1211 Avenue of the Americas Mortgaged Property that is, at all times, pari passu in right of payment with the 1211 Avenue of the Americas Mortgage Loan.

‘‘1211 Avenue of the Americas Non-Trust Loan Noteholder’’ means the holder of the promissory note for the 1211 Avenue of the Americas Non-Trust Loan.

‘‘30/360 Basis’’ means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

‘‘Actual/360 Basis’’ means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

‘‘Additional Trust Fund Expense’’ means an expense of the trust that—

•	arises out of a default on a mortgage loan or an otherwise unanticipated event,

•	is not required to be paid by any party to the series 2006-C6 pooling and servicing agreement,

•	is not included in the calculation of a Realized Loss in respect of any particular underlying mortgage loan,

•	is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the related mortgage loan or by amounts otherwise payable to the holder of any related Serviced Non-Trust Loan, and

•	causes a shortfall in the payments of interest or principal on any class of series 2006-C6 certificates.

We provide some examples of Additional Trust Fund Expenses under ‘‘Description of the Offered Certificates— Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement.

‘‘Administrative Cost Rate’’ means, with respect to each mortgage loan in the trust, the sum of—

•	the per annum rate at which the related master servicing fee (including any related primary servicing fee payable by the master servicer to any related sub-servicer who has entered into a sub-servicing agreement with the master servicer) is calculated under the series 2006-C6 pooling and servicing agreement,

•	the per annum rate at which the monthly trustee fee is calculated under the series 2006-C6 pooling and servicing agreement, and

•	solely with respect to an Outside Serviced Trust Mortgage Loan, the per annum rate at which the applicable servicing fee for the subject Outside Serviced Trust Mortgage Loan is calculated (on an Actual/360 Basis) under the applicable servicing agreement.

‘‘ADR’’ means average daily rate.

‘‘Allocated Principal Balance’’ means:

•	in the case of the Senior Portion of a Split Mortgage Loan, a principal amount equal to the lesser of—

1.	the excess, if any, of (a) the portion of the entire actual cut-off date principal balance of the subject Split Mortgage Loan that is allocable to the Senior Portion thereof, over (b) all collections and/or advances of principal with respect to the subject Split Mortgage Loan that have previously been allocated to the Senior Portion thereof, and included in the Net Available P&I Funds, as described under ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ in this prospectus supplement, and

2.	the then Stated Principal Balance of the subject Split Mortgage Loan; and

•	in the case of the Junior Portion of a Split Mortgage Loan, a principal amount equal to the lesser of—

1.	the excess, if any, of (a) the portion of the entire actual cut-off date principal balance of the subject Split Mortgage Loan that is allocable to the Junior Portion thereof, over (b) all collections and/or advances of principal with respect to the subject Split Mortgage Loan that have previously been allocated to the Junior Portion thereof, and included in the Class JRP Available P&I Funds, as described under ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ in this prospectus supplement, and

2.	the excess, if any, of (a) the then Stated Principal Balance of the subject Split Mortgage Loan, over (b) the then Allocated Principal Balance of the Senior Portion thereof.

However, the ‘‘Allocated Principal Balance’’ of each of the Senior Portion and the Junior Portion of a Split Mortgage Loan will, in all cases, be zero as of the first distribution date following the end of the collection period in which it is determined that all amounts ultimately collectable with respect to that Split Mortgage Loan or any related REO Property have been received.

‘‘Appraisal Reduction Amount’’ means, for any mortgage loan in the trust (other than the Reckson Portfolio I Subordinate Tranche Mortgage Loan) as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of ‘‘x’’ over ‘‘y’’ where—

•	‘‘x’’ is equal to the sum of:

1.	the Stated Principal Balance of the mortgage loan;

2.	to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

3.	all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

4.	all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the mortgage loan, together with interest on those advances as permitted under the series 2006-C6 pooling and servicing agreement;

5.	any other unpaid items that could become Additional Trust Fund Expenses in respect of the mortgage loan; and

6.	all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged real property, net of any escrow reserves held by the master servicer or the special servicer that cover any such item; and

•	‘‘y’’ is equal to the sum of:

1.	the excess, if any, of—

(a)	90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property (which value may be subject to reduction by the special servicer, acting in accordance with the Servicing Standard, based on its review of the related appraisal and other relevant information), over

(b)	the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

2.	the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that—

(a)	are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

(b)	are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the 12-month period following the date of determination, and

(c)	may be used to reduce the principal balance of the mortgage loan; and

3.	the amount of any letter of credit that constitutes additional security for the mortgage loan that may be drawn upon for purposes of paying down the principal balance of the mortgage loan.

If, however, with respect to any mortgage loan in the trust (other than the Reckson Portfolio I Subordinate Tranche Mortgage Loan)—

•	an Appraisal Trigger Event occurs,

•	no appraisal or other valuation estimate, as described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement —Required Appraisals,’’ is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event, and

•	either—

1.	no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

2.	there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that would, in the special servicer’s judgment, materially affect the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction Amount.

Each Appraisal Reduction Amount for a mortgage loan in the trust (other than the Reckson Portfolio I Subordinate Tranche Mortgage Loan) will be reduced to zero as of the date the related mortgage loan becomes a corrected mortgage loan, it has remained current for at least three consecutive monthly payments and no other Appraisal Trigger Event has occurred during the preceding three-month period; and no Appraisal Reduction Amount will exist as to any such mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

Notwithstanding the foregoing, each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal Reduction Amount. Consistent therewith, any Appraisal Reduction Amount or the equivalent under the series 2005-C7 pooling and servicing agreement with respect to the Reckson Portfolio I Loan Combination will be calculated in a manner substantially the same as that described above, except that any unpaid interest accrued on delinquency advances with respect to the Reckson Portfolio I Senior Non-Trust Loans will be taken into account in calculating an Appraisal Reduction Amount with respect to the Reckson Portfolio I Loan Combination.

Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated among the mortgage loans in that Loan Combination as follows—

•	with respect to the Reckson Portfolio I Loan Combination, any resulting Appraisal Reduction Amount will be allocated under the series 2005-C7 pooling and servicing agreement, first, to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, up to the amount of the outstanding principal balance of, and any accrued and unpaid interest on, the Reckson Portfolio I Subordinate Tranche Mortgage Loan, and then, between the Reckson Portfolio I Note A Senior Non-Trust Loan and the Reckson Portfolio I Note B-1 Senior Non-Trust Loan, as provided in the series 2005-C7 pooling and servicing agreement; and

•	with respect to the each other Loan Combination, any resulting Appraisal Reduction Amount will be allocated, on a pro rata basis by balance, between the related underlying mortgage loan and the related Pari Passu Non-Trust Loan(s).

‘‘Appraisal Trigger Event’’ means, with respect to any mortgage loan in the trust (other than the Reckson Portfolio I Subordinate Tranche Mortgage Loan) or any Serviced Non-Trust Loan, any of the following events:

•	the mortgage loan has been modified by the special servicer in a manner that—

1.	affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

2.	except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

3.	in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due on the mortgage loan;

•	the mortgage loan is delinquent—

1.	except in the case of a balloon payment, for 60 days beyond the date the subject payment was due, or

2.	solely in the case of a balloon payment, if any, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment, for 30 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur);

•	a receiver or similar official is appointed and continues for 60 days in that capacity in respect of the mortgaged real property securing the mortgage loan;

•	the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings, or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

•	the mortgaged real property securing the mortgage loan becomes an REO Property; or

•	the mortgage loan remains outstanding five years after any extension of its maturity.

Appraisal Trigger Events or the equivalent with respect to the Reckson Portfolio I Subordinate Tranche Mortgage Loan will be as set forth in, and appraisals of the Reckson Portfolio I Subordinate Tranche Mortgaged Property will be conducted under, the pooling and servicing agreement for the Series 2005-C7 Securitization (or other successor servicing agreement). Those Appraisal Trigger Events or the equivalent will be similar, but may not be identical, to those described above.

‘‘Available P&I Funds’’ means the total amount available to make payments of interest and principal on the series 2006-C6 certificates on each distribution date, consisting of the Net Available P&I Funds and the Class JRP Available P&I Funds.

‘‘Balloon Balance’’ has the same meaning as ‘‘Maturity Balance.’’

‘‘Balloon Loan’’ means any mortgage loan in the trust that by its original terms or by virtue of any modification entered into as of the Issue Date provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

‘‘Capital Imp. Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

‘‘CBE’’ means corporate bond equivalent.

‘‘CERCLA’’ means the Federal Comprehensive Environmental, Response, Compensation and Liability Act of 1980, as amended.

‘‘Chapel Hill Mall Borrower’’ means the borrower under the Chapel Hill Mall Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Chapel Hill Mall Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘Chapel Hill Mall Mortgage Loan’’ means the underlying mortgage loan secured by the Chapel Hill Mall Mortgaged Property.

‘‘Chapel Hill Mall Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Chapel Hill Mall.

‘‘Class A-AB Planned Principal Balance’’ has the meaning assigned to that term under ‘‘Description of the Certificates —Payments—Payments of Principal’’ in this prospectus supplement.

‘‘Class A Senior Principal Payment Cross-Over Date’’ means the first distribution date as of the commencement of business on which—

•	the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, or any two or more of those classes, remain outstanding, and

•	the total principal balance of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates have previously been reduced to zero as described under ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement.

‘‘Class JRP Available P&I Funds’’ means funds allocable to interest on, principal of, and loss/expense reimbursements with respect to the Junior Portions of the Split Mortgage Loans in accordance with the discussion under ‘‘Description of the Mortgage Pool—Split Mortgage Loans—Allocation of Payments’’ in this prospectus supplement.

‘‘Class JRP Principal Balance Certificates’’ means, collectively, the class JRP-1, JRP-2, JRP-3, JRP-4, JRP-5, JRP-6, JRP-7, JRP-8, JRP-9, JRP-10, JRP-11, JRP-12, JRP-13, JRP-14, JRP-15, JRP-16 and JRP-17 certificates.

‘‘Class JRP Principal Distribution Amount’’ means, with respect to any distribution date, the total amount of principal allocable to the Junior Portions of the Split Mortgage Loans in accordance with clause sixth or seventh, as applicable, under ‘‘Description of the Mortgage Pool—Split Mortgage Loans—Allocation of Payments’’ in this prospectus supplement.

‘‘Class JRP Representative’’ means a representative selected by the holders (or, in the case of a class of book-entry certificates, beneficial owners) of certificates evidencing a majority of the series 2006-C6 voting rights allocated to the Class

JRP Principal Balance Certificates, as certified by the certificate registrar from time to time; provided, however, that until a Class JRP Representative is so selected or after receipt of a notice from the holders (or, in the case of a class of book-entry certificates, beneficial owners) of more than 50% of the total principal balance of the Class JRP Principal Balance Certificates that a Class JRP Representative is no longer designated, the holder (or, in the case of a class of book-entry certificates, beneficial owner) of Class JRP Principal Balance Certificates that beneficially owns Class JRP Principal Balance Certificates evidencing the largest aggregate percentage of series 2006-C6 voting rights allocable to those certificates, will be the Class JRP Representative.

‘‘Clearstream’’ means Clearstream Banking Luxembourg.

‘‘CMSA’’ means the Commercial Mortgage Securities Association.

‘‘Co-Lender Agreement’’ means the co-lender agreement or other intercreditor agreement that has been executed in connection with each Loan Combination, that identifies the respective rights and obligations of the holders of the promissory notes that evidence the subject Loan Combination, and that is described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement.

‘‘Condemnation Proceeds’’ means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

‘‘CPI’’ means consumer price index.

‘‘CPR’’ means an assumed constant prepayment rate each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

‘‘Cut-off Date Loan-to-Value Ratio,’’ ‘‘Cut-off Date LTV Ratio’’ and ‘‘Cut-off Date LTV’’ each means:

•	with respect to any mortgage loan in the trust (other than an underlying mortgage loan that is part of a Loan Combination), the ratio, expressed as a percentage, of—

1.	the cut-off date principal balance of the subject underlying mortgage loan, as shown on Annex A-1 to this prospectus supplement, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan);

•	with respect to each of the 1211 Avenue of the Americas Mortgage Loan and the 1155 Avenue of the Americas Mortgage Loan, the ratio, expressed as a percentage, of—

1.	the cut-off date principal balance of the subject underlying mortgage loan, as shown on Annex A-1 to this prospectus supplement, together with the cut-off date principal balance of the related Pari Passu Non-Trust Loan(s), to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement; and

•	with respect to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, the ratio, expressed as a percentage, of—

1.	the aggregate cut-off date principal balance of the Reckson Portfolio I Subordinate Tranche Mortgage Loan, as shown on Annex A-1 to this prospectus supplement, together with the cut-off date principal balance of both of the Reckson Portfolio I Senior Non-Trust Loans, to

2.	the appraised value of the Reckson Portfolio I Subordinate Tranche Mortgaged Property, as shown on Annex A-1 to this prospectus supplement;

except that, in the case of each of the Split Mortgage Loans, unless the context clearly indicates otherwise, the related Cut-off Date Loan-to-Value Ratio is presented in this prospectus supplement based solely on the related Senior Portion.

‘‘Cut-off Date U/W NCF DSCR’’ means, with respect to any mortgage loan in the trust, the U/W NCF DSCR, except that for any underlying mortgage loan that provides for payments of interest only for a specified period prior to the maturity date, Cut-off Date U/W NCF DSCR is equal to the Net Cash Flow for the related mortgaged real property, divided by the sum of the actual interest-only payments (calculated in accordance with the related loan documents) that will be due in respect of that underlying mortgage loan during the 12-month period following the cut-off date (exclusive, in the case of a Split Mortgage Loan, of such part of the interest-only payment that is allocable to the related Junior Portion) or, in the case of an underlying mortgage loan that is part of a Loan Combination, that will be due in respect of all of the mortgage loans in the subject Loan Combination.

‘‘D(x)’’ means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that mortgage loan in order to obtain a release of one or more of the related mortgaged real properties.

‘‘Default Interest’’ means any interest that—

•	accrues on a defaulted mortgage loan solely by reason of the subject default, and

•	is in excess of all interest at the related mortgage interest rate.

‘‘Discount Rate’’ means, with respect to any prepaid mortgage loan in the trust, a rate which, when compounded monthly, is equivalent to the ‘‘Yield Maintenance Treasury Rate’’ when compounded semi-annually. The ‘‘Yield Maintenance Treasury Rate’’ means the yield calculated by the master servicer by linear interpolation of the yields, as such yields are reported in Federal Reserve Statistical Release H.15-Selected Interest Rates (519), under the heading U.S. Government Securities/Treasury Constant Maturities, with respect to the maturity dates set forth thereunder, one longer and one shorter, most nearly approximating the maturity date of the relevant prepaid mortgage loan. If Federal Reserve Statistical Release H.15 is no longer published or does not indicate the information set forth above, then the master servicer will select a comparable publication or source for the purposes of determining the Yield Maintenance Treasury Rate.

‘‘DSCR’’ means debt service coverage ratio.

‘‘DSCR Net Cash Flow’’ has the same meaning as Underwritten Debt Service Coverage Ratio.

‘‘Early Defeasance Mortgage Loans’’ means the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Reckson Portfolio I Subordinate Tranche and Rite Aid-Elko, respectively.

‘‘Effective Gross Income,’’ ‘‘EGI’’ and ‘‘U/W EGI’’ each means for any mortgaged real property securing a mortgage loan in the trust:

•	the revenue derived from the use and operation of that property; less

•	allowances for vacancies, concessions and credit losses.

In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

In the case of hospitality properties, gross receipts were generally determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of EGI.

In determining the ‘‘revenue’’ component of EGI for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower (subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than 5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator’s underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

In the case of some of the underlying mortgage loans, the calculation of EGI for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. If they are not consistent, actual annual effective gross income for a mortgaged property may be less than the EGI presented with respect to that property in this prospectus supplement.

For more detailed information regarding the EGI with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘ERISA Plan’’ means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

‘‘Euroclear’’ means The Euroclear System.

‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

‘‘Exemption-Favored Party’’ means any of—

•	Lehman Brothers Inc.,

•	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and

•	any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

‘‘FF&E’’ means furniture, fixtures and equipment.

‘‘Fitch’’ means Fitch, Inc.

‘‘FSMA’’ means the Financial Services and Markets Act 2000.

‘‘GAAP’’ means generally accepted accounting principles in the United States of America.

‘‘GLA’’ means gross leasable area.

‘‘Greenbrier Mall Borrower’’ means the borrower under the Greenbrier Mall Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Greenbrier Mall Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘Greenbrier Mall Mortgage Loan’’ means the underlying mortgage loan secured by the Greenbrier Mall Mortgaged Property.

‘‘Greenbrier Mall Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Greenbrier Mall.

‘‘Government Securities’’ means government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

‘‘Initial Loan Group No. 1 Balance’’ means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan Group No. 1, excluding the Junior Portions of the Split Mortgage Loans, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Initial Loan Group No. 2 Balance’’ means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan Group No. 2, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Initial Mortgage Pool Balance’’ means the aggregate principal balance, as of the cut-off date, of the mortgage loans that are included in the trust (or, in the case of a Split Mortgage Loan, just the Senior Portion thereof), after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Insurance Proceeds’’ means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related underlying mortgage loan, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

‘‘Internal Revenue Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘IRS’’ means the Internal Revenue Service.

‘‘Issue Date’’ means the date of initial issuance for the series 2006-C6 certificates, which will be on or about October 4, 2006.

‘‘Junior Portion’’ means, with respect to any Split Mortgage Loan, the deemed junior portion thereof described under ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ in this prospectus supplement.

‘‘LaSalle’’ means LaSalle Bank National Association.

‘‘LBHI’’ means Lehman Brothers Holdings Inc.

‘‘Lease Termination Payments’’ means any fees or payments received from any tenant under a lease affecting a mortgaged real property in connection with termination cancellation, surrender, sale or other disposition of such lease.

‘‘LeCraw Portfolio Borrowers’’ means the borrowers under the LeCraw Portfolio Mortgage Loans, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The LeCraw Portfolio Mortgage Loans—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘LeCraw Portfolio Mortgage Loans’’ means the underlying mortgage loans secured by the LeCraw Portfolio Mortgaged Properties.

‘‘LeCraw Portfolio Mortgaged Properties’’ means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as the LeCraw Portfolio.

‘‘Lehman’’ as referred to under the ‘‘Loan Seller’’ column on Annex A-1 hereto, means LBHI or any affiliate of LBHI.

‘‘Lehman Mortgage Loan’’ means each mortgage loan that was, directly or indirectly, acquired by us from the Lehman Mortgage Loan Seller for inclusion in the trust.

‘‘Lehman Mortgage Loan Seller’’ means, individually and collectively, LBHI and each of our other affiliates, if any, that transferred mortgage loans to us for inclusion in the trust.

‘‘Liquidation Proceeds’’ means, in general, all cash proceeds received and retained by the trust in connection with—

•	the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

•	the repurchase of any mortgage loan by us or the applicable mortgage loan seller, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement;

•	the purchase of any specially serviced mortgage loan as to which a material default exists, by any holder of a purchase option, as described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Fair Value Option’’ in this prospectus supplement;

•	the purchase of all remaining mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder of the series 2006-C6 controlling class or the master servicer, as described under ‘‘Description of the Offered Certificates—Termination’’ in this prospectus supplement;

•	the purchase of a Split Mortgage Loan by the Class JRP Representative, as described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders—Additional Rights of the Class JRP Representative; Right to Purchase and Right to Cure Defaults’’ in this prospectus supplement;

•	the purchase of an underlying mortgage loan that is part of a Loan Combination by a related Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

•	the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

•	the sale of an REO Property.

‘‘LNR’’ means LNR Property Holdings Ltd.

‘‘LNR Partners’’ means LNR Partners, Inc.

‘‘Loan Combination’’ means each of the Loan Combinations described, and identified in the chart, under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this prospectus supplement.

‘‘Loan Combination Controlling Party’’ means the party or, collectively, the parties designated as such with respect to each Loan Combination and having various rights and powers with respect to the subject Loan Combination, including (in the case of a Serviced Loan Combination) those described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement— The Series 2006-C6 Controlling Class Representative, the Class JRP Representative and the Serviced Non-Trust Loan Noteholders’’ in this prospectus supplement. The Loan Combination Controlling Party for each Loan Combination is identified under each italicized subheading entitled ‘‘—Co-Lender Agreement—Consent Rights’’ in the applicable section relating to the subject Loan Combination under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement.

‘‘Loan Group No. 1’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—General’’ in this prospectus supplement.

‘‘Loan Group No. 1 Multifamily Properties’’ means the mobile home park mortgaged real properties identified on Annex A-1 to this prospectus supplement as Redwood Portfolio I, Paradise Park, Oak Tree Mobile Home Park, Indian Lake Park Vue Portfolio, Magnolia Park, Shady Oaks, Whitney Point Estates and Edgeview Estates.

‘‘Loan Group No. 2’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—General’’ in this prospectus supplement.

‘‘Loan per SF,’’ ‘‘Loan per Sq. Ft.’’ and ‘‘Loan per Square Foot’’ each means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a retail, industrial/warehouse, self-storage or office property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this prospectus supplement (or, in the case of any underlying mortgage loan that is part of a Loan Combination, the total cut-off date principal balance of that mortgage loan and the related Non-Trust Loan(s)), divided by the net rentable square foot area of the related mortgaged real property, except that, in the case of a Split Mortgage Loan, unless the context clearly indicates otherwise, Loan per SF will be based on the cut-off date principal balance of the Senior Portion thereof.

‘‘Loan per Unit’’ means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a multifamily rental apartment, a mobile home park property or a hospitality property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this prospectus supplement, divided by the number of dwelling units, pads or guest rooms, as applicable, at or on the related mortgaged real property, except that, in the case of a Split Mortgage Loan, unless the context clearly indicates otherwise, Loan per Unit will be based on the cut-off date principal balance of the Senior Portion thereof.

‘‘LOC’’ means letter of credit.

‘‘L(x)’’ means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

‘‘Master Servicer Remittance Amount’’ has the meaning assigned to that term under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Accounts—Custodial Account—Withdrawals’’ in this prospectus supplement.

‘‘Material Breach’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Representations and Warranties’’ in this prospectus supplement.

‘‘Material Document Omission’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool— Assignment of the Underlying Mortgage Loans’’ in this prospectus supplement.

‘‘Maturity Balance’’ means, with respect to any mortgage loan in the trust, the expected balance of the subject mortgage loan on its maturity date assuming no prepayments of principal or defaults, except that, with respect to each of the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Redwood I, Sylmar Square, Indigo Springs, Toluca Medical, Hamden Village and 303-313 Central Avenue, respectively, the maturity date has been calculated assuming that any required or permitted additional monthly amortization payments are made thereon from excess cash flow as contemplated by the definition of ‘‘Modeling Assumptions.’’

‘‘Maturity Date Loan-to-Value Ratio,’’ ‘‘Maturity Date LTV,’’ ‘‘Maturity LTV Ratio’’ and ‘‘Scheduled Maturity LTV’’ each means:

•	with respect to any mortgage loan in the trust (other than an underlying mortgage loan that is part of a Loan Combination), the ratio, expressed as a percentage, of—

1.	the Maturity Balance of the subject underlying mortgage loan, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan);

•	with respect to the each of the 1211 Avenue of the Americas Mortgage Loans and the 1155 Avenue of the Americas Mortgage Loan, the ratio, expressed as a percentage, of—

1.	the expected total balance of the subject underlying mortgage loan and the related Pari Passu Non-Trust Loan(s) on their stated maturity date, assuming no prepayments of principal or defaults, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement; and

•	with respect to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, the ratio, expressed as a percentage, of—

1.	the expected total principal balance on the related stated maturity date, assuming no prepayments of principal or defaults, of the Reckson Portfolio I Subordinate Tranche Mortgage Loan, together with both of the Reckson Portfolio I Senior Non-Trust Loans, to

2.	the appraised value of the Reckson Portfolio I Subordinate Tranche Mortgaged Property, as shown on Annex A-1 to this prospectus supplement;

except that, in the case of each the Split Mortgage Loans, unless the context clearly indicates otherwise, the related Maturity Date Loan-to-Value Ratio is presented in this prospectus supplement based solely on the related Senior Portion.

‘‘Modeling Assumptions’’ means, collectively, the following assumptions regarding the series 2006-C6 certificates and the mortgage loans in the trust:

•	the mortgage loans have the characteristics set forth on Annex A-1 and the Initial Mortgage Pool Balance is approximately $3,046,623,956, the Initial Loan Group No. 1 Balance is approximately $2,685,225,525 and the Initial Loan Group No. 2 Balance is approximately $361,398,431;

•	the initial total principal balance or notional amount, as the case may be, of each class of series 2006-C6 certificates is as described in this prospectus supplement;

•	there are no delinquencies or losses with respect to the mortgage loans;

•	there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

•	there are no Appraisal Reduction Amounts with respect to the mortgage loans;

•	there are no casualties or condemnations affecting the corresponding mortgaged real properties;

•	each of the mortgage loans provides for monthly payments which are timely received, and each of the mortgage loans accrues interest on an Actual/360 Basis or a 30/360 Basis, as applicable;

•	all prepayments on the mortgage loans are assumed to be accompanied by a full month’s interest;

•	there are no breaches of our representations and warranties or those of the UBS Mortgage Loan Seller regarding the mortgage loans;

•	except as otherwise expressly assumed in any of the other bullets in this definition, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments, solely during an open prepayment period;

•	no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan’s prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

•	with respect to any underlying mortgage loan for which the borrower, during any particular period, has the option to either (a) prepay the subject underlying mortgage loan together with payment of a yield maintenance premium or (b) defease the subject underlying mortgage loan, such period is treated as a yield maintenance period;

•	no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under ‘‘Description of the Offered Certificates—Termination;’’

•	there are no Material Breaches or Material Document Omissions with respect to the underlying mortgage loans;

•	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

•	there are no Additional Trust Fund Expenses;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Redwood Portfolio I, where the related borrower is required to make additional monthly amortization payments of $53,567.91, solely to the extent available from excess cash flow, on and after the payment date in October 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Sylmar Square, where the related borrower is required to make additional monthly amortization payments of $25,558.56, solely to the extent available from excess cash flow, on and after the payment date in August 2010, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Indigo Springs, where the related borrower is required to make additional monthly amortization payments of $16,943.18, solely to the extent available from excess cash flow, on and after the payment date in October 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Toluca Medical, where the related borrower is required to make additional monthly amortization payments of $9,241.31, solely to the extent available from excess cash flow, on and after the payment date in August 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Hamden Village, where the related borrower is required to make additional monthly amortization payments of $7,196.70, solely to the extent available from excess cash flow, on and after the payment date in October 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 303-313 Central Avenue, where the related borrower is required to make additional monthly amortization payments of $4,834.56, solely to the extent available from excess cash flow, on and after the payment date in September 2011, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Rite Aid-Elko will be treated as being in a yield maintenance period prior to the second anniversary of the creation of the related individual loan REMIC, even though no yield maintenance payment will be paid to series 2006-C6 certificateholders in connection with a repurchase thereof by the related mortgage loan seller as a result of an early defeasance, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement if the borrower delivers securities instead of cash to effect the defeasance, and the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Reckson Portfolio I Subordinate Tranche will be treated as being in a lockout period prior to the second anniversary of the creation of the related individual loan REMIC although the related mortgage loan seller is required to repurchase such underlying mortgage loan if the borrrower defeases during such period, followed by a defeasance period;

•	payments on the offered certificates are made on the 15th day of each month, commencing in October 2006; and

•	the offered certificates are settled on October 4, 2006.

For purposes of the Modeling Assumptions, a ‘‘prepayment consideration period’’ is any period during which a mortgage loan provides that voluntary prepayments be accompanied by prepayment consideration in the form of (a) a yield maintenance charge, (b) a prepayment premium calculated as a percentage—which may decline over time—of the principal amount prepaid or (c) some combination of (a) and (b).

‘‘Moody’s’’ means Moody’s Investors Service, Inc.

‘‘N/A’’ and ‘‘NAP’’ mean that, with respect to a particular category of data, the data is not applicable.

‘‘NAV’’ means that, with respect to a particular category of data, the data is not available.

‘‘Net Aggregate Prepayment Interest Shortfall’’ means, with respect to any distribution date, the excess, if any, of—

•	the total Prepayment Interest Shortfalls incurred with respect to the entire mortgage pool during the related collection period, over

•	the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

‘‘Net Available P&I Funds’’ means the total amount available to make payments of interest and principal on the series 2006-C6 certificates—exclusive of the Class JRP Principal Balance Certificates—on each distribution date. The Net Available P&I Funds are more particularly described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Accounts—Collection Account—Withdrawals’’ in this prospectus supplement.

‘‘Net Cash Flow,’’ ‘‘U/W Net Cash Flow’’ and ‘‘U/W NCF’’ each means for any mortgaged real property securing a mortgage loan in the trust:

•	the revenue derived from the use and operation of that property; less

•	the total of the following items—

(a)	allowances for vacancies and credit losses,

(b)	operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

(c)	fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

(d)	replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

Net Cash Flow can also be expressed as (a) Effective Gross Income minus (b) Total Expenses and underwritten replacement reserves and tenant improvements and leasing commissions.

Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

In determining the Net Cash Flow for any mortgaged real property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

•	rolling 12-month operating statements;

•	applicable year-to-date financial statements, if available;

•	full year budgeted financial statements, if available;

•	except in the case of hospitality properties, single tenant properties and self-storage properties, rent rolls that were current as of a date not earlier than eight months prior to the respective date of origination; and

•	in the case of single tenant properties, the payments due under the related lease.

In the case of the 10 underlying mortgage loans described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this prospectus supplement and a few other underlying mortgage loans, some of the above described items were reviewed by an accountant under a set of agreed upon procedures. Except as described in the prior sentence, however, these items were not audited or otherwise confirmed by an independent party.

In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of Net Cash Flow and U/W Net Cash Flow.

In determining the ‘‘revenue’’ component of Net Cash Flow for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower (subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than 5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator’s underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

In the case of some of the underlying mortgage loans, the calculation of Net Cash Flow, U/W Net Cash Flow and U/W NCF for the related mortgaged real property or properties (which is, in turn, used in the calculation of underwritten debt service coverage ratios) was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. Actual annual Net Cash Flow for a mortgaged property may be less than the U/W Net Cash Flow presented with respect to that property in this prospectus supplement.

In determining the ‘‘expense’’ component of Net Cash Flow for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

•	if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used;

•	property management fees were generally assumed to be 1.0% to 7.0% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at $1,000,000;

•	in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; and

•	expenses were generally, but not always, assumed to include annual replacement reserves equal to—

(a)	in the case of retail, office, self-storage and industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.30 per square foot of net rentable commercial area;

(b)	in the case of multifamily rental apartments, generally not less than $200 or more than approximately $300 per residential unit per year, depending on the condition of the property;

(c)	in the case of mobile home park properties, generally $50 per pad per year; and

(d)	in the case of hospitality properties, generally 4%, inclusive, of gross revenues.

In some instances, the related originator (where it deemed appropriate) recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing ‘‘Net Cash Flow.’’

For more detailed information regarding the Net Cash Flow with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

Net Cash Flow will be calculated either with respect to a particular 12-month period or otherwise on an annualized basis.

‘‘Net Mortgage Pass-Through Rate’’ means:

•	in the case of each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan and, if applicable, a Split Mortgage Loan) that accrues interest on a 30/360 Basis, for any distribution date, an annual rate equal to—

1.	the mortgage interest rate in effect for that mortgage loan as of the Issue Date,

minus

2.	the related Administrative Cost Rate;

•	in the case of each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan and, if applicable, other than a Split Mortgage Loan) that accrues interest on an Actual/360 Basis, for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and its mortgage interest rate in effect as of the Issue Date, and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date, minus

2.	the related Administrative Cost Rate;

•	in the case of the Reckson Portfolio I Subordinate Tranche Mortgage Loan (which accrues interest on an Actual/360 Basis), for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and an annual rate equal to (i) its mortgage interest rate in effect as of the Issue Date, minus (ii) 0.0100% (which is the related annual servicing fee rate on an Actual/360 Basis under the series 2005-C7 pooling and servicing agreement), and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date, minus

2.	the sum of the related master servicing fee rate and the trustee fee rate under the series 2006-C6 pooling and servicing agreement;

•	in the case of the 1155 Avenue of the Americas Mortgage Loan (which accures interest on an Actual/360 Basis) for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and an annual rate equal to (i) its mortgage interest rate in effect as of the Issue Date, minus (ii) 0.0025% (which is the related annual servicing fee rate on an Actual/360 Basis under the applicable servicing agreement), and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date, minus

2.	the sum of the related master servicing fee rate and the trustee fee rate under the series 2006- C46 pooling and servicing agreement;

•	in the case of the Senior Portion of a Split Mortgage Loan that accrues interest on a 30/360 Basis, for any distribution date, an annual rate equal to—

1.	the mortgage interest rate deemed to be in effect for the subject Senior Portion as of the Issue Date,

minus

2.	the Administrative Cost Rate for the related Split Mortgage Loan;

•	in the case of the Senior Portion of a Split Mortgage Loan that accrues interest on an Actual/360 Basis, for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to the subject Senior Portion on an Actual/360 Basis during the related interest accrual period, based on its Allocated Principal Balance immediately preceding the subject distribution date and the mortgage interest rate deemed to be in effect for the subject Senior Portion as of the Issue Date, and the denominator of which is the Allocated Principal Balance of the subject Senior Portion immediately prior to the subject distribution date, minus

2.	the Administrative Cost Rate for the related Split Mortgage Loan;

•	in the case of the Junior Portion of a Split Mortgage Loan that accrues interest on a 30/360 Basis, for any distribution date, an annual rate equal to—

1.	the mortgage interest rate deemed to be in effect for the subject Junior Portion as of the Issue Date,

minus

2.	the related Administrative Cost Rate for the related Split Mortgage Loan; and

•	in the case of the Junior Portion of a Split Mortgage Loan that accrues interest on an Actual/360 Basis, for any distribution date, an annual rate equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to the subject Junior Portion on an Actual/360 Basis during the related interest accrual period, based on its Allocated Principal Balance immediately preceding the subject distribution date and the mortgage interest rate deemed to be in effect for the subject Junior Portion as of the Issue Date, and the denominator of which is the Allocated Principal Balance of the subject Junior Portion immediately prior to the subject distribution date, minus

2.	the Administrative Cost Rate for the related Split Mortgage Loan.

Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of each of the second, third, fourth, sixth and eighth bullets of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan (or, in the case of any Senior Portion or Junior Portion of a Split Mortgage Loan, the portion of any interest reserve amount with respect to that Split Mortgage Loan that is allocable to that Senior Portion or Junior Portion, as the case may be, as described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Accounts —Interest Reserve Account’’ in this prospectus supplement) that is transferred from the trustee’s collection account to the trustee’s interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of each of the second, third, fourth, sixth and eighth bullets of this definition will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan (or, in the case of any Senior Portion or Junior Portion of a Split Mortgage Loan, the portion of any interest reserve amount with respect to that Split Mortgage Loan that is allocable to that Senior Portion or Junior Portion, as the case may be, as described under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—Accounts—Interest Reserve Account’’ in this prospectus supplement) that are transferred from the trustee’s interest reserve account to the trustee’s collection account during that month.

‘‘Net Operating Income,’’ ‘‘U/W Net Operating Income’’ and ‘‘U/W NOI’’ each means, for any mortgaged real property securing a mortgage loan in the trust, an amount generally equal to:

•	the U/W Net Cash Flow for that mortgaged real property;

plus

•	underwritten replacement reserves and tenant improvements and leasing commissions.

Net Operating Income can also be expressed as Effective Gross Income minus Total Expenses.

Net Operating Income will be calculated either with respect to a particular 12-month period or otherwise on an annualized basis.

‘‘Net Total Principal Distribution Amount’’ means the Total Principal Distribution Amount, exclusive of the Class JRP Principal Distribution Amount, for any distribution date.

‘‘Non-Trust Loan’’ means any mortgage loan that is part of a Loan Combination but is not included in the trust.

‘‘Non-Trust Loan Noteholder’’ means the holder of a promissory note for a Non-Trust Loan.

‘‘Non-Trust Loan Securities’’ means any securities backed by a Serviced Non-Trust Loan.

‘‘NR’’ means not rated.

‘‘O(z)’’ means, with respect to any Mortgage Loan, a period of z months during which prepayments of principal are permitted without the payment of any prepayment premium or yield maintenance charge and no defeasance can be required.

‘‘Occupancy Percentage’’ or ‘‘Occupancy Rate’’ means:

•	in the case of multifamily rental properties and mobile home park properties, the percentage of rental units or pads, as applicable, that are rented as of the date of determination;

•	in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain underlying mortgage loans, one or more of the additional lease-up assumptions described in the following paragraph);

•	in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and

•	in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented for the trailing 12-month period ending on the date of determination, depending on borrower reporting.

Occupancy Percentage or Occupancy Rate with respect to an underlying mortgage loan secured by multiple mortgaged real properties reflects the weighted average occupancy of those mortgaged real properties based upon the portion of such mortgage loan allocated to each related mortgaged real property.

In the case of some of the underlying mortgage loans, the calculation of Occupancy Percentage or Occupancy Rate for the related mortgaged real property or properties was based on assumptions regarding projected occupancy, including one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property; and

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance.

For more detailed information regarding Occupancy Percentages and Occupancy Rates with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘Original Amortization Term’’ means, with respect to each mortgage loan in the trust, the number of months from origination to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

‘‘Original Interest-Only Period’’ means, with respect to any mortgage loan in the trust, the period, if any, following the related origination date during which scheduled payments of interest only are required.

‘‘Original Term to Maturity’’ means, with respect to each mortgage loan in the trust, the number of months from origination to maturity.

‘‘Other Secured Debt’’ means debt that is secured by the related mortgaged real property or by direct or indirect interests in the borrower of the related underlying mortgage loan.

‘‘Outside Serviced Loan Combination’’ has the meaning assigned to that term under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—General’’ in this prospectus supplement.

‘‘Outside Serviced Trust Mortgage Loan’’ has the meaning assigned to that term under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—General’’ in this prospectus supplement.

‘‘P&I’’ means principal and/or interest.

‘‘Pari Passu Non-Trust Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this prospectus supplement. The 1211 Avenue of the Americas Non-Trust Loan and the 1155 Avenue of the Americas Non-Trust Loans are the Pari Passu Non-Trust Loans.

‘‘Park Square Building Borrower’’ means the borrower under the Park Square Building Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Park Square Building Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘Park Square Building Junior Portion’’ means the Junior Portion of the Park Square Building Mortgage Loan.

‘‘Park Square Building Mortgage Loan’’ means the underlying mortgage loan secured by the Park Square Building Mortgaged Property.

‘‘Park Square Building Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Park Square Building.

‘‘Park Square Building Senior Portion’’ means the Senior Portion of the Park Square Building Mortgage Loan.

‘‘Party in Interest’’ means any person that is a ‘‘party in interest’’ within the meaning of ERISA or a ‘‘disqualified person’’ within the meaning of the Internal Revenue Code.

‘‘Permitted Encumbrances’’ means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

•	liens for real estate taxes, water charges, sewer rents and assessments not yet due and payable,

•	covenants, conditions and restrictions, rights of way, easements and other matters that are of public record or that are omitted as exceptions in the related lender’s title insurance policy (or, if not yet issued, omitted as exceptions in a fully binding pro forma title policy or title policy commitment),

•	the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged real property,

•	condominium declarations of record and identified in the related lender’s title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment),

•	if the subject loan is a cross-collateralized mortgage loan, the lien of the mortgage instrument for any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized, and

•	other matters to which like properties are commonly subject.

‘‘Permitted Investments’’ means U.S. government securities and other investment grade obligations specified in the series 2006-C6 pooling and servicing agreement.

‘‘Plan’’ means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

‘‘Plan Asset Regulations’’ means the regulations of the U.S. Department of Labor promulgated under ERISA.

‘‘Prepayment Interest Excess’’ means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees (and, in the case of the Outside Serviced Trust Mortgage Loan, comparable servicing fees under the governing servicing agreement) payable from that interest collection, and exclusive of any Default Interest included in that interest collection.

‘‘Prepayment Interest Shortfall’’ means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment from the date of prepayment to but not including that due date, less the amount of related master servicing fees (and, in the case of the Outside Serviced Trust Mortgage Loan, comparable servicing fees under the governing servicing agreement) that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest.

‘‘Prepayment Provisions’’ means, with respect to any underlying mortgage loan, the number of calender months during which the indicated prepayment provision is in effect. The number in any parenthetical reflects the number of calendar months in the applicable period during which the subject prepayment provision is in effect, with any partial calendar month being calculated as a full calendar month, commencing with the calendar month in which the origination date occurred and ending in the calendar month in which the prepayment period terminates. For example, an underlying mortgage loan that was originated on February 17, 2006 and is in a lockout period through February 16, 2007 has a total lockout period consisting of 13 months.

‘‘PTCE’’ means prohibited transaction class exemption.

‘‘PTE’’ means prohibited transaction exemption.

‘‘Realized Losses’’ mean losses on or with respect to the underlying mortgage loans arising from the inability to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement.

‘‘Recovered Amount’’ has the meaning assigned to that term in the definition of ‘‘Total Principal Distribution Amount’’ below in this glossary.

‘‘Reckson Portfolio I Co-Lender Agreement’’ means the Co-Lender Agreement for the Reckson Portfolio I Loan Combination.

‘‘Reckson Portfolio I Loan Combination’’ means, collectively, the Reckson Portfolio I Subordinate Tranche Mortgage Loan and the Reckson Portfolio I Senior Non-Trust Loans.

‘‘Reckson Portfolio I Note A Senior Non-Trust Loan’’ means the Reckson Portfolio I Senior Non-Trust Loan evidenced by a promissory note designated as note A.

‘‘Reckson Portfolio I Note B-1 Senior Non-Trust Loan’’ means the Reckson Portfolio I Senior Non-Trust Loan evidenced by a promissory note designated as note B-1.

‘‘Reckson Portfolio I Senior Non-Trust Loans’’ means the two (2) senior Non-Trust Loans secured by the Reckson Portfolio I Subordinate Tranche Mortgaged Property.

‘‘Reckson Portfolio I Subordinate Tranche Mortgage Loan’’ means the underlying mortgage loan secured by the Reckson Portfolio I Subordinate Tranche Mortgaged Property.

‘‘Reckson Portfolio I Subordinate Tranche Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Reckson Portfolio I Subordinate Tranche.

‘‘Relevant Implementation Date’’ has the meaning assigned to that term under ‘‘Method of Distribution’’ in this prospectus supplement.

‘‘Relevant Member State’’ has the meaning assigned to that term under ‘‘Method of Distribution’’ in this prospectus supplement.

‘‘Remaining Amortization Term’’ means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

‘‘Remaining Interest-Only Period’’ means, with respect to any mortgage loan in the trust, the period, if any, following the cut-off date during which scheduled payments of interest only are required.

‘‘Remaining Term to Maturity’’ means, with respect to each mortgage loan in the trust, the number of months remaining to maturity.

‘‘REMIC’’ means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

‘‘REO Property’’ means any mortgaged real property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

‘‘Replacement Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

‘‘Restricted Group’’ means, collectively—

1.	the trustee,

2.	the Exemption-Favored Parties,

3.	us,

4.	the master servicer,

5.	the special servicer,

6.	any sub-servicers,

7.	any party having servicing responsibilities with respect to an Outside Serviced Trust Mortgage Loan or any related REO Property;

8.	the mortgage loan sellers,

9.	each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the Issue Date, and

10.	any and all affiliates of any of the aforementioned persons.

‘‘REVPAR’’ means, with respect to any hospitality property, revenues per available room.

‘‘S&P’’ means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

‘‘SEC’’ means the Securities and Exchange Commission.

‘‘Securities Act’’ means the Securities Act of 1933, as amended.

‘‘Senior Non-Trust Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this prospectus supplement. Each of the Reckson Portfolio I Senior Non-Trust Loans are Senior Non-Trust Loans.

‘‘Senior Portion’’ means, with respect to any Split Mortgage Loan, the deemed senior portion thereof described under ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ in this prospectus supplement.

‘‘Series 2005-C7 Securitization’’ means the securitization that includes the Reckson Portfolio I Note A Senior Non-Trust Loan, and in connection with which the LB-UBS Commercial Mortgage Trust 2005-C7, Commercial Mortgage Pass-Through Certificates, Series 2005-C7, were issued.

‘‘Serviced Loan Combination’’ has the meaning assigned to that term under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—General’’ in this prospectus supplement.

‘‘Serviced Non-Trust Loan’’ has the meaning assigned to that term under ‘‘The Series 2006-C6 Pooling and Servicing Agreement—General’’ in this prospectus supplement.

‘‘Serviced Non-Trust Loan Noteholder’’ means the holder of a promissory note for a Serviced Non-Trust Loan.

‘‘Servicing File’’ means, in general, with respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan), to the extent obtained in connection with such underlying mortgage loan, the following documents: copies of any final appraisal, final survey, final engineering report, final environmental report, opinion letters of counsel to a related borrower delivered in connection with the closing of that mortgage loan, escrow agreements, organizational documentation for the related borrower, organizational documentation for the related guarantor or the related indemnitor (if the related guarantor or indemnitor is an entity), insurance certificates, leases for tenants representing 25% or more of the annual income with respect to the related mortgaged real property, final seismic report and property management agreements.

‘‘Servicing Standard’’ means, with respect to either the master servicer or the special servicer, to service and administer, for the benefit of the series 2006-C6 certificateholders (or, with respect to a Loan Combination, for the benefit of the series

2006-C6 certificateholders and the related Serviced Non-Trust Loan Noteholder(s)), those mortgage loans and any REO Properties that such party is obligated to service and administer under the series 2006-C6 pooling and servicing agreement:

•	in accordance with the higher of the following standards of care—

1.	the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable foreclosure properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and foreclosure properties, and

2.	the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or special servicer, as the case may be, services and administers comparable mortgage loans and foreclosure properties owned by the master servicer or special servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the series 2006-C6 pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable co-lender, intercreditor and/or similar agreements;

•	with a view to—

1.	the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

2.	in the case of (a) a specially serviced mortgage loan or (b) a mortgage loan as to which the related mortgaged real property has become an REO Property, the maximization of recovery on that mortgage loan to the series 2006-C6 certificateholders (as a collective whole) (or, if a Loan Combination is involved, with a view to the maximization of recovery on the subject Loan Combination to the series 2006-C6 certificateholders and the related Serviced Non-Trust Loan Noteholder(s) (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

•	without regard to—

1.	any relationship, including as lender on any other debt (including mezzanine debt or a Serviced Non-Trust Loan), that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the series 2006-C6 pooling and servicing agreement,

2.	the ownership by the master servicer or the special servicer, as the case may be, or any affiliate thereof of any series 2006-C6 certificate or any interest in a Serviced Non-Trust Loan,

3.	the obligation of the master servicer or the special servicer, as the case may be, to make advances,

4.	the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the series 2006-C6 pooling and servicing agreement generally or with respect to any particular transaction, and

5.	the ownership, servicing or management for others of any mortgage loan or real property not subject to the series 2006-C6 pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

With respect to the Reckson Portfolio I Subordinate Tranche Mortgage Loan, which is being serviced under the series 2005-C7 pooling and servicing agreement, the governing servicing agreement provides for a servicing standard which is substantially similar to the foregoing.

For a discussion of the servicing standard with respect to the 1155 Avenue of the Americas Mortgage Loan, see ‘‘Servicing of the 1155 Avenue of the Americas Loan Combination’’ in this prospectus supplement.

‘‘Servicing Transfer Event’’ means, with respect to any mortgage loan being serviced under the series 2006-C6 pooling and servicing agreement, any of the following events:

1.	the related borrower (or any related guarantor) fails to make when due any scheduled debt service payment, including a balloon payment, and the failure actually continues, or the master servicer determines that it will continue, or the special servicer (with the consent of the series 2006-C6 controlling class representative) determines that it will continue, unremedied (without regard to any grace period)—

(a)	except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

(b)	solely in the case of a delinquent balloon payment, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment prior to the related maturity date, for 30 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur)

2.	a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined (subject to any required consent of the series 2006-C6 controlling class representative, the related Loan Combination Controlling Party or the Class JRP Representative, in each case if and as applicable) that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate) occurs under the mortgage loan that the master servicer or the special servicer has determined, in accordance with the Servicing Standard, materially impairs the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2006-C6 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder, and the default continues unremedied for either (i) one business day (but only if the subject default gives rise to immediate acceleration without application of a cure period under the terms of the mortgage loan) or (ii) otherwise, the greater of (A) the applicable cure period under the terms of the mortgage loan and (B) 30 days; provided that any default requiring a servicing advance will be deemed to materially and adversely affect the interests of the series 2006-C6 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder;

3.	the master servicer determines, or the special servicer (with the consent of the series 2006-C6 controlling class representative) determines, in each case in accordance with the Servicing Standard, that (a) a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition or (b) a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined that such insurance (i) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (ii) is not available at any rate) is likely to occur under the mortgage loan that will materially impair the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affect the interests of series 2006-C6 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder and the default is likely to remain unremedied for at least the applicable period contemplated in clause 2. of this definition;

4.	various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

5.	the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

A Servicing Transfer Event will cease to exist, if and when:

•	with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

•	with respect to the circumstances described in clause 2. of this definition, the default is cured in the judgment of the special servicer;

•	with respect to the circumstances described in clauses 3. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding; and

•	with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

If a Servicing Transfer Event exists with respect to one mortgage loan in a Loan Combination, it will also be considered to exist for the other mortgage loans in that Loan Combination, provided that, if a Serviced Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Serviced Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Loan Combination, unless a separate Servicing Transfer Event has occurred with respect thereto.

The Reckson Portfolio I Subordinate Tranche Mortgage Loan is not being serviced under the series 2006-C6 pooling and servicing agreement, and the servicing transfer events or the equivalent with respect thereto under the series 2005-C7 pooling and servicing agreement (which governs the servicing of the Reckson Portfolio I Loan Combination) will be similar, but may not be identical, to the foregoing, including with respect to the provisions described in the preceding paragraph relating to limited automatic servicing transfer events with respect to all of the mortgage loans comprising that Loan Combination.

Furthermore, the 1155 Avenue of the Americas Mortgage Loan is not being serviced under the series 2006-C6 pooling and servicing agreement, and the servicing transfer events or the equivalent with respect thereto under the related governing servicing agreement are described under ‘‘Servicing of the 1155 Avenue of the Americas Loan Combination’’ in this prospectus supplement.

‘‘SF’’ means square feet.

‘‘Shadow’’ means, with respect to any mortgaged real property used for retail purposes, a store or other business that materially affects the draw of customers to that property, but which may be located at a nearby property or on a portion of that property that does not constitute security for the related mortgage loan in the trust.

‘‘Shadow Rating’’ means that it has been confirmed to us by S&P and Moody’s that the subject underlying mortgage loan has, in the context of its inclusion in the trust, credit characteristics consistent with the specified ratings.

‘‘Shops at Las Americas Borrower’’ means the borrower under the Shops at Las Americas Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Shops at Las Americas Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘Shops at Las Americas Mortgage Loan’’ means the underlying mortgage loan secured by the Shops at Las Americas Mortgaged Property.

‘‘Shops at Las Americas Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Shops at Las Americas.

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘Split Mortgage Loan’’ means each of the underlying mortgage loans identified as such under ‘‘Description of the Mortgage Pool—Split Mortgage Loans’’ in this prospectus supplement.

‘‘Split Mortgage Loan Payment Application Trigger Event’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Split Mortgage Loans—Allocation of Payments’’ in this prospectus supplement.

‘‘Split Mortgage Loan Principal Distribution Amount’’ means, with respect to any particular Split Mortgage Loan, for any distribution date, that portion of the Total Principal Distribution Amount for such distribution date that is attributable to such Split Mortgage Loan.

‘‘Stated Principal Balance’’ means, for each mortgage loan in the trust, an amount that:

•	will initially equal its cut-off date principal balance; and

•	will be permanently reduced on each distribution date, to not less than zero, by—

1.	that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan (without regard to any reduction in, or addition to, that Total Principal Distribution Amount contemplated by the second paragraph and/or third paragraph of the definition of ‘‘Total Principal Distribution Amount’’ below in this glossary), and

2.	the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period in connection with a final liquidation or a forgiveness of debt.

However, the ‘‘Stated Principal Balance’’ of an underlying mortgage loan will, in all cases, be zero as of the first distribution date following the end of the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

In the case of the Split Mortgage Loan, the related Stated Principal Balance is intended to reflect both the Senior Portion and the Junior Portion of that Split Mortgage Loan.

‘‘StorageMart Portfolio Borrowers’’ means the borrowers under the StorageMart Portfolio Mortgage Loans, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The StorageMart Portfolio Mortgage Loans—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘StorageMart Portfolio Mortgage Loans’’ means the underlying mortgage loans secured by the StorageMart Portfolio Mortgaged Properties.

‘‘StorageMart Portfolio Mortgaged Properties’’ means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as StorageMart Portfolio.

‘‘Subordinate Non-Trust Loan’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this prospectus supplement.

‘‘Subordinate Trust Loan’’ means the Reckson Portfolio I Subordinate Tranche Mortgage Loan.

‘‘Subordinate Serviced Non-Trust Loan’’ means any Serviced Non-Trust Loan that is a Subordinate Non-Trust Loan.

‘‘Terrace Office Complex Borrower’’ means the borrower under the Terrace Office Complex Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Terrace Office Complex Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘Terrace Office Complex Mortgage Loan’’ means the underlying mortgage loan secured by the Terrace Office Complex Mortgaged Property.

‘‘Terrace Office Complex Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Terrace Office Complex.

‘‘TI/LC’’ means tenant improvements and leasing commissions.

‘‘TI/LC Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon. With respect to the Outside Serviced Trust Mortgage Loan, the foregoing reserves are collected and held by a servicer under the applicable governing servicing agreement.

‘‘Total Expenses’’ and ‘‘U/W Total Expenses’’ each means, for any mortgaged real property securing a mortgage loan in the trust, all operating expenses associated with that property, including utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and ground lease payments.

In determining ‘‘Total Expenses’’ for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

•	if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used; and

•	property management fees were generally assumed to be 2.0% to 6.0% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at $1,000,000.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact be consistent with actual property performance. Actual annual total expenses for a mortgaged property may be more than the Total Expenses presented with respect to that property in this prospectus supplement.

For more detailed information regarding the Total Expenses with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘Total Principal Distribution Amount’’ means, for any distribution date, an amount equal to the total, without duplication, of the following:

•	all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the underlying mortgage loans during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

•	all monthly payments of principal received by or on behalf of the trust on the underlying mortgage loans prior to, but that are due during, the related collection period;

•	all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject underlying mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case exclusive of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior distribution date; and

•	all advances of principal made with respect to the underlying mortgage loans for that distribution date.

Notwithstanding the foregoing, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan (together with accrued interest thereon), then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2006-C6 principal balance certificates (with a corresponding reduction in the applicable Total Principal Distribution Amount), prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-C6 certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group. As a result, the Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. Notwithstanding the foregoing, collections on any Split Mortgage Loan that are otherwise distributable with respect to the Class JRP Principal Balance Certificates may not be applied to reimburse, or pay interest on, advances on any mortgage loan other than the subject Split Mortgage Loan.

If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, the amount of that recovered item (a ‘‘Recovered Amount’’) would generally be included as part of the Total Principal Distribution Amount for the distribution date following the collection period in which that recovered item was received. In addition, if and to the extent that any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on such advance is paid out of general principal collections on the mortgage pool, and if interest on such advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which such advance was made, then an amount equal to that portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on such advance (also, a ‘‘Recovered Amount’’) would generally be included as part of the Total Principal Distribution Amount for the distribution date following the collection period in which that Default Interest, late payment charge or other amount was received. For purposes of determining the respective portions of the Total Principal Distribution Amount attributable to each loan group, those Recovered Amounts will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the second to last sentence of the prior paragraph.

The Total Principal Distribution Amount will not include any payments or other collections of principal with respect to any Non-Trust Loan.

‘‘TRIA’’ means the Terrorism Risk Insurance Extension Act of 2005, signed into law by President Bush on December 22, 2005.

‘‘UBS,’’ as referred to under the ‘‘Loan Seller’’ column on Annex A-1 hereto, means UBSREI or any affiliate of UBSREI.

‘‘UBS Mortgage Loan’’ means each mortgage loan that was acquired by us from the UBS Mortgage Loan Seller for inclusion in the trust.

‘‘UBS Mortgage Loan Seller’’ and ‘‘UBSREI’’ each means UBS Real Estate Investments Inc.

‘‘Underwriter Exemption’’ means Prohibited Transaction Exemption 91-14, as amended to date, including by Prohibited Transaction Exemption 2000-58 and Prohibited Transaction Exemption 2002-41, as described under ‘‘ERISA Considerations’’ in this prospectus supplement.

‘‘Underwriting Reserves’’ means, with respect to any mortgage loan in the trust, estimated annual capital costs, as used by the related originator in determining Net Cash Flow.

‘‘Underwritten Debt Service Coverage Ratio,’’ ‘‘DSCR Net Cash Flow’’ and ‘‘U/W NCF DSCR’’ each means, with respect to any mortgage loan in the trust (except as otherwise described below), the ratio of—

•	the Net Cash Flow for the related mortgaged real property or properties (without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan), to

•	twelve times the amount of monthly debt service that will be payable under the subject mortgage loan commencing on the first due date after the cut-off date or, if the subject mortgage loan is currently in an initial interest-only period, on the first due date after the commencement of the scheduled amortization.

Notwithstanding the foregoing, the calculation of Underwritten Debt Service Coverage Ratio for the following mortgage loans that we intend to include in the trust will take into account the adjustments described below:

•	in the case of each of the Split Mortgage Loans, unless the context clearly indicates otherwise, the amount described in the second bullet of the preceding paragraph is exclusive of the portion of those monthly debt service payments attributable to the related Junior Portion;

•	with respect to each of the underlying mortgage loans that are part of a Loan Combination, unless the context clearly indicates otherwise, the amount described in the second bullet of the preceding sentence of the preceding paragraph is based on the monthly debt service payments for the entire subject Loan Combination (see ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement);

•	in the case of any mortgage loan that provides for payments of interest only until the related stated maturity date, the amount described in the second bullet of the preceding paragraph is based upon the actual interest-only payments (calculated in accordance with the related loan documents) due with respect to the subject mortgage loan during the 12-month period following the cut-off date; and

•	in the case of each underlying mortgage loan that requires the related borrower to make additional monthly amortization payments solely to the extent available from excess cash flow after a certain date, the calculation of underwritten debt service coverage ratio is based upon interest only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date.

In the case of some of the underlying mortgage loans, the calculation of Underwritten Debt Service Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance and, in such event, actual annual net cash flow for a mortgaged property may be less than the underwritten annual net cash flow presented with respect to that property in this prospectus supplement.

For more detailed information regarding the Underwritten Debt Service Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘United States Person’’ means—

•	a citizen or resident of the United States,

•	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

•	an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	a trust as to which—

1.	a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.	one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

‘‘U/W EGI’’ has the same meaning as Effective Gross Income.

‘‘U/W NCF’’ has the same meaning as Net Cash Flow.

‘‘U/W NCF DSCR’’ has the same meaning as Underwritten Debt Service Coverage Ratio.

‘‘U/W Net Cash Flow’’ has the same meaning as Net Cash Flow.

‘‘U/W Net Operating Income’’ has the same meaning as Net Operating Income.

‘‘U/W NOI’’ has the same meaning as Net Operating Income.

‘‘U/W Total Expenses’’ has the same meaning as Total Expenses.

‘‘Weighted Average Junior Portion Pass-Through Rate’’ means, for each interest accrual period, the weighted average of the respective Net Mortgage Pass-Through Rates for the Junior Portions of the Split Mortgage Loans for the related distribution date, weighted on the basis of the respective Allocated Principal Balances of those Junior Portions immediately prior to the related distribution date.

‘‘Weighted Average Pool Pass-Through Rate’’ means, for each interest accrual period, the weighted average of the respective Net Mortgage Pass-Through Rates for all of the underlying mortgage loans (or, in the case of a Split Mortgage Loan, for the Senior Portion thereof) for the related distribution date, weighted on the basis of those mortgage loans’ respective Stated Principal Balances (or, in the case of a Split Mortgage Loans, the Allocated Principal Balance of the Senior Portion thereof) immediately prior to the related distribution date.

‘‘Westfield Chesterfield Borrower’’ means the borrower under the Westfield Chesterfield Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Westfield Chesterfield Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘Westfield Chesterfield Mortgage Loan’’ means the underlying mortgage loan secured by the Westfield Chesterfield Mortgaged Property.

‘‘Westfield Chesterfield Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westfield Chesterfield.

‘‘Year Built’’ means the year that a mortgaged real property was originally constructed. With respect to any mortgaged real property that was constructed in phases, ‘‘Year Built’’ refers to the year that the first phase was originally constructed.

‘‘Year Renovated’’ means the year that a mortgaged real property was most recently renovated in a substantial manner.

‘‘YM(y)’’ means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge calculated pursuant to a yield maintenance formula.

‘‘YM(x) % (y)’’ means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge equal to the greater of an amount calculated pursuant to a yield maintenance formula and x% of the principal amount prepaid.

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ANNEX A-1

CERTAIN CHARACTERISTICS OF INDIVIDUAL UNDERLYING MORTGAGE LOANS

[THIS PAGE INTENTIONALLY LEFT BLANK.]

LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6

ITALICS Indicate Loans Secured by Multiple Properties

Capitalized terms used on this Annex A-1 have the same meanings assigned thereto in the Glossary to the accompanying Offering Prospectus

CONTROL   FOOTNOTE   GROUP   LOAN
  NO.       NO.       NO.   SELLER                           PROPERTY NAME
---------------------------------------------------------------------------------------------------

   1        (2)        1    LB      1211 Avenue of the Americas
   2        (3)        1    LB      125 High Street
   3        (4)        1    LB      The Shops at Las Americas
   4        (5)        1    LB/UBS  Westfield Chesterfield
   5        (6)        1    LB      The Terrace Office Complex
---------------------------------------------------------------------------------------------------
   6        (7)        1    LB      Greenbrier Mall
   7        (8)        1    UBS     Chapel Hill Mall
   8        (9)        1    LB      Park Square Building
   9                   1    LB      One Penn Center
  10        (10)       1    UBS     Redwood Portfolio I
---------------------------------------------------------------------------------------------------
 10A1                  1    UBS     Camp Inn
 10A2                  1    UBS     Town & Country Estates
 10A3                  1    UBS     Avalon RV Resort
 10A4                  1    UBS     Evergreen
 10A5                  1    UBS     Twenty-Nine Pines
---------------------------------------------------------------------------------------------------
 10A6                  1    UBS     Suburban Estates
 10A7                  1    UBS     St. Clements Crossing
 10A8                  1    UBS     El Frontier
 10A9                  1    UBS     Weststar
 10A10                 1    UBS     Green Acres
---------------------------------------------------------------------------------------------------
 10A11                 1    UBS     Hunter's Chase
 10A12                 1    UBS     Winter Paradise
 10A13                 1    UBS     Cedar Grove
 10A14                 1    UBS     Highland
 10A15                 1    UBS     Lexington Estates
---------------------------------------------------------------------------------------------------
  11                   2    UBS     Tindeco Wharf Apartments
  12                   1    LB      Eagle Road Shopping Center
  13                   1    LB      Willowwood I & II
  14        (11)       2    LB      LeCraw Portfolio - Three Properties
 14A1                  2    LB      LeCraw Portfolio - Meadowglen Apartments
---------------------------------------------------------------------------------------------------
 14A2                  2    LB      LeCraw Portfolio - The Landings at Peachtree Corners Apartments
 14A3                  2    LB      LeCraw Portfolio - Bishop's Gate Apartments
  15                   2    LB      Haverhill Apartments
  16        (12)       1    UBS     Midland Mall
  17        (13)       1    UBS     Reckson Portfolio I Subordinate Tranche
---------------------------------------------------------------------------------------------------
 17A1                  1    UBS     225 High Ridge Road
 17A2                  1    UBS     660 White Plains Road
 17A4                  1    UBS     150 Motor Parkway
 17A3                  1    UBS     492 River Road
 17A5                  1    UBS     35 Pinelawn Road
---------------------------------------------------------------------------------------------------
 17A6                  1    UBS     200 Executive Drive
 17A7                  1    UBS     100 Executive Drive
 17A8                  1    UBS     80 Grasslands Road
 17A9                  1    UBS     100 Grasslands Road
  18                   1    UBS     7080 Hollywood Boulevard
---------------------------------------------------------------------------------------------------
  19                   2    LB      Pavilion Place Apartments
  20                   2    LB      Arbors at Winters Chapel
  21                   1    LB      55 Hawthorne Street
  22        (14)       1    UBS     Sylmar Square
  23                   1    UBS     Atrium - Plano
---------------------------------------------------------------------------------------------------
  24                   2    LB      Oakbrook Apartments
  25                   2    LB      Tiger Plaza Apartments
  26        (15)       1    UBS     Twin Towers Dallas
  27                   1    LB      Beltway Marketplace
  28        (16)       1    UBS     Atlantic Place
---------------------------------------------------------------------------------------------------
  29        (17)       1    LB      Sheraton Sand Key Hotel
  30        (18)       2    UBS     Indigo Springs
  31        (19)       1    LB      Kite Naples Portfolio - Pine Ridge
  32                   1    UBS     Kohl's - Herndon
  33        (20)       1    UBS     100 Franklin Street
---------------------------------------------------------------------------------------------------
  34                   1    UBS     Oak Park Spring Lake Portfolio
 34A1                  1    UBS     Spring Lake
 34A2                  1    UBS     Oak Park
  35        (11)       2    LB      LeCraw Portfolio - Courtland Club Apartments
  36                   1    LB      Lincolnshire Springhill Suites
---------------------------------------------------------------------------------------------------
  37        (11)       2    LB      LeCraw Portfolio - Winterset Apartments
  38                   1    LB      South Valley Plaza
  39        (21)       1    LB      StorageMart #1905
  40                   1    LB      StorageMart #1906
  41                   2    LB      Las Colinas at Brookhollow Apartments
---------------------------------------------------------------------------------------------------
  42                   2    LB      Brandywood Apartments
  43                   2    LB      Kelly Crossing
  44        (22)       1    UBS     1155 Avenue of the Americas
  45                   1    LB      Chesterfield Tech Park
  46                   1    LB      Central Arts Building
---------------------------------------------------------------------------------------------------
  47                   1    LB      River Exchange
  48                   1    LB      Oakwood Square Shopping Center
  49        (23)       1    LB      Naples Walk I, II, & III
  50        (24)       1    LB      Kite Naples Portfolio - Riverchase
  51                   1    LB      StorageMart #2101
---------------------------------------------------------------------------------------------------
  52                   1    LB      StorageMart #129
  53        (25)       1    UBS     Toluca Medical
  54                   2    LB      Hartford Run Apartments
  55                   1    LB      StorageMart #535
  56                   1    UBS     3545 Wilshire Boulevard
---------------------------------------------------------------------------------------------------
  57                   1    LB      StorageMart #505
  58        (26)       1    UBS     5024 Pelham Road
  59                   1    UBS     Cypress City Center
  60                   1    LB      Corporate Square
  61        (27)       1    UBS     ADF Portfolio
---------------------------------------------------------------------------------------------------
 61A1                  1    UBS     Covington Station
 61A2                  1    UBS     Maple Valley 1
 61A3                  1    UBS     Maple Valley 11
 61A4                  1    UBS     Edgewood
  62                   1    UBS     Comfort Inn - King of Prussia
---------------------------------------------------------------------------------------------------
  63        (28)       1    UBS     Tel Huron
  64                   2    LB      Springfield Apartments
  65                   1    LB      Euclid Avenue Shopping Center
  66                   1    LB      Silverlakes Professional Campus
  67        (29)       1    UBS     Hamden Village
---------------------------------------------------------------------------------------------------
  68                   1    UBS     Trump International Hotel & Tower - Commercial
  69                   1    LB      Plaza Mayor
  70                   1    LB      StorageMart #1612
  71                   1    UBS     Holiday Inn Express - Langhorne-Oxford Valley
  72                   1    UBS     Citizens 31 Portfolio
---------------------------------------------------------------------------------------------------
 72A1                  1    UBS     100 Essex Avenue
 72A2                  1    UBS     1635 East Darby Road
 72A3                  1    UBS     600 Merchant Street
 72A4                  1    UBS     560 Donner Avenue
  73                   1    LB      Border's Bookstore
---------------------------------------------------------------------------------------------------
  74                   2    LB      Woodlake Apartments
  75        (30)       1    UBS     Indian School
  76                   2    LB      Villa D'Orleans Apartments
  77        (31)       1    LB      Valencia Entertainment Center
  78                   1    LB      Andresen Plaza
---------------------------------------------------------------------------------------------------
  79        (32)       1    LB      Lakewood Ranch Shopping Center
  80                   1    LB      StorageMart #128
  81                   1    LB      StorageMart #538
  82                   1    LB      Miramar Shopping Center
  83                   1    UBS     Oaks at Campbell Station
---------------------------------------------------------------------------------------------------
  84        (33)       1    UBS     Walgreens - Reading
  85                   1    LB      All Seasons Storage Center
  86                   1    LB      Abington Shopping Center
  87                   1    LB      Fishers Town Commons
  88                   1    LB      Candlewood Suites South
---------------------------------------------------------------------------------------------------
  89                   1    UBS     Tropic Venture Portfolio
 89A1                  1    UBS     2705 SR-70 West
 89A2                  1    UBS     3050 Southwest 3rd Terrace
 89A3                  1    UBS     91 Northeast 9th Street
 89A4                  1    UBS     1300 East Atlantic
---------------------------------------------------------------------------------------------------
 89A5                  1    UBS     131 Northwest 16th Street
 89A6                  1    UBS     1292-1216 Southwest 1st Way
 89A7                  1    UBS     635-639 Northeast 27th Street
 89A8                  1    UBS     430 South Dixie Highway
  90                   1    LB      Lipscomb & Pitts Building
---------------------------------------------------------------------------------------------------
  91                   1    UBS     Hampton Inn - Eau Claire
  92                   1    LB      Taft Hills Plaza
  93                   2    LB      Ivey Glen Apartments
  94                   1    UBS     Floor Decor
  95                   1    LB      Valley Mack Plaza
---------------------------------------------------------------------------------------------------
  96                   1    UBS     Paradise Park
  97                   1    UBS     Eckerd Portfolio - Wilson and Cambridge
 97A1                  1    UBS     701 Sunburst Highway
 97A2                  1    UBS     1326 Ward Boulevard
  98        (34)       1    UBS     999 Walt Whitman
---------------------------------------------------------------------------------------------------
  99        (35)       1    LB      Country Club Safeway
  100       (36)       1    LB      Mango Plaza
  101                  1    UBS     Citizens 23 Portfolio
 101A1                 1    UBS     38115 Euclid Avenue
 101A2                 1    UBS     10300 Northfield
---------------------------------------------------------------------------------------------------
 101A3                 1    UBS     7820 Plaza Boulevard
  102                  1    LB      StorageMart #506
  103                  1    LB      StorageMart #105
  104                  1    LB      StorageMart #112
  105       (37)       1    UBS     303-313 Central Avenue
---------------------------------------------------------------------------------------------------
  106                  1    LB      1315 Dixwell Avenue
  107                  1    LB      StorageMart #820
  108       (38)       1    UBS     Walgreens - Glendora
  109                  1    LB      765 Moreland
  110                  1    UBS     Citizens 18 Portfolio
---------------------------------------------------------------------------------------------------
 110A1                 1    UBS     633 Notre Dame Street
 110A2                 1    UBS     48950 Van Dyke Avenue
  111       (39)       1    UBS     Walgreens - Humble
  112                  1    UBS     Oak Tree Mobile Home Park
  113       (40)       1    LB      Victorville Self Storage
---------------------------------------------------------------------------------------------------
  114                  1    UBS     Holiday Inn - Superior
  115                  1    LB      21st Century Storage
  116       (41)       1    UBS     Walgreens - San Antonio
  117                  1    UBS     Citizens 19 Portfolio
 117A1                 1    UBS     501 State Street
---------------------------------------------------------------------------------------------------
 117A2                 1    UBS     501 Western Avenue
 117A3                 1    UBS     17 South Market Street
  118       (42)       1    UBS     Walgreens - Gessner
  119                  1    LB      Cross River Mill
  120       (43)       1    LB      Mission Plaza Shopping Center
---------------------------------------------------------------------------------------------------
  121       (44)       1    UBS     3300 Tenth Street
  122                  1    UBS     Holiday Inn - Houghton
  123                  1    LB      Northside Plaza
  124                  1    LB      StorageMart #1610
  125       (45)       1    UBS     Veronica III Medical Arts Building
---------------------------------------------------------------------------------------------------
  126       (46)       1    UBS     Rite Aid - Elko
  127       (47)       1    UBS     Walgreens - Huffmeister
  128                  1    LB      StorageMart #805
  129                  1    UBS     Citizens 9 Portfolio
 129A1                 1    UBS     36 Washington Street
---------------------------------------------------------------------------------------------------
 129A2                 1    UBS     429 Harvard Street
 129A3                 1    UBS     569 Washington Street
  130                  1    LB      StorageMart #711
  131                  1    LB      StorageMart #1611
  132                  1    UBS     Safeguard Self Storage
---------------------------------------------------------------------------------------------------
  133       (48)       1    LB      Yankee Candle Flagship Store
  134                  1    LB      Dunmore Shopping Center
  135                  1    UBS     Citizens 24 Portfolio
 135A1                 1    UBS     16622 Harvard Avenue
 135A2                 1    UBS     17411 Lorain Avenue
---------------------------------------------------------------------------------------------------
 135A3                 1    UBS     4300 Clark Avenue
  136                  1    UBS     Citizens 11 Portfolio
 136A1                 1    UBS     215 Washington Street
 136A2                 1    UBS     65 Wianno Avenue
  137                  1    LB      Brookhaven Plaza
---------------------------------------------------------------------------------------------------
  138       (49)       1    UBS     Walgreens - Horn Lake
  139                  1    LB      Guardian Self Storage - Military
  140                  1    LB      Oakbrook I Office Park
  141                  1    UBS     Access Self Storage
  142                  1    LB      StorageMart #801
---------------------------------------------------------------------------------------------------
  143       (50)       1    UBS     Walgreens - Brattleboro
  144                  1    LB      StorageMart #1302
  145                  1    LB      Bayberry Crossing Shopping Center
  146                  1    LB      StorageMart #1613
  147                  1    LB      StorageMart #122
---------------------------------------------------------------------------------------------------
  148                  1    LB      Brattleboro & Bellows Falls
  149                  1    LB      StorageMart #1609
  150       (51)       1    UBS     Walgreens - Wake Forest
  151                  1    LB      Holiday Inn Express Plainview
  152                  1    UBS     Citizens 25 Portfolio
---------------------------------------------------------------------------------------------------
 152A1                 1    UBS     21550 Center Ridge Road
 152A2                 1    UBS     14534 Madison Avenue
  153                  1    UBS     Citizens 3 Portfolio
 153A1                 1    UBS     155 Maple Street
 153A2                 1    UBS     177 Main Street
---------------------------------------------------------------------------------------------------
 153A3                 1    UBS     152 South Main Street
  154                  1    UBS     Eckerd - Whiteville
  155                  1    LB      361 California Avenue
  156                  1    LB      StorageMart #1301
  157                  1    UBS     Indian Lake Park Vue
---------------------------------------------------------------------------------------------------
  158                  1    UBS     3825 Del Amo
  159                  1    UBS     Citizens 7
  160       (52)       1    LB      Pinar Plaza
  161                  1    LB      StorageMart #516
  162       (53)       1    LB      Stor-All/Weston II
---------------------------------------------------------------------------------------------------
  163                  1    LB      7-Eleven of Coconut Creek
  164                  1    LB      Hialeah Warehouse
  165                  1    LB      Bellagio Shoppes
  166                  1    LB      Guardian Self Storage - Bandera
  167                  1    LB      Vermont & Sepulveda
---------------------------------------------------------------------------------------------------
  168                  1    LB      StorageMart #1603
  169                  1    LB      Westridge Retail
  170                  2    LB      Stadium Square Apartments
  171       (54)       1    UBS     Walgreens - Daphne
  172                  1    UBS     Eckerd - Cleveland
---------------------------------------------------------------------------------------------------
  173                  2    UBS     Stonegate Mobile Home Park
  174                  1    UBS     Citizens 10 Portfolio
 174A1                 1    UBS     606 Dartmouth Street
 174A2                 1    UBS     791 Main Street
  175                  1    LB      Georgia Self Storage
---------------------------------------------------------------------------------------------------
  176                  1    LB      StorageMart #107
  177       (55)       1    LB      Fairfax II
  178                  2    UBS     The Vineyards
  179                  1    UBS     233 East Carrillo Street
  180                  1    UBS     Grants Crossing
---------------------------------------------------------------------------------------------------
  181                  1    LB      4150 Boulder Highway
  182                  1    UBS     Eckerd - Cary
  183                  1    UBS     Magnolia Park
  184                  1    LB      StorageMart #106
  185       (56)       1    LB      CVS - Waynesboro, PA
---------------------------------------------------------------------------------------------------
  186                  1    UBS     Shady Oaks
  187                  1    LB      Atmos Energy
  188                  1    UBS     Family Dollar Portfolio
 188A1                 1    UBS     1615 W. 59th Street
 188A2                 1    UBS     500 W. 5th Avenue
---------------------------------------------------------------------------------------------------
  189       (57)       1    UBS     Whitney Point Estates
  190                  1    UBS     Citizens 1 Portfolio
 190A1                 1    UBS     6 Killingworth Road
 190A2                 1    UBS     458 Ocean Avenue
  191                  1    LB      Colleyville Retail
---------------------------------------------------------------------------------------------------
  192                  1    LB      Greenfield Secure Storage
  193                  1    LB      101 East Seneca Turnpike
  194       (58)       1    LB      Stor-All/Oviedo
  195                  1    UBS     Family Dollar - Fullerton
  196                  1    LB      StorageMart #113
---------------------------------------------------------------------------------------------------
  197                  1    UBS     Citizens 2 Portfolio
 197A1                 1    UBS     54 Main Street
 197A2                 1    UBS     405 Portland Avenue
  198                  1    UBS     Citizens 26
  199                  1    UBS     Family Dollar - Pulaski
---------------------------------------------------------------------------------------------------
  200       (59)       1    LB      Stor-All/Landmark
  201                  1    UBS     Citizens 30
  202                  1    LB      Waterville Commons
  203                  1    UBS     Citizens 33
  204                  1    UBS     Edgeview Estates
---------------------------------------------------------------------------------------------------

CONTROL
  NO.                            ADDRESS                                      CITY                    STATE            ZIP
------------------------------------------------------------------------------------------------------------------------------

   1      1211 Avenue of the Americas                               New York                       NY                   10016
   2      125 High Street                                           Boston                         MA                   02110
   3      4211 Camino de la Plaza                                   San Ysidro                     CA                   92173
   4      291 Chesterfield Mall Drive                               Chesterfield                   MO                   63017
   5      2600-2901 Via Fortuna Drive                               Austin                         TX                   78746
------------------------------------------------------------------------------------------------------------------------------
   6      1401 Greenbriar Parkway                                   Chesapeake                     VA                   23320
   7      2000 Brittain Road                                        Akron                          OH                   44310
   8      31 Saint James Avenue                                     Boston                         MA                   02116
   9      1601-29 JFK Boulevard                                     Philadelphia                   PA                   19022
   10     Various                                                   Various                        Various            Various
------------------------------------------------------------------------------------------------------------------------------
  10A1    10400 U.S. Highway 27                                     Frostproof                     FL                   33843
  10A2    4444 East Benson Highway                                  Tucson                         AZ                   85706
  10A3    16860 US Highway 19 North                                 Clearwater                     FL                   33764
  10A4    229 Killingworth Turnpike                                 Clinton                        CT                   06413
  10A5    6540 Highway 36 Boulevard North                           Oakdale                        MN                   55128
------------------------------------------------------------------------------------------------------------------------------
  10A6    Route 246 at Suburban Drive                               Lexington Park                 MD                   20653
  10A7    21475 Prather Drive                                       Lexington Park                 MD                   20653
  10A8    4233 North Flowing Wells Road                             Tucson                         AZ                   85705
  10A9    1866 West Sego Lily Lane                                  Tucson                         AZ                   85705
 10A10    1810 Boston Post Road                                     Westbrook                      CT                   06498
------------------------------------------------------------------------------------------------------------------------------
 10A11    1866 Eastown Road                                         Lima                           OH                   45807
 10A12    16108 US Highway 19 North                                 Hudson                         FL                   34667
 10A13    133 West Main Street                                      Clinton                        CT                   06413
 10A14    155 North Ivy Street                                      Branford                       CT                   06405
 10A15    20529 Poplar Ridge Road                                   Lexington Park                 MD                   20653
------------------------------------------------------------------------------------------------------------------------------
   11     2809 Boston Street                                        Baltimore                      MD                   21224
   12     2 International Drive                                     Danbury                        CT                   06810
   13     10300 & 10306 Eaton Place                                 Fairfax                        VA                   22030
   14     Various                                                   Various                        GA                 Various
  14A1    3497 Meadowglen Village Lane                              Atlanta                        GA                   30340
------------------------------------------------------------------------------------------------------------------------------
  14A2    6520 Hillandale Drive                                     Norcross                       GA                   30092
  14A3    200 Summit Lake Drive                                     Stone Mountain                 GA                   30083
   15     9430 Russia Branch View Drive                             Manassas Park                  VA                   20111
   16     6800 Eastman Avenue                                       Midland                        MI                   48642
   17     Various                                                   Various                        Various            Various
------------------------------------------------------------------------------------------------------------------------------
  17A1    225 High Ridge Road                                       Stamford                       CT                   06905
  17A2    660 White Plains Road                                     Tarrytown                      NY                   10591
  17A4    150 Motor Parkway                                         Hauppauge                      NY                   11788
  17A3    492 River Road                                            Nutley                         NJ                   07110
  17A5    35 Pinelawn Road                                          Melville                       NY                   11747
------------------------------------------------------------------------------------------------------------------------------
  17A6    200 Executive Drive                                       West Orange                    NJ                   07052
  17A7    100 Executive Drive                                       West Orange                    NJ                   07052
  17A8    80 Grasslands Road                                        Elmsford                       NY                   10523
  17A9    100 Grasslands Road                                       Elmsford                       NY                   10523
   18     7080 Hollywood Boulevard                                  Los Angeles                    CA                   90028
------------------------------------------------------------------------------------------------------------------------------
   19     5401 Rampart Street                                       Houston                        TX                   77081
   20     4335 Winters Chapel Road                                  Atlanta                        GA                   30360
   21     55 Hawthorne Street                                       San Francisco                  CA                   94105
   22     13700-13790 Foothill Boulevard                            Sylmar                         CA                   91342
   23     500 North Central Expressway                              Plano                          TX                   75074
------------------------------------------------------------------------------------------------------------------------------
   24     5055 Nicholson Drive                                      Baton Rouge                    LA                   70820
   25     4445 Alvin Dark Avenue                                    Baton Rouge                    LA                   70820
   26     8585 North Stemmons Freeway                               Dallas                         TX                   75247
   27     9210-9240 S. Eastern Avenue                               Paradise                       NV                   89123
   28     111 North Atlantic Boulevard                              Monterey Park                  CA                   91754
------------------------------------------------------------------------------------------------------------------------------
   29     1160 Gulf Boulevard                                       Clearwater                     FL                   33767
   30     1464 South Stapley Drive                                  Mesa                           AZ                   85204
   31     2322-2370 Pine Ridge Road                                 Naples                         FL                   34109
   32     2148 Centreville Road                                     Herndon                        VA                   20170
   33     100 Franklin Street                                       Boston                         MA                   02110
------------------------------------------------------------------------------------------------------------------------------
   34     Various                                                   Various                        FL                 Various
  34A1    1150 Havendale Boulevard                                  Winter Haven                   FL                   33881
  34A2    701 West Lumsden Road                                     Brandon                        FL                   33511
   35     2917 North Dekalb Drive                                   Atlanta                        GA                   30340
   36     300 Marriott Drive                                        Lincolnshire                   IL                   60069
------------------------------------------------------------------------------------------------------------------------------
   37     3400 Winterset Parkway                                    Marietta                       GA                   30067
   38     6900-6990 Chestnut Street                                 Gilroy                         CA                   95020
   39     718 Atlantic Ave                                          Brooklyn                       NY                   11217
   40     50 Wallabout Street                                       Brooklyn                       NY                   11211
   41     5651 Brook Hollow                                         Norcross                       GA                   30071
------------------------------------------------------------------------------------------------------------------------------
   42     2912 East Indian School Road                              Phoenix                        AZ                   85016
   43     2601 Frankford Road                                       Dallas                         TX                   75287
   44     1155 Avenue of the Americas                               New York                       NY                   10036
   45     17353-17395 Edison Avenue                                 Chesterfield                   MO                   63005
   46     730 N. Franklin St.                                       Chicago                        IL                   60610
------------------------------------------------------------------------------------------------------------------------------
   47     3295 River Exchange Drive                                 Norcross                       GA                   30092
   48     3605 High Point Road                                      Greensboro                     NC                   27407
   49     2450 Vanderbilt Beach Road                                Naples                         FL                   34109
   50     11276 Tamiami Trail N.                                    Naples                         FL                   34110
   51     250 Flanagan Way                                          Secaucus                       NJ                   07094
------------------------------------------------------------------------------------------------------------------------------
   52     7536 Wornall Rd                                           Kansas City                    MO                   64114
   53     3808 West Riverside Drive                                 Burbank                        CA                   91505
   54     102 Hartford Run                                          Buford                         GA                   30518
   55     2021 Griffin Rd.                                          Dania Beach                    FL                   33312
   56     3545 Wilshire Boulevard                                   Los Angeles                    CA                   90010
------------------------------------------------------------------------------------------------------------------------------
   57     640 SW 2nd Ave.                                           Miami                          FL                   33130
   58     5024 Pelham Road                                          Greenville                     SC                   29615
   59     5400 Orange Avenue                                        Cypress                        CA                   90630
   60     28050 US Highway 19 North                                 Clearwater                     FL                   33761
   61     Various                                                   Various                        WA                 Various
------------------------------------------------------------------------------------------------------------------------------
  61A1    27121-27125 174th Place Southeast                         Covington                      WA                   98042
  61A2    24001 & 24015 Kent Kangley Road                           Maple Valley                   WA                   98038
  61A3    26837 Maple Valley Road Southeast                         Maple Valley                   WA                   98038
  61A4    823 Meridian Avenue                                       Edgewood                       WA                   98371
   62     550 West Dekalb Pike                                      King of Prussia                PA                   19406
------------------------------------------------------------------------------------------------------------------------------
   63     3-91 South Telegraph                                      Pontiac                        MI                   48341
   64     18050 Kelly Boulevard                                     Dallas                         TX                   75287
   65     1315 Euclid Avenue                                        Bristol                        VA                   24201
   66     17720-17796 Pines Boulevard                               Pembroke Pines                 FL                   33324
   67     2165 Dixwell Avenue                                       Hamden                         CT                   06514
------------------------------------------------------------------------------------------------------------------------------
   68     One Central Park West                                     New York                       NY                   10023
   69     2493 & 2495 Roll Drive                                    San Diego                      CA                   92154
   70     9220 W 135th St                                           Overland Park                  KS                   66221
   71     3101 West Cabot Boulevard                                 Langhorne                      PA                   19047
   72     Various                                                   Various                        PA                 Various
------------------------------------------------------------------------------------------------------------------------------
  72A1    100 Essex Avenue                                          Narberth                       PA                   19072
  72A2    1635 East Darby Road                                      Havertown                      PA                   19083
  72A3    600 Merchant Street                                       Ambridge                       PA                   15003
  72A4    560 Donner Avenue                                         Monessen                       PA                   15062
   73     1539 East 53rd Street                                     Chicago                        IL                   60615
------------------------------------------------------------------------------------------------------------------------------
   74     231 North Evergreen Avenue                                Woodbury                       NJ                   08096
   75     4280, 4290 and 4310 East Indian School Road               Phoenix                        AZ                   85018
   76     4055 S. Braeswood                                         Houston                        TX                   77025
   77     23460 Cinema Drive                                        Santa Clarita                  CA                   91355
   78     2700 NE Andresen Road                                     Vancouver                      WA                   98661
------------------------------------------------------------------------------------------------------------------------------
   79     8330 Market Street                                        Bradenton                      FL                   34202
   80     9012 NW Prairie View Rd.                                  Kansas City                    MO                   64153
   81     4920 NW 7th St.                                           Miami                          FL                   33126
   82     2000-2010 Bayport Road                                    Seabrook                       TX                   77586
   83     3011 & 3012 Longford Drive                                Spring Hill                    TN                   37174
------------------------------------------------------------------------------------------------------------------------------
   84     5 Harnden Street                                          Reading                        MA                   01867
   85     1728 Crabb River Road                                     Richmond                       TX                   77469
   86     1000 South State Street                                   Clarks Summit                  PA                   18411
   87     8201-8235 East 116th Street                               Fishers                        IN                   46038
   88     4301 Commerce Road                                        Richmond                       VA                   23234
------------------------------------------------------------------------------------------------------------------------------
   89     Various                                                   Various                        FL                 Various
  89A1    2705 SR-70 West                                           Okeechobee                     FL                   34972
  89A2    3050 Southwest 3rd Terrace                                Okeechobee                     FL                   34974
  89A3    91 Northeast 9th Street                                   Pompano Beach                  FL                   33060
  89A4    1300 East Atlantic                                        Pompano Beach                  FL                   33060
------------------------------------------------------------------------------------------------------------------------------
  89A5    131 Northwest 16th Street                                 Pompano Beach                  FL                   33060
  89A6    1292-1216 Southwest 1st Way                               Deerfield Beach                FL                   33441
  89A7    635-639 Northeast 27th Street                             Pompano Beach                  FL                   33064
  89A8    430 South Dixie Highway                                   Pompano Beach                  FL                   33060
   90     2670 Union Avenue Extended                                Memphis                        TN                   38112
------------------------------------------------------------------------------------------------------------------------------
   91     2622 Craig Road                                           Eau Claire                     WI                   54701
   92     1008-1092 W. Kern Street                                  Taft                           CA                   93268
   93     1101 Ivey Road                                            Graham                         NC                   27253
   94     2540 East Pioneer Parkway                                 Arlington                      TX                   76010
   95     6320-6432 Mack Road & 6667 Valley High Drive              Sacramento                     CA                   95823
------------------------------------------------------------------------------------------------------------------------------
   96     301 East Hall Acres Road                                  Pharr                          TX                   78577
   97     Various                                                   Various                        Various            Various
  97A1    701 Sunburst Highway                                      Cambridge                      MD                   21613
  97A2    1326 Ward Boulevard                                       Wilson                         NC                   27893
   98     999 Walt Whitman Road                                     Melville                       NY                   11747
------------------------------------------------------------------------------------------------------------------------------
   99     2800-2850 Country Club Blvd.                              Stockton                       CA                   95204
  100     11720 - 11782 M.L. King Jr. Boulevard                     Seffner                        FL                   33584
  101     Various                                                   Various                        OH                 Various
 101A1    38115 Euclid Avenue                                       Willoughby                     OH                   44094
 101A2    10300 Northfield                                          Northfield                     OH                   44067
------------------------------------------------------------------------------------------------------------------------------
 101A3    7820 Plaza Boulevard                                      Mentor                         OH                   44060
  102     6401 3rd St. Stock Island                                 Key West                       FL                   33040
  103     2403 Rangeline                                            Columbia                       MO                   65202
  104     4000 S. Providence                                        Columbia                       MO                   65203
  105     303-313 Central Avenue                                    Hartsdale                      NY                   10530
------------------------------------------------------------------------------------------------------------------------------
  106     1299-1315 Dixwell Avenue                                  Hamden                         CT                   06514
  107     100 West North Ave                                        Lombard                        IL                   60148
  108     1301 Black Horse Pike                                     Glendora                       NJ                   08029
  109     749, 755, 765 Moreland Avenue & 1153 Ormewood Avenue      Atlanta                        GA                   30316
  110     Various                                                   Various                        MI                 Various
------------------------------------------------------------------------------------------------------------------------------
 110A1    633 Notre Dame Street                                     Gross Pointe                   MI                   48230
 110A2    48950 Van Dyke Avenue                                     Utica                          MI                   48317
  111     8505 FM 1960 West                                         Humble                         TX                   77338
  112     565 Diamond Road                                          Jackson                        NJ                   08527
  113     12276 Cobalt Road                                         Victorville                    CA                   92392
------------------------------------------------------------------------------------------------------------------------------
  114     303 Second Avenue East                                    Superior                       WI                   54880
  115     7490 S. Crescent Blvd                                     Pennsauken                     NJ                   08109
  116     11658 Interstate 35 North                                 San Antonio                    TX                   78233
  117     Various                                                   Various                        NY                 Various
 117A1    501 State Street                                          Schenectady                    NY                   12305
------------------------------------------------------------------------------------------------------------------------------
 117A2    501 Western Avenue                                        Albany                         NY                   12203
 117A3    17 South Market Street                                    Johnstown                      NY                   12095
  118     12611 South Gessner                                       Houston                        TX                   77071
  119     1200 River Avenue                                         Lakewood                       NJ                   08701
  120     21-147 West Main Street                                   Ventura                        CA                   93001
------------------------------------------------------------------------------------------------------------------------------
  121     3300 Tenth Street                                         Columbus                       IN                   47201
  122     1110 Century Way                                          Houghton                       MI                   49931
  123     313 North Boulevard                                       Clinton                        NC                   28328
  124     7460 West Frontage Road                                   Merriam                        KS                   66203
  125     49 Veronica Avenue                                        Franklin                       NJ                   08873
------------------------------------------------------------------------------------------------------------------------------
  126     2540 Idaho Street                                         Elko                           NV                   89801
  127     14625 FM 529 Road                                         Houston                        TX                   77095
  128     3100 N Mannheim                                           Frankilin Park                 IL                   60131
  129     Various                                                   Various                        MA                 Various
 129A1    36 Washington Street                                      Norwell                        MA                   02061
------------------------------------------------------------------------------------------------------------------------------
 129A2    429 Harvard Street                                        Brookline                      MA                   02446
 129A3    569 Washington Street                                     Dorchester                     MA                   02124
  130     3985 Atlanta Highway                                      Bogart                         GA                   30622
  131     9702 W. 67th St.                                          Merriam                        KS                   66203
  132     1011 Stufflebeam Avenue                                   Henderson                      NV                   89011
------------------------------------------------------------------------------------------------------------------------------
  133     2200 Richmond Road                                        Williamsburg                   VA                   23185
  134     1212 O'Neill Highway                                      Dunmore                        PA                   18512
  135     Various                                                   Cleveland                      OH                 Various
 135A1    16622 Harvard Avenue                                      Cleveland                      OH                   44128
 135A2    17411 Lorain Avenue                                       Cleveland                      OH                   44111
------------------------------------------------------------------------------------------------------------------------------
 135A3    4300 Clark Avenue                                         Cleveland                      OH                   44109
  136     Various                                                   Various                        MA                 Various
 136A1    215 Washington Street                                     Fairhaven                      MA                   02719
 136A2    65 Wianno Avenue                                          Osterville                     MA                   02655
  137     958 Brookway Boulevard                                    Brookhaven                     MS                   39601
------------------------------------------------------------------------------------------------------------------------------
  138     4028 Goodman Road                                         Horn Lake                      MS                   38637
  139     12720 NW Military                                         San Antonio                    TX                   78231
  140     5024 South Bur Oak Place                                  Sioux Falls                    SD                   57108
  141     3427 Marvin D Love Freeway                                Dallas                         TX                   75224
  142     5979 Butterfield Rd.                                      Hillside                       IL                   60162
------------------------------------------------------------------------------------------------------------------------------
  143     476 Canal Street                                          Brattleboro                    VT                   05301
  144     750 Winchester Rd.                                        Lexington                      KY                   40505
  145     507 S.E. Melody Lane                                      Lee's Summit                   MO                   64063
  146     9500 Legler Road                                          Lenexa                         KS                   66219
  147     11510 N. Main Street                                      Kansas City                    MO                   64155
------------------------------------------------------------------------------------------------------------------------------
  148     62 Old Ferry Road & 125 Potter Industrial Drive Route     Brattleboro & Westminster      VT             05158/05301
  149     2816 Eaton                                                Kansas City                    KS                   66103
  150     3601 Rogers Road                                          Wake Forest                    NC                   27587
  151     4213 West 13th Street                                     Plainview                      TX                   79072
  152     Various                                                   Various                        OH                 Various
------------------------------------------------------------------------------------------------------------------------------
 152A1    21550 Center Ridge Road                                   Rocky River                    OH                   44116
 152A2    14534 Madison Avenue                                      Lakewood                       OH                   44107
  153     Various                                                   Various                        VT                 Various
 153A1    155 Maple Street                                          White River Junction           VT                   05001
 153A2    177 Main Street                                           Poultney                       VT                   05764
------------------------------------------------------------------------------------------------------------------------------
 153A3    152 South Main Street                                     St. Albans                     VT                   05478
  154     1728 South Madison Street                                 Whiteville                     NC                   28472
  155     361-369 South California Avenue                           Palo Alto                      CA                   94306
  156     1601 Twilight Trail                                       Frankfort                      KY                   40601
  157     877 East US 6 and 700 Lincolnway West                     Ligonier                       IN                   46767
------------------------------------------------------------------------------------------------------------------------------
  158     3825 Del Amo Boulevard                                    Torrance                       CA                   90503
  159     7310 West Grand Avenue                                    Elmwood Park                   IL                   60707
  160     672 South Goldenrod Road                                  Orlando                        FL                   32822
  161     1200 US #1                                                Big Coppit Key                 FL                   33040
  162     2707 Executive Park Lane                                  Weston                         FL                   33331
------------------------------------------------------------------------------------------------------------------------------
  163     4525 Wiles Road                                           Coconut Creek                  FL                   33073
  164     2001-2077 West 62nd Street                                Hialeah                        FL                   33016
  165     9101 Tamiami Trail                                        Naples                         FL                   34108
  166     7950 Bandera Road                                         San Antonio                    TX                   78250
  167     898 Sepulveda Boulevard                                   Harbor City                    CA                   90710
------------------------------------------------------------------------------------------------------------------------------
  168     1310 S. Enterprise                                        Olathe                         KS                   66061
  169     8901 Virginia Parkway                                     McKinney                       TX                   75071
  170     4759 Earl Gros Avenue                                     Baton Rouge                    LA                   70820
  171     30957 Mill Lane                                           Daphne                         AL                   36527
  172     2499 Keith Street                                         Cleveland                      TN                   37311
------------------------------------------------------------------------------------------------------------------------------
  173     6801 West 70th Street                                     Shreveport                     LA                   71129
  174     Various                                                   Various                        MA                 Various
 174A1    606 Dartmouth Street                                      South Dartmouth                MA                   02748
 174A2    791 Main Street                                           Winchester                     MA                   01890
  175     5535 Bemiss Road                                          Valdosta                       GA                   31605
------------------------------------------------------------------------------------------------------------------------------
  176     2420 St. Mary's Blvd.                                     Jefferson City                 MO                   65109
  177     4310 Metro Parkway                                        Fort Myers                     FL                   33916
  178     3268 East Road                                            Clifton                        CO                   81520
  179     233 East Carrillo Street                                  Santa Barbara                  CA                   93101
  180     415 Brooks Road                                           Andrews                        SC                   29510
------------------------------------------------------------------------------------------------------------------------------
  181     4150 Boulder Highway                                      Winchester                     NV                   89121
  182     1002 North Harrison Avenue                                Cary                           NC                   27513
  183     3707 East Business Highway 83                             Donna                          TX                   78537
  184     2310 Paris Road                                           Columbia                       MO                   65202
  185     406 East Main Street                                      Waynesboro                     PA                   17268
------------------------------------------------------------------------------------------------------------------------------
  186     431 North Scribner Street                                 Grapevine                      TX                   76051
  187     142 N. FM 730                                             Boyd                           TX                   76023
  188     Various                                                   Various                        Various            Various
 188A1    1615 West 59th Street                                     Chicago                        IL                   60636
 188A2    500 West 5th Avenue                                       Gary                           IN                   46402
------------------------------------------------------------------------------------------------------------------------------
  189     8 Mohawk Drive                                            Lisle                          NY                   13797
  190     Various                                                   Various                        CT                 Various
 190A1    6 Killingworth Road                                       Higganum                       CT                   06441
 190A2    458 Ocean Avenue                                          New London                     CT                   06320
  191     55 Main Street                                            Colleyville                    TX                   76034
------------------------------------------------------------------------------------------------------------------------------
  192     1135 Bernardston Road                                     Greenfield                     MA                   01301
  193     101 East Seneca Turnpike                                  Syracuse                       NY                   13205
  194     1931 W. State Road 426                                    Oviedo                         FL                   32765
  195     3916 West Fullerton Avenue                                Chicago                        IL                   60647
  196     3500 I-70 Dr. SE                                          Columbia                       MO                   65201
------------------------------------------------------------------------------------------------------------------------------
  197     Various                                                   Various                        NH                 Various
 197A1    54 Main Street                                            Pittsfield                     NH                   03263
 197A2    405 Portland Avenue                                       Rollinsford                    NH                   03869
  198     9243 Broadview Heights Road                               Broadview Heights              OH                   44147
  199     8320 South Pulaski Road                                   Chicago                        IL                   60652
------------------------------------------------------------------------------------------------------------------------------
  200     6121 Landmark Center Blvd.                                Greensboro                     NC                   27407
  201     5 West Commerce Street                                    Smyrna                         DE                   19977
  202     3701-3709 Concord Parkway South                           Concord                        NC                   28027
  203     622 Taunton Avenue                                        East Providence                RI                   02914
  204     1 Aspen Lane                                              Hornell                        NY                   14843
------------------------------------------------------------------------------------------------------------------------------

                                 CROSS           ORIGINAL        CUT-OFF DATE   % OF AGGREGATE    CUMULATIVE %
CONTROL         LOAN         COLLATERALIZED      BALANCE           BALANCE       CUT-OFF DATE   OF INITIAL POOL
  NO.         PURPOSE          GROUPS (1)          ($)               ($)          BALANCE (1)       BALANCE
---------------------------------------------------------------------------------------------------------------

   1      Acquisition        No               400,000,000.00    400,000,000.00           13.1%           13.1%
   2      Acquisition        No               340,000,000.00    340,000,000.00           11.2%           24.3%
   3      Refinance          No               180,000,000.00    180,000,000.00            5.9%           30.2%
   4      Refinance          No               140,000,000.00    140,000,000.00            4.6%           34.8%
   5      Acquisition        No               131,000,000.00    131,000,000.00            4.3%           39.1%
---------------------------------------------------------------------------------------------------------------
   6      Refinance          No                85,000,000.00     84,913,873.89            2.8%           41.9%
   7      Refinance          No                77,000,000.00     76,924,800.68            2.5%           44.4%
   8      Refinance          No                71,200,000.00     71,200,000.00            2.3%           46.7%
   9      Refinance          No                71,000,000.00     71,000,000.00            2.3%           49.1%
   10     Refinance          No                54,550,000.00     54,550,000.00            1.8%           50.9%
---------------------------------------------------------------------------------------------------------------
  10A1    N/A                Yes (UBS-C)
  10A2    N/A                Yes (UBS-C)
  10A3    N/A                Yes (UBS-C)
  10A4    N/A                Yes (UBS-C)
  10A5    N/A                Yes (UBS-C)
---------------------------------------------------------------------------------------------------------------
  10A6    N/A                Yes (UBS-C)
  10A7    N/A                Yes (UBS-C)
  10A8    N/A                Yes (UBS-C)
  10A9    N/A                Yes (UBS-C)
 10A10    N/A                Yes (UBS-C)
---------------------------------------------------------------------------------------------------------------
 10A11    N/A                Yes (UBS-C)
 10A12    N/A                Yes (UBS-C)
 10A13    N/A                Yes (UBS-C)
 10A14    N/A                Yes (UBS-C)
 10A15    N/A                Yes (UBS-C)
---------------------------------------------------------------------------------------------------------------
   11     Refinance          No                49,250,000.00     49,250,000.00            1.6%           52.5%
   12     Acquisition        No                49,210,000.00     49,210,000.00            1.6%           54.1%
   13     Acquisition        No                46,400,000.00     46,400,000.00            1.5%           55.6%
   14     Acquisition        Yes (LB-B)        45,625,000.00     45,625,000.00            1.5%           57.1%
  14A1    Acquisition        Yes (LB-B)
---------------------------------------------------------------------------------------------------------------
  14A2    Acquisition        Yes (LB-B)
  14A3    Acquisition        Yes (LB-B)
   15     Refinance          No                45,610,000.00     45,610,000.00            1.5%           58.6%
   16     Refinance          No                38,000,000.00     37,962,888.65            1.2%           59.9%
   17     Recapitalization   No                37,000,000.00     37,000,000.00            1.2%           61.1%
---------------------------------------------------------------------------------------------------------------
  17A1    N/A                Yes (UBS-A)
  17A2    N/A                Yes (UBS-A)
  17A4    N/A                Yes (UBS-A)
  17A3    N/A                Yes (UBS-A)
  17A5    N/A                Yes (UBS-A)
---------------------------------------------------------------------------------------------------------------
  17A6    N/A                Yes (UBS-A)
  17A7    N/A                Yes (UBS-A)
  17A8    N/A                Yes (UBS-A)
  17A9    N/A                Yes (UBS-A)
   18     Refinance          Yes (UBS-UU)      30,000,000.00     30,000,000.00            1.0%           62.1%
---------------------------------------------------------------------------------------------------------------
   19     Refinance          No                29,000,000.00     29,000,000.00            1.0%           63.0%
   20     Acquisition        No                26,000,000.00     26,000,000.00            0.9%           63.9%
   21     Refinance          No                25,800,000.00     25,800,000.00            0.8%           64.7%
   22     Refinance          No                24,900,000.00     24,900,000.00            0.8%           65.5%
   23     Refinance          Yes (UBS-UU)      22,880,000.00     22,880,000.00            0.8%           66.3%
---------------------------------------------------------------------------------------------------------------
   24     Refinance          No                22,650,000.00     22,650,000.00            0.7%           67.0%
   25     Refinance          Yes (LB-C)        19,150,000.00     19,150,000.00            0.6%           67.6%
   26     Refinance          Yes (UBS-UU)      18,120,000.00     18,120,000.00            0.6%           68.2%
   27     Refinance          No                18,100,000.00     18,100,000.00            0.6%           68.8%
   28     Acquisition        No                18,000,000.00     18,000,000.00            0.6%           69.4%
---------------------------------------------------------------------------------------------------------------
   29     Refinance          No                17,744,474.00     17,691,861.75            0.6%           70.0%
   30     Acquisition        No                17,535,000.00     17,535,000.00            0.6%           70.6%
   31     Refinance          No                17,500,000.00     17,500,000.00            0.6%           71.2%
   32     Refinance          No                17,400,000.00     17,400,000.00            0.6%           71.7%
   33     Refinance          No                17,100,000.00     17,100,000.00            0.6%           72.3%
---------------------------------------------------------------------------------------------------------------
   34     Acquisition        No                17,000,000.00     17,000,000.00            0.6%           72.9%
  34A1    N/A                Yes (UBS-G)
  34A2    N/A                Yes (UBS-G)
   35     Acquisition        Yes (LB-B)        14,300,000.00     14,300,000.00            0.5%           73.3%
   36     Acquisition        No                14,200,000.00     14,200,000.00            0.5%           73.8%
---------------------------------------------------------------------------------------------------------------
   37     Acquisition        Yes (LB-B)        13,850,000.00     13,850,000.00            0.5%           74.2%
   38     Acquisition        No                13,500,000.00     13,500,000.00            0.4%           74.7%
   39     Recapitalization   Yes (LB-A)        13,350,000.00     13,350,000.00            0.4%           75.1%
   40     Recapitalization   Yes (LB-A)        13,275,000.00     13,275,000.00            0.4%           75.6%
   41     Refinance          No                12,800,000.00     12,800,000.00            0.4%           76.0%
---------------------------------------------------------------------------------------------------------------
   42     Acquisition        No                12,650,000.00     12,650,000.00            0.4%           76.4%
   43     Refinance          No                12,600,000.00     12,600,000.00            0.4%           76.8%
   44     Refinance          No                12,815,000.00     12,090,447.80            0.4%           77.2%
   45     Refinance          No                12,000,000.00     12,000,000.00            0.4%           77.6%
   46     Refinance          No                11,600,000.00     11,600,000.00            0.4%           78.0%
---------------------------------------------------------------------------------------------------------------
   47     Acquisition        No                11,000,000.00     11,000,000.00            0.4%           78.3%
   48     Refinance          No                10,900,000.00     10,871,734.89            0.4%           78.7%
   49     Refinance          No                10,623,048.00     10,608,069.33            0.3%           79.0%
   50     Refinance          No                10,500,000.00     10,500,000.00            0.3%           79.4%
   51     Acquisition        Yes (LB-A)        10,150,000.00     10,150,000.00            0.3%           79.7%
---------------------------------------------------------------------------------------------------------------
   52     Acquisition        Yes (LB-A)        10,110,000.00     10,110,000.00            0.3%           80.1%
   53     Acquisition        No                 9,200,000.00      9,200,000.00            0.3%           80.4%
   54     Refinance          No                 9,150,000.00      9,150,000.00            0.3%           80.7%
   55     Acquisition        Yes (LB-A)         8,840,000.00      8,840,000.00            0.3%           80.9%
   56     Refinance          No                 8,600,000.00      8,600,000.00            0.3%           81.2%
---------------------------------------------------------------------------------------------------------------
   57     Acquisition        Yes (LB-A)         8,550,000.00      8,550,000.00            0.3%           81.5%
   58     Acquisition        No                 8,310,000.00      8,310,000.00            0.3%           81.8%
   59     Acquisition        No                 8,160,000.00      8,160,000.00            0.3%           82.0%
   60     Acquisition        No                 8,025,000.00      8,025,000.00            0.3%           82.3%
   61     Refinance          No                 7,650,000.00      7,650,000.00            0.3%           82.6%
---------------------------------------------------------------------------------------------------------------
  61A1    N/A                Yes (UBS-J)
  61A2    N/A                Yes (UBS-J)
  61A3    N/A                Yes (UBS-J)
  61A4    N/A                Yes (UBS-J)
   62     Acquisition        No                 7,650,000.00      7,644,149.83            0.3%           82.8%
---------------------------------------------------------------------------------------------------------------
   63     Acquisition        No                 7,600,000.00      7,600,000.00            0.2%           83.1%
   64     Refinance          No                 7,200,000.00      7,200,000.00            0.2%           83.3%
   65     Refinance          No                 7,200,000.00      7,183,096.86            0.2%           83.5%
   66     Acquisition        No                 7,100,000.00      7,100,000.00            0.2%           83.8%
   67     Acquisition        No                 7,000,000.00      7,000,000.00            0.2%           84.0%
---------------------------------------------------------------------------------------------------------------
   68     Refinance          No                 7,000,000.00      7,000,000.00            0.2%           84.2%
   69     Refinance          No                 7,000,000.00      6,994,676.16            0.2%           84.5%
   70     Acquisition        Yes (LB-A)         6,760,000.00      6,760,000.00            0.2%           84.7%
   71     Refinance          No                 6,550,000.00      6,550,000.00            0.2%           84.9%
   72     Acquisition        No                 6,395,039.00      6,395,039.00            0.2%           85.1%
---------------------------------------------------------------------------------------------------------------
  72A1    N/A                Yes (UBS-SS)
  72A2    N/A                Yes (UBS-SS)
  72A3    N/A                Yes (UBS-SS)
  72A4    N/A                Yes (UBS-SS)
   73     Acquisition        No                 6,240,000.00      6,240,000.00            0.2%           85.3%
---------------------------------------------------------------------------------------------------------------
   74     Refinance          No                 6,200,000.00      6,200,000.00            0.2%           85.5%
   75     Acquisition        No                 6,200,000.00      6,158,911.96            0.2%           85.7%
   76     Refinance          No                 6,150,000.00      6,150,000.00            0.2%           85.9%
   77     Refinance          No                 6,000,000.00      6,000,000.00            0.2%           86.1%
   78     Acquisition        No                 6,000,000.00      5,985,026.46            0.2%           86.3%
---------------------------------------------------------------------------------------------------------------
   79     Refinance          No                 5,868,533.00      5,860,258.27            0.2%           86.5%
   80     Acquisition        Yes (LB-A)         5,784,000.00      5,784,000.00            0.2%           86.7%
   81     Acquisition        Yes (LB-A)         5,715,000.00      5,715,000.00            0.2%           86.9%
   82     Refinance          No                 5,589,000.00      5,589,000.00            0.2%           87.1%
   83     Refinance          No                 5,550,000.00      5,550,000.00            0.2%           87.2%
---------------------------------------------------------------------------------------------------------------
   84     Acquisition        No                 5,532,000.00      5,532,000.00            0.2%           87.4%
   85     Refinance          No                 5,500,000.00      5,500,000.00            0.2%           87.6%
   86     Refinance          Yes (LB-E)         5,500,000.00      5,495,724.65            0.2%           87.8%
   87     Refinance          No                 5,500,000.00      5,491,657.10            0.2%           88.0%
   88     Refinance          No                 5,350,000.00      5,350,000.00            0.2%           88.1%
---------------------------------------------------------------------------------------------------------------
   89     Refinance          No                 5,343,000.00      5,343,000.00            0.2%           88.3%
  89A1    N/A                Yes (UBS-K)
  89A2    N/A                Yes (UBS-K)
  89A3    N/A                Yes (UBS-K)
  89A4    N/A                Yes (UBS-K)
---------------------------------------------------------------------------------------------------------------
  89A5    N/A                Yes (UBS-K)
  89A6    N/A                Yes (UBS-K)
  89A7    N/A                Yes (UBS-K)
  89A8    N/A                Yes (UBS-K)
   90     Acquisition        No                 5,300,000.00      5,300,000.00            0.2%           88.5%
---------------------------------------------------------------------------------------------------------------
   91     Refinance          No                 5,300,000.00      5,300,000.00            0.2%           88.7%
   92     Acquisition        No                 5,250,000.00      5,250,000.00            0.2%           88.8%
   93     Refinance          No                 5,240,000.00      5,240,000.00            0.2%           89.0%
   94     Acquisition        No                 5,225,000.00      5,212,489.21            0.2%           89.2%
   95     Refinance          No                 5,200,000.00      5,200,000.00            0.2%           89.4%
---------------------------------------------------------------------------------------------------------------
   96     Refinance          No                 5,200,000.00      5,200,000.00            0.2%           89.5%
   97     Acquisition        No                 5,200,000.00      5,192,433.77            0.2%           89.7%
  97A1    N/A                Yes (UBS-L)
  97A2    N/A                Yes (UBS-L)
   98     Acquisition        No                 5,140,000.00      5,140,000.00            0.2%           89.9%
---------------------------------------------------------------------------------------------------------------
   99     Refinance          No                 5,025,623.00      5,025,623.00            0.2%           90.0%
  100     Refinance          No                 5,017,313.00      5,009,827.19            0.2%           90.2%
  101     Acquisition        No                 5,005,457.00      5,005,457.00            0.2%           90.4%
 101A1    N/A                Yes (UBS-KK)
 101A2    N/A                Yes (UBS-KK)
---------------------------------------------------------------------------------------------------------------
 101A3    N/A                Yes (UBS-KK)
  102     Recapitalization   Yes (LB-A)         4,960,000.00      4,960,000.00            0.2%           90.5%
  103     Recapitalization   Yes (LB-A)         4,920,000.00      4,920,000.00            0.2%           90.7%
  104     Recapitalization   Yes (LB-A)         4,840,000.00      4,840,000.00            0.2%           90.8%
  105     Acquisition        No                 4,800,000.00      4,800,000.00            0.2%           91.0%
---------------------------------------------------------------------------------------------------------------
  106     Refinance          No                 4,750,000.00      4,744,536.88            0.2%           91.2%
  107     Recapitalization   Yes (LB-A)         4,706,000.00      4,706,000.00            0.2%           91.3%
  108     Refinance          No                 4,650,000.00      4,650,000.00            0.2%           91.5%
  109     Refinance          No                 4,500,000.00      4,489,012.30            0.1%           91.6%
  110     Acquisition        No                 4,435,900.00      4,435,900.00            0.1%           91.8%
---------------------------------------------------------------------------------------------------------------
 110A1    N/A                Yes (UBS-FF)
 110A2    N/A                Yes (UBS-FF)
  111     Acquisition        No                 4,395,000.00      4,395,000.00            0.1%           91.9%
  112     Refinance          No                 4,300,000.00      4,293,969.32            0.1%           92.0%
  113     Refinance          No                 4,200,000.00      4,200,000.00            0.1%           92.2%
---------------------------------------------------------------------------------------------------------------
  114     Refinance          No                 4,125,000.00      4,125,000.00            0.1%           92.3%
  115     Refinance          No                 4,100,000.00      4,100,000.00            0.1%           92.4%
  116     Acquisition        No                 4,060,000.00      4,060,000.00            0.1%           92.6%
  117     Acquisition        No                 4,031,963.00      4,031,963.00            0.1%           92.7%
 117A1    N/A                Yes (UBS-GG)
---------------------------------------------------------------------------------------------------------------
 117A2    N/A                Yes (UBS-GG)
 117A3    N/A                Yes (UBS-GG)
  118     Acquisition        No                 3,960,000.00      3,960,000.00            0.1%           92.8%
  119     Refinance          No                 3,950,000.00      3,947,118.18            0.1%           93.0%
  120     Acquisition        No                 3,957,120.00      3,940,568.81            0.1%           93.1%
---------------------------------------------------------------------------------------------------------------
  121     Acquisition        No                 3,918,000.00      3,918,000.00            0.1%           93.2%
  122     Acquisition        No                 3,920,000.00      3,911,556.72            0.1%           93.4%
  123     Refinance          No                 3,894,000.00      3,894,000.00            0.1%           93.5%
  124     Recapitalization   Yes (LB-A)         3,890,000.00      3,890,000.00            0.1%           93.6%
  125     Refinance          No                 3,850,000.00      3,844,239.91            0.1%           93.7%
---------------------------------------------------------------------------------------------------------------
  126     Acquisition        No                 4,897,293.62      3,766,174.06            0.1%           93.9%
  127     Acquisition        No                 3,765,000.00      3,765,000.00            0.1%           94.0%
  128     Recapitalization   Yes (LB-A)         3,760,000.00      3,760,000.00            0.1%           94.1%
  129     Acquisition        No                 3,705,666.00      3,705,666.00            0.1%           94.2%
 129A1    N/A                Yes (UBS-W)
---------------------------------------------------------------------------------------------------------------
 129A2    N/A                Yes (UBS-W)
 129A3    N/A                Yes (UBS-W)
  130     Recapitalization   Yes (LB-A)         3,680,000.00      3,680,000.00            0.1%           94.4%
  131     Recapitalization   Yes (LB-A)         3,608,000.00      3,608,000.00            0.1%           94.5%
  132     Acquisition        No                 3,600,000.00      3,600,000.00            0.1%           94.6%
---------------------------------------------------------------------------------------------------------------
  133     Acquisition        No                 3,604,436.00      3,597,418.26            0.1%           94.7%
  134     Refinance          Yes (LB-E)         3,600,000.00      3,597,201.59            0.1%           94.8%
  135     Acquisition        No                 3,585,233.00      3,585,233.00            0.1%           94.9%
 135A1    N/A                Yes (UBS-LL)
 135A2    N/A                Yes (UBS-LL)
---------------------------------------------------------------------------------------------------------------
 135A3    N/A                Yes (UBS-LL)
  136     Acquisition        No                 3,578,673.00      3,578,673.00            0.1%           95.1%
 136A1    N/A                Yes (UBS-Y)
 136A2    N/A                Yes (UBS-Y)
  137     Acquisition        No                 3,550,000.00      3,550,000.00            0.1%           95.2%
---------------------------------------------------------------------------------------------------------------
  138     Refinance          No                 3,483,000.00      3,483,000.00            0.1%           95.3%
  139     Acquisition        No                 3,400,000.00      3,400,000.00            0.1%           95.4%
  140     Refinance          No                 3,400,000.00      3,400,000.00            0.1%           95.5%
  141     Refinance          No                 3,300,000.00      3,300,000.00            0.1%           95.6%
  142     Recapitalization   Yes (LB-A)         3,175,000.00      3,175,000.00            0.1%           95.7%
---------------------------------------------------------------------------------------------------------------
  143     Refinance          No                 3,150,000.00      3,150,000.00            0.1%           95.8%
  144     Recapitalization   Yes (LB-A)         3,140,000.00      3,140,000.00            0.1%           95.9%
  145     Refinance          No                 3,125,000.00      3,125,000.00            0.1%           96.0%
  146     Recapitalization   Yes (LB-A)         3,100,000.00      3,100,000.00            0.1%           96.1%
  147     Recapitalization   Yes (LB-A)         3,056,000.00      3,056,000.00            0.1%           96.2%
---------------------------------------------------------------------------------------------------------------
  148     Acquisition        Yes (LB-F)         3,025,000.00      3,025,000.00            0.1%           96.3%
  149     Recapitalization   Yes (LB-A)         2,975,000.00      2,975,000.00            0.1%           96.4%
  150     Acquisition        No                 2,929,000.00      2,926,591.46            0.1%           96.5%
  151     Refinance          No                 2,900,000.00      2,896,719.07            0.1%           96.6%
  152     Acquisition        No                 2,812,983.00      2,812,983.00            0.1%           96.7%
---------------------------------------------------------------------------------------------------------------
 152A1    N/A                Yes (UBS-MM)
 152A2    N/A                Yes (UBS-MM)
  153     Acquisition        No                 2,796,504.00      2,796,504.00            0.1%           96.8%
 153A1    N/A                Yes (UBS-R)
 153A2    N/A                Yes (UBS-R)
---------------------------------------------------------------------------------------------------------------
 153A3    N/A                Yes (UBS-R)
  154     Refinance          No                 2,775,000.00      2,775,000.00            0.1%           96.9%
  155     Refinance          No                 2,700,000.00      2,700,000.00            0.1%           97.0%
  156     Recapitalization   Yes (LB-A)         2,680,000.00      2,680,000.00            0.1%           97.1%
  157     Acquisition        No                 2,678,000.00      2,678,000.00            0.1%           97.2%
---------------------------------------------------------------------------------------------------------------
  158     Acquisition        No                 2,600,000.00      2,600,000.00            0.1%           97.3%
  159     Acquisition        No                 2,598,800.00      2,598,800.00            0.1%           97.3%
  160     Refinance          No                 2,600,000.00      2,596,332.68            0.1%           97.4%
  161     Recapitalization   Yes (LB-A)         2,540,000.00      2,540,000.00            0.1%           97.5%
  162     Recapitalization   No                 2,535,983.00      2,524,948.80            0.1%           97.6%
---------------------------------------------------------------------------------------------------------------
  163     Acquisition        No                 2,500,000.00      2,500,000.00            0.1%           97.7%
  164     Refinance          No                 2,375,000.00      2,371,397.37            0.1%           97.7%
  165     Refinance          No                 2,350,000.00      2,350,000.00            0.1%           97.8%
  166     Acquisition        No                 2,310,000.00      2,310,000.00            0.1%           97.9%
  167     Refinance          No                 2,300,000.00      2,300,000.00            0.1%           98.0%
---------------------------------------------------------------------------------------------------------------
  168     Recapitalization   Yes (LB-A)         2,280,000.00      2,280,000.00            0.1%           98.1%
  169     Refinance          No                 2,250,000.00      2,250,000.00            0.1%           98.1%
  170     Refinance          Yes (LB-C)         2,200,000.00      2,200,000.00            0.1%           98.2%
  171     Acquisition        No                 2,189,000.00      2,187,199.97            0.1%           98.3%
  172     Refinance          Yes (UBS-O)        2,175,000.00      2,175,000.00            0.1%           98.3%
---------------------------------------------------------------------------------------------------------------
  173     Acquisition        No                 2,168,000.00      2,164,836.62            0.1%           98.4%
  174     Acquisition        No                 2,132,575.00      2,132,575.00            0.1%           98.5%
 174A1    N/A                Yes (UBS-X)
 174A2    N/A                Yes (UBS-X)
  175     Acquisition        No                 2,100,000.00      2,093,169.64            0.1%           98.6%
---------------------------------------------------------------------------------------------------------------
  176     Recapitalization   Yes (LB-A)         2,080,000.00      2,080,000.00            0.1%           98.6%
  177     Refinance          No                 2,079,914.00      2,076,448.18            0.1%           98.7%
  178     Acquisition        No                 2,075,000.00      2,073,594.36            0.1%           98.8%
  179     Refinance          No                 2,000,000.00      2,000,000.00            0.1%           98.8%
  180     Refinance          Yes (UBS-O)        1,960,000.00      1,960,000.00            0.1%           98.9%
---------------------------------------------------------------------------------------------------------------
  181     Refinance          No                 1,860,000.00      1,860,000.00            0.1%           98.9%
  182     Refinance          No                 1,824,000.00      1,821,390.47            0.1%           99.0%
  183     Refinance          Yes (UBS-B)        1,800,000.00      1,800,000.00            0.1%           99.1%
  184     Recapitalization   Yes (LB-A)         1,776,000.00      1,776,000.00            0.1%           99.1%
  185     Refinance          No                 1,727,874.00      1,723,639.60            0.1%           99.2%
---------------------------------------------------------------------------------------------------------------
  186     Refinance          Yes (UBS-B)        1,650,000.00      1,650,000.00            0.1%           99.2%
  187     Refinance          No                 1,625,000.00      1,622,568.79            0.1%           99.3%
  188     Acquisition        No                 1,580,000.00      1,580,000.00            0.1%           99.3%
 188A1    N/A                Yes (UBS-M)
 188A2    N/A                Yes (UBS-M)
---------------------------------------------------------------------------------------------------------------
  189     Refinance          No                 1,500,000.00      1,500,000.00            0.0%           99.4%
  190     Acquisition        No                 1,471,370.00      1,471,370.00            0.0%           99.4%
 190A1    N/A                Yes (UBS-P)
 190A2    N/A                Yes (UBS-P)
  191     Acquisition        No                 1,450,000.00      1,450,000.00            0.0%           99.5%
---------------------------------------------------------------------------------------------------------------
  192     Acquisition        Yes (LB-F)         1,400,000.00      1,400,000.00            0.0%           99.5%
  193     Acquisition        No                 1,400,000.00      1,398,416.10            0.0%           99.6%
  194     Refinance          No                 1,345,825.00      1,339,969.24            0.0%           99.6%
  195     Acquisition        No                 1,311,000.00      1,309,320.15            0.0%           99.7%
  196     Recapitalization   Yes (LB-A)         1,300,000.00      1,300,000.00            0.0%           99.7%
---------------------------------------------------------------------------------------------------------------
  197     Acquisition        No                 1,298,130.00      1,298,130.00            0.0%           99.7%
 197A1    N/A                Yes (UBS-Q)
 197A2    N/A                Yes (UBS-Q)
  198     Acquisition        No                 1,209,935.00      1,209,935.00            0.0%           99.8%
  199     Acquisition        No                 1,182,000.00      1,180,485.44            0.0%           99.8%
---------------------------------------------------------------------------------------------------------------
  200     Recapitalization   No                 1,127,941.00      1,123,033.26            0.0%           99.9%
  201     Acquisition        No                 1,080,200.00      1,080,200.00            0.0%           99.9%
  202     Refinance          No                 1,030,000.00      1,030,000.00            0.0%           99.9%
  203     Acquisition        No                 1,029,119.00      1,029,119.00            0.0%          100.0%
  204     Refinance          No                 1,000,000.00      1,000,000.00            0.0%          100.0%
---------------------------------------------------------------------------------------------------------------

                          ADMINISTRATIVE    INTEREST                               ORIGINAL         REMAINING
CONTROL        MORTGAGE        COST         ACCRUAL      AMORTIZATION            INTEREST-ONLY    INTEREST-ONLY
  NO.          RATE (%)        RATE          BASIS          TYPE                 PERIOD (MOS.)    PERIOD (MOS.)
---------------------------------------------------------------------------------------------------------------

   1           6.41787           0.0270    Actual/360   Interest-Only                       120             120
   2           5.65172           0.0270    Actual/360   Interest-Only                       120             119
   3           5.83950           0.0270    Actual/360   Interest-Only, Balloon               84              80
   4           5.74400           0.0270    Actual/360   Interest-Only                       120             120
   5           6.22302           0.0270    Actual/360   Interest-Only, Balloon               60              58
---------------------------------------------------------------------------------------------------------------
   6           5.90750           0.0270    30/360       Balloon                               0               0
   7           6.10000           0.0270    30/360       Balloon                               0               0
   8           5.90400           0.0270    Actual/360   Interest-Only                       120             119
   9           6.19000           0.0270    Actual/360   Interest-Only, Balloon               72              72
   10          6.45000           0.0270    Actual/360   Interest-Only                       120             120
---------------------------------------------------------------------------------------------------------------
  10A1
  10A2
  10A3
  10A4
  10A5
---------------------------------------------------------------------------------------------------------------
  10A6
  10A7
  10A8
  10A9
 10A10
---------------------------------------------------------------------------------------------------------------
 10A11
 10A12
 10A13
 10A14
 10A15
---------------------------------------------------------------------------------------------------------------
   11          6.21000           0.0270    Actual/360   Interest-Only                       120             118
   12          6.52500           0.0270    Actual/360   Interest-Only, Balloon               59              59
   13          6.20000           0.0270    Actual/360   Interest-Only                       120             117
   14          6.15000           0.0270    Actual/360   Interest-Only                        60              56
  14A1
---------------------------------------------------------------------------------------------------------------
  14A2
  14A3
   15          6.21000           0.0270    Actual/360   Interest-Only                        60              58
   16          6.10000           0.0270    30/360       Balloon                               0               0
   17          5.20000           0.0270    Actual/360   Interest-Only                        60              48
---------------------------------------------------------------------------------------------------------------
  17A1
  17A2
  17A4
  17A3
  17A5
---------------------------------------------------------------------------------------------------------------
  17A6
  17A7
  17A8
  17A9
   18          6.25500           0.0270    Actual/360   Interest-Only                       120             120
---------------------------------------------------------------------------------------------------------------
   19          6.11000           0.0270    Actual/360   Interest-Only                        84              82
   20          5.91000           0.0270    Actual/360   Interest-Only                        60              56
   21          6.28500           0.0270    Actual/360   Interest-Only                        84              82
   22          6.40000           0.0270    Actual/360   Interest-Only                       120             118
   23          6.25500           0.0270    Actual/360   Interest-Only                       120             120
---------------------------------------------------------------------------------------------------------------
   24          6.37500           0.0270    Actual/360   Interest-Only, Balloon               24              22
   25          6.37500           0.0270    Actual/360   Interest-Only, Balloon               24              22
   26          6.35500           0.0270    Actual/360   Balloon                               0               0
   27          6.18000           0.0270    Actual/360   Interest-Only, Balloon               60              60
   28          6.35500           0.0270    Actual/360   Interest-Only                       120             118
---------------------------------------------------------------------------------------------------------------
   29          5.69250           0.0570    30/360       Balloon                               0               0
   30          6.53000           0.0270    Actual/360   Interest-Only                       120             120
   31          6.34400           0.0270    Actual/360   Interest-Only, Balloon               61              61
   32          6.18000           0.0270    Actual/360   Interest-Only                       120             118
   33          6.45000           0.0270    Actual/360   Interest-Only                       120             120
---------------------------------------------------------------------------------------------------------------
   34          6.27000           0.0270    Actual/360   Interest-Only                       120             119
  34A1
  34A2
   35          6.19000           0.0270    Actual/360   Interest-Only                        58              56
   36          6.50000           0.0270    Actual/360   Interest-Only, Balloon               36              35
---------------------------------------------------------------------------------------------------------------
   37          6.19000           0.0270    Actual/360   Interest-Only                        59              56
   38          6.09000           0.0270    Actual/360   Interest-Only, Balloon               60              59
   39          6.08700           0.0270    Actual/360   Interest-Only, Balloon               36              33
   40          6.08700           0.0270    Actual/360   Interest-Only, Balloon               36              33
   41          5.58000           0.0270    Actual/360   Interest-Only, Balloon               60              58
---------------------------------------------------------------------------------------------------------------
   42          6.16000           0.0270    Actual/360   Interest-Only, Balloon               60              58
   43          5.58000           0.0270    Actual/360   Interest-Only, Balloon               60              58
   44          5.50500           0.0270    Actual/360   Fully Amortizing                      0               0
   45          6.21000           0.0270    Actual/360   Interest-Only, Balloon               24              23
   46          6.14000           0.0270    Actual/360   Interest-Only, Balloon               36              35
---------------------------------------------------------------------------------------------------------------
   47          6.41500           0.0270    Actual/360   Interest-Only                        60              59
   48          6.12000           0.0270    Actual/360   Balloon                               0               0
   49          5.99150           0.0570    30/360       Balloon                               0               0
   50          6.34400           0.0270    Actual/360   Interest-Only, Balloon               61              61
   51          6.08700           0.0270    Actual/360   Interest-Only, Balloon               36              33
---------------------------------------------------------------------------------------------------------------
   52          6.08700           0.0270    Actual/360   Interest-Only, Balloon               36              33
   53          6.33000           0.0270    Actual/360   Interest-Only                       120             118
   54          6.20000           0.0270    Actual/360   Interest-Only                        60              60
   55          6.08700           0.0270    Actual/360   Interest-Only, Balloon               36              33
   56          6.25500           0.0270    Actual/360   Interest-Only                       120             119
---------------------------------------------------------------------------------------------------------------
   57          6.08700           0.0270    Actual/360   Interest-Only, Balloon               36              33
   58          5.71000           0.0270    Actual/360   Interest-Only                       120             114
   59          6.25500           0.0270    Actual/360   Interest-Only                       120             119
   60          6.15000           0.0270    Actual/360   Interest-Only, Balloon               24              22
   61          6.12000           0.0270    Actual/360   Balloon                               1               1
---------------------------------------------------------------------------------------------------------------
  61A1
  61A2
  61A3
  61A4
   62          6.30000           0.0270    Actual/360   Balloon                               0               0
---------------------------------------------------------------------------------------------------------------
   63          6.05000           0.0270    Actual/360   Balloon                               1               1
   64          5.58000           0.0270    Actual/360   Interest-Only, Balloon               60              58
   65          6.53000           0.0270    Actual/360   Balloon                               0               0
   66          6.40000           0.0270    Actual/360   Interest-Only, Balloon               60              60
   67          6.22000           0.0270    Actual/360   Interest-Only                       120             120
---------------------------------------------------------------------------------------------------------------
   68          6.18000           0.0270    Actual/360   Interest-Only                       120             119
   69          6.32000           0.0270    Actual/360   Balloon                               0               0
   70          6.08700           0.0270    Actual/360   Interest-Only, Balloon               36              33
   71          6.33000           0.0270    Actual/360   Interest-Only, Balloon               24              21
   72          6.30000           0.0270    Actual/360   Interest-Only                        60              59
---------------------------------------------------------------------------------------------------------------
  72A1
  72A2
  72A3
  72A4
   73          6.27000           0.0270    Actual/360   Interest-Only, Balloon               60              59
---------------------------------------------------------------------------------------------------------------
   74          6.71000           0.0270    Actual/360   Interest-Only, Balloon               36              35
   75          6.34000           0.0270    Actual/360   Balloon                               0               0
   76          6.09000           0.0270    Actual/360   Interest-Only, Balloon               60              60
   77          6.19000           0.0770    Actual/360   Interest-Only, Balloon               36              34
   78          6.28000           0.0270    Actual/360   Balloon                               0               0
---------------------------------------------------------------------------------------------------------------
   79          5.98150           0.0570    30/360       Balloon                               0               0
   80          6.08700           0.0270    Actual/360   Interest-Only, Balloon               36              33
   81          6.08700           0.0270    Actual/360   Interest-Only, Balloon               36              33
   82          6.10000           0.0270    Actual/360   Interest-Only, Balloon               48              47
   83          6.11000           0.0270    Actual/360   Interest-Only, Balloon               24              24
---------------------------------------------------------------------------------------------------------------
   84          6.10000           0.0270    Actual/360   Interest-Only                       120             120
   85          6.20000           0.0270    Actual/360   Interest-Only, Balloon               24              23
   86          6.24000           0.0270    Actual/360   Balloon                               0               0
   87          6.34000           0.0270    Actual/360   Balloon                               0               0
   88          6.45000           0.0270    Actual/360   Balloon                               0               0
---------------------------------------------------------------------------------------------------------------
   89          6.43000           0.0270    Actual/360   Balloon                               0               0
  89A1
  89A2
  89A3
  89A4
---------------------------------------------------------------------------------------------------------------
  89A5
  89A6
  89A7
  89A8
   90          6.24000           0.0870    Actual/360   Interest-Only, Balloon               60              58
---------------------------------------------------------------------------------------------------------------
   91          6.18000           0.0270    Actual/360   Balloon                               0               0
   92          6.27000           0.0870    Actual/360   Interest-Only, Balloon               60              58
   93          6.19000           0.0270    Actual/360   Interest-Only, Balloon               36              34
   94          6.45000           0.0270    Actual/360   Balloon                               0               0
   95          6.30000           0.0770    Actual/360   Interest-Only, Balloon               48              46
---------------------------------------------------------------------------------------------------------------
   96          6.14000           0.0270    Actual/360   Interest-Only, Balloon               36              36
   97          6.49000           0.0270    Actual/360   Balloon                               0               0
  97A1
  97A2
   98          6.24300           0.0270    Actual/360   Interest-Only                       120             118
---------------------------------------------------------------------------------------------------------------
   99          6.05260           0.1070    30/360       Interest-Only                       120             119
  100          6.56400           0.0270    Actual/360   Balloon                               0               0
  101          6.30000           0.0270    Actual/360   Interest-Only                        60              59
 101A1
 101A2
---------------------------------------------------------------------------------------------------------------
 101A3
  102          6.08700           0.0270    Actual/360   Interest-Only, Balloon               36              33
  103          6.08700           0.0270    Actual/360   Interest-Only, Balloon               36              33
  104          6.08700           0.0270    Actual/360   Interest-Only, Balloon               36              33
  105          6.32000           0.0270    Actual/360   Interest-Only                       120             119
---------------------------------------------------------------------------------------------------------------
  106          6.52000           0.0270    Actual/360   Balloon                               0               0
  107          6.08700           0.0270    Actual/360   Interest-Only, Balloon               36              33
  108          6.28000           0.0270    Actual/360   Interest-Only, Balloon               61              61
  109          6.37000           0.0270    Actual/360   Balloon                               0               0
  110          6.30000           0.0270    Actual/360   Interest-Only                        60              59
---------------------------------------------------------------------------------------------------------------
 110A1
 110A2
  111          6.26000           0.0270    Actual/360   Interest-Only                       120             119
  112          6.62000           0.0270    Actual/360   Balloon                               0               0
  113          5.86000           0.0270    Actual/360   Interest-Only, Balloon               47              40
---------------------------------------------------------------------------------------------------------------
  114          6.38000           0.0270    Actual/360   Balloon                               0               0
  115          6.38000           0.0270    Actual/360   Interest-Only, Balloon               24              22
  116          6.26000           0.0270    Actual/360   Interest-Only                       120             120
  117          6.30000           0.0270    Actual/360   Interest-Only                        60              59
 117A1
---------------------------------------------------------------------------------------------------------------
 117A2
 117A3
  118          6.26000           0.0270    Actual/360   Interest-Only                       120             120
  119          6.47000           0.0270    Actual/360   Balloon                               0               0
  120          5.78500           0.0570    30/360       Balloon                               0               0
---------------------------------------------------------------------------------------------------------------
  121          5.71000           0.0270    Actual/360   Interest-Only                       120             114
  122          6.85000           0.0270    Actual/360   Balloon                               0               0
  123          6.10000           0.0270    Actual/360   Interest-Only, Balloon               48              47
  124          6.08700           0.0270    Actual/360   Interest-Only, Balloon               36              33
  125          6.39000           0.0270    Actual/360   Balloon                               0               0
---------------------------------------------------------------------------------------------------------------
  126          6.57000           0.0270    30/360       Fully Amortizing                      0               0
  127          6.26000           0.0270    Actual/360   Interest-Only                       120             119
  128          6.08700           0.0270    Actual/360   Interest-Only, Balloon               36              33
  129          6.30000           0.0270    Actual/360   Interest-Only                        60              59
 129A1
---------------------------------------------------------------------------------------------------------------
 129A2
 129A3
  130          6.08700           0.0270    Actual/360   Interest-Only, Balloon               36              33
  131          6.08700           0.0270    Actual/360   Interest-Only, Balloon               36              33
  132          6.72000           0.0270    Actual/360   Interest-Only                       120             117
---------------------------------------------------------------------------------------------------------------
  133          6.00410           0.0570    30/360       Balloon                               0               0
  134          6.24000           0.0270    Actual/360   Balloon                               0               0
  135          6.30000           0.0270    Actual/360   Interest-Only                        60              59
 135A1
 135A2
---------------------------------------------------------------------------------------------------------------
 135A3
  136          6.30000           0.0270    Actual/360   Interest-Only                        60              59
 136A1
 136A2
  137          6.33000           0.0270    Actual/360   Interest-Only                       120             119
---------------------------------------------------------------------------------------------------------------
  138          6.57000           0.0270    Actual/360   Interest-Only                       120             118
  139          6.16000           0.0270    Actual/360   Interest-Only, Balloon               36              36
  140          6.20000           0.0870    Actual/360   Balloon                               0               0
  141          6.06000           0.0270    Actual/360   Balloon                               0               0
  142          6.08700           0.0270    Actual/360   Interest-Only, Balloon               36              33
---------------------------------------------------------------------------------------------------------------
  143          6.12000           0.0270    Actual/360   Interest-Only, Balloon               61              61
  144          6.08700           0.0270    Actual/360   Interest-Only, Balloon               36              33
  145          6.24000           0.1170    Actual/360   Balloon                               0               0
  146          6.08700           0.0270    Actual/360   Interest-Only, Balloon               36              33
  147          6.08700           0.0270    Actual/360   Interest-Only, Balloon               36              33
---------------------------------------------------------------------------------------------------------------
  148          6.35000           0.0270    Actual/360   Interest-Only, Balloon               24              23
  149          6.08700           0.0270    Actual/360   Interest-Only, Balloon               36              33
  150          6.03000           0.0270    Actual/360   Balloon                               0               0
  151          6.60000           0.0270    Actual/360   Balloon                               0               0
  152          6.30000           0.0270    Actual/360   Interest-Only                        60              59
---------------------------------------------------------------------------------------------------------------
 152A1
 152A2
  153          6.30000           0.0270    Actual/360   Interest-Only                        60              59
 153A1
 153A2
---------------------------------------------------------------------------------------------------------------
 153A3
  154          6.43000           0.0270    Actual/360   Interest-Only, Balloon               36              36
  155          5.94000           0.0270    Actual/360   Balloon                               0               0
  156          6.08700           0.0270    Actual/360   Interest-Only, Balloon               36              33
  157          6.07000           0.0270    Actual/360   Balloon                               0               0
---------------------------------------------------------------------------------------------------------------
  158          6.32700           0.0270    Actual/360   Interest-Only                       120             117
  159          6.30000           0.0270    Actual/360   Interest-Only                        60              59
  160          6.60000           0.0270    Actual/360   Balloon                               0               0
  161          6.08700           0.0270    Actual/360   Interest-Only, Balloon               36              33
  162          5.59650           0.0570    30/360       Balloon                               0               0
---------------------------------------------------------------------------------------------------------------
  163          6.23000           0.0270    Actual/360   Balloon                               0               0
  164          6.34000           0.0270    Actual/360   Balloon                               0               0
  165          6.26000           0.0870    Actual/360   Interest-Only, Balloon               30              29
  166          6.20000           0.0270    Actual/360   Interest-Only, Balloon               36              36
  167          5.92000           0.0270    Actual/360   Interest-Only, Balloon               60              57
---------------------------------------------------------------------------------------------------------------
  168          6.08700           0.0270    Actual/360   Interest-Only, Balloon               36              33
  169          6.30000           0.0270    Actual/360   Interest-Only, Balloon               24              23
  170          6.37500           0.0270    Actual/360   Interest-Only, Balloon               24              22
  171          6.03000           0.0270    Actual/360   Balloon                               0               0
  172          6.38000           0.0270    Actual/360   Balloon                               0               0
---------------------------------------------------------------------------------------------------------------
  173          6.48000           0.0270    Actual/360   Balloon                               0               0
  174          6.30000           0.0270    Actual/360   Interest-Only                        60              59
 174A1
 174A2
  175          6.31000           0.0870    Actual/360   Balloon                               0               0
---------------------------------------------------------------------------------------------------------------
  176          6.08700           0.0270    Actual/360   Interest-Only, Balloon               36              33
  177          6.33900           0.0270    Actual/360   Balloon                               0               0
  178          6.73000           0.0270    Actual/360   Balloon                               0               0
  179          6.40000           0.0270    Actual/360   Interest-Only                       120             117
  180          6.38000           0.0270    Actual/360   Balloon                               0               0
---------------------------------------------------------------------------------------------------------------
  181          6.10000           0.0270    Actual/360   Interest-Only, Balloon               60              57
  182          6.55000           0.0270    Actual/360   Balloon                               0               0
  183          6.59000           0.0270    Actual/360   Balloon                               0               0
  184          6.08700           0.0270    Actual/360   Interest-Only, Balloon               36              33
  185          6.50900           0.0270    Actual/360   Balloon                               0               0
---------------------------------------------------------------------------------------------------------------
  186          6.86000           0.0270    Actual/360   Balloon                               0               0
  187          6.39000           0.0270    Actual/360   Balloon                               0               0
  188          5.98000           0.0270    Actual/360   Balloon                               0               0
 188A1
 188A2
---------------------------------------------------------------------------------------------------------------
  189          6.13000           0.0270    Actual/360   Balloon                               1               1
  190          6.30000           0.0270    Actual/360   Interest-Only                        60              59
 190A1
 190A2
  191          6.36000           0.0270    Actual/360   Interest-Only, Balloon               24              23
---------------------------------------------------------------------------------------------------------------
  192          6.35000           0.0270    Actual/360   Interest-Only, Balloon               24              23
  193          6.60000           0.0270    Actual/360   Balloon                               0               0
  194          5.66650           0.0570    30/360       Balloon                               0               0
  195          5.98000           0.0270    Actual/360   Balloon                               0               0
  196          6.08700           0.0270    Actual/360   Interest-Only, Balloon               36              33
---------------------------------------------------------------------------------------------------------------
  197          6.30000           0.0270    Actual/360   Interest-Only                        60              59
 197A1
 197A2
  198          6.30000           0.0270    Actual/360   Interest-Only                        60              59
  199          5.98000           0.0270    Actual/360   Balloon                               0               0
---------------------------------------------------------------------------------------------------------------
  200          5.59650           0.0570    30/360       Balloon                               0               0
  201          6.30000           0.0270    Actual/360   Interest-Only                        60              59
  202          6.21000           0.0270    Actual/360   Interest-Only, Balloon               24              22
  203          6.30000           0.0270    Actual/360   Interest-Only                        60              59
  204          6.13000           0.0270    Actual/360   Balloon                               0               0
---------------------------------------------------------------------------------------------------------------

             ORIGINAL          REMAINING        ORIGINAL       REMAINING                      MATURITY OR
CONTROL       TERM TO           TERM TO       AMORTIZATION    AMORTIZATION    ORIGINATION     ANTICIPATED        BALLOON
  NO.     MATURITY (MOS.)   MATURITY (MOS.)   TERM (MOS.)     TERM (MOS.)        DATE        REPAYMENT DATE    BALANCE ($)
--------------------------------------------------------------------------------------------------------------------------

   1                  120               120              0               0      8/24/2006         9/11/2016    400,000,000
   2                  120               119              0               0      7/31/2006         8/11/2016    340,000,000
   3                  121               117            360             360      5/19/2006         6/11/2016    173,063,587
   4                  120               120              0               0      8/29/2006         9/11/2016    140,000,000
   5                  120               118            360             360      6/21/2006         7/11/2016    122,934,695
--------------------------------------------------------------------------------------------------------------------------
   6                  120               119            360             359      7/11/2006          8/1/2016     70,956,338
   7                  120               119            360             359      7/27/2006          8/1/2016     64,609,275
   8                  120               119              0               0      7/19/2006         8/11/2016     71,200,000
   9                  120               120            360             360      8/30/2006         9/11/2016     67,579,427
   10                 120               120              0               0      8/25/2006         9/11/2016     51,335,925
--------------------------------------------------------------------------------------------------------------------------
  10A1
  10A2
  10A3
  10A4
  10A5
--------------------------------------------------------------------------------------------------------------------------
  10A6
  10A7
  10A8
  10A9
 10A10
--------------------------------------------------------------------------------------------------------------------------
 10A11
 10A12
 10A13
 10A14
 10A15
--------------------------------------------------------------------------------------------------------------------------
   11                 120               118              0               0      6/21/2006         7/11/2016     49,250,000
   12                 180               180            360             360      8/15/2006         9/11/2021     42,301,915
   13                 120               117              0               0      5/24/2006         6/11/2016     46,400,000
   14                  60                56              0               0       5/1/2006         5/11/2011     45,625,000
  14A1
--------------------------------------------------------------------------------------------------------------------------
  14A2
  14A3
   15                  60                58              0               0      7/10/2006         7/11/2011     45,610,000
   16                 120               119            360             359      7/27/2006          8/1/2016     31,885,097
   17                  60                48              0               0      8/26/2005         9/11/2010     37,000,000
--------------------------------------------------------------------------------------------------------------------------
  17A1
  17A2
  17A4
  17A3
  17A5
--------------------------------------------------------------------------------------------------------------------------
  17A6
  17A7
  17A8
  17A9
   18                 120               120              0               0      8/18/2006         9/11/2016     30,000,000
--------------------------------------------------------------------------------------------------------------------------
   19                  84                82              0               0      7/11/2006         7/11/2013     29,000,000
   20                  60                56              0               0      4/13/2006         5/11/2011     26,000,000
   21                  84                82              0               0      6/28/2006         7/11/2013     25,800,000
   22                 120               118              0               0      6/22/2006         7/11/2016     23,059,784
   23                 120               120              0               0      8/18/2006         9/11/2016     22,880,000
--------------------------------------------------------------------------------------------------------------------------
   24                 120               118            360             360      6/30/2006         7/11/2016     20,242,139
   25                 120               118            360             360      6/30/2006         7/11/2016     17,114,214
   26                 120               120            360             360      8/18/2006         9/11/2016     15,526,064
   27                 120               120            360             360      8/31/2006         9/11/2016     16,974,638
   28                 120               118              0               0      6/30/2006         7/11/2016     18,000,000
--------------------------------------------------------------------------------------------------------------------------
   29                  60                58            300             298      6/20/2006         7/11/2011     15,926,238
   30                 120               120              0               0      8/28/2006         9/11/2016     16,518,409
   31                 121               121            360             360      9/14/2006        10/11/2016     16,447,361
   32                 120               118              0               0      6/28/2006         7/11/2016     17,400,000
   33                 120               120              0               0      8/17/2006         9/11/2016     17,100,000
--------------------------------------------------------------------------------------------------------------------------
   34                 120               119              0               0       8/8/2006         8/11/2016     17,000,000
  34A1
  34A2
   35                  58                56              0               0      6/23/2006         5/11/2011     14,300,000
   36                  84                83            360             360      7/14/2006         8/11/2013     13,558,506
--------------------------------------------------------------------------------------------------------------------------
   37                  59                56              0               0      5/31/2006         5/11/2011     13,850,000
   38                 120               119            360             360       8/4/2006         8/11/2016     12,646,219
   39                  60                57            360             360       6/1/2006         6/11/2011     13,041,097
   40                  60                57            360             360       6/1/2006         6/11/2011     12,967,833
   41                 120               118            360             360      6/14/2006         7/11/2016     11,907,679
--------------------------------------------------------------------------------------------------------------------------
   42                 120               118            360             360      6/12/2006         7/11/2016     11,861,405
   43                 120               118            360             360      6/20/2006         7/11/2016     11,721,624
   44                 121               112            121             112      11/8/2005          1/1/2016              0
   45                 120               119            360             360      7/24/2006         8/11/2016     10,684,745
   46                 120               119            360             360       8/1/2006         8/11/2016     10,511,283
--------------------------------------------------------------------------------------------------------------------------
   47                  60                59              0               0      7/24/2006         8/11/2011     11,000,000
   48                 120               117            360             357      5/25/2006         6/11/2016      9,278,056
   49                 120               119            300             299      7/19/2006         8/11/2016      8,167,338
   50                 121               121            360             360      9/14/2006        10/11/2016      9,868,416
   51                  60                57            360             360       6/1/2006         6/11/2011      9,915,141
--------------------------------------------------------------------------------------------------------------------------
   52                  60                57            360             360       6/1/2006         6/11/2011      9,876,067
   53                 120               118              0               0      6/15/2006         7/11/2016      8,645,521
   54                  60                60              0               0       9/1/2006         9/11/2011      9,150,000
   55                  60                57            360             360       6/1/2006         6/11/2011      8,635,453
   56                 120               119              0               0      8/11/2006         8/11/2016      8,600,000
--------------------------------------------------------------------------------------------------------------------------
   57                  60                57            360             360       6/1/2006         6/11/2011      8,352,163
   58                 120               114              0               0      2/23/2006         3/11/2016      8,310,000
   59                 120               119              0               0      7/26/2006         8/11/2016      8,160,000
   60                 120               118            360             360      6/30/2006         7/11/2016      7,136,509
   61                 121               121            360             360      9/13/2006        10/11/2016      6,511,359
--------------------------------------------------------------------------------------------------------------------------
  61A1
  61A2
  61A3
  61A4
   62                 120               119            360             359       8/3/2006         8/11/2016      6,545,404
--------------------------------------------------------------------------------------------------------------------------
   63                 121               121            360             360      9/12/2006        10/11/2016      6,455,586
   64                 120               118            360             360      6/20/2006         7/11/2016      6,698,071
   65                 180               177            360             357       6/9/2006         6/11/2021      5,390,872
   66                 120               120            360             360      8/24/2006         9/11/2016      6,677,445
   67                 120               120              0               0      8/18/2006         9/11/2016      6,568,198
--------------------------------------------------------------------------------------------------------------------------
   68                 120               119              0               0      7/21/2006         8/11/2016      7,000,000
   69                 120               119            360             359      7/17/2006         8/11/2016      5,992,677
   70                  60                57            360             360       6/1/2006         6/11/2011      6,603,582
   71                 120               117            300             300       6/9/2006         6/11/2016      5,489,647
   72                  60                59              0               0      7/21/2006         8/11/2011      6,395,039
--------------------------------------------------------------------------------------------------------------------------
  72A1
  72A2
  72A3
  72A4
   73                 120               119            360             360      7/31/2006         8/11/2016      5,859,130
--------------------------------------------------------------------------------------------------------------------------
   74                  48                47            360             360      7/20/2006         8/11/2010      6,139,361
   75                 120               113            360             353      1/18/2006         2/11/2016      5,306,471
   76                 120               120            360             360      8/31/2006         9/11/2016      5,760,813
   77                 120               118            360             360      6/27/2006         7/11/2016      5,442,420
   78                 120               117            360             357      5/31/2006         6/11/2016      5,130,837
--------------------------------------------------------------------------------------------------------------------------
   79                 120               119            300             299      7/19/2006         8/11/2016      4,512,576
   80                  60                57            360             360       6/1/2006         6/11/2011      5,650,165
   81                  60                57            360             360       6/1/2006         6/11/2011      5,582,762
   82                 120               119            360             360      7/26/2006         8/11/2016      5,151,105
   83                 120               120            360             360      8/24/2006         9/11/2016      4,930,331
--------------------------------------------------------------------------------------------------------------------------
   84                 120               120              0               0      8/16/2006         9/11/2016      5,532,000
   85                 120               119            360             360      7/25/2006         8/11/2016      4,896,093
   86                 120               119            360             359       8/1/2006         8/11/2016      4,697,762
   87                 120               118            360             358      6/26/2006         7/11/2016      4,711,776
   88                 120               120            300             300      8/25/2006         9/11/2016      4,205,300
--------------------------------------------------------------------------------------------------------------------------
   89                 120               120            360             360      9/11/2006         9/11/2016      4,587,845
  89A1
  89A2
  89A3
  89A4
--------------------------------------------------------------------------------------------------------------------------
  89A5
  89A6
  89A7
  89A8
   90                 120               118            360             360      6/13/2006         7/11/2016      4,974,790
--------------------------------------------------------------------------------------------------------------------------
   91                 120               120            300             300       9/5/2006         9/11/2016      4,129,152
   92                 120               118            360             360      6/12/2006         7/11/2016      4,929,774
   93                 120               118            360             360      6/29/2006         7/11/2016      4,753,046
   94                 120               117            360             357      5/15/2006         6/11/2016      4,489,713
   95                 120               118            360             360      6/27/2006         7/11/2016      4,808,160
--------------------------------------------------------------------------------------------------------------------------
   96                 120               120            360             360      8/25/2006         9/11/2016      4,711,636
   97                 120               118            360             358       7/5/2006         7/11/2016      4,473,693
  97A1
  97A2
   98                 120               118              0               0       7/6/2006         7/11/2016      5,140,000
--------------------------------------------------------------------------------------------------------------------------
   99                 120               119              0               0      7/27/2006         8/11/2016      5,025,623
  100                 120               118            360             358      6/29/2006         7/11/2016      4,299,961
  101                  60                59              0               0      7/21/2006         8/11/2011      5,005,457
 101A1
 101A2
--------------------------------------------------------------------------------------------------------------------------
 101A3
  102                  60                57            360             360       6/1/2006         6/11/2011      4,845,232
  103                  60                57            360             360       6/1/2006         6/11/2011      4,806,157
  104                  60                57            360             360       6/1/2006         6/11/2011      4,728,008
  105                 120               119              0               0      7/26/2006         8/11/2016      4,509,926
--------------------------------------------------------------------------------------------------------------------------
  106                 120               119            300             299      7/26/2006         8/11/2016      3,742,722
  107                  60                57            360             360       6/1/2006         6/11/2011      4,597,109
  108                 121               121            360             360      9/13/2006        10/11/2016      4,366,707
  109                 120               117            360             357       6/6/2006         6/11/2016      3,858,011
  110                  60                59              0               0      7/21/2006         8/11/2011      4,435,900
--------------------------------------------------------------------------------------------------------------------------
 110A1
 110A2
  111                 120               119              0               0      7/17/2006         8/11/2016      4,395,000
  112                 120               118            360             358      6/29/2006         7/11/2016      3,712,816
  113                 120               113            360             360      1/13/2006         2/11/2016      3,849,383
--------------------------------------------------------------------------------------------------------------------------
  114                 120               120            300             300       9/5/2006         9/11/2016      3,235,004
  115                 120               118            360             360      6/14/2006         7/11/2016      3,664,537
  116                 120               120              0               0      8/25/2006         9/11/2016      4,060,000
  117                  60                59              0               0      7/21/2006         8/11/2011      4,031,963
 117A1
--------------------------------------------------------------------------------------------------------------------------
 117A2
 117A3
  118                 120               120              0               0      8/25/2006         9/11/2016      3,960,000
  119                 120               119            360             359      7/13/2006         8/11/2016      3,395,959
  120                 120               116            360             356       5/9/2006         5/11/2016      3,291,725
--------------------------------------------------------------------------------------------------------------------------
  121                 120               114              0               0      2/23/2006         3/11/2016      3,918,000
  122                 120               118            300             298      6/22/2006         7/11/2016      3,122,014
  123                 120               119            360             360      7/26/2006         8/11/2016      3,588,907
  124                  60                57            360             360       6/1/2006         6/11/2011      3,799,990
  125                 120               118            360             358      6/29/2006         7/11/2016      3,302,932
--------------------------------------------------------------------------------------------------------------------------
  126                 264               162            264             162      2/25/1998         3/10/2020              0
  127                 120               119              0               0      7/17/2006         8/11/2016      3,765,000
  128                  60                57            360             360       6/1/2006         6/11/2011      3,672,998
  129                  60                59              0               0      7/21/2006         8/11/2011      3,705,666
 129A1
--------------------------------------------------------------------------------------------------------------------------
 129A2
 129A3
  130                  60                57            360             360       6/1/2006         6/11/2011      3,594,849
  131                  60                57            360             360       6/1/2006         6/11/2011      3,524,515
  132                 120               117              0               0       6/9/2006         6/11/2016      3,600,000
--------------------------------------------------------------------------------------------------------------------------
  133                 120               118            360             358      6/22/2006         7/11/2016      3,030,281
  134                 120               119            360             359       8/1/2006         8/11/2016      3,074,899
  135                  60                59              0               0      7/21/2006         8/11/2011      3,585,233
 135A1
 135A2
--------------------------------------------------------------------------------------------------------------------------
 135A3
  136                  60                59              0               0      7/21/2006         8/11/2011      3,578,673
 136A1
 136A2
  137                 120               119              0               0      7/27/2006         8/11/2016      3,550,000
--------------------------------------------------------------------------------------------------------------------------
  138                 120               118              0               0      6/28/2006         7/11/2016      3,483,000
  139                 120               120            360             360      8/25/2006         9/11/2016      3,081,859
  140                 120               120            360             360      8/16/2006         9/11/2016      2,900,392
  141                 120               120            360             360      8/31/2006         9/11/2016      2,803,663
  142                  60                57            360             360       6/1/2006         6/11/2011      3,101,534
--------------------------------------------------------------------------------------------------------------------------
  143                 121               121            360             360      9/13/2006        10/11/2016      2,951,929
  144                  60                57            360             360       6/1/2006         6/11/2011      3,067,344
  145                 120               120            360             360      8/15/2006         9/11/2016      2,668,873
  146                  60                57            360             360       6/1/2006         6/11/2011      3,028,270
  147                  60                57            360             360       6/1/2006         6/11/2011      2,985,288
--------------------------------------------------------------------------------------------------------------------------
  148                 120               119            360             360       8/7/2006         8/11/2016      2,701,719
  149                  60                57            360             360       6/1/2006         6/11/2011      2,906,162
  150                 120               119            360             359       8/1/2006         8/11/2016      2,486,547
  151                 120               119            300             299      7/17/2006         8/11/2016      2,290,946
  152                  60                59              0               0      7/21/2006         8/11/2011      2,812,983
--------------------------------------------------------------------------------------------------------------------------
 152A1
 152A2
  153                  60                59              0               0      7/21/2006         8/11/2011      2,796,504
 153A1
 153A2
--------------------------------------------------------------------------------------------------------------------------
 153A3
  154                 120               120            360             360       9/6/2006         9/11/2016      2,528,095
  155                 120               120            360             360      8/14/2006         9/11/2016      2,285,813
  156                  60                57            360             360       6/1/2006         6/11/2011      2,617,988
  157                 120               120            360             360      8/25/2006         9/11/2016      2,275,880
--------------------------------------------------------------------------------------------------------------------------
  158                 120               117              0               0       6/7/2006         6/11/2016      2,600,000
  159                  60                59              0               0      7/21/2006         8/11/2011      2,598,800
  160                 120               118            360             358      6/29/2006         7/11/2016      2,243,716
  161                  60                57            360             360       6/1/2006         6/11/2011      2,481,227
  162                 120               116            360             356       5/9/2006         5/11/2016      2,096,840
--------------------------------------------------------------------------------------------------------------------------
  163                 120               120            360             360      8/17/2006         9/11/2016      2,134,484
  164                 120               118            360             358      6/13/2006         7/11/2016      2,034,630
  165                 120               119            360             360      7/19/2006         8/11/2016      2,113,832
  166                 120               120            360             360      8/23/2006         9/11/2016      2,095,443
  167                 120               117            360             360      5/17/2006         6/11/2016      2,149,666
--------------------------------------------------------------------------------------------------------------------------
  168                  60                57            360             360       6/1/2006         6/11/2011      2,227,244
  169                 120               119            360             360       8/1/2006         8/11/2016      2,007,354
  170                 120               118            360             360      6/30/2006         7/11/2016      1,966,124
  171                 120               119            360             359       8/1/2006         8/11/2016      1,858,331
  172                 120               120            360             360       9/1/2006         9/11/2016      1,864,963
--------------------------------------------------------------------------------------------------------------------------
  173                 120               118            360             358       7/6/2006         7/11/2016      1,864,663
  174                  60                59              0               0      7/21/2006         8/11/2011      2,132,575
 174A1
 174A2
  175                 120               116            360             356       5/1/2006         5/11/2016      1,797,546
--------------------------------------------------------------------------------------------------------------------------
  176                  60                57            360             360       6/1/2006         6/11/2011      2,031,871
  177                 120               118            360             358      6/21/2006         7/11/2016      1,758,505
  178                 120               119            360             359      7/19/2006         8/11/2016      1,796,838
  179                 120               117              0               0       6/8/2006         6/11/2016      2,000,000
  180                 120               120            360             360       9/1/2006         9/11/2016      1,680,610
--------------------------------------------------------------------------------------------------------------------------
  181                 120               117            360             360       6/8/2006         6/11/2016      1,742,611
  182                 120               118            360             358      6/30/2006         7/11/2016      1,571,868
  183                 120               120            360             360       9/8/2006         9/11/2016      1,552,513
  184                  60                57            360             360       6/1/2006         6/11/2011      1,734,905
  185                 120               118            300             298      6/29/2006         7/11/2016      1,342,978
--------------------------------------------------------------------------------------------------------------------------
  186                  60                60            330             330       9/8/2006         9/11/2011      1,538,396
  187                 120               118            360             358      6/19/2006         7/11/2016      1,394,095
  188                 120               120            300             300      8/28/2006         9/11/2016      1,222,731
 188A1
 188A2
--------------------------------------------------------------------------------------------------------------------------
  189                 121               121            360             360      9/12/2006        10/11/2016      1,277,108
  190                  60                59              0               0      7/21/2006         8/11/2011      1,471,370
 190A1
 190A2
  191                 120               119            360             360      7/24/2006         8/11/2016      1,295,321
--------------------------------------------------------------------------------------------------------------------------
  192                 120               119            360             360       8/7/2006         8/11/2016      1,250,382
  193                 120               119            300             299      7/20/2006         8/11/2016      1,105,973
  194                 120               116            360             356       5/9/2006         5/11/2016      1,112,025
  195                 120               119            300             299       8/7/2006         8/11/2016      1,014,685
  196                  60                57            360             360       6/1/2006         6/11/2011      1,269,920
--------------------------------------------------------------------------------------------------------------------------
  197                  60                59              0               0      7/21/2006         8/11/2011      1,298,130
 197A1
 197A2
  198                  60                59              0               0      7/21/2006         8/11/2011      1,209,935
  199                 120               119            300             299       8/7/2006         8/11/2016        914,842
--------------------------------------------------------------------------------------------------------------------------
  200                 120               116            360             356       5/9/2006         5/11/2016        932,621
  201                  60                59              0               0      7/21/2006         8/11/2011      1,080,200
  202                 120               118            360             360      6/15/2006         7/11/2016        917,183
  203                  60                59              0               0      7/21/2006         8/11/2011      1,029,119
  204                 120               120            360             360      8/30/2006         9/11/2016        851,330
--------------------------------------------------------------------------------------------------------------------------

                                                                      MONTHLY         GROSS        TOTAL       U/W NET
CONTROL             PROPERTY                  PREPAYMENT                DEBT         INCOME       EXPENSES    OPERATING
  NO.                 TYPE                  PROVISIONS (1)          SERVICE ($)        ($)          ($)       INCOME ($)
------------------------------------------------------------------------------------------------------------------------

   1          Office                   L(25),D(92),O(3)             2,169,002.36   132,802,973   48,989,265   83,813,708
   2          Office                   L(26),D(91),O(3)             1,623,561.23    66,451,385   29,481,120   36,970,265
   3          Retail                   L(29),DorYM(89),O(3)         1,060,687.51    20,197,478    6,129,201   14,068,277
   4          Retail                   L(25),DorYM1%(89),O(6)         679,440.74    22,574,286    5,861,363   16,712,923
   5          Office                   L(27),D(90),O(3)               804,291.90    18,733,367    8,008,742   10,724,625
------------------------------------------------------------------------------------------------------------------------
   6          Retail                   L(26),D(91),O(3)               504,574.03    14,788,570    4,794,209    9,994,361
   7          Retail                   L(26),D(91),O(3)               466,615.99    12,820,211    5,939,684    6,880,527
   8          Office                   L(26),D(90),O(4)               355,169.33    15,943,624    6,223,515    9,720,109
   9          Office                   L(25),D(92),O(3)               434,392.36    12,487,609    6,272,925    6,214,685
   10         Mobile Home Park         L(25),D(92),O(3)               342,546.75     8,181,510    3,750,841    4,430,670
------------------------------------------------------------------------------------------------------------------------
  10A1        Mobile Home Park         N/A
  10A2        Mobile Home Park         N/A
  10A3        Mobile Home Park         N/A
  10A4        Mobile Home Park         N/A
  10A5        Mobile Home Park         N/A
------------------------------------------------------------------------------------------------------------------------
  10A6        Mobile Home Park         N/A
  10A7        Mobile Home Park         N/A
  10A8        Mobile Home Park         N/A
  10A9        Mobile Home Park         N/A
 10A10        Mobile Home Park         N/A
------------------------------------------------------------------------------------------------------------------------
 10A11        Mobile Home Park         N/A
 10A12        Mobile Home Park         N/A
 10A13        Mobile Home Park         N/A
 10A14        Mobile Home Park         N/A
 10A15        Mobile Home Park         N/A
------------------------------------------------------------------------------------------------------------------------
   11         Multifamily              L(27),D(90),O(3)               258,408.59     5,919,890    2,066,728    3,853,162
   12         Retail                   L(48),D(129),O(3)              311,850.19     4,474,231      552,208    3,922,023
   13         Office                   L(28),D(89),O(3)               243,062.96     6,259,322    2,148,634    4,110,688
   14         Multifamily              YM1%(57),O(3)                  237,075.74     9,249,234    5,451,283    3,797,951
  14A1        Multifamily              N/A
------------------------------------------------------------------------------------------------------------------------
  14A2        Multifamily              N/A
  14A3        Multifamily              N/A
   15         Multifamily              L(12),YM1%(46),O(2)            239,309.97     5,271,357    1,752,454    3,518,903
   16         Retail                   L(26),D(91),O(3)               230,278.02     6,583,549    3,006,752    3,576,797
   17         Office                   L(26),D(33),O(1)               162,560.19    32,736,211   13,896,370   18,839,840
------------------------------------------------------------------------------------------------------------------------
  17A1        Office                   N/A
  17A2        Office                   N/A
  17A4        Office                   N/A
  17A3        Office                   N/A
  17A5        Office                   N/A
------------------------------------------------------------------------------------------------------------------------
  17A6        Office                   N/A
  17A7        Office                   N/A
  17A8        Office                   N/A
  17A9        Office                   N/A
   18         Office                   L(25),D(92),O(3)               158,546.88     4,256,316    1,603,408    2,652,908
------------------------------------------------------------------------------------------------------------------------
   19         Multifamily              L(27),D(52),O(5)               149,709.14     6,431,680    4,021,697    2,409,983
   20         Multifamily              YM1%(57),O(3)                  129,828.47     4,400,301    2,285,035    2,115,266
   21         Office                   L(36),D(48)                    137,004.27     3,817,878    1,637,148    2,180,730
   22         Retail                   L(27),D(90),O(3)               155,417.46     2,591,064      685,179    1,905,886
   23         Office                   L(25),D(92),O(3)               120,918.42     4,126,377    1,976,983    2,149,394
------------------------------------------------------------------------------------------------------------------------
   24         Multifamily              L(27),D(93)                    141,306.53     3,225,095    1,205,455    2,019,640
   25         Multifamily              L(27),D(93)                    119,471.09     3,013,079    1,140,814    1,872,265
   26         Office                   L(25),D(92),O(3)               112,808.31     5,189,388    3,374,256    1,815,132
   27         Retail                   L(25),D(95)                    110,622.09     1,992,291      375,439    1,616,852
   28         Retail                   L(27),D(90),O(3)                96,648.96     1,923,801      615,399    1,308,402
------------------------------------------------------------------------------------------------------------------------
   29         Hotel                    L(36),YM1%(21),O(3)            110,442.29    26,784,310   21,941,652    4,842,658
   30         Multifamily              L(25),D(92),O(3)               111,032.07     2,189,620      753,306    1,436,314
   31         Retail                   L(49),D(69),O(3)               108,822.66     2,077,692      617,749    1,459,943
   32         Retail                   L(27),D(90),O(3)                90,854.58     1,540,258      208,383    1,331,875
   33         Office                   L(25),D(92),O(3)                93,189.06     3,105,924    1,395,008    1,710,915
------------------------------------------------------------------------------------------------------------------------
   34         Retail                   L(26),D(93),O(1)                90,058.68     3,160,730    1,633,283    1,527,447
  34A1        Retail                   N/A
  34A2        Retail                   N/A
   35         Multifamily              YM1%(55),O(3)                   74,788.67     3,129,696    1,813,691    1,316,005
   36         Hotel                    L(36),D(45),O(3)                89,753.66     3,976,884    2,398,535    1,578,349
------------------------------------------------------------------------------------------------------------------------
   37         Multifamily              YM1%(56),O(3)                   72,435.18     2,579,752    1,362,789    1,216,963
   38         Retail                   L(26),D(91),O(3)                81,722.12     1,731,542      567,265    1,164,277
   39         Self-Storage             YM1%(28),DorYm1%(30),O(2)       80,788.24     1,736,473      554,198    1,182,276
   40         Self-Storage             L(28),D(30),O(2)                80,334.37     1,944,212      752,815    1,191,397
   41         Multifamily              L(27),D(90),O(3)                73,320.80     2,702,750    1,520,913    1,181,837
------------------------------------------------------------------------------------------------------------------------
   42         Multifamily              L(36),D(84)                     77,149.28     2,216,975    1,195,825    1,021,150
   43         Multifamily              L(27),D(90),O(3)                72,175.13     2,379,569    1,212,228    1,167,341
   44         Office                   L(34),D(87)                    139,049.95    40,368,501   26,211,121   14,157,380
   45         Industrial/Warehouse     L(26),D(92),O(2)                73,574.16     1,754,674      582,349    1,172,325
   46         Office                   L(26),D(94)                     70,595.38     1,769,825      606,947    1,162,878
------------------------------------------------------------------------------------------------------------------------
   47         Office                   L(26),D(30),O(4)                59,620.89     1,718,462      672,850    1,045,612
   48         Retail                   L(48),D(72)                     66,194.31     1,172,166      187,277      984,889
   49         Retail                   L(48),YM1%(69),O(3)             68,031.77     2,444,360      773,128    1,671,232
   50         Retail                   L(49),D(69),O(3)                65,293.60     1,327,660      451,139      876,521
   51         Self-Storage             L(28),D(30),O(2)                61,423.27     1,346,320      447,670      898,651
------------------------------------------------------------------------------------------------------------------------
   52         Self-Storage             L(28),D(30),O(2)                61,181.20     1,231,348      336,000      895,348
   53         Office                   L(27),D(90),O(3)                57,040.70     1,242,959      446,213      796,746
   54         Multifamily              L(48),D(11),O(1)                47,931.60     1,573,323      765,397      807,926
   55         Self-Storage             L(28),D(30),O(2)                53,495.73     1,403,448      615,401      788,047
   56         Office                   L(26),D(91),O(3)                45,450.10     1,306,682      473,025      833,657
------------------------------------------------------------------------------------------------------------------------
   57         Self-Storage             L(28),D(30),O(2)                51,740.78     1,178,345      424,918      753,427
   58         Industrial/Warehouse     YM(31),DorYM(86),O(3)           40,090.94       679,149       20,374      658,774
   59         Office                   L(26),D(91),O(3)                43,124.75     1,086,750      374,853      711,898
   60         Office                   L(27),D(93)                     48,890.56     1,347,485      541,610      805,875
   61         Mixed-Use                L(25),D(94),O(2)                46,457.47     1,081,637      340,075      741,563
------------------------------------------------------------------------------------------------------------------------
  61A1        Mixed-Use                N/A
  61A2        Retail                   N/A
  61A3        Office                   N/A
  61A4        Retail                   N/A
   62         Hotel                    L(26),D(91),O(3)                47,351.42     1,832,151      981,225      850,926
------------------------------------------------------------------------------------------------------------------------
   63         Retail                   L(25),D(93),O(3)                45,810.44     1,013,131      272,044      741,087
   64         Multifamily              L(27),D(90),O(3)                41,242.93     1,346,910      700,052      646,858
   65         Retail                   L(48),D(132)                    45,651.04       943,382      203,821      739,561
   66         Office                   L(25),D(95)                     44,410.92     1,185,270      388,388      796,882
   67         Retail                   L(25),D(92),O(3)                42,906.79       982,959      394,590      588,369
------------------------------------------------------------------------------------------------------------------------
   68         Retail                   L(26),D(91),O(3)                36,550.69     1,599,182      955,778      643,404
   69         Retail                   L(48),YM1%(69),O(3)             43,419.40     1,021,228      299,728      721,500
   70         Self-Storage             L(28),D(30),O(2)                40,908.50       977,079      374,685      602,394
   71         Hotel                    L(28),D(89),O(3)                43,532.82     1,484,161      713,815      770,346
   72         Retail                   YM(26),DorYM(31),O(3)           34,040.26       535,039       16,051      518,987
------------------------------------------------------------------------------------------------------------------------
  72A1        Retail                   N/A
  72A2        Retail                   N/A
  72A3        Retail                   N/A
  72A4        Retail                   N/A
   73         Retail                   L(48),YM1%(71),O(1)             38,501.96       547,386       10,948      536,438
------------------------------------------------------------------------------------------------------------------------
   74         Multifamily              L(26),D(22)                     40,048.37     1,436,610      828,484      608,126
   75         Retail                   L(32),D(87),O(1)                38,522.99       807,699      145,301      662,398
   76         Multifamily              L(25),D(95)                     37,228.96     1,224,131      691,618      532,513
   77         Retail                   L(27),D(90),O(3)                36,709.21       884,103      178,567      705,536
   78         Mixed-Use                L(28),D(89),O(3)                37,060.18       910,542      284,633      625,909
------------------------------------------------------------------------------------------------------------------------
   79         Retail                   L(48),YM1%(69),O(3)             37,534.62     1,520,043      536,121      983,922
   80         Self-Storage             L(28),D(30),O(2)                35,002.18       758,646      243,190      515,456
   81         Self-Storage             L(28),D(30),O(2)                34,584.63     1,038,396      529,227      509,170
   82         Retail                   L(26),D(88),O(6)                33,869.05       762,254      236,446      525,808
   83         Retail                   L(25), D(94),O(1)               33,668.57       726,899      139,253      587,646
------------------------------------------------------------------------------------------------------------------------
   84         Retail                   L(25),D(93),O(2)                28,511.57       424,789       12,744      412,045
   85         Self-Storage             L(48),D(72)                     33,685.79       832,590      317,550      515,041
   86         Retail                   L(48),D(72)                     33,828.68       782,017      243,712      538,305
   87         Retail                   L(27),D(92),O(1)                34,187.04       688,445      155,451      532,994
   88         Hotel                    L(48),D(72)                     35,956.61     1,630,946      975,260      655,686
------------------------------------------------------------------------------------------------------------------------
   89         Mixed-Use                L(25),D(94),O(1)                33,525.80       834,684      328,893      505,792
  89A1        Self-Storage             N/A
  89A2        Self-Storage             N/A
  89A3        Self-Storage             N/A
  89A4        Retail                   N/A
------------------------------------------------------------------------------------------------------------------------
  89A5        Self-Storage             N/A
  89A6        Self-Storage             N/A
  89A7        Industrial               N/A
  89A8        Industrial               N/A
   90         Office                   L(48),D(72)                     32,598.55     1,602,782      882,257      720,525
------------------------------------------------------------------------------------------------------------------------
   91         Hotel                    L(25),D(92),O(3)                34,733.50     1,335,619      701,572      634,047
   92         Retail                   L(27),D(90),O(3)                32,393.47       865,757      249,958      615,799
   93         Multifamily              L(48),D(72)                     32,059.38       784,421      292,886      491,535
   94         Retail                   L(28),YM1%(86),O(6)             32,853.93       779,214      238,733      540,480
   95         Retail                   L(27),D(90),O(3)                32,186.59       660,334      167,674      492,660
------------------------------------------------------------------------------------------------------------------------
   96         Mobile Home Park         L(25),D(93),O(2)                31,646.21     1,099,055      608,548      490,507
   97         Retail                   L(27),D(90),O(3)                32,833.35       532,954       15,989      516,966
  97A1        Retail                   N/A
  97A2        Retail                   N/A
   98         Office                   L(27),D(90),O(3)                27,112.25       673,357      246,605      426,753
------------------------------------------------------------------------------------------------------------------------
   99         Retail                   L(36),YM1%(81),O(3)             25,700.47     1,146,955      246,480      900,475
  100         Retail                   L(27),D(93)                     32,074.37     1,343,223      516,348      826,875
  101         Retail                   YM(26),DorYM(31),O(3)           26,643.63       415,714       12,471      403,243
 101A1        Retail                   N/A
 101A2        Retail                   N/A
------------------------------------------------------------------------------------------------------------------------
 101A3        Retail                   N/A
  102         Self-Storage             L(28),D(30),O(2)                30,015.70       570,962      131,830      439,132
  103         Self-Storage             L(28),D(30),O(2)                29,773.64       675,186      217,124      458,062
  104         Self-Storage             L(28),D(30),O(2)                29,289.52       613,047      166,051      446,996
  105         Office                   L(26),D(91),O(3)                29,731.46       683,728      263,492      420,236
------------------------------------------------------------------------------------------------------------------------
  106         Mixed-Use                L(48),D(72)                     32,131.73       788,936      247,973      540,963
  107         Self-Storage             L(28),D(30),O(2)                28,478.61       752,962      331,643      421,319
  108         Retail                   L(25),D(93),O(3)                28,721.64       435,359        8,707      426,652
  109         Retail                   L(48),D(72)                     28,059.43       551,492      122,699      428,793
  110         Retail                   YM(26),DorYM(31),O(3)           23,611.93       363,266       10,898      352,368
------------------------------------------------------------------------------------------------------------------------
 110A1        Retail                   N/A
 110A2        Retail                   N/A
  111         Retail                   YM(26),DorYM(91),O(3)           23,245.68       343,073        6,861      336,212
  112         Mobile Home Park         L(27),D(90),O(3)                27,519.16       939,925      527,501      412,424
  113         Self-Storage             L(48),D(71),O(1)                24,804.34       718,975      318,477      400,498
------------------------------------------------------------------------------------------------------------------------
  114         Hotel                    L(25),D(92),O(3)                27,543.78     1,192,674      638,587      554,087
  115         Self-Storage             L(48),D(71),O(1)                25,592.08       788,791      367,763      421,028
  116         Retail                   YM(25),DorYM(92),O(3)           21,473.83       317,368        6,347      311,021
  117         Retail                   YM(26),DorYM(31),O(3)           21,461.80       340,004       10,200      329,803
 117A1        Retail                   N/A
------------------------------------------------------------------------------------------------------------------------
 117A2        Retail                   N/A
 117A3        Retail                   N/A
  118         Retail                   YM(25),DorYM(92),O(3)           20,944.92       309,609        6,192      303,416
  119         Office                   L(48),D(72)                     24,888.81       678,878      238,738      440,140
  120         Retail                   L(48),YM1%(69),O(3)             23,184.47     1,146,393      388,845      757,548
------------------------------------------------------------------------------------------------------------------------
  121         Industrial/Warehouse     YM(31),DorYM(86),O(3)           18,902.08       342,090       10,263      331,827
  122         Hotel                    L(27),D(90),O(3)                27,331.78     1,032,136      536,333      495,803
  123         Retail                   L(26),D(88),O(6)                23,597.44       464,498       94,496      370,002
  124         Self-Storage             L(28),D(30),O(2)                23,540.54       578,588      231,099      347,489
  125         Office                   L(27),D(92),O(1)                24,056.77       561,030      174,328      386,702
------------------------------------------------------------------------------------------------------------------------
  126         Retail                   L(60),D(204),O(0)               35,121.92       421,463            0      421,463
  127         Retail                   YM(26),DorYM(91),O(3)           19,913.54       294,282        5,886      288,397
  128         Self-Storage             L(28),D(30),O(2)                22,753.84       782,203      442,751      339,452
  129         Retail                   YM(26),DorYM(31),O(3)           19,724.95       315,414        9,462      305,951
 129A1        Retail                   N/A
------------------------------------------------------------------------------------------------------------------------
 129A2        Retail                   N/A
 129A3        Retail                   N/A
  130         Self-Storage             L(28),D(30),O(2)                22,269.72       481,061      151,112      329,949
  131         Self-Storage             L(28),D(30),O(2)                21,834.00       555,609      229,997      325,612
  132         Self-Storage             L(28),YM1%(91),O(1)             20,440.00       445,329      146,366      298,963
------------------------------------------------------------------------------------------------------------------------
  133         Retail                   L(48),YM1%(69),O(3)             21,537.24       817,543      168,502      649,042
  134         Retail                   L(48),D(72)                     22,142.41       501,852      155,146      346,706
  135         Retail                   YM(26),DorYM(31),O(3)           19,083.90       300,112        9,003      291,109
 135A1        Retail                   N/A
 135A2        Retail                   N/A
------------------------------------------------------------------------------------------------------------------------
 135A3        Retail                   N/A
  136         Retail                   YM(26),DorYM(31),O(3)           19,048.98       305,799        9,174      296,625
 136A1        Retail                   N/A
 136A2        Retail                   N/A
  137         Retail                   L(48),D(72)                     18,986.34       442,772       88,139      354,633
------------------------------------------------------------------------------------------------------------------------
  138         Retail                   L(27),D(90),O(3)                19,334.28       289,271        8,678      280,592
  139         Self-Storage             L(48),D(72)                     20,735.78       621,788      246,779      375,009
  140         Office                   L(48),D(72)                     20,823.95       463,288      142,706      320,582
  141         Self-Storage             L(25), D(92),O(3)               19,912.64       615,676      248,729      366,946
  142         Self-Storage             L(28),D(30),O(2)                19,213.68       916,856      627,944      288,912
------------------------------------------------------------------------------------------------------------------------
  143         Retail                   L(25),D(93),O(3)                19,129.55       386,382        7,728      378,654
  144         Self-Storage             L(28),D(30),O(2)                19,001.88       471,154      159,919      311,235
  145         Retail                   L(25),D(92),O(3)                19,220.84       643,558      313,415      330,143
  146         Self-Storage             L(28),D(30),O(2)                18,759.82       574,896      295,010      279,886
  147         Self-Storage             L(28),D(30),O(2)                18,493.55       488,690      201,757      286,934
------------------------------------------------------------------------------------------------------------------------
  148         Self-Storage             L(26),D(94)                     18,822.63       550,686      236,935      313,751
  149         Self-Storage             L(28),D(30),O(2)                18,003.37       499,375      232,425      266,951
  150         Retail                   L(26),D(91),O(3)                17,617.37       367,500       11,025      356,475
  151         Hotel                    L(48),D(72)                     19,762.60     1,197,002      822,369      374,633
  152         Retail                   YM(26),DorYM(31),O(3)           14,973.27       236,927        7,108      229,820
------------------------------------------------------------------------------------------------------------------------
 152A1        Retail                   N/A
 152A2        Retail                   N/A
  153         Retail                   YM(26),DorYM(31),O(3)           14,885.56       236,435        7,093      229,342
 153A1        Retail                   N/A
 153A2        Retail                   N/A
------------------------------------------------------------------------------------------------------------------------
 153A3        Retail                   N/A
  154         Retail                   L(25),D(92),O(3)                17,412.33       295,587       11,581      284,006
  155         Retail                   L(48),D(72)                     16,083.86       300,348       61,733      238,615
  156         Self-Storage             L(28),D(30),O(2)                16,218.16       389,998      149,992      240,006
  157         Mobile Home Park         L(25),D(92),O(3)                16,176.68       526,275      282,450      243,825
------------------------------------------------------------------------------------------------------------------------
  158         Office                   L(28),D(89),O(3)                13,898.90       336,726      120,285      216,441
  159         Retail                   YM(26),DorYM(31),O(3)           13,833.20       213,096        6,393      206,703
  160         Retail                   L(27),D(93)                     16,605.13       618,159      227,523      390,636
  161         Self-Storage             L(28),D(30),O(2)                15,370.95       365,488      141,853      223,635
  162         Self-Storage             L(60),D(57),O(3)                14,566.02       849,163      381,500      467,663
------------------------------------------------------------------------------------------------------------------------
  163         Retail                   L(48),D(69),O(3)                15,360.43       229,530        4,591      224,939
  164         Industrial/Warehouse     L(27),D(93)                     14,762.59       418,004      166,574      251,430
  165         Retail                   L(48),D(72)                     14,484.64       271,884       58,025      213,859
  166         Self-Storage             L(48),D(72)                     14,148.03       410,958      200,409      210,549
  167         Retail                   L(28),D(92)                     13,671.59       266,389       53,150      213,239
------------------------------------------------------------------------------------------------------------------------
  168         Self-Storage             L(28),D(30),O(2)                13,797.54       410,473      194,448      216,025
  169         Retail                   L(48),YM1%(72)                  13,926.89       304,099       97,689      206,410
  170         Multifamily              L(27),D(93),O(0)                13,725.14       612,545      377,869      234,676
  171         Retail                   L(26),D(91),O(3)                13,166.41       274,400        8,232      266,168
  172         Retail                   L(25),D(94),O(1)                13,576.28       214,793       12,835      201,958
------------------------------------------------------------------------------------------------------------------------
  173         Mobile Home Park         L(27),D(90),O(3)                13,674.73       428,900      222,683      206,217
  174         Retail                   YM(26),DorYM(31),O(3)           11,351.52       177,425        5,323      172,102
 174A1        Retail                   N/A
 174A2        Retail                   N/A
  175         Self-Storage             L(48),D(71),O(1)                13,012.12       337,498      144,250      193,248
------------------------------------------------------------------------------------------------------------------------
  176         Self-Storage             L(28),D(30),O(2)                12,587.23       312,831      125,096      187,734
  177         Office                   L(48),YM1%(72)                  13,065.78     1,165,311      410,962      754,349
  178         Mobile Home Park         L(26),D(91),O(3)                13,430.84       314,143      114,637      199,506
  179         Office                   L(28),D(89),O(3)                10,814.81       247,187       74,156      173,031
  180         Retail                   L(25),D(94),O(1)                12,234.26       291,799       91,872      199,927
------------------------------------------------------------------------------------------------------------------------
  181         Retail                   L(28),D(92)                     11,271.50       179,045       22,904      156,141
  182         Retail                   L(27),D(92),O(1)                11,588.96       401,897      226,053      175,844
  183         Mobile Home Park         L(25),D(92),O(3)                11,483.97       346,563      168,098      178,465
  184         Self-Storage             L(28),D(30),O(2)                10,747.56       254,875       88,781      166,093
  185         Retail                   L(48),D(72)                     11,783.91       298,547        5,971      292,576
------------------------------------------------------------------------------------------------------------------------
  186         Mobile Home Park         L(25),D(32),O(3)                11,128.72       239,112       65,254      173,858
  187         Industrial/Warehouse     L(48),D(72)                     10,153.83       154,067        2,400      151,667
  188         Retail                   L(25),D(92),O(3)                10,160.65       165,300        4,959      160,341
 188A1        Retail                   N/A
 188A2        Retail                   N/A
------------------------------------------------------------------------------------------------------------------------
  189         Mobile Home Park         L(25),D(93),O(3)                 9,119.01       289,380      113,020      176,360
  190         Retail                   YM(26),DorYM(31),O(3)            7,831.98       122,799        3,684      119,115
 190A1        Retail                   N/A
 190A2        Retail                   N/A
  191         Retail                   L(48),D(72)                      9,031.89       228,928       88,456      140,472
------------------------------------------------------------------------------------------------------------------------
  192         Self-Storage             L(26),D(94)                      8,711.30       279,796      142,796      137,000
  193         Retail                   L(48),D(71),O(1)                 9,540.57       250,601       95,875      154,726
  194         Self-Storage             L(60),D(57),O(3)                 7,807.75       513,635      233,905      279,731
  195         Retail                   L(26),D(91),O(3)                 8,430.77       125,400        3,762      121,638
  196         Self-Storage             L(28),D(30),O(2)                 7,867.02       210,508       92,230      118,277
------------------------------------------------------------------------------------------------------------------------
  197         Retail                   YM(26),DorYM(31),O(3)            6,909.84       110,604        3,318      107,286
 197A1        Retail                   N/A
 197A2        Retail                   N/A
  198         Retail                   YM(26),DorYM(31),O(3)            6,440.38       100,101        3,003       97,098
  199         Retail                   L(26),D(91),O(3)                 7,601.20       114,000        3,420      110,580
------------------------------------------------------------------------------------------------------------------------
  200         Self-Storage             L(60),D(57),O(3)                 6,478.60       449,109      239,760      209,351
  201         Retail                   YM(26),DorYM(31),O(3)            5,749.81        91,061        2,732       88,329
  202         Retail                   L(48),D(69),O(3)                 6,315.12       127,404       25,336      102,068
  203         Retail                   YM(26),DorYM(31),O(3)            5,477.91        86,755        2,603       84,152
  204         Mobile Home Park         L(25),D(92),O(3)                 6,079.34       231,012      132,906       98,106
------------------------------------------------------------------------------------------------------------------------

               U/W NET         U/W         CUT-OFF                                    CUT-OFF    SCHEDULED    HOSPITALITY
CONTROL          CASH          NCF         DATE U/W        APPRAISED     APPRAISAL      DATE     MATURITY/      AVERAGE
  NO.          FLOW ($)      DSCR (X)    NCF DSCR (X)      VALUE ($)        DATE      LTV (%)     LTV (%)    DAILY RATE ($)
---------------------------------------------------------------------------------------------------------------------------

   1          81,661,628        1.86             1.86    1,590,000,000     8/1/2006       42.5        42.5             0.0
   2          34,397,027        1.77             1.77      752,900,000    5/17/2006       45.2        45.2             0.0
   3          13,494,321        1.06             1.27      225,000,000     9/1/2006       80.0        76.9             0.0
   4          16,035,691        1.97             1.97      286,000,000     8/3/2006       49.0        49.0             0.0
   5          10,118,116        1.05             1.22      170,000,000    6/27/2006       77.1        72.3             0.0
---------------------------------------------------------------------------------------------------------------------------
   6           9,618,725        1.59             1.59      135,000,000     6/7/2006       62.9        52.6             0.0
   7           6,501,984        1.16             1.16       98,400,000    6/28/2006       78.2        65.7             0.0
   8           8,869,832        2.08             2.08      173,100,000    6/15/2006       41.1        41.1             0.0
   9           5,614,188        1.08             1.26       89,000,000    5/20/2006       79.8        75.9             0.0
   10          4,284,520        1.20             1.20       68,640,000      Various       79.5        74.8             0.0
---------------------------------------------------------------------------------------------------------------------------
  10A1                                                      10,000,000    7/19/2006                                    0.0
  10A2                                                      11,600,000    7/25/2006                                    0.0
  10A3                                                       4,400,000    7/25/2006                                    0.0
  10A4                                                       4,900,000    7/13/2006                                    0.0
  10A5                                                       5,050,000    7/19/2006                                    0.0
---------------------------------------------------------------------------------------------------------------------------
  10A6                                                       3,870,000    7/27/2006                                    0.0
  10A7                                                       4,940,000    7/27/2006                                    0.0
  10A8                                                       4,100,000    7/25/2006                                    0.0
  10A9                                                       4,000,000    7/25/2006                                    0.0
 10A10                                                       3,300,000    7/13/2006                                    0.0
---------------------------------------------------------------------------------------------------------------------------
 10A11                                                       2,650,000    7/21/2006                                    0.0
 10A12                                                       2,900,000    7/21/2006                                    0.0
 10A13                                                       2,700,000    7/13/2006                                    0.0
 10A14                                                       2,200,000    7/13/2006                                    0.0
 10A15                                                       2,030,000    7/27/2006                                    0.0
---------------------------------------------------------------------------------------------------------------------------
   11          3,787,225        1.22             1.22       64,900,000     5/3/2006       75.9        75.9             0.0
   12          3,906,516        1.04             1.20       62,100,000     6/1/2006       79.2        68.1             0.0
   13          3,686,543        1.26             1.26       68,600,000    5/15/2006       67.6        67.6             0.0
   14          3,449,341        1.21             1.21       72,175,000    3/31/2006       63.2        63.2             0.0
  14A1                                                      30,075,000    3/31/2006                                    0.0
---------------------------------------------------------------------------------------------------------------------------
  14A2                                                      29,200,000    3/31/2006                                    0.0
  14A3                                                      12,900,000    3/31/2006                                    0.0
   15          3,448,903        1.20             1.20       66,600,000    3/10/2006       68.5        68.5             0.0
   16          3,341,537        1.21             1.21       51,000,000     7/5/2006       74.4        62.5             0.0
   17         17,050,084        1.65             1.65      287,000,000      Various       68.3        68.3             0.0
---------------------------------------------------------------------------------------------------------------------------
  17A1                                                      80,000,000    6/30/2006                                    0.0
  17A2                                                      54,300,000    8/17/2006                                    0.0
  17A4                                                      36,800,000    6/30/2006                                    0.0
  17A3                                                      39,100,000    8/14/2006                                    0.0
  17A5                                                      20,100,000    6/30/2006                                    0.0
---------------------------------------------------------------------------------------------------------------------------
  17A6                                                      17,300,000     8/4/2006                                    0.0
  17A7                                                      16,000,000     8/4/2006                                    0.0
  17A8                                                      14,900,000    8/12/2006                                    0.0
  17A9                                                       8,500,000    8/12/2006                                    0.0
   18          2,472,498        1.30             1.30       41,500,000    6/30/2006       72.3        72.3             0.0
---------------------------------------------------------------------------------------------------------------------------
   19          2,183,633        1.22             1.22       36,400,000    6/13/2006       79.7        79.7             0.0
   20          1,929,970        1.24             1.24       39,000,000     3/1/2006       66.7        66.7             0.0
   21          1,983,056        1.21             1.21       41,070,000     6/1/2006       62.8        62.8             0.0
   22          1,818,385        1.20             1.20       30,700,000    4/29/2006       81.1        75.1             0.0
   23          1,801,891        1.24             1.24       28,600,000    7/10/2006       80.0        80.0             0.0
---------------------------------------------------------------------------------------------------------------------------
   24          1,959,640        1.16             1.34       29,175,000    5/30/2006       77.6        69.4             0.0
   25          1,797,265        1.25             1.45       25,600,000    5/30/2006       74.8        66.9             0.0
   26          1,444,604        1.19             1.19       33,800,000    7/10/2006       53.6        45.9             0.0
   27          1,561,861        1.18             1.38       24,700,000    7/11/2006       73.3        68.7             0.0
   28          1,241,322        1.20             1.20       21,200,000    5/26/2006       84.9        84.9             0.0
---------------------------------------------------------------------------------------------------------------------------
   29          3,771,286        2.85             2.85       60,000,000     4/1/2006       29.5        26.5           159.6
   30          1,388,314        1.20             1.20       25,500,000    7/26/2006       68.8        64.8             0.0
   31          1,371,244        1.05             1.22       23,560,000    6/27/2006       74.3        69.8             0.0
   32          1,310,145        1.20             1.20       21,800,000     3/7/2006       79.8        79.8             0.0
   33          1,555,193        1.39             1.39       31,200,000    7/20/2006       54.8        54.8             0.0
---------------------------------------------------------------------------------------------------------------------------
   34          1,341,832        1.24             1.24       22,800,000    6/14/2006       74.6        74.6             0.0
  34A1                                                      12,700,000    6/14/2006                                    0.0
  34A2                                                      10,100,000    6/14/2006                                    0.0
   35          1,162,390        1.30             1.30       18,975,000    3/31/2006       75.4        75.4             0.0
   36          1,379,505        1.28             1.47       19,100,000     6/8/2006       74.3        71.0            86.7
---------------------------------------------------------------------------------------------------------------------------
   37          1,140,859        1.31             1.31       17,375,000    3/31/2006       79.7        79.7             0.0
   38          1,124,139        1.15             1.35       18,300,000    4/20/2006       73.8        69.1             0.0
   39          1,176,558        1.21             1.43       17,300,000     4/1/2006       77.2        75.4             0.0
   40          1,182,613        1.23             1.44       23,200,000     4/1/2006       57.2        55.9             0.0
   41          1,082,679        1.23             1.50       19,100,000     4/5/2006       67.0        62.3             0.0
---------------------------------------------------------------------------------------------------------------------------
   42            940,939        1.02             1.19       16,580,000    5/16/2006       76.3        71.5             0.0
   43          1,083,955        1.25             1.52       16,300,000     5/5/2006       77.3        71.9             0.0
   44         12,908,843        1.82             1.82      310,000,000     9/1/2005       35.3         0.0             0.0
   45          1,071,539        1.21             1.42       15,470,000    5/16/2006       77.6        69.1             0.0
   46          1,068,414        1.26             1.48       14,550,000    6/25/2006       79.7        72.2             0.0
---------------------------------------------------------------------------------------------------------------------------
   47            895,745        1.25             1.25       14,500,000    4/25/2006       75.9        75.9             0.0
   48            955,182        1.20             1.20       14,500,000    3/13/2006       75.0        64.0             0.0
   49          1,653,998        2.03             2.03       34,025,000     6/3/2006       31.2        24.0             0.0
   50            821,117        1.05             1.22       15,100,000    6/23/2006       69.5        65.4             0.0
   51            889,151        1.21             1.42       17,800,000     4/1/2006       57.0        55.7             0.0
---------------------------------------------------------------------------------------------------------------------------
   52            886,694        1.21             1.42       12,730,000    3/30/2006       79.4        77.6             0.0
   53            730,409        1.24             1.24       12,500,000    4/20/2006       73.6        69.2             0.0
   54            742,652        1.29             1.29       11,600,000     6/8/2006       78.9        78.9             0.0
   55            779,371        1.21             1.43       11,100,000     4/1/2006       79.6        77.8             0.0
   56            775,794        1.42             1.42       12,500,000    6/23/2006       68.8        68.8             0.0
---------------------------------------------------------------------------------------------------------------------------
   57            748,715        1.21             1.42       11,400,000     4/1/2006       75.0        73.3             0.0
   58            607,662        1.26             1.26        9,900,000    1/17/2006       83.9        83.9             0.0
   59            669,439        1.29             1.29       10,200,000    5/26/2006       80.0        80.0             0.0
   60            705,042        1.20             1.41       10,800,000    3/27/2006       74.3        66.1             0.0
   61            703,080        1.26             1.26       10,900,000     7/5/2006       70.2        59.7             0.0
---------------------------------------------------------------------------------------------------------------------------
  61A1                                                       4,300,000     7/5/2006                                    0.0
  61A2                                                       2,500,000     7/5/2006                                    0.0
  61A3                                                       2,300,000     7/5/2006                                    0.0
  61A4                                                       1,800,000     7/5/2006                                    0.0
   62            746,000        1.31             1.31       10,700,000    6/14/2006       71.4        61.2            89.9
---------------------------------------------------------------------------------------------------------------------------
   63            691,201        1.26             1.26        9,500,000    4/15/2006       80.0        68.0             0.0
   64            599,874        1.21             1.47        9,100,000     5/5/2006       79.1        73.6             0.0
   65            673,627        1.23             1.23       12,200,000    1/10/2006       58.9        44.2             0.0
   66            752,591        1.41             1.63       12,600,000    3/15/2006       56.3        53.0             0.0
   67            536,752        1.22             1.22        8,800,000    6/19/2006       79.5        74.6             0.0
---------------------------------------------------------------------------------------------------------------------------
   68            625,090        1.43             1.43       16,200,000    6/19/2006       43.2        43.2             0.0
   69            671,923        1.29             1.29       11,300,000     4/1/2006       61.9        53.0             0.0
   70            592,529        1.21             1.42        8,550,000    3/30/2006       79.1        77.2             0.0
   71            692,096        1.32             1.65       10,000,000    5/12/2006       65.5        54.9           101.1
   72            490,166        1.20             1.20        8,026,000     7/1/2006       79.7        79.7             0.0
---------------------------------------------------------------------------------------------------------------------------
  72A1                                                       3,078,000     7/1/2006                                    0.0
  72A2                                                       1,867,000     7/1/2006                                    0.0
  72A3                                                       1,600,000     7/1/2006                                    0.0
  72A4                                                       1,481,000     7/1/2006                                    0.0
   73            531,479        1.15             1.34        7,800,000     6/8/2006       80.0        75.1             0.0
---------------------------------------------------------------------------------------------------------------------------
   74            566,094        1.18             1.34        7,750,000    6/14/2006       80.0        79.2             0.0
   75            649,245        1.40             1.40       10,500,000     2/1/2006       58.7        50.5             0.0
   76            484,025        1.08             1.27        7,770,000     6/2/2006       79.2        74.1             0.0
   77            634,735        1.44             1.69        9,600,000     6/1/2006       62.5        56.7             0.0
   78            534,967        1.20             1.20        9,000,000    4/28/2006       66.5        57.0             0.0
---------------------------------------------------------------------------------------------------------------------------
   79            971,424        2.16             2.16       17,700,000     6/1/2006       33.1        25.5             0.0
   80            506,317        1.21             1.42        7,230,000     4/1/2006       80.0        78.1             0.0
   81            501,555        1.21             1.42       10,810,000     4/1/2006       52.9        51.6             0.0
   82            487,314        1.20             1.41        7,630,000    6/25/2006       73.3        67.5             0.0
   83            562,322        1.39             1.64        7,800,000    6/29/2006       71.2        63.2             0.0
---------------------------------------------------------------------------------------------------------------------------
   84            410,587        1.20             1.20        7,000,000    4/14/2006       79.0        79.0             0.0
   85            505,629        1.25             1.46        7,010,000     5/2/2006       78.5        69.8             0.0
   86            491,500        1.21             1.21        8,000,000    4/18/2006       68.7        58.7             0.0
   87            517,895        1.26             1.26        7,500,000    4/26/2006       73.2        62.8             0.0
   88            590,448        1.37             1.37        7,400,000     6/1/2006       72.3        56.8            55.3
---------------------------------------------------------------------------------------------------------------------------
   89            483,550        1.20             1.20        7,525,000      Various       71.0        61.0             0.0
  89A1                                                       1,700,000     6/3/2006                                    0.0
  89A2                                                       1,600,000     6/3/2006                                    0.0
  89A3                                                       1,000,000     6/6/2006                                    0.0
  89A4                                                         900,000     6/6/2006                                    0.0
---------------------------------------------------------------------------------------------------------------------------
  89A5                                                         700,000     6/6/2006                                    0.0
  89A6                                                         675,000     6/6/2006                                    0.0
  89A7                                                         500,000     6/6/2006                                    0.0
  89A8                                                         450,000     6/6/2006                                    0.0
   90            593,182        1.52             1.77        7,100,000    5/10/2006       74.6        70.1             0.0
---------------------------------------------------------------------------------------------------------------------------
   91            562,166        1.35             1.35        7,400,000     5/1/2006       71.6        55.8            75.3
   92            582,116        1.50             1.74        9,500,000    5/11/2006       55.3        51.9             0.0
   93            461,535        1.20             1.40        6,800,000    4/27/2006       77.1        69.9             0.0
   94            479,774        1.22             1.22        7,250,000     4/4/2006       71.9        61.9             0.0
   95            471,676        1.22             1.42        6,835,000     6/1/2006       76.1        70.3             0.0
---------------------------------------------------------------------------------------------------------------------------
   96            469,157        1.24             1.45        6,975,000    5/19/2006       74.6        67.6             0.0
   97            513,693        1.30             1.30        8,025,000      Various       64.7        55.7             0.0
  97A1                                                       4,800,000    5/11/2006                                    0.0
  97A2                                                       3,225,000    5/20/2006                                    0.0
   98            392,703        1.21             1.21        6,500,000    5/25/2006       79.1        79.1             0.0
---------------------------------------------------------------------------------------------------------------------------
   99            897,489        2.91             2.91       14,600,000     6/2/2006       34.4        34.4             0.0
  100            760,003        1.97             1.97       12,500,000     5/2/2006       40.1        34.4             0.0
  101            383,668        1.20             1.20        6,250,000     7/1/2006       80.1        80.1             0.0
 101A1                                                       2,778,000     7/1/2006                                    0.0
 101A2                                                       2,222,000     7/1/2006                                    0.0
---------------------------------------------------------------------------------------------------------------------------
 101A3                                                       1,250,000     7/1/2006                                    0.0
  102            436,130        1.21             1.42        6,200,000     4/1/2006       80.0        78.1             0.0
  103            444,291        1.24             1.46        6,150,000     4/1/2006       80.0        78.1             0.0
  104            439,894        1.25             1.47        6,050,000     4/1/2006       80.0        78.1             0.0
  105            377,416        1.23             1.23        6,500,000     7/6/2006       73.8        69.4             0.0
---------------------------------------------------------------------------------------------------------------------------
  106            480,884        1.25             1.25        7,000,000    4/24/2006       67.8        53.5             0.0
  107            412,912        1.21             1.42        6,200,000     4/1/2006       75.9        74.1             0.0
  108            424,536        1.23             1.43        6,700,000     7/7/2006       69.4        65.2             0.0
  109            412,688        1.23             1.23        6,200,000    3/17/2006       72.4        62.2             0.0
  110            339,425        1.20             1.20        5,466,000     7/1/2006       81.2        81.2             0.0
---------------------------------------------------------------------------------------------------------------------------
 110A1                                                       2,857,000     7/1/2006                                    0.0
 110A2                                                       2,609,000     7/1/2006                                    0.0
  111            334,028        1.20             1.20        5,580,000    4/24/2006       78.8        78.8             0.0
  112            399,524        1.21             1.21        6,530,000    3/29/2006       65.8        56.9             0.0
  113            393,474        1.32             1.58        5,900,000    6/15/2006       71.2        65.2             0.0
---------------------------------------------------------------------------------------------------------------------------
  114            490,939        1.49             1.49        5,500,000     5/1/2006       75.0        58.8            82.5
  115            414,151        1.35             1.56        5,550,000    3/30/2006       73.9        66.0             0.0
  116            308,837        1.20             1.20        5,200,000    4/23/2006       78.1        78.1             0.0
  117            312,005        1.21             1.21        4,770,000     7/1/2006       84.5        84.5             0.0
 117A1                                                       1,819,000     7/1/2006                                    0.0
---------------------------------------------------------------------------------------------------------------------------
 117A2                                                       1,724,000     7/1/2006                                    0.0
 117A3                                                       1,227,000     7/1/2006                                    0.0
  118            301,232        1.20             1.20        5,040,000    4/24/2006       78.6        78.6             0.0
  119            387,847        1.30             1.30        5,600,000     6/1/2006       70.5        60.6             0.0
  120            744,257        2.68             2.68       13,000,000    3/14/2006       30.3        25.3             0.0
---------------------------------------------------------------------------------------------------------------------------
  121            285,187        1.26             1.26        4,660,000    1/18/2006       84.1        84.1             0.0
  122            413,129        1.26             1.26        4,900,000     5/1/2006       79.8        63.7            82.6
  123            339,001        1.20             1.41        5,050,000    6/20/2006       77.1        71.1             0.0
  124            340,867        1.21             1.42        4,870,000    3/30/2006       79.9        78.0             0.0
  125            355,655        1.23             1.23        5,200,000    11/1/2007       73.9        63.5             0.0
---------------------------------------------------------------------------------------------------------------------------
  126            421,463        1.00             1.00        5,220,000    8/20/2006       72.1         0.0             0.0
  127            286,213        1.20             1.20        4,790,000    4/24/2006       78.6        78.6             0.0
  128            330,454        1.21             1.42        4,700,000     4/1/2006       80.0        78.1             0.0
  129            284,039        1.20             1.20        4,724,000     7/1/2006       78.4        78.4             0.0
 129A1                                                       2,222,000     7/1/2006                                    0.0
---------------------------------------------------------------------------------------------------------------------------
 129A2                                                       1,333,000     7/1/2006                                    0.0
 129A3                                                       1,169,000     7/1/2006                                    0.0
  130            323,836        1.21             1.43        4,600,000    4/11/2006       80.0        78.1             0.0
  131            318,070        1.21             1.43        4,510,000    3/30/2006       80.0        78.1             0.0
  132            293,693        1.20             1.20        4,850,000     5/2/2006       74.2        74.2             0.0
---------------------------------------------------------------------------------------------------------------------------
  133            639,291        2.47             2.47        9,700,000    4/24/2006       37.1        31.2             0.0
  134            321,469        1.21             1.21        4,700,000    4/18/2006       76.5        65.4             0.0
  135            276,625        1.21             1.21        4,244,000     7/1/2006       84.5        84.5             0.0
 135A1                                                       1,444,000     7/1/2006                                    0.0
 135A2                                                       1,500,000     7/1/2006                                    0.0
---------------------------------------------------------------------------------------------------------------------------
 135A3                                                       1,300,000     7/1/2006                                    0.0
  136            274,305        1.20             1.20        4,578,000     7/1/2006       78.2        78.2             0.0
 136A1                                                       3,467,000     7/1/2006                                    0.0
 136A2                                                       1,111,000     7/1/2006                                    0.0
  137            334,611        1.47             1.47        5,200,000    3/21/2006       68.3        68.3             0.0
---------------------------------------------------------------------------------------------------------------------------
  138            278,419        1.20             1.20        4,450,000     6/5/2006       78.3        78.3             0.0
  139            369,143        1.48             1.74        5,370,000     6/2/2006       63.3        57.4             0.0
  140            298,867        1.20             1.20        4,300,000    6/21/2006       79.1        67.5             0.0
  141            349,607        1.46             1.46        5,000,000   12/19/2005       66.0        56.1             0.0
  142            278,189        1.21             1.42        4,800,000     4/1/2006       66.1        64.6             0.0
---------------------------------------------------------------------------------------------------------------------------
  143            376,470        1.64             1.93        5,950,000    7/11/2006       52.9        49.6             0.0
  144            305,720        1.34             1.58        3,925,000     4/1/2006       80.0        78.1             0.0
  145            290,973        1.26             1.26        4,590,000    3/23/2006       68.1        58.1             0.0
  146            271,774        1.21             1.42        6,330,000    3/30/2006       49.0        47.8             0.0
  147            279,325        1.26             1.48        3,820,000     4/1/2006       80.0        78.1             0.0
---------------------------------------------------------------------------------------------------------------------------
  148            306,581        1.36             1.57        3,800,000    6/11/2006       79.6        71.1             0.0
  149            260,751        1.21             1.42        3,840,000     4/1/2006       77.5        75.7             0.0
  150            356,475        1.69             1.69        5,875,000    6/28/2006       49.8        42.3             0.0
  151            326,753        1.38             1.38        4,600,000    4/17/2006       63.0        49.8            68.9
  152            215,615        1.20             1.20        3,554,000     7/1/2006       79.1        79.1             0.0
---------------------------------------------------------------------------------------------------------------------------
 152A1                                                       2,088,000     7/1/2006                                    0.0
 152A2                                                       1,466,000     7/1/2006                                    0.0
  153            214,352        1.20             1.20        3,545,000     7/1/2006       78.9        78.9             0.0
 153A1                                                       1,372,000     7/1/2006                                    0.0
 153A2                                                       1,119,000     7/1/2006                                    0.0
---------------------------------------------------------------------------------------------------------------------------
 153A3                                                       1,054,000     7/1/2006                                    0.0
  154            281,934        1.35             1.56        4,300,000     7/8/2006       64.5        58.8             0.0
  155            230,658        1.20             1.20        4,240,000     3/3/2006       63.7        53.9             0.0
  156            235,096        1.21             1.42        3,350,000     4/1/2006       80.0        78.1             0.0
  157            235,875        1.22             1.22        3,500,000    6/28/2006       76.5        65.0             0.0
---------------------------------------------------------------------------------------------------------------------------
  158            199,800        1.20             1.20        3,150,000     5/4/2006       82.5        82.5             0.0
  159            200,925        1.21             1.21        2,712,000     7/1/2006       95.8        95.8             0.0
  160            355,933        1.79             1.79        4,800,000    5/11/2006       54.1        46.7             0.0
  161            221,936        1.20             1.42        3,600,000     4/1/2006       70.6        68.9             0.0
  162            459,729        2.63             2.63        8,000,000    7/30/2006       31.6        26.2             0.0
---------------------------------------------------------------------------------------------------------------------------
  163            224,643        1.22             1.22        3,470,000    6/28/2006       72.0        61.5             0.0
  164            217,686        1.23             1.23        3,800,000     2/2/2006       62.4        53.5             0.0
  165            208,934        1.20             1.40        3,200,000    3/22/2006       73.4        66.1             0.0
  166            204,359        1.20             1.41        3,460,000     6/2/2006       66.8        60.6             0.0
  167            205,247        1.25             1.49        3,140,000     4/6/2006       73.2        68.5             0.0
---------------------------------------------------------------------------------------------------------------------------
  168            209,702        1.27             1.49        2,850,000    3/30/2006       80.0        78.1             0.0
  169            197,224        1.18             1.37        3,200,000    5/20/2006       70.3        62.7             0.0
  170            216,176        1.31             1.52        3,800,000    5/30/2006       57.9        51.7             0.0
  171            266,168        1.68             1.68        4,375,000    6/26/2006       50.0        42.5             0.0
  172            195,958        1.20             1.20        3,000,000    11/10/2005      72.5        62.2             0.0
---------------------------------------------------------------------------------------------------------------------------
  173            198,367        1.21             1.21        3,100,000     2/8/2006       69.8        60.2             0.0
  174            163,462        1.20             1.20        2,667,000     7/1/2006       80.0        80.0             0.0
 174A1                                                       1,778,000     7/1/2006                                    0.0
 174A2                                                         889,000     7/1/2006                                    0.0
  175            186,768        1.20             1.20        3,000,000    3/14/2006       69.8        59.9             0.0
---------------------------------------------------------------------------------------------------------------------------
  176            183,299        1.21             1.43        2,600,000     4/1/2006       80.0        78.1             0.0
  177            690,520        4.40             4.40       11,300,000    4/12/2006       18.4        15.6             0.0
  178            194,656        1.21             1.21        3,180,000    3/27/2006       65.2        56.5             0.0
  179            164,846        1.27             1.27        3,700,000    1/23/2006       54.1        54.1             0.0
  180            177,597        1.21             1.21        2,650,000    11/26/2005      74.0        63.4             0.0
---------------------------------------------------------------------------------------------------------------------------
  181            151,509        1.12             1.32        2,430,000    4/26/2006       76.5        71.7             0.0
  182            166,858        1.20             1.20        2,675,000     2/5/2006       68.1        58.8             0.0
  183            169,465        1.23             1.23        2,250,000    6/13/2006       80.0        69.0             0.0
  184            162,406        1.26             1.48        2,220,000     4/1/2006       80.0        78.1             0.0
  185            291,453        2.06             2.06        4,650,000    4/20/2006       37.1        28.9             0.0
---------------------------------------------------------------------------------------------------------------------------
  186            170,258        1.27             1.27        2,400,000     5/3/2006       68.8        64.1             0.0
  187            150,688        1.24             1.24        2,240,000    4/30/2006       72.4        62.2             0.0
  188            144,967        1.19             1.19        2,180,000    4/26/2006       72.5        56.1             0.0
 188A1                                                       1,270,000    4/26/2006                                    0.0
 188A2                                                         910,000    4/26/2006                                    0.0
---------------------------------------------------------------------------------------------------------------------------
  189            171,360        1.57             1.57        2,650,000    4/18/2006       56.6        48.2             0.0
  190            114,782        1.22             1.22        1,663,000     7/1/2006       88.5        88.5             0.0
 190A1                                                       1,011,000     7/1/2006                                    0.0
 190A2                                                         652,000     7/1/2006                                    0.0
  191            129,997        1.20             1.39        1,920,000     5/5/2006       75.5        67.5             0.0
---------------------------------------------------------------------------------------------------------------------------
  192            132,125        1.26             1.47        1,800,000    6/11/2006       77.8        69.5             0.0
  193            146,596        1.28             1.28        2,100,000    7/17/2006       66.6        52.7             0.0
  194            266,393        2.84             2.84        5,250,000     2/6/2006       25.5        21.2             0.0
  195            116,388        1.15             1.15        1,690,000    4/26/2006       77.5        60.0             0.0
  196            114,044        1.21             1.42        3,250,000     4/1/2006       40.0        39.1             0.0
---------------------------------------------------------------------------------------------------------------------------
  197            101,962        1.23             1.23        1,488,000     7/1/2006       87.2        87.2             0.0
 197A1                                                         946,000     7/1/2006                                    0.0
 197A2                                                         542,000     7/1/2006                                    0.0
  198             92,742        1.20             1.20        1,506,000     7/1/2006       80.3        80.3             0.0
  199            104,911        1.15             1.15        1,530,000    4/26/2006       77.2        59.8             0.0
---------------------------------------------------------------------------------------------------------------------------
  200            206,050        2.65             2.65        3,300,000     2/8/2006       34.0        28.3             0.0
  201             82,797        1.20             1.20        1,366,000     7/1/2006       79.1        79.1             0.0
  202             98,023        1.29             1.51        1,400,000     4/3/2006       73.6        65.5            77.0
  203             78,882        1.20             1.20        1,301,000     7/1/2006       79.1        79.1             0.0
  204             93,456        1.28             1.28        1,500,000    4/27/2006       66.7        56.8             0.0
---------------------------------------------------------------------------------------------------------------------------

                                                              SQ FEET,
                                                               PADS,        UNIT       LOAN                            RENT
CONTROL                YEAR                  YEAR              ROOMS         OF        PER         OCCUPANCY           ROLL
  NO.                 BUILT               RENOVATED           OR UNITS    MEASURE    UNIT ($)   PERCENTAGE(%) (1)      DATE
------------------------------------------------------------------------------------------------------------------------------

   1                          1973         1991,1995, 2006    1,876,972   Sq. Ft.         360               99.9      8/1/2006
   2                          1991                     N/A    1,475,686   Sq. Ft.         230               83.6     7/31/2006
   3              2001, 2005, 2006                     N/A      561,426   Sq. Ft.         321               96.0      7/5/2006
   4                          1976                    2006      641,800   Sq. Ft.         218               91.2     6/30/2006
   5                     1997-2002                     N/A      619,026   Sq. Ft.         212               96.8     6/19/2006
------------------------------------------------------------------------------------------------------------------------------
   6                          1981   1986-1988, 1999, 2003      895,655   Sq. Ft.          95               97.1     5/31/2006
   7                          1966                    1995      666,203   Sq. Ft.         115               96.7     6/30/2006
   8                          1923                    1984      495,708   Sq. Ft.         144               87.8      4/1/2006
   9                          1930              1984, 1987      669,978   Sq. Ft.         106               91.8     8/24/2006
   10                      Various                 Various        2,909   Pads         18,752               83.5     6/29/2006
------------------------------------------------------------------------------------------------------------------------------
  10A1      1972, 1976, 1986, 1992                     N/A          798   Pads         11,717               88.5     6/29/2006
  10A2                        1971                     N/A          320   Pads         23,438               82.5     6/29/2006
  10A3                        1968                     N/A          256   Pads         16,992               67.6     6/29/2006
  10A4                        1960                     N/A          103   Pads         40,777               97.1     6/29/2006
  10A5                        1960                    1987          150   Pads         25,667               89.3     6/29/2006
------------------------------------------------------------------------------------------------------------------------------
  10A6                        1960                     N/A          132   Pads         29,167               98.5     6/29/2006
  10A7                        1965                    2003          185   Pads         16,216               69.7     6/29/2006
  10A8                        1963                     N/A          179   Pads         15,642               63.1     6/29/2006
  10A9                        1984                     N/A           96   Pads         29,167               86.5     6/29/2006
 10A10                        1958                     N/A           64   Pads         40,625              100.0     6/29/2006
------------------------------------------------------------------------------------------------------------------------------
 10A11                  1920, 1996                     N/A          135   Pads         19,259               76.3     6/29/2006
 10A12                        1966                     N/A          304   Pads          8,059               59.2     6/29/2006
 10A13                        1960                     N/A           60   Pads         34,167              100.0     6/29/2006
 10A14                        1956                     N/A           51   Pads         35,294               84.3     6/29/2006
 10A15                        1960                     N/A           76   Pads         17,763               72.4     6/29/2006
------------------------------------------------------------------------------------------------------------------------------
   11                         1914                    1985          238   Units       206,933               97.5     4/24/2006
   12             1971, 2005, 2006                     N/A      241,825   Sq. Ft.         203              100.0     5/17/2006
   13                         1988                     N/A      244,871   Sq. Ft.         189               94.1      6/1/2006
   14                      Various                 Various        1,378   Units        33,110               89.4      7/6/2006
  14A1                        1985                    1998          641   Units        32,231               90.8      7/6/2006
------------------------------------------------------------------------------------------------------------------------------
  14A2                        1968                    1996          490   Units        34,776               89.8      7/6/2006
  14A3                        1978                    1997          247   Units        32,085               85.0      7/6/2006
   15                         2003                     N/A          350   Units       130,314               97.4     6/26/2006
   16                         1991                     N/A      354,762   Sq. Ft.         107               95.3     6/30/2006
   17                      Various                 Various    1,309,113   Sq. Ft.         150               93.7       Various
------------------------------------------------------------------------------------------------------------------------------
  17A1                        1989                     N/A      231,876   Sq. Ft.         238               97.3     6/30/2006
  17A2                        1983                    2006      280,791   Sq. Ft.         134               90.7     6/30/2006
  17A4                        1984                     N/A      193,907   Sq. Ft.         124               78.9     6/30/2006
  17A3                        1952                    2000      130,009   Sq. Ft.         170              100.0      7/5/2006
  17A5                        1980                     N/A      114,245   Sq. Ft.         133               97.8      7/5/2006
------------------------------------------------------------------------------------------------------------------------------
  17A6                        1980                     N/A      109,183   Sq. Ft.         119               98.3      7/5/2006
  17A7                        1978                     N/A       94,035   Sq. Ft.         129               85.7      7/5/2006
  17A8                        1989                    2006       87,613   Sq. Ft.         122              100.0      7/5/2006
  17A9                        1964                    2006       67,454   Sq. Ft.          89              100.0      7/5/2006
   18                         1967                    1999      163,763   Sq. Ft.         183               94.1      7/1/2006
------------------------------------------------------------------------------------------------------------------------------
   19                         1979                    2000        1,006   Units        28,827               97.1     6/10/2006
   20                   1987, 1989                     N/A          592   Units        43,919               90.4      7/6/2006
   21                         1970                     N/A      134,402   Sq. Ft.         192               98.8     6/27/2006
   22                         1957                    2001      144,500   Sq. Ft.         172               94.9     5/30/2006
   23                         1985                     N/A      233,464   Sq. Ft.          98               90.5      7/1/2006
------------------------------------------------------------------------------------------------------------------------------
   24                   1975, 1998                    1999          239   Units        94,770               93.7      8/2/2006
   25                   1972, 1978                    1999          300   Units        63,833               96.0      8/2/2006
   26                         1971                    2006      449,988   Sq. Ft.          40               65.5      7/1/2006
   27                    2002-2006                     N/A       83,849   Sq. Ft.         216              100.0      8/2/2006
   28                         1986                    1993       91,629   Sq. Ft.         196               96.0     6/14/2006
------------------------------------------------------------------------------------------------------------------------------
   29                         1974                     N/A          390   Rooms        45,364               77.7      4/4/2006
   30                         1999                     N/A          240   Units        73,063               93.8      8/5/2006
   31                         1993                     N/A      105,515   Sq. Ft.         166              100.0     8/31/2006
   32                   1974, 1993                    1998      116,300   Sq. Ft.         150              100.0     2/27/2006
   33                         1908                    2006      120,420   Sq. Ft.         142               77.6      6/1/2006
------------------------------------------------------------------------------------------------------------------------------
   34                   1983, 1985                    2002      268,698   Sq. Ft.          63               86.7     6/30/2006
  34A1                        1985                    2002      197,196   Sq. Ft.          45               85.4     6/30/2006
  34A2                        1983                     N/A       71,502   Sq. Ft.         114               88.2     6/30/2006
   35                         1971                    1998          399   Units        35,840               95.2     6/12/2006
   36                         2001                     N/A          161   Rooms        88,199               75.1     6/16/2006
------------------------------------------------------------------------------------------------------------------------------
   37                         1983                    1999          302   Units        45,861               95.0     5/15/2006
   38                         1980                     N/A      118,961   Sq. Ft.         113               92.1     7/18/2006
   39                   1935, 2001                     N/A       57,181   Sq. Ft.         233               89.3     5/18/2006
   40                         1940                    2004       87,843   Sq. Ft.         151               86.3     5/18/2006
   41                         1973              1997, 2005          395   Units        32,405               86.1     5/31/2006
------------------------------------------------------------------------------------------------------------------------------
   42                         1979                     N/A          356   Units        35,534               96.4     5/30/2006
   43                         1982               2004-2005          334   Units        37,725               96.1     5/25/2006
   44                         1984                    2005      739,261   Sq. Ft.         148               91.1     11/4/2005
   45                         2002                     N/A      204,120   Sq. Ft.          59               91.2     7/14/2006
   46                         1910                    1985       92,664   Sq. Ft.         125               96.0     7/25/2006
------------------------------------------------------------------------------------------------------------------------------
   47                         1985                     N/A      110,702   Sq. Ft.          99               95.5      8/2/2006
   48                         1995                     N/A       80,708   Sq. Ft.         135               94.1      4/1/2006
   49                    1999-2005                     N/A      126,490   Sq. Ft.          84               86.0     6/21/2006
   50                         1992                     N/A       78,400   Sq. Ft.         134              100.0     8/31/2006
   51                         2001                     N/A       94,996   Sq. Ft.         107               74.7     5/18/2006
------------------------------------------------------------------------------------------------------------------------------
   52                         2002                     N/A       86,542   Sq. Ft.         117               91.9     5/18/2006
   53                         1964                    1992       40,085   Sq. Ft.         230               95.1     4/18/2006
   54                   1985, 1986                     N/A          259   Units        35,328               91.1     6/30/2006
   55                         2001                     N/A       86,760   Sq. Ft.         102               94.3     5/18/2006
   56                         1957                     N/A       69,873   Sq. Ft.         123               86.0     7/14/2006
------------------------------------------------------------------------------------------------------------------------------
   57                         2002                     N/A       47,121   Sq. Ft.         181               94.3     5/18/2006
   58                  1977 - 2000                     N/A      255,560   Sq. Ft.          33              100.0     2/14/2006
   59                         1978                    1988       53,471   Sq. Ft.         153              100.0     7/20/2006
   60                         1987                     N/A       69,512   Sq. Ft.         115               94.7      6/1/2006
   61                      Various                 Various       40,887   Sq. Ft.         187              100.0     7/28/2006
------------------------------------------------------------------------------------------------------------------------------
  61A1                  2002, 2004                     N/A       16,986   Sq. Ft.         171              100.0     7/28/2006
  61A2                        2004                     N/A        9,470   Sq. Ft.         190              100.0     7/28/2006
  61A3                        2005                     N/A       10,189   Sq. Ft.         157              100.0     7/28/2006
  61A4                        2005                     N/A        4,242   Sq. Ft.         318              100.0     7/28/2006
   62                         1988                    2006          121   Rooms        63,175               64.1     6/30/2006
------------------------------------------------------------------------------------------------------------------------------
   63             1953, 1965, 1998                     N/A       72,030   Sq. Ft.         106               89.0      8/1/2006
   64                         1985               2004-2005          188   Units        38,298               97.3     5/25/2006
   65                         1986                     N/A      129,609   Sq. Ft.          55               78.0      6/7/2006
   66                         1997                     N/A       43,475   Sq. Ft.         163               92.6      8/7/2006
   67             1954, 1967, 1983                     N/A       45,814   Sq. Ft.         153              100.0     5/31/2006
------------------------------------------------------------------------------------------------------------------------------
   68                         1969                    1997       28,876   Sq. Ft.         242              100.0     6/30/2006
   69                         2006                     N/A       40,245   Sq. Ft.         174               92.7      6/1/2006
   70                         2001                     N/A       98,650   Sq. Ft.          69               88.0     5/18/2006
   71                         1997                    2006           88   Rooms        74,432               58.8     3/31/2006
   72                      Various                     N/A       27,007   Sq. Ft.         237              100.0      7/6/2006
------------------------------------------------------------------------------------------------------------------------------
  72A1                        1935                     N/A        9,443   Sq. Ft.         259              100.0      7/6/2006
  72A2                        1967                     N/A        3,600   Sq. Ft.         420              100.0      7/6/2006
  72A3                        1925                     N/A        8,964   Sq. Ft.         141              100.0      7/6/2006
  72A4                        1930                     N/A        5,000   Sq. Ft.         234              100.0      7/6/2006
   73                         2003                     N/A       24,591   Sq. Ft.         254              100.0     7/27/2006
------------------------------------------------------------------------------------------------------------------------------
   74                         1940                   1970s          148   Units        41,892               98.7     4/26/2006
   75                         2006                     N/A       21,400   Sq. Ft.         288              100.0     8/31/2006
   76                         1967                     N/A          152   Units        40,461               96.7     6/30/2006
   77                         1997                     N/A       32,300   Sq. Ft.         186              100.0     6/20/2006
   78                         1978                     N/A       96,625   Sq. Ft.          62               90.9      8/3/2006
------------------------------------------------------------------------------------------------------------------------------
   79                         1999                     N/A       83,327   Sq. Ft.          70              100.0     6/27/2006
   80                         1997                     N/A       91,385   Sq. Ft.          63               92.2     5/18/2006
   81                         2001                     N/A       76,150   Sq. Ft.          75               76.2     5/18/2006
   82                         1964        1992, 1998, 2000       93,691   Sq. Ft.          60               97.4     7/21/2006
   83                   2003, 2005                     N/A       42,345   Sq. Ft.         131               88.9      8/1/2006
------------------------------------------------------------------------------------------------------------------------------
   84                         2006                     N/A       14,582   Sq. Ft.         379              100.0     7/20/2006
   85                         1998                    2003       94,110   Sq. Ft.          58               90.1      5/2/2006
   86                         1950                    2001       70,452   Sq. Ft.          78              100.0     7/27/2006
   87                         2005                     N/A       28,000   Sq. Ft.         196              100.0     5/16/2006
   88                         2000                     N/A          104   Rooms        51,442               75.1     3/31/2006
------------------------------------------------------------------------------------------------------------------------------
   89                      Various                 Various      101,280   Sq. Ft.          53               98.3       Various
  89A1            1980, 1982, 1997                     N/A       28,856   Sq. Ft.          42               94.3      8/2/2006
  89A2                        1999                    2004       28,450   Sq. Ft.          40               99.6      8/2/2006
  89A3                        1965                    2006       11,480   Sq. Ft.          62               97.9      8/2/2006
  89A4                        1973                     N/A        6,900   Sq. Ft.          93              100.0      8/1/2006
------------------------------------------------------------------------------------------------------------------------------
  89A5                        1965                    2005        7,929   Sq. Ft.          63              100.0      8/1/2006
  89A6                        1974                    2006        6,240   Sq. Ft.          77              100.0      8/2/2006
  89A7                        1967                     N/A        6,825   Sq. Ft.          52              100.0      8/1/2006
  89A8                        1970                     N/A        4,600   Sq. Ft.          69              100.0     8/24/2006
   90                         1974                 Various      118,719   Sq. Ft.          45               83.0     5/10/2006
------------------------------------------------------------------------------------------------------------------------------
   91                         1992                    2006          106   Rooms        50,000               60.1     6/30/2006
   92                         1985                     N/A       69,381   Sq. Ft.          76              100.0     6/14/2006
   93                    1996-1998                     N/A          120   Units        43,667               94.2     6/22/2006
   94                         1993                    2004      105,832   Sq. Ft.          49              100.0     4/11/2006
   95                         1981                     N/A       64,167   Sq. Ft.          81              100.0     6/20/2006
------------------------------------------------------------------------------------------------------------------------------
   96                         2002                     N/A          427   Pads         12,178               88.1      6/9/2006
   97                      Various                     N/A       21,816   Sq. Ft.         238              100.0       Various
  97A1                        2005                     N/A       10,908   Sq. Ft.         285              100.0     6/12/2006
  97A2                        1999                     N/A       10,908   Sq. Ft.         191              100.0      6/2/2006
   98                         1986                    2006       24,744   Sq. Ft.         208              100.0      6/1/2006
------------------------------------------------------------------------------------------------------------------------------
   99                         2001                     N/A       67,979   Sq. Ft.          74              100.0      6/1/2006
  100                         1986                    2006      166,359   Sq. Ft.          30               96.4     7/31/2006
  101                      Various                     N/A       16,312   Sq. Ft.         307              100.0     6/29/2006
 101A1                        1920                     N/A        7,500   Sq. Ft.         296              100.0     6/29/2006
 101A2                        1969                     N/A        6,000   Sq. Ft.         296              100.0     6/29/2006
------------------------------------------------------------------------------------------------------------------------------
 101A3                        1976                     N/A        2,812   Sq. Ft.         358              100.0     6/29/2006
  102                         1986                     N/A       30,020   Sq. Ft.         165               77.3     5/18/2006
  103                         1974                     N/A      137,709   Sq. Ft.          36               84.8     5/18/2006
  104                         1992                     N/A       71,018   Sq. Ft.          68               81.5     5/18/2006
  105                   1965, 1969                    2002       23,867   Sq. Ft.         201              100.0     7/14/2006
------------------------------------------------------------------------------------------------------------------------------
  106                   1900, 1960                    2006      164,910   Sq. Ft.          29               94.7     5/11/2006
  107                   1969, 2002                     N/A       84,071   Sq. Ft.          56               71.8     5/18/2006
  108                         2004                     N/A       14,110   Sq. Ft.         330              100.0     8/21/2006
  109                   1953, 2004                    2004       23,944   Sq. Ft.         187               89.7     5/17/2006
  110                      Various                     N/A       12,507   Sq. Ft.         355              100.0     6/29/2006
------------------------------------------------------------------------------------------------------------------------------
 110A1                        1975                     N/A        8,020   Sq. Ft.         289              100.0     6/29/2006
 110A2                        1982                     N/A        4,487   Sq. Ft.         473              100.0     6/29/2006
  111                         2003                     N/A       14,560   Sq. Ft.         302              100.0     6/21/2006
  112                         1965                     N/A          258   Pads         16,643               96.5      4/1/2006
  113                         2004                     N/A       78,047   Sq. Ft.          54               89.0     5/31/2006
------------------------------------------------------------------------------------------------------------------------------
  114                         2000                     N/A           84   Rooms        49,107               61.4     6/30/2006
  115                    2002-2004                     N/A       68,770   Sq. Ft.          60               79.7     4/13/2006
  116                         2004                     N/A       14,560   Sq. Ft.         279              100.0     7/28/2006
  117                      Various                     N/A       14,832   Sq. Ft.         272              100.0      7/6/2006
 117A1                        1974                     N/A        6,172   Sq. Ft.         272              100.0      7/6/2006
------------------------------------------------------------------------------------------------------------------------------
 117A2                        1960                     N/A        5,060   Sq. Ft.         271              100.0      7/6/2006
 117A3                        1973                     N/A        3,600   Sq. Ft.         271              100.0      7/6/2006
  118                         2003                     N/A       14,560   Sq. Ft.         272              100.0     7/28/2006
  119                         1979                     N/A       44,455   Sq. Ft.          89               97.3      6/8/2006
  120                         1984                     N/A       51,114   Sq. Ft.          77               94.5      4/6/2006
------------------------------------------------------------------------------------------------------------------------------
  121                         1961                     N/A      233,200   Sq. Ft.          17              100.0     2/14/2006
  122                         1996                     N/A           61   Rooms        64,124               76.5     3/31/2006
  123                         1983                    1998       79,865   Sq. Ft.          49              100.0     7/21/2006
  124                         1997                     N/A       66,215   Sq. Ft.          59               90.6     5/18/2006
  125                         2004                     N/A       22,250   Sq. Ft.         173              100.0     5/11/2006
------------------------------------------------------------------------------------------------------------------------------
  126                         1982                     N/A       29,862   Sq. Ft.         126              100.0     2/19/1998
  127                         2003                     N/A       14,560   Sq. Ft.         259              100.0     6/21/2006
  128                   1958, 2001                    2001       89,981   Sq. Ft.          42               66.0     5/18/2006
  129                      Various                     N/A       18,260   Sq. Ft.         203              100.0      7/6/2006
 129A1                        1984                     N/A       10,000   Sq. Ft.         172              100.0      7/6/2006
------------------------------------------------------------------------------------------------------------------------------
 129A2                        1970                     N/A        3,000   Sq. Ft.         358              100.0      7/6/2006
 129A3                        1945                     N/A        5,260   Sq. Ft.         172              100.0      7/6/2006
  130                         1986                     N/A       61,130   Sq. Ft.          60               79.4     5/18/2006
  131                         1999                     N/A       75,420   Sq. Ft.          48               81.9     5/18/2006
  132                         1996                     N/A       52,705   Sq. Ft.          68               95.7     5/31/2006
------------------------------------------------------------------------------------------------------------------------------
  133                         2005                     N/A       65,000   Sq. Ft.          55              100.0      5/8/2006
  134                         1960                     N/A       41,034   Sq. Ft.          88              100.0     7/27/2006
  135                      Various                     N/A       12,070   Sq. Ft.         297              100.0     6/29/2006
 135A1                        2003                     N/A        2,327   Sq. Ft.         591              100.0     6/29/2006
 135A2                        1950                     N/A        3,895   Sq. Ft.         309              100.0     6/29/2006
------------------------------------------------------------------------------------------------------------------------------
 135A3                        1930                     N/A        5,848   Sq. Ft.         172              100.0     6/29/2006
  136                      Various                     N/A       18,600   Sq. Ft.         192              100.0      7/6/2006
 136A1                        1965                     N/A       15,600   Sq. Ft.         172              100.0      7/6/2006
 136A2                        1982                     N/A        3,000   Sq. Ft.         296              100.0      7/6/2006
  137                         2000                     N/A       34,050   Sq. Ft.         104              100.0     7/24/2006
------------------------------------------------------------------------------------------------------------------------------
  138                         2001                     N/A       14,490   Sq. Ft.         240              100.0     5/19/2006
  139                         1998                     N/A       58,655   Sq. Ft.          58               93.7     6/17/2006
  140                         2005                     N/A       28,746   Sq. Ft.         118              100.0     7/10/2006
  141             1987, 1996, 2002                     N/A      115,595   Sq. Ft.          29               57.1      2/2/2006
  142                         2001                     N/A      107,225   Sq. Ft.          30               71.2     5/18/2006
------------------------------------------------------------------------------------------------------------------------------
  143                         2003                     N/A       14,560   Sq. Ft.         216              100.0     8/18/2006
  144                         1990                     N/A       55,150   Sq. Ft.          57               89.8     5/18/2006
  145                         1986                     N/A       54,478   Sq. Ft.          57               91.8     6/30/2006
  146                         2001                     N/A       81,120   Sq. Ft.          38               75.0     5/18/2006
  147                         1998                     N/A       76,085   Sq. Ft.          40               86.8     5/18/2006
------------------------------------------------------------------------------------------------------------------------------
  148                   1980, 1999                     N/A       71,700   Sq. Ft.          42               99.4      6/9/2006
  149                         1998                     N/A       61,995   Sq. Ft.          48               82.6     5/18/2006
  150                         2005                     N/A       14,820   Sq. Ft.         197              100.0     6/22/2006
  151                         2001                     N/A           62   Rooms        46,721               76.8     3/31/2006
  152                      Various                     N/A       11,837   Sq. Ft.         238              100.0     6/29/2006
------------------------------------------------------------------------------------------------------------------------------
 152A1                        1972                     N/A        8,172   Sq. Ft.         200              100.0     6/29/2006
 152A2                        1985                     N/A        3,665   Sq. Ft.         321              100.0     6/29/2006
  153                      Various                     N/A       12,492   Sq. Ft.         224              100.0      7/6/2006
 153A1                        1975                     N/A        5,144   Sq. Ft.         210              100.0      7/6/2006
 153A2                        1860                     N/A        4,444   Sq. Ft.         197              100.0      7/6/2006
------------------------------------------------------------------------------------------------------------------------------
 153A3                        1989                     N/A        2,904   Sq. Ft.         290              100.0      7/6/2006
  154                         2004                     N/A       13,813   Sq. Ft.         201              100.0     8/28/2006
  155                         2005                    2006        6,208   Sq. Ft.         435              100.0     8/14/2006
  156                         1979                     N/A       49,100   Sq. Ft.          55               95.9     5/18/2006
  157                   1963, 1970                     N/A          159   Pads         16,843               96.9     5/10/2006
------------------------------------------------------------------------------------------------------------------------------
  158                         1976                    1985       18,153   Sq. Ft.         143               96.9      5/9/2006
  159                         1977                     N/A        4,815   Sq. Ft.         540              100.0      7/6/2006
  160                         1984                    1992       77,031   Sq. Ft.          34              100.0     7/27/2006
  161                         1983                     N/A       15,443   Sq. Ft.         164               91.7     5/18/2006
  162                         2003                     N/A       59,050   Sq. Ft.          43               72.7      3/7/2006
------------------------------------------------------------------------------------------------------------------------------
  163                         2003                     N/A        2,960   Sq. Ft.         845              100.0      8/8/2006
  164                         1988                     N/A       48,010   Sq. Ft.          49               96.5      6/7/2006
  165                         2005                     N/A        9,251   Sq. Ft.         254              100.0     6/13/2006
  166                         1998                     N/A       61,900   Sq. Ft.          37               80.7      7/6/2006
  167                         2002                     N/A        4,100   Sq. Ft.         561              100.0     4/28/2006
------------------------------------------------------------------------------------------------------------------------------
  168                         1996                     N/A       63,225   Sq. Ft.          36               79.2     5/18/2006
  169                         2005                     N/A       11,925   Sq. Ft.         189               85.8     7/28/2006
  170                         1972                     N/A           74   Units        29,730               90.5      8/2/2006
  171                         2005                     N/A       14,820   Sq. Ft.         148              100.0      6/2/2006
  172                         1999                     N/A       10,908   Sq. Ft.         199              100.0     7/12/2006
------------------------------------------------------------------------------------------------------------------------------
  173                         1970                     N/A          157   Pads         13,789               99.4     3/29/2006
  174                      Various                     N/A        7,200   Sq. Ft.         296              100.0      7/6/2006
 174A1                        1976                     N/A        4,800   Sq. Ft.         296              100.0      7/6/2006
 174A2                        1969                     N/A        2,400   Sq. Ft.         296              100.0      7/6/2006
  175                         1997                    2005       64,800   Sq. Ft.          32               60.0     3/30/2006
------------------------------------------------------------------------------------------------------------------------------
  176                         1978                    2004       44,350   Sq. Ft.          47               82.4     5/18/2006
  177                         1989                     N/A       61,120   Sq. Ft.          34              100.0      5/5/2006
  178                         1984                     N/A           97   Pads         21,377               88.7     3/31/2006
  179                         1978                    2005        7,930   Sq. Ft.         252              100.0     5/15/2006
  180                         1996                     N/A       40,600   Sq. Ft.          48               94.1     12/5/2005
------------------------------------------------------------------------------------------------------------------------------
  181                         2005                     N/A        4,758   Sq. Ft.         391              100.0      6/7/2006
  182                         2005                     N/A       13,824   Sq. Ft.         132              100.0     5/30/2006
  183                         1990                     N/A          180   Pads         10,000               92.8     4/30/2006
  184                         1982                     N/A       36,874   Sq. Ft.          48               84.7     5/18/2006
  185                   2005, 2006                     N/A       10,880   Sq. Ft.         158              100.0     5/16/2006
------------------------------------------------------------------------------------------------------------------------------
  186                         1970                     N/A           72   Pads         22,917               98.6     5/23/2006
  187                         2005                     N/A        9,790   Sq. Ft.         166              100.0     6/19/2006
  188                      Various                 Various       24,145   Sq. Ft.          65              100.0       Various
 188A1                        1950                    2006        8,893   Sq. Ft.         104              100.0     8/18/2006
 188A2                        1966                    2005       15,252   Sq. Ft.          43              100.0     8/17/2006
------------------------------------------------------------------------------------------------------------------------------
  189                         1981                     N/A          100   Pads         15,000               91.0      7/1/2006
  190                      Various                     N/A        3,611   Sq. Ft.         407              100.0      7/6/2006
 190A1                        1973                     N/A        2,511   Sq. Ft.         375              100.0      7/6/2006
 190A2                        1900                     N/A        1,100   Sq. Ft.         482              100.0      7/6/2006
  191                         2001                     N/A       11,095   Sq. Ft.         131              100.0     7/21/2006
------------------------------------------------------------------------------------------------------------------------------
  192                         2002                     N/A       48,750   Sq. Ft.          29               92.6      6/9/2006
  193                         1989                     N/A       16,834   Sq. Ft.          83              100.0     6/28/2006
  194                         2001                     N/A       63,825   Sq. Ft.          21               73.4      3/7/2006
  195                         1924                    2006        9,052   Sq. Ft.         145              100.0     7/25/2006
  196                         1994                    2006       42,333   Sq. Ft.          31               71.5     5/18/2006
------------------------------------------------------------------------------------------------------------------------------
  197                      Various                     N/A        4,437   Sq. Ft.         293              100.0      7/6/2006
 197A1                        1976                     N/A        2,609   Sq. Ft.         333              100.0      7/6/2006
 197A2                        1977                     N/A        1,828   Sq. Ft.         234              100.0      7/6/2006
  198                         1982                     N/A        3,630   Sq. Ft.         333              100.0     6/29/2006
  199                         1956                    2005        9,775   Sq. Ft.         121              100.0     7/25/2006
------------------------------------------------------------------------------------------------------------------------------
  200                         2000                     N/A       65,975   Sq. Ft.          17               70.5     3/15/2006
  201                         1927                     N/A        4,610   Sq. Ft.         234              100.0      7/6/2006
  202                         2003                     N/A        6,000   Sq. Ft.         172              100.0     5/18/2006
  203                         1980                     N/A        4,392   Sq. Ft.         234              100.0      7/6/2006
  204                         1981                     N/A           93   Pads         10,753               82.8     7/31/2006
------------------------------------------------------------------------------------------------------------------------------

                                                                       LARGEST                                        LARGEST
CONTROL            OWNERSHIP                                            TENANT                                      TENANT AREA
  NO.               INTEREST                                             NAME                                     LEASED (SQ. FT.)
----------------------------------------------------------------------------------------------------------------------------------

   1          Fee Simple               News America                                                                       917,154
   2          Fee Simple               Verizon                                                                            423,866
   3          Fee Simple               Neiman Marcus                                                                       25,288
   4          Fee Simple               American Multi-Cinema, Inc.                                                         59,500
   5          Fee Simple               Cirrus Logic                                                                       196,717
----------------------------------------------------------------------------------------------------------------------------------
   6          Fee Simple               Sears                                                                              178,000
   7          Fee Simple               J.C. Penney Company, Inc.                                                          194,126
   8          Fee Simple               First Marblehead Corp.                                                             127,277
   9          Fee Simple               Philadelphia Workforce Development Corp                                             74,155
   10         Fee Simple               N/A                                                                                    N/A
----------------------------------------------------------------------------------------------------------------------------------
  10A1        Fee Simple               N/A                                                                                    N/A
  10A2        Fee Simple               N/A                                                                                    N/A
  10A3        Fee Simple               N/A                                                                                    N/A
  10A4        Fee Simple               N/A                                                                                    N/A
  10A5        Fee Simple               N/A                                                                                    N/A
----------------------------------------------------------------------------------------------------------------------------------
  10A6        Fee Simple               N/A                                                                                    N/A
  10A7        Fee Simple               N/A                                                                                    N/A
  10A8        Fee Simple               N/A                                                                                    N/A
  10A9        Fee Simple               N/A                                                                                    N/A
 10A10        Fee Simple               N/A                                                                                    N/A
----------------------------------------------------------------------------------------------------------------------------------
 10A11        Fee Simple               N/A                                                                                    N/A
 10A12        Fee Simple               N/A                                                                                    N/A
 10A13        Fee Simple               N/A                                                                                    N/A
 10A14        Fee Simple               N/A                                                                                    N/A
 10A15        Fee Simple               N/A                                                                                    N/A
----------------------------------------------------------------------------------------------------------------------------------
   11         Fee Simple               N/A                                                                                    N/A
   12         Fee Simple               Lowes                                                                              164,288
   13         Fee Simple               Tetra Tech                                                                          42,370
   14         Fee Simple               N/A                                                                                    N/A
  14A1        Fee Simple               N/A                                                                                    N/A
----------------------------------------------------------------------------------------------------------------------------------
  14A2        Fee Simple               N/A                                                                                    N/A
  14A3        Fee Simple               N/A                                                                                    N/A
   15         Fee Simple               N/A                                                                                    N/A
   16         Fee Simple               The Elder-Beerman Stores Corp.                                                      64,141
   17         Fee Simple               N/A                                                                                    N/A
----------------------------------------------------------------------------------------------------------------------------------
  17A1        Fee Simple               Synapse Group, Inc.                                                                 74,945
  17A2        Fee Simple               Ampacet Corporation                                                                 41,908
  17A4        Fee Simple               Innovative Companies, LLC                                                           24,433
  17A3        Fee Simple               Radianz Americas Inc. f/k/a Radianz U.S. No. 2 Inc.                                130,009
  17A5        Fee Simple               North Shore Regional Health System                                                  15,917
----------------------------------------------------------------------------------------------------------------------------------
  17A6        Fee Simple               Lincoln Educational Services Corp.                                                  41,657
  17A7        Fee Simple               Herbert L. Jamison & Co.                                                            31,391
  17A8        Fee Simple               Amscan, Inc.                                                                        60,739
  17A9        Fee Simple               Amscan, Inc.                                                                        59,285
   18         Fee Simple/Leasehold     Soundelux Entertainment Group, Inc.                                                 50,385
----------------------------------------------------------------------------------------------------------------------------------
   19         Fee Simple               N/A                                                                                    N/A
   20         Fee Simple               N/A                                                                                    N/A
   21         Fee Simple               Susquehanna Broadcasting Corp.                                                      34,858
   22         Fee Simple               The Vons Companies, Inc.                                                            30,000
   23         Fee Simple               Priority Fulfillment Services, Inc.                                                 66,239
----------------------------------------------------------------------------------------------------------------------------------
   24         Fee Simple               N/A                                                                                    N/A
   25         Fee Simple               N/A                                                                                    N/A
   26         Fee Simple               Drive Financial Services, L.P.                                                      88,811
   27         Fee Simple               99 Cents Only Stores                                                                22,492
   28         Fee Simple               Shi Yin Wong, Wah Lam and Tak Wai Lam                                               18,172
----------------------------------------------------------------------------------------------------------------------------------
   29         Fee Simple               N/A                                                                                    N/A
   30         Fee Simple               N/A                                                                                    N/A
   31         Fee Simple               Publix                                                                              55,999
   32         Fee Simple               Kohl's Department Stores, Inc.                                                     108,650
   33         Fee Simple               Boston Stock Exchange, Inc.                                                         39,596
----------------------------------------------------------------------------------------------------------------------------------
   34         Fee Simple/Leasehold     N/A                                                                                    N/A
  34A1        Leasehold                Cobb Theatres III, LLC                                                              32,030
  34A2        Fee Simple               Brian Broecker dba The Drink                                                         6,900
   35         Fee Simple               N/A                                                                                    N/A
   36         Fee Simple               N/A                                                                                    N/A
----------------------------------------------------------------------------------------------------------------------------------
   37         Fee Simple               N/A                                                                                    N/A
   38         Fee Simple               D Fashion Mart                                                                      37,180
   39         Fee Simple               N/A                                                                                    N/A
   40         Fee Simple               N/A                                                                                    N/A
   41         Fee Simple               N/A                                                                                    N/A
----------------------------------------------------------------------------------------------------------------------------------
   42         Fee Simple               N/A                                                                                    N/A
   43         Fee Simple               N/A                                                                                    N/A
   44         Fee Simple/Leasehold     White & Case LLP                                                                   454,229
   45         Fee Simple               Savage Foods                                                                        32,300
   46         Fee Simple               Jasculca Terman & Assoc.                                                            15,901
----------------------------------------------------------------------------------------------------------------------------------
   47         Fee Simple               Employease                                                                          49,072
   48         Fee Simple               Borders Books and Music                                                             30,213
   49         Fee Simple               Publix                                                                              51,420
   50         Fee Simple               Publix                                                                              48,890
   51         Fee Simple               N/A                                                                                    N/A
----------------------------------------------------------------------------------------------------------------------------------
   52         Fee Simple               N/A                                                                                    N/A
   53         Fee Simple               Megan McCord and Anthony Benenati dba City Yoga                                      3,167
   54         Fee Simple               N/A                                                                                    N/A
   55         Fee Simple               N/A                                                                                    N/A
   56         Fee Simple               Bio-Medical Applications of California, Inc., dba FMC Dialysis Services              8,684
----------------------------------------------------------------------------------------------------------------------------------
   57         Fee Simple               N/A                                                                                    N/A
   58         Fee Simple               Reliance Electric Company                                                          255,560
   59         Fee Simple               RevCare, Inc.                                                                       53,471
   60         Fee Simple               BB&T                                                                                 9,239
   61         Fee Simple/Leasehold     N/A                                                                                    N/A
----------------------------------------------------------------------------------------------------------------------------------
  61A1        N/A                      Oil Express Inc., dba Jiffy Lube Service Center                                      4,466
  61A2        N/A                      Oil Express Inc., dba Jiffy Lube Service Center                                      4,042
  61A3        N/A                      Outpatient Physical Therapy and Sports Rehabilitation, Inc.                          5,327
  61A4        N/A                      Oil Express Inc., dba Jiffy Lube Service Center                                      4,042
   62         Fee Simple               N/A                                                                                    N/A
----------------------------------------------------------------------------------------------------------------------------------
   63         Fee Simple               W.B.T., Inc. dba Performance Line Tools                                             12,525
   64         Fee Simple               N/A                                                                                    N/A
   65         Fee Simple               Kvat Foods                                                                          44,334
   66         Fee Simple               University Heart Institute                                                           5,306
   67         Fee Simple/Leasehold     Party City Corporation                                                              12,100
----------------------------------------------------------------------------------------------------------------------------------
   68         Fee Simple               World Parking Garage, LLC                                                           18,355
   69         Fee Simple               Imag Duty Free                                                                       4,368
   70         Fee Simple               N/A                                                                                    N/A
   71         Fee Simple               N/A                                                                                    N/A
   72         Fee Simple               N/A                                                                                    N/A
----------------------------------------------------------------------------------------------------------------------------------
  72A1        Fee Simple               Citizens Bank of Pennsylvania                                                        9,443
  72A2        Fee Simple               Citizens Bank of Pennsylvania                                                        3,600
  72A3        Fee Simple               Citizens Bank of Pennsylvania                                                        8,964
  72A4        Fee Simple               Citizens Bank of Pennsylvania                                                        5,000
   73         Fee Simple               Border's Bookstore                                                                  24,591
----------------------------------------------------------------------------------------------------------------------------------
   74         Fee Simple               N/A                                                                                    N/A
   75         Fee Simple               Wildflower Bread Company                                                             4,200
   76         Fee Simple               N/A                                                                                    N/A
   77         Fee Simple               Peter W. Kraus, MD.                                                                 10,400
   78         Fee Simple               Superior Stone Works                                                                10,238
----------------------------------------------------------------------------------------------------------------------------------
   79         Fee Simple               Publix                                                                              51,420
   80         Fee Simple               N/A                                                                                    N/A
   81         Fee Simple               N/A                                                                                    N/A
   82         Fee Simple               Palais Royale                                                                       22,000
   83         Fee Simple               Manny Butera, and Fitness Express LLC, dba World Gym Express Spring Hill            15,375
----------------------------------------------------------------------------------------------------------------------------------
   84         Fee Simple               Walgreen Eastern Co., Inc.                                                          14,582
   85         Fee Simple               N/A                                                                                    N/A
   86         Leasehold                Brown's Gym                                                                         17,900
   87         Fee Simple               Holder Mattress Company, Inc.                                                        4,800
   88         Fee Simple               N/A                                                                                    N/A
----------------------------------------------------------------------------------------------------------------------------------
   89         Fee Simple               N/A                                                                                    N/A
  89A1        Fee Simple               N/A                                                                                    N/A
  89A2        Fee Simple               N/A                                                                                    N/A
  89A3        Fee Simple               N/A                                                                                    N/A
  89A4        Fee Simple               Digital Image Graphics, Inc.                                                         2,400
----------------------------------------------------------------------------------------------------------------------------------
  89A5        Fee Simple               N/A                                                                                    N/A
  89A6        Fee Simple               N/A                                                                                    N/A
  89A7        Fee Simple               Interior Custom Concepts, Inc.                                                       4,550
  89A8        Fee Simple               Palm Tree Doctor, Inc.                                                               4,600
   90         Fee Simple/Leasehold     Lipscomb & Pitts Insurance LLC                                                      31,407
----------------------------------------------------------------------------------------------------------------------------------
   91         Fee Simple               N/A                                                                                    N/A
   92         Fee Simple               Albertson                                                                           42,728
   93         Fee Simple               N/A                                                                                    N/A
   94         Fee Simple               Floor and Decor Outlets of America, Inc.                                            82,532
   95         Fee Simple               Raley's                                                                             54,124
----------------------------------------------------------------------------------------------------------------------------------
   96         Fee Simple               N/A                                                                                    N/A
   97         Fee Simple               N/A                                                                                    N/A
  97A1        Fee Simple               Eckerd Corporation                                                                  10,908
  97A2        Fee Simple               Eckerd Corporation                                                                  10,908
   98         Fee Simple               Suris & Associates, PC                                                               7,263
----------------------------------------------------------------------------------------------------------------------------------
   99         Fee Simple               Safeway, Inc.                                                                       58,028
  100         Fee Simple               Wal-Mart Stores                                                                     65,904
  101         Fee Simple               N/A                                                                                    N/A
 101A1        Fee Simple               Charter One Bank, N.A.                                                               7,500
 101A2        Fee Simple               Charter One Bank, N.A.                                                               6,000
----------------------------------------------------------------------------------------------------------------------------------
 101A3        Fee Simple               Charter One Bank, N.A.                                                               2,812
  102         Fee Simple               N/A                                                                                    N/A
  103         Fee Simple               N/A                                                                                    N/A
  104         Fee Simple               N/A                                                                                    N/A
  105         Fee Simple               Westchester Cardiac Rehabilitation P.C.                                              5,631
----------------------------------------------------------------------------------------------------------------------------------
  106         Fee Simple               Dixwell Self Storage                                                               125,000
  107         Fee Simple               N/A                                                                                    N/A
  108         Fee Simple               Walgreen Eastern Co., Inc.                                                          14,110
  109         Fee Simple               Dwellings Real Estate                                                                3,814
  110         Fee Simple               N/A                                                                                    N/A
----------------------------------------------------------------------------------------------------------------------------------
 110A1        Fee Simple               Charter One Bank, N.A.                                                               8,020
 110A2        Fee Simple               Charter One Bank, N.A.                                                               4,487
  111         Fee Simple               Walgreen Co.                                                                        14,560
  112         Fee Simple               N/A                                                                                    N/A
  113         Fee Simple               N/A                                                                                    N/A
----------------------------------------------------------------------------------------------------------------------------------
  114         Fee Simple               N/A                                                                                    N/A
  115         Fee Simple               N/A                                                                                    N/A
  116         Fee Simple               Walgreen Co.                                                                        14,560
  117         Fee Simple               N/A                                                                                    N/A
 117A1        Fee Simple               Citizens Bank, N.A.                                                                  6,172
----------------------------------------------------------------------------------------------------------------------------------
 117A2        Fee Simple               Citizens Bank, N.A.                                                                  5,060
 117A3        Fee Simple               Citizens Bank, N.A.                                                                  3,600
  118         Fee Simple               Walgreen Co.                                                                        14,560
  119         Fee Simple               Lakewood Pathology Associates                                                        7,104
  120         Fee Simple               Rite Aid Drug Store                                                                 17,640
----------------------------------------------------------------------------------------------------------------------------------
  121         Fee Simple               Reliance Electric Company                                                          233,200
  122         Fee Simple               N/A                                                                                    N/A
  123         Fee Simple               Food Lion                                                                           30,720
  124         Fee Simple               N/A                                                                                    N/A
  125         Fee Simple               Mei-Hui Wang, LLC                                                                    3,586
----------------------------------------------------------------------------------------------------------------------------------
  126         Leasehold                Rite Aid                                                                            29,862
  127         Fee Simple               Walgreen Co.                                                                        14,560
  128         Fee Simple               N/A                                                                                    N/A
  129         Fee Simple               N/A                                                                                    N/A
 129A1        Fee Simple               Citizens Bank of Massachusetts                                                      10,000
----------------------------------------------------------------------------------------------------------------------------------
 129A2        Fee Simple               Citizens Bank of Massachusetts                                                       3,000
 129A3        Fee Simple               Citizens Bank of Massachusetts                                                       5,260
  130         Fee Simple               N/A                                                                                    N/A
  131         Fee Simple               N/A                                                                                    N/A
  132         Fee Simple               N/A                                                                                    N/A
----------------------------------------------------------------------------------------------------------------------------------
  133         Fee Simple               Yankee Candle Company, Inc                                                          65,000
  134         Leasehold                DaVita Inc.                                                                         11,000
  135         Fee Simple               N/A                                                                                    N/A
 135A1        Fee Simple               Charter One Bank, N.A.                                                               2,327
 135A2        Fee Simple               Charter One Bank, N.A.                                                               3,895
----------------------------------------------------------------------------------------------------------------------------------
 135A3        Fee Simple               Charter One Bank, N.A.                                                               5,848
  136         Fee Simple               N/A                                                                                    N/A
 136A1        Fee Simple               Citizens Bank of Massachusetts                                                      15,600
 136A2        Fee Simple               Citizens Bank of Massachusetts                                                       3,000
  137         Fee Simple               Fashion Bug                                                                          8,050
----------------------------------------------------------------------------------------------------------------------------------
  138         Fee Simple               Walgreen Co.                                                                        14,490
  139         Fee Simple               N/A                                                                                    N/A
  140         Fee Simple               Unified Theory                                                                       3,830
  141         Fee Simple               N/A                                                                                    N/A
  142         Fee Simple               N/A                                                                                    N/A
----------------------------------------------------------------------------------------------------------------------------------
  143         Fee Simple               Walgreen Eastern Co., Inc.                                                          14,560
  144         Fee Simple               N/A                                                                                    N/A
  145         Fee Simple               Jazz A Louisiana Kitchen                                                             5,109
  146         Fee Simple               N/A                                                                                    N/A
  147         Fee Simple               N/A                                                                                    N/A
----------------------------------------------------------------------------------------------------------------------------------
  148         Fee Simple               N/A                                                                                    N/A
  149         Fee Simple               N/A                                                                                    N/A
  150         Fee Simple               Walgreen Co.                                                                        14,820
  151         Fee Simple               N/A                                                                                    N/A
  152         Fee Simple               N/A                                                                                    N/A
----------------------------------------------------------------------------------------------------------------------------------
 152A1        Fee Simple               Charter One Bank, N.A.                                                               8,172
 152A2        Fee Simple               Charter One Bank, N.A.                                                               3,665
  153         Fee Simple               N/A                                                                                    N/A
 153A1        Fee Simple               Citizens Bank, N.A.                                                                  5,144
 153A2        Fee Simple               Citizens Bank, N.A.                                                                  4,444
----------------------------------------------------------------------------------------------------------------------------------
 153A3        Fee Simple               Citizens Bank, N.A.                                                                  2,904
  154         Fee Simple               Eckerd Corporation                                                                  13,813
  155         Fee Simple               The Counter                                                                          2,675
  156         Fee Simple               N/A                                                                                    N/A
  157         Fee Simple               N/A                                                                                    N/A
----------------------------------------------------------------------------------------------------------------------------------
  158         Fee Simple               Thinkom Solutions Inc.                                                              11,515
  159         Fee Simple               Charter One Bank, N.A.                                                               4,815
  160         Fee Simple               Winn Dixie                                                                          42,181
  161         Fee Simple               N/A                                                                                    N/A
  162         Fee Simple               N/A                                                                                    N/A
----------------------------------------------------------------------------------------------------------------------------------
  163         Fee Simple               Seven Eleven                                                                         2,960
  164         Fee Simple               Colon Paint                                                                          4,660
  165         Fee Simple               Cuoio Shoes                                                                          2,131
  166         Fee Simple               N/A                                                                                    N/A
  167         Fee Simple               Cingular At&T Wireless                                                               2,500
----------------------------------------------------------------------------------------------------------------------------------
  168         Fee Simple               N/A                                                                                    N/A
  169         Fee Simple               Perky Paw Pet Hospital, I                                                            2,500
  170         Fee Simple               N/A                                                                                    N/A
  171         Fee Simple               Walgreen Co.                                                                        14,820
  172         Fee Simple               Eckerd Corporation                                                                  10,908
----------------------------------------------------------------------------------------------------------------------------------
  173         Fee Simple               N/A                                                                                    N/A
  174         Fee Simple               N/A                                                                                    N/A
 174A1        Fee Simple               Citizens Bank of Massachusetts                                                       4,800
 174A2        Fee Simple               Citizens Bank of Massachusetts                                                       2,400
  175         Fee Simple               N/A                                                                                    N/A
----------------------------------------------------------------------------------------------------------------------------------
  176         Fee Simple               N/A                                                                                    N/A
  177         Fee Simple               Beazer USA, Inc.                                                                    61,120
  178         Fee Simple               N/A                                                                                    N/A
  179         Fee Simple               M. Timm Development, Inc.                                                            4,000
  180         Fee Simple               Food Lion, LLC                                                                      29,000
----------------------------------------------------------------------------------------------------------------------------------
  181         Fee Simple               Starbucks                                                                            1,801
  182         Leasehold                EDC Drug Stores, Inc.                                                               13,824
  183         Fee Simple/Leasehold     N/A                                                                                    N/A
  184         Fee Simple               N/A                                                                                    N/A
  185         Fee Simple               CVS, Inc.                                                                           10,880
----------------------------------------------------------------------------------------------------------------------------------
  186         Fee Simple               N/A                                                                                    N/A
  187         Fee Simple               Atmos Energy Corporation                                                             9,790
  188         Fee Simple               N/A                                                                                    N/A
 188A1        Fee Simple               Family Dollar, Inc.                                                                  8,893
 188A2        Fee Simple               Family Dollar Stores of Indiana L.P.                                                15,252
----------------------------------------------------------------------------------------------------------------------------------
  189         Fee Simple               N/A                                                                                    N/A
  190         Fee Simple               N/A                                                                                    N/A
 190A1        Fee Simple               Citizens Bank of Connecticut                                                         2,511
 190A2        Fee Simple               Citizens Bank of Rhode Island                                                        1,100
  191         Fee Simple               Mi-Lar, Inc. dba Chelsea Lane                                                        3,500
----------------------------------------------------------------------------------------------------------------------------------
  192         Fee Simple               N/A                                                                                    N/A
  193         Fee Simple               Blockbuster Video                                                                    5,980
  194         Fee Simple               N/A                                                                                    N/A
  195         Fee Simple               Family Dollar, Inc.                                                                  9,052
  196         Fee Simple               N/A                                                                                    N/A
----------------------------------------------------------------------------------------------------------------------------------
  197         Fee Simple               N/A                                                                                    N/A
 197A1        Fee Simple               Citizens Bank of New Hampshire                                                       2,609
 197A2        Fee Simple               Citizens Bank of New Hampshire                                                       1,828
  198         Fee Simple               Charter One Bank, N.A.                                                               3,630
  199         Fee Simple               Family Dollar, Inc.                                                                  9,775
----------------------------------------------------------------------------------------------------------------------------------
  200         Fee Simple               N/A                                                                                    N/A
  201         Fee Simple               Citizens Bank                                                                        4,610
  202         Fee Simple               Waterville Salon, Inc.                                                               1,200
  203         Fee Simple               Citizens Bank of Rhode Island                                                        4,392
  204         Fee Simple               N/A                                                                                    N/A
----------------------------------------------------------------------------------------------------------------------------------

                 LARGEST                               2ND LARGEST                                            2ND LARGEST
CONTROL        TENANT LEASE                              TENANT                                               TENANT AREA
  NO.           EXP. DATE                                 NAME                                              LEASED (SQ. FT.)
-----------------------------------------------------------------------------------------------------------------------------

   1             11/30/2020      Ropes & Gray                                                                         245,781
   2              9/30/2011      PWC                                                                                  329,682
   3              1/31/2016      Nike                                                                                  25,000
   4              3/31/2021      Borders                                                                               26,000
   5              8/31/2012      Vinson & Elkins                                                                      114,750
-----------------------------------------------------------------------------------------------------------------------------
   6              9/30/2031      Dillard's                                                                            160,000
   7              8/31/2007      Federated Retail Holdings, Inc.                                                      165,184
   8              4/30/2014      Yankee Group Research                                                                 49,278
   9             12/31/2014      Obermayer Rebmann Maxwell and Hippel LLP                                              72,955
   10                   N/A      N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  10A1                  N/A      N/A                                                                                      N/A
  10A2                  N/A      N/A                                                                                      N/A
  10A3                  N/A      N/A                                                                                      N/A
  10A4                  N/A      N/A                                                                                      N/A
  10A5                  N/A      N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  10A6                  N/A      N/A                                                                                      N/A
  10A7                  N/A      N/A                                                                                      N/A
  10A8                  N/A      N/A                                                                                      N/A
  10A9                  N/A      N/A                                                                                      N/A
 10A10                  N/A      N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
 10A11                  N/A      N/A                                                                                      N/A
 10A12                  N/A      N/A                                                                                      N/A
 10A13                  N/A      N/A                                                                                      N/A
 10A14                  N/A      N/A                                                                                      N/A
 10A15                  N/A      N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
   11                   N/A      N/A                                                                                      N/A
   12              7/8/2026      Best Buy                                                                              45,841
   13             9/30/2009      Qwest Communications Corp                                                             29,394
   14                   N/A      N/A                                                                                      N/A
  14A1                  N/A      N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  14A2                  N/A      N/A                                                                                      N/A
  14A3                  N/A      N/A                                                                                      N/A
   15                   N/A      N/A                                                                                      N/A
   16            10/31/2011      Sears, Roebuck & Co.                                                                  62,708
   17                   N/A      N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  17A1            9/30/2016      Philip Morris Mgmt. Co.                                                               41,911
  17A2            3/31/2010      Quaker Sales and Distribution, Inc.                                                   24,514
  17A4            2/28/2011      New York State United Teachers                                                        14,066
  17A3            5/14/2011      N/A                                                                                      N/A
  17A5            3/31/2007      Aramis Inc.                                                                            7,380
-----------------------------------------------------------------------------------------------------------------------------
  17A6            7/31/2015      Verizon Directory Services                                                            35,855
  17A7            5/31/2014      Patient Care Inc.                                                                     14,503
  17A8           12/31/2014      Liberty Mutual Insurance Co.                                                          18,476
  17A9           12/31/2014      Cooper Electric Supply Co.                                                             8,169
   18            12/31/2007      Liberty Livewire Corporation                                                          18,168
-----------------------------------------------------------------------------------------------------------------------------
   19                   N/A      N/A                                                                                      N/A
   20                   N/A      N/A                                                                                      N/A
   21             9/30/2014      Pitney Bowes Management Services                                                      16,629
   22            12/31/2022      Jehangir Meher dba World Gym                                                          12,600
   23             3/15/2007      LSI Logic Corporation                                                                 16,745
-----------------------------------------------------------------------------------------------------------------------------
   24                   N/A      N/A                                                                                      N/A
   25                   N/A      N/A                                                                                      N/A
   26             5/31/2016      Safeguard Business Systems, Inc.                                                      36,294
   27             1/31/2013      Chuck E' Cheese                                                                       12,018
   28              5/9/2010      Omni Bank, N.A., Monterey Park Office                                                 11,190
-----------------------------------------------------------------------------------------------------------------------------
   29                   N/A      N/A                                                                                      N/A
   30                   N/A      N/A                                                                                      N/A
   31             7/20/2014      Party City                                                                            10,000
   32             1/31/2020      Branch Banking & Trust Co.                                                             7,650
   33            12/31/2013      NetVersant New England, Inc. (f/k/a JCI Communications, Inc.)                         10,678
-----------------------------------------------------------------------------------------------------------------------------
   34                   N/A      N/A                                                                                      N/A
  34A1           11/14/2012      Lifestyle Family Fitness Center                                                       21,952
  34A2            2/28/2011      Green Isle Corporation dba O'Brien's of Brandon                                        5,187
   35                   N/A      N/A                                                                                      N/A
   36                   N/A      N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
   37                   N/A      N/A                                                                                      N/A
   38             3/31/2013      Home Furniture                                                                        27,900
   39                   N/A      N/A                                                                                      N/A
   40                   N/A      N/A                                                                                      N/A
   41                   N/A      N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
   42                   N/A      N/A                                                                                      N/A
   43                   N/A      N/A                                                                                      N/A
   44             5/31/2017      Dow Jones & Company, Inc.                                                            100,328
   45             8/31/2014      Pfizer                                                                                30,740
   46            12/31/2006      Chicago Conservation                                                                  12,843
-----------------------------------------------------------------------------------------------------------------------------
   47             2/28/2011      Herman Miller, Inc.                                                                    6,487
   48            11/30/2015      G.B. Shoe Warehouse                                                                   30,131
   49             8/31/2019      Encore Restaurant                                                                      7,100
   50             12/1/2011      NY Pizza                                                                               4,200
   51                   N/A      N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
   52                   N/A      N/A                                                                                      N/A
   53            10/31/2010      Ronald J. Lascoe, MD and Marc Y. Waki, DDS                                             3,143
   54                   N/A      N/A                                                                                      N/A
   55                   N/A      N/A                                                                                      N/A
   56             5/31/2010      Kyung H. & Sook H. Nam, dba California Adams College                                   5,535
-----------------------------------------------------------------------------------------------------------------------------
   57                   N/A      N/A                                                                                      N/A
   58             11/8/2020      N/A                                                                                      N/A
   59             7/19/2016      N/A                                                                                      N/A
   60             4/30/2010      CGI Holding Corporation                                                                8,591
   61                   N/A      N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  61A1            8/31/2022      SK Shirleys Enterprises, Inc., dba Impressions, The Full Service Salon                 4,350
  61A2            4/30/2024      Winwa, LLC, dba Golden Phoenix Restaurant                                              2,801
  61A3            9/25/2012      Jack and Kim Emmons, husband and wife, dba John L. Scott, Maple Valley                 4,662
  61A4            1/31/2026      Poverty Bay Coffee Co., Inc.                                                             200
   62                   N/A      N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
   63             2/28/2007      Rite Aid of Michigan, Inc.                                                            12,000
   64                   N/A      N/A                                                                                      N/A
   65             8/31/2017      Dollar General                                                                         8,640
   66             7/31/2016      The Little Gym                                                                         3,623
   67             9/30/2009      The Gap, Inc.                                                                          9,700
-----------------------------------------------------------------------------------------------------------------------------
   68             9/30/2017      Triomphe Restaurant Corp., dba Jean Georges                                           10,521
   69             3/31/2011      Deal $ U                                                                               4,341
   70                   N/A      N/A                                                                                      N/A
   71                   N/A      N/A                                                                                      N/A
   72                   N/A      N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  72A1            7/31/2011      N/A                                                                                      N/A
  72A2            7/31/2011      N/A                                                                                      N/A
  72A3            7/31/2011      N/A                                                                                      N/A
  72A4            7/31/2011      N/A                                                                                      N/A
   73             1/31/2024      N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
   74                   N/A      N/A                                                                                      N/A
   75            10/31/2016      Washington Mutual Bank, FA                                                             3,500
   76                   N/A      N/A                                                                                      N/A
   77             7/11/2016      ValSurf                                                                                4,750
   78             2/28/2007      Last U.S. Bag Co.                                                                      8,700
-----------------------------------------------------------------------------------------------------------------------------
   79            12/31/2020      Kernery's Hallmark                                                                     4,200
   80                   N/A      N/A                                                                                      N/A
   81                   N/A      N/A                                                                                      N/A
   82             1/31/2014      Burke's Outlet                                                                        15,967
   83             8/31/2014      The Fun & Party Zone, LLC                                                              7,500
-----------------------------------------------------------------------------------------------------------------------------
   84             8/31/2081      N/A                                                                                      N/A
   85                   N/A      N/A                                                                                      N/A
   86             2/28/2012      Dollar Bazaar                                                                          8,500
   87            11/30/2010      Bennet & Mills, LLC / Fionn MacCool's                                                  4,000
   88                   N/A      N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
   89                   N/A      N/A                                                                                      N/A
  89A1                  N/A      N/A                                                                                      N/A
  89A2                  N/A      N/A                                                                                      N/A
  89A3                  N/A      N/A                                                                                      N/A
  89A4            6/30/2007      Property Consulting Group, Inc.                                                        2,100
-----------------------------------------------------------------------------------------------------------------------------
  89A5                  N/A      N/A                                                                                      N/A
  89A6                  N/A      N/A                                                                                      N/A
  89A7            6/29/2008      Storm Shutters of Florida                                                              2,275
  89A8             9/1/2018      N/A                                                                                      N/A
   90             9/30/2011      Juvenile Court-Shelby Co.                                                             15,459
-----------------------------------------------------------------------------------------------------------------------------
   91                   N/A      N/A                                                                                      N/A
   92             4/30/2011      Movie Gallery                                                                          4,500
   93                   N/A      N/A                                                                                      N/A
   94            11/16/2014      Dollar Tree Stores, Inc.                                                              15,000
   95             6/27/2020      Round Table Pizza                                                                      3,369
-----------------------------------------------------------------------------------------------------------------------------
   96                   N/A      N/A                                                                                      N/A
   97                   N/A      N/A                                                                                      N/A
  97A1             2/7/2025      N/A                                                                                      N/A
  97A2            1/17/2020      N/A                                                                                      N/A
   98             9/30/2013      Christopher C. Bragoli & Associates, P.C.                                              3,085
-----------------------------------------------------------------------------------------------------------------------------
   99             1/31/2026      Frazee Industries                                                                      4,831
  100              3/7/2011      Publix                                                                                39,795
  101                   N/A      N/A                                                                                      N/A
 101A1            6/30/2011      N/A                                                                                      N/A
 101A2            6/30/2011      N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
 101A3            6/30/2011      N/A                                                                                      N/A
  102                   N/A      N/A                                                                                      N/A
  103                   N/A      N/A                                                                                      N/A
  104                   N/A      N/A                                                                                      N/A
  105             5/31/2007      Laufer Bridge Enterprises, Inc.                                                        4,600
-----------------------------------------------------------------------------------------------------------------------------
  106            12/31/2014      Stone Academy                                                                         23,300
  107                   N/A      N/A                                                                                      N/A
  108            10/31/2079      N/A                                                                                      N/A
  109             2/28/2010      Azio                                                                                   3,130
  110                   N/A      N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
 110A1            6/30/2011      N/A                                                                                      N/A
 110A2            6/30/2011      N/A                                                                                      N/A
  111             3/31/2079      N/A                                                                                      N/A
  112                   N/A      N/A                                                                                      N/A
  113                   N/A      N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  114                   N/A      N/A                                                                                      N/A
  115                   N/A      N/A                                                                                      N/A
  116             5/31/2079      N/A                                                                                      N/A
  117                   N/A      N/A                                                                                      N/A
 117A1            7/31/2011      N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
 117A2            7/31/2011      N/A                                                                                      N/A
 117A3            7/31/2011      N/A                                                                                      N/A
  118             4/30/2079      N/A                                                                                      N/A
  119            12/30/2007      Preferred Child Services                                                               3,600
  120             5/31/2009      Kragen Auto                                                                            4,000
-----------------------------------------------------------------------------------------------------------------------------
  121             11/8/2020      N/A                                                                                      N/A
  122                   N/A      N/A                                                                                      N/A
  123             5/31/2016      Farmers Home Furniture                                                                15,000
  124                   N/A      N/A                                                                                      N/A
  125             3/31/2010      Pediatric Care of Somerset                                                             2,907
-----------------------------------------------------------------------------------------------------------------------------
  126             2/29/2020      N/A                                                                                      N/A
  127             3/31/2079      N/A                                                                                      N/A
  128                   N/A      N/A                                                                                      N/A
  129                   N/A      N/A                                                                                      N/A
 129A1            7/31/2011      N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
 129A2            7/31/2011      N/A                                                                                      N/A
 129A3            7/31/2011      N/A                                                                                      N/A
  130                   N/A      N/A                                                                                      N/A
  131                   N/A      N/A                                                                                      N/A
  132                   N/A      N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  133             5/31/2021      N/A                                                                                      N/A
  134              2/1/2010      Advance Auto Parts                                                                     8,400
  135                   N/A      N/A                                                                                      N/A
 135A1            6/30/2011      N/A                                                                                      N/A
 135A2            6/30/2011      N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
 135A3            6/30/2011      N/A                                                                                      N/A
  136                   N/A      N/A                                                                                      N/A
 136A1            7/31/2011      N/A                                                                                      N/A
 136A2            7/31/2011      N/A                                                                                      N/A
  137             8/31/2007      Shoe Show                                                                              7,508
-----------------------------------------------------------------------------------------------------------------------------
  138            12/31/2066      N/A                                                                                      N/A
  139                   N/A      N/A                                                                                      N/A
  140             6/30/2011      AXA Financial                                                                          2,634
  141                   N/A      N/A                                                                                      N/A
  142                   N/A      N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  143             9/30/2078      N/A                                                                                      N/A
  144                   N/A      N/A                                                                                      N/A
  145            10/31/2008      Pizza Street                                                                           4,930
  146                   N/A      N/A                                                                                      N/A
  147                   N/A      N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  148                   N/A      N/A                                                                                      N/A
  149                   N/A      N/A                                                                                      N/A
  150             4/30/2081      N/A                                                                                      N/A
  151                   N/A      N/A                                                                                      N/A
  152                   N/A      N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
 152A1            6/30/2011      N/A                                                                                      N/A
 152A2            6/30/2011      N/A                                                                                      N/A
  153                   N/A      N/A                                                                                      N/A
 153A1            7/31/2011      N/A                                                                                      N/A
 153A2            7/31/2011      N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
 153A3            7/31/2011      N/A                                                                                      N/A
  154             7/28/2024      N/A                                                                                      N/A
  155             5/31/2016      Starbucks                                                                              1,905
  156                   N/A      N/A                                                                                      N/A
  157                   N/A      N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  158             1/31/2007      Burdette-DeCock Inc. and Denise DeCock, DBA Home Instead Senior Care                   2,148
  159             7/31/2011      N/A                                                                                      N/A
  160              9/5/2009      Family Dollar Stores                                                                   7,000
  161                   N/A      N/A                                                                                      N/A
  162                   N/A      N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  163            12/31/2018      N/A                                                                                      N/A
  164             6/30/2008      Miami Autotronic                                                                       4,010
  165             8/31/2010      Diamond Cleaners                                                                       2,128
  166                   N/A      N/A                                                                                      N/A
  167              8/1/2012      Starbucks Corp                                                                         1,600
-----------------------------------------------------------------------------------------------------------------------------
  168                   N/A      N/A                                                                                      N/A
  169              7/3/2011      Spence Family Dentistry                                                                2,000
  170                   N/A      N/A                                                                                      N/A
  171             2/28/2081      N/A                                                                                      N/A
  172            11/30/2019      N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  173                   N/A      N/A                                                                                      N/A
  174                   N/A      N/A                                                                                      N/A
 174A1            7/31/2011      N/A                                                                                      N/A
 174A2            7/31/2011      N/A                                                                                      N/A
  175                   N/A      N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  176                   N/A      N/A                                                                                      N/A
  177              6/1/2011      N/A                                                                                      N/A
  178                   N/A      N/A                                                                                      N/A
  179             5/31/2024      Robert M. Sanger                                                                       2,000
  180             3/18/2017      Family Dollar Stores of South Carolina, Inc.                                           8,000
-----------------------------------------------------------------------------------------------------------------------------
  181             2/29/2016      Wireless Toyz                                                                          1,657
  182             12/1/2025      N/A                                                                                      N/A
  183                   N/A      N/A                                                                                      N/A
  184                   N/A      N/A                                                                                      N/A
  185             1/31/2032      N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  186                   N/A      N/A                                                                                      N/A
  187            11/30/2025      N/A                                                                                      N/A
  188                   N/A      N/A                                                                                      N/A
 188A1            6/30/2016      N/A                                                                                      N/A
 188A2            6/30/2016      N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  189                   N/A      N/A                                                                                      N/A
  190                   N/A      N/A                                                                                      N/A
 190A1            7/31/2011      N/A                                                                                      N/A
 190A2            7/31/2011      N/A                                                                                      N/A
  191            11/30/2007      The Perfect Petal                                                                      2,681
-----------------------------------------------------------------------------------------------------------------------------
  192                   N/A      N/A                                                                                      N/A
  193            11/30/2009      Sherwin Williams                                                                       4,972
  194                   N/A      N/A                                                                                      N/A
  195             6/30/2016      N/A                                                                                      N/A
  196                   N/A      N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  197                   N/A      N/A                                                                                      N/A
 197A1            7/31/2011      N/A                                                                                      N/A
 197A2            7/31/2011      N/A                                                                                      N/A
  198             6/30/2011      N/A                                                                                      N/A
  199             6/30/2016      N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  200                   N/A      N/A                                                                                      N/A
  201             7/31/2011      N/A                                                                                      N/A
  202             1/31/2009      Kumon Learning Center                                                                  1,200
  203             7/31/2011      N/A                                                                                      N/A
  204                   N/A      N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------

               2ND LARGEST                                     3RD LARGEST                                     3RD LARGEST
CONTROL       TENANT LEASE                                        TENANT                                       TENANT AREA
  NO.           EXP. DATE                                          NAME                                      LEASED (SQ. FT.)
-----------------------------------------------------------------------------------------------------------------------------

   1              2/28/2027     Westdeutsche Landesbank                                                              150,440
   2              4/30/2015     Sunlife                                                                               96,451
   3             11/30/2011     Old Navy                                                                              17,000
   4              1/31/2017     H&M Hennes & Mauritz, L.P.                                                            20,350
   5             12/31/2014     ARC Systems                                                                           40,015
-----------------------------------------------------------------------------------------------------------------------------
   6              4/30/2015     Macy's                                                                               140,721
   7              2/14/2012     Steve and Barry's                                                                     26,010
   8              6/30/2007     Baseline Development Group                                                            17,202
   9              3/31/2011     Federman and Phelan L.P.                                                              37,817
   10                   N/A     N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  10A1                  N/A     N/A                                                                                      N/A
  10A2                  N/A     N/A                                                                                      N/A
  10A3                  N/A     N/A                                                                                      N/A
  10A4                  N/A     N/A                                                                                      N/A
  10A5                  N/A     N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  10A6                  N/A     N/A                                                                                      N/A
  10A7                  N/A     N/A                                                                                      N/A
  10A8                  N/A     N/A                                                                                      N/A
  10A9                  N/A     N/A                                                                                      N/A
 10A10                  N/A     N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
 10A11                  N/A     N/A                                                                                      N/A
 10A12                  N/A     N/A                                                                                      N/A
 10A13                  N/A     N/A                                                                                      N/A
 10A14                  N/A     N/A                                                                                      N/A
 10A15                  N/A     N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
   11                   N/A     N/A                                                                                      N/A
   12             1/31/2026     Prestone                                                                              31,696
   13             4/30/2011     General Services Administration                                                       23,950
   14                   N/A     N/A                                                                                      N/A
  14A1                  N/A     N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  14A2                  N/A     N/A                                                                                      N/A
  14A3                  N/A     N/A                                                                                      N/A
   15                   N/A     N/A                                                                                      N/A
   16            10/31/2011     Toys R Us, Inc.                                                                       30,872
   17                   N/A     N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  17A1            9/30/2010     US Trust Company                                                                      40,384
  17A2            3/31/2009     Curry Rockefellar Group                                                               12,367
  17A4            9/30/2013     Ingerman Smith, LLP                                                                   12,801
  17A3                  N/A     N/A                                                                                      N/A
  17A5           10/31/2012     Access Information Technologies                                                        5,711
-----------------------------------------------------------------------------------------------------------------------------
  17A6            6/30/2008     Medical Claims Service                                                                 5,387
  17A7            8/31/2012     Booker Rabinowitz TRE                                                                 10,952
  17A8            3/31/2013     Steinfink Napoleon & Debenedetto LLP                                                   4,678
  17A9            3/31/2008     N/A                                                                                      N/A
   18            12/31/2007     Bash Entertainment, LLC                                                                8,752
-----------------------------------------------------------------------------------------------------------------------------
   19                   N/A     N/A                                                                                      N/A
   20                   N/A     N/A                                                                                      N/A
   21             6/30/2009     Inner City Broadcasting Corp.                                                         11,438
   22             5/31/2012     Hyun Kyung Kwon dba La Placita Discount Stores                                        12,000
   23             7/31/2008     Consumer Plumbing Recovery Center                                                     15,830
-----------------------------------------------------------------------------------------------------------------------------
   24                   N/A     N/A                                                                                      N/A
   25                   N/A     N/A                                                                                      N/A
   26             3/31/2011     Child Care Group                                                                      28,258
   27             6/30/2012     Goodwill Superstore                                                                    9,000
   28             9/30/2007     Wai Yee Tsui and Phillip Tsui                                                          7,297
-----------------------------------------------------------------------------------------------------------------------------
   29                   N/A     N/A                                                                                      N/A
   30                   N/A     N/A                                                                                      N/A
   31             9/30/2007     Gulf Coast Medical Group                                                               3,940
   32             6/30/2025     N/A                                                                                      N/A
   33             7/31/2007     Tucker Heifetz & Saltzman LLP                                                          8,553
-----------------------------------------------------------------------------------------------------------------------------
   34                   N/A     N/A                                                                                      N/A
  34A1           11/30/2010     Sunny Beauty Supply and Fashions, Inc. dba Sunny Beauty Supply and Fashion            10,356
  34A2            7/31/2011     Hamilton and Philips, P.A.                                                             4,100
   35                   N/A     N/A                                                                                      N/A
   36                   N/A     N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
   37                   N/A     N/A                                                                                      N/A
   38            10/31/2011     Guitar Center Stores, Inc.                                                            10,191
   39                   N/A     N/A                                                                                      N/A
   40                   N/A     N/A                                                                                      N/A
   41                   N/A     N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
   42                   N/A     N/A                                                                                      N/A
   43                   N/A     N/A                                                                                      N/A
   44             4/30/2011     MCI Telecommunications Corporation                                                    38,230
   45             3/24/2007     Sky Zone Recreational Center                                                          22,800
   46             8/31/2013     House of Brides                                                                        7,414
-----------------------------------------------------------------------------------------------------------------------------
   47             7/31/2011     Sterling Planet Holdings                                                               5,613
   48            12/31/2017     Total Wine                                                                            15,564
   49            10/31/2016     Sam Snead's Tavern                                                                     4,800
   50            12/31/2009     Blockbuster                                                                            3,540
   51                   N/A     N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
   52                   N/A     N/A                                                                                      N/A
   53            11/30/2009     Lawrence S. Toomin, DDS and Mark Bieber, DDS                                           2,961
   54                   N/A     N/A                                                                                      N/A
   55                   N/A     N/A                                                                                      N/A
   56             9/30/2007     Ying Zi Xu                                                                             5,059
-----------------------------------------------------------------------------------------------------------------------------
   57                   N/A     N/A                                                                                      N/A
   58                   N/A     N/A                                                                                      N/A
   59                   N/A     N/A                                                                                      N/A
   60            11/30/2008     Manufactured Home Com                                                                  4,980
   61                   N/A     N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  61A1            10/1/2011     Dr. Vincent B. Ho, dba Covington Signature Dentistry, PC                               3,137
  61A2            10/7/2014     Maple Valley Cosmetic and Family Dentistry, Inc.                                       2,627
  61A3            9/25/2010     Espresso Connection, Inc.                                                                200
  61A4            9/22/2011     N/A                                                                                      N/A
   62                   N/A     N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
   63            12/31/2017     Camera Mart, Inc.                                                                      8,755
   64                   N/A     N/A                                                                                      N/A
   65             9/30/2010     Aaron Rents, Inc.                                                                      7,350
   66             4/30/2011     Jay B. Fine, MD                                                                        3,300
   67             6/30/2012     Liquor Land, Inc.                                                                      7,800
-----------------------------------------------------------------------------------------------------------------------------
   68             6/30/2012     N/A                                                                                      N/A
   69             5/31/2011     El Rodeo Restaurant                                                                    2,919
   70                   N/A     N/A                                                                                      N/A
   71                   N/A     N/A                                                                                      N/A
   72                   N/A     N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  72A1                  N/A     N/A                                                                                      N/A
  72A2                  N/A     N/A                                                                                      N/A
  72A3                  N/A     N/A                                                                                      N/A
  72A4                  N/A     N/A                                                                                      N/A
   73                   N/A     N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
   74                   N/A     N/A                                                                                      N/A
   75              2/6/2016     Rumbi's Island Grill                                                                   2,627
   76                   N/A     N/A                                                                                      N/A
   77             4/30/2007     Maria's Kitchen                                                                        2,800
   78             5/31/2011     Vancouver Ford                                                                         5,469
-----------------------------------------------------------------------------------------------------------------------------
   79             2/28/2011     First Watch Restaurant                                                                 4,098
   80                   N/A     N/A                                                                                      N/A
   81                   N/A     N/A                                                                                      N/A
   82             4/30/2007     Family Dollar                                                                          9,000
   83             5/31/2009     Jack Smithson dba Franklin Taekwondo Academy                                           3,600
-----------------------------------------------------------------------------------------------------------------------------
   84                   N/A     N/A                                                                                      N/A
   85                   N/A     N/A                                                                                      N/A
   86             2/28/2010     Blockbuster Video                                                                      6,000
   87             9/30/2015     FSP Fishers, LLC / Beef O'Brady's                                                      3,200
   88                   N/A     N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
   89                   N/A     N/A                                                                                      N/A
  89A1                  N/A     N/A                                                                                      N/A
  89A2                  N/A     N/A                                                                                      N/A
  89A3                  N/A     N/A                                                                                      N/A
  89A4            2/28/2007     Funhouse Tattoo                                                                        1,200
-----------------------------------------------------------------------------------------------------------------------------
  89A5                  N/A     N/A                                                                                      N/A
  89A6                  N/A     N/A                                                                                      N/A
  89A7                  MTM     N/A                                                                                      N/A
  89A8                  N/A     N/A                                                                                      N/A
   90             8/31/2007     Delta Commission on Aging                                                             10,072
-----------------------------------------------------------------------------------------------------------------------------
   91                   N/A     N/A                                                                                      N/A
   92            11/30/2007     Chevron credit Union-Taft                                                              4,053
   93                   N/A     N/A                                                                                      N/A
   94             5/31/2010     John Kotlarich dba John's Automative A/C and Tune Up                                   4,700
   95            12/31/2006     Cigarette Market                                                                       1,446
-----------------------------------------------------------------------------------------------------------------------------
   96                   N/A     N/A                                                                                      N/A
   97                   N/A     N/A                                                                                      N/A
  97A1                  N/A     N/A                                                                                      N/A
  97A2                  N/A     N/A                                                                                      N/A
   98             2/28/2014     Harold Kopman and Howard Popper                                                        2,500
-----------------------------------------------------------------------------------------------------------------------------
   99             3/19/2011     Country Club Dental                                                                    1,420
  100              8/6/2011     Ace Hardware                                                                          10,900
  101                   N/A     N/A                                                                                      N/A
 101A1                  N/A     N/A                                                                                      N/A
 101A2                  N/A     N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
 101A3                  N/A     N/A                                                                                      N/A
  102                   N/A     N/A                                                                                      N/A
  103                   N/A     N/A                                                                                      N/A
  104                   N/A     N/A                                                                                      N/A
  105             3/31/2007     Sports Medicine Rehabilitation P.C.                                                    3,707
-----------------------------------------------------------------------------------------------------------------------------
  106             1/31/2011     Rent-A-Center                                                                          4,800
  107                   N/A     N/A                                                                                      N/A
  108                   N/A     N/A                                                                                      N/A
  109            12/31/2010     Fitness Factory                                                                        2,728
  110                   N/A     N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
 110A1                  N/A     N/A                                                                                      N/A
 110A2                  N/A     N/A                                                                                      N/A
  111                   N/A     N/A                                                                                      N/A
  112                   N/A     N/A                                                                                      N/A
  113                   N/A     N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  114                   N/A     N/A                                                                                      N/A
  115                   N/A     N/A                                                                                      N/A
  116                   N/A     N/A                                                                                      N/A
  117                   N/A     N/A                                                                                      N/A
 117A1                  N/A     N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
 117A2                  N/A     N/A                                                                                      N/A
 117A3                  N/A     N/A                                                                                      N/A
  118                   N/A     N/A                                                                                      N/A
  119             3/31/2008     Islamic                                                                                2,508
  120            10/31/2010     Rent-A-Center                                                                          3,600
-----------------------------------------------------------------------------------------------------------------------------
  121                   N/A     N/A                                                                                      N/A
  122                   N/A     N/A                                                                                      N/A
  123             2/28/2009     Sampson Convalescent Medical                                                           8,450
  124                   N/A     N/A                                                                                      N/A
  125             7/31/2009     New Jersey Pain Management Institute                                                   2,432
-----------------------------------------------------------------------------------------------------------------------------
  126                   N/A     N/A                                                                                      N/A
  127                   N/A     N/A                                                                                      N/A
  128                   N/A     N/A                                                                                      N/A
  129                   N/A     N/A                                                                                      N/A
 129A1                  N/A     N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
 129A2                  N/A     N/A                                                                                      N/A
 129A3                  N/A     N/A                                                                                      N/A
  130                   N/A     N/A                                                                                      N/A
  131                   N/A     N/A                                                                                      N/A
  132                   N/A     N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  133                   N/A     N/A                                                                                      N/A
  134             8/31/2011     China World Buffet                                                                     6,000
  135                   N/A     N/A                                                                                      N/A
 135A1                  N/A     N/A                                                                                      N/A
 135A2                  N/A     N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
 135A3                  N/A     N/A                                                                                      N/A
  136                   N/A     N/A                                                                                      N/A
 136A1                  N/A     N/A                                                                                      N/A
 136A2                  N/A     N/A                                                                                      N/A
  137            11/30/2010     Dollar Tree Stores                                                                     5,000
-----------------------------------------------------------------------------------------------------------------------------
  138                   N/A     N/A                                                                                      N/A
  139                   N/A     N/A                                                                                      N/A
  140            11/30/2008     Physicians Mutual                                                                      2,377
  141                   N/A     N/A                                                                                      N/A
  142                   N/A     N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  143                   N/A     N/A                                                                                      N/A
  144                   N/A     N/A                                                                                      N/A
  145             4/30/2014     Rent A Center                                                                          4,665
  146                   N/A     N/A                                                                                      N/A
  147                   N/A     N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  148                   N/A     N/A                                                                                      N/A
  149                   N/A     N/A                                                                                      N/A
  150                   N/A     N/A                                                                                      N/A
  151                   N/A     N/A                                                                                      N/A
  152                   N/A     N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
 152A1                  N/A     N/A                                                                                      N/A
 152A2                  N/A     N/A                                                                                      N/A
  153                   N/A     N/A                                                                                      N/A
 153A1                  N/A     N/A                                                                                      N/A
 153A2                  N/A     N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
 153A3                  N/A     N/A                                                                                      N/A
  154                   N/A     N/A                                                                                      N/A
  155             11/3/2015     Taco Del Mar                                                                           1,628
  156                   N/A     N/A                                                                                      N/A
  157                   N/A     N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  158             8/31/2007     Pacific First Financial                                                                1,260
  159                   N/A     N/A                                                                                      N/A
  160            12/31/2009     Orange County Expressway Authority                                                     3,200
  161                   N/A     N/A                                                                                      N/A
  162                   N/A     N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  163                   N/A     N/A                                                                                      N/A
  164             6/30/2007     South Florida Fleet Services                                                           3,360
  165              2/2/2011     Linen Coast                                                                            1,744
  166                   N/A     N/A                                                                                      N/A
  167             7/31/2012     N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  168                   N/A     N/A                                                                                      N/A
  169             12/5/2010     Richard Reza Hadavand, DDS                                                             1,980
  170                   N/A     N/A                                                                                      N/A
  171                   N/A     N/A                                                                                      N/A
  172                   N/A     N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  173                   N/A     N/A                                                                                      N/A
  174                   N/A     N/A                                                                                      N/A
 174A1                  N/A     N/A                                                                                      N/A
 174A2                  N/A     N/A                                                                                      N/A
  175                   N/A     N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  176                   N/A     N/A                                                                                      N/A
  177                   N/A     N/A                                                                                      N/A
  178                   N/A     N/A                                                                                      N/A
  179            10/31/2009     Haight Properties, Inc.                                                                1,230
  180            12/31/2006     Arthur Lambert, dba Palmetto Cash Advance                                              1,200
-----------------------------------------------------------------------------------------------------------------------------
  181             2/28/2012     Cash Box                                                                               1,300
  182                   N/A     N/A                                                                                      N/A
  183                   N/A     N/A                                                                                      N/A
  184                   N/A     N/A                                                                                      N/A
  185                   N/A     N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  186                   N/A     N/A                                                                                      N/A
  187                   N/A     N/A                                                                                      N/A
  188                   N/A     N/A                                                                                      N/A
 188A1                  N/A     N/A                                                                                      N/A
 188A2                  N/A     N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  189                   N/A     N/A                                                                                      N/A
  190                   N/A     N/A                                                                                      N/A
 190A1                  N/A     N/A                                                                                      N/A
 190A2                  N/A     N/A                                                                                      N/A
  191             5/31/2010     Chantal's                                                                              2,002
-----------------------------------------------------------------------------------------------------------------------------
  192                   N/A     N/A                                                                                      N/A
  193             7/31/2015     Rochester Shoe Store                                                                   2,597
  194                   N/A     N/A                                                                                      N/A
  195                   N/A     N/A                                                                                      N/A
  196                   N/A     N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  197                   N/A     N/A                                                                                      N/A
 197A1                  N/A     N/A                                                                                      N/A
 197A2                  N/A     N/A                                                                                      N/A
  198                   N/A     N/A                                                                                      N/A
  199                   N/A     N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------
  200                   N/A     N/A                                                                                      N/A
  201                   N/A     N/A                                                                                      N/A
  202             8/31/2009     Tracey's Sewing & Alterations                                                          1,200
  203                   N/A     N/A                                                                                      N/A
  204                   N/A     N/A                                                                                      N/A
-----------------------------------------------------------------------------------------------------------------------------

               3RD LARGEST
CONTROL       TENANT LEASE
  NO.           EXP. DATE
---------------------------

   1             6/30/2010
   2             3/31/2008
   3            11/30/2011
   4             6/30/2016
   5             7/31/2013
---------------------------
   6             1/31/2007
   7             1/31/2013
   8            11/30/2012
   9            10/31/2011
   10                  N/A
---------------------------
  10A1                 N/A
  10A2                 N/A
  10A3                 N/A
  10A4                 N/A
  10A5                 N/A
---------------------------
  10A6                 N/A
  10A7                 N/A
  10A8                 N/A
  10A9                 N/A
 10A10                 N/A
---------------------------
 10A11                 N/A
 10A12                 N/A
 10A13                 N/A
 10A14                 N/A
 10A15                 N/A
---------------------------
   11                  N/A
   12            9/30/2009
   13             3/9/2010
   14                  N/A
  14A1                 N/A
---------------------------
  14A2                 N/A
  14A3                 N/A
   15                  N/A
   16            1/31/2018
   17                  N/A
---------------------------
  17A1           1/31/2011
  17A2           7/31/2012
  17A4           8/31/2017
  17A3                 N/A
  17A5          11/30/2009
---------------------------
  17A6           6/30/2011
  17A7           5/31/2010
  17A8          11/30/2006
  17A9                 N/A
   18            6/30/2007
---------------------------
   19                  N/A
   20                  N/A
   21            6/30/2014
   22            2/28/2011
   23            6/30/2010
---------------------------
   24                  N/A
   25                  N/A
   26            4/30/2013
   27            8/14/2009
   28            1/31/2010
---------------------------
   29                  N/A
   30                  N/A
   31            6/30/2007
   32                  N/A
   33            4/30/2013
---------------------------
   34                  N/A
  34A1           8/31/2008
  34A2          11/30/2006
   35                  N/A
   36                  N/A
---------------------------
   37                  N/A
   38            3/31/2016
   39                  N/A
   40                  N/A
   41                  N/A
---------------------------
   42                  N/A
   43                  N/A
   44            3/31/2009
   45           12/31/2011
   46           11/30/2008
---------------------------
   47            3/31/2008
   48            11/4/2012
   49           12/31/2009
   50             4/1/2010
   51                  N/A
---------------------------
   52                  N/A
   53                  MTM
   54                  N/A
   55                  N/A
   56            7/31/2010
---------------------------
   57                  N/A
   58                  N/A
   59                  N/A
   60                  MTM
   61                  N/A
---------------------------
  61A1           4/30/2014
  61A2           11/6/2014
  61A3           2/28/2011
  61A4                 N/A
   62                  N/A
---------------------------
   63            8/31/2009
   64                  N/A
   65           12/31/2007
   66            2/28/2016
   67            5/31/2009
---------------------------
   68                  N/A
   69            5/31/2011
   70                  N/A
   71                  N/A
   72                  N/A
---------------------------
  72A1                 N/A
  72A2                 N/A
  72A3                 N/A
  72A4                 N/A
   73                  N/A
---------------------------
   74                  N/A
   75            3/12/2013
   76                  N/A
   77             6/1/2007
   78            2/29/2008
---------------------------
   79            4/30/2010
   80                  N/A
   81                  N/A
   82           12/31/2007
   83            5/31/2011
---------------------------
   84                  N/A
   85                  N/A
   86           11/30/2010
   87            7/31/2010
   88                  N/A
---------------------------
   89                  N/A
  89A1                 N/A
  89A2                 N/A
  89A3                 N/A
  89A4          10/31/2007
---------------------------
  89A5                 N/A
  89A6                 N/A
  89A7                 N/A
  89A8                 N/A
   90            6/30/2009
---------------------------
   91                  N/A
   92           12/31/2009
   93                  N/A
   94           10/31/2010
   95            3/31/2011
---------------------------
   96                  N/A
   97                  N/A
  97A1                 N/A
  97A2                 N/A
   98           10/31/2010
---------------------------
   99            2/28/2012
  100            9/30/2011
  101                  N/A
 101A1                 N/A
 101A2                 N/A
---------------------------
 101A3                 N/A
  102                  N/A
  103                  N/A
  104                  N/A
  105            1/31/2008
---------------------------
  106            2/28/2007
  107                  N/A
  108                  N/A
  109            3/31/2011
  110                  N/A
---------------------------
 110A1                 N/A
 110A2                 N/A
  111                  N/A
  112                  N/A
  113                  N/A
---------------------------
  114                  N/A
  115                  N/A
  116                  N/A
  117                  N/A
 117A1                 N/A
---------------------------
 117A2                 N/A
 117A3                 N/A
  118                  N/A
  119           10/31/2015
  120             9/1/2010
---------------------------
  121                  N/A
  122                  N/A
  123            5/31/2011
  124                  N/A
  125            7/31/2009
---------------------------
  126                  N/A
  127                  N/A
  128                  N/A
  129                  N/A
 129A1                 N/A
---------------------------
 129A2                 N/A
 129A3                 N/A
  130                  N/A
  131                  N/A
  132                  N/A
---------------------------
  133                  N/A
  134            3/31/2010
  135                  N/A
 135A1                 N/A
 135A2                 N/A
---------------------------
 135A3                 N/A
  136                  N/A
 136A1                 N/A
 136A2                 N/A
  137            6/30/2010
---------------------------
  138                  N/A
  139                  N/A
  140            1/31/2009
  141                  N/A
  142                  N/A
---------------------------
  143                  N/A
  144                  N/A
  145            6/30/2010
  146                  N/A
  147                  N/A
---------------------------
  148                  N/A
  149                  N/A
  150                  N/A
  151                  N/A
  152                  N/A
---------------------------
 152A1                 N/A
 152A2                 N/A
  153                  N/A
 153A1                 N/A
 153A2                 N/A
---------------------------
 153A3                 N/A
  154                  N/A
  155            1/31/2016
  156                  N/A
  157                  N/A
---------------------------
  158                  N/A
  159                  N/A
  160            5/31/2009
  161                  N/A
  162                  N/A
---------------------------
  163                  N/A
  164                  MTM
  165                  MTM
  166                  N/A
  167                  N/A
---------------------------
  168                  N/A
  169            4/30/2011
  170                  N/A
  171                  N/A
  172                  N/A
---------------------------
  173                  N/A
  174                  N/A
 174A1                 N/A
 174A2                 N/A
  175                  N/A
---------------------------
  176                  N/A
  177                  N/A
  178                  N/A
  179            10/1/2009
  180            6/30/2008
---------------------------
  181            2/28/2011
  182                  N/A
  183                  N/A
  184                  N/A
  185                  N/A
---------------------------
  186                  N/A
  187                  N/A
  188                  N/A
 188A1                 N/A
 188A2                 N/A
---------------------------
  189                  N/A
  190                  N/A
 190A1                 N/A
 190A2                 N/A
  191            7/31/2008
---------------------------
  192                  N/A
  193            7/31/2010
  194                  N/A
  195                  N/A
  196                  N/A
---------------------------
  197                  N/A
 197A1                 N/A
 197A2                 N/A
  198                  N/A
  199                  N/A
---------------------------
  200                  N/A
  201                  N/A
  202           12/31/2008
  203                  N/A
  204                  N/A
---------------------------

Annex A-1 Footnotes

(1) All Mortgage Loans	With regard to multi-property mortgage loans or cross-collateralized mortgage loans, each such mortgage loan or related mortgaged real property with a particular letter designation in the ‘‘Cross-Collateralized Groups’’ column is either part of a multi-property loan or crossed-collateralized with each of the other mortgage loans or mortgaged properties with the same letter designation.

With regards to Prepayment Provisions, the number in any parenthetical reflects the number of months in the applicable period during which the subject prepayment is in effect.

The weighted average occupancy for multi-property loans is based on allocated loan amounts.

With regards to the ‘‘% of Aggregate Cut-off Date Balance’’ column, 0.0 means the percentage by total Cut-off Date principal balance is less than 0.05%.

(2) 1211 Avenue of the Americas	The Original Balance and Cut-Off Date Balance reflect the 1211 Avenue of the Americas Mortgage Loan, which is part of the 1211 Avenue of the Americas Loan Combination of $675,000,000. The amount of $675,000,000 comprises the two pari passu A Notes.

The Cut-Off Date LTV Ratio and the Maturity Date LTV Ratio are based on the entire 1211 Avenue of the Americas Loan Combination.

U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the 1211 Avenue of the Americas Mortgaged Property are projected to be $91,495,205 and $89,396,417 respectively, based on assumed mark-to-market rent adjustment applied to below-market tenant leases and certain other assumptions.

U/W NCF DSCR is calculated based on in-place U/W NCF and a loan amount comprised of the entire 1211 Avenue of the Americas Loan Combination. The U/W DSCR based on the projected U/W NCF of $89,396,417 (described above) is 2.04x.

Loan per SF is calculated based on a loan amount comprised of the entire 1211 Avenue of the Americas Loan Combination.

Occupancy Percentage includes 5,095 square feet leased to News Corporation with the lease commencing 10/1/2006.

Landlord may call the space occupied by JP Morgan beginning 1/1/2007, provided Ropes and Gray exercises its option on the space.

(3) 125 High Street	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash

Annex A-1 Footnotes  — continued

Flow. The U/W Net Operating Income and U/W Net Cash Flow of the 125 High Street Mortgaged Property are projected to be $42,692,695 and $39,584,130 respectively, based on assumed lease-up of vacant space to 95% occupancy at the appraiser's estimate of current weighted average market rents for the vacant suites and other lease-up assumptions.

U/W DSCR is based on in-place U/W NCF. The U/W DSCR based on the projected U/W NCF of $39,584,130 (described above) is 2.03x.

Verizon's lease expiration includes 73,077 square feet expiring 12/31/2007 and 350,789 square feet expiring 9/30/2011.

(4) The Shops at Las Americas	The stabilized appraised value as of 6/1/2007 is $230,000,000, following completion of the Iron Wok building and based upon achieving stabilized occupancy. Based on this stabilized value, the Cut-off Date LTV Ratio and the Maturity LTV Ratio are 78.3% and 75.2%, respectively.

U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of The Shops at Las Americas Mortgaged Property are projected to be $15,187,775 and $14,600,025 respectively, based on additional kiosk income in 2007, lease-up of 10,385 square feet of vacant space at appraiser's estimate of market rent and certain other lease-up assumptions.

U/W NCF DSCR is based on in-place U/W Net Cash Flow and calculated based on the annualized constant monthly payments commencing with the payment date in June 2013. Based on the projected U/W Net Cash Flow for The Shops at Las Americas Mortgaged Property of $14,600,025 (as described above) and calculated based on the annualized constant monthly payments commencing with the payment date in June 2013. The Shops at Las Americas Mortgage Loan has an U/W DSCR of 1.15x, and an U/W NCF DSCR based on the annualized interest-only payments of 1.37x.

The Shops at Las Americas Borrower is required to deposit amounts received in connection with prepayment made under the public use leases and the City loan agreements with respect to The Shops at Las Americas Mortgaged Property into a City repayment reserve account to be used to either prepay or partially defease The Shops at Las Americas Mortgage Loan.

The Shops at Las Americas Mortgaged Property was built in two phases, the first phase comprising 371,686 square feet opened in 2001 and the second phase comprising 189,740 square feet opened in 2005-2006 (including the Iron Wok building, completion of which is projected by The Shops at Las Americas Borrower to occur in the Fall of 2006).

Four of the six pads, comprising 19,477 square feet, are ground leased and are currently not part of the collateral, the

Annex A-1 Footnotes  — continued

ownership of the pads and the improvements located thereon is vested in the tenant so long as each lease is in effect, however, once each lease terminates, building ownership reverts back to The Shops at Las Americas Borrower.

Square Feet and Occupancy are based on gross square feet of the entire mall including anchors which may not be part of the collateral. Collateral consists of 541,949 square feet comprised of 114,151 square feet of major stores, 411,648 square feet of small shop space and 16,150 square feet of improved pad sites. In addition, four outparcel pads, but not the 19,477 square feet of tenant-owned improvements on these pads, are part of the collateral.

Loan per Unit is based on gross square feet of the entire shopping center including any pad sites which may not be part of the loan collateral.

(5) Westfield Chesterfield	Square footage reflects total gross leasable area of the property, not all of which is part of the collateral. The collateral totals 641,800 square feet comprised of a 59,500 square foot theater, 568,921 square feet of in-line mall space and 13,379 square feet of out parcel space. Dillard's, Inc., Sears, Roebuck and Co. and Federated Retail Holdings, Inc. own their improvements and pad (neither the pads nor the improvements are part of the collateral). Federated Retail Holdings, Inc. acquired May Department Stores Inc., the parent company of Famous Barr and, according to information from the borrower, intends to convert the store to a Macy's.

Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR reflect the overall underwritten occupancy based on the total space. In-line underwritten occupancy percentage is 81.0%. Underwritten occupancy includes 10,232 square feet of potential leases and 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupancy. Per the related borrower, such potential leases or letters of intent are currently being negotiated. Westfield America Limited Partnership has guaranteed the amount of $4,701,115, representing proceeds allocable to the cash flow differential between the as-is underwritten net cash flow, excluding the 10,232 square feet of potential leases (which as-is underwritten net cash flow includes the 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupancy), and the U/W Net Cash Flow based on the underwritten occupancy including the 10,232 square feet of potential leases (as well as the 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupany). Based on the rent roll dated June 30, 2006, the actual in-place overall occupancy is 86.9%, with actual in-line occupancy of 71.0%. Stabilized overall occupancy, including an additional 47,211 square feet of

Annex A-1 Footnotes  — continued

space to-be-leased, is 94.8%, with stabilized in-line occupancy of 89.3%. Based on the stabilized occupancy and the stabilized underwritten net cash flow of $17,254,302, the DSCR is 2.12x.

Borders has recently signed a lease for 26,000 square feet of space.

(6) The Terrace Office Complex	Mortgage Rate for the interest periods through and including July 10, 2008 is 5.75% per annum. From and after July 11, 2008, the Mortgage Rate is 6.22302% per annum.

U/W NCF DSCR is calculated based on in-place U/W NCF and a 30-year amortizing loan schedule assuming a mortgage rate of 6.22302%. U/W NCF DSCR based on an interest only basis is 1.32x at the initial interest rate of 5.75% and is 1.22x at the step up interest rate of 6.22302%.

(7) Greenbrier Mall	Square Feet and Occupancy are based on gross square feet of the entire mall including anchors which may not be part of the collateral. Collateral consists of 557,655 square feet comprised of 244,732 square feet of anchor space, 304,468 square feet of in-line mall space and 8,455 square feet of outparcel space.

(8) Chapel Hill Mall	Square footage reflects total gross leasable area of the property, not all of which is part of the collateral. The collateral totals 666,203 square feet comprised of 359,310 square feet of anchor space and 306,893 square feet of in-line mall space. J.C. Penney Company, Inc. and Kaufmann's own their improvements and lease their pads (the improvements are not part of the collateral). Federated Retail Holdings, Inc. acquired May Department Stores Inc., the parent company of Kaufmann's and, according to information from the borrower, intends to convert the store to a Macy's. Sears, Roebuck and Co. owns its own improvements and pad (neither the pad nor the improvements are part of the collateral).

Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR reflect underwritten occupancy which includes 26,010 square feet of space under a lease recently executed by Steve & Barry's LLC, which tenant has not yet taken occupancy, 18,762 square feet of space that is currently dark (Premium Furniture, Inc., which tenant has vacated its space but continues to pay rent) and 4,536 square feet of potential leases. Per the Borrower, such potential leases or letters of intent are currently being negotiated. CBL & Associates Limited Partnership has guaranteed the amount of $4,727,627, representing proceeds allocable to the cash flow differential between the as-is underwritten net cash flow and the U/W Net Cash Flow based on the underwritten occupancy including the 26,010 square feet of space leased to Steve & Barry's LLC and the 4,536 square feet of potential leases. CBL &

Annex A-1 Footnotes  — continued

Associates Limited Partnership has also guaranteed the full, prompt and complete payment of all rent required to be paid under the Premium Furniture, Inc. lease. Based on the rent roll dated June 30, 2006, the actual in-place overall occupancy is 91.0% with actual in-line occupancy of 74.7%. Based on the as-is underwritten net cash flow, excluding the 4,536 square feet of potential leases and the dark Premium Furniture, Inc. space, the DSCR is 1.12x.

Steve & Barry's LLC recently executed a lease for 26,010 square feet, but has not yet taken occupancy.

(9) Park Square Building	The Park Square Building Mortgage Loan is a Split Mortgage Loan evidenced by two loan portions that are referred to as the Park Square Building Senior Portion and the Park Square Building Junior Portion. The Cut-off Date Balance is based on the Park Square Building Senior Portion only. The Park Square Building Mortgage Loan (including the Park Square Building Senior Portion and the $23,800,000 Park Square Building Junior Portion) is $95,000,000.

The mortgage rate is the deemed mortgage rate for the Park Square Building Senior Portion only. The deemed interest rate for the Park Square Junior Portion is 5.92795%.

U/W DSCR based on in-place U/W Net Cash Flow is calculated taking into account the Park Square Building Senior Portion only. The U/W DSCR based on in-place U/W NCF taking into account the entire Park Square Building Mortgage Loan (including the Senior and Junior Portions of the Park Square Building Mortgage Loan) would be 1.56x.

The stabilized appraised value as of July 1, 2007 is $180,150,000, based on stablized cash flow and stabilized occupancy of 92.5%.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio (based on as-is appraised value) are based on the Park Square Building Senior Portion only. The Cut-off Date LTV Ratio and the Maturity LTV based on as-is appraised value and the entire Park Square Building Split Mortgage Loan would each be 54.9%. Based on the stabilized value set forth above, the Cut-Off Date LTV Ratio and the Maturity Date LTV Ratio, based on the Park Square Building Senior Portion only, are each 39.5%. The Cut-off Date LTV Ratio and the Maturity LTV based on that stabilized appraised

Annex A-1 Footnotes  — continued

value and the entire Park Square Building Split Mortgage Loan would each be 52.7%.

(10) Redwood Portfolio I	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the October 2011 payment date and continuing until maturity, in the approximate amount of $53,567.91, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in October 2011 through the maturity date. U/W NCF DSCR is calculated based on interest only payments.

(11) LeCraw Portfolio	The LeCraw Portfolio Mortgage Loans are comprised of three cross-collateralized and cross-defaulted loans, a $45,625,000 loan (the ‘‘LeCraw Portfolio – Three Properties Mortgage Loan’’), a $14,300,000 loan (the ‘‘LeCraw Portfolio – Courtland Club Apartments Mortgage Loan’’), and a $13,850,000 loan (the ‘‘LeCraw Portfolio – Winterset Apartments Mortgage Loan’’).

(12) Midland Mall	Square footage reflects total gross leasable area of the property, not all of which is part of the collateral. The collateral totals 354,762 square feet comprised of 126,849 square feet of anchor space and 40,060 square feet of out parcels. The Elder Beerman Stores Corp. and Sears, Roebuck and Co. each own their own improvements and lease their pads (the improvements are not part of the collateral). Target Corporation and JCPenney each own their own improvements and pad (neither the pad nor the improvements are part of the collateral).

Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR reflect underwritten occupancy which includes rent from a potential lease of 4,392 square feet Per the Borrower, such potential lease or letter of intent is currently being negotiated. CBL & Associates Limited Partnership has guaranteed the amount of $2,159,307, representing proceeds allocable to the cash flow differential between the as-is underwritten net cash flow and the U/W Net Cash Flow based on the underwritten occupancy including the potential lease of 4,392 square feet As of the rent roll dated June 30, 2006, actual in-place overall occupancy, excluding the potential lease of 4,392 square feet, is 94.5% with actual in-line occupancy of 85.1%. Based on the as-is underwritten net cash

Annex A-1 Footnotes  — continued

flow, the DSCR is 1.14x.

Toys ‘‘R’’ Us, Inc. subleases 22,893 square feet to PetSmart.

(13) Reckson Portfolio I Subordinate Tranche	SL Green has announced its intention to acquire the shares of Reckson Associates or certain assets or entities thereof. Such proposed transaction may result in transfers of certain ownership interests in the related borrower.

Original balance and cut-off date balance reflects the Reckson Portfolio I Subordinate Tranche Mortgage Loan. The Reckson Portfolio I Non-Trust Loan totals $159,068,300.

Maturity Date Balance reflects the balance at maturity of the Reckson Portfolio I Subordinate Tranche Mortgage Loan. At maturity, the Reckson Portfolio I Loan Combination is expected to have an outstanding principal balance of $196,068,300.

Cut-Off Date LTV and Maturity Date LTV are based on the Reckson Portfolio I Loan Combination.

The loan per square foot reflects the Reckson Portfolio I Loan Combination.

U/W NCF DSCR is based on the Reckson Portfolio I Loan Combination.

The scheduled annual debt service is based on the Reckson Portfolio I Subordinate Tranche Mortgage Loan. The scheduled annual debt service for the Reckson Portfolio I Loan Combination is approximately $10,337,156.

Clairol Corp. (Clairol), the largest tenant at 225 High Ridge Road subleases 74,945 square feet to Synapse Group Inc. through September 30, 2016. Clairol has exercised an option to terminate its lease on 117,097 square feet of space on April 30, 2007, on which date the 74,945 square feet that is currently subleased will be directly leased to Synapse Group Inc. pursuant to an executed lease.

Ampacet Corporation has the right to terminate its lease as of March 31, 2008 or March 31, 2009, in each case upon 12 months prior written notice, subject to the payment of a termination fee pursuant to the lease.

Quaker Sales and Distribution has the right to terminate its lease with respect to all space (other than the storage space) as of March 31, 2007 upon 12 months prior written notice, subject to the payment of a termination fee pursuant to the lease.

Lincoln Educational Services Corp. has the right to terminate its lease on January 31, 2009 upon no less than 45 days or more than 90 days prior notice, subject to the payment of a termination fee pursuant to the lease.

Annex A-1 Footnotes  — continued

(14) Sylmar Square	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the August 2010 payment date and continuing until maturity, in the approximate amount of $25,558.56, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in August 2010 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.

U/W Net Cash Flow and U/W NCF DSCR were calculated based on potential rent increases at the mortgaged real property. The amount of $1,521,000, representing proceeds allocable to the net cash flow differential between the current net cash flow and the anticipated net cash flow resulting from the potential rent increases, was escrowed at the closing of the mortgage loan. The amount of $1,521,000 is to be released to the related borrower upon satisfaction of certain requirements as indicated in the mortgage loan documentation, including but not limited to the achievement of a 1.20x DSCR on an interest only basis for a trailing six-month basis. Based on the current net cash flow, excluding the potential rent increases, the DSCR is 1.13x.

(15) Twin Towers Dallas	U/W Net Cash Flow and U/W NCF DSCR were calculated based on stabilized occupancy at the mortgaged real property. The amount of $1,920,000, representing proceeds allocable to the net cash flow differential between the current net cash flow and the net cash flow which results in a 1.19x DSCR. The amount of $1,920,000 is to be released to the related borrower upon satisfaction of certain requirements as indicated in the mortgage loan documentation, including but not limited to the achievement of a 1.60x DSCR based on a 30-year amortization schedule for a trailing 12-month basis. Based on the current net cash flow, the DSCR is 1.07x. Additionally the mortgage loan is fully recourse to the related borrower until the achievement of a 1.25x DSCR based on a 30-year amortization schedule for a trailing 12 month basis and delivery of all certificates of occupancy.

(16) Atlantic Place	U/W Net Cash Flow and U/W NCF DSCR were calculated including potential rent increases at the mortgaged real property. The amount of $1,600,000, representing a portion of the proceeds allocable to the net cash flow differential between the current net cash flow and the anticipated net cash flow resulting from the potential rent increases, was

Annex A-1 Footnotes  — continued

escrowed at the closing of the mortgage loan. The amount of $1,600,000 is required to be released to the related borrower anytime before June 30, 2010 upon satisfaction of certain requirements as indicated in the mortgage loan documentation, including but not limited to the achievement of a 1.20x DSCR on a trailing 12-month basis based on interest-only payments. Additionally the principal executed a recourse guaranty, whereby the mortgage loan is recourse to the principal for the current loan proceeds in excess of $13,846,000 until the DSCR is equal to or greater than 1.20x for a trailing 12 months based on a 30-year amortization schedule. Based on the current net cash flow, the DSCR is 1.07x.

(17) Sheraton Sand Key Hotel	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this prospectus supplement as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $17,204,364.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 5.99168%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.42x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 58.2%.

(18) Indigo Springs	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the October 2011 payment date and continuing until maturity, in the approximate amount of $16,943.18, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in October 2011 through the maturity date. U/W NCF DSCR is calculated based on interest-only payments.

Annex A-1 Footnotes  — continued

(19) Kite Naples Portfolio – Pine Ridge	The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and Prepayment Provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on 10/11/2006.

(20) 100 Franklin Street	Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR were calculated including a master lease of 5,350 square feet. The master lease term is 12 years and is cancelable upon the leasing and occupancy of vacant space that results in the net cash flow providing a 1.20x DSCR calculated on an interest-only basis after August 1, 2007.

(21) StorageMart Portfolio – StorageMart #1905	This loan is part of a cross-collateralized pool of 28 separate mortgage loans. For the StorageMart Portfolio – StorageMart #1905 Mortgaged Property, the borrower may obtain a release of the subject property upon payment of a prepayment premium and subject to the other conditions set forth in the Mortgage Loan Documents, including the maintenance of debt service coverage ratio with respect to the remaining Mortgaged Properties of 1.25x and loan to value with regard to the remaining Mortgaged Properties of no more than 80% following the release of the property.

(22) 1155 Avenue of the Americas	Original Balance and Cut-off Date Balance reflect the fully-amortizing 1155 Avenue of the Americas Mortgage Loan. The 1155 Avenue of the Americas Non-Trust Component totals $97,185,000. The 1155 Avenue of the Americas Loan Combination totals $110,000,000, each component of which is pari passu, with only the 1155 Avenue of the Americas Mortgage Loan receiving scheduled principal payments during the first 121 months of the loan term, subject to the mortgage loan documents and intercreditor agreement.

Maturity Date Balance reflects the balance after month 121 of the fully-amortizing 1155 Avenue of the Americas Mortgage Loan. At the maturity of the 1155 Avenue of the Americas Mortgage Loan, the 1155 Avenue of the Americas Non-Trust Component is expected to have an outstanding principal balance of $97,185,000 and the 1155 Avenue of the Americas Loan Combination is expected to have an outstanding principal balance of $97,185,000.

Original LTV, Cut-Off Date LTV and Maturity Date LTV are based on the 1155 Avenue of the Americas Mortgage Loan and the 1155 Avenue of the Americas Non-Trust Loans, with a total cut-off balance of $109,275,448 and total balance after month 121 of $97,185,000. The Original LTV and Cut-Off Date LTV of the 1155 Avenue of the Americas Loan Combination is approximately 35.5% and 35.3% respectively.

Annex A-1 Footnotes  — continued

The LTV of the 1155 Avenue of the Americas Loan Combination at maturity of the 1155 Avenue of the Americas Mortgage Loan (month 121) is expected to be approximately 31.3%, while the LTV at maturity of the 1155 Avenue of the Americas Loan Combination is expected to be approximately 24.3%.

U/W NCF DSCR is based on U/W Net Cash Flow divided by the product of (i) the aggregate initial principal balance of the 1155 Avenue of the Americas Mortgage Loan and the 1155 Avenue of the Americas Non-Trust Loans and (ii) the actual debt service constant of the 1155 Avenue of the Americas Mortgage Loan and the 1155 Avenue of the Americas Non-Trust Loans of 6.4481%.

The scheduled debt service was calculated by adding the first 12 monthly payments due with respect to the 1155 Avenue of the Americas Mortgage Loan during the first 12 months of the 1155 Avenue of the Americas Loan Combination. Such monthly payments are comprised of (i) principal payments computed by allocating all principal payments during the first 121 months of the loan term (beginning January 1, 2006) to the 1155 Avenue of the Americas Mortgage Loan and (ii) interest payments computed by applying the 5.505% coupon to the aggregate outstanding principal balance of the 1155 Avenue of the Americas Mortgage Loan. The loan constant for the 1155 Avenue of the Americas Loan Combination is 6.4481%.

Original Term to Maturity, Remaining Term to Maturity, Original Amortization Term, and Remaining Amortization Term reflect the 1155 Avenue of the Americas Mortgage Loan only. The 1155 Avenue of the Americas Loan Combination is $110,000,000, has an original term of 240 months and amortizes on a 35-year schedule.

The Prepayment String is based on the 1155 Avenue of the Americas Mortgage Loan only. The 1155 Avenue of the Americas Loan Combination may not be prepaid or defeased prior to the earlier to occur of (i) two years after the ‘‘startup day’’ and (ii) four years after the closing of the Loan Combination, with defeasance permitted thereafter. Except by way of defeasance, the Loan Combination may not be voluntarily prepaid in whole or in part at any time during its term except during the final 90 days prior to its Maturity Date, during which no defeasance requirements shall apply.

White & Case, which leases 454,229 square feet, occupies multiple spaces at the mortgaged real property with lease expiration dates as follows: 5,234 square feet expiring on April 30, 2006 and the balance of 448,995 square feet expiring on May 31, 2017. The lease representing the 5,234 square feet may be terminated by either party with 90 days notice prior to the expiration date.

Annex A-1 Footnotes  — continued

(23) Naples Walk I, II & III	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this prospectus supplement as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $7,765,987.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 6.36651%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.15x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 54.0%.

(24) Kite Naples Portfolio – Riverchase	The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and Prepayment Provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on October 11, 2006.

(25) Toluca Medical	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the August 2011 payment date and continuing until maturity, in the approximate amount of $9,241.31, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in August 2011 through the maturity date. UW NCF DSCR is calculated based on interest only payments.

(26) 5024 Pelham Road	Reliance Electric Company may terminate its lease at the end of the 12th year of the lease (November 8, 2017), with at least 12 months prior notice and payment equal to one year of base rent.

(27) ADF Portfolio	Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR were calculated including Espresso Connection and

Annex A-1 Footnotes  — continued

Poverty Bay Coffee Co., Inc., which tenants have executed leases but have not yet taken occupancy, as well as Outpatient Physical Therapy which has two months of free rent in October and November 2006. The amount of $540,000 was escrowed at the closing of the mortgage loan and is required to be released to the related borrower once Espresso Connection and Poverty Bay Coffee Co., Inc. have taken occupancy and commenced paying full unabated rent. Additionally the amount of $17,756 was escrowed at the closing of the mortgage loan allocable to the two months of free rent for Outpatient Physical Therapy and is required to be released to the related borrower once Outpatient Physical Therapy has commenced payment of full rent.

The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and Prepayment Provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on October 11, 2006.

(28) Tel Huron	The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and Prepayment Provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on October 11, 2006.

(29) Hamden Village	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the October 2011 payment date and continuing until maturity, in the approximate amount of $7,196.70, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in October 2011 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.

(30) Indian School	The amount of $350,000 was escrowed at the closing of the mortgage loan, to be released to the related borrower upon satisfaction of certain requirements as indicated in the mortgage loan documentation, including but not limited to (i) the physical occupancy of the mortgaged real property reaching 95% and (ii) the achievement of a 1.20x DSCR for a trailing twelve-month basis based on a thirty year amortization schedule.

Annex A-1 Footnotes  — continued

Monthly Debt Service, Annual Debt Service and U/W NCF DSCR were calculated based on the current Mortgage Rate. Commencing on May 23, 2006 the Mortgage Rate increased from 5.94% to 6.34% based on certain conditions not met by the related borrower as indicated in the mortgage loan documents. Cut-off Date Balance and Maturity Date Balance were calculated by applying the original Mortgage Rate of 5.94% from the Origination Date through and including May 22, 2006 followed by the current Mortgage Rate of 6.34% commencing on May 23, 2006 through Maturity.

(31) Valencia Entertainment Center	Valencia Entertainment Center is 100% leased and 64.1% occupied.

(32) Lakewood Ranch Shopping Center	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this prospectus supplement as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $4,325,359.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 6.37829%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.21x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 57.5%.

(33) Walgreens – Reading	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (August 2031), and every five years thereafter, pursuant to the lease.

(34) 999 Walt Whitman	U/W Net Cash Flow and U/W NCF DSCR were calculated including a contractual rent bump pursuant to the lease with AT&T Wireless, which scheduled rent bump does not take effect until May 2008. The amount of $15,727, representing the rent differential for the 20 months between September 2006 and April 2008, was escrowed at the closing of the mortgage loan. The amount of $15,727 is required to be released to the related borrower upon the commencement of increased rental payments by AT&T Wireless after the rent bump in May 2008.

Annex A-1 Footnotes  — continued

(35) Country Club Safeway	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this prospectus supplement as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $3,999,377.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 6.29496%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.59x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 61.8%.

(36) Mango Plaza	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this prospectus supplement as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $1,979,729.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 5.98499%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.45x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 55.9%.

(37) 303-313 Central Avenue	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the September 2011 payment date and continuing until maturity, in the approximate amount of $4,834.56, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I,

Annex A-1 Footnotes  — continued

Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in September 2011 through the maturity date. UW NCF DSCR is calculated based on interest only payments.

(38) Walgreens – Glendora	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (October 2029), and every five years thereafter, pursuant to the lease.

The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and Prepayment Provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on October 11, 2006.

(39) Walgreens – Humble	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (March 2029), and every five years thereafter, pursuant to the lease.

(40) Victorville Self Storage	The related borrower received an earn-out advance in the amount of $850,000 on August 2, 2006, which is included in the original principal balance of the mortgage loan. Pursuant to the terms of the earn-out agreement, the annual debt service was recalculated based on the outstanding principle balance of $4,200,000 as of the Cut-Off Date at the Mortgage Rate and a Remaining Amortization Term of 360.

(41) Walgreens – San Antonio	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (May 2029), and every five years thereafter, pursuant to the lease.

(42) Walgreens – Gessner	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (April 2029), and every five years thereafter, pursuant to the lease.

(43) Mission Plaza Shopping Center	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this prospectus supplement as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $4,852,498.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 5.77594%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The

Annex A-1 Footnotes  — continued

U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.20x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 67.6%.

(44) 3300 Tenth Street	Reliance Electric Company may terminate its lease at the end of the 12th year of the lease (November 8, 2017), with at least 12 months prior notice and payment equal to one year of base rent.

(45) Veronica III Medical Arts Building	Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR reflect underwritten occupancy which includes 1,866 square feet of space leased to Gyan Gastroenterology, which has executed a lease but has not yet taken occupancy. Additionally, U/W Net Cash Flow and U/W NCF DSCR were calculated including rent from 1,817 square feet of space that is under a master lease. The U/W NCF DSCR excluding the 1,866 square feet of space leased to Gyan Gastroenterology and the 1,817 square feet of master leased space is 1.01x.

(46) Rite Aid – Elko	Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR were calculated including Rite Aid, which tenant has vacated the mortgaged real property. The current Rite Aid lease extends to February 29, 2020.

The mortgage loan is currently in its defeasance period. If this loan defeases prior to two years after the securitization, such loan is required to be repurchased out of the Trust at a repurchase price equal to (i) the principal balance of the loan, together with accrued interest and costs, plus (ii) the amount, if any, by which the proceeds from any cash defeasance deposit by the borrower exceeds the amount in clause (i) of this sentence.

The fee owner is an affiliate of the borrower and has executed a joinder agreement subordinating its fee interest to the lien of the leasehold mortgage.

(47) Walgreens – Huffmeister	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (March 2029), and every five years thereafter, pursuant to the lease.

(48) Yankee Candle Flagship Store	Yankee Candle Flagship has a one-time option to terminate the lease upon written notice during the first 90 days of the 10th lease year, and payment of a $1.125 million Termination Fee. If Tenant exercises this option, the Lease shall terminate

Annex A-1 Footnotes  — continued

on the last days of the 6th month of the 11th lease year provided the termination fee is received on or before said date.

The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this prospectus supplement as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $3,686,373.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 6.25286%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.20x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 75.1%.

(49) Walgreens – Horn Lake	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (December 2026), and every five years thereafter, pursuant to the lease.

(50) Walgreens – Brattleboro	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (September 2028), and every five years thereafter, pursuant to the lease.

The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and Prepayment Provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on October 11, 2006.

(51) Walgreens – Wake Forest	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (April 2031), and every five years thereafter, pursuant to the lease.

(52) Pinar Plaza	Pinar Plaza is 100% leased and 87.2% occupied.

(53) Stor-All/Weston II	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this prospectus supplement as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $1,059,388.

Annex A-1 Footnotes  — continued

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 5.50684%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.86x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 44.8%.

(54) Walgreens – Daphne	Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease term (February 2031), and every month thereafter, pursuant to the lease.

(55) Fairfax II	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this prospectus supplement as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $4,412,721.00.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 5.825770%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.48x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 57.4%.

(56) CVS-Waynesboro, PA	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this prospectus supplement as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is 1,568,273.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 5.902370%.

Annex A-1 Footnotes  — continued

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.12x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 70.8%.

(57) Whitney Point Estates	The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and Prepayment Provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on October 11, 2006.

(58) Stor-All/Oviedo	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this prospectus supplement as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $1,547,413.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 5.486440%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.34x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 55.0%.

(59) Stor-All/Landmark	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this prospectus supplement as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $470,005.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 5.50668%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The

Annex A-1 Footnotes  — continued

U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.88x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 48.3%.

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ANNEX A-2

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

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Amortization Types
(Mortgage Pool)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
Interest Only	61	$1,674,816,170	55.0%	$27,456,003	$400,000,000	56.8%	1.61	x	92.8%	6.088%
Amortizing Balloon(2)	141	1,355,951,164	44.5	9,616,675	180,000,000	72.2	1.25		93.9	6.133
Fully Amortizing	2	15,856,622	0.5	7,928,311	12,090,448	44.0	1.63		93.2	5.758
Total/Avg/Wtd Avg:	204	$3,046,623,956	100.0%	$14,934,431	$400,000,000	63.6%	1.45	x	93.3%	6.106%

(1)	Excludes mortgage loans secured by hospitality properties.

(2)	Includes mortgage loans, representing 29.4% of the initial mortgage pool balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 33.4% of these loans, by balance, have three years or less of interest-only payments.

Annex A-2-1

Cut-Off Date Loan-to-Value Ratios
(Mortgage Pool)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
15.1 - 20.0	1	$2,076,448	0.1	$2,076,448	$2,076,448	18.4%	4.40	x	100.0%	6.339%
25.1 - 30.0	2	19,031,831	0.6	9,515,915	17,691,862	29.2	2.85		73.4	5.691
30.1 - 35.0	6	29,082,501	1.0	4,847,084	10,608,069	32.2	2.37		90.6	5.923
35.1 - 40.0	4	18,711,506	0.6	4,677,876	12,090,448	36.1	1.92		92.3	5.734
40.1 - 45.0	4	483,209,827	15.9	120,802,457	400,000,000	42.3	1.89		98.1	6.340
45.1 - 50.0	5	488,213,791	16.0	97,642,758	340,000,000	46.4	1.82		85.9	5.685
50.1 - 55.0	6	48,681,333	1.6	8,113,555	18,120,000	53.9	1.33		76.5	6.357
55.1 - 60.0	8	52,817,009	1.7	6,602,126	13,275,000	57.3	1.31		87.1	6.250
60.1 - 65.0	11	188,669,100	6.2	17,151,736	84,913,874	63.0	1.40		95.5	6.087
65.1 - 70.0	26	263,825,665	8.7	10,147,141	46,400,000	67.9	1.29		93.0	6.067
70.1 - 75.0	42	324,869,033	10.7	7,734,977	37,962,889	73.4	1.24		94.9	6.251
75.1 - 80.0	76	1,046,071,124	34.3	13,764,094	180,000,000	78.7	1.15		94.7	6.152
80.1 >=	13	81,364,788	2.7	6,258,830	24,900,000	83.4	1.21		97.5	6.255
Total:	204	$3,046,623,956	100.00%	$14,934,431	$400,000,000	63.6%	1.45	x	93.3%	6.106%

Weighted Average Cut-off Date LTV Ratios: 63.6%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-2

Original Term to Maturity
(Mortgage Pool)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
<= 48	1	$6,200,000	0.2%	$6,200,000	$6,200,000	80.0%	1.18	x	98.7%	6.710%	48
49 - 60	54	414,044,409	13.6	7,667,489	45,625,000	70.2	1.33		91.0	6.046	60
73 - 84	3	69,000,000	2.3	23,000,000	29,000,000	72.3	1.23		97.9	6.256	84
109 - 120	134	2,252,579,828	73.9	16,810,297	400,000,000	60.4	1.52		93.1	6.121	120
121 - 144	9	244,640,448	8.0	27,182,272	180,000,000	75.9	1.12		96.2	5.910	121
169 - 180	2	56,393,097	1.9	28,196,548	49,210,000	76.6	1.06		97.2	6.526	180
241 >=	1	3,766,174	0.1	3,766,174	3,766,174	72.1	1.00		100.0	6.570	264
Total/Avg/Wtd Avg:	204	$3,046,623,956	100.0%	$14,934,431	$400,000,000	63.6%	1.45	x	93.3%	6.106%	112

Weighted Average Original Term to Maturity:    112 months.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-3

Remaining Term to Maturity
(Mortgage Pool)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
<= 48	2	$43,200,000	1.4%	$21,600,000	$37,000,000	70.0%	1.58	x	94.4%	5.417%	48
49 - 60	53	377,044,409	12.4	7,114,045	45,625,000	70.4	1.30		90.7	6.129	57
73 - 84	3	69,000,000	2.3	23,000,000	29,000,000	72.3	1.23		97.9	6.256	82
109 - 120	136	2,444,670,276	80.2	17,975,517	400,000,000	61.7	1.49		93.3	6.098	119
121 - 144	7	52,550,000	1.7	7,507,143	17,500,000	71.3	1.18		98.2	6.244	121
157 - 168	1	3,766,174	0.1	3,766,174	3,766,174	72.1	1.00		100.0	6.570	162
169 - 180.	2	56,393,097	1.9	28,196,548	49,210,000	76.6	1.06		97.2	6.526	180
Total/Avg/Wtd Avg:	204	$3,046,623,956	100.0%	$14,934,431	$400,000,000	63.6%	1.45	x	93.3%	6.106%	111

Weighted Average Remaining Term to Maturity:    111 months.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-4

Mortgaged Properties by Property Type(1)
(Mortgage Pool)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate
Office	38	$1,320,983,254	43.4%	$34,762,717	$400,000,000	54.4%	1.61	x	92.4%	6.092%
Retail	112	994,429,393	32.6	8,878,834	180,000,000	69.7	1.36		96.1	6.073
Multifamily	21	357,160,000	11.7	17,007,619	49,250,000	72.7	1.21		94.5	6.154
Self Storage	46	186,945,559	6.1	4,064,034	13,350,000	71.6	1.28		84.7	6.110
Mobile Home Park	24	76,910,400	2.5	3,204,600	9,350,000	76.8	1.21		86.3	6.435
Hotel	9	67,669,287	2.2	7,518,810	17,691,862	60.9	1.73		—	6.238
Industrial/Warehouse	7	28,896,498	0.9	4,128,071	12,000,000	78.6	1.23		96.1	6.024
Mixed Use	3	13,629,563	0.4	4,543,188	5,985,026	67.7	1.23		94.2	6.330
Total/Avg/Wtd Avg:	260	$3,046,623,956	100.0%	$11,717,784	$400,000,000	63.6%	1.45	x	93.3%	6.106%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-5

Cut-Off Date Principal Balances
(Mortgage Pool)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
≤ 2,000,000	26	$37,913,577	1.2%	$1,458,215	$2,000,000	68.0%	1.37	x	94.7%	6.270%
2,000,001. - 4,000,000	61	184,097,950	6.0	3,017,999	3,960,000	70.3	1.38		92.9	6.230
4,000,001. - 6,000,000.	41	207,022,878	6.8	5,049,338	6,000,000	70.1	1.35		93.8	6.245
6,000,001. - 8,000,000.	16	109,825,874	3.6	6,864,117	7,650,000	70.0	1.26		95.0	6.234
8,000,001. - 10,000,000.	8	68,835,000	2.3	8,604,375	9,200,000	76.7	1.27		94.4	6.137
10,000,001. - 15,000,000.	18	219,455,252	7.2	12,191,958	14,300,000	69.2	1.29		91.7	6.076
15,000,001. - 20,000,000.	10	177,596,862	5.8	17,759,686	19,150,000	66.9	1.37		90.7	6.273
20,000,001. - 25,000,000.	3	70,430,000	2.3	23,476,667	24,900,000	79.6	1.20		93.1	6.345
25,000,001. - 50,000,000.	11	421,857,889	13.8	38,350,717	49,250,000	71.0	1.24		95.4	6.123
50,000,001. - 75,000,000.	3	196,750,000	6.5	65,583,333	71,200,000	65.7	1.48		88.1	6.159
75,000,001. - 100,000,000.	2	161,838,675	5.3	80,919,337	84,913,874	70.2	1.39		96.9	5.999
125,000,001. - 150,000,000.	2	271,000,000	8.9	135,500,000	140,000,000	62.6	1.53		93.9	5.976
150,000,001. >=	3	920,000,000	30.2	306,666,667	400,000,000	50.8	1.67		93.1	6.022
Total/Avg/Wtd Avg:	204	$3,046,623,956	100.0%	$14,934,431	$400,000,000	63.6%	1.45	x	93.3%	6.106%

Average Cut-off Date Principal Balance:		$14,934,431

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-6

U/W NCF DSCR
(Mortgage Pool)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
0.00 - 1.19	21	$651,690,780	21.4%	$31,032,894	$180,000,000	77.5%	1.08	x	95.5%	6.135%
1.20 - 1.29	130	1,039,942,731	34.1	7,999,559	54,550,000	73.9	1.22		93.1	6.211
1.30 - 1.39	18	137,120,421	4.5	7,617,801	30,000,000	70.2	1.33		91.3	6.289
1.40 - 1.49	9	49,233,912	1.6	5,470,435	8,600,000	61.2	1.44		92.6	6.264
1.50 - 1.59	4	96,963,874	3.2	24,240,968	84,913,874	63.0	1.58		96.4	5.949
1.60 - 1.69	4	45,263,791	1.5	11,315,948	37,000,000	65.1	1.65		94.9	5.358
1.70 - 1.79	2	342,596,333	11.2	171,298,166	340,000,000	45.3	1.77		83.7	5.659
1.80 - 1.89	2	412,090,448	13.5	206,045,224	400,000,000	42.3	1.86		99.6	6.391
1.90 - 1.99	2	145,009,827	4.8	72,504,914	140,000,000	48.7	1.97		91.4	5.772
2.00 >=	12	126,711,839	4.2	10,559,320	71,200,000	36.7	2.31		89.2	5.894
Total/Avg/Wtd Avg:	204	$3,046,623,956	100.0%	$14,934,431	$400,000,000	63.6%	1.45	x	93.3%	6.106%

Weighted Average U/W NCF DSCR:    1.45x.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-7

Occupancy Rates(1)(2)
(Mortgage Pool)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 65.0	4	$10,643,170	0.3%	$2,660,792	$3,300,000	73.4%	1.28	x	59.7%	6.302%
65.1 - 70.0	4	29,230,000	1.0	7,307,500	18,120,000	63.5	1.20		66.3	6.344
70.1 - 75.0	9	28,768,951	0.9	3,196,550	10,150,000	55.9	1.47		73.2	6.022
75.1 - 80.0	9	52,162,228	1.7	5,795,803	17,100,000	64.3	1.32		77.9	6.231
80.1 - 85.0	13	386,034,000	12.7	29,694,923	340,000,000	48.8	1.71		83.5	5.717
85.1 - 90.0	23	226,477,895	7.4	9,846,865	71,200,000	60.1	1.55		87.8	6.048
90.1 - 95.0	39	604,429,347	19.8	15,498,188	140,000,000	67.0	1.41		92.3	6.078
95.1 >=	150	1,641,209,079	53.9	10,941,394	400,000,000	66.4	1.38		98.2	6.203
Total/Avg/Wtd Avg:	251	$2,978,954,669	97.8%	$11,868,345	$400,000,000	63.6%	1.44	x	93.3%	6.103%

Weighted average occupancy rate:    93.3%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-8

Remaining Amortization Terms
(Mortgage Pool)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(3)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term(4)
Interest Only(2)	61	$1,674,816,170	55.0%	$27,456,003	$400,000,000	56.8%	1.61	x	92.8%	6.088%	—
109 - 120	1	12,090,448	0.4	12,090,448	12,090,448	35.3	1.82		91.1	5.505	112
157 - 168	1	3,766,174	0.1	3,766,174	3,766,174	72.1	1.00		100.0	6.570	162
289 - 300	15	74,229,863	2.4	4,948,658	17,691,862	51.6	1.87		93.9	6.143	299
325 - 336	1	1,650,000	0.1	1,650,000	1,650,000	68.8	1.27		98.6	6.860	330
349 - 360	125	1,280,071,301	42.0	10,240,570	180,000,000	73.4	1.21		93.9	6.132	360
Total/Avg/Wtd Avg:	204	$3,046,623,956	100.0%	$14,934,431	$400,000,000	63.6%	1.45	x	93.3%	6.106%	354

Weighted Average Remaining Amortization Term: 354 months.(4)

(1)	Ranges of Remaining Amortization Terms (other than Interest Only) may include mortgage loans that have an interest-only period ending prior to maturity date but excludes mortgage loans that provide for payments of interest only up to the maturity date.

(2)	Interest-only up to maturity date.

(3)	Excludes mortgage loans secured by hospitality properties.

(4)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

Annex A-2-9

Mortgage Rates
(Mortgage Pool)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
5.001 - 5.250	1	$37,000,000	1.2%	$37,000,000	$37,000,000	68.3%	1.65	x	93.7%	5.200%
5.501 - 5.750	12	559,598,261	18.4	46,633,188	340,000,000	47.8	1.82		86.5	5.670
5.751 - 6.000	13	395,792,576	13.0	30,445,583	180,000,000	65.7	1.43		94.2	5.879
6.001 - 6.250	82	964,947,183	31.7	11,767,649	131,000,000	73.8	1.21		93.7	6.156
6.251 - 6.500	77	964,388,682	31.7	12,524,528	400,000,000	60.4	1.50		96.0	6.378
6.501 - 6.750	17	119,335,697	3.9	7,019,747	49,210,000	71.4	1.19		96.7	6.558
6.751 - 7.000	2	5,561,557	0.2	2,780,778	3,911,557	76.5	1.26		98.6	6.853
Total/Avg/Wtd Avg:	204	$3,046,623,956	100.0%	$14,934,431	$400,000,000	63.6%	1.45	x	93.3%	6.106%

Weighted Average Mortgage Rate: 6.106%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-10

Maturity Date Loan-to-Value Ratios
(Mortgage Pool)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 0.0	2	$15,856,622	0.5%	$7,928,311	$12,090,448	—	1.63	x	93.2%	5.758%
15.1 - 20.0	1	2,076,448	0.1	2,076,448	2,076,448	15.6%	4.40		100.0	6.339
20.1 - 25.0	2	11,948,039	0.4	5,974,019	10,608,069	23.7	2.12		84.6	5.955
25.1 - 30.0	6	32,864,310	1.1	5,477,385	17,691,862	26.3	2.64		91.8	5.787
30.1 - 35.0	3	13,632,868	0.4	4,544,289	5,025,623	33.6	2.45		98.7	6.228
35.1 - 40.0	1	1,300,000	0.0	1,300,000	1,300,000	39.1	1.21		71.5	6.087
40.1 - 45.0	6	490,496,888	16.1	81,749,481	400,000,000	42.3	1.87		97.8	6.337
45.1 - 50.0	8	511,363,052	16.8	63,920,381	340,000,000	46.4	1.80		85.2	5.719
50.1 - 55.0	14	155,196,812	5.1	11,085,487	84,913,874	52.9	1.48		93.8	6.107
55.1 - 60.0	22	96,475,114	3.2	4,385,232	13,275,000	57.1	1.29		89.9	6.240
60.1 - 65.0	25	218,513,252	7.2	8,740,530	45,625,000	62.9	1.22		93.4	6.219
65.1 - 70.0	35	490,666,002	16.1	14,019,029	76,924,801	67.7	1.22		95.5	6.148
70.1 - 75.0	19	340,085,000	11.2	17,899,211	131,000,000	72.8	1.16		93.3	6.232
75.1 - 80.0	48	609,684,759	20.0	12,701,766	180,000,000	77.3	1.16		94.5	6.099
80.1 - 85.0	9	51,096,488	1.7	5,677,388	18,000,000	83.6	1.22		98.4	6.180
85.1 =>	3	5,368,300	0.2	1,789,433	2,598,800	91.7	1.22		100.0	6.300
Total:	204	$3,046,623,956	100.0%	$14,934,431	$400,000,000	60.2%	1.45	x	93.3%	6.106%

Weighted Average Maturity Date LTV Ratio: 60.2%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-2-11

Properties by State(1)
(Mortgage Pool)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
NY	18	$481,253,834	15.8%
MA	12	444,648,914	14.6
CA	20	364,370,868	12.0
TX	24	285,310,777	9.4
VA	7	210,454,389	6.9
MO	11	188,991,000	6.2
FL	33	167,152,113	5.5
GA	12	142,987,182	4.7
PA	10	102,405,755	3.4
OH	11	92,138,410	3.0
CT	10	83,506,650	2.7
MD	5	60,555,475	2.0
MI	5	53,910,345	1.8
IL	10	49,698,606	1.6
AZ	6	49,443,912	1.6
LA	4	46,164,837	1.5
NJ	10	46,086,578	1.5
NC	9	31,768,709	1.0
NV	4	27,326,174	0.9
KS	6	22,613,000	0.7
WA	5	13,635,026	0.4
TN	3	13,025,000	0.4
IN	4	12,738,657	0.4
SC	2	10,270,000	0.3
WI	2	9,425,000	0.3
VT	5	8,971,503	0.3
MS	2	7,033,000	0.2
KY	2	5,820,000	0.2
MN	1	3,850,000	0.1
SD	1	3,400,000	0.1
AL	1	2,187,200	0.1
CO	1	2,073,594	0.1
NH	2	1,298,130	0.0
DE	1	1,080,200	0.0
RI	1	1,029,119	0.0
Total:	260	$3,046,623,956	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-2-12

ANNEX A-3

CERTAIN CHARACTERISTICS OF LOAN GROUP NO. 1

[THIS PAGE INTENTIONALLY LEFT BLANK.]

Amortization Types
(Loan Group No. 1)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
Interest Only	52	$1,424,496,170	53.0%	$27,394,157	$400,000,000	54.2%	1.67	x	92.6%	6.073%
Amortizing Balloon (2)	129	1,244,872,733	46.4	9,650,176	180,000,000	71.9	1.26		93.8	6.134
Fully Amortizing	2	15,856,622	0.6	7,928,311	12,090,448	44.0	1.63		93.2	5.758
Total/Avg/Wtd Avg:	183	$2,685,225,525	100.0%	$14,673,364	$400,000,000	62.3%	1.48	x	93.1%	6.099%

(1)	Excludes mortgage loans secured by hospitality properties.

(2)	Includes mortgage loans, representing 29.4% of the initial loan group no. 1 balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 30.9% of these loans, by balance, have three years or less of interest-only payments.

Annex A-3-1

Cut-Off Date Loan-to-Value Ratios
(Loan Group No. 1)

Range of Cut-Off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
15.1 - 20.0	1	$2,076,448	0.1%	$2,076,448	$2,076,448	18.4%	4.40	x	100.0%	6.339%
25.1 - 30.0	2	19,031,831	0.7	9,515,915	17,691,862	29.2	2.85		73.4	5.691
30.1 - 35.0	6	29,082,501	1.1	4,847,084	10,608,069	32.2	2.37		90.6	5.923
35.1 - 40.0	4	18,711,506	0.7	4,677,876	12,090,448	36.1	1.92		92.3	5.734
40.1 - 45.0	4	483,209,827	18.0	120,802,457	400,000,000	42.3	1.89		98.1	6.340
45.1 - 50.0	5	488,213,791	18.2	97,642,758	340,000,000	46.4	1.82		85.9	5.685
50.1 - 55.0	6	48,681,333	1.8	8,113,555	18,120,000	53.9	1.33		76.5	6.357
55.1 - 60.0	7	50,617,009	1.9	7,231,001	13,275,000	57.2	1.31		86.9	6.245
60.1 - 65.0	10	143,044,100	5.3	14,304,410	84,913,874	62.9	1.47		97.4	6.067
65.1 - 70.0	20	157,642,234	5.9	7,882,112	46,400,000	67.9	1.35		92.5	6.025
70.1 - 75.0	41	305,719,033	11.4	7,456,562	37,962,889	73.3	1.24		94.8	6.243
75.1 - 80.0	64	857,831,124	31.9	13,403,611	180,000,000	78.9	1.13		94.3	6.152
80.1 >=	13	81,364,788	3.0	6,258,830	24,900,000	83.4	1.21		97.5	6.255
Total:	183	$2,685,225,525	100.0%	$14,673,364	$400,000,000	62.3%	1.48	x	93.1%	6.099%
Weighted Average Cut-off Date LTV Ratio: 62.3%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-2

Original Term to Maturity
(Loan Group No. 1)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
49 - 60	48	$259,509,409	9.7%	$5,406,446	$37,000,000	71.0%	1.39	x	89.7%	5.991%	60%
73 - 84	2	40,000,000	1.5	20,000,000	25,800,000	66.9	1.23		98.8	6.361	84
109 - 120	121	2,080,916,397	77.5	17,197,656	400,000,000	59.2	1.55		93.0	6.118	120
121 - 144	9	244,640,448	9.1	27,182,272	180,000,000	75.9	1.12		96.2	5.910	121
169 - 180	2	56,393,097	2.1	28,196,548	49,210,000	76.6	1.06		97.2	6.526	180
241 >=	1	3,766,174	0.1	3,766,174	3,766,174	72.1	1.00		100.0	6.570	264
Total:	183	$2,685,225,525	100.0%	$14,673,364	$400,000,000	62.3%	1.48	x	93.1%	6.099%	115%
Weighted Average Original Term to Maturity: 115 months.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-3

Remaining Term to Maturity
(Loan Group No. 1)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
<= 48	1	$37,000,000	1.4%	$37,000,000	$37,000,000	68.3%	1.65	x	93.7%	5.200%	48%
49 - 60	47	222,509,409	8.3	4,734,243	17,691,862	71.4	1.35		88.9	6.123	58
73 - 84	2	40,000,000	1.5	20,000,000	25,800,000	66.9	1.23		98.8	6.361	82
109 - 120	123	2,273,006,845	84.6	18,479,730	400,000,000	60.7	1.51		93.2	6.092	119
121 - 144	7	52,550,000	2.0	7,507,143	17,500,000	71.3	1.18		98.2	6.244	121
157 - 168	1	3,766,174	0.1	3,766,174	3,766,174	72.1	1.00		100.0	6.570	162
169 - 180	2	56,393,097	2.1	28,196,548	49,210,000	76.6	1.06		97.2	6.526	180
Total/Avg/Wtd Avg:	183	$2,685,225,525	100.0%	$14,673,364	$400,000,000	62.3%	1.48	x	93.1%	6.099%	114%

Weighted Average Remaining Term to Maturity: 114 months.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-4

Mortgaged Properties by Property Type(1)
(Loan Group No. 1)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate
Office	38	$1,320,983,254	49.2%	$34,762,717	$400,000,000	54.4%	1.61	x	92.4%	6.092%
Retail	112	9,944,293,943	37.0	8,878,834	180,000,000	69.7	1.36		96.1	6.073
Self Storage	46	186,945,559	7.0	4,064,034	13,350,000	71.6	1.28		84.7	6.110
Mobile Home Park	22	72,671,969	2.7	3,303,271	9,350,000	77.3	1.22		85.8	6.426
Hotel	9	67,669,287	2.5	7,518,810	17,691,862	60.9	1.73		-	6.238
Industrial/Warehouse	7	28,896,498	1.1	4,128,071	12,000,000	78.6	1.23		96.1	6.024
Mixed Use	3	13,629,563	0.5	4,543,188	5,985,026	67.7	1.23		94.2	6.330
Total/Avg/Wtd Avg:	237	$2,685,225,525	100.0%	$11,330,066	$400,000,000	62.3%	1.48	x	93.1%	6.099%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-5

Cut-Off Date Principal Balances
(Loan Group No. 1)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 2,000,000	26	$37,913,577	1.4%	$1,458,215	$2,000,000	68.0%	1.37	x	94.7%	6.270%
2,000,001. - 4,000,000	58	177,659,519	6.6	3,063,095	3,960,000	70.5	1.38		92.9	6.219
4,000,001. - 6,000,000	40	201,782,878	7.5	5,044,572	6,000,000	69.9	1.35		93.7	6.246
6,000,001. - 8,000,000	13	90,275,874	3.4	6,944,298	7,650,000	68.0	1.28		94.4	6.263
8,000,001. - 10,000,000	7	59,685,000	2.2	8,526,429	9,200,000	76.4	1.26		94.9	6.128
10,000,001. - 15,000,000	13	153,255,252	5.7	11,788,866	14,200,000	66.7	1.31		90.7	6.130
15,000,001. - 20,000,000	8	140,911,862	5.2	17,613,983	18,120,000	65.6	1.41		89.4	6.228
20,000,001. - 25,000,000	2	47,780,000	1.8	23,890,000	24,900,000	80.6	1.22		92.8	6.331
25,000,001. - 50,000,000	6	226,372,889	8.4	37,728,815	49,210,000	71.5	1.27		96.1	6.107
50,000,001. - 75,000,000	3	196,750,000	7.3	65,583,333	71,200,000	65.7	1.48		88.1	6.159
75,000,001. - 100,000,000	2	161,838,675	6.0	80,919,337	84,913,874	70.2	1.39		96.9	5.999
125,000,001. - 150,000,000	2	271,000,000	10.1	135,500,000	140,000,000	62.6	1.53		93.9	5.976
150,000,001. >=	3	920,000,000	34.3	306,666,667	400,000,000	50.8	1.67		93.1	6.022
Total/Avg/Wtd Avg:	183	$2,685,225,525	100.0%	$14,673,364	$400,000,000	62.3%	1.48	x	93.1%	6.099%

Average Cut-off Date Principal Balance: $14,673,364

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-6

U/W NCF DSCR
(Loan Group No. 1)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 1.19	17	$604,040,780	22.5%	$35,531,811	$180,000,000	77.4%	1.08	x	95.5%	6.120%
1.20 - 1.29	116	756,544,300	28.2	6,521,934	54,550,000	74.8	1.22		92.7	6.243
1.30 - 1.39	15	106,770,421	4.0	7,118,028	30,000,000	68.5	1.34		89.9	6.313
1.40 - 1.49	9	49,233,912	1.8	5,470,435	8,600,000	61.2	1.44		92.6	6.264
1.50 - 1.59	4	96,963,874	3.6	24,240,968	84,913,874	63.0	1.58		96.4	5.949
1.60 - 1.69	4	45,263,791	1.7	11,315,948	37,000,000	65.1	1.65		94.9	5.358
1.70 - 1.79	2	342,596,333	12.8	171,298,166	340,000,000	45.3	1.77		83.7	5.659
1.80 - 1.89	2	412,090,448	15.3	206,045,224	400,000,000	42.3	1.86		99.6	6.391
1.90 - 1.99	2	145,009,827	5.4	72,504,914	140,000,000	48.7	1.97		91.4	5.772
2.00 >=	12	126,711,839	4.7	10,559,320	71,200,000	36.7	2.31		89.2	5.894
Total/Avg/Wtd Avg:	183	$2,685,225,525	100.0%	$14,673,364	$400,000,000	62.3%	1.48	x	93.1%	6.099%

Weighted Average U/W NCF DSCR: 1.48x.

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-7

Occupancy Rates(1)(2)
(Loan Group No. 1)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 65.0	4	$10,643,170	0.4%	$2,660,792	$3,300,000	73.4%	1.28	x	59.7%	6.302%
65.1 - 70.0	4	29,230,000	1.1	7,307,500	18,120,000	63.5	1.20		66.3	6.344
70.1 - 75.0	9	28,768,951	1.1	3,196,550	10,150,000	55.9	1.47		73.2	6.022
75.1 - 80.0	9	52,162,228	1.9	5,795,803	17,100,000	64.3	1.32		77.9	6.231
80.1 - 85.0	12	378,109,000	14.1	31,509,083	340,000,000	48.5	1.72		83.5	5.707
85.1 - 90.0	20	194,564,300	7.2	9,728,215	71,200,000	59.3	1.60		87.7	6.062
90.1 - 95.0	31	487,144,347	18.1	15,714,334	140,000,000	66.0	1.46		92.3	6.046
95.1 >=	139	1,436,934,242	53.5	10,337,656	400,000,000	65.2	1.41		98.4	6.209
Total/Avg/Wtd Avg:	228	$2,617,556,238	97.5%	$11,480,510	$400,000,000	62.4%	1.47	x	93.1%	6.096%

Weighted average occupancy rate: 93.1%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-8

Remaining Amortization Terms
(Loan Group No. 1)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(3)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term(4)
Interest Only(2)	52	$1,424,496,170	53.0%	$27,394,157	$400,000,000	54.2%	1.67	x	92.6%	6.073%	—
109 - 120	1	12,090,448	0.5	12,090,448	12,090,448	35.3	1.82		91.1	5.505	112
157 - 168	1	3,766,174	0.1	3,766,174	3,766,174	72.1	1.00		100.0	6.570	162
289 - 300	15	74,229,863	2.8	4,948,658	17,691,862	51.6	1.87		93.9	6.143	299
325 - 336	1	1,650,000	0.1	1,650,000	1,650,000	68.8	1.27		98.6	6.860	330
349 - 360	113	1,168,992,870	43.5	10,345,070	180,000,000	73.2	1.22		93.8	6.133	360
Total/Avg/Wtd Avg:	183	$2,685,225,525	100.0%	$14,673,364	$400,000,000	62.3%	1.48	x	93.1%	6.099%	353

Weighted Average Remaining Amortization Term: 353 months.(4)

(1)	Ranges of Remaining Amortization Terms (other than Interest Only) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.

(2)	Interest-only up to maturity date.

(3)	Excludes mortgage loans secured by hospitality properties.

(4)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

Annex A-3-9

Mortgage Rates
(Loan Group No. 1)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
5.001 - 5.250	1	$37,000,000	1.4%	$37,000,000	$37,000,000	68.3%	1.65	x	93.7%	5.200%
5.501 - 5.750	9	526,998,261	19.6	58,555,362	340,000,000	46.2	1.86		86.2	5.675
5.751 - 6.000	12	369,792,576	13.8	30,816,048	180,000,000	65.6	1.45		94.5	5.877
6.001 - 6.250	72	734,122,183	27.3	10,196,141	131,000,000	74.1	1.20		93.2	6.150
6.251 - 6.500	73	918,223,846	34.2	12,578,409	400,000,000	59.6	1.52		96.1	6.378
6.501 - 6.750	14	93,527,102	3.5	6,680,507	49,210,000	71.5	1.19		97.3	6.550
6.751 - 7.000	2	5,561,557	0.2	2,780,778	3,911,557	76.5	1.26		98.6	6.853
Total/Avg/Wtd Avg:	183	$2,685,225,525	100.0%	$14,673,364	$400,000,000	62.3%	1.48	x	93.1%	6.099%

Weighted Average Mortgage Rate: 6.099%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-10

Maturity Date Loan-to-Value Ratios
(Loan Group No. 1)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 0.0	2	$15,856,622	0.6%	$7,928,311	$12,090,448	—	1.63	x	93.2%	5.758%
15.1 - 20.0	1	2,076,448	0.1	2,076,448	2,076,448	15.6%	4.40		100.0	6.339
20.1 - 25.0	2	11,948,039	0.4	5,974,019	10,608,069	23.7	2.12		84.6	5.955
25.1 - 30.0	6	32,864,310	1.2	5,477,385	17,691,862	26.3	2.64		91.8	5.787
30.1 - 35.0	3	13,632,868	0.5	4,544,289	5,025,623	33.6	2.45		98.7	6.228
35.1 - 40.0	1	1,300,000	0.0	1,300,000	1,300,000	39.1	1.21		71.5	6.087
40.1 - 45.0	6	490,496,888	18.3	81,749,481	400,000,000	42.3	1.87		97.8	6.337
45.1 - 50.0	8	511,363,052	19.0	63,920,381	340,000,000	46.4	1.80		85.2	5.719
50.1 - 55.0	13	152,996,812	5.7	11,768,986	84,913,874	52.9	1.48		93.8	6.104
55.1 - 60.0	21	94,401,520	3.5	4,495,310	13,275,000	57.2	1.29		90.0	6.229
60.1 - 65.0	21	140,388,416	5.2	6,685,163	37,962,889	62.6	1.23		95.4	6.256
65.1 - 70.0	30	372,016,002	13.9	12,400,533	76,924,801	67.6	1.23		95.8	6.130
70.1 - 75.0	15	301,485,000	11.2	20,099,000	131,000,000	72.8	1.16		92.8	6.280
75.1 - 80.0	42	487,934,759	18.2	11,617,494	180,000,000	77.2	1.14		94.0	6.072
80.1 - 85.0	9	51,096,488	1.9	5,677,388	18,000,000	83.6	1.22		98.4	6.180
85.1 >=	3	5,368,300	0.2	1,789,433	2,598,800	91.7	1.22		100.0	6.300
Total/Avg/Wtd Avg:	183	$2,685,225,525	100.0%	$14,673,364	$400,000,000	58.8%	1.48	x	93.1%	6.099%

Weighted Average Maturity Date LTV Ratio: 58.8%

(1)	Excludes mortgage loans secured by hospitality properties.

Annex A-3-11

Properties by State(1)
(Loan Group No. 1)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
NY	18	$481,253,834	17.9%
MA	12	444,648,914	16.6
CA	20	364,370,868	13.6
TX	20	230,360,777	8.6
MO	11	188,991,000	7.0
FL	33	167,152,113	6.2
VA	6	164,844,389	6.1
PA	10	102,405,755	3.8
OH	11	92,138,410	3.4
CT	10	83,506,650	3.1
MI	5	53,910,345	2.0
IL	10	49,698,606	1.9
NJ	9	39,886,578	1.5
NV	4	27,326,174	1.0
NC	8	26,528,709	1.0
KS	6	22,613,000	0.8
GA	4	21,262,182	0.8
AZ	4	19,258,912	0.7
WA	5	13,635,026	0.5
TN	3	13,025,000	0.5
IN	4	12,738,657	0.5
MD	4	11,305,475	0.4
SC	2	10,270,000	0.4
WI	2	9,425,000	0.4
VT	5	8,971,503	0.3
MS	2	7,033,000	0.3
KY	2	5,820,000	0.2
MN	1	3,850,000	0.1
SD	1	3,400,000	0.1
AL	1	2,187,200	0.1
NH	2	1,298,130	0.0
DE	1	1,080,200	0.0
RI	1	1,029,119	0.0
Total:	237	$2,685,225,525	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-3-12

ANNEX A-4

CERTAIN CHARACTERISTICS OF LOAN GROUP NO. 2

[THIS PAGE INTENTIONALLY LEFT BLANK.]

Amortization Types
(Loan Group No. 2)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
Interest Only	9	$250,320,000	69.3%	$27,813,333	$49,250,000	71.5%	1.23	x	94.5%	6.176%
Amortizing Balloon(1)	12	111,078,431	30.7	9,256,536	22,650,000	75.2	1.18		94.5	6.120
Total/Avg/Wtd Avg:	21	$361,398,431	100.0%	$17,209,449	$49,250,000	72.7%	1.21	x	94.5%	6.159%

(1)	Includes mortgage loans, representing 29.6% of the loan group no. 2 balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 51.9% of these loans, by balance, have three years or less of interest-only payments.

Annex A-4-1

Cut-Off Date Loan-to-Value Ratios
(Loan Group No. 2)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
55.1 - 60.0	1	$2,200,000	0.6%	$2,200,000	$2,200,000	57.9%	1.31	x	90.5%	6.375%
60.1 - 65.0	1	45,625,000	12.6	45,625,000	45,625,000	63.2	1.21		89.4	6.150
65.1 - 70.0	6	106,183,431	29.4	17,697,238	45,610,000	67.9	1.21		93.6	6.129
70.1 - 75.0	1	19,150,000	5.3	19,150,000	19,150,000	74.8	1.25		96.0	6.375
75.1 - 80.0	12	188,240,000	52.1	15,686,667	49,250,000	77.6	1.21		96.1	6.153
Total/Avg/Wtd Avg:	21	$361,398,431	100.0%	$17,209,449	$49,250,000	72.7%	1.21	x	94.5%	6.159%

Weighted Average Cut-off Date LTV Ratio: 72.7%.

Annex A-4-2

Original Term to Maturity
(Loan Group No. 2)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
<= 48	1	$6,200,000	1.7%	$6,200,000	$6,200,000	80.0%	1.18	x	98.7%	6.710%	48
49 - 60	6	154,535,000	42.8	25,755,833	45,625,000	68.9	1.23		93.1	6.138	60
73 - 84	1	29,000,000	8.0	29,000,000	29,000,000	79.7	1.22		97.1	6.110	84
109 - 120	13	171,663,431	47.5	13,204,879	49,250,000	74.6	1.20		95.1	6.166	120
Total/Avg/Wtd Avg:	21	$361,398,431	100.0%	$17,209,449	$49,250,000	72.7%	1.21	x	94.5%	6.159%	90

Weighted Average Original Term to Maturity: 90 months.

Annex A-4-3

Remaining Term to Maturity
(Loan Group No. 2)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
<= 48	1	$6,200,000	1.7%	$6,200,000	$6,200,000	80.0%	1.18	x	98.7%	6.710%	47
49 - 60	6	154,535,000	42.8	25,755,833	45,625,000	68.9	1.23		93.1	6.138	57
73 - 84	1	29,000,000	8.0	29,000,000	29,000,000	79.7	1.22		97.1	6.110	82
109 - 120	13	171,663,431	47.5	13,204,879	49,250,000	74.6	1.20		95.1	6.166	118
Total/Avg/Wtd Avg:	21	$361,398,431	100.0%	$17,209,449	$49,250,000	72.7%	1.21	x	94.5%	6.159%	88

Weighted Average Remaining Term to Maturity: 88 months.

Annex A-4-4

Mortgaged Properties by Property Type(1)
(Loan Group No. 2)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
Multifamily	21	$357,160,000	98.8%	$17,007,619	$49,250,000	72.7%	1.21	x	94.5%	6.154%
Mobile Home Park	2	4,238,431	1.2	2,119,215	2,164,837	67.5	1.21		94.2	6.602
Total/Avg/Wtd Avg:	23	$361,398,431	100.0%	$15,712,975	$49,250,000	72.7%	1.21	x	94.5%	6.159%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-4-5

Cut-Off Date Principal Balances
(Loan Group No. 2)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 2,000,000	3	$6,438,431	1.8%	$2,146,144	$2,200,000	64.3%	1.24	x	92.9%	6.525%
4,000,001. - 6,000,000	1	5,240,000	1.4	5,240,000	5,240,000	77.1	1.20		94.2	6.190
6,000,001. - 8,000,000	3	19,550,000	5.4	6,516,667	7,200,000	79.4	1.16		97.6	6.099
8,000,001. - 10,000,000	1	9,150,000	2.5	9,150,000	9,150,000	78.9	1.29		91.1	6.200
10,000,001. - 15,000,000	5	66,200,000	18.3	13,240,000	14,300,000	75.2	1.23		93.8	5.950
15,000,001. - 20,000,000	2	36,685,000	10.2	18,342,500	19,150,000	71.9	1.23		94.9	6.449
20,000,001. - 25,000,000	1	22,650,000	6.3	22,650,000	22,650,000	77.6	1.16		93.7	6.375
25,000,001. - 50,000,000	5	195,485,000	54.1	39,097,000	49,250,000	70.5	1.22		94.6	6.141
Total/Avg/Wtd Avg:	21	$361,398,431	100.0%	$17,209,449	$49,250,000	72.7%	1.21	x	94.5%	6.159%

Average Cut-off Date Principal Balance: $17,209,449.

Annex A-4-6

U/W NCF DSCR
(Loan Group No. 2)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
0.00 - 1.19	4	$47,650,000	13.2%	$11,912,500	$22,650,000	77.8%	1.12	x	95.5%	6.325%
1.20 - 1.29	14	283,398,431	78.4	20,242,745	49,250,000	71.4	1.22		94.3	6.126
1.30 - 1.39	3	30,350,000	8.4	10,116,667	14,300,000	76.1	1.31		94.8	6.203
Total/Avg/Wtd Avg:	21	$361,398,431	100.0%	$17,209,449	$49,250,000	72.7%	1.21	x	94.5%	6.159%

Weighted Average U/W NCF DSCR: 1.21x.

Annex A-4-7

Occupancy Rates(1)
(Loan Group No. 2)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
80.1 - 85.0	1	$7,925,000	2.2%	$7,925,000	$7,925,000	63.2%	1.21	x	85.0%	6.150%
85.1 - 90.0	3	31,913,594	8.8	10,637,865	17,040,000	64.9	1.22		88.2	5.959
90.1 - 95.0	8	117,285,000	32.5	14,660,625	26,000,000	71.3	1.22		92.4	6.212
95.1 >=	11	204,274,837	56.5	18,570,440	49,250,000	75.0	1.21		97.0	6.160
Total/Avg/Wtd Avg:	23	$361,398,431	100.0%	$15,712,975	$49,250,000	72.7%	1.21	x	94.5%	6.159%

Weighted average occupancy rate: 94.5%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-4-8

Remaining Amortization Terms
(Loan Group No. 2)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term(3)
Interest Only(2)	9	$250,320,000	69.3%	$27,813,333	$49,250,000	71.5%	1.23	x	94.5%	6.176%	—
349 - 360	12	111,078,431	30.7	9,256,536	22,650,000	75.2	1.18		94.5	6.120	360
Total/Avg/Wtd Avg:	21	$361,398,431	100.0%	$17,209,449	$49,250,000	72.7%	1.21	x	94.5%	6.159%	360

Weighted Average Remaining Amortization Term: 360 months.(3)

(1)	Ranges of Remaining Amortization Terms (other than Interest Only) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.

(2)	Interest-only up to maturity date.

(3)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

Annex A-4-9

Mortgage Rates
(Loan Group No. 2)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
5.501 - 5.750	3	$32,600,000	9.0%	$10,866,667	$12,800,000	73.7%	1.23	x	92.4%	5.580%
5.751 - 6.000	1	26,000,000	7.2	26,000,000	26,000,000	66.7	1.24		90.4	5.910
6.001 - 6.250	10	230,825,000	63.9	23,082,500	49,250,000	72.9	1.21		95.1	6.176
6.251 - 6.500	4	46,164,837	12.8	11,541,209	22,650,000	75.1	1.21		94.8	6.380
6.501 - 6.750	3	25,808,594	7.1	8,602,865	17,535,000	71.2	1.20		94.6	6.589
Total/Avg/Wtd Avg:	21	$361,398,431	100.0%	$17,209,449	$49,250,000	72.7%	1.21	x	94.5%	6.159%

Weighted Average Mortgage Rate: 6.159%.

Annex A-4-10

Maturity Date Loan-to-Value Ratios
(Loan Group No. 2)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
50.1 - 55.0	1	$2,200,000	0.6%	$2,200,000	$2,200,000	51.7%	1.31	x	90.5%	6.375%
55.1 - 60.0	1	2,073,594	0.6	2,073,594	2,073,594	56.5	1.21		88.7	6.730
60.1 - 65.0	4	78,124,837	21.6	19,531,209	45,625,000	63.3	1.21		90.1	6.151
65.1 - 70.0	5	118,650,000	32.8	23,730,000	45,610,000	68.1	1.21		94.8	6.202
70.1 - 75.0	4	38,600,000	10.7	9,650,000	12,650,000	72.4	1.14		96.5	5.851
75.1 - 80.0	6	121,750,000	33.7	20,291,667	49,250,000	77.6	1.24		96.4	6.206
Total/Avg/Wtd Avg:	21	$361,398,431	100.0%	$17,209,449	$49,250,000	70.6%	1.21	x	94.5%	6.159%

Weighted Average Maturity Date LTV Ratio: 70.6%.

Annex A-4-11

Properties by State(1)
(Loan Group No. 2)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
GA	8	$121,725,000	33.7%
TX	4	54,950,000	15.2
MD	1	49,250,000	13.6
LA	4	46,164,837	12.8
VA	1	45,610,000	12.6
AZ	2	30,185,000	8.4
NJ	1	6,200,000	1.7
NC	1	5,240,000	1.4
CO	1	2,073,594	0.6
Total:	23	$361,398,431	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

Annex A-4-12

ANNEX A-5

CERTAIN MONETARY TERMS OF THE UNDERLYING MORTGAGE LOANS

[THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                       ANNEX A-5

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6

                                                                           ORIGINAL         REMAINING
  CONTROL     FOOTNOTE                                                   INTEREST-ONLY    INTEREST-ONLY
    NO.         NO.                      PROPERTY NAME                   PERIOD (MOS.)    PERIOD (MOS.)
--------------------------------------------------------------------------------------------------------

     1          (1)      1211 Avenue of the Americas                                120              120
     2          (2)      125 High Street                                            120              119
     3          (3)      The Shops at Las Americas                                   84               80
     4          (4)      Westfield Chesterfield                                     120              120
     5          (5)      The Terrace Office Complex                                  60               58
     6                   Greenbrier Mall                                              0                0
     7          (6)      Chapel Hill Mall                                             0                0
     8          (7)      Park Square Building                                       120              119
     9                   One Penn Center                                             72               72
    10          (8)      Redwood Portfolio I                                        120              120
    11                   Tindeco Wharf Apartments                                   120              118
    12                   Eagle Road Shopping Center                                  59               59
    13                   Willowwood I & II                                          120              117
    14          (9)      LeCraw Portfolio - Three Properties                         60               56
    15                   Haverhill Apartments                                        60               58
    16          (10)     Midland Mall                                                 0                0
    17          (11)     Reckson Portfolio Subordinate Tranche                       60               48
    18                   7080 Hollywood Boulevard                                   120              120
    19                   Pavilion Place Apartments                                   84               82
    20                   Arbors at Winters Chapel                                    60               56
    21                   55 Hawthorne Street                                         84               82
    22          (12)     Sylmar Square                                              120              118
    23                   Atrium - Plano                                             120              120
    24                   Oakbrook Apartments                                         24               22
    25                   Tiger Plaza Apartments                                      24               22
    26          (13)     Twin Towers Dallas                                           0                0
    27                   Beltway Marketplace                                         60               60
    28          (14)     Atlantic Place                                             120              118
    29          (15)     Sheraton Sand Key Hotel                                      0                0
    30          (16)     Indigo Springs                                             120              120
    31          (17)     Kite Naples Portfolio - Pine Ridge                          61               61
    32                   Kohl's - Herndon                                           120              118
    33          (18)     100 Franklin Street                                        120              120
    34                   Oak Park Spring Lake Portfolio                             120              119
    35          (9)      LeCraw Portfolio - Courtland Club Apartments                58               56
    36                   Lincolnshire Springhill Suites                              36               35
    37          (9)      LeCraw Portfolio - Winterset Apartments                     59               56
    38                   South Valley Plaza                                          60               59
    39          (19)     StorageMart #1905                                           36               33
    40                   StorageMart #1906                                           36               33
    41                   Las Colinas at Brookhollow Apartments                       60               58
    42                   Brandywood Apartments                                       60               58
    43                   Kelly Crossing                                              60               58
    44          (20)     1155 Avenue of the Americas                                  0                0
    45                   Chesterfield Tech Park                                      24               23
    46                   Central Arts Building                                       36               35
    47                   River Exchange                                              60               59
    48                   Oakwood Square Shopping Center                               0                0
    49          (21)     Naples Walk I, II, & III                                     0                0
    50          (22)     Kite Naples Portfolio - Riverchase                          61               61
    51                   StorageMart #2101                                           36               33
    52                   StorageMart #129                                            36               33
    53          (23)     Toluca Medical                                             120              118
    54                   Hartford Run Apartments                                     60               60
    55                   StorageMart #535                                            36               33
    56                   3545 Wilshire Boulevard                                    120              119
    57                   StorageMart #505                                            36               33
    58                   5024 Pelham Road                                           120              114
    59                   Cypress City Center                                        120              119
    60                   Corporate Square                                            24               22
    61          (24)     ADF Portfolio                                                1                1
    62                   Comfort Inn - King of Prussia                                0                0
    63          (25)     Tel Huron                                                    1                1
    64                   Springfield Apartments                                      60               58
    65                   Euclid Avenue Shopping Center                                0                0
    66                   Silverlakes Professional Campus                             60               60
    67          (26)     Hamden Village                                             120              120
                         Trump International Hotel & Tower -
    68                   Commercial                                                 120              119
    69                   Plaza Mayor                                                  0                0
    70                   StorageMart #1612                                           36               33
    71                   Holiday Inn Express - Langhorne-Oxford Valley               24               21
    72                   Citizens 31 Portfolio                                       60               59
    73                   Border's Bookstore                                          60               59
    74                   Woodlake Apartments                                         36               35
    75          (27)     Indian School                                                0                0
    76                   Villa D'Orleans Apartments                                  60               60
    77                   Valencia Entertainment Center                               36               34
    78                   Andresen Plaza                                               0                0
    79          (28)     Lakewood Ranch Shopping Center                               0                0
    80                   StorageMart #128                                            36               33
    81                   StorageMart #538                                            36               33
    82                   Miramar Shopping Center                                     48               47
    83                   Oaks at Campbell Station                                    24               24
    84                   Walgreens - Reading                                        120              120
    85                   All Seasons Storage Center                                  24               23
    86                   Abington Shopping Center                                     0                0
    87                   Fishers Town Commons                                         0                0
    88                   Candlewood Suites South                                      0                0
    89                   Tropic Venture Portfolio                                     0                0
    90                   Lipscomb & Pitts Building                                   60               58
    91                   Hampton Inn - Eau Claire                                     0                0
    92                   Taft Hills Plaza                                            60               58
    93                   Ivey Glen Apartments                                        36               34
    94                   Floor Decor                                                  0                0
    95                   Valley Mack Plaza                                           48               46
    96                   Paradise Park                                               36               36
    97                   Eckerd Portfolio - Wilson and Cambridge                      0                0
    98          (29)     999 Walt Whitman                                           120              118
    99          (30)     Country Club Safeway                                       120              119
    100         (31)     Mango Plaza                                                  0                0
    101                  Citizens 23 Portfolio                                       60               59
    102                  StorageMart #506                                            36               33
    103                  StorageMart #105                                            36               33
    104                  StorageMart #112                                            36               33
    105         (32)     303-313 Central Avenue                                     120              119
    106                  1315 Dixwell Avenue                                          0                0
    107                  StorageMart #820                                            36               33
    108         (33)     Walgreens - Glendora                                        61               61
    109                  765 Moreland                                                 0                0
    110                  Citizens 18 Portfolio                                       60               59
    111                  Walgreens - Humble                                         120              119
    112                  Oak Tree Mobile Home Park                                    0                0
    113         (34)     Victorville Self Storage                                    47               40
    114                  Holiday Inn - Superior                                       0                0
    115                  21st Century Storage                                        24               22
    116                  Walgreens - San Antonio                                    120              120
    117                  Citizens 19 Portfolio                                       60               59
    118                  Walgreens - Gessner                                        120              120
    119                  Cross River Mill                                             0                0
    120         (35)     Mission Plaza Shopping Center                                0                0
    121                  3300 Tenth Street                                          120              114
    122                  Holiday Inn - Houghton                                       0                0
    123                  Northside Plaza                                             48               47
    124                  StorageMart #1610                                           36               33
    125         (36)     Veronica III Medical Arts Building                           0                0
    126         (37)     Rite Aid - Elko                                              0                0
    127                  Walgreens - Huffmeister                                    120              119
    128                  StorageMart #805                                            36               33
    129                  Citizens 9 Portfolio                                        60               59
    130                  StorageMart #711                                            36               33
    131                  StorageMart #1611                                           36               33
    132                  Safeguard Self Storage                                     120              117
    133         (38)     Yankee Candle Flagship Store                                 0                0
    134                  Dunmore Shopping Center                                      0                0
    135                  Citizens 24 Portfolio                                       60               59
    136                  Citizens 11 Portfolio                                       60               59
    137                  Brookhaven Plaza                                           120              119
    138                  Walgreens - Horn Lake                                      120              118
    139                  Guardian Self Storage - Military                            36               36
    140                  Oakbrook I Office Park                                       0                0
    141                  Access Self Storage                                          0                0
    142                  StorageMart #801                                            36               33
    143         (39)     Walgreens - Brattleboro                                     61               61
    144                  StorageMart #1302                                           36               33
    145                  Bayberry Crossing Shopping Center                            0                0
    146                  StorageMart #1613                                           36               33
    147                  StorageMart #122                                            36               33
    148                  Brattleboro & Bellows Falls                                 24               23
    149                  StorageMart #1609                                           36               33
    150                  Walgreens - Wake Forest                                      0                0
    151                  Holiday Inn Express Plainview                                0                0
    152                  Citizens 25 Portfolio                                       60               59
    153                  Citizens 3 Portfolio                                        60               59
    154                  Eckerd - Whiteville                                         36               36
    155                  361 California Avenue                                        0                0
    156                  StorageMart #1301                                           36               33
    157                  Indian Lake Park Vue                                         0                0
    158                  3825 Del Amo                                               120              117
    159                  Citizens 7                                                  60               59
    160                  Pinar Plaza                                                  0                0
    161                  StorageMart #516                                            36               33
    162         (40)     Stor-All/Weston II                                           0                0
    163                  7-Eleven of Coconut Creek                                    0                0
    164                  Hialeah Warehouse                                            0                0
    165                  Bellagio Shoppes                                            30               29
    166                  Guardian Self Storage - Bandera                             36               36
    167                  Vermont & Sepulveda                                         60               57
    168                  StorageMart #1603                                           36               33
    169                  Westridge Retail                                            24               23
    170                  Stadium Square Apartments                                   24               22
    171                  Walgreens - Daphne                                           0                0
    172                  Eckerd - Cleveland                                           0                0
    173                  Stonegate Mobile Home Park                                   0                0
    174                  Citizens 10 Portfolio                                       60               59
    175                  Georgia Self Storage                                         0                0
    176                  StorageMart #107                                            36               33
    177         (41)     Fairfax II                                                   0                0
    178                  The Vineyards                                                0                0
    179                  233 East Carrillo Street                                   120              117
    180                  Grants Crossing                                              0                0
    181                  4150 Boulder Highway                                        60               57
    182                  Eckerd - Cary                                                0                0
    183                  Magnolia Park                                                0                0
    184                  StorageMart #106                                            36               33
    185         (42)     CVS - Waynesboro, PA                                         0                0
    186                  Shady Oaks                                                   0                0
    187                  Atmos Energy                                                 0                0
    188                  Family Dollar Portfolio                                      0                0
    189         (43)     Whitney Point Estates                                        1                1
    190                  Citizens 1 Portfolio                                        60               59
    191                  Colleyville Retail                                          24               23
    192                  Greenfield Secure Storage                                   24               23
    193                  101 East Seneca Turnpike                                     0                0
    194         (44)     Stor-All/Oviedo                                              0                0
    195                  Family Dollar - Fullerton                                    0                0
    196                  StorageMart #113                                            36               33
    197                  Citizens 2 Portfolio                                        60               59
    198                  Citizens 26                                                 60               59
    199                  Family Dollar - Pulaski                                      0                0
    200         (45)     Stor-All/Landmark                                            0                0
    201                  Citizens 30                                                 60               59
    202                  Waterville Commons                                          24               22
    203                  Citizens 33                                                 60               59
    204                  Edgeview Estates                                             0                0

                                          ANTICIPATED
  CONTROL        AMORTIZATION              REPAYMENT      MATURITY     MORTGAGE    AMORTIZATION
    NO.              TYPE                     DATE          DATE        RATE(%)     TERM (MOS.)
------------------------------------------------------------------------------------------------

     1      Interest-Only                          N/A    9/11/2016      6.41787               0
     2      Interest-Only                          N/A    8/11/2016      5.65172               0
     3      Interest-Only, Balloon                 N/A    6/11/2016      5.83950             360
     4      Interest-Only                          N/A    9/11/2016      5.74400               0
     5      Interest-Only, Balloon                 N/A    7/11/2016      6.22302             360
     6      Balloon                                N/A     8/1/2016      5.90750             360
     7      Balloon                                N/A     8/1/2016      6.10000             360
     8      Interest-Only                          N/A    8/11/2016      5.90400               0
     9      Interest-Only, Balloon                 N/A    9/11/2016      6.19000             360
    10      Interest-Only                          N/A    9/11/2016      6.45000               0
    11      Interest-Only                          N/A    7/11/2016      6.21000               0
    12      Interest-Only, Balloon                 N/A    9/11/2021      6.52500             360
    13      Interest-Only                          N/A    6/11/2016      6.20000               0
    14      Interest-Only                          N/A    5/11/2011      6.15000               0
    15      Interest-Only                          N/A    7/11/2011      6.21000               0
    16      Balloon                                N/A     8/1/2016      6.10000             360
    17      Interest-Only                          N/A    9/11/2010      5.20000               0
    18      Interest-Only                          N/A    9/11/2016      6.25500               0
    19      Interest-Only                          N/A    7/11/2013      6.11000               0
    20      Interest-Only                          N/A    5/11/2011      5.91000               0
    21      Interest-Only                          N/A    7/11/2013      6.28500               0
    22      Interest-Only                          N/A    7/11/2016      6.40000               0
    23      Interest-Only                          N/A    9/11/2016      6.25500               0
    24      Interest-Only, Balloon                 N/A    7/11/2016      6.37500             360
    25      Interest-Only, Balloon                 N/A    7/11/2016      6.37500             360
    26      Balloon                                N/A    9/11/2016      6.35500             360
    27      Interest-Only, Balloon                 N/A    9/11/2016      6.18000             360
    28      Interest-Only                          N/A    7/11/2016      6.35500               0
    29      Balloon                                N/A    7/11/2011      5.69250             300
    30      Interest-Only                          N/A    9/11/2016      6.53000               0
    31      Interest-Only, Balloon                 N/A   10/11/2016      6.34400             360
    32      Interest-Only                          N/A    7/11/2016      6.18000               0
    33      Interest-Only                          N/A    9/11/2016      6.45000               0
    34      Interest-Only                          N/A    8/11/2016      6.27000               0
    35      Interest-Only                          N/A    5/11/2011      6.19000               0
    36      Interest-Only, Balloon                 N/A    8/11/2013      6.50000             360
    37      Interest-Only                          N/A    5/11/2011      6.19000               0
    38      Interest-Only, Balloon                 N/A    8/11/2016      6.09000             360
    39      Interest-Only, Balloon                 N/A    6/11/2011      6.08700             360
    40      Interest-Only, Balloon                 N/A    6/11/2011      6.08700             360
    41      Interest-Only, Balloon                 N/A    7/11/2016      5.58000             360
    42      Interest-Only, Balloon                 N/A    7/11/2016      6.16000             360
    43      Interest-Only, Balloon                 N/A    7/11/2016      5.58000             360
    44      Fully Amortizing                       N/A     1/1/2016      5.50500             121
    45      Interest-Only, Balloon                 N/A    8/11/2016      6.21000             360
    46      Interest-Only, Balloon                 N/A    8/11/2016      6.14000             360
    47      Interest-Only                          N/A    8/11/2011      6.41500               0
    48      Balloon                                N/A    6/11/2016      6.12000             360
    49      Balloon                                N/A    8/11/2016      5.99150             300
    50      Interest-Only, Balloon                 N/A   10/11/2016      6.34400             360
    51      Interest-Only, Balloon                 N/A    6/11/2011      6.08700             360
    52      Interest-Only, Balloon                 N/A    6/11/2011      6.08700             360
    53      Interest-Only                          N/A    7/11/2016      6.33000               0
    54      Interest-Only                          N/A    9/11/2011      6.20000               0
    55      Interest-Only, Balloon                 N/A    6/11/2011      6.08700             360
    56      Interest-Only                          N/A    8/11/2016      6.25500               0
    57      Interest-Only, Balloon                 N/A    6/11/2011      6.08700             360
    58      Interest-Only                          N/A    3/11/2016      5.71000               0
    59      Interest-Only                          N/A    8/11/2016      6.25500               0
    60      Interest-Only, Balloon                 N/A    7/11/2016      6.15000             360
    61      Balloon                                N/A   10/11/2016      6.12000             360
    62      Balloon                                N/A    8/11/2016      6.30000             360
    63      Balloon                                N/A   10/11/2016      6.05000             360
    64      Interest-Only, Balloon                 N/A    7/11/2016      5.58000             360
    65      Balloon                                N/A    6/11/2021      6.53000             360
    66      Interest-Only, Balloon                 N/A    9/11/2016      6.40000             360
    67      Interest-Only                          N/A    9/11/2016      6.22000               0
    68      Interest-Only                          N/A    8/11/2016      6.18000               0
    69      Balloon                                N/A    8/11/2016      6.32000             360
    70      Interest-Only, Balloon                 N/A    6/11/2011      6.08700             360
    71      Interest-Only, Balloon                 N/A    6/11/2016      6.33000             300
    72      Interest-Only                          N/A    8/11/2011      6.30000               0
    73      Interest-Only, Balloon                 N/A    8/11/2016      6.27000             360
    74      Interest-Only, Balloon                 N/A    8/11/2010      6.71000             360
    75      Balloon                                N/A    2/11/2016      6.34000             360
    76      Interest-Only, Balloon                 N/A    9/11/2016      6.09000             360
    77      Interest-Only, Balloon                 N/A    7/11/2016      6.19000             360
    78      Balloon                                N/A    6/11/2016      6.28000             360
    79      Balloon                                N/A    8/11/2016      5.98150             300
    80      Interest-Only, Balloon                 N/A    6/11/2011      6.08700             360
    81      Interest-Only, Balloon                 N/A    6/11/2011      6.08700             360
    82      Interest-Only, Balloon                 N/A    8/11/2016      6.10000             360
    83      Interest-Only, Balloon                 N/A    9/11/2016      6.11000             360
    84      Interest-Only                          N/A    9/11/2016      6.10000               0
    85      Interest-Only, Balloon                 N/A    8/11/2016      6.20000             360
    86      Balloon                                N/A    8/11/2016      6.24000             360
    87      Balloon                                N/A    7/11/2016      6.34000             360
    88      Balloon                                N/A    9/11/2016      6.45000             300
    89      Balloon                                N/A    9/11/2016      6.43000             360
    90      Interest-Only, Balloon                 N/A    7/11/2016      6.24000             360
    91      Balloon                                N/A    9/11/2016      6.18000             300
    92      Interest-Only, Balloon                 N/A    7/11/2016      6.27000             360
    93      Interest-Only, Balloon                 N/A    7/11/2016      6.19000             360
    94      Balloon                                N/A    6/11/2016      6.45000             360
    95      Interest-Only, Balloon                 N/A    7/11/2016      6.30000             360
    96      Interest-Only, Balloon                 N/A    9/11/2016      6.14000             360
    97      Balloon                                N/A    7/11/2016      6.49000             360
    98      Interest-Only                          N/A    7/11/2016      6.24300               0
    99      Interest-Only                          N/A    8/11/2016      6.05260               0
    100     Balloon                                N/A    7/11/2016      6.56400             360
    101     Interest-Only                          N/A    8/11/2011      6.30000               0
    102     Interest-Only, Balloon                 N/A    6/11/2011      6.08700             360
    103     Interest-Only, Balloon                 N/A    6/11/2011      6.08700             360
    104     Interest-Only, Balloon                 N/A    6/11/2011      6.08700             360
    105     Interest-Only                          N/A    8/11/2016      6.32000               0
    106     Balloon                                N/A    8/11/2016      6.52000             300
    107     Interest-Only, Balloon                 N/A    6/11/2011      6.08700             360
    108     Interest-Only, Balloon                 N/A   10/11/2016      6.28000             360
    109     Balloon                                N/A    6/11/2016      6.37000             360
    110     Interest-Only                          N/A    8/11/2011      6.30000               0
    111     Interest-Only                          N/A    8/11/2016      6.26000               0
    112     Balloon                                N/A    7/11/2016      6.62000             360
    113     Interest-Only, Balloon                 N/A    2/11/2016      5.86000             360
    114     Balloon                                N/A    9/11/2016      6.38000             300
    115     Interest-Only, Balloon                 N/A    7/11/2016      6.38000             360
    116     Interest-Only                          N/A    9/11/2016      6.26000               0
    117     Interest-Only                          N/A    8/11/2011      6.30000               0
    118     Interest-Only                          N/A    9/11/2016      6.26000               0
    119     Balloon                                N/A    8/11/2016      6.47000             360
    120     Balloon                                N/A    5/11/2016      5.78500             360
    121     Interest-Only                          N/A    3/11/2016      5.71000               0
    122     Balloon                                N/A    7/11/2016      6.85000             300
    123     Interest-Only, Balloon                 N/A    8/11/2016      6.10000             360
    124     Interest-Only, Balloon                 N/A    6/11/2011      6.08700             360
    125     Balloon                                N/A    7/11/2016      6.39000             360
    126     Fully Amortizing                       N/A    3/10/2020      6.57000             264
    127     Interest-Only                          N/A    8/11/2016      6.26000               0
    128     Interest-Only, Balloon                 N/A    6/11/2011      6.08700             360
    129     Interest-Only                          N/A    8/11/2011      6.30000               0
    130     Interest-Only, Balloon                 N/A    6/11/2011      6.08700             360
    131     Interest-Only, Balloon                 N/A    6/11/2011      6.08700             360
    132     Interest-Only                          N/A    6/11/2016      6.72000               0
    133     Balloon                                N/A    7/11/2016      6.00410             360
    134     Balloon                                N/A    8/11/2016      6.24000             360
    135     Interest-Only                          N/A    8/11/2011      6.30000               0
    136     Interest-Only                          N/A    8/11/2011      6.30000               0
    137     Interest-Only                          N/A    8/11/2016      6.33000               0
    138     Interest-Only                          N/A    7/11/2016      6.57000               0
    139     Interest-Only, Balloon                 N/A    9/11/2016      6.16000             360
    140     Balloon                                N/A    9/11/2016      6.20000             360
    141     Balloon                                N/A    9/11/2016      6.06000             360
    142     Interest-Only, Balloon                 N/A    6/11/2011      6.08700             360
    143     Interest-Only, Balloon                 N/A   10/11/2016      6.12000             360
    144     Interest-Only, Balloon                 N/A    6/11/2011      6.08700             360
    145     Balloon                                N/A    9/11/2016      6.24000             360
    146     Interest-Only, Balloon                 N/A    6/11/2011      6.08700             360
    147     Interest-Only, Balloon                 N/A    6/11/2011      6.08700             360
    148     Interest-Only, Balloon                 N/A    8/11/2016      6.35000             360
    149     Interest-Only, Balloon                 N/A    6/11/2011      6.08700             360
    150     Balloon                                N/A    8/11/2016      6.03000             360
    151     Balloon                                N/A    8/11/2016      6.60000             300
    152     Interest-Only                          N/A    8/11/2011      6.30000               0
    153     Interest-Only                          N/A    8/11/2011      6.30000               0
    154     Interest-Only, Balloon                 N/A    9/11/2016      6.43000             360
    155     Balloon                                N/A    9/11/2016      5.94000             360
    156     Interest-Only, Balloon                 N/A    6/11/2011      6.08700             360
    157     Balloon                                N/A    9/11/2016      6.07000             360
    158     Interest-Only                          N/A    6/11/2016      6.32700               0
    159     Interest-Only                          N/A    8/11/2011      6.30000               0
    160     Balloon                                N/A    7/11/2016      6.60000             360
    161     Interest-Only, Balloon                 N/A    6/11/2011      6.08700             360
    162     Balloon                                N/A    5/11/2016      5.59650             360
    163     Balloon                                N/A    9/11/2016      6.23000             360
    164     Balloon                                N/A    7/11/2016      6.34000             360
    165     Interest-Only, Balloon                 N/A    8/11/2016      6.26000             360
    166     Interest-Only, Balloon                 N/A    9/11/2016      6.20000             360
    167     Interest-Only, Balloon                 N/A    6/11/2016      5.92000             360
    168     Interest-Only, Balloon                 N/A    6/11/2011      6.08700             360
    169     Interest-Only, Balloon                 N/A    8/11/2016      6.30000             360
    170     Interest-Only, Balloon                 N/A    7/11/2016      6.37500             360
    171     Balloon                                N/A    8/11/2016      6.03000             360
    172     Balloon                                N/A    9/11/2016      6.38000             360
    173     Balloon                                N/A    7/11/2016      6.48000             360
    174     Interest-Only                          N/A    8/11/2011      6.30000               0
    175     Balloon                                N/A    5/11/2016      6.31000             360
    176     Interest-Only, Balloon                 N/A    6/11/2011      6.08700             360
    177     Balloon                                N/A    7/11/2016      6.33900             360
    178     Balloon                                N/A    8/11/2016      6.73000             360
    179     Interest-Only                          N/A    6/11/2016      6.40000               0
    180     Balloon                                N/A    9/11/2016      6.38000             360
    181     Interest-Only, Balloon                 N/A    6/11/2016      6.10000             360
    182     Balloon                                N/A    7/11/2016      6.55000             360
    183     Balloon                                N/A    9/11/2016      6.59000             360
    184     Interest-Only, Balloon                 N/A    6/11/2011      6.08700             360
    185     Balloon                                N/A    7/11/2016      6.50900             300
    186     Balloon                                N/A    9/11/2011      6.86000             330
    187     Balloon                                N/A    7/11/2016      6.39000             360
    188     Balloon                                N/A    9/11/2016      5.98000             300
    189     Balloon                                N/A   10/11/2016      6.13000             360
    190     Interest-Only                          N/A    8/11/2011      6.30000               0
    191     Interest-Only, Balloon                 N/A    8/11/2016      6.36000             360
    192     Interest-Only, Balloon                 N/A    8/11/2016      6.35000             360
    193     Balloon                                N/A    8/11/2016      6.60000             300
    194     Balloon                                N/A    5/11/2016      5.66650             360
    195     Balloon                                N/A    8/11/2016      5.98000             300
    196     Interest-Only, Balloon                 N/A    6/11/2011      6.08700             360
    197     Interest-Only                          N/A    8/11/2011      6.30000               0
    198     Interest-Only                          N/A    8/11/2011      6.30000               0
    199     Balloon                                N/A    8/11/2016      5.98000             300
    200     Balloon                                N/A    5/11/2016      5.59650             360
    201     Interest-Only                          N/A    8/11/2011      6.30000               0
    202     Interest-Only, Balloon                 N/A    7/11/2016      6.21000             360
    203     Interest-Only                          N/A    8/11/2011      6.30000               0
    204     Balloon                                N/A    9/11/2016      6.13000             360

                                                                               CUT-OFF
            ORIGINAL        REMAINING           REMAINING          U/W           DATE      CUT-OFF      SCHEDULED
  CONTROL   SEASONING        TERM TO       LOCKOUT/DEFEASANCE      NCF           NCF         DATE       MATURITY/
    NO.      (MOS.)      MATURITY (MOS.)      PERIOD (MOS.)      DSCR (X)      DSCR (X)    LTV (%)     ARD LTV (%)
------------------------------------------------------------------------------------------------------------------

     1              0                120                 117        1.86         1.86          42.5           42.5
     2              1                119                 116        1.77         1.77          45.2           45.2
     3              4                117                  25        1.06         1.27          80.0           76.9
     4              0                120                  25        1.97         1.97          49.0           49.0
     5              2                118                 115        1.05         1.22          77.1           72.3
     6              1                119                 116        1.59         1.59          62.9           52.6
     7              1                119                 116        1.16         1.16          78.2           65.7
     8              1                119                 115        2.08         2.08          41.1           41.1
     9              0                120                 117        1.08         1.26          79.8           75.9
    10              0                120                 117        1.20         1.20          79.5           74.8
    11              2                118                 115        1.22         1.22          75.9           75.9
    12              0                180                 177        1.04         1.20          79.2           68.1
    13              3                117                 114        1.26         1.26          67.6           67.6
    14              4                 56                   0        1.21         1.21          63.2           63.2
    15              2                 58                  10        1.20         1.20          68.5           68.5
    16              1                119                 116        1.21         1.21          74.4           62.5
    17             12                 48                  47        1.65         1.65          68.3           68.3
    18              0                120                 117        1.30         1.30          72.3           72.3
    19              2                 82                  77        1.22         1.22          79.7           79.7
    20              4                 56                   0        1.24         1.24          66.7           66.7
    21              2                 82                  82        1.21         1.21          62.8           62.8
    22              2                118                 115        1.20         1.20          81.1           75.1
    23              0                120                 117        1.24         1.24          80.0           80.0
    24              2                118                 118        1.16         1.34          77.6           69.4
    25              2                118                 118        1.25         1.45          74.8           66.9
    26              0                120                 117        1.19         1.19          53.6           45.9
    27              0                120                 120        1.18         1.38          73.3           68.7
    28              2                118                 115        1.20         1.20          84.9           84.9
    29              2                 58                  34        2.85         2.85          29.5           26.5
    30              0                120                 117        1.20         1.20          68.8           64.8
    31              0                121                 118        1.05         1.22          74.3           69.8
    32              2                118                 115        1.20         1.20          79.8           79.8
    33              0                120                 117        1.39         1.39          54.8           54.8
    34              1                119                 118        1.24         1.24          74.6           74.6
    35              2                 56                   0        1.30         1.30          75.4           75.4
    36              1                 83                  80        1.28         1.47          74.3           71.0
    37              3                 56                   0        1.31         1.31          79.7           79.7
    38              1                119                 116        1.15         1.35          73.8           69.1
    39              3                 57                   0        1.21         1.43          77.2           75.4
    40              3                 57                  55        1.23         1.44          57.2           55.9
    41              2                118                 115        1.23         1.50          67.0           62.3
    42              2                118                 118        1.02         1.19          76.3           71.5
    43              2                118                 115        1.25         1.52          77.3           71.9
    44              9                112                 112        1.82         1.82          35.3            0.0
    45              1                119                 117        1.21         1.42          77.6           69.1
    46              1                119                 119        1.26         1.48          79.7           72.2
    47              1                 59                  55        1.25         1.25          75.9           75.9
    48              3                117                 117        1.20         1.20          75.0           64.0
    49              1                119                  47        2.03         2.03          31.2           24.0
    50              0                121                 118        1.05         1.22          69.5           65.4
    51              3                 57                  55        1.21         1.42          57.0           55.7
    52              3                 57                  55        1.21         1.42          79.4           77.6
    53              2                118                 115        1.24         1.24          73.6           69.2
    54              0                 60                  59        1.29         1.29          78.9           78.9
    55              3                 57                  55        1.21         1.43          79.6           77.8
    56              1                119                 116        1.42         1.42          68.8           68.8
    57              3                 57                  55        1.21         1.42          75.0           73.3
    58              6                114                   0        1.26         1.26          83.9           83.9
    59              1                119                 116        1.29         1.29          80.0           80.0
    60              2                118                 118        1.20         1.41          74.3           66.1
    61              0                121                 119        1.26         1.26          70.2           59.7
    62              1                119                 116        1.31         1.31          71.4           61.2
    63              0                121                 118        1.26         1.26          80.0           68.0
    64              2                118                 115        1.21         1.47          79.1           73.6
    65              3                177                 177        1.23         1.23          58.9           44.2
    66              0                120                 120        1.41         1.63          56.3           53.0
    67              0                120                 117        1.22         1.22          79.5           74.6
    68              1                119                 116        1.43         1.43          43.2           43.2
    69              1                119                  47        1.29         1.29          61.9           53.0
    70              3                 57                  55        1.21         1.42          79.1           77.2
    71              3                117                 114        1.32         1.65          65.5           54.9
    72              1                 59                   0        1.20         1.20          79.7           79.7
    73              1                119                  47        1.15         1.34          80.0           75.1
    74              1                 47                  47        1.18         1.34          80.0           79.2
    75              7                113                 112        1.40         1.40          58.7           50.5
    76              0                120                 120        1.08         1.27          79.2           74.1
    77              2                118                 115        1.44         1.69          62.5           56.7
    78              3                117                 114        1.20         1.20          66.5           57.0
    79              1                119                  47        2.16         2.16          33.1           25.5
    80              3                 57                  55        1.21         1.42          80.0           78.1
    81              3                 57                  55        1.21         1.42          52.9           51.6
    82              1                119                 113        1.20         1.41          73.3           67.5
    83              0                120                 119        1.39         1.64          71.2           63.2
    84              0                120                 118        1.20         1.20          79.0           79.0
    85              1                119                 119        1.25         1.46          78.5           69.8
    86              1                119                 119        1.21         1.21          68.7           58.7
    87              2                118                 117        1.26         1.26          73.2           62.8
    88              0                120                 120        1.37         1.37          72.3           56.8
    89              0                120                 119        1.20         1.20          71.0           61.0
    90              2                118                 118        1.52         1.77          74.6           70.1
    91              0                120                 117        1.35         1.35          71.6           55.8
    92              2                118                 115        1.50         1.74          55.3           51.9
    93              2                118                 118        1.20         1.40          77.1           69.9
    94              3                117                  25        1.22         1.22          71.9           61.9
    95              2                118                 115        1.22         1.42          76.1           70.3
    96              0                120                 118        1.24         1.45          74.6           67.6
    97              2                118                 115        1.30         1.30          64.7           55.7
    98              2                118                 115        1.21         1.21          79.1           79.1
    99              1                119                  35        2.91         2.91          34.4           34.4
    100             2                118                 118        1.97         1.97          40.1           34.4
    101             1                 59                   0        1.20         1.20          80.1           80.1
    102             3                 57                  55        1.21         1.42          80.0           78.1
    103             3                 57                  55        1.24         1.46          80.0           78.1
    104             3                 57                  55        1.25         1.47          80.0           78.1
    105             1                119                 116        1.23         1.23          73.8           69.4
    106             1                119                 119        1.25         1.25          67.8           53.5
    107             3                 57                  55        1.21         1.42          75.9           74.1
    108             0                121                 118        1.23         1.43          69.4           65.2
    109             3                117                 117        1.23         1.23          72.4           62.2
    110             1                 59                   0        1.20         1.20          81.2           81.2
    111             1                119                   0        1.20         1.20          78.8           78.8
    112             2                118                 115        1.21         1.21          65.8           56.9
    113             7                113                 112        1.32         1.58          71.2           65.2
    114             0                120                 117        1.49         1.49          75.0           58.8
    115             2                118                 117        1.35         1.56          73.9           66.0
    116             0                120                   0        1.20         1.20          78.1           78.1
    117             1                 59                   0        1.21         1.21          84.5           84.5
    118             0                120                   0        1.20         1.20          78.6           78.6
    119             1                119                 119        1.30         1.30          70.5           60.6
    120             4                116                  44        2.68         2.68          30.3           25.3
    121             6                114                   0        1.26         1.26          84.1           84.1
    122             2                118                 115        1.26         1.26          79.8           63.7
    123             1                119                 113        1.20         1.41          77.1           71.1
    124             3                 57                  55        1.21         1.42          79.9           78.0
    125             2                118                 117        1.23         1.23          73.9           63.5
    126           102                162                 162        1.00         1.00          72.1            0.0
    127             1                119                   0        1.20         1.20          78.6           78.6
    128             3                 57                  55        1.21         1.42          80.0           78.1
    129             1                 59                   0        1.20         1.20          78.4           78.4
    130             3                 57                  55        1.21         1.43          80.0           78.1
    131             3                 57                  55        1.21         1.43          80.0           78.1
    132             3                117                  25        1.20         1.20          74.2           74.2
    133             2                118                  46        2.47         2.47          37.1           31.2
    134             1                119                 119        1.21         1.21          76.5           65.4
    135             1                 59                   0        1.21         1.21          84.5           84.5
    136             1                 59                   0        1.20         1.20          78.2           78.2
    137             1                119                 119        1.47         1.47          68.3           68.3
    138             2                118                 115        1.20         1.20          78.3           78.3
    139             0                120                 120        1.48         1.74          63.3           57.4
    140             0                120                 120        1.20         1.20          79.1           67.5
    141             0                120                 117        1.46         1.46          66.0           56.1
    142             3                 57                  55        1.21         1.42          66.1           64.6
    143             0                121                 118        1.64         1.93          52.9           49.6
    144             3                 57                  55        1.34         1.58          80.0           78.1
    145             0                120                 117        1.26         1.26          68.1           58.1
    146             3                 57                  55        1.21         1.42          49.0           47.8
    147             3                 57                  55        1.26         1.48          80.0           78.1
    148             1                119                 119        1.36         1.57          79.6           71.1
    149             3                 57                  55        1.21         1.42          77.5           75.7
    150             1                119                 116        1.69         1.69          49.8           42.3
    151             1                119                 119        1.38         1.38          63.0           49.8
    152             1                 59                   0        1.20         1.20          79.1           79.1
    153             1                 59                   0        1.20         1.20          78.9           78.9
    154             0                120                 117        1.35         1.56          64.5           58.8
    155             0                120                 120        1.20         1.20          63.7           53.9
    156             3                 57                  55        1.21         1.42          80.0           78.1
    157             0                120                 117        1.22         1.22          76.5           65.0
    158             3                117                 114        1.20         1.20          82.5           82.5
    159             1                 59                   0        1.21         1.21          95.8           95.8
    160             2                118                 118        1.79         1.79          54.1           46.7
    161             3                 57                  55        1.20         1.42          70.6           68.9
    162             4                116                 113        2.63         2.63          31.6           26.2
    163             0                120                 117        1.22         1.22          72.0           61.5
    164             2                118                 118        1.23         1.23          62.4           53.5
    165             1                119                 119        1.20         1.40          73.4           66.1
    166             0                120                 120        1.20         1.41          66.8           60.6
    167             3                117                 117        1.25         1.49          73.2           68.5
    168             3                 57                  55        1.27         1.49          80.0           78.1
    169             1                119                  47        1.18         1.37          70.3           62.7
    170             2                118                 118        1.31         1.52          57.9           51.7
    171             1                119                 116        1.68         1.68          50.0           42.5
    172             0                120                 119        1.20         1.20          72.5           62.2
    173             2                118                 115        1.21         1.21          69.8           60.2
    174             1                 59                   0        1.20         1.20          80.0           80.0
    175             4                116                 115        1.20         1.20          69.8           59.9
    176             3                 57                  55        1.21         1.43          80.0           78.1
    177             2                118                  46        4.40         4.40          18.4           15.6
    178             1                119                 116        1.21         1.21          65.2           56.5
    179             3                117                 114        1.27         1.27          54.1           54.1
    180             0                120                 119        1.21         1.21          74.0           63.4
    181             3                117                 117        1.12         1.32          76.5           71.7
    182             2                118                 117        1.20         1.20          68.1           58.8
    183             0                120                 117        1.23         1.23          80.0           69.0
    184             3                 57                  55        1.26         1.48          80.0           78.1
    185             2                118                 118        2.06         2.06          37.1           28.9
    186             0                 60                  57        1.27         1.27          68.8           64.1
    187             2                118                 118        1.24         1.24          72.4           62.2
    188             0                120                 117        1.19         1.19          72.5           56.1
    189             0                121                 118        1.57         1.57          56.6           48.2
    190             1                 59                   0        1.22         1.22          88.5           88.5
    191             1                119                 119        1.20         1.39          75.5           67.5
    192             1                119                 119        1.26         1.47          77.8           69.5
    193             1                119                 118        1.28         1.28          66.6           52.7
    194             4                116                 113        2.84         2.84          25.5           21.2
    195             1                119                 116        1.15         1.15          77.5           60.0
    196             3                 57                  55        1.21         1.42          40.0           39.1
    197             1                 59                   0        1.23         1.23          87.2           87.2
    198             1                 59                   0        1.20         1.20          80.3           80.3
    199             1                119                 116        1.15         1.15          77.2           59.8
    200             4                116                 113        2.65         2.65          34.0           28.3
    201             1                 59                   0        1.20         1.20          79.1           79.1
    202             2                118                 115        1.29         1.51          73.6           65.5
    203             1                 59                   0        1.20         1.20          79.1           79.1
    204             0                120                 117        1.28         1.28          66.7           56.8

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Annex A-5 Footnotes

(1) 1211 Avenue of the Americas	The Original Balance and Cut-off Date Balance reflect the 1211 Avenue of the Americas Mortgage Loan, which is part of the 1211 Avenue of the Americas Loan Combination of $675,000,000. The amount of $675,000,000 comprises the two pari passu A Notes.

The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio are based on the entire 1211 Avenue of the Americas Loan Combination.

U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the 1211 Avenue of the Americas Mortgaged Property are projected to be $91,495,205 and $89,396,417 respectively, based on assumed mark-to-market rent adjustment applied to below-market tenant leases and certain other assumptions.

U/W NCF DSCR is calculated based on in-place U/W NCF and a loan amount comprised of the entire 1211 Avenue of the Americas Loan Combination. The U/W DSCR based on the projected U/W NCF of $89,396,417 (described above) is 2.04x.

(2) 125 High Street	U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of the 125 High Street Mortgaged Property are projected to be $42,692,695 and $39,584,130 respectively, based on assumed lease-up of vacant space to 95% occupancy at the appraiser's estimate of current weighted average market rents for the vacant suites and other lease-up assumptions.

U/W DSCR is based on in-place U/W NCF. The U/W DSCR based on the projected U/W NCF of $39,584,130 (described above) is 2.03x.

(3) The Shops at Las Americas	The stabilized appraised value as of 6/1/2007 is $230,000,000, following completion of the Iron Wok building and based upon achieving stabilized occupancy. Based on this stabilized value, the Cut-off Date LTV Ratio and the Maturity LTV Ratio are 78.3% and 75.2%, respectively.

U/W Net Operating Income and U/W Net Cash Flow reflect in-place U/W Net Operating Income and U/W Net Cash Flow. The U/W Net Operating Income and U/W Net Cash Flow of The Shops at Las Americas Mortgaged Property are projected to be $15,187,775 and $14,600,025 respectively, based on additional kiosk income in 2007, lease-up of 10,385 square feet of vacant space at appraiser's estimate of market rent and certain other lease-up assumptions.

U/W NCF DSCR is based on in-place U/W Net Cash Flow and calculated based on the annualized constant monthly

Annex A-5 Footnotes  — continued

payments commencing with the payment date in June 2013. Based on the projected U/W Net Cash Flow for The Shops at Las Americas Mortgaged Property of $14,600,025 (as described above) and calculated based on the annualized constant monthly payments commencing with the payment date in June 2013. The Shops at Las Americas Mortgage Loan has an U/W DSCR of 1.15x, and an U/W NCF DSCR based on the annualized interest-only payments of 1.37x.

(4) Westfield Chesterfield	Square footage reflects total gross leasable area of the property, not all of which is part of the collateral. The collateral totals 641,800 square feet comprised of a 59,500 square foot theater, 568,921 square feet of in-line mall space and 13,379 square feet of out parcel space. Dillard's, Inc., Sears, Roebuck and Co. and Federated Retail Holdings, Inc. own their improvements and pad (neither the pads nor the improvements are part of the collateral). Federated Retail Holdings, Inc. acquired May Department Stores Inc., the parent company of Famous Barr and, according to information from the borrower, intends to convert the store to a Macy's.

Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR reflect the overall underwritten occupancy based on the total space. In-line underwritten occupancy percentage is 81.0%. Underwritten occupancy includes 10,232 square feet of potential leases and 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupancy. Per the related borrower, such potential leases or letters of intent are currently being negotiated. Westfield America Limited Partnership has guaranteed the amount of $4,701,115, representing proceeds allocable to the cash flow differential between the as-is underwritten net cash flow, excluding the 10,232 square feet of potential leases (which as-is underwritten net cash flow includes the 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupancy), and the U/W Net Cash Flow based on the underwritten occupancy including the 10,232 square feet of potential leases (as well as the 46,356 square feet of space under leases recently signed or executed, but which tenants have not yet taken occupany). Based on the rent roll dated June 30, 2006, the actual in-place overall occupancy is 86.9%, with actual in-line occupancy of 71.0%. Stabilized overall occupancy, including an additional 47,211 square feet of space to-be-leased, is 94.8%, with stabilized in-line occupancy of 89.3%. Based on the stabilized occupancy and the stabilized underwritten net cash flow of $17,254,302, the DSCR is 2.12x.

Borders has recently signed a lease for 26,000 square feet of space.

Annex A-5 Footnotes  — continued

(5) The Terrace Office Complex	Mortgage Rate for the interest periods through and including July 10, 2008 is 5.75% per annum. From and after July 11, 2008, the Mortgage Rate is 6.22302% per annum.

U/W NCF DSCR is calculated based on in-place U/W NCF and a 30-year amortizing loan schedule assuming a mortgage rate of 6.22302%. U/W NCF DSCR based on an interest only basis is 1.32x at the initial interest rate of 5.75% and is 1.22x at the step up interest rate of 6.22302%.

(6) Chapel Hill Mall	Square footage reflects total gross leasable area of the property, not all of which is part of the collateral. The collateral totals 666,203 square feet comprised of 359,310 square feet of anchor space and 306,893 square feet of in-line mall space. J.C. Penney Company, Inc. and Kaufmann's own their improvements and lease their pads (the improvements are not part of the collateral). Federated Retail Holdings, Inc. acquired May Department Stores Inc., the parent company of Kaufmann's and, according to information from the borrower, intends to convert the store to a Macy's. Sears, Roebuck and Co. owns its own improvements and pad (neither the pad nor the improvements are part of the collateral).

Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR reflect underwritten occupancy which includes 26,010 square feet of space under a lease recently executed by Steve & Barry's LLC, which tenant has not yet taken occupancy, 18,762 square feet of space that is currently dark (Premium Furniture, Inc., which tenant has vacated its space but continues to pay rent) and 4,536 square feet of potential leases. Per the Borrower, such potential leases or letters of intent are currently being negotiated. CBL & Associates Limited Partnership has guaranteed the amount of $4,727,627, representing proceeds allocable to the cash flow differential between the as-is underwritten net cash flow and the U/W Net Cash Flow based on the underwritten occupancy including the 26,010 square feet of space leased to Steve & Barry's LLC and the 4,536 square feet of potential leases. CBL & Associates Limited Partnership has also guaranteed the full, prompt and complete payment of all rent required to be paid under the Premium Furniture, Inc. lease. Based on the rent roll dated June 30, 2006, the actual in-place overall occupancy is 91.0% with actual in-line occupancy of 74.7%. Based on the as-is underwritten net cash flow, excluding the 4,536 square feet of potential leases and the dark Premium Furniture, Inc. space, the DSCR is 1.12x.

Steve & Barry's LLC recently executed a lease for 26,010 square feet, but has not yet taken occupancy.

(7) Park Square Building	The Park Square Building Mortgage Loan is a Split Mortgage Loan evidenced by two loan portions that are referred

Annex A-5 Footnotes  — continued

to as the Park Square Building Senior Portion and the Park Square Building Junior Portion. The Cut-off Date Balance is based on the Park Square Building Senior Portion only. The Park Square Building Mortgage Loan (including the Park Square Building Senior Portion and the $23,800,000 Park Square Building Junior Portion) is $95,000,000.

The mortgage rate is the deemed mortgage rate for the Park Square Building Senior Portion only. The deemed interest rate for the Park Square Building Junior Portion is 5.92795%.

U/W DSCR based on in-placeU/W Net Cash Flow is calculated taking into account the Park Square Building Senior Portion only. The U/W DSCR based on in-place U/W NCF taking into account the entire Park Square Building Mortgage Loan (including the Senior and Junior Portions of the Park Square Building Mortgage Loan) would be 1.56x.

The stabilized appraised value as of July 1, 2007 is $180,150,000, based on stablized cash flow and stabilized occupancy of 92.5%.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio (based on as-is appraised value) are based on the Park Square Building Senior Portion only. The Cut-off Date LTV Ratio and the Maturity LTV based on as-is appraised value and the entire Park Square Building Split Mortgage Loan would each be 54.9%. Based on the stabilized value set forth above, the Cut-off Date LTV Ratio and the Maturity Date LTV Ratio, based on the Park Square Building Senior Portion only, are each 39.5%. The Cut-off Date LTV Ratio and the Maturity LTV based on that stabilized appraised value and the entire Park Square Building Split Mortgage Loan would each be 52.7%.

(8) Redwood Portfolio I	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the October 2011 payment date and continuing until maturity, in the approximate amount of $53,567.91, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in October 2011 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.

Annex A-5 Footnotes  — continued

(9) LeCraw Portfolio—Three Properties	The LeCraw Portfolio Mortgage Loans are comprised of three cross-collateralized and cross-defaulted loans, a $45,625,000 loan (the ‘‘LeCraw Portfolio – Three Properties Mortgage Loan’’), a $14,300,000 loan (the ‘‘LeCraw Portfolio – Courtland Club Apartments Mortgage Loan’’), and a $13,850,000 loan (the ‘‘LeCraw Portfolio – Winterset Apartments Mortgage Loan’’).

(10) Midland Mall	Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR reflect underwritten occupancy which includes rent from a potential lease of 4,392 sf. Per the Borrower, such potential lease or letter of intent is currently being negotiated. CBL & Associates Limited Partnership has guaranteed the amount of $2,159,307, representing proceeds allocable to the cash flow differential between the as-is underwritten net cash flow and the U/W Net Cash Flow based on the underwritten occupancy including the potential lease of 4,392 sf. As of the rent roll dated June 30, 2006, actual in-place overall occupancy, excluding the potential lease of 4,392 sf, is 94.5% with actual in-line occupancy of 85.1%. Based on the as-is U/W NCF, the DSCR is 1.14x.

(11) Reckson Portfolio I Subordinate Tranche	Original balance and cut-off date balance reflects the Reckson Portfolio I Subordinate Tranche Mortgage Loan. The Reckson Portfolio I Non-Trust Loan totals $159,068,300.

Maturity Date Balance reflects the balance at maturity of the Reckson Portfolio I Subordinate Tranche Mortgage Loan. At maturity, the Reckson Portfolio I Loan Combination is expected to have an outstanding principal balance of $196,068,300.

Cut-off Date LTV and Maturity Date LTV are based on the Reckson Portfolio I Loan Combination.

The loan per square foot reflects the Reckson Portfolio I Loan Combination.

U/W NCF DSCR is based on the Reckson Portfolio I Loan Combination.

The scheduled annual debt service is based on the Reckson Portfolio I Subordinate Tranche Mortgage Loan. The scheduled annual debt service for the Reckson Portfolio I Loan Combination is approximately $10,337,156.

(12) Sylmar Square	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the August 2010 payment date and continuing until maturity, in the approximate amount of $25,558.56, which payments will accrue if not made. The

Annex A-5 Footnotes  — continued

failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in August 2010 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.

U/W Net Cash Flow and U/W NCF DSCR were calculated based on potential rent increases at the mortgaged real property. The amount of $1,521,000, representing proceeds allocable to the net cash flow differential between the current net cash flow and the anticipated net cash flow resulting from the potential rent increases, was escrowed at the closing of the mortgage loan. The amount of $1,521,000 is required to be released to the related borrower upon satisfaction of certain requirements as indicated in the mortgage loan documentation, including but not limited to the achievement of a 1.20x DSCR on an interest only basis for a trailing six-month basis. Based on the current net cash flow, excluding the potential rent increases, the DSCR is 1.13x.

(13) Twin Towers Dallas	U/W Net Cash Flow and U/W NCF DSCR were calculated based on stabilized occupancy at the mortgaged real property. The amount of $1,920,000, representing proceeds allocable to the net cash flow differential between the current net cash flow and the net cash flow which results in a 1.19x DSCR. The amount of $1,920,000 is required to be released to the related borrower upon satisfaction of certain requirements as indicated in the mortgage loan documentation, including but not limited to the achievement of a 1.60x DSCR based on a 30-year amortization schedule for a trailing 12-month basis. Based on the current net cash flow, the DSCR is 1.07x. Additionally the mortgage loan is fully recourse to the related borrower until the achievement of a 1.25x DSCR based on a 30 year amortization schedule for a trailing 12 months basis and delivery of all certificates of occupancy.

(14) Atlantic Place	U/W Net Cash Flow and U/W NCF DSCR were calculated including potential rent increases at the mortgaged real property. The amount of $1,600,000, representing a portion of the proceeds allocable to the net cash flow differential between the current net cash flow and the anticipated net cash flow resulting from the potential rent increases, was escrowed at the closing of the mortgage loan. The amount of $1,600,000 is required to be released to the related borrower anytime before June 30, 2010 upon satisfaction of certain

Annex A-5 Footnotes  — continued

requirements as indicated in the mortgage loan documentation, including but not limited to the achievement of a 1.20x DSCR on a trailing twelve-month basis based on interest-only payments. Additionally the principal executed a recourse guaranty, whereby mortgage the loan is recourse to the principal for the current loan proceeds in excess of $13,846,000 until the DSCR is equal to or greater than 1.20x for a trailing 12 months based on a 30-year amortization schedule. Based on the current net cash flow, the DSCR is 1.07x.

(15) Sheraton Sand Key Hotel	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this prospectus supplement as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $17,204,364.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 5.99168%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.42x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 58.2%.

(16) Indigo Springs	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the October 2011 payment date and continuing until maturity, in the approximate amount of $16,943.18, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in October 2011 through the maturity date. U/W NCF DSCR is calculated based on interest-only payments.

Annex A-5 Footnotes  — continued

(17) Kite Naples Portfolio – Pine Ridge	The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and Prepayment Provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on October 11, 2006.

(18) 100 Franklin Street	Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR were calculated including a master lease of 5,350 square feet. The master lease term is 12 years and is cancelable upon the leasing and occupancy of vacant space that results in the net cash flow providing a 1.20x DSCR calculated on an interest-only basis after August 1, 2017.

(19) StorageMart Portfolio – StorageMart #1905	This loan is part of a cross-collateralized pool of 28 separate mortgage loans. For the StorageMart Portfolio – StorageMart #1905 Mortgaged Property, the borrower may obtain a release of the subject property upon payment of a prepayment premium and subject to the other conditions set forth in the Mortgage Loan Documents, including the maintenance of debt service coverage ratio with respect to the remaining Mortgaged Properties of 1.25x and loan to value with regard to the remaining Mortgaged Properties of no more than 80% following the release of the property.

(20) 1155 Avenue of the Americas	Original Balance and Cut-off Date Balance reflect the fully-amortizing 1155 Avenue of the Americas Mortgage Loan. The 1155 Avenue of the Americas Non-Trust Component totals $97,185,000. The 1155 Avenue of the Americas Loan Combination totals $110,000,000, each component of which is pari passu, with only the 1155 Avenue of the Americas Mortgage Loan receiving scheduled principal payments during the first 121 months of the loan term, subject to the mortgage loan documents and intercreditor agreement.

Maturity Date Balance reflects the balance after month 121 of the fully-amortizing 1155 Avenue of the Americas Mortgage Loan. At the maturity of the 1155 Avenue of the Americas Mortgage Loan, the 1155 Avenue of the Americas Non-Trust Component is expected to have an outstanding principal balance of $97,185,000 and the 1155 Avenue of the Americas Loan Combination is expected to have an outstanding principal balance of $97,185,000.

Original LTV, Cut-off Date LTV and Maturity Date LTV are based on the 1155 Avenue of the Americas Mortgage Loan and the 1155 Avenue of the Americas Non-Trust Loans, with a total cut-off balance of $109,275,448 and total balance after month 121 of $97,185,000. The Original LTV and Cut-off Date LTV of the 1155 Avenue of the Americas Loan Combination is approximately 35.5% and 35.3% respectively.

Annex A-5 Footnotes  — continued

The LTV of the 1155 Avenue of the Americas Loan Combination at maturity of the 1155 Avenue of the Americas Mortgage Loan (month 121) is expected to be approximately 31.3%, while the LTV at maturity of the 1155 Avenue of the Americas Loan Combination is expected to be approximately 24.3%.

U/W NCF DSCR is based on U/W Net Cash Flow divided by the product of (i) the aggregate initial principal balance of the 1155 Avenue of the Americas Mortgage Loan and the 1155 Avenue of the Americas Non-Trust Loans and (ii) the actual debt service constant of the 1155 Avenue of the Americas Mortgage Loan and the 1155 Avenue of the Americas Non-Trust Loans of 6.4481%.

The scheduled debt service was calculated by adding the first 12 monthly payments due with respect to the 1155 Avenue of the Americas Mortgage Loan during the first 12 months of the 1155 Avenue of the Americas Loan Combination. Such monthly payments are comprised of (i) principal payments computed by allocating all principal payments during the first 121 months of the loan term (beginning January 1, 2006) to the 1155 Avenue of the Americas Mortgage Loan and (ii) interest payments computed by applying the 5.505% coupon to the aggregate outstanding principal balance of the 1155 Avenue of the Americas Mortgage Loan. The loan constant for the 1155 Avenue of the Americas Loan Combination is 6.4481%.

Original Term to Maturity, Remaining Term to Maturity, Original Amortization Term, and Remaining Amortization Term reflect the 1155 Avenue of the Americas Mortgage Loan only. The 1155 Avenue of the Americas Loan Combination is $110,000,000, has an original term of 240 months and amortizes on a 35-year schedule.

(21) Naples Walk I, II & III	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this prospectus supplement as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $7,765,987.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 6.36651%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.15x.

Annex A-5 Footnotes  — continued

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 54.0%.

(22) Kite Naples Portfolio – Riverchase	The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and Prepayment Provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on October 11, 2006.

(23) Toluca Medical	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the August 2011 payment date and continuing until maturity, in the approximate amount of $9,241.31, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in August 2011 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.

(24) ADF Portfolio	Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR were calculated including Espresso Connection and Poverty Bay Coffee Co. Inc., which tenants have executed leases but have not yet taken occupancy, as well as Outpatient Physical Therapy which has two months of free rent in October and November 2006. The amount of $540,000 was escrowed at the closing of the mortgage loan and is required to be released to the related borrower once Espresso Connection and Poverty Bay Coffee Co., Inc. have taken occupancy and commenced paying full unabated rent. Additionally the amount of $17,756 was escrowed at the closing of the mortgage loan allocable to the two months of free rent for Outpatient Physical Therapy and is required to be released to the related borrower once Outpatient Physical Therapy has commenced payment of full rent.

The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and Prepayment Provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on October 11, 2006.

Annex A-5 Footnotes  — continued

(25) Tel Huron	The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and Prepayment Provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on October 11, 2006.

(26) Hamden Village	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the October 2011 payment date and continuing until maturity, in the approximate amount of $7,196.70, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in October 2011 through the maturity date. U/W NCF DSCR is calculated based on interest only payments.

(27) Indian School	The amount of $350,000 was escrowed at the closing of the mortgage loan, to be released to the related borrower upon satisfaction of certain requirements as indicated in the mortgage loan documentation, including but not limited to (i) the physical occupancy of the mortgaged real property reaching 95% and (ii) the achievement of a 1.20x DSCR for a trailing twelve-month basis based on a 30-year amortization schedule.

Monthly Debt Service, Annual Debt Service and U/W NCF DSCR were calculated based on the current Mortgage Rate. Commencing on May 23, 2006 the Mortgage Rate increased from 5.94% to 6.34% based on certain conditions not met by the related borrower as indicated in the mortgage loan documents. Cut-off Date Balance and Maturity Date Balance were calculated by applying the original Mortgage Rate of 5.94% from the Origination Date through and including May 22, 2006 followed by the current Mortgage Rate of 6.34% commencing on May 23, 2006 through Maturity.

(28) Lakewood Ranch Shopping Center	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this prospectus supplement as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $4,325,359.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The

Annex A-5 Footnotes  — continued

deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 6.37829%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.21x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 57.5%.

(29) 999 Walt Whitman	U/W Net Cash Flow and U/W NCF DSCR were calculated including a contractual rent bump pursuant to the lease with AT&T Wireless, which scheduled rent bump does not take effect until May 2008. The amount of $15,727, representing the rent differential for the 20 months between September 2006 and April 2008, was escrowed at the closing of the mortgage loan. The amount of $15,727 is required to be released to the related borrower upon the commencement of increased rental payments by AT&T Wireless after the rent bump in May 2008.

(30) Country Club Safeway	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this prospectus supplement as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $3,999,377.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 6.29496%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.59x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 61.8%.

(31) Mango Plaza	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this prospectus supplement as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $1.979,729.

Annex A-5 Footnotes  — continued

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 5.98499%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.45x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 55.9%.

(32) 303-313 Central Avenue	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the September 2011 payment date and continuing until maturity, in the approximate amount of $4,834.56, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon Balance, and Balloon LTV that such additional monthly amortization payments will be made, with Monthly P&I and Annual Debt Service being calculated based on the average of the monthly payments due from the payment date in September 2011 through the maturity date. UW Net Cash Flow DSCR is calculated based on interest only payments.

(33) Walgreen – Glendora	The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and Prepayment Provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on October 11, 2006.

(34) Victorville Self Storage	The related borrower received an earn-out advance in the amount of $850,000 on August 2, 2006, which is included in the original principal balance of the mortgage loan. Pursuant to the terms of the earn-out agreement, the annual debt service was recalculated based on the outstanding principle balance of $4,200,000 as of the Cut-off Date at the Mortgage Rate and a Remaining Amortization Term of 360.

(35) Mission Plaza Shopping Center	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this prospectus supplement as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the

Annex A-5 Footnotes  — continued

Senior Portion only. The cut-off date principal balance of the Junior Portion is $4,852,498.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 5.77594%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.20x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 67.6%.

(36) Veronica III Medical Arts Building	Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR reflect underwritten occupancy which includes 1,866 sf of space leased to Gyan Gastroenterology, which has executed a lease but has not yet taken occupancy. Additionally, U/W Net Cash Flow and U/W NCF DSCR were calculated including rent from 1,817 square feet of space that is under a master lease. The U/W NCF DSCR excluding the 1,866 square feet of space leased to Gyan Gastroenterology and the 1,817 square feet of master leased space is 1.01x.

(37) Rite Aid – Elko	Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR were calculated including Rite Aid, which tenant has vacated the mortgaged real property. The current Rite Aid lease extends to February 29, 2020.

The mortgage loan is currently in its defeasance period. If this loan defeases prior to two years after the securitization, such loan is required to be repurchased out of the Trust at a repurchase price equal to (i) the principal balance of the loan, together with accrued interest and costs, plus (ii) the amount, if any, by which the proceeds from any cash defeasance deposit by the borrower exceeds the amount in clause (i) of this sentence.

(38) Yankee Candle Flagship Store	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this prospectus supplement as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $3,686,373.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The

Annex A-5 Footnotes  — continued

deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 6.25286%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.20x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 75.1%.

(39) Walgreens – Brattleboro	The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and Prepayment Provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on October 11, 2006.

(40) Stor-All/Weston II	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this prospectus supplement as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $1,059,388.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 5.50684%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.86x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 44.8%.

(41) Fairfax II	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this prospectus supplement as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $4,412,721.00.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 5.825770%.

Annex A-5 Footnotes  — continued

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.48x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 57.4%.

(42) CVS – Waynesboro, PA	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this prospectus supplement as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $1,568,273.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 5.902370%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.12x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 70.8%.

(43) Whitney Point Estates	The Original Interest-Only Period (mos.), Remaining Interest-Only Period (mos.), Original Term to Maturity (mos.), Remaining Term to Maturity (mos.) and Prepayment Provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on October 11, 2006.

(44) Stor-All/Oviedo	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this prospectus supplement as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is $1,547,413.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 5.486440%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The

Annex A-5 Footnotes  — continued

U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.34x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 55.0%.

(45) Stor-All/Landmark	The underlying mortgage loan is a Split Mortgage Loan evidenced by two loan portions that are referred to in this prospectus supplement as the Senior Portion and the Junior Portion. The cut-off date principal balance is based on the Senior Portion only. The cut-off date principal balance of the Junior Portion is 470,005.

The mortgage rate is a deemed mortgage rate based on the Senior Portion of the subject split mortgage loan only. The deemed mortgage rate of the related Junior Portion of the subject Split Mortgage Loan is 5.50668%.

The U/W NCF DSCR is calculated taking into account the Senior Portion of the subject Split Mortgage Loan only. The U/W NCF DSCR based on in-place U/W Net Cash Flow, taking into account the entire Split Mortgage Loan, would be 1.88x.

The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the Senior Portion of the subject Split Mortgage Loan only. The Cut-off Date LTV Ratio based on the entire Split Mortgage Loan would be 48.3%.

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ANNEX A-6

CERTAIN INFORMATION REGARDING RESERVES

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                                                                       ANNEX A-6

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6

CONTROL                                                                   PROPERTY
  NO.      FOOTNOTE                  PROPERTY NAME                          TYPE                           SPECIFIC
------------------------------------------------------------------------------------------------------------------------------------

   1          (1)    1211 Avenue of the Americas                      Office                N/A
   2          (2)    125 High Street                                  Office                N/A
   3          (3)    The Shops at Las Americas                        Retail                Anchored
   4          (4)    Westfield Chesterfield                           Retail                Regional Mall
   5          (5)    The Terrace Office Complex                       Office                N/A
   6          (6)    Greenbrier Mall                                  Retail                Regional Mall
   7          (7)    Chapel Hill Mall                                 Retail                Regional Mall
   8                 Park Square Building                             Office                N/A
   9                 One Penn Center                                  Office                N/A
   10                Redwood Portfolio I                              Mobile Home Park      N/A
   11         (8)    Tindeco Wharf Apartments                         Multifamily           N/A
   12         (9)    Eagle Road Shopping Center                       Retail                Anchored
   13                Willowwood I & II                                Office                N/A
   14                LeCraw Portfolio - Three Properties              Multifamily           N/A
   15                Haverhill Apartments                             Multifamily           N/A
   16        (10)    Midland Mall                                     Retail                Regional Mall
   17        (11)    Reckson Portfolio Subordinate Tranche            Office                N/A
   18                7080 Hollywood Boulevard                         Office                N/A
   19                Pavilion Place Apartments                        Multifamily           N/A
   20                Arbors at Winters Chapel                         Multifamily           N/A
   21        (12)    55 Hawthorne Street                              Office                N/A
   22                Sylmar Square                                    Retail                Anchored
   23                Atrium - Plano                                   Office                N/A
   24                Oakbrook Apartments                              Multifamily           N/A
   25                Tiger Plaza Apartments                           Multifamily           N/A
   26                Twin Towers Dallas                               Office                N/A
   27                Beltway Marketplace                              Retail                Anchored
   28                Atlantic Place                                   Retail                Unanchored
   29                Sheraton Sand Key Hotel                          Hotel                 Full Service
   30                Indigo Springs                                   Multifamily           N/A
   31                Kite Naples Portfolio - Pine Ridge               Retail                Anchored
   32                Kohl's - Herndon                                 Retail                Anchored
   33        (13)    100 Franklin Street                              Office                N/A
   34                Oak Park Spring Lake Portfolio                   Retail                Various
   35                LeCraw Portfolio - Courtland Club Apartments     Multifamily           N/A
   36        (14)    Lincolnshire Springhill Suites                   Hotel                 Limited Service
   37                LeCraw Portfolio - Winterset Apartments          Multifamily           N/A
   38                South Valley Plaza                               Retail                Unanchored
   39        (15)    StorageMart #1905                                Self Storage          N/A
   40        (15)    StorageMart #1906                                Self Storage          N/A
   41                Las Colinas at Brookhollow Apartments            Multifamily           N/A
   42                Brandywood Apartments                            Multifamily           N/A
   43                Kelly Crossing                                   Multifamily           N/A
   44        (16)    1155 Avenue of the Americas                      Office                N/A
   45        (17)    Chesterfield Tech Park                           Industrial/Warehouse  N/A
   46                Central Arts Building                            Office                N/A
   47        (18)    River Exchange                                   Office                N/A
   48                Oakwood Square Shopping Center                   Retail                Anchored
   49                Naples Walk I, II, & III                         Retail                Anchored
   50                Kite Naples Portfolio - Riverchase               Retail                Anchored
   51        (15)    StorageMart #2101                                Self Storage          N/A
   52        (15)    StorageMart #129                                 Self Storage          N/A
   53                Toluca Medical                                   Office                N/A
   54                Hartford Run Apartments                          Multifamily           N/A
   55        (15)    StorageMart #535                                 Self Storage          N/A
   56                3545 Wilshire Boulevard                          Office                N/A
   57        (15)    StorageMart #505                                 Self Storage          N/A
   58                5024 Pelham Road                                 Industrial/Warehouse  N/A
   59                Cypress City Center                              Office                N/A
   60                Corporate Square                                 Office                N/A
   61        (19)    ADF Portfolio                                    Mixed Use             Office/Retail
   62                Comfort Inn - King of Prussia                    Hotel                 Limited Service
   63                Tel Huron                                        Retail                Anchored
   64                Springfield Apartments                           Multifamily           N/A
   65                Euclid Avenue Shopping Center                    Retail                Anchored
   66                Silverlakes Professional Campus                  Office                N/A
   67                Hamden Village                                   Retail                Unanchored
   68                Trump International Hotel & Tower - Commercial   Retail                Unanchored
   69                Plaza Mayor                                      Retail                Unanchored
   70        (15)    StorageMart #1612                                Self Storage          N/A
   71        (20)    Holiday Inn Express - Langhorne-Oxford Valley    Hotel                 Limited Service
   72                Citizens 31 Portfolio                            Retail                Single Tenant
   73                Border's Bookstore                               Retail                Single Tenant
   74                Woodlake Apartments                              Multifamily           N/A
   75        (21)    Indian School                                    Retail                Unanchored
   76                Villa D'Orleans Apartments                       Multifamily           N/A
   77                Valencia Entertainment Center                    Retail                Unanchored
   78                Andresen Plaza                                   Mixed Use             Office/Retail
   79                Lakewood Ranch Shopping Center                   Retail                Anchored
   80        (15)    StorageMart #128                                 Self Storage          N/A
   81        (15)    StorageMart #538                                 Self Storage          N/A
   82                Miramar Shopping Center                          Retail                Anchored
   83                Oaks at Campbell Station                         Retail                Unanchored
   84                Walgreens - Reading                              Retail                Single Tenant
   85                All Seasons Storage Center                       Self Storage          N/A
   86                Abington Shopping Center                         Retail                Unanchored
   87                Fishers Town Commons                             Retail                Unanchored
   88                Candlewood Suites South                          Hotel                 Limited Service
   89                Tropic Venture Portfolio                         Mixed Use             Self Storage/Retail/Industrial/Warehouse
   90                Lipscomb & Pitts Building                        Office                N/A
   91                Hampton Inn - Eau Claire                         Hotel                 Limited Service
   92                Taft Hills Plaza                                 Retail                Anchored
   93                Ivey Glen Apartments                             Multifamily           N/A
   94        (22)    Floor Decor                                      Retail                Anchored
   95                Valley Mack Plaza                                Retail                Anchored
   96        (23)    Paradise Park                                    Mobile Home Park      N/A
   97                Eckerd Portfolio - Wilson and Cambridge          Retail                Single Tenant
   98                999 Walt Whitman                                 Office                N/A
   99                Country Club Safeway                             Retail                Anchored
  100                Mango Plaza                                      Retail                Anchored
  101                Citizens 23 Portfolio                            Retail                Single Tenant
  102        (15)    StorageMart #506                                 Self Storage          N/A
  103        (15)    StorageMart #105                                 Self Storage          N/A
  104        (15)    StorageMart #112                                 Self Storage          N/A
  105                303-313 Central Avenue                           Office                N/A
  106                1315 Dixwell Avenue                              Mixed Use             Self Storage/Retail
  107        (15)    StorageMart #820                                 Self Storage          N/A
  108                Walgreens - Glendora                             Retail                Single Tenant
  109                765 Moreland                                     Retail                Unanchored
  110                Citizens 18 Portfolio                            Retail                Single Tenant
  111                Walgreens - Humble                               Retail                Single Tenant
  112                Oak Tree Mobile Home Park                        Mobile Home Park      N/A
  113                Victorville Self Storage                         Self Storage          N/A
  114                Holiday Inn - Superior                           Hotel                 Limited Service
  115                21st Century Storage                             Self Storage          N/A
  116                Walgreens - San Antonio                          Retail                Single Tenant
  117                Citizens 19 Portfolio                            Retail                Single Tenant
  118                Walgreens - Gessner                              Retail                Single Tenant
  119                Cross River Mill                                 Office                N/A
  120                Mission Plaza Shopping Center                    Retail                Unanchored
  121                3300 Tenth Street                                Industrial/Warehouse  N/A
  122        (24)    Holiday Inn - Houghton                           Hotel                 Limited Service
  123                Northside Plaza                                  Retail                Anchored
  124        (15)    StorageMart #1610                                Self Storage          N/A
  125                Veronica III Medical Arts Building               Office                N/A
  126                Rite Aid - Elko                                  Retail                Single Tenant
  127                Walgreens - Huffmeister                          Retail                Single Tenant
  128        (15)    StorageMart #805                                 Self Storage          N/A
  129                Citizens 9 Portfolio                             Retail                Single Tenant
  130        (15)    StorageMart #711                                 Self Storage          N/A
  131        (15)    StorageMart #1611                                Self Storage          N/A
  132                Safeguard Self Storage                           Self Storage          N/A
  133                Yankee Candle Flagship Store                     Retail                Anchored
  134                Dunmore Shopping Center                          Retail                Unanchored
  135                Citizens 24 Portfolio                            Retail                Single Tenant
  136                Citizens 11 Portfolio                            Retail                Single Tenant
  137                Brookhaven Plaza                                 Retail                Shadow Anchored
  138                Walgreens - Horn Lake                            Retail                Single Tenant
  139                Guardian Self Storage - Military                 Self Storage          N/A
  140                Oakbrook I Office Park                           Office                N/A
  141                Access Self Storage                              Self Storage          N/A
  142        (15)    StorageMart #801                                 Self Storage          N/A
  143                Walgreens - Brattleboro                          Retail                Single Tenant
  144        (15)    StorageMart #1302                                Self Storage          N/A
  145                Bayberry Crossing Shopping Center                Retail                Unanchored
  146        (15)    StorageMart #1613                                Self Storage          N/A
  147        (15)    StorageMart #122                                 Self Storage          N/A
  148                Brattleboro & Bellows Falls                      Self Storage          N/A
  149        (15)    StorageMart #1609                                Self Storage          N/A
  150                Walgreens - Wake Forest                          Retail                Single Tenant
  151                Holiday Inn Express Plainview                    Hotel                 Limited Service
  152                Citizens 25 Portfolio                            Retail                Single Tenant
  153                Citizens 3 Portfolio                             Retail                Single Tenant
  154                Eckerd - Whiteville                              Retail                Single Tenant
  155                361 California Avenue                            Retail                Unanchored
  156        (15)    StorageMart #1301                                Self Storage          N/A
  157                Indian Lake Park Vue                             Mobile Home Park      N/A
  158                3825 Del Amo                                     Office                N/A
  159                Citizens 7                                       Retail                Single Tenant
  160        (25)    Pinar Plaza                                      Retail                Anchored
  161        (15)    StorageMart #516                                 Self Storage          N/A
  162                Stor-All/Weston II                               Self Storage          N/A
  163                7-Eleven of Coconut Creek                        Retail                Unanchored
  164        (26)    Hialeah Warehouse                                Industrial/Warehouse  N/A
  165                Bellagio Shoppes                                 Retail                Unanchored
  166                Guardian Self Storage - Bandera                  Self Storage          N/A
  167                Vermont & Sepulveda                              Retail                Unanchored
  168        (15)    StorageMart #1603                                Self Storage          N/A
  169                Westridge Retail                                 Retail                Unanchored
  170                Stadium Square Apartments                        Multifamily           N/A
  171                Walgreens - Daphne                               Retail                Single Tenant
  172                Eckerd - Cleveland                               Retail                Single Tenant
  173                Stonegate Mobile Home Park                       Mobile Home Park      N/A
  174                Citizens 10 Portfolio                            Retail                Single Tenant
  175                Georgia Self Storage                             Self Storage          N/A
  176        (15)    StorageMart #107                                 Self Storage          N/A
  177        (27)    Fairfax II                                       Office                N/A
  178                The Vineyards                                    Mobile Home Park      N/A
  179                233 East Carrillo Street                         Office                N/A
  180                Grants Crossing                                  Retail                Anchored
  181                4150 Boulder Highway                             Retail                Unanchored
  182                Eckerd - Cary                                    Retail                Single Tenant
  183                Magnolia Park                                    Mobile Home Park      N/A
  184        (15)    StorageMart #106                                 Self Storage          N/A
  185                CVS - Waynesboro, PA                             Retail                Anchored
  186                Shady Oaks                                       Mobile Home Park      N/A
  187                Atmos Energy                                     Industrial/Warehouse  N/A
  188        (28)    Family Dollar Portfolio                          Retail                Single Tenant
  189                Whitney Point Estates                            Mobile Home Park      N/A
  190                Citizens 1 Portfolio                             Retail                Single Tenant
  191                Colleyville Retail                               Retail                Unanchored
  192                Greenfield Secure Storage                        Self Storage          N/A
  193                101 East Seneca Turnpike                         Retail                Unanchored
  194                Stor-All/Oviedo                                  Self Storage          N/A
  195        (29)    Family Dollar - Fullerton                        Retail                Single Tenant
  196        (15)    StorageMart #113                                 Self Storage          N/A
  197                Citizens 2 Portfolio                             Retail                Single Tenant
  198                Citizens 26                                      Retail                Single Tenant
  199        (30)    Family Dollar - Pulaski                          Retail                Single Tenant
  200                Stor-All/Landmark                                Self Storage          N/A
  201                Citizens 30                                      Retail                Single Tenant
  202                Waterville Commons                               Retail                Shadow Anchored
  203                Citizens 33                                      Retail                Single Tenant
  204                Edgeview Estates                                 Mobile Home Park      N/A

                                                                     INITIAL DEPOSIT      ANNUAL DEPOSIT       REPLACEMENT
                                                                     TO THE DEFERRED    TO THE REPLACEMENT       RESERVE
CONTROL                                                                MAINTENANCE           RESERVE             ACCOUNT
  NO.      FOOTNOTE                  PROPERTY NAME                     ACCOUNT ($)         ACCOUNT ($)           CAP ($)
--------------------------------------------------------------------------------------------------------------------------

   1          (1)    1211 Avenue of the Americas                                   0                     0               0
   2          (2)    125 High Street                                               0               221,354               0
   3          (3)    The Shops at Las Americas                                     0                56,148               0
   4          (4)    Westfield Chesterfield                                        0                     0               0
   5          (5)    The Terrace Office Complex                                    0                     0               0
   6          (6)    Greenbrier Mall                                               0                     0               0
   7          (7)    Chapel Hill Mall                                              0                     0         199,559
   8                 Park Square Building                                          0                     0               0
   9                 One Penn Center                                               0               100,497         200,994
   10                Redwood Portfolio I                                      97,221               113,364               0
   11         (8)    Tindeco Wharf Apartments                              1,506,362                65,937               0
   12         (9)    Eagle Road Shopping Center                                    0                 5,705          16,000
   13                Willowwood I & II                                        86,875               110,201               0
   14                LeCraw Portfolio - Three Properties                     268,650               349,099       1,047,301
   15                Haverhill Apartments                                      4,375                70,000               0
   16        (10)    Midland Mall                                                  0                     0         141,905
   17        (11)    Reckson Portfolio Subordinate Tranche                         0                     0               0
   18                7080 Hollywood Boulevard                                 63,625                24,564          24,564
   19                Pavilion Place Apartments                                68,750               226,350         452,700
   20                Arbors at Winters Chapel                                184,000               185,791         185,791
   21        (12)    55 Hawthorne Street                                           0                20,160          25,000
   22                Sylmar Square                                            75,000                33,235               0
   23                Atrium - Plano                                                0                35,020          35,020
   24                Oakbrook Apartments                                       2,500                60,000          60,000
   25                Tiger Plaza Apartments                                    2,500                75,000          75,000
   26                Twin Towers Dallas                                            0                98,997          98,997
   27                Beltway Marketplace                                           0                 8,035               0
   28                Atlantic Place                                            8,650                14,661               0
   29                Sheraton Sand Key Hotel                                       0             1,069,889               0
   30                Indigo Springs                                                0                48,000          48,000
   31                Kite Naples Portfolio - Pine Ridge                        8,750                47,061               0
   32                Kohl's - Herndon                                              0                21,730          21,730
   33        (13)    100 Franklin Street                                           0                24,084               0
   34                Oak Park Spring Lake Portfolio                                0                59,114               0
   35                LeCraw Portfolio - Courtland Club Apartments            167,875               153,615               0
   36        (14)    Lincolnshire Springhill Suites                                0                     0               0
   37                LeCraw Portfolio - Winterset Apartments                  97,875                76,104               0
   38                South Valley Plaza                                        1,875                11,896          35,836
   39        (15)    StorageMart #1905                                             0                     0               0
   40        (15)    StorageMart #1906                                             0                     0               0
   41                Las Colinas at Brookhollow Apartments                    12,500                99,158               0
   42                Brandywood Apartments                                    65,000                80,210         160,421
   43                Kelly Crossing                                           25,000                83,500               0
   44        (16)    1155 Avenue of the Americas                                   0                     0          13,798
   45        (17)    Chesterfield Tech Park                                        0                     0               0
   46                Central Arts Building                                         0                13,900               0
   47        (18)    River Exchange                                                0                16,605               0
   48                Oakwood Square Shopping Center                                0                12,106               0
   49                Naples Walk I, II, & III                                      0                     0               0
   50                Kite Naples Portfolio - Riverchase                        6,250                32,186               0
   51        (15)    StorageMart #2101                                             0                     0               0
   52        (15)    StorageMart #129                                              0                     0               0
   53                Toluca Medical                                                0                 8,017               0
   54                Hartford Run Apartments                                   5,625                63,708         127,416
   55        (15)    StorageMart #535                                              0                     0               0
   56                3545 Wilshire Boulevard                                       0                10,481          10,481
   57        (15)    StorageMart #505                                              0                     0               0
   58                5024 Pelham Road                                              0                     0               0
   59                Cypress City Center                                           0                13,368               0
   60                Corporate Square                                              0                11,817               0
   61        (19)    ADF Portfolio                                                 0                     0               0
   62                Comfort Inn - King of Prussia                                 0                52,463               0
   63                Tel Huron                                               126,844                10,805               0
   64                Springfield Apartments                                   18,750                47,000               0
   65                Euclid Avenue Shopping Center                            19,990                24,624          97,500
   66                Silverlakes Professional Campus                               0                 6,528          13,060
   67                Hamden Village                                           75,000                 9,163               0
   68                Trump International Hotel & Tower - Commercial                0                     0               0
   69                Plaza Mayor                                                   0                 2,012               0
   70        (15)    StorageMart #1612                                             0                     0               0
   71        (20)    Holiday Inn Express - Langhorne-Oxford Valley           101,906                76,743               0
   72                Citizens 31 Portfolio                                         0                     0               0
   73                Border's Bookstore                                            0                     0               0
   74                Woodlake Apartments                                       6,250                42,032         126,096
   75        (21)    Indian School                                                 0                 3,210               0
   76                Villa D'Orleans Apartments                              313,589                48,416               0
   77                Valencia Entertainment Center                            13,625                 3,888           7,776
   78                Andresen Plaza                                                0                14,631          29,261
   79                Lakewood Ranch Shopping Center                                0                     0               0
   80        (15)    StorageMart #128                                              0                     0               0
   81        (15)    StorageMart #538                                              0                     0               0
   82                Miramar Shopping Center                                       0                14,054          42,161
   83                Oaks at Campbell Station                                      0                 6,363               0
   84                Walgreens - Reading                                           0                 1,458               0
   85                All Seasons Storage Center                                    0                 9,411          30,000
   86                Abington Shopping Center                                  2,625                16,915               0
   87                Fishers Town Commons                                          0                 4,200               0
   88                Candlewood Suites South                                  40,000                65,238               0
   89                Tropic Venture Portfolio                                  7,500                13,166               0
   90                Lipscomb & Pitts Building                                30,625                17,808          17,808
   91                Hampton Inn - Eau Claire                                      0                71,882               0
   92                Taft Hills Plaza                                              0                10,416          20,832
   93                Ivey Glen Apartments                                          0                30,000          30,000
   94        (22)    Floor Decor                                                   0                     0               0
   95                Valley Mack Plaza                                        43,750                14,112          14,112
   96        (23)    Paradise Park                                                 0                21,350               0
   97                Eckerd Portfolio - Wilson and Cambridge                       0                 3,272               0
   98                999 Walt Whitman                                              0                 4,949           4,949
   99                Country Club Safeway                                          0                     0               0
  100                Mango Plaza                                              96,525                24,957          49,914
  101                Citizens 23 Portfolio                                         0                     0               0
  102        (15)    StorageMart #506                                              0                     0               0
  103        (15)    StorageMart #105                                              0                     0               0
  104        (15)    StorageMart #112                                              0                     0               0
  105                303-313 Central Avenue                                  150,000                 4,773           4,773
  106                1315 Dixwell Avenue                                      40,625                24,737               0
  107        (15)    StorageMart #820                                              0                     0               0
  108                Walgreens - Glendora                                      3,750                     0               0
  109                765 Moreland                                                  0                 3,592           7,161
  110                Citizens 18 Portfolio                                         0                     0               0
  111                Walgreens - Humble                                            0                     0               0
  112                Oak Tree Mobile Home Park                               175,000                12,900               0
  113                Victorville Self Storage                                      0                 7,024               0
  114                Holiday Inn - Superior                                        0                63,148               0
  115                21st Century Storage                                          0                 6,392          25,000
  116                Walgreens - San Antonio                                       0                     0               0
  117                Citizens 19 Portfolio                                         0                     0               0
  118                Walgreens - Gessner                                           0                     0               0
  119                Cross River Mill                                              0                 6,672               0
  120                Mission Plaza Shopping Center                                 0                     0               0
  121                3300 Tenth Street                                             0                     0               0
  122        (24)    Holiday Inn - Houghton                                  113,438                55,113               0
  123                Northside Plaza                                           2,025                11,980          35,939
  124        (15)    StorageMart #1610                                             0                     0               0
  125                Veronica III Medical Arts Building                            0                 4,450               0
  126                Rite Aid - Elko                                               0                     0               0
  127                Walgreens - Huffmeister                                       0                     0               0
  128        (15)    StorageMart #805                                              0                     0               0
  129                Citizens 9 Portfolio                                          0                     0               0
  130        (15)    StorageMart #711                                              0                     0               0
  131        (15)    StorageMart #1611                                             0                     0               0
  132                Safeguard Self Storage                                        0                     0          16,569
  133                Yankee Candle Flagship Store                                  0                     0               0
  134                Dunmore Shopping Center                                  14,375                 6,155               0
  135                Citizens 24 Portfolio                                         0                     0               0
  136                Citizens 11 Portfolio                                         0                     0               0
  137                Brookhaven Plaza                                          3,750                 3,405               0
  138                Walgreens - Horn Lake                                         0                     0               0
  139                Guardian Self Storage - Military                              0                 5,865               0
  140                Oakbrook I Office Park                                        0                 2,875           5,749
  141                Access Self Storage                                     132,000                17,339               0
  142        (15)    StorageMart #801                                              0                     0               0
  143                Walgreens - Brattleboro                                       0                     0               0
  144        (15)    StorageMart #1302                                             0                     0               0
  145                Bayberry Crossing Shopping Center                       528,000                 8,716           8,716
  146        (15)    StorageMart #1613                                             0                     0               0
  147        (15)    StorageMart #122                                              0                     0               0
  148                Brattleboro & Bellows Falls                                   0                 7,170               0
  149        (15)    StorageMart #1609                                             0                     0               0
  150                Walgreens - Wake Forest                                       0                     0               0
  151                Holiday Inn Express Plainview                                 0                     0               0
  152                Citizens 25 Portfolio                                         0                     0               0
  153                Citizens 3 Portfolio                                          0                     0               0
  154                Eckerd - Whiteville                                           0                     0               0
  155                361 California Avenue                                         0                   621           1,863
  156        (15)    StorageMart #1301                                             0                     0               0
  157                Indian Lake Park Vue                                          0                 7,950               0
  158                3825 Del Amo                                              4,940                 4,901           4,901
  159                Citizens 7                                                    0                     0               0
  160        (25)    Pinar Plaza                                                   0                60,024          54,000
  161        (15)    StorageMart #516                                              0                     0               0
  162                Stor-All/Weston II                                            0                     0               0
  163                7-Eleven of Coconut Creek                                     0                   296               0
  164        (26)    Hialeah Warehouse                                             0                     0               0
  165                Bellagio Shoppes                                          2,063                   925               0
  166                Guardian Self Storage - Bandera                               0                 6,190               0
  167                Vermont & Sepulveda                                           0                   520           1,561
  168        (15)    StorageMart #1603                                             0                     0               0
  169                Westridge Retail                                              0                 1,789               0
  170                Stadium Square Apartments                                 1,250                18,500          18,500
  171                Walgreens - Daphne                                            0                     0               0
  172                Eckerd - Cleveland                                            0                 1,636               0
  173                Stonegate Mobile Home Park                                4,375                 7,850               0
  174                Citizens 10 Portfolio                                         0                     0               0
  175                Georgia Self Storage                                          0                 6,180               0
  176        (15)    StorageMart #107                                              0                     0               0
  177        (27)    Fairfax II                                                    0                11,613          23,226
  178                The Vineyards                                                 0                 4,850               0
  179                233 East Carrillo Street                                  3,281                 1,983               0
  180                Grants Crossing                                               0                 6,090               0
  181                4150 Boulder Highway                                          0                   714               0
  182                Eckerd - Cary                                                 0                 2,074          10,000
  183                Magnolia Park                                                 0                 9,000               0
  184        (15)    StorageMart #106                                              0                     0               0
  185                CVS - Waynesboro, PA                                          0                 1,088           1,088
  186                Shady Oaks                                                    0                 3,600               0
  187                Atmos Energy                                                  0                     0               0
  188        (28)    Family Dollar Portfolio                                       0                     0               0
  189                Whitney Point Estates                                         0                 5,000               0
  190                Citizens 1 Portfolio                                          0                     0               0
  191                Colleyville Retail                                            0                 1,664               0
  192                Greenfield Secure Storage                                     0                 4,875               0
  193                101 East Seneca Turnpike                                 12,825                 2,563           5,050
  194                Stor-All/Oviedo                                               0                     0               0
  195        (29)    Family Dollar - Fullerton                                     0                     0               0
  196        (15)    StorageMart #113                                              0                     0               0
  197                Citizens 2 Portfolio                                          0                     0               0
  198                Citizens 26                                                   0                     0               0
  199        (30)    Family Dollar - Pulaski                                       0                     0               0
  200                Stor-All/Landmark                                             0                     0               0
  201                Citizens 30                                                   0                     0               0
  202                Waterville Commons                                            0                   600           1,800
  203                Citizens 33                                                   0                     0               0
  204                Edgeview Estates                                          6,250                 4,650               0

                                                                          ANNUAL          CURRENT        TI & LC       AS OF
                                                                      DEPOSIT TO THE   BALANCE OF THE    RESERVE      DATE OF
CONTROL                                                                  TI & LC          TI & LC        ACCOUNT      TI & LC
  NO.      FOOTNOTE                   PROPERTY NAME                    ACCOUNT ($)      ACCOUNT ($)      CAP ($)      ACCOUNT
------------------------------------------------------------------------------------------------------------------------------

   1          (1)    1211 Avenue of the Americas                                   0        2,518,475            0   9/11/2006
   2          (2)    125 High Street                                               0       16,642,748            0   9/11/2006
   3          (3)    The Shops at Las Americas                               645,636           63,726            0   9/11/2006
   4          (4)    Westfield Chesterfield                                        0                0            0   9/11/2006
   5          (5)    The Terrace Office Complex                                    0           66,678            0   9/11/2006
   6          (6)    Greenbrier Mall                                               0                0            0   9/11/2006
   7          (7)    Chapel Hill Mall                                              0                0      416,408   9/11/2006
   8                 Park Square Building                                          0                0            0   9/11/2006
   9                 One Penn Center                                         500,000                0    2,000,000   9/11/2006
   10                Redwood Portfolio I                                           0                0            0   9/11/2006
   11         (8)    Tindeco Wharf Apartments                                      0                0      300,000   9/11/2006
   12         (9)    Eagle Road Shopping Center                                    0          300,000            0   9/11/2006
   13                Willowwood I & II                                             0                0            0   9/11/2006
   14                LeCraw Portfolio - Three Properties                           0                0            0   9/11/2006
   15                Haverhill Apartments                                          0                0            0   9/11/2006
   16        (10)    Midland Mall                                                  0                0      246,461   9/11/2006
   17        (11)    Reckson Portfolio Subordinate Tranche                 1,514,169          677,912            0   9/11/2006
   18                7080 Hollywood Boulevard                                155,575                0      163,763   9/11/2006
   19                Pavilion Place Apartments                                     0                0            0   9/11/2006
   20                Arbors at Winters Chapel                                      0                0            0   9/11/2006
   21        (12)    55 Hawthorne Street                                     177,514           44,378      300,000   9/11/2006
   22                Sylmar Square                                            50,000            8,335      250,000   9/11/2006
   23                Atrium - Plano                                          312,483                0      312,483   9/11/2006
   24                Oakbrook Apartments                                           0                0            0   9/11/2006
   25                Tiger Plaza Apartments                                        0                0            0   9/11/2006
   26                Twin Towers Dallas                                      269,992                0      449,988   9/11/2006
   27                Beltway Marketplace                                      46,956                0      140,868   9/11/2006
   28                Atlantic Place                                           52,229            4,352       91,629   9/11/2006
   29                Sheraton Sand Key Hotel                                       0                0            0   9/11/2006
   30                Indigo Springs                                                0                0            0   9/11/2006
   31                Kite Naples Portfolio - Pine Ridge                       41,615            3,468            0   9/11/2006
   32                Kohl's - Herndon                                              0                0            0   9/11/2006
   33        (13)    100 Franklin Street                                      84,935                0            0   9/11/2006
   34                Oak Park Spring Lake Portfolio                          126,667           10,556      400,000   9/11/2006
   35                LeCraw Portfolio - Courtland Club Apartments                  0                0            0   9/11/2006
   36        (14)    Lincolnshire Springhill Suites                                0                0            0   9/11/2006
   37                LeCraw Portfolio - Winterset Apartments                       0                0            0   9/11/2006
   38                South Valley Plaza                                       26,229            2,186      120,000   9/11/2006
   39        (15)    StorageMart #1905                                             0                0            0   9/11/2006
   40        (15)    StorageMart #1906                                             0                0            0   9/11/2006
   41                Las Colinas at Brookhollow Apartments                         0                0            0   9/11/2006
   42                Brandywood Apartments                                         0                0            0   9/11/2006
   43                Kelly Crossing                                                0                0            0   9/11/2006
   44        (16)    1155 Avenue of the Americas                                   0                0            0   9/11/2006
   45        (17)    Chesterfield Tech Park                                        0                0            0   9/11/2006
   46                Central Arts Building                                    87,104          276,186      150,000   9/11/2006
   47        (18)    River Exchange                                           60,000          185,000       60,000   9/11/2006
   48                Oakwood Square Shopping Center                           40,354           10,088      161,416   9/11/2006
   49                Naples Walk I, II, & III                                      0                0            0   9/11/2006
   50                Kite Naples Portfolio - Riverchase                       23,220            1,935            0   9/11/2006
   51        (15)    StorageMart #2101                                             0                0            0   9/11/2006
   52        (15)    StorageMart #129                                              0                0            0   9/11/2006
   53                Toluca Medical                                           50,000           54,223      150,000   9/11/2006
   54                Hartford Run Apartments                                       0                0            0   9/11/2006
   55        (15)    StorageMart #535                                              0                0            0   9/11/2006
   56                3545 Wilshire Boulevard                                  46,815                0       69,873   9/11/2006
   57        (15)    StorageMart #505                                              0                0            0   9/11/2006
   58                5024 Pelham Road                                              0                0            0   9/11/2006
   59                Cypress City Center                                      29,409            2,451       53,471   9/11/2006
   60                Corporate Square                                         50,000           10,777      150,000   9/11/2006
   61        (19)    ADF Portfolio                                                 0                0            0   9/11/2006
   62                Comfort Inn - King of Prussia                                 0                0            0   9/11/2006
   63                Tel Huron                                                36,015                0            0   9/11/2006
   64                Springfield Apartments                                        0                0            0   9/11/2006
   65                Euclid Avenue Shopping Center                            45,360           11,340      125,500   9/11/2006
   66                Silverlakes Professional Campus                          20,000                0       60,000   9/11/2006
   67                Hamden Village                                           35,000           50,000      150,000   9/11/2006
   68                Trump International Hotel & Tower - Commercial                0                0            0   9/11/2006
   69                Plaza Mayor                                              47,489            3,957            0   9/11/2006
   70        (15)    StorageMart #1612                                             0                0            0   9/11/2006
   71        (20)    Holiday Inn Express - Langhorne-Oxford Valley                 0                0            0   9/11/2006
   72                Citizens 31 Portfolio                                         0                0            0   9/11/2006
   73                Border's Bookstore                                            0                0            0   9/11/2006
   74                Woodlake Apartments                                           0                0            0   9/11/2006
   75        (21)    Indian School                                            10,700          200,464            0   9/11/2006
   76                Villa D'Orleans Apartments                                    0                0            0   9/11/2006
   77                Valencia Entertainment Center                            22,284            3,714       44,568   9/11/2006
   78                Andresen Plaza                                           48,769           62,192      146,307   9/11/2006
   79                Lakewood Ranch Shopping Center                                0                0            0   9/11/2006
   80        (15)    StorageMart #128                                              0                0            0   9/11/2006
   81        (15)    StorageMart #538                                              0                0            0   9/11/2006
   82                Miramar Shopping Center                                  24,360            4,198      103,977   9/11/2006
   83                Oaks at Campbell Station                                 16,968                0       70,000   9/11/2006
   84                Walgreens - Reading                                           0                0            0   9/11/2006
   85                All Seasons Storage Center                                    0                0            0   9/11/2006
   86                Abington Shopping Center                                 35,000            2,917      110,000   9/11/2006
   87                Fishers Town Commons                                     21,000            3,500       42,000   9/11/2006
   88                Candlewood Suites South                                       0                0            0   9/11/2006
   89                Tropic Venture Portfolio                                  9,075                0            0   9/11/2006
   90                Lipscomb & Pitts Building                                50,000          200,168      200,000   9/11/2006
   91                Hampton Inn - Eau Claire                                      0                0            0   9/11/2006
   92                Taft Hills Plaza                                         23,280            3,880       46,560   9/11/2006
   93                Ivey Glen Apartments                                          0                0            0   9/11/2006
   94        (22)    Floor Decor                                                   0                0            0   9/11/2006
   95                Valley Mack Plaza                                         6,336            1,056        6,336   9/11/2006
   96        (23)    Paradise Park                                                 0                0            0   9/11/2006
   97                Eckerd Portfolio - Wilson and Cambridge                       0                0            0   9/11/2006
   98                999 Walt Whitman                                         25,000            4,168       75,000   9/11/2006
   99                Country Club Safeway                                          0                0            0   9/11/2006
  100                Mango Plaza                                              33,600                0       67,200   9/11/2006
  101                Citizens 23 Portfolio                                         0                0            0   9/11/2006
  102        (15)    StorageMart #506                                              0                0            0   9/11/2006
  103        (15)    StorageMart #105                                              0                0            0   9/11/2006
  104        (15)    StorageMart #112                                              0                0            0   9/11/2006
  105                303-313 Central Avenue                                        0          100,236            0   9/11/2006
  106                1315 Dixwell Avenue                                      82,455            6,871      123,683   9/11/2006
  107        (15)    StorageMart #820                                              0                0            0   9/11/2006
  108                Walgreens - Glendora                                          0                0            0   9/11/2006
  109                765 Moreland                                             12,000            3,000       48,000   9/11/2006
  110                Citizens 18 Portfolio                                         0                0            0   9/11/2006
  111                Walgreens - Humble                                            0                0            0   9/11/2006
  112                Oak Tree Mobile Home Park                                     0                0            0   9/11/2006
  113                Victorville Self Storage                                      0                0            0   9/11/2006
  114                Holiday Inn - Superior                                        0                0            0   9/11/2006
  115                21st Century Storage                                          0                0            0   9/11/2006
  116                Walgreens - San Antonio                                       0                0            0   9/11/2006
  117                Citizens 19 Portfolio                                         0                0            0   9/11/2006
  118                Walgreens - Gessner                                           0                0            0   9/11/2006
  119                Cross River Mill                                              0                0            0   9/11/2006
  120                Mission Plaza Shopping Center                            30,000           12,500      150,000   9/11/2006
  121                3300 Tenth Street                                             0                0            0   9/11/2006
  122        (24)    Holiday Inn - Houghton                                        0                0            0   9/11/2006
  123                Northside Plaza                                          19,168            3,281       88,650   9/11/2006
  124        (15)    StorageMart #1610                                             0                0            0   9/11/2006
  125                Veronica III Medical Arts Building                       27,852            4,642            0   9/11/2006
  126                Rite Aid - Elko                                               0                0            0   9/11/2006
  127                Walgreens - Huffmeister                                       0                0            0   9/11/2006
  128        (15)    StorageMart #805                                              0                0            0   9/11/2006
  129                Citizens 9 Portfolio                                          0                0            0   9/11/2006
  130        (15)    StorageMart #711                                              0                0            0   9/11/2006
  131        (15)    StorageMart #1611                                             0                0            0   9/11/2006
  132                Safeguard Self Storage                                        0                0            0   9/11/2006
  133                Yankee Candle Flagship Store                                  0                0            0   9/11/2006
  134                Dunmore Shopping Center                                  20,000            1,667       60,000   9/11/2006
  135                Citizens 24 Portfolio                                         0                0            0   9/11/2006
  136                Citizens 11 Portfolio                                         0                0            0   9/11/2006
  137                Brookhaven Plaza                                         17,000                0       40,000   9/11/2006
  138                Walgreens - Horn Lake                                         0                0            0   9/11/2006
  139                Guardian Self Storage - Military                              0                0            0   9/11/2006
  140                Oakbrook I Office Park                                   22,997                0       45,994   9/11/2006
  141                Access Self Storage                                           0                0            0   9/11/2006
  142        (15)    StorageMart #801                                              0                0            0   9/11/2006
  143                Walgreens - Brattleboro                                       0                0            0   9/11/2006
  144        (15)    StorageMart #1302                                             0                0            0   9/11/2006
  145                Bayberry Crossing Shopping Center                        30,456                0       30,456   9/11/2006
  146        (15)    StorageMart #1613                                             0                0            0   9/11/2006
  147        (15)    StorageMart #122                                              0                0            0   9/11/2006
  148                Brattleboro & Bellows Falls                                   0                0            0   9/11/2006
  149        (15)    StorageMart #1609                                             0                0            0   9/11/2006
  150                Walgreens - Wake Forest                                       0                0            0   9/11/2006
  151                Holiday Inn Express Plainview                                 0                0            0   9/11/2006
  152                Citizens 25 Portfolio                                         0                0            0   9/11/2006
  153                Citizens 3 Portfolio                                          0                0            0   9/11/2006
  154                Eckerd - Whiteville                                           0                0            0   9/11/2006
  155                361 California Avenue                                     1,552                0       95,900   9/11/2006
  156        (15)    StorageMart #1301                                             0                0            0   9/11/2006
  157                Indian Lake Park Vue                                          0                0            0   9/11/2006
  158                3825 Del Amo                                             11,739            2,935       18,153   9/11/2006
  159                Citizens 7                                                    0                0            0   9/11/2006
  160        (25)    Pinar Plaza                                              27,000                0       54,000   9/11/2006
  161        (15)    StorageMart #516                                              0                0            0   9/11/2006
  162                Stor-All/Weston II                                            0                0            0   9/11/2006
  163                7-Eleven of Coconut Creek                                     0                0            0   9/11/2006
  164        (26)    Hialeah Warehouse                                             0            2,000            0   9/11/2006
  165                Bellagio Shoppes                                          9,251           25,000       27,753   9/11/2006
  166                Guardian Self Storage - Bandera                               0                0            0   9/11/2006
  167                Vermont & Sepulveda                                       7,339            1,835            0   9/11/2006
  168        (15)    StorageMart #1603                                             0                0            0   9/11/2006
  169                Westridge Retail                                          8,348              696       41,738   9/11/2006
  170                Stadium Square Apartments                                     0                0            0   9/11/2006
  171                Walgreens - Daphne                                            0                0            0   9/11/2006
  172                Eckerd - Cleveland                                            0                0            0   9/11/2006
  173                Stonegate Mobile Home Park                                    0                0            0   9/11/2006
  174                Citizens 10 Portfolio                                         0                0            0   9/11/2006
  175                Georgia Self Storage                                          0                0            0   9/11/2006
  176        (15)    StorageMart #107                                              0                0            0   9/11/2006
  177        (27)    Fairfax II                                               91,680           15,280      458,400   9/11/2006
  178                The Vineyards                                                 0                0            0   9/11/2006
  179                233 East Carrillo Street                                  6,137            1,534            0   9/11/2006
  180                Grants Crossing                                          16,240          175,000      200,000   9/11/2006
  181                4150 Boulder Highway                                      3,902              975       22,058   9/11/2006
  182                Eckerd - Cary                                             6,912            1,152            0   9/11/2006
  183                Magnolia Park                                                 0                0            0   9/11/2006
  184        (15)    StorageMart #106                                              0                0            0   9/11/2006
  185                CVS - Waynesboro, PA                                          0                0            0   9/11/2006
  186                Shady Oaks                                                    0                0            0   9/11/2006
  187                Atmos Energy                                                  0            2,448            0   9/11/2006
  188        (28)    Family Dollar Portfolio                                       0                0            0   9/11/2006
  189                Whitney Point Estates                                         0                0            0   9/11/2006
  190                Citizens 1 Portfolio                                          0                0            0   9/11/2006
  191                Colleyville Retail                                       11,095           25,000       22,190   9/11/2006
  192                Greenfield Secure Storage                                     0                0            0   9/11/2006
  193                101 East Seneca Turnpike                                  8,543              712            0   9/11/2006
  194                Stor-All/Oviedo                                               0                0            0   9/11/2006
  195        (29)    Family Dollar - Fullerton                                     0                0            0   9/11/2006
  196        (15)    StorageMart #113                                              0                0            0   9/11/2006
  197                Citizens 2 Portfolio                                          0                0            0   9/11/2006
  198                Citizens 26                                                   0                0            0   9/11/2006
  199        (30)    Family Dollar - Pulaski                                       0                0            0   9/11/2006
  200                Stor-All/Landmark                                             0                0            0   9/11/2006
  201                Citizens 30                                                   0                0            0   9/11/2006
  202                Waterville Commons                                        4,200              700       12,600   9/11/2006
  203                Citizens 33                                                   0                0            0   9/11/2006
  204                Edgeview Estates                                              0                0            0   9/11/2006

Annex A-6 Footnotes

(1) 1211 Avenue of the Americas	In the event that the 1211 Avenue of the Americas Borrower receives any fees, payments or other compensation from any tenant relating to or in exchange for the termination of such tenant's lease that exceed $1,000,000, the 1211 Avenue of the Americas Borrower shall immediately deposit the lease termination fee with the Lender to be utilized for tenant improvements costs, leasing commissions and other leasing costs.

At origination, the 1211 Avenue of the Americas Borrower deposited $23,293,997 into the Ropes and Gray reserve account. Provided no event of default exists, the lender shall direct the agent under the lockbox account to transfer $1,294,111 from the Ropes and Gray reserve account to the lockbox account on the first day of each month up to and including February 1, 2008.

(2) 125 High Street	The 125 High Street Borrower will deposit all lease termination payments in excess of $500,000 into the leasing reserve account not later than the first business day after the 125 High Street Borrower’s receipt of such lease termination payments. In lieu of making the payments to the leasing reserve account, provided no uncured event of default exists, the 125 High Street Borrower may deliver to lender a letter of credit as security for the 125 High Street Borrower’s obligations.

At origination, the 125 High Street Borrower deposited $1,945,118 into a reserve account in connection with a free rent period under that certain lease dated February 24, 2006, by and between the 125 High Street Borrower, as landlord, and Lehman Brothers Holdings Inc., as tenant (the ‘‘Lehman Lease’’). Provided no event of default exists under the 125 High Street Mortgage Loan documents and the Lehman Lease is in full force and effect, commencing on October 11, 2006 and on each payment date thereafter up to and including December 11, 2007, the lender will transfer $138,937 from such reserve account to the lockbox account.

(3) The Shops at Las Americas	At origination, The Shops at Las Americas Borrower deposited $3,100,000 into reserve account related to the Iron Wok tenant. So long as no event of default has occurred and is continuing, the lender is required to disburse the funds on deposit in the reserve account to The Shops at Las Americas Borrower upon receipt of, among other things, a written request for disbursement accompanied by a certificate from the tenant stating that all construction required under the Iron Wok lease has been completed in a manner satisfactory and acceptable to the tenant and that the tenant has accepted the premises.

Annex A-6 Footnotes  — continued

The Shops at Las Americas Borrower shall pay to the lender one twelfth of an amount equal to (i) $1.15 multiplied by (ii) the total gross rentable square footage of The Shops at Las Americas Mortgaged Property then subject to the Mortgage (the ‘‘Rollover Reserve Monthly Deposit’’) for tenant improvement and leasing commission obligations incurred with respect to leasing The Shops at Las Americas Mortgaged Property following the date hereof.

(4) Westfield Chesterfield	Westfield America Limited Partnership has guaranteed the monthly payments of taxes and insurance. Additionally, Westfield America Limited Partnership has guaranteed reserves for tenant improvements and leasing commissions and capital expenditures in the amount of $1.20 per square foot of in-line tenant space. The related borrower will be required to make monthly payments for taxes, insurance, tenant improvements and leasing commissions, and capital expenditures upon certain trigger events described in the mortgage loan documents including but not limited to an event of default.

(5) The Terrace Office Complex	The Terrace Office Complex Borrower is required to make monthly deposits into a capital reserve account in the amount of $7,602 for capital expenditures at the Terrace Office Complex Mortgaged Property. Notwithstanding the foregoing, in lieu of making such monthly deposits, the sponsor provides a guaranty of the Terrace Office Complex Borrower’s payment and performance of all such capital expenses

The Terrace Office Complex Borrower is required to make monthly deposits into a rollover reserve account in the amount of $33,333 for tenant improvements, leasing commissions and other approved leasing expenses at the Terrace Office Complex Mortgaged Property, but only to the extent that the balance of such reserve account is less than $1,200,000 (exclusive of any lease termination payments required to be deposited into the rollover reserve account). Notwithstanding the foregoing, in lieu of making such monthly deposits the sponsor has provided a guaranty of the Terrace Office Complex Borrower’s payment and performance of all such leasing expenses.

(6) Greenbrier Mall	Following the occurrence and during the continuance of an event of default or for so long as the DSCR for any fiscal year is less than 1.15x, the Greenbrier Mall Borrower, on each subsequent monthly payment date, shall deposit an amount equal to one-twelfth of $0.20 per square foot for annual capital expenditures. The amount on deposit in the capital expenditures account shall be capped and maintained at two times the annual amount deposited.

Following the occurrence and during the continuance of an event of default or for so long as the DSCR for any fiscal year is less than 1.15x, the Greenbrier Mall Borrower, on each

Annex A-6 Footnotes  — continued

subsequent monthly payment date, shall deposit an amount equal to one-twelfth of $1.00 per square foot for tenant improvements and leasing commissions that may be incurred following such trigger event. The amount on deposit in the rollover account shall be capped and maintained at an amount equal to eighteen months of the monthly deposits into the rollover account. In addition to the required monthly deposits, all lease termination payments will be deposited into the rollover account and held as rollover funds provided that so long as an event of default has not occurred and is continuing and provided that the DSCR for any fiscal year is equal to or greater than 1.15x, the Greenbrier Mall Borrower shall not be required to deposit any lease termination payment with respect to any lease for less than 30,000 square feet of space.

(7) Chapel Hill Mall	The related borrower will be required to make monthly reserve deposits for taxes, insurance and capital expenditures in the amount of $0.20 per square foot per annum, and tenant improvements and leasing commissions in the amount of $1.00 per square foot per annum upon certain trigger events described in the mortgage loan documentation. CBL & Associates Limited Partnership has guaranteed such monthly reserve deposits for taxes, insurance, capital expenditures and tenant improvements and leasing commissions from closing until such time as the related borrower is required to commence making monthly payments of such reserves. Ongoing reserves for tenant improvements and leasing commissions as well as capital expenditures are subject to a cap of 18 months of monthly deposits and two years of monthly deposits, respectively.

(8) Tindeco Wharf Apartments	Commencing six months prior to the expiration of the Johns Hopkins lease or a subsequent tenant, the related borrower is required to fund monthly reserves of $50,000 into the tenant improvement and leasing commissions account, subject to a cap of $300,000.

(9) Eagle Road Shopping Center	Upon origination, the borrower provided to the lender a letter of credit in the amount of $300,000 in lieu of making an initial and monthly deposit to the leasing account. If the Prestone lease is renewed for a term of not less than five years and upon satisfaction of all rollover obligations with respect to Prestone's premises, the letter of credit shall be reduced to $100,000 and following the renewal of the Prestone lease for a term of not less than ten years, the letter of credit shall be shall be released to the borrower.

(10) Midland Mall	The related borrower will be required to make monthly payments for taxes, insurance capital expenditures in the amount of $0.20 per square foot per annum and tenant improvements and leasing commissions in the amount of

Annex A-6 Footnotes  — continued

$1.00 per square foot per annum upon certain trigger events described in the mortgage loan documentation. CBL & Associates Limited Partnership has guaranteed such monthly reserve deposits for taxes, insurance, capital expenditures and tenant improvements and leasing commissions from closing until such time as the related borrower is required to commence making monthly payments of such reserves. Ongoing reserves for tenant improvements and leasing commissions as well as capital expenditures are subject to a cap of 18 months of monthly deposits and two years of monthly deposits respectively.

(11) Reckson Portfolio I Subordinate Tranche	No ongoing reserves will be required for tenant improvements and leasing commissions, capital expenditures or immediate repairs provided that the related borrower maintains certain conditions described in the mortgage loan documents. In lieu of such reserves, the related borrower provided a guaranty with respect to (a) monthly deposits of $126,180 for tenant improvement/leasing commissions, (b) monthly deposits of $334,375 for capital expenditures and (c) $267,500 for immediate repairs.

(12) 55 Hawthorne Street	If the balance in the replacement reserve account exceeds $25,000 or the aggregate annual base rent of the property exceeds $3,250,000, the monthly deposit shall equal $0.

If the balance in the TI & LC account exceeds $300,000 or the aggregate annual base rent of the property exceeds $3,250,000, the monthly deposit shall equal $0.

(13) 100 Franklin Street	The amount of $100,000 was escrowed at the closing of the mortgage loan for tenant improvements and leasing commissions. The $100,000 will be required to be released to the related borrower upon the occurrence of: (i) the renewal of the current tenant (JCI who occupies 10,678 square feet and expires July 2007) under lease terms acceptable to Lender, (ii) the re-leasing of the space to a new tenant under lease terms acceptable to Lender, (iii) the leasing of any 10,678 square feet space under lease terms and to a tenant acceptable to Lender. In addition, if none of the requirements above have been fulfilled by August 1, 2007, the related borrower (or affiliate) will be required to master lease, under lease terms acceptable to Lender, the amount of square footage required so that the resulting net cash flow provides a DSCR of 1.20x calculated on an interest-only basis. The master lease will expire when the loan achieves a 1.20x DSCR based on an interest only calculation.

(14) Lincolnshire Springhill Suites	The borrower’s reserve requirements are waived as long as the property manager is Marriott International, Inc. and the

Annex A-6 Footnotes  — continued

FF&E reserves required by the property management agreement are maintained. During the 39 full four week accounting periods commencing with the 8th four week accounting period of fiscal year 2006 and concluding with the 7th four week accounting period of Fiscal Year 2009 (the ‘‘Reduced Reserve Period’’), the property manager shall transfer into the reserve an amount equal to 3% of gross revenues for each accounting period during the Reduced Reserve Period, and 5% of gross revenues for each accounting period thereafter. Furthermore, the borrower must transfer $215,000 into the FF&E Reserve on or before the end of the fiscal year 2007.

(15) StorageMart Portfolio – StorageMart (#105 – #2101)	The Monthly Replacement Account Deposit shall not be required because E. Stanley Kroenke has delivered a Guaranty of Payment of the loan.

(16) 1155 Avenue of the Americas	Commencing in June 2015, the related borrower will be required to make additional reserve deposits such that there shall be an amount equal to $40 psf of the premises leased by White & Case on deposit to fund TI/LC costs upon the expiration of the White & Case lease in May 2017. Notwithstanding the foregoing, (i) to the extent that White & Case exercises its option to renew its lease by the date required in such lease on an ‘‘as-is’’ basis with no TI/LC costs payable by the related borrower for a term expiring no sooner than 7 years past the maturity date of the Loan Combination, then the related borrower will not be required to make the foregoing reserve deposits until January 2024.

Ongoing reserves for capital expenditures and additional TI/LCs will only be required after a sweep event and may be substituted with a letter of credit.

(17) Chesterfield Tech Park	The Annual Deposit to the TI & LC Account and the Annual Deposit to the Replacement Reserve Account shall not be required as E. Stanley Kroenke and Michael H. Staenberg have delivered a guaranty of payment of the loan with liabilities thereunder limited to $275,562.

(18) River Exchange	If the tenant under the current lease at the property to Employease, Inc. shall exercise its option to terminate the Employease, Inc. lease then on each monthly payment date between May 1, 2008 and February 28, 2009 the borrower shall be required to pay to lender, in addition to the monthly leasing account deposit, an amount equal to $15,000. In addition, on each monthly payment date between April 30, 2010 and February 28, 2011, the borrower shall pay to the lender in addition to the monthly leasing reserve deposit, an amount equal to $15,000.

Annex A-6 Footnotes  — continued

(19) ADF Portfolio	The related borrower will be required to make monthly reserve deposits for capital expenditures and tenant improvements and leasing commissions upon certain trigger events described in the mortgage loan documentation. The principal has guaranteed the monthly payment of reserves for capital expenditures and tenant improvements and leasing commissions from closing until such time as the related borrower is required to commence making monthly payments of such reserves.

(20) Holiday Inn Express – Langhorne-Oxford Valley	Ongoing reserves for capital expenditures will adjust commencing on the payment date in January of 2007 and every subsequent January based on an amount equal to four percent of the Gross Income from Operations, as defined in the mortgage loan documentation, for the previous calendar year.

(21) Indian School	The amount of $180,000 was escrowed at the closing of the mortgage loan, to be applied toward payments of principal and interest, taxes, insurance, tenant improvements and leasing commissions and capital expenditures for the first four months of the loan term.

(22) Floor Décor	The related borrower will be required to make monthly reserve deposits for insurance, capital expenditures and tenant improvements and leasing commissions upon certain trigger events described in the mortgage loan documents including but not limited to an Event of Default.

(23) Paradise Park	Ongoing reserves for taxes, insurance, capital expenditures and debt service will only be collected as components of a seasonality reserve collected in the months of November and June. Such seasonality reserve will be collected in an amount of five times the monthly installment amount (as defined in the mortgage loan documentation, and which amount may adjust periodically due to changes in the specific components of the reserve) for November and seven times the monthly installment amount for June. Subsequent to the expiration of the interest-only period of the mortgage loan (September 11, 2009), the monthly installment amount is subject to change in a proportionate amount to the increase in monthly debt service payments.

(24) Holiday Inn – Houghton	Ongoing reserves for capital expenditures will adjust commencing on the payment date in August 2007 and every subsequent August based on an amount equal to four percent of the Gross Income from Operations for the previous calendar year.

(25) Pinar Plaza	An initial deposit of $100,000 was made into a separate leasing account for the Winn-Dixie Store lease.

Annex A-6 Footnotes  — continued

(26) Hialeah Warehouse	The Annual Deposit to the TI & LC Account and the Annual Deposit to the Replacement Reserve Account shall not be required as long as the borrower is in compliance with the provisions of the guaranty of payment.

(27) Fairfax II	In the event that Beazer has renewed its lease at the property for a term of not less than 3 years or the leasing condition shall have been satisfied, the Leasing Account Cap shall be reduced to $150,000. All amounts in the leasing account in excess of $150,000 shall be released to the borrower.

(28) Family Dollar Portfolio	The related borrower will be required to make monthly payments for taxes, insurance, capital expenditures and tenant improvements and leasing commissions upon certain events described in the mortgage loan documentation including but not limited to an event of default. The principal has guaranteed the monthly payment of reserves for taxes, insurance, capital expenditures and tenant improvements and leasing commissions from closing until such time as the related borrower is required to commence making monthly payments of such reserves.

(29) Family Dollar – Fullerton	The related borrower will be required to make monthly payments for taxes, insurance, capital expenditures and tenant improvements and leasing commissions upon certain events described in the mortgage loan documentation including but not limited to an event of default. The principal has guaranteed the monthly payment of reserves for taxes, insurance, capital expenditures and tenant improvements and leasing commissions from closing until such time as the related borrower is required to commence making monthly payments of such reserves.

(30) Family Dollar – Pulaski	The related borrower will be required to make monthly payments for taxes, insurance, capital expenditures and tenant improvements and leasing commissions upon certain events described in the mortgage loan documentation including but not limited to an event of default. The principal has guaranteed the monthly payment of reserves for taxes, insurance, capital expenditures and tenant improvements and leasing commissions from closing until such time as the related borrower is required to commence making monthly payments of such reserves.

[THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX B

CERTAIN INFORMATION REGARDING MULTIFAMILY PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                       ANNEX B-1

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6

Capitalized terms used on this Annex B have the meanings assigned thereto in the
Glossary to the accompanying Offering Prospectus.

  CONTROL                              PROPERTY                                                                 CUT-OFF DATE
    NO.                                  NAME                                             COUNTY                 BALANCE ($)
-----------------------------------------------------------------------------------------------------------------------------

    10      Redwood Portfolio I                                                   Various                      54,550,000.00
   10A1     Camp Inn                                                              Polk                          9,350,000.00
   10A2     Town & Country Estates                                                Pima                          7,500,000.00
   10A3     Avalon RV Resort                                                      Pinellas                      4,350,000.00
   10A4     Evergreen                                                             Middlesex                     4,200,000.00
   10A5     Twenty-Nine Pines                                                     Washington                    3,850,000.00
   10A6     Suburban Estates                                                      St. Mary's                    3,850,000.00
   10A7     St. Clements Crossing                                                 St. Mary's                    3,000,000.00
   10A8     El Frontier                                                           Pima                          2,800,000.00
   10A9     Weststar                                                              Pima                          2,800,000.00
   10A10    Green Acres                                                           Middlesex                     2,600,000.00
   10A11    Hunter's Chase                                                        Allen                         2,600,000.00
   10A12    Winter Paradise                                                       Pasco                         2,450,000.00
   10A13    Cedar Grove                                                           Middlesex                     2,050,000.00
   10A14    Highland                                                              New Haven                     1,800,000.00
   10A15    Lexington Estates                                                     St. Mary's                    1,350,000.00
    11      Tindeco Wharf Apartments                                              Baltimore                    49,250,000.00
    14      LeCraw Portfolio - Three Properties                                   Various                      45,625,000.00
   14A1     LeCraw Portfolio - Meadowglen Apartments                              DeKalb                       20,660,000.00
   14A2     LeCraw Portfolio - The Landings at Peachtree Corners Apartments       Gwinnett                     17,040,000.00
   14A3     LeCraw Portfolio - Bishop's Gate Apartments                           DeKalb                        7,925,000.00
    15      Haverhill Apartments                                                  Prince William               45,610,000.00
    19      Pavilion Place Apartments                                             Harris                       29,000,000.00
    20      Arbors at Winters Chapel                                              DeKalb                       26,000,000.00
    24      Oakbrook Apartments                                                   East Baton Rouge Parish      22,650,000.00
    25      Tiger Plaza Apartments                                                East Baton Rouge Parish      19,150,000.00
    30      Indigo Springs                                                        Maricopa                     17,535,000.00
    35      LeCraw Portfolio - Courtland Club Apartments                          DeKalb                       14,300,000.00
    37      LeCraw Portfolio - Winterset Apartments                               Cobb                         13,850,000.00
    41      Las Colinas at Brookhollow Apartments                                 Gwinnett                     12,800,000.00
    42      Brandywood Apartments                                                 Maricopa                     12,650,000.00
    43      Kelly Crossing                                                        Denton                       12,600,000.00
    54      Hartford Run Apartments                                               Gwinnett                      9,150,000.00
    64      Springfield Apartments                                                Denton                        7,200,000.00
    74      Woodlake Apartments                                                   Gloucester                    6,200,000.00
    76      Villa D'Orleans Apartments                                            Harris                        6,150,000.00
    93      Ivey Glen Apartments                                                  Alamance                      5,240,000.00
    96      Paradise Park                                                         Hidalgo                       5,200,000.00
    112     Oak Tree Mobile Home Park                                             Ocean                         4,293,969.32
    157     Indian Lake Park Vue                                                  Noble                         2,678,000.00
    170     Stadium Square Apartments                                             East Baton Rouge              2,200,000.00
    173     Stonegate Mobile Home Park                                            Caddo                         2,164,836.62
    178     The Vineyards                                                         Mesa                          2,073,594.36
    183     Magnolia Park                                                         Hidalgo                       1,800,000.00
    186     Shady Oaks                                                            Tarrant                       1,650,000.00
    189     Whitney Point Estates                                                 Broome                        1,500,000.00
    204     Edgeview Estates                                                      Steuben                       1,000,000.00

  CONTROL   UTILITIES PAID               UTILITIES PAID               # OF      AVG. RENT     MAX. RENT     # OF       AVG. RENT
    NO.       BY TENANT                    BY TENANT                  PADS       PADS ($)      PADS ($)    STUDIOS    STUDIOS ($)
----------------------------------------------------------------------------------------------------------------------------------

    10      Yes              Various                                  2,909           262           445          0              0
   10A1     Yes              Electric                                   798           161           340          0              0
   10A2     Yes              Electric                                   320           315           315          0              0
   10A3     Yes              Electric                                   256           248           445          0              0
   10A4     Yes              Electric                                   103           414           432          0              0
   10A5     Yes              Electric                                   150           381           393          0              0
   10A6     Yes              Electric                                   132           293           305          0              0
   10A7     Yes              Electric                                   185           280           286          0              0
   10A8     Yes              Electric, Water                            179           325           355          0              0
   10A9     Yes              Electric, Sewer, Water                      96           331           331          0              0
   10A10    Yes              Electric                                    64           403           425          0              0
   10A11    Yes              Electric                                   135           259           259          0              0
   10A12    Yes              Electric                                   304           191           295          0              0
   10A13    Yes              Electric                                    60           411           427          0              0
   10A14    Yes              Electric                                    51           411           443          0              0
   10A15    Yes              Electric                                    76           307           310          0              0
    11      Yes              Electric                                     0             0             0         10          1,236
    14      Yes              Electric, Gas, Sewer, Water                  0             0             0          0              0
   14A1     Yes              Electric, Gas, Sewer, Water                  0             0             0          0              0
   14A2     Yes              Electric,  Sewer, Water                      0             0             0          0              0
   14A3     Yes              Electric, Gas, Sewer, Water                  0             0             0          0              0
    15      Yes              Electric,  Sewer, Trash, Water               0             0             0          0              0
    19      Yes              Sewer, Trash, Water                          0             0             0          0              0
    20      Yes              Electric, Water                              0             0             0          0              0
    24      Yes              Sewer, Water                                 0             0             0         30            685
    25      Yes              Sewer, Water                                 0             0             0          0              0
    30      Yes              Electric, Gas, Sewer, Water                  0             0             0          0              0
    35      Yes              Electric, Gas, Sewer, Water                  0             0             0          0              0
    37      Yes              Electric, Gas, Sewer, Water                  0             0             0          0              0
    41      Yes              Electric, Trash, Water                       0             0             0          0              0
    42      No               None                                         0             0             0        168            491
    43      Yes              Electric, Trash, Water                       0             0             0          0              0
    54      Yes              Electric, Sewer, Water                       0             0             0         42            446
    64      Yes              Electric, Trash, Water                       0             0             0          0              0
    74      Yes              Electric                                     0             0             0          0              0
    76      Yes              Electric, Gas, Sewer, Trash, Water           0             0             0          0              0
    93      Yes              Electric, Trash                              0             0             0          0              0
    96      Yes              Electric                                   427           221           281          0              0
    112     Yes              Electric, Gas                              258           313           313          0              0
    157     Yes              Electric, Gas, Sewer, Water                159           267           275          0              0
    170     No               None                                         0             0             0         30            635
    173     Yes              Electric, Gas                              157           209           260          0              0
    178     Yes              Electric, Gas                               97           273           275          0              0
    183     Yes              Electric, Gas, Sewer, Water                180           142           160          0              0
    186     Yes              Electric, Gas, Water                        72           290           290          0              0
    189     Yes              Electric, Gas                              100           265           265          0              0
    204     Yes              Electric, Gas                               93           250           250          0              0

  CONTROL      MAX. RENT       # OF 1        AVG. RENT
    NO.       STUDIOS ($)     BEDROOMS     1 BEDROOMS ($)
----------------------------------------------------------

    10                  0            0                  0
   10A1                 0            0                  0
   10A2                 0            0                  0
   10A3                 0            0                  0
   10A4                 0            0                  0
   10A5                 0            0                  0
   10A6                 0            0                  0
   10A7                 0            0                  0
   10A8                 0            0                  0
   10A9                 0            0                  0
   10A10                0            0                  0
   10A11                0            0                  0
   10A12                0            0                  0
   10A13                0            0                  0
   10A14                0            0                  0
   10A15                0            0                  0
    11              1,375          144              1,576
    14                  0          667                515
   14A1                 0          298                490
   14A2                 0          194                498
   14A3                 0          175                577
    15                  0          150              1,101
    19                  0          769                523
    20                  0          402                624
    24                714           60                792
    25                  0           88                758
    30                  0           90                680
    35                  0          187                536
    37                  0          104                622
    41                  0          136                634
    42                719          188                596
    43                  0          198                668
    54                514          196                554
    64                  0          136                681
    74                  0           48                745
    76                  0           71                615
    93                  0            0                  0
    96                  0            0                  0
    112                 0            0                  0
    157                 0            0                  0
    170               663           17                705
    173                 0            0                  0
    178                 0            0                  0
    183                 0            0                  0
    186                 0            0                  0
    189                 0            0                  0
    204                 0            0                  0

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6

Capitalized terms used on this Annex B have the meanings assigned thereto in the
Glossary to the accompanying Offering Prospectus.

  CONTROL     MAX. RENT         # OF 2        AVG. RENT         MAX. RENT         # OF 3        AVG. RENT          MAX. RENT
    NO.     1 BEDROOMS ($)     BEDROOMS     2 BEDROOMS ($)    2 BEDROOMS ($)     BEDROOMS     3 BEDROOMS ($)     3 BEDROOMS ($)
--------------------------------------------------------------------------------------------------------------------------------

    10                   0            0                  0                 0            0                  0                  0
   10A1                  0            0                  0                 0            0                  0                  0
   10A2                  0            0                  0                 0            0                  0                  0
   10A3                  0            0                  0                 0            0                  0                  0
   10A4                  0            0                  0                 0            0                  0                  0
   10A5                  0            0                  0                 0            0                  0                  0
   10A6                  0            0                  0                 0            0                  0                  0
   10A7                  0            0                  0                 0            0                  0                  0
   10A8                  0            0                  0                 0            0                  0                  0
   10A9                  0            0                  0                 0            0                  0                  0
   10A10                 0            0                  0                 0            0                  0                  0
   10A11                 0            0                  0                 0            0                  0                  0
   10A12                 0            0                  0                 0            0                  0                  0
   10A13                 0            0                  0                 0            0                  0                  0
   10A14                 0            0                  0                 0            0                  0                  0
   10A15                 0            0                  0                 0            0                  0                  0
    11               2,600           67              1,801             3,000           17              2,225              2,450
    14               1,267          553                644             1,465          158                798              1,045
   14A1                635          295                614             1,110           48                791                939
   14A2                998          186                664               840          110                801              1,045
   14A3              1,267           72                719             1,465            0                  0                  0
    15               1,261          200              1,359             2,695            0                  0                  0
    19                 733          237                708               785            0                  0                  0
    20                 770          179                783             1,010           11                922                980
    24                 840           96                486             1,396           35              1,696              2,000
    25                 782          180                881               999           32              1,291              1,317
    30                 765          120                823               890           30                961              1,055
    35               1,150          144                703               845           68                825                925
    37               1,233          148                721             1,215           50                836                980
    41                 645          134                752               975          120                906                975
    42                 719            0                  0                 0            0                  0                  0
    43                 877          136                833               890            0                  0                  0
    54                 675           20                681               715            1                  0                  0
    64                 755           52                870               930            0                  0                  0
    74                 756          100                836               849            0                  0                  0
    76                 665           80                795             1,025            1              1,105              1,105
    93                   0          120                576               645            0                  0                  0
    96                   0            0                  0                 0            0                  0                  0
    112                  0            0                  0                 0            0                  0                  0
    157                  0            0                  0                 0            0                  0                  0
    170                771           26                908               928            1              1,044              1,044
    173                  0            0                  0                 0            0                  0                  0
    178                  0            0                  0                 0            0                  0                  0
    183                  0            0                  0                 0            0                  0                  0
    186                  0            0                  0                 0            0                  0                  0
    189                  0            0                  0                 0            0                  0                  0
    204                  0            0                  0                 0            0                  0                  0

  CONTROL     # OF 4        AVG. RENT          MAX. RENT        # OF COMMERCIAL          AVG. RENT
    NO.      BEDROOMS     4 BEDROOMS ($)     4 BEDROOMS ($)          UNITS          COMMERCIAL UNITS ($)
---------------------------------------------------------------------------------------------------------

    10              0                  0                  0                   0                        0
   10A1             0                  0                  0                   0                        0
   10A2             0                  0                  0                   0                        0
   10A3             0                  0                  0                   0                        0
   10A4             0                  0                  0                   0                        0
   10A5             0                  0                  0                   0                        0
   10A6             0                  0                  0                   0                        0
   10A7             0                  0                  0                   0                        0
   10A8             0                  0                  0                   0                        0
   10A9             0                  0                  0                   0                        0
   10A10            0                  0                  0                   0                        0
   10A11            0                  0                  0                   0                        0
   10A12            0                  0                  0                   0                        0
   10A13            0                  0                  0                   0                        0
   10A14            0                  0                  0                   0                        0
   10A15            0                  0                  0                   0                        0
    11              0                  0                  0                   0                        0
    14              0                  0                  0                   0                        0
   14A1             0                  0                  0                   0                        0
   14A2             0                  0                  0                   0                        0
   14A3             0                  0                  0                   0                        0
    15              0                  0                  0                   0                        0
    19              0                  0                  0                   0                        0
    20              0                  0                  0                   0                        0
    24             17              2,125              2,376                   1                    3,500
    25              0                  0                  0                   0                        0
    30              0                  0                  0                   0                        0
    35              0                  0                  0                   0                        0
    37              0                  0                  0                   0                        0
    41              5              1,100              1,100                   0                        0
    42              0                  0                  0                   0                        0
    43              0                  0                  0                   0                        0
    54              0                  0                  0                   0                        0
    64              0                  0                  0                   0                        0
    74              0                  0                  0                   0                        0
    76              0                  0                  0                   0                        0
    93              0                  0                  0                   0                        0
    96              0                  0                  0                   0                        0
    112             0                  0                  0                   0                        0
    157             0                  0                  0                   0                        0
    170             0                  0                  0                   0                        0
    173             0                  0                  0                   0                        0
    178             0                  0                  0                   0                        0
    183             0                  0                  0                   0                        0
    186             0                  0                  0                   0                        0
    189             0                  0                  0                   0                        0
    204             0                  0                  0                   0                        0

  CONTROL        MAX. RENT                        TOTAL
    NO.      COMMERCIAL UNITS ($)     ELEVATOR    UNITS
--------------------------------------------------------

    10                          0     N/A         2,909
   10A1                         0     N/A           798
   10A2                         0     N/A           320
   10A3                         0     N/A           256
   10A4                         0     N/A           103
   10A5                         0     N/A           150
   10A6                         0     N/A           132
   10A7                         0     N/A           185
   10A8                         0     N/A           179
   10A9                         0     N/A            96
   10A10                        0     N/A            64
   10A11                        0     N/A           135
   10A12                        0     N/A           304
   10A13                        0     N/A            60
   10A14                        0     N/A            51
   10A15                        0     N/A            76
    11                          0     Yes           238
    14                          0     No          1,378
   14A1                         0     No            641
   14A2                         0     No            490
   14A3                         0     No            247
    15                          0     No            350
    19                          0     No          1,006
    20                          0     No            592
    24                      3,500     No            239
    25                          0     No            300
    30                          0     No            240
    35                          0     No            399
    37                          0     No            302
    41                          0     No            395
    42                          0     No            356
    43                          0     No            334
    54                          0     No            259
    64                          0     No            188
    74                          0     No            148
    76                          0     Yes           152
    93                          0     No            120
    96                          0     N/A           427
    112                         0     N/A           258
    157                         0     N/A           159
    170                         0     No             74
    173                         0     N/A           157
    178                         0     N/A            97
    183                         0     N/A           180
    186                         0     N/A            72
    189                         0     N/A           100
    204                         0     N/A            93

ANNEX C-1

PRICE/YIELD TABLES

[THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX C-1-1

                                   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                       PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-1 CERTIFICATES

                                       0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                    ---------------------------------------------------------------------------------------------------------------
 PRICE (32NDS)            0% CPR                25% CPR                50% CPR                75% CPR                100% CPR
---------------     -------------------    -------------------    -------------------    -------------------     -------------------
                       CBE    Modified       CBE     Modified        CBE    Modified        CBE    Modified         CBE    Modified
                      Yield   Duration      Yield    Duration       Yield   Duration       Yield   Duration        Yield   Duration
                       (%)    (Years)        (%)     (Years)         (%)    (Years)         (%)     (Years)         (%)    (Years)
                     -----------------      -----------------      -----------------      -----------------       -----------------

       99-12          5.484%     2.87        5.484%     2.87        5.484%     2.87        5.485%     2.87         5.486%     2.84
       99-16          5.441%     2.88        5.441%     2.87        5.441%     2.87        5.441%     2.87         5.442%     2.84
       99-20          5.397%     2.88        5.397%     2.87        5.397%     2.87        5.397%     2.87         5.398%     2.85
       99-24          5.354%     2.88        5.354%     2.88        5.354%     2.88        5.354%     2.87         5.355%     2.85
       99-28          5.310%     2.88        5.310%     2.88        5.310%     2.88        5.310%     2.87         5.311%     2.85
      100-00          5.267%     2.88        5.267%     2.88        5.267%     2.88        5.267%     2.88         5.267%     2.85
      100-04          5.224%     2.88        5.224%     2.88        5.224%     2.88        5.224%     2.88         5.223%     2.85
      100-08          5.181%     2.88        5.181%     2.88        5.181%     2.88        5.181%     2.88         5.180%     2.85
      100-12          5.138%     2.89        5.138%     2.88        5.138%     2.88        5.137%     2.88         5.136%     2.85
      100-16          5.095%     2.89        5.095%     2.88        5.095%     2.88        5.094%     2.88         5.093%     2.85
      100-20          5.052%     2.89        5.052%     2.89        5.052%     2.88        5.051%     2.88         5.049%     2.86

WEIGHTED AVERAGE
LIFE (YRS.)               3.25                   3.25                   3.25                   3.25                    3.21

FIRST PRINCIPAL
PAYMENT DATE            10/15/2006            10/15/2006              10/15/2006             10/15/2006              10/15/2006

LAST PRINCIPAL
PAYMENT DATE            6/15/2011             4/15/2011               4/15/2011              4/15/2011               4/15/2011

                                                                     ANNEX C-1-2

                                    WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                        PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-2 CERTIFICATES

                                        0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                    ---------------------------------------------------------------------------------------------------------------
 PRICE (32NDS)            0% CPR                25% CPR                 50% CPR                75% CPR               100% CPR
---------------     -------------------    -------------------    -------------------    -------------------     -------------------
                       CBE    Modified       CBE     Modified        CBE    Modified        CBE    Modified         CBE    Modified
                      Yield   Duration      Yield    Duration       Yield   Duration       Yield   Duration        Yield   Duration
                       (%)    (Years)        (%)     (Years)         (%)    (Years)         (%)     (Years)         (%)    (Years)
                     -----------------      -----------------      -----------------      -----------------       -----------------

       99-12          5.458%     4.09        5.459%     4.08        5.459%     4.07        5.459%     4.06         5.464%     3.94
       99-16          5.428%     4.09        5.428%     4.08        5.428%     4.08        5.429%     4.06         5.432%     3.94
       99-20          5.397%     4.09        5.397%     4.09        5.397%     4.08        5.398%     4.06         5.400%     3.94
       99-24          5.367%     4.09        5.367%     4.09        5.367%     4.08        5.367%     4.06         5.368%     3.94
       99-28          5.336%     4.09        5.336%     4.09        5.336%     4.08        5.336%     4.07         5.337%     3.94
      100-00          5.306%     4.09        5.306%     4.09        5.306%     4.08        5.306%     4.07         5.305%     3.94
      100-04          5.275%     4.09        5.275%     4.09        5.275%     4.08        5.275%     4.07         5.274%     3.94
      100-08          5.245%     4.10        5.245%     4.09        5.245%     4.08        5.244%     4.07         5.242%     3.95
      100-12          5.215%     4.10        5.214%     4.09        5.214%     4.08        5.214%     4.07         5.211%     3.95
      100-16          5.184%     4.10        5.184%     4.09        5.184%     4.08        5.183%     4.07         5.179%     3.95
      100-20          5.154%     4.10        5.154%     4.09        5.154%     4.09        5.153%     4.07         5.148%     3.95

WEIGHTED AVERAGE
LIFE (YRS.)                4.75                  4.74                    4.73                   4.72                    4.55

FIRST PRINCIPAL
PAYMENT DATE            6/15/2011             4/15/2011               4/15/2011              4/15/2011               4/15/2011

LAST PRINCIPAL
PAYMENT DATE            9/15/2011             9/15/2011               9/15/2011              9/15/2011               9/15/2011

                                                                     ANNEX C-1-3

                                    WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                        PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-3 CERTIFICATES

                                        0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                    ----------------------------------------------------------------------------------------------------------------
 PRICE (32NDS)            0% CPR                25% CPR                50% CPR                75% CPR                100% CPR
---------------     -------------------    -------------------    -------------------    -------------------     -------------------
                       CBE    Modified       CBE     Modified        CBE    Modified        CBE    Modified         CBE    Modified
                      Yield   Duration      Yield    Duration       Yield   Duration       Yield   Duration        Yield   Duration
                       (%)    (Years)        (%)     (Years)         (%)    (Years)         (%)     (Years)         (%)    (Years)
                     -----------------      -----------------      -----------------      -----------------       -----------------

       99-12          5.498%     5.55        5.499%     5.55        5.499%     5.55        5.499%     5.54         5.500%     5.50
       99-16          5.476%     5.55        5.476%     5.55        5.476%     5.55        5.476%     5.54         5.477%     5.50
       99-20          5.453%     5.55        5.453%     5.55        5.453%     5.55        5.454%     5.54         5.454%     5.50
       99-24          5.431%     5.56        5.431%     5.55        5.431%     5.55        5.431%     5.54         5.431%     5.50
       99-28          5.408%     5.56        5.408%     5.56        5.408%     5.55        5.408%     5.55         5.409%     5.50
      100-00          5.386%     5.56        5.386%     5.56        5.386%     5.55        5.386%     5.55         5.386%     5.50
      100-04          5.364%     5.56        5.364%     5.56        5.364%     5.55        5.364%     5.55         5.363%     5.50
      100-08          5.341%     5.56        5.341%     5.56        5.341%     5.56        5.341%     5.55         5.341%     5.51
      100-12          5.319%     5.56        5.319%     5.56        5.319%     5.56        5.319%     5.55         5.318%     5.51
      100-16          5.297%     5.56        5.297%     5.56        5.297%     5.56        5.296%     5.55         5.296%     5.51
      100-20          5.274%     5.57        5.274%     5.56        5.274%     5.56        5.274%     5.55         5.273%     5.51

WEIGHTED AVERAGE
LIFE (YRS.)               6.81                   6.81                    6.80                   6.79                   6.73

FIRST PRINCIPAL
PAYMENT DATE            7/15/2013             5/15/2013               5/15/2013              5/15/2013               5/15/2013

LAST PRINCIPAL
PAYMENT DATE            8/15/2013             8/15/2013               8/15/2013              8/15/2013               8/15/2013

                                                                     ANNEX C-1-4

                                    WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                       PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-AB CERTIFICATES

                                        0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                    ----------------------------------------------------------------------------------------------------------------
 PRICE (32NDS)            0% CPR                25% CPR                50% CPR                75% CPR                100% CPR
---------------     -------------------    -------------------    -------------------    -------------------     -------------------
                       CBE    Modified       CBE     Modified        CBE    Modified        CBE    Modified         CBE    Modified
                      Yield   Duration      Yield    Duration       Yield   Duration       Yield   Duration        Yield   Duration
                       (%)    (Years)        (%)     (Years)         (%)    (Years)         (%)     (Years)         (%)    (Years)
                     -----------------      -----------------      -----------------      -----------------       -----------------

       99-12          5.497%     5.87        5.497%     5.87        5.497%     5.87        5.497%     5.87         5.497%     5.87
       99-16          5.476%     5.87        5.476%     5.87        5.476%     5.87        5.476%     5.87         5.476%     5.87
       99-20          5.454%     5.87        5.454%     5.87        5.454%     5.87        5.454%     5.87         5.454%     5.87
       99-24          5.433%     5.87        5.433%     5.87        5.433%     5.87        5.433%     5.87         5.433%     5.87
       99-28          5.412%     5.88        5.412%     5.88        5.412%     5.87        5.412%     5.87         5.412%     5.87
      100-00          5.391%     5.88        5.391%     5.88        5.391%     5.88        5.391%     5.88         5.391%     5.88
      100-04          5.369%     5.88        5.369%     5.88        5.369%     5.88        5.369%     5.88         5.369%     5.88
      100-08          5.348%     5.88        5.348%     5.88        5.348%     5.88        5.348%     5.88         5.348%     5.88
      100-12          5.327%     5.88        5.327%     5.88        5.327%     5.88        5.327%     5.88         5.327%     5.88
      100-16          5.306%     5.88        5.306%     5.88        5.306%     5.88        5.306%     5.88         5.306%     5.88
      100-20          5.285%     5.89        5.285%     5.89        5.285%     5.89        5.285%     5.88         5.285%     5.88

WEIGHTED AVERAGE
LIFE (YRS.)               7.33                   7.33                   7.33                   7.33                    7.33

FIRST PRINCIPAL
PAYMENT DATE            9/15/2011             9/15/2011               9/15/2011              9/15/2011               9/15/2011

LAST PRINCIPAL
PAYMENT DATE            2/15/2016             1/15/2016               1/15/2016              1/15/2016               12/15/2015

                                                                     ANNEX C-1-5

                                    WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                        PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-4 CERTIFICATES

                                        0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                    ----------------------------------------------------------------------------------------------------------------
 PRICE (32NDS)            0% CPR                25% CPR                50% CPR                75% CPR                100% CPR
---------------     -------------------    -------------------    -------------------    -------------------     -------------------
                       CBE    Modified       CBE     Modified        CBE    Modified        CBE    Modified         CBE    Modified
                      Yield   Duration      Yield    Duration       Yield   Duration       Yield   Duration        Yield   Duration
                       (%)    (Years)        (%)     (Years)         (%)    (Years)         (%)     (Years)         (%)    (Years)
                     -----------------      -----------------      -----------------      -----------------       -----------------

       99-12          5.509%     7.41        5.509%     7.40        5.509%     7.39        5.509%     7.37         5.510%     7.26
       99-16          5.492%     7.41        5.492%     7.40        5.492%     7.39        5.492%     7.37         5.493%     7.26
       99-20          5.475%     7.42        5.475%     7.40        5.475%     7.39        5.475%     7.37         5.476%     7.26
       99-24          5.458%     7.42        5.458%     7.41        5.458%     7.39        5.458%     7.38         5.459%     7.26
       99-28          5.441%     7.42        5.441%     7.41        5.441%     7.40        5.441%     7.38         5.441%     7.27
      100-00          5.424%     7.42        5.424%     7.41        5.424%     7.40        5.424%     7.38         5.424%     7.27
      100-04          5.408%     7.42        5.408%     7.41        5.408%     7.40        5.408%     7.38         5.407%     7.27
      100-08          5.391%     7.43        5.391%     7.42        5.391%     7.40        5.391%     7.38         5.390%     7.27
      100-12          5.374%     7.43        5.374%     7.42        5.374%     7.41        5.374%     7.39         5.373%     7.27
      100-16          5.358%     7.43        5.357%     7.42        5.357%     7.41        5.357%     7.39         5.356%     7.28
      100-20          5.341%     7.43        5.341%     7.42        5.341%     7.41        5.340%     7.39         5.339%     7.28

WEIGHTED AVERAGE
LIFE (YRS.)               9.81                   9.79                    9.77                   9.73                    9.54

FIRST PRINCIPAL
PAYMENT DATE            2/15/2016             1/15/2016               1/15/2016              1/15/2016               12/15/2015

LAST PRINCIPAL
PAYMENT DATE            9/15/2016             8/15/2016               8/15/2016              8/15/2016               6/15/2016

                                                                     ANNEX C-1-6

                                    WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                       PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-1A CERTIFICATES

                                        0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                    ----------------------------------------------------------------------------------------------------------------
 PRICE (32NDS)            0% CPR                25% CPR                50% CPR                75% CPR                100% CPR
---------------     -------------------    -------------------    -------------------    -------------------     -------------------
                       CBE    Modified       CBE     Modified        CBE    Modified        CBE    Modified         CBE    Modified
                      Yield   Duration      Yield    Duration       Yield   Duration       Yield   Duration        Yield   Duration
                       (%)    (Years)        (%)     (Years)         (%)    (Years)         (%)     (Years)         (%)    (Years)
                     -----------------      -----------------      -----------------      -----------------       -----------------

       99-12          5.501%     5.69        5.501%     5.68        5.501%     5.67        5.502%     5.66         5.504%     5.55
       99-16          5.479%     5.69        5.479%     5.68        5.479%     5.67        5.479%     5.66         5.481%     5.55
       99-20          5.457%     5.69        5.457%     5.68        5.457%     5.68        5.457%     5.66         5.459%     5.55
       99-24          5.435%     5.70        5.435%     5.69        5.435%     5.68        5.435%     5.67         5.436%     5.55
       99-28          5.413%     5.70        5.413%     5.69        5.413%     5.68        5.413%     5.67         5.414%     5.56
      100-00          5.391%     5.70        5.391%     5.69        5.391%     5.68        5.391%     5.67         5.391%     5.56
      100-04          5.370%     5.70        5.369%     5.69        5.369%     5.69        5.369%     5.67         5.369%     5.56
      100-08          5.348%     5.71        5.348%     5.70        5.348%     5.69        5.347%     5.68         5.346%     5.56
      100-12          5.326%     5.71        5.326%     5.70        5.326%     5.69        5.326%     5.68         5.324%     5.56
      100-16          5.304%     5.71        5.304%     5.70        5.304%     5.69        5.304%     5.68         5.302%     5.57
      100-20          5.283%     5.71        5.282%     5.70        5.282%     5.69        5.282%     5.68         5.280%     5.57

WEIGHTED AVERAGE
LIFE (YRS.)               7.18                   7.17                    7.16                   7.14                    6.97

FIRST PRINCIPAL
PAYMENT DATE            10/15/2006            10/15/2006              10/15/2006             10/15/2006              10/15/2006

LAST PRINCIPAL
PAYMENT DATE            9/15/2016             8/15/2016               8/15/2016              8/15/2016               6/15/2016

                                                                     ANNEX C-1-7

                                    WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                        PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-M CERTIFICATES

                                        0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                    ----------------------------------------------------------------------------------------------------------------
 PRICE (32NDS)            0% CPR                25% CPR                50% CPR                75% CPR                100% CPR
---------------     -------------------    -------------------    -------------------    -------------------     -------------------
                       CBE    Modified       CBE     Modified        CBE    Modified        CBE    Modified         CBE    Modified
                      Yield   Duration      Yield    Duration       Yield   Duration       Yield   Duration        Yield   Duration
                       (%)    (Years)        (%)     (Years)         (%)    (Years)         (%)     (Years)         (%)    (Years)
                     -----------------      -----------------      -----------------      -----------------       -----------------

       99-12          5.550%     7.48        5.550%     7.47        5.550%     7.46        5.550%     7.44         5.551%     7.33
       99-16          5.533%     7.48        5.533%     7.48        5.533%     7.46        5.533%     7.44         5.534%     7.34
       99-20          5.516%     7.48        5.516%     7.48        5.516%     7.47        5.517%     7.45         5.517%     7.34
       99-24          5.500%     7.48        5.500%     7.48        5.500%     7.47        5.500%     7.45         5.500%     7.34
       99-28          5.483%     7.49        5.483%     7.48        5.483%     7.47        5.483%     7.45         5.483%     7.34
      100-00          5.466%     7.49        5.466%     7.49        5.466%     7.47        5.466%     7.45         5.466%     7.34
      100-04          5.450%     7.49        5.450%     7.49        5.450%     7.47        5.450%     7.46         5.449%     7.35
      100-08          5.433%     7.49        5.433%     7.49        5.433%     7.48        5.433%     7.46         5.432%     7.35
      100-12          5.417%     7.49        5.417%     7.49        5.416%     7.48        5.416%     7.46         5.415%     7.35
      100-16          5.400%     7.50        5.400%     7.49        5.400%     7.48        5.400%     7.46         5.399%     7.35
      100-20          5.384%     7.50        5.383%     7.50        5.383%     7.48        5.383%     7.46         5.382%     7.36

WEIGHTED AVERAGE
LIFE (YRS.)               9.95                   9.94                    9.92                   9.89                    9.70

FIRST PRINCIPAL
PAYMENT DATE            9/15/2016             8/15/2016               8/15/2016              8/15/2016               6/15/2016

LAST PRINCIPAL
PAYMENT DATE            9/15/2016             9/15/2016               9/15/2016              9/15/2016               6/15/2016

                                                                     ANNEX C-1-8

                                    WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                        PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-J CERTIFICATES

                                        0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                    ----------------------------------------------------------------------------------------------------------------
 PRICE (32NDS)            0% CPR                25% CPR                50% CPR                75% CPR                100% CPR
---------------     -------------------    -------------------    -------------------    -------------------     -------------------
                       CBE    Modified       CBE     Modified        CBE    Modified        CBE    Modified         CBE    Modified
                      Yield   Duration      Yield    Duration       Yield   Duration       Yield   Duration        Yield   Duration
                       (%)    (Years)        (%)     (Years)         (%)    (Years)         (%)     (Years)         (%)    (Years)
                     -----------------      -----------------      -----------------      -----------------       -----------------

       99-12          5.590%     7.46        5.590%     7.46        5.590%     7.46        5.590%     7.46         5.591%     7.32
       99-16          5.573%     7.46        5.573%     7.46        5.573%     7.46        5.573%     7.46         5.574%     7.32
       99-20          5.556%     7.47        5.556%     7.47        5.556%     7.47        5.556%     7.47         5.557%     7.32
       99-24          5.540%     7.47        5.540%     7.47        5.540%     7.47        5.540%     7.47         5.540%     7.33
       99-28          5.523%     7.47        5.523%     7.47        5.523%     7.47        5.523%     7.47         5.523%     7.33
      100-00          5.506%     7.47        5.506%     7.47        5.506%     7.47        5.506%     7.47         5.506%     7.33
      100-04          5.490%     7.48        5.490%     7.48        5.490%     7.48        5.490%     7.48         5.489%     7.33
      100-08          5.473%     7.48        5.473%     7.48        5.473%     7.48        5.473%     7.48         5.472%     7.33
      100-12          5.456%     7.48        5.456%     7.48        5.456%     7.48        5.456%     7.48         5.455%     7.34
      100-16          5.440%     7.48        5.440%     7.48        5.440%     7.48        5.440%     7.48         5.438%     7.34
      100-20          5.423%     7.48        5.423%     7.48        5.423%     7.48        5.423%     7.48         5.421%     7.34

WEIGHTED AVERAGE
LIFE (YRS.)               9.95                   9.95                   9.95                   9.95                    9.70

FIRST PRINCIPAL
PAYMENT DATE            9/15/2016              9/15/2016              9/15/2016              9/15/2016               6/15/2016

LAST PRINCIPAL
PAYMENT DATE            9/15/2016              9/15/2016              9/15/2016              9/15/2016               6/15/2016

                                                                     ANNEX C-1-9

                                    WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                         PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS B CERTIFICATES

                                        0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                    ----------------------------------------------------------------------------------------------------------------
 PRICE (32NDS)            0% CPR                25% CPR                50% CPR                75% CPR                100% CPR
---------------     -------------------    -------------------    -------------------    -------------------     -------------------
                       CBE    Modified       CBE     Modified        CBE    Modified        CBE    Modified         CBE    Modified
                      Yield   Duration      Yield    Duration       Yield   Duration       Yield   Duration        Yield   Duration
                       (%)    (Years)        (%)     (Years)         (%)    (Years)         (%)     (Years)         (%)    (Years)
                     -----------------      -----------------      -----------------      -----------------       -----------------

       99-12          5.610%     7.45        5.610%     7.45        5.610%     7.45        5.610%     7.45         5.612%     7.31
       99-16          5.594%     7.46        5.594%     7.46        5.594%     7.46        5.594%     7.46         5.595%     7.31
       99-20          5.577%     7.46        5.577%     7.46        5.577%     7.46        5.577%     7.46         5.578%     7.32
       99-24          5.560%     7.46        5.560%     7.46        5.560%     7.46        5.560%     7.46         5.561%     7.32
       99-28          5.543%     7.46        5.543%     7.46        5.543%     7.46        5.543%     7.46         5.543%     7.32
      100-00          5.527%     7.47        5.527%     7.47        5.527%     7.47        5.527%     7.47         5.526%     7.32
      100-04          5.510%     7.47        5.510%     7.47        5.510%     7.47        5.510%     7.47         5.509%     7.33
      100-08          5.493%     7.47        5.493%     7.47        5.493%     7.47        5.493%     7.47         5.492%     7.33
      100-12          5.477%     7.47        5.477%     7.47        5.477%     7.47        5.477%     7.47         5.476%     7.33
      100-16          5.460%     7.47        5.460%     7.47        5.460%     7.47        5.460%     7.47         5.459%     7.33
      100-20          5.444%     7.48        5.444%     7.48        5.444%     7.48        5.444%     7.48         5.442%     7.33

WEIGHTED AVERAGE
LIFE (YRS.)               9.95                   9.95                   9.95                   9.95                    9.70

FIRST PRINCIPAL
PAYMENT DATE            9/15/2016              9/15/2016              9/15/2016              9/15/2016               6/15/2016

LAST PRINCIPAL
PAYMENT DATE            9/15/2016              9/15/2016              9/15/2016              9/15/2016               6/15/2016

                                                                    ANNEX C-1-10

                                    WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                         PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS C CERTIFICATES

                                        0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                    ----------------------------------------------------------------------------------------------------------------
 PRICE (32NDS)            0% CPR                25% CPR                50% CPR                75% CPR                100% CPR
---------------     -------------------    -------------------    -------------------    -------------------     -------------------
                       CBE    Modified       CBE     Modified        CBE    Modified        CBE    Modified         CBE    Modified
                      Yield   Duration      Yield    Duration       Yield   Duration       Yield   Duration        Yield   Duration
                       (%)    (Years)        (%)     (Years)         (%)    (Years)         (%)     (Years)         (%)    (Years)
                     -----------------      -----------------      -----------------      -----------------       -----------------

       99-12          5.621%     7.45        5.621%     7.45        5.621%     7.45        5.621%     7.45         5.622%     7.32
       99-16          5.604%     7.45        5.604%     7.45        5.604%     7.45        5.604%     7.45         5.605%     7.33
       99-20          5.587%     7.45        5.587%     7.45        5.587%     7.45        5.587%     7.45         5.588%     7.33
       99-24          5.570%     7.46        5.570%     7.46        5.570%     7.46        5.570%     7.46         5.571%     7.33
       99-28          5.554%     7.46        5.554%     7.46        5.554%     7.46        5.554%     7.46         5.554%     7.33
      100-00          5.537%     7.46        5.537%     7.46        5.537%     7.46        5.537%     7.46         5.537%     7.33
      100-04          5.520%     7.46        5.520%     7.46        5.520%     7.46        5.520%     7.46         5.520%     7.34
      100-08          5.503%     7.47        5.503%     7.47        5.503%     7.47        5.503%     7.47         5.503%     7.34
      100-12          5.487%     7.47        5.487%     7.47        5.487%     7.47        5.487%     7.47         5.486%     7.34
      100-16          5.470%     7.47        5.470%     7.47        5.470%     7.47        5.470%     7.47         5.469%     7.34
      100-20          5.454%     7.47        5.454%     7.47        5.454%     7.47        5.454%     7.47         5.452%     7.35

WEIGHTED AVERAGE
LIFE (YRS.)               9.95                   9.95                   9.95                   9.95                    9.72

FIRST PRINCIPAL
PAYMENT DATE            9/15/2016             9/15/2016               9/15/2016              9/15/2016               6/15/2016

LAST PRINCIPAL
PAYMENT DATE            9/15/2016             9/15/2016               9/15/2016              9/15/2016               7/15/2016

                                                                    ANNEX C-1-11

                                    WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                         PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS D CERTIFICATES

                                        0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                    ----------------------------------------------------------------------------------------------------------------
 PRICE (32NDS)            0% CPR                25% CPR                50% CPR                75% CPR                100% CPR
---------------     -------------------    -------------------    -------------------    -------------------     -------------------
                       CBE    Modified       CBE     Modified        CBE    Modified        CBE    Modified         CBE    Modified
                      Yield   Duration      Yield    Duration       Yield   Duration       Yield   Duration        Yield   Duration
                       (%)    (Years)        (%)     (Years)         (%)    (Years)         (%)     (Years)         (%)    (Years)
                     -----------------      -----------------      -----------------      -----------------       -----------------

       99-12          5.641%     7.44        5.641%     7.44        5.641%     7.44        5.641%     7.44         5.642%     7.35
       99-16          5.624%     7.44        5.624%     7.44        5.624%     7.44        5.624%     7.44         5.625%     7.35
       99-20          5.607%     7.45        5.607%     7.45        5.607%     7.45        5.607%     7.45         5.608%     7.35
       99-24          5.591%     7.45        5.591%     7.45        5.591%     7.45        5.591%     7.45         5.591%     7.36
       99-28          5.574%     7.45        5.574%     7.45        5.574%     7.45        5.574%     7.45         5.574%     7.36
      100-00          5.557%     7.45        5.557%     7.45        5.557%     7.45        5.557%     7.45         5.557%     7.36
      100-04          5.541%     7.46        5.541%     7.46        5.541%     7.46        5.541%     7.46         5.540%     7.36
      100-08          5.524%     7.46        5.524%     7.46        5.524%     7.46        5.524%     7.46         5.523%     7.36
      100-12          5.507%     7.46        5.507%     7.46        5.507%     7.46        5.507%     7.46         5.506%     7.37
      100-16          5.491%     7.46        5.491%     7.46        5.491%     7.46        5.491%     7.46         5.490%     7.37
      100-20          5.474%     7.47        5.474%     7.47        5.474%     7.47        5.474%     7.47         5.473%     7.37

WEIGHTED AVERAGE
LIFE (YRS.)               9.95                   9.95                    9.95                   9.95                   9.78

FIRST PRINCIPAL
PAYMENT DATE            9/15/2016             9/15/2016               9/15/2016              9/15/2016               7/15/2016

LAST PRINCIPAL
PAYMENT DATE            9/15/2016             9/15/2016               9/15/2016              9/15/2016               7/15/2016

                                                                    ANNEX C-1-12

                                    WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                         PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS E CERTIFICATES

                                        0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                    ----------------------------------------------------------------------------------------------------------------
 PRICE (32NDS)            0% CPR                25% CPR                50% CPR                75% CPR                100% CPR
---------------     -------------------    -------------------    -------------------    -------------------     -------------------
                       CBE    Modified       CBE     Modified        CBE    Modified        CBE    Modified         CBE    Modified
                      Yield   Duration      Yield    Duration       Yield   Duration       Yield   Duration        Yield   Duration
                       (%)    (Years)        (%)     (Years)         (%)    (Years)         (%)     (Years)         (%)    (Years)
                     -----------------      -----------------      -----------------      -----------------       -----------------

       99-12          5.681%     7.43        5.681%     7.43        5.681%     7.43        5.681%     7.43         5.682%     7.33
       99-16          5.664%     7.43        5.664%     7.43        5.664%     7.43        5.664%     7.43         5.665%     7.34
       99-20          5.647%     7.43        5.647%     7.43        5.647%     7.43        5.647%     7.43         5.648%     7.34
       99-24          5.631%     7.43        5.631%     7.43        5.631%     7.43        5.631%     7.43         5.631%     7.34
       99-28          5.614%     7.44        5.614%     7.44        5.614%     7.44        5.614%     7.44         5.614%     7.34
      100-00          5.597%     7.44        5.597%     7.44        5.597%     7.44        5.597%     7.44         5.597%     7.35
      100-04          5.580%     7.44        5.580%     7.44        5.580%     7.44        5.580%     7.44         5.580%     7.35
      100-08          5.564%     7.44        5.564%     7.44        5.564%     7.44        5.564%     7.44         5.563%     7.35
      100-12          5.547%     7.45        5.547%     7.45        5.547%     7.45        5.547%     7.45         5.546%     7.35
      100-16          5.530%     7.45        5.530%     7.45        5.530%     7.45        5.530%     7.45         5.529%     7.35
      100-20          5.514%     7.45        5.514%     7.45        5.514%     7.45        5.514%     7.45         5.513%     7.36

WEIGHTED AVERAGE
LIFE (YRS.)               9.95                   9.95                    9.95                   9.95                    9.78

FIRST PRINCIPAL
PAYMENT DATE            9/15/2016             9/15/2016               9/15/2016              9/15/2016               7/15/2016

LAST PRINCIPAL
PAYMENT DATE            9/15/2016             9/15/2016               9/15/2016              9/15/2016               7/15/2016

                                                                    ANNEX C-1-13

                                    WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                         PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS F CERTIFICATES

                                        0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                    ----------------------------------------------------------------------------------------------------------------
 PRICE (32NDS)            0% CPR                25% CPR                50% CPR                75% CPR                100% CPR
---------------     -------------------    -------------------    -------------------    -------------------     -------------------
                       CBE    Modified       CBE     Modified        CBE    Modified        CBE    Modified         CBE    Modified
                      Yield   Duration      Yield    Duration       Yield   Duration       Yield   Duration        Yield   Duration
                       (%)    (Years)        (%)     (Years)         (%)    (Years)         (%)     (Years)         (%)    (Years)
                     -----------------      -----------------      -----------------      -----------------       -----------------

       99-12          5.711%     7.42        5.711%     7.42        5.711%     7.42        5.711%     7.42         5.712%     7.32
       99-16          5.694%     7.42        5.694%     7.42        5.694%     7.42        5.694%     7.42         5.695%     7.33
       99-20          5.677%     7.42        5.677%     7.42        5.677%     7.42        5.677%     7.42         5.678%     7.33
       99-24          5.660%     7.42        5.660%     7.42        5.660%     7.42        5.660%     7.42         5.661%     7.33
       99-28          5.643%     7.43        5.643%     7.43        5.643%     7.43        5.643%     7.43         5.644%     7.33
      100-00          5.627%     7.43        5.627%     7.43        5.627%     7.43        5.627%     7.43         5.627%     7.34
      100-04          5.610%     7.43        5.610%     7.43        5.610%     7.43        5.610%     7.43         5.610%     7.34
      100-08          5.593%     7.43        5.593%     7.43        5.593%     7.43        5.593%     7.43         5.593%     7.34
      100-12          5.577%     7.44        5.577%     7.44        5.577%     7.44        5.577%     7.44         5.576%     7.34
      100-16          5.560%     7.44        5.560%     7.44        5.560%     7.44        5.560%     7.44         5.559%     7.34
      100-20          5.543%     7.44        5.543%     7.44        5.543%     7.44        5.543%     7.44         5.542%     7.35

WEIGHTED AVERAGE
LIFE (YRS.)               9.95                  9.95                    9.95                    9.95                   9.78

FIRST PRINCIPAL
PAYMENT DATE            9/15/2016             9/15/2016               9/15/2016              9/15/2016               7/15/2016

LAST PRINCIPAL
PAYMENT DATE            9/15/2016             9/15/2016               9/15/2016              9/15/2016               7/15/2016

                                                                    ANNEX C-1-14

                                       PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS X-CP CERTIFICATES

                                        0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                    ----------------------------------------------------------------------------------------------------------------
 PRICE (32NDS)            0% CPR                25% CPR                50% CPR                75% CPR                100% CPR
---------------     -------------------    -------------------    -------------------    -------------------     -------------------
                       CBE    Modified       CBE     Modified        CBE    Modified        CBE    Modified         CBE    Modified
                      Yield   Duration      Yield    Duration       Yield   Duration       Yield   Duration        Yield   Duration
                       (%)    (Years)        (%)     (Years)         (%)    (Years)         (%)     (Years)         (%)    (Years)
                     -----------------      -----------------      -----------------      -----------------       -----------------

       3-11           7.234%     2.77        7.234%     2.77        7.234%     2.77        7.234%     2.77         7.234%     2.77
       3-12           6.903%     2.79        6.903%     2.79        6.903%     2.79        6.903%     2.79         6.903%     2.79
       3-13           6.577%     2.80        6.577%     2.80        6.577%     2.80        6.577%     2.80         6.577%     2.80
       3-14           6.256%     2.82        6.256%     2.82        6.256%     2.82        6.256%     2.82         6.256%     2.82
       3-15           5.940%     2.83        5.940%     2.83        5.940%     2.83        5.940%     2.83         5.940%     2.83
       3-16           5.628%     2.85        5.628%     2.85        5.628%     2.85        5.628%     2.85         5.628%     2.85
       3-17           5.321%     2.86        5.321%     2.86        5.321%     2.86        5.321%     2.86         5.321%     2.86
       3-18           5.017%     2.88        5.017%     2.88        5.017%     2.88        5.017%     2.88         5.017%     2.88
       3-19           4.718%     2.89        4.718%     2.89        4.718%     2.89        4.718%     2.89         4.718%     2.89
       3-20           4.423%     2.91        4.423%     2.91        4.423%     2.91        4.423%     2.91         4.423%     2.91
       3-21           4.132%     2.92        4.132%     2.92        4.132%     2.92        4.132%     2.92         4.132%     2.92

ANNEX C-2

DECREMENT TABLES

[THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX C-2-1

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES

                                                  0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                            OTHERWISE AT INDICATED CPR
                                       --------------------------------------------------------------------
DISTRIBUTION DATE                         0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
-------------------                    ------------  ------------  ------------  ------------  ------------

Initial Percentage .................       100%          100%          100%          100%          100%
September 2007 .....................        91            91            91            91            91
September 2008 .....................        82            82            82            82            82
September 2009 .....................        71            71            71            71            71
September 2010 .....................        11            11            11            11            11
September 2011 and thereafter ......         0             0             0             0             0

Weighted Average Life (in years) ...      3.25          3.25          3.25          3.25          3.21

                                                                     ANNEX C-2-2

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES

                                                  0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                            OTHERWISE AT INDICATED CPR
                                       --------------------------------------------------------------------
DISTRIBUTION DATE                         0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
-------------------                    ------------  ------------  ------------  ------------  ------------

Initial Percentage .................       100%          100%          100%          100%          100%
September 2007 .....................       100           100           100           100           100
September 2008 .....................       100           100           100           100           100
September 2009 .....................       100           100           100           100           100
September 2010 .....................       100           100           100           100           100
September 2011 and thereafter ......         0             0             0             0             0

Weighted Average Life (in years) ...      4.75          4.74          4.73          4.72          4.55

                                                                     ANNEX C-2-3

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES

                                                  0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                            OTHERWISE AT INDICATED CPR
                                       --------------------------------------------------------------------
DISTRIBUTION DATE                         0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
-------------------                    ------------  ------------  ------------  ------------  ------------

Initial Percentage .................       100%          100%          100%          100%          100%
September 2007 .....................       100           100           100           100           100
September 2008 .....................       100           100           100           100           100
September 2009 .....................       100           100           100           100           100
September 2010 .....................       100           100           100           100           100
September 2011 .....................       100           100           100           100           100
September 2012 .....................       100           100           100           100           100
September 2013 and thereafter ......         0             0             0             0             0

Weighted Average Life (in years) ...      6.81          6.81          6.80          6.79          6.73

                                                                     ANNEX C-2-4

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-AB CERTIFICATES

                                                  0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                            OTHERWISE AT INDICATED CPR
                                       --------------------------------------------------------------------
DISTRIBUTION DATE                         0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
-------------------                    ------------  ------------  ------------  ------------  ------------

Initial Percentage .................       100%          100%          100%          100%          100%
September 2007 .....................       100           100           100           100           100
September 2008 .....................       100           100           100           100           100
September 2009 .....................       100           100           100           100           100
September 2010 .....................       100           100           100           100           100
September 2011 .....................        99            99            99            99            99
September 2012 .....................        81            81            81            81            81
September 2013 .....................        61            61            61            61            61
September 2014 .....................        36            36            36            36            36
September 2015 .....................        10            10            10            10            10
September 2016 and thereafter ......         0             0             0             0             0

Weighted Average Life (in years) ...      7.33          7.33          7.33          7.33          7.33

                                                                     ANNEX C-2-5

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-4 CERTIFICATES

                                                  0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                            OTHERWISE AT INDICATED CPR
                                       --------------------------------------------------------------------
DISTRIBUTION DATE                         0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
-------------------                    ------------  ------------  ------------  ------------  ------------

Initial Percentage .................       100%          100%          100%          100%          100%
September 2007 .....................       100           100           100           100           100
September 2008 .....................       100           100           100           100           100
September 2009 .....................       100           100           100           100           100
September 2010 .....................       100           100           100           100           100
September 2011 .....................       100           100           100           100           100
September 2012 .....................       100           100           100           100           100
September 2013 .....................       100           100           100           100           100
September 2014 .....................       100           100           100           100           100
September 2015 .....................       100           100           100           100           100
September 2016 and thereafter ......         0             0             0             0             0

Weighted Average Life (in years) ...      9.81          9.79          9.77          9.73          9.54

                                                                     ANNEX C-2-6

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1A CERTIFICATES

                                                  0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                            OTHERWISE AT INDICATED CPR
                                       --------------------------------------------------------------------
DISTRIBUTION DATE                         0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
-------------------                    ------------  ------------  ------------  ------------  ------------

Initial Percentage .................       100%          100%          100%          100%          100%
September 2007 .....................       100           100           100           100           100
September 2008 .....................       100           100           100           100           100
September 2009 .....................       100           100           100           100           100
September 2010 .....................        98            98            98            98            98
September 2011 .....................        55            55            55            55            55
September 2012 .....................        55            55            55            55            55
September 2013 .....................        46            46            46            46            46
September 2014 .....................        46            46            46            46            46
September 2015 .....................        45            45            45            45            45
September 2016 and thereafter ......         0             0             0             0             0

Weighted Average Life (in years) ...      7.18          7.17          7.16          7.14          6.97

                                                                     ANNEX C-2-7

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-M CERTIFICATES

                                                  0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                            OTHERWISE AT INDICATED CPR
                                       --------------------------------------------------------------------
DISTRIBUTION DATE                         0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
-------------------                    ------------  ------------  ------------  ------------  ------------

Initial Percentage .................       100%          100%          100%          100%          100%
September 2007 .....................       100           100           100           100           100
September 2008 .....................       100           100           100           100           100
September 2009 .....................       100           100           100           100           100
September 2010 .....................       100           100           100           100           100
September 2011 .....................       100           100           100           100           100
September 2012 .....................       100           100           100           100           100
September 2013 .....................       100           100           100           100           100
September 2014 .....................       100           100           100           100           100
September 2015 .....................       100           100           100           100           100
September 2016 and thereafter ......         0             0             0             0             0

Weighted Average Life (in years) ...      9.95          9.94          9.92          9.89          9.70

                                                                     ANNEX C-2-8

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-J CERTIFICATES

                                                  0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                            OTHERWISE AT INDICATED CPR
                                       --------------------------------------------------------------------
DISTRIBUTION DATE                         0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
-------------------                    ------------  ------------  ------------  ------------  ------------

Initial Percentage .................       100%          100%          100%          100%          100%
September 2007 .....................       100           100           100           100           100
September 2008 .....................       100           100           100           100           100
September 2009 .....................       100           100           100           100           100
September 2010 .....................       100           100           100           100           100
September 2011 .....................       100           100           100           100           100
September 2012 .....................       100           100           100           100           100
September 2013 .....................       100           100           100           100           100
September 2014 .....................       100           100           100           100           100
September 2015 .....................       100           100           100           100           100
September 2016 and thereafter ......         0             0             0             0             0

Weighted Average Life (in years) ...      9.95          9.95          9.95          9.95          9.70

                                                                     ANNEX C-2-9

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                                  0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                            OTHERWISE AT INDICATED CPR
                                       --------------------------------------------------------------------
DISTRIBUTION DATE                         0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
-------------------                    ------------  ------------  ------------  ------------  ------------

Initial Percentage .................       100%          100%          100%          100%          100%
September 2007 .....................       100           100           100           100           100
September 2008 .....................       100           100           100           100           100
September 2009 .....................       100           100           100           100           100
September 2010 .....................       100           100           100           100           100
September 2011 .....................       100           100           100           100           100
September 2012 .....................       100           100           100           100           100
September 2013 .....................       100           100           100           100           100
September 2014 .....................       100           100           100           100           100
September 2015 .....................       100           100           100           100           100
September 2016 and thereafter ......         0             0             0             0             0

Weighted Average Life (in years) ...      9.95          9.95          9.95          9.95          9.70

                                                                    ANNEX C-2-10

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                                  0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                            OTHERWISE AT INDICATED CPR
                                       --------------------------------------------------------------------
DISTRIBUTION DATE                         0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
-------------------                    ------------  ------------  ------------  ------------  ------------

Initial Percentage .................       100%          100%          100%          100%          100%
September 2007 .....................       100           100           100           100           100
September 2008 .....................       100           100           100           100           100
September 2009 .....................       100           100           100           100           100
September 2010 .....................       100           100           100           100           100
September 2011 .....................       100           100           100           100           100
September 2012 .....................       100           100           100           100           100
September 2013 .....................       100           100           100           100           100
September 2014 .....................       100           100           100           100           100
September 2015 .....................       100           100           100           100           100
September 2016 and thereafter ......         0             0             0             0             0

Weighted Average Life (in years) ...      9.95          9.95          9.95          9.95          9.72

                                                                    ANNEX C-2-11

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                                  0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                            OTHERWISE AT INDICATED CPR
                                       --------------------------------------------------------------------
DISTRIBUTION DATE                         0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
-------------------                    ------------  ------------  ------------  ------------  ------------

Initial Percentage .................       100%          100%          100%          100%          100%
September 2007 .....................       100           100           100           100           100
September 2008 .....................       100           100           100           100           100
September 2009 .....................       100           100           100           100           100
September 2010 .....................       100           100           100           100           100
September 2011 .....................       100           100           100           100           100
September 2012 .....................       100           100           100           100           100
September 2013 .....................       100           100           100           100           100
September 2014 .....................       100           100           100           100           100
September 2015 .....................       100           100           100           100           100
September 2016 and thereafter ......         0             0             0             0             0

Weighted Average Life (in years) ...      9.95          9.95          9.95          9.95          9.78

                                                                    ANNEX C-2-12

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                                  0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                            OTHERWISE AT INDICATED CPR
                                       --------------------------------------------------------------------
DISTRIBUTION DATE                         0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
-------------------                    ------------  ------------  ------------  ------------  ------------

Initial Percentage .................       100%          100%          100%          100%          100%
September 2007 .....................       100           100           100           100           100
September 2008 .....................       100           100           100           100           100
September 2009 .....................       100           100           100           100           100
September 2010 .....................       100           100           100           100           100
September 2011 .....................       100           100           100           100           100
September 2012 .....................       100           100           100           100           100
September 2013 .....................       100           100           100           100           100
September 2014 .....................       100           100           100           100           100
September 2015 .....................       100           100           100           100           100
September 2016 and thereafter ......         0             0             0             0             0

Weighted Average Life (in years) ...      9.95          9.95          9.95          9.95          9.78

                                                                    ANNEX C-2-13

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES

                                                  0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                            OTHERWISE AT INDICATED CPR
                                       --------------------------------------------------------------------
DISTRIBUTION DATE                         0% CPR       25% CPR       50% CPR       75% CPR       100% CPR
-------------------                    ------------  ------------  ------------  ------------  ------------

Initial Percentage .................       100%          100%          100%          100%          100%
September 2007 .....................       100           100           100           100           100
September 2008 .....................       100           100           100           100           100
September 2009 .....................       100           100           100           100           100
September 2010 .....................       100           100           100           100           100
September 2011 .....................       100           100           100           100           100
September 2012 .....................       100           100           100           100           100
September 2013 .....................       100           100           100           100           100
September 2014 .....................       100           100           100           100           100
September 2015 .....................       100           100           100           100           100
September 2016 and thereafter ......         0             0             0             0             0

Weighted Average Life (in years) ...      9.95          9.95          9.95          9.95          9.78

[THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

[THIS PAGE INTENTIONALLY LEFT BLANK.]

[LOGO] LaSalle Bank                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                    Statement Date:  17-Oct-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Oct-06
                                                           SERIES 2006-C6                                 Prior Payment:         N/A
135 S. LaSalle Street, Suite 1625                                                                         Next Payment:    17-Nov-06
Chicago, IL 60603                                                                                         Record Date:        Oct-06
USA

Administrator:                                             ABN AMRO ACCT:                        Analyst:
Kristen Packwood 312.904.4207                   REPORTING PACKAGE TABLE OF CONTENTS              Patrick Gong 714.259.6253
kristen.packwood@abnamro.com                                                                     patrick.gong@abnamro.com

------------------------------------------------------------------------------------------------------------------------------------
-----------------------------------  ------------------------------------------------------------------  ---------------------------

                                                                                              Page(s)
                                                                                              ------
Issue Id:                  LUBS06C6  Statements to Certificateholders                         Page 2     Closing Date:
                                     Cash Recon                                               Page 3
Monthly Data File                    Bond Interest Reconciliation                             Page 4     First Payment Date:
Name:         LUBS06C6_200610_3.ZIP  Bond Interest Reconciliation                             Page 5
-----------------------------------  Shortfall Summary Report                                 Page 6     Rated Final Payment Date:
                                     Asset-Backed Facts ~ 15 Month Loan Status Summary        Page 7
                                     Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary   Page 8     Determination Date:
                                     Mortgage Loan Characteristics                            Page 9-11
                                     Delinquent Loan Detail                                   Page 12    ---------------------------
                                     Loan Level Detail                                        Page 13      Trust Collection Period
                                     Realized Loss Detail                                     Page 14    ---------------------------
                                     Collateral Realized Loss                                 Page 15
                                     Appraisal Reduction Detail                               Page 16    ---------------------------
                                     Material Breaches Detail                                 Page 17
                                     Historical Collateral Prepayment                         Page 18
                                     Specially Serviced (Part I) - Loan Detail                Page 19
                                     Specially Serviced (Part II) - Servicer Comments         Page 20
                                     Summary of Loan Maturity Extensions                      Page 21
                                     Rating Information                                       Page 22
                                     Other Related Information                                Page 23
                                     ------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                                     PARTIES TO THE TRANSACTION
------------------------------------------------------------------------------------------------------------------------------------
                                        Depositor: Structured Asset Securities Corporation II
                     Underwriter: Lehman Brothers Inc./UBS Global Asset Management (US) Inc./UBS Securities LLC
                                        Master Servicer: Wachovia Bank, National Association
                                                Special Servicer: LNR Partners, Inc.
                          Rating Agency: Standard & Poor's Rating Services/Moody's Investors Service, Inc.

------------------------------------------------------------------------------------------------------------------------------------
                          ------------------------------------------------------------------------------------
                                   INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                          ------------------------------------------------------------------------------------
                           LaSalle Web Site                                                   www.etrustee.net
                           Servicer Web Site                                                  www.wachovia.com
                           LaSalle Factor Line                                                    800.246.5761
                          ------------------------------------------------------------------------------------

                                                                                                                        PAGE 1 OF 23

[LOGO] LaSalle Bank                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                    Statement Date:  17-Oct-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Oct-06
                                                           SERIES 2006-C6                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:        Oct-06

                                                           ABN AMRO ACCT:

------------------------------------------------------------------------------------------------------------------------------------
              ORIGINAL        OPENING   PRINCIPAL    PRINCIPAL       NEGATIVE      CLOSING     INTEREST     INTEREST    PASS-THROUGH
   CLASS   FACE VALUE (1)     BALANCE    PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE    PAYMENT (2)  ADJUSTMENT       RATE

   CUSIP                                                                                                                Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------------

Total
------------------------------------------------------------------------------------------------------------------------------------
                                                                    ------------------------------------------
                                                                     Total P&I Payment
                                                                    ------------------------------------------

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest Plus/Minus Interest Adjustment Minus Deferred
Interest equals Interest Payment (3) Estimated. * Denotes Controlling Class

                                                                                                                        PAGE 2 OF 23

[LOGO] LaSalle Bank                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                    Statement Date:  17-Oct-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Oct-06
                                                           SERIES 2006-C6                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:        Oct-06

                                                           ABN AMRO ACCT:
                                                     CASH RECONCILIATION SUMMARY

------------------------------------------------------------------------------------------------------------------------------------

            --------------------------------------------------     --------------------------------------------------
                             INTEREST SUMMARY                                      PRINCIPAL SUMMARY
            --------------------------------------------------     --------------------------------------------------

            Current Scheduled Interest                    0.00     SCHEDULED PRINCIPAL:
            Less Deferred Interest                        0.00     Current Scheduled Principal                   0.00
            Less PPIS Reducing Scheduled Int              0.00     Advanced Scheduled Principal                  0.00
            Plus Gross Advance Interest                   0.00     --------------------------------------------------
            Less ASER Interest Adv Reduction              0.00     Scheduled Principal                           0.00
            Less Other Interest Not Advanced              0.00     --------------------------------------------------
            Less Other Adjustment                         0.00     UNSCHEDULED PRINCIPAL:
            --------------------------------------------------     Curtailments                                  0.00
            Total                                         0.00     Prepayments in Full                           0.00
            --------------------------------------------------     Liquidation Proceeds                          0.00
            UNSCHEDULED INTEREST:                                  Repurchase Proceeds                           0.00
            --------------------------------------------------     Other Principal Proceeds                      0.00
            Prepayment Penalties                          0.00     --------------------------------------------------
            Yield Maintenance Penalties                   0.00     Total Unscheduled Principal                   0.00
            Other Interest Proceeds                       0.00     --------------------------------------------------
            --------------------------------------------------     Remittance Principal                          0.00
            Total                                         0.00     --------------------------------------------------
            --------------------------------------------------     Remittance P&I Due Trust                      0.00
            Less Fee Paid To Servicer                     0.00     --------------------------------------------------
            Less Fee Strips Paid by Servicer              0.00     Remittance P&I Due Certs                      0.00
            --------------------------------------------------     --------------------------------------------------
            LESS FEES & EXPENSES PAID BY/TO SERVICER
            --------------------------------------------------     --------------------------------------------------
            Special Servicing Fees                        0.00                    POOL BALANCE SUMMARY
            Workout Fees                                  0.00     --------------------------------------------------
            Liquidation Fees                              0.00                                        Balance   Count
            Interest Due Serv on Advances                 0.00     --------------------------------------------------
            Non Recoverable Advances                      0.00     Beginning Pool                        0.00       0
            Misc. Fees & Expenses                         0.00     Scheduled Principal                   0.00       0
            --------------------------------------------------     Unscheduled Principal                 0.00       0
                                                                   Deferred Interest                     0.00
            --------------------------------------------------     Liquidations                          0.00       0
            Total Unscheduled Fees & Expenses             0.00     Repurchases                           0.00       0
            --------------------------------------------------     --------------------------------------------------
            Total Interest Due Trust                      0.00     Ending Pool                           0.00       0
            --------------------------------------------------     --------------------------------------------------
            LESS FEES & EXPENSES PAID BY/TO TRUST
            --------------------------------------------------     --------------------------------------------------
            Trustee Fee                                   0.00                 Servicing Advance Summary
            Fee Strips                                    0.00     --------------------------------------------------
            Misc. Fees                                    0.00                                         Amount
            Interest Reserve Withholding                  0.00     --------------------------------------------------
            Plus Interest Reserve Deposit                 0.00     Prior Outstanding
            --------------------------------------------------     Plus Current Period
            Total                                         0.00     Less Recovered
            --------------------------------------------------     Less Non Recovered
                                                                   Ending Outstanding
                                                                   --------------------------------------------------

                                        --------------------------------------------------
                                                      SERVICING FEE SUMMARY
                                        --------------------------------------------------
                                        Current Servicing Fees                        0.00
                                        Plus Fees Advanced for PPIS                   0.00
                                        Less Reduction for PPIS                       0.00
                                        Plus Delinquent Servicing Fees                0.00
                                        --------------------------------------------------
                                        Total Servicing Fees                          0.00
                                        --------------------------------------------------

                                        --------------------------------------------------
                                                       CAP LEASE ACCRETION
                                        --------------------------------------------------
                                        Accretion Amt                                 0.00
                                        Distributable Interest                        0.00
                                        Distributable Principal                       0.00
                                        --------------------------------------------------

                                        --------------------------------------------------
                                                           PPIS SUMMARY
                                        --------------------------------------------------
                                        Gross PPIS                                    0.00
                                        Reduced by PPIE                               0.00
                                        Reduced by Shortfalls in Fees                 0.00
                                        Reduced by Other Amounts                      0.00
                                        --------------------------------------------------
                                        PPIS Reducing Scheduled Interest              0.00
                                        --------------------------------------------------
                                        PPIS Reducing Servicing Fee                   0.00
                                        --------------------------------------------------
                                        PPIS Due Certificate                          0.00
                                        --------------------------------------------------

                                        --------------------------------------------------
                                            ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
                                        --------------------------------------------------
                                                                     Principal    Interest
                                        --------------------------------------------------
                                        Prior Outstanding                 0.00        0.00
                                        Plus Current Period               0.00        0.00
                                        Less Recovered                    0.00        0.00
                                        Less Non Recovered                0.00        0.00
                                        Ending Outstanding                0.00        0.00
                                        --------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        PAGE 3 OF 23

[LOGO] LaSalle Bank                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                    Statement Date:  17-Oct-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Oct-06
                                                           SERIES 2006-C6                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:        Oct-06

                                                           ABN AMRO ACCT:
                                                 BOND INTEREST RECONCILIATION DETAIL

            -------------------------------------------------------------------------------------------------------------
                          Accrual                                                Accrued           Total          Total
                    -------------------       Opening      Pass-Through        Certificate       Interest        Interest
            Class     Method     Days         Balance          Rate             Interest         Additions      Deductions
            --------------------------------------------------------------------------------------------------------------

            -------------------------------------------------------------------------------------------------------------

            -------------------------------------------------------------------------------------------------------------
                                                          Current          Remaining
                  Distributable         Interest           Period         Outstanding               Credit Support
                   Certificate          Payment          Shortfall/        Interest         -----------------------------
                    Interest             Amount           Recovery        Shortfalls           Original      Current (1)
            --------------------------------------------------------------------------------------------------------------

            -----------------------------------------------------------------------------------------------------------

(1)   Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
      (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                                                                        PAGE 4 OF 23

[LOGO] LaSalle Bank                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                    Statement Date:  17-Oct-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Oct-06
                                                           SERIES 2006-C6                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:        Oct-06

                                                           ABN AMRO ACCT:
                                                 BOND INTEREST RECONCILIATION DETAIL

                              -----------------------------------------------------------------------------------------------------
                                                                                             Additions
                                                                 ------------------------------------------------------------------
                                                                   Prior       Interest
                                         Prior       Current     Interest      Accrual                                    Other
                                        Interest     Interest    Shortfall     on Prior     Prepayment      Yield        Interest
                              Class     Due Date     Due Date       Due       Shortfall      Premiums    Maintenance   Proceeds (1)
                              ---------------------------------- ------------------------------------------------------------------

                              -------------------------------------------------------------------------------

-------------------------------------------------------------------

               Deductions
---------------------------------------
               Deferred &                 Distributable  Interest
  Allocable    Accretion     Interest      Certificate   Payment
    PPIS        Interest   Loss Expense     Interest      Amount
-------------------------------------------------------------------

          ---------------------------------------------------------------------------------------------------------------------

(1)   Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
      Bondholder's Distributable Interest.

                                                                                                                        PAGE 5 OF 23

[LOGO] LaSalle Bank                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                    Statement Date:  17-Oct-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Oct-06
                                                           SERIES 2006-C6                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:        Oct-06

                                                           ABN AMRO ACCT:
                                                    INTEREST ADJUSTMENTS SUMMARY

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------    --------------------------------------------------------------
SHORTFALL ALLOCATED TO THE BONDS:                                     EXCESS ALLOCATED TO THE BONDS:
-------------------------------------------------------               ------------------------------------------------

Net Prepayment Int. Shortfalls Allocated to the Bonds       0.00      Other Interest Proceeds Due the Bonds                  0.00

Special Servicing Fees                                      0.00      Prepayment Interest Excess Due the Bonds               0.00

Workout Fees                                                0.00      Interest Income                                        0.00

Liquidation Fees                                            0.00      Yield Maintenance Penalties Due the Bonds              0.00

Legal Fees                                                  0.00      Prepayment Penalties Due the Bonds                     0.00

Misc. Fees & Expenses Paid by/to Servicer                   0.00      Recovered ASER Interest Due the Bonds                  0.00

Interest Paid to Servicer on Outstanding Advances           0.00      Recovered Interest Due the Bonds                       0.00

ASER Interest Advance Reduction                             0.00      ARD Excess Interest                                    0.00
                                                                                                                         --------
Interest Not Advanced (Current Period)                      0.00      Total Excess Allocated to the Bonds                    0.00
                                                                                                                         ========
Recoup of Prior Advances by Servicer                        0.00

Servicing Fees Paid Servicer on Loans Not Advanced          0.00

Misc. Fees & Expenses Paid by Trust                         0.00

Shortfall Due to Rate Modification                          0.00

Other Interest Loss                                         0.00
                                                        --------
Total Shortfall Allocated to the Bonds                      0.00
                                                        ========
------------------------------------------------------------------    --------------------------------------------------------------

                                     AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
                          ---------------------------------------------------------------------------
                          Total Excess Allocated to the Bonds                                   0.00

                          Less Total Shortfall Allocated to the Bonds                           0.00
                                                                                            ---------
                          Total Interest Adjustment to the Bonds                                0.00
                                                                                            =========
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        PAGE 6 OF 23

[LOGO] LaSalle Bank                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                    Statement Date:  17-Oct-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Oct-06
                                                           SERIES 2006-C6                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:        Oct-06

                                                       ABN AMRO ACCT:
                                ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

------------  ---------------------------------------------------------------------------------------
                                           Delinquency Aging Categories
------------  ---------------------------------------------------------------------------------------
Distribution  Delinq 1 Month    Delinq 2 Months    Delinq 3+ Months     Foreclosure         REO
    Date
                #    Balance      #    Balance       #     Balance       #    Balance    #    Balance
------------  ---------------------------------------------------------------------------------------

                 0    0.00         0      0.00        0          0        0     0.00      0     0.00
 6/16/2006
              0.00%   0.00%     0.00%     0.00%    0.00%      0.00%    0.00%    0.00%  0.00%    0.00%
------------  ---------------------------------------------------------------------------------------
                 0    0.00         0      0.00        0          0        0     0.00      0     0.00
 3/17/2006
              0.00%   0.00%     0.00%     0.00%    0.00%      0.00%    0.00%    0.00%  0.00%    0.00%
------------  ---------------------------------------------------------------------------------------
                 0    0.00         0      0.00        0          0        0     0.00      0     0.00
 2/17/2006
              0.00%   0.00%     0.00%     0.00%    0.00%      0.00%    0.00%    0.00%  0.00%    0.00%
------------  ---------------------------------------------------------------------------------------

------------  ------------------------------------------------------
                         Special Event Categories (1)
------------  ------------------------------------------------------
Distribution  Modifications     Specially Serviced      Bankruptcy
    Date
                #    Balance      #      Balance        #    Balance
------------  ------------------------------------------------------

                 0     0.00        0         0.00        0     0.00
 6/16/2006
              0.00%    0.00%    0.00%        0.00%    0.00%    0.00%
------------  ------------------------------------------------------
                 0     0.00        0         0.00        0     0.00
 3/17/2006
              0.00%    0.00%    0.00%        0.00%    0.00%    0.00%
------------  ------------------------------------------------------
                 0     0.00        0         0.00        0     0.00
 2/17/2006
              0.00%    0.00%    0.00%        0.00%    0.00%    0.00%
------------  ------------------------------------------------------

     (1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

                                                                                                                        PAGE 7 OF 23

[LOGO] LaSalle Bank                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                    Statement Date:  17-Oct-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Oct-06
                                                           SERIES 2006-C6                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:        Oct-06

                                                       ABN AMRO ACCT:
                                ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

------------  ------------------------------------------------------------------------------------------------------------
Distribution  Ending Pool (1)    Payoffs(2)      Penalties    Appraisal Reduct. (2)  Liquidations (2)  Realized Losses (2)
    Date
                #     Balance    #    Balance    #   Amount     #        Balance       #     Balance     #       Amount
------------  ------------------------------------------------------------------------------------------------------------

 16-Jun-06      1           1     0        0      0       0       0              0      0          0      0           0
                               0.00%    0.00%                  0.00%          0.00%  0.00%      0.00%  0.00%       0.00%
------------  ------------------------------------------------------------------------------------------------------------
 17-Mar-06      1           1     0        0      0       0       0              0      0          0      0           0
                               0.00%    0.00%                  0.00%          0.00%  0.00%      0.00%  0.00%       0.00%
------------  ------------------------------------------------------------------------------------------------------------
 17-Feb-06      1           1     0        0      0       0       0              0      0          0      0           0
                               0.00%    0.00%                  0.00%          0.00%  0.00%      0.00%  0.00%       0.00%
------------  ------------------------------------------------------------------------------------------------------------

------------  ------------------------------------
Distribution  Remaining Term    Curr Weighted Avg.
    Date
              Life     Amort    Coupon      Remit
------------  ------------------------------------

 16-Jun-06       0            0.00%      0.00%

------------  ------------------------------------
 17-Mar-06       0            0.00%      0.00%

------------  ------------------------------------
 17-Feb-06       0            0.00%      0.00%

------------  ------------------------------------

                 (1) Percentage based on pool as of cutoff. (2) Percentage based on pool as of beginning of period.

                                                                                                                        PAGE 8 OF 23

[LOGO] LaSalle Bank                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                    Statement Date:  17-Oct-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Oct-06
                                                           SERIES 2006-C6                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:        Oct-06

                                                       ABN AMRO ACCT:
                                               MORTGAGE LOAN CHARACTERISTICS

             DISTRIBUTION OF PRINCIPAL BALANCES                                 DISTRIBUTION OF MORTGAGE INTEREST RATES
-------------------------------------------------------------      -----------------------------------------------------------------
 Current                                  Weighted Average            Current                                     Weighted Average
Scheduled  # of   Scheduled   % of     ----------------------        Mortgage     # of   Scheduled   % of     ----------------------
 Balance   Loans   Balance   Balance   Term  Coupon  PFY DSCR      Interest Rate  Loans   Balance   Balance   Term  Coupon  PFY DSCR
-------------------------------------------------------------      -----------------------------------------------------------------

                                                                   -----------------------------------------------------------------
                                                                                      0          0    0.00%
                                                                   -----------------------------------------------------------------

                                                                   Minimum Mortgage Interest Rate        ,900.000%
                                                                   Maximum Mortgage Interest Rate        ,900.000%

                                                                               DISTRIBUTION OF REMAINING TERM (BALLOON)
                                                                   -----------------------------------------------------------------
                                                                      Balloon                                     Weighted Average
                                                                     Mortgage     # of   Scheduled   % of     ----------------------
-------------------------------------------------------------          Loans      Loans   Balance   Balance   Term  Coupon  PFY DSCR
               0          0    0.00%                               -----------------------------------------------------------------
-------------------------------------------------------------

Average Schedule Balance               0
Maximum Schedule Balance  (9,999,999,999)
Minimum Schedule Balance   9,999,999,999

      DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
-------------------------------------------------------------
  Fully
Amortizing                                Weighted Average
 Mortgage  # of   Scheduled   % of     ----------------------
  Loans    Loans   Balance   Balance   Term  Coupon  PFY DSCR
-------------------------------------------------------------

-------------------------------------------------------------      -----------------------------------------------------------------
               0          0    0.00%                                                  0          0    0.00%
-------------------------------------------------------------      -----------------------------------------------------------------

                                                                                                                        PAGE 9 of 23

[LOGO] LaSalle Bank                           LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                    Statement Date:  17-Oct-06
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                 Payment Date:    17-Oct-06
                                                           SERIES 2006-C6                                 Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:        Oct-06

                                                       ABN AMRO ACCT:
                                               MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF DSCR (PFY)
-------------------------------------------------------------
  Debt                                                                                  GEOGRAPHIC DISTRIBUTION
 Service                                                           -----------------------------------------------------------------
Coverage   # of   Scheduled   % of                                  Geographic    # of   Scheduled   % of
  Ratio    Loans   Balance   Balance   WAMM   WAC   PFY DSCR         Location     Loans   Balance   Balance   WAMM   WAC   PFY DSCR
-------------------------------------------------------------      -----------------------------------------------------------------

-------------------------------------------------------------
               0          0    0.00%
-------------------------------------------------------------

Maximum DSCR            0.000
Minimum DSCR            0.000

                DISTRIBUTION OF DSCR (CUTOFF)
-------------------------------------------------------------
  Debt
 Service
Coverage   # of   Scheduled   % of
  Ratio    Loans   Balance   Balance   WAMM   WAC   PFY DSCR
-------------------------------------------------------------

-------------------------------------------------------------
               0          0    0.00%
-------------------------------------------------------------
                                                                   -----------------------------------------------------------------
Maximum DSCR            0.000                                                         0          0    0.00%
Minimum DSCR            0.000                                      -----------------------------------------------------------------

                                                                                                                       PAGE 10 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                        Statement Date:  17-Oct-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Oct-06
                                                       SERIES 2006-C6                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:        Oct-06

                                                       ABN AMRO ACCT:
                                                MORTGAGE LOAN CHARACTERISTICS

                  DISTRIBUTION OF PROPERTY TYPES                                   DISTRIBUTION OF LOAN SEASONING

----------------------------------------------------------------  ------------------------------------------------------------------
Property Types  # of   Scheduled   % of                               Number      # of   Scheduled    % of
                Loans  Balance     Balance  WAMM  WAC   PFY DSCR    of Months     Loans  Balance     Balance  WAMM   WAC    PFY DSCR
----------------------------------------------------------------  ------------------------------------------------------------------

----------------------------------------------------------------  ------------------------------------------------------------------
                    0          0     0.00%                                            0          0     0.00%
----------------------------------------------------------------  ------------------------------------------------------------------

               DISTRIBUTION OF AMORTIZATION TYPE                                        DISTRIBUTION OF YEAR LOANS MATURING

----------------------------------------------------------------  ------------------------------------------------------------------
Amortization    # of   Scheduled    % of                                          # of   Scheduled    % of
    Type        Loans   Balance    Balance  WAMM  WAC   PFY DSCR       Year       Loans   Balance    Balance  WAMM   WAC    PFY DSCR
----------------------------------------------------------------  ------------------------------------------------------------------

                                                                       2006       0              0     0.00%    0    0.00%      0.00
                                                                       2007       0              0     0.00%    0    0.00%      0.00
                                                                       2008       0              0     0.00%    0    0.00%      0.00
                                                                       2009       0              0     0.00%    0    0.00%      0.00
                                                                       2010       0              0     0.00%    0    0.00%      0.00
                                                                       2011       0              0     0.00%    0    0.00%      0.00
                                                                       2012       0              0     0.00%    0    0.00%      0.00
                                                                       2013       0              0     0.00%    0    0.00%      0.00
                                                                       2014       0              0     0.00%    0    0.00%      0.00
                                                                       2015       0              0     0.00%    0    0.00%      0.00
                                                                       2016       0              0     0.00%    0    0.00%      0.00
                                                                  2017 & Greater  0              0     0.00%    0    0.00%      0.00
----------------------------------------------------------------  ------------------------------------------------------------------
                    0          0     0.00%                                        0              0     0.00%
----------------------------------------------------------------  ------------------------------------------------------------------

                                                                                                                       PAGE 11 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                        Statement Date:  17-Oct-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Oct-06
                                                       SERIES 2006-C6                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:        Oct-06

                                                       ABN AMRO ACCT:
                                                   DELINQUENT LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
              Paid                  Outstanding    Out. Property    Loan Status      Special
Disclosure    Thru    Current P&I       P&I         Protection       Code (1)       Servicer       Foreclosure    Bankruptcy    REO
Control #     Date      Advance     Advances**       Advances                     Transfer Date       Date           Date       Date
------------------------------------------------------------------------------------------------------------------------------------

TOTAL
------------------------------------------------------------------------------------------------------------------------------------
A. IN GRACE PERIOD                     1. DELINQ. 1 MONTH   3. DELINQUENT 3+ MONTHS        5. NON PERFORMING MATURED BALLOON  9. REO

B. LATE PAYMENT BUT < 1 MONTH DELINQ.  2. DELINQ. 2 MONTHS  4. PERFORMING MATURED BALLOON  7. FORECLOSURE
------------------------------------------------------------------------------------------------------------------------------------

** Outstanding P&I Advances include the current period P&I Advances and may include Servicer Advances.

                                                                                                                       PAGE 12 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                        Statement Date:  17-Oct-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Oct-06
                                                       SERIES 2006-C6                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:        Oct-06

                                                       ABN AMRO ACCT:
                                                      LOAN LEVEL DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                Operating               Ending                                                Loan
Disclosure           Property  Maturity   PFY   Statement     Geo.     Principal  Note   Scheduled   Prepayment Prepayment   Status
Control #    Group     Type      Date     DSCR    Date      Location    Balance   Rate      P&I        Amount      Date     Code (1)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:   A. In Grace Period              1. Delinquent 1 month    3. Delinquent 3+ months   5. Non Performing Matured    9. REO
                                                                                                     Ballon
              B. Late Payment but < 1 month   2. Delinquent 2 months   4. Performing Matured     7.  Foreclosure
                  delinq                                                   Balloon
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 13 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                        Statement Date:  17-Oct-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Oct-06
                                                       SERIES 2006-C6                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:        Oct-06

                                                          ABN AMRO ACCT:
                                                       REALIZED LOSS DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                           Beginning            Gross Proceeds   Aggregate       Net       Net Proceeds
         Disclosure  Appraisal  Appraisal  Scheduled   Gross      as a % of     Liquidation  Liquidation    as a % of     Realized
Period   Control #     Date       Value     Balance   Proceeds  Sched. Balance   Expenses*    Proceeds    Sched. Balance    Loss
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL

CUMULATIVE
------------------------------------------------------------------------------------------------------------------------------------

    * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                                                                       PAGE 14 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                        Statement Date:  17-Oct-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Oct-06
                                                       SERIES 2006-C6                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:        Oct-06

                                                           ABN AMRO ACCT:
                                            BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                        Beginning                                                                       Interest
                      Balance of the     Aggregate     Prior Realized      Amounts Covered by         (Shortages)
Prospectus               Loan at       Realized Loss   Loss Applied to    Overcollateralization    /Excesses applied
    ID       Period    Liquidation       on Loans       Certificates        and other Credit       to Realized Losses

                                                             A                     B                       C
---------------------------------------------------------------------------------------------------------------------

CUMULATIVE

                                          Additional                                                   (Recoveries)/
                 Modification            (Recoveries)/       Current Realized     Recoveries of        Realized Loss
Prospectus   Adjustments/Appraisal    Expenses applied to    Loss Applied to     Realized Losses         Applied to
    ID       Reduction Adjustment       Realized Losses       Certififcates*      paid as Cash      Certificate Interest

                      D                        E
------------------------------------------------------------------------------------------------------------------------

CUMULATIVE

*In the Initial Period the Current Realized Loss Applied to Certificates will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A - C - D + E

Description of Fields

     A             Prior Realized Loss Applied to Certificates

     B             Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)

     C             Amounts classified by the Master as interest adjustments from general collections on a loan with a Realized Loss

     D             Adjustments that are based on principal haircut or future interest foregone due to modification

     E             Realized Loss Adjustments, Supplemental Recoveries or Expenses on a previously liquidated loan

                                                                                                                       PAGE 15 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                        Statement Date:  17-Oct-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Oct-06
                                                       SERIES 2006-C6                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:        Oct-06

                                                           ABN AMRO ACCT:
                                                     APPRAISAL REDUCTION DETAIL

---------------------  ------------------------------------  -------------------------  --------------------  ----  ----------------
                                                                             Remaining
                                                                               Term                                    Appraisal
Disclosure  Appraisal  Scheduled    AR    Current P&I  ASER  Note  Maturity  ---------  Property  Geographic        ---------------
 Control#   Red. Date   Balance   Amount    Advance          Rate    Date    Life         Type     Location   DSCR  Value      Date
---------------------  ------------------------------  ----  -------------------------  --------------------  ----  ---------------

            ---------  ------------------------------------

---------------------  ------------------------------------  -------------------------  --------------------  ----  ----------------

                                                                                                                       PAGE 16 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                        Statement Date:  17-Oct-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Oct-06
                                                       SERIES 2006-C6                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:        Oct-06

                                                           ABN AMRO ACCT:
                                        MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

------------------------------------------------  ----------------------------------------------------------------------------------
                   Ending             Material
Disclosure        Principal            Breach                       Material Breach and Material Document Defect
Control #          Balance              Date                                         Description
------------------------------------------------  ----------------------------------------------------------------------------------

------------------------------------------------  ----------------------------------------------------------------------------------

                    Material breaches of pool asset representation or warranties or transaction covenants.             PAGE 17 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                        Statement Date:  17-Oct-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Oct-06
                                                       SERIES 2006-C6                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:        Oct-06

                                                           ABN AMRO ACCT:
                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

--------------------  ------------------------------------------------------------  --------------------  --------------------------
 Disclosure   Payoff    Initial                                Payoff      Penalty  Prepayment  Maturity  Property        Geographic
 Control #    Period    Balance              Type              Amount      Amount      Date       Date      Type           Location
--------------------  ------------------------------------------------------------  --------------------  --------------------------

--------------------  ------------------------------------------------------------  --------------------  --------------------------
                                                         -------------------------
                                             CURRENT
                                             CUMULATIVE
                                                         -------------------------

                                                                                                                       PAGE 18 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                        Statement Date:  17-Oct-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Oct-06
                                                       SERIES 2006-C6                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:        Oct-06

                                                           ABN AMRO ACCT:
                                      SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

----------------------  -------  ----------------  --------------------------  --------------------  -------------------------------
                         Loan
Disclosure   Servicing  Status       Balance       Note   Maturity  Remaining    Property    Geo.                            NOI
Control #    Xfer Date  Code(1)  ----------------  Rate     Date    ---------      Type    Location     NOI      DSCR       Date
                                 Schedule  Actual                   Life
----------------------  -------  ----------------  --------------------------  --------------------  -------------------------------

                                                                                                     Not Avail Not Avail  Not Avail

             ---------           ----------------

----------------------  -------  ----------------  --------------------------  --------------------  -------------------------------

------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:  A. P&I Adv - in Grace Period           1. P&I Adv - delinquent 1 month        3. P&I Adv - delinquent 3+ months

             B. P&I Adv - < one month delinq        2. P&I Adv - delinquent 2 months       4. Mat. Balloon/Assumed P&I

                                                    5. Non Performing Mat. Balloon         7. Foreclosure          9. REO
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 19 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                        Statement Date:  17-Oct-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Oct-06
                                                       SERIES 2006-C6                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:        Oct-06

                                                           ABN AMRO ACCT:
                            SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

------------------------------------------  ----------------------------------------------------------------------------------------
   Disclosure              Resolution
   Control #                Strategy                                               Comments
------------------------------------------  ----------------------------------------------------------------------------------------

------------------------------------------  ----------------------------------------------------------------------------------------

                                                                                                                       PAGE 20 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                        Statement Date:  17-Oct-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Oct-06
                                                       SERIES 2006-C6                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:        Oct-06

                                                           ABN AMRO ACCT:
                                                     MATURITY EXTENSION SUMMARY

------------------------------------------------------------------------------------------------------------------------------------

                      LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED

                            Number of Loans:                                                                 0
                            Stated Principal Balance outstanding:                                         0.00
                            Weighted Average Extension Period:                                               0

                      LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED

                            Number of Loans:                                                                 0
                            Stated Principal Balance outstanding:                                         0.00
                            Weighted Average Extension Period:                                               0

                      LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED

                            Number of Loans:                                                                 0
                            Cutoff Principal Balance:                                                     0.00
                            Weighted Average Extension Period:                                               0

                      LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS

                            Number of Loans:                                                                 0
                            Cutoff Principal Balance:                                                     0.00
                            Weighted Average Extension Period:                                               0

                      LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS

                            Number of Loans:                                                                 0
                            Cutoff Principal Balance:                                                     0.00

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 21 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                        Statement Date:  17-Oct-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Oct-06
                                                       SERIES 2006-C6                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:        Oct-06

                                                           ABN AMRO ACCT:
                                                         RATING INFORMATION

-------------------------------------   --------------------------------------------   ---------------------------------------------
                                                       ORIGINAL RATINGS                        RATING CHANGE/CHANGE DATE(1)

      CLASS             CUSIP             FITCH            MOODY'S            S&P         FITCH           MOODY'S           S&P
-------------------------------------   --------------------------------------------   ---------------------------------------------

-------------------------------------   --------------------------------------------   ---------------------------------------------

NR - Designates that the class was not rated by the rating agency.

      (1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                                                                       PAGE 22 OF 23

[LOGO] LaSalle Bank                       LB-UBS COMMERCIAL MORTGAGE TRUST 2006-C6                        Statement Date:  17-Oct-06
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Oct-06
                                                       SERIES 2006-C6                                     Prior Payment:         N/A
                                                                                                          Next Payment:    17-Nov-06
                                                                                                          Record Date:        Oct-06

                                                           ABN AMRO ACCT:
                                                               LEGEND

------------------------------------------------------------------------------------------------------------------------------------

Until this statement/report is filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Securities
Exchange Act of 1934, as amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

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                                                                                                                       PAGE 23 OF 23

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ANNEX E

REFERENCE RATE SCHEDULE

Months	Interest Accrual Period *	Reference Rate (%)
1	September-06	6.03411
2	October-06	6.22026
3	November-06	6.03412
4	December-06	6.03413
5	January-07	6.03414
6	February-07	6.03419
7	March-07	6.22038
8	April-07	6.03416
9	May-07	6.22043
10	June-07	6.03418
11	July-07	6.22047
12	August-07	6.22050
13	September-07	6.03420
14	October-07	6.22055
15	November-07	6.03422
16	December-07	6.22059
17	January-08	6.03423
18	February-08	6.03426
19	March-08	6.22067
20	April-08	6.03426
21	May-08	6.22072
22	June-08	6.03427
23	July-08	6.24187
24	August-08	6.24190
25	September-08	6.05472
26	October-08	6.24195
27	November-08	6.05473
28	December-08	6.05474
29	January-09	6.05475
30	February-09	6.05483
31	March-09	6.24207
32	April-09	6.05477
33	May-09	6.24212
34	June-09	6.05478
35	July-09	6.24217
36	August-09	6.24219
37	September-09	6.05480
38	October-09	6.24224
39	November-09	6.05481
40	December-09	6.05482
41	January-10	6.05482
42	February-10	6.05494
43	March-10	6.24234
44	April-10	6.05484
45	May-10	6.24239
46	June-10	6.05485
47	July-10	6.24244
48	August-10	6.24115
49	September-10	6.06490

*	Reflects calendar month in which subject interest accrual period begins.

E-1

Months	Interest Accrual Period *	Reference Rate (%)
50	October-10	6.25265
51	November-10	6.06491
52	December-10	6.06492
53	January-11	6.06493
54	February-11	6.06506
55	March-11	6.25278
56	April-11	6.06494
57	May-11	6.25046
58	June-11	6.06324
59	July-11	6.25003
60	August-11	6.24968
61	September-11	6.06293
62	October-11	6.24969
63	November-11	6.06290
64	December-11	6.24969
65	January-12	6.06286
66	February-12	6.06291
67	March-12	6.24968
68	April-12	6.06280
69	May-12	6.24967
70	June-12	6.06276
71	July-12	6.24967
72	August-12	6.24967
73	September-12	6.06270
74	October-12	6.24967
75	November-12	6.06266
76	December-12	6.06263
77	January-13	6.06261
78	February-13	6.06284
79	March-13	6.24949
80	April-13	6.06254
81	May-13	6.24722
82	June-13	6.06046
83	July-13	6.24521
84	August-13	6.24523

*	Reflects calendar month in which subject interest accrual period begins.

E-2

ANNEX F

CLASS A-AB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance
October-06	77,000,000.00
November-06	77,000,000.00
December-06	77,000,000.00
January-07	77,000,000.00
February-07	77,000,000.00
March-07	77,000,000.00
April-07	77,000,000.00
May-07	77,000,000.00
June-07	77,000,000.00
July-07	77,000,000.00
August-07	77,000,000.00
September-07	77,000,000.00
October-07	77,000,000.00
November-07	77,000,000.00
December-07	77,000,000.00
January-08	77,000,000.00
February-08	77,000,000.00
March-08	77,000,000.00
April-08	77,000,000.00
May-08	77,000,000.00
June-08	77,000,000.00
July-08	77,000,000.00
August-08	77,000,000.00
September-08	77,000,000.00
October-08	77,000,000.00
November-08	77,000,000.00
December-08	77,000,000.00
January-09	77,000,000.00
February-09	77,000,000.00
March-09	77,000,000.00
April-09	77,000,000.00
May-09	77,000,000.00
June-09	77,000,000.00
July-09	77,000,000.00
August-09	77,000,000.00
September-09	77,000,000.00
October-09	77,000,000.00
November-09	77,000,000.00
December-09	77,000,000.00
January-10	77,000,000.00
February-10	77,000,000.00
March-10	77,000,000.00
April-10	77,000,000.00
May-10	77,000,000.00
June-10	77,000,000.00
July-10	77,000,000.00
August-10	77,000,000.00
September-10	77,000,000.00
October-10	77,000,000.00
November-10	77,000,000.00
December-10	77,000,000.00

Distribution Date	Balance
January-11	77,000,000.00
February-11	77,000,000.00
March-11	77,000,000.00
April-11	77,000,000.00
May-11	77,000,000.00
June-11	77,000,000.00
July-11	77,000,000.00
August-11	77,000,000.00
September-11	76,576,764.47
October-11	75,378,000.00
November-11	74,259,000.00
December-11	73,017,000.00
January-12	71,886,000.00
February-12	70,750,000.00
March-12	69,374,000.00
April-12	68,226,000.00
May-12	66,956,000.00
June-12	65,796,000.00
July-12	64,514,000.00
August-12	63,342,000.00
September-12	62,165,000.00
October-12	60,798,000.00
November-12	59,553,000.00
December-12	58,174,000.00
January-13	56,916,000.00
February-13	55,652,000.00
March-13	53,998,000.00
April-13	52,720,000.00
May-13	51,308,000.00
June-13	49,862,000.00
July-13	48,999,000.00
August-13	48,431,694.67
September-13	46,976,000.00
October-13	45,361,000.00
November-13	43,891,000.00
December-13	42,261,000.00
January-14	40,776,000.00
February-14	39,284,000.00
March-14	37,327,000.00
April-14	35,818,000.00
May-14	34,150,000.00
June-14	32,625,000.00
July-14	30,942,000.00
August-14	29,401,000.00
September-14	27,854,000.00
October-14	26,147,000.00
November-14	24,584,000.00
December-14	22,862,000.00
January-15	21,282,000.00
February-15	19,694,000.00
March-15	17,649,000.00
April-15	16,044,000.00
May-15	14,281,000.00
June-15	12,659,000.00
July-15	10,880,000.00

Distribution Date	Balance
August-15	9,242,000.00
September-15	7,595,000.00
October-15	5,792,000.00
November-15	4,129,000.00
December-15	2,309,000.00
January-16	629,000.00
February-16	0.00

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ANNEX G

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered LB-UBS Commercial Mortgage Trust 2006-C6, Commercial Mortgage Pass-Through Certificates, Series 2006-C6, Class X-CP, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F, will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

As described under ‘‘U.S. Federal Income Tax Documentation Requirements’’ below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no ‘‘lock up’’ or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.    When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including September 11, 2006) to and excluding the settlement date, calculated on a 30/360 Basis. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.    Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including September 11, 2006) to and excluding the settlement date, calculated on a 30/360 Basis. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

•	borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a ‘‘United States person’’ (a ‘‘U.S. person’’) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a ‘‘non-U.S. holder’’) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a ‘‘U.S. withholding agent’’) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.	from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.	from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3.	from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate) :

(a)	if the intermediary is a ‘‘qualified intermediary’’ within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a ‘‘qualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)	providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)	if the intermediary is not a qualified intermediary (a ‘‘nonqualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

(iii)	certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

(iv)	providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.	from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust is encouraged to consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an ‘‘exempt recipient’’ within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

Structured Asset Securities Corporation II,

the Depositor

Mortgage Pass-Through Certificates,
Issuable in Series

We are Structured Asset Securities Corporation II, the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See ‘‘Method of Distribution.’’

The Offered Certificates:	The Trust Assets:
The offered certificates will be issuable in series. The issuing entity for each series of offered certificates will be a statutory or common law trust created at our direction. Each series of offered certificates will—

•have its own series designation, and
•consist of one or more classes with various payment characteristics.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. The offered certificates will represent interests only in the issuing entity. They will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.	The assets of each issuing entity will include—

•mortgage loans secured by first and/or junior liens on, or security interests in, various interests in commercial and multifamily real properties,
•mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or
•some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include cash, permitted investments, letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters’ compensation. We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.

Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, excess cash flow and/or the subordination of more junior classes of offered and/or non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing. Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

You should carefully consider the risk factors beginning on page 18 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 15, 2006.

Page
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS	6
AVAILABLE INFORMATION	6
SUMMARY OF PROSPECTUS	7
RISK FACTORS	18
The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable	18
Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance	20
The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks	25
Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error	41
Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	43
Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	44
Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	44
Changes in Pool Composition Will Change the Nature of Your Investment	45
The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery	45
Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates	46
Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing	47
Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums	48
Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property	49
Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable	49
Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property	51
Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender's Rights	51
Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable	52
Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and May Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates	52
World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates	53
Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses	53
Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property	54

Page
Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results	54
Compliance with the Americans with Disabilities Act of 1990 May Be Expensive	54
Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan	54
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates	55
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	55
Potential Conflicts of Interest Can Affect a Person’s Performance	56
Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties.	57
With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests	57
Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans	58
Limited Information Causes Uncertainty	58
The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets	58
Problems with Book-Entry Registration	58
Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates	59
The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally	59
Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series	60
Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates	60
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	60
The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series	61
Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates	61
Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets	61
CAPITALIZED TERMS USED IN THIS PROSPECTUS	62
THE TRUST FUND	62
Description of the Trust Assets	62
Mortgage Loans	62
Mortgage-Backed Securities	66
Substitution, Acquisition and Removal of Mortgage Assets	66
Cash, Accounts and Permitted Investments	68
Credit Support	68
Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection	68

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED
IN THIS PROSPECTUS

When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. The Securities Act registration statement number for that registration statement is 333-129844. This prospectus is part of that registration statement, but the registration statement contains additional information. Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

SUMMARY OF PROSPECTUS

This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

The Depositor	We are Structured Asset Securities Corporation II, the depositor with respect to each series of offered certificates. We are a special purpose Delaware corporation. Our principal offices are located at 745 Seventh Avenue, New York, New York 10019. Our main telephone number is 212-526-7000. We will acquire the mortgage assets that are to back each series of offered certificates and transfer them to the issuing entity. See ‘‘Transaction Participants—The Depositor.’’

The Sponsor	Lehman Brothers Holdings Inc., which is our affiliate, will be a sponsor with respect to each securitization transaction involving the issuance of a series of offered certificates, unless otherwise specified in the prospectus supplement. If and to the extent there are other sponsors with respect to any securitization transaction involving the issuance of a series of offered certificates, we will identify each of those sponsors and include relevant information with respect thereto in the related prospectus supplement. With respect to any securitization transaction involving the issuance of a series of offered certificates, a sponsor will be a person or entity that organizes and initiates that securitization transaction by selling or transferring assets, either directly or indirectly, including through an affiliate, to the issuing entity. See ‘‘Transaction Participants—The Sponsor.’’

The Issuing Entity	The issuing entity with respect to each series of offered certificates will be a statutory trust or common law trust created at our direction. Each such trust will own and hold the related mortgage assets and be the entity in whose name the subject offered certificates are issued. See ‘‘Transaction Participants—The Issuing Entity.’’

The Originators	Some or all of the mortgage loans backing a series of offered certificates may be originated by Lehman Brothers Holdings Inc. or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans backing a series of offered certificates. See ‘‘Transaction Participants—The Originators’’ and ‘‘Transaction Participants—The Sponsor.’’ We will identify in the prospectus supplement for each series of offered certificates any originator or group of affiliated originators—apart from a sponsor and/or its affiliates—that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

The Securities Being Offered	The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. We will identify in the related prospectus supplement, with respect to each class of offered certificates, each applicable rating agency and the minimum rating to be assigned. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See ‘‘Rating.’’

Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

The Offered Certificates May Be Issued with Other Certificates	We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors, to place some with investors outside the United States or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under ‘‘—The Securities Being Offered’’ above.

The Governing Documents	In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things—

•	the issuance of each series of offered certificates,

•	the creation of and transfer of assets to the issuing entity, and

•	the servicing and administration of those assets.

The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the issuing entity for each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to each issuing entity. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

If the trust assets for a series of offered certificates include mortgage loans, the parties to the applicable governing document(s) will also include—

•	one or more master servicers that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

•	one or more special servicers that will generally be responsible for servicing and administering (a) those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect, including the performance of work-outs and foreclosures with respect to those mortgage loans, and (b) real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

The same person or entity, or affiliated entities, may act as both master servicer and special servicer for one of our trusts.

If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the applicable governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

Compensation arrangements for a trustee, master servicer, special servicer or manager for one of our trusts may vary from securitization transaction to securitization transaction. In general, that compensation will be payable out of the related trust assets.

In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties and compensation in further detail. See ‘‘Description of the Governing Documents.’’

Any servicer, master servicer or special servicer for one of our trusts may perform any or all of its servicing duties under the applicable governing document(s) through one or more sub-servicers. In the related prospectus supplement, we will identify any such sub-servicer that, at the time of initial issuance of the subject offered certificates, is (a) affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or (b) services 10% or more of the related mortgage assets, by balance.

Characteristics of the Mortgage Assets	The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the fee, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

•	rental or cooperatively-owned buildings with multiple dwelling units;

•	retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

•	office buildings;

•	hospitality properties;

•	casino properties;

•	health care-related facilities;

•	industrial facilities;

•	warehouse facilities, mini-warehouse facilities and self- storage facilities;

•	restaurants, taverns and other establishments involved in the food and beverage industry;

•	manufactured housing communities, mobile home parks and recreational vehicle parks;

•	recreational and resort properties;

•	arenas and stadiums;

•	churches and other religious facilities;

•	parking lots and garages;

•	mixed use properties;

•	other income-producing properties; and/or

•	unimproved land.

The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans—

•	may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

•	may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

•	may provide for no accrual of interest;

•	may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

•	may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

•	may permit the negative amortization or deferral of accrued interest;

•	may prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments;

•	may permit defeasance and the release of real property collateral in connection with that defeasance;

•	may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

•	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates.

The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage participation, mortgage pass-through certificate, collateralized mortgage obligation or other mortgage-backed security among the trust assets with respect to any series of offered certificates unless—

•	the security has been registered under the Securities Act of 1933, as amended, or

•	we would be free to publicly resell the security without registration.

In addition to the asset classes described above in this ‘‘—Characteristics of the Mortgage Assets’’ subsection, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

The trust assets with respect to a series of offered certificates will also include cash, including in the form of initial deposits and collections on the related mortgage assets and other related trust assets, bank accounts, permitted investments and, following foreclosure, acceptance of a deed in lieu of foreclosure or any other enforcement action, real property and other collateral for defaulted mortgage loans.

See ‘‘The Trust Fund.’’

Substitution, Acquisition and Removal of Mortgage Assets	We will generally acquire the mortgage assets to be included in our trusts from Lehman Brothers Holdings Inc. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days—or such other period as may be specified in the related prospectus supplement—following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

•	cash that would be applied to pay down the principal balances of certificates of that series; and/or

•	other mortgage loans or mortgage-backed securities that—

1.	conform to the description of mortgage assets in this prospectus, and

2.	satisfy the criteria set forth in the related prospectus supplement.

In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

Further, if so specified under circumstances described in the related prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC) of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, foreclosure properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. Upon the discovery of a material breach of any such representation or warranty or a material defect with repect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

Characteristics of the Offered Certificates	As more particularly described under ‘‘Description of the Certificates—General’’ and ‘‘—Payments on the Certificates,’’ an offered certificate may entitle the holder to receive:

•	payments of interest;

•	payments of principal;

•	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or any other specific items or amounts received on the related mortgage assets; and/or

•	payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series.

Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement, including payment characteristics and authorized denominations. Among other things, in the related prospectus supplement, we will summarize the flow of funds, payment priorities and allocations among the respective classes of offered certificates of any particular series, the respective classes of non-offered certificates of that series, and fees and expenses, to the extent necessary to understand the payment characteristics of those classes of offered certificates, and we will identify any events in the applicable governing document(s) that would alter the transaction structure or flow of funds. See ‘‘Description of the Certificates.’’

Credit Support and Reinvestment, Interest Rate and Currency Related Protection for the Offered Certificates	Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets by overcollateralization and/or excess cash flow or through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of offered certificates and, if applicable, we will identify the provider of that credit support, in the related prospectus supplement. In addition, we will summarize in the related prospectus supplement how losses not covered by credit enhancement or support will be allocated to the subject series of offered certificates.

The trust assets with respect to any series of offered certificates may also include any of the following agreements:

•	guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

•	interest rate exchange agreements, interest rate cap agreements and interest rate floor agreements; and

•	currency exchange agreements.

We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates and, if applicable, we will identify the provider of that protection, in the related prospectus supplement.

See ‘‘Risk Factors,’’ ‘‘The Trust Fund’’ and ‘‘Description of Credit Support.’’

Advances with Respect to the Mortgage Assets	If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

•	delinquent scheduled payments of principal and/or interest, other than balloon payments,

•	property protection expenses,

•	other servicing expenses, or

•	any other items specified in the related prospectus supplement.

Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See ‘‘Description of the Governing Documents—Advances.’’

If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

Optional or Mandatory Redemption or Termination	We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell—

•	all the mortgage assets in any particular trust, thereby resulting in a termination of the trust, or

•	that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

See ‘‘Description of the Certificates—Termination and Redemption.’’

Federal Income Tax Consequences	Any class of offered certificates will constitute or evidence ownership of:

•	regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986; or

•	interests in a grantor trust under Subpart E of Part I of Subchapter J of the Internal Revenue Code of 1986.

See ‘‘Federal Income Tax Consequences.’’

ERISA Considerations	If you are a fiduciary or any other person investing assets of an employee benefit plan or other retirement plan or arrangement, you are encouraged to review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited under the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986. See ‘‘ERISA Considerations.’’

Legal Investment	If your investment authority is subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You are encouraged to consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates, if any, will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See ‘‘Legal Investment.’’

RISK FACTORS

You should consider the following factors, as well as the factors set forth under ‘‘Risk Factors’’ in the related prospectus supplement, in deciding whether to purchase offered certificates.

The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates.    Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include—

•	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

•	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates.    Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

•	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

•	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.    Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

•	vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

•	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.    If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable.    The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

See ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ below.

There Is an Increased Risk of Default Associated with Balloon Payments.    Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower’s ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

•	the fair market value and condition of the underlying real property;

•	the level of interest rates;

•	the borrower’s equity in the underlying real property;

•	the borrower’s financial condition;

•	occupancy levels at or near the time of refinancing;

•	the operating history of the underlying real property;

•	changes in zoning and tax laws;

•	changes in competition in the relevant geographic area;

•	changes in rental rates in the relevant area;

•	changes in governmental regulation and fiscal policy;

•	prevailing general and regional economic conditions;

•	the state of the fixed income and mortgage markets; and

•	the availability of credit for multifamily rental or commercial properties.

See ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ below.

Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse.    You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. If the income generated by a real property were to decline as a result of the poor economic performance of that property, and as a result the property could not support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

•	the sufficiency of the net operating income of the applicable real property;

•	the market value of the applicable real property at or prior to maturity; and

•	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

•	the successful operation and value of the related mortgaged property, and

•	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See ‘‘—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ below.

Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties.    The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

•	the location, age, functionality, design and construction quality of the subject property;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	the characteristics of the neighborhood where the property is located;

•	the degree to which the subject property competes with other properties in the area;

•	the proximity and attractiveness of competing properties;

•	the existence and construction of competing properties;

•	the adequacy of the property’s management and maintenance;

•	tenant mix and concentration;

•	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

•	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

•	demographic factors;

•	customer confidence, tastes and preferences;

•	retroactive changes in building codes and other applicable laws;

•	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

•	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

•	an increase in interest rates, real estate taxes and other operating expenses;

•	an increase in the capital expenditures needed to maintain the property or make improvements;

•	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

•	an increase in vacancy rates;

•	a decline in rental rates as leases are renewed or replaced;

•	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

•	environmental contamination.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	the rental rates at which leases are renewed or replaced;

•	the percentage of total property expenses in relation to revenue;

•	the ratio of fixed operating expenses to those that vary with revenues; and

•	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants.    Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

•	to pay for maintenance and other operating expenses associated with the property;

•	to fund repairs, replacements and capital improvements at the property; and

•	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

•	a general inability to lease space;

•	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

•	an increase in tenant payment defaults or any other inability to collect rental payments;

•	a decline in rental rates as leases are entered into, renewed or extended at lower rates;

•	an increase in the capital expenditures needed to maintain the property or to make improvements;

•	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

•	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral.    In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

•	the business operated by the tenants;

•	the creditworthiness of the tenants; and

•	the number of tenants.

Tenant Bankruptcy Adversely Affects Property Performance.    The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

•	the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

•	an amount, not to exceed three years’ rent, equal to the greater of one year’s rent and 15% of the remaining reserved rent.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces.    The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, could be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not.    Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

•	changes in interest rates;

•	the availability of refinancing sources;

•	changes in governmental regulations, licensing or fiscal policy;

•	changes in zoning or tax laws; and

•	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value.    The operation of an income-producing property will depend upon the property manager’s performance and viability. The property manager generally is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

•	operating the property and providing building services;

•	managing operating expenses; and

•	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

•	maintain or improve occupancy rates, business and cash flow,

•	reduce operating and repair costs, and

•	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

Maintaining a Property in Good Condition Is Expensive.    The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property’s ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property.    Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

•	rental rates;

•	location;

•	type of business or services and amenities offered; and

•	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

•	offers lower rents;

•	has lower operating costs;

•	offers a more favorable location; or

•	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

The Prospective Performance of the Multifamily and Commercial Mortgage Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our Other Trusts.    Notwithstanding that there are many common factors affecting the profitability and value of income producing properties in general, those factors do not apply equally to all income producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income producing property. See, for example, ‘‘—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ below. Each income producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis. Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time. The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks

General.    The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As discussed under ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There is No Assurance’’ above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

Multifamily Rental Properties.

Factors affecting the value and operation of a multifamily rental property include:

•	the physical attributes of the property, such as its age, appearance, amenities and construction quality in relation to competing buildings;

•	the types of services or amenities offered at the property;

•	the location of the property;

•	distance from employment centers and shopping areas;

•	the characteristics of the surrounding neighborhood, which may change over time;

•	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

•	the ability of management to provide adequate maintenance and insurance;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

•	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

•	the ability of management to respond to competition;

•	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

•	in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

•	adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

•	local factory or other large employer closings;

•	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

•	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

•	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

•	the extent to which increases in operating costs may be passed through to tenants; and

•	the financial condition of the owner of the property.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may—

•	require written leases;

•	require good cause for eviction;

•	require disclosure of fees;

•	prohibit unreasonable rules;

•	prohibit retaliatory evictions;

•	prohibit restrictions on a resident’s choice of unit vendors;

•	limit the bases on which a landlord may increase rent; or

•	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to—

•	fixed percentages,

•	percentages of increases in the consumer price index,

•	increases set or approved by a governmental agency, or

•	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

Cooperatively-Owned Apartment Buildings.    Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder’s pro rata share of the corporation’s—

•	mortgage loan payments,

•	real property taxes,

•	maintenance expenses, and

•	other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation’s ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of—

•	maintenance payments from the tenant/shareholders, and

•	any rental income from units or commercial space that the cooperative corporation might control.

A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation’s ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include—

•	the failure of the corporation to qualify for favorable tax treatment as a ‘‘cooperative housing corporation’’ each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

•	the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation’s board of directors and management for a limited period of time. If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

Retail Properties.    The term ‘‘retail property’’ encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include—

•	shopping centers,

•	factory outlet centers,

•	malls,

•	automotive sales and service centers,

•	consumer oriented businesses,

•	department stores,

•	grocery stores,

•	convenience stores,

•	specialty shops,

•	gas stations,

•	movie theaters,

•	fitness centers,

•	bowling alleys,

•	salons, and

•	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

•	the strength, stability, number and quality of the tenants;

•	tenants’ sales;

•	tenant mix;

•	whether the property is in a desirable location;

•	the physical condition and amenities of the building in relation to competing buildings;

•	whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

•	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to—

•	lower rents,

•	grant a potential tenant a free rent or reduced rent period,

•	improve the condition of the property generally, or

•	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

•	competition from other retail properties;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	perceptions regarding the safety of the surrounding area;

•	demographics of the surrounding area;

•	the strength and stability of the local, regional and national economies;

•	traffic patterns and access to major thoroughfares;

•	the visibility of the property;

•	availability of parking;

•	the particular mixture of the goods and services offered at the property;

•	customer tastes, preferences and spending patterns; and

•	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

•	an anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s lease;

•	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

•	the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

•	a loss of an anchor tenant’s ability to attract shoppers.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

•	factory outlet centers;

•	discount shopping centers and clubs;

•	catalogue retailers;

•	home shopping networks and programs;

•	internet web sites and electronic media shopping; and

•	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Office Properties.    Factors affecting the value and operation of an office property include:

•	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

•	the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;

•	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

•	the location of the property with respect to the central business district or population centers;

•	demographic trends within the metropolitan area to move away from or towards the central business district;

•	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

•	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

•	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

•	the quality and philosophy of building management;

•	access to mass transportation;

•	accessibility from surrounding highways/streets;

•	changes in zoning laws; and

•	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

•	rental rates;

•	the building’s age, condition and design, including floor sizes and layout;

•	access to public transportation and availability of parking; and

•	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy. Factors influencing a company’s decision to locate in a given area include:

•	the cost and quality of labor;

•	tax incentives; and

•	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

Hospitality Properties.    Hospitality properties may involve different types of hotels and motels, including:

•	full service hotels;

•	resort hotels with many amenities;

•	limited service hotels;

•	hotels and motels associated with national or regional franchise chains;

•	hotels that are not affiliated with any franchise chain but may have their own brand identity; and

•	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

•	the location of the property and its proximity to major population centers or attractions;

•	the seasonal nature of business at the property;

•	the level of room rates relative to those charged by competitors;

•	quality and perception of the franchise affiliation;

•	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

•	the existence or construction of competing hospitality properties;

•	nature and quality of the services and facilities;

•	financial strength and capabilities of the owner and operator;

•	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

•	increases in operating costs, which may not be offset by increased room rates;

•	the property’s dependence on business and commercial travelers and tourism;

•	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

•	changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

•	the continued existence and financial strength of the franchisor;

•	the public perception of the franchise service mark; and

•	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

Casino Properties.    Factors affecting the economic performance of a casino property include:

•	location, including proximity to or easy access from major population centers;

•	appearance;

•	economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

•	the existence or construction of competing casinos;

•	dependence on tourism; and

•	local or state governmental regulation.

Competition among major casinos may involve attracting patrons by—

•	providing alternate forms of entertainment, such as performers and sporting events, and

•	offering low-priced or free food and lodging.

Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator.

In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

Health Care-Related Properties.    Health care-related properties include:

•	hospitals;

•	medical offices;

•	skilled nursing facilities;

•	nursing homes;

•	congregate care facilities; and

•	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

•	statutory and regulatory changes;

•	retroactive rate adjustments;

•	administrative rulings;

•	policy interpretations;

•	delays by fiscal intermediaries; and

•	government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

•	federal and state licensing requirements;

•	facility inspections;

•	rate setting;

•	reimbursement policies; and

•	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

Industrial Properties.    Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

The value and operation of an industrial property depends on:

•	location of the property, the desirability of which in a particular instance may depend on—

1.	availability of labor services,

2.	proximity to supply sources and customers, and

3.	accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

•	building design of the property, the desirability of which in a particular instance may depend on—

1.	ceiling heights,

2.	column spacing,

3.	number and depth of loading bays,

4.	divisibility,

5.	floor loading capacities,

6.	truck turning radius,

7.	overall functionality, and

8.	adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

•	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Warehouse, Mini-Warehouse and Self-Storage Facilities.    Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self-storage property depends on—

•	building design,

•	location and visibility,

•	tenant privacy,

•	efficient access to the property,

•	proximity to potential users, including apartment complexes or commercial users,

•	services provided at the property, such as security,

•	age and appearance of the improvements, and

•	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities. Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

Restaurants and Taverns.    Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

•	competition from facilities having businesses similar to a particular restaurant or tavern;

•	perceptions by prospective customers of safety, convenience, services and attractiveness;

•	the cost, quality and availability of food and beverage products;

•	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

•	changes in demographics, consumer habits and traffic patterns;

•	the ability to provide or contract for capable management; and

•	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive. The principal means of competition are—

•	market segment,

•	product,

•	price,

•	value,

•	quality,

•	service,

•	convenience,

•	location, and

•	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have—

•	lower operating costs,

•	more favorable locations,

•	more effective marketing,

•	more efficient operations, or

•	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

•	actions and omissions of any franchisor, including management practices that—

1.	adversely affect the nature of the business, or

2.	require renovation, refurbishment, expansion or other expenditures;

•	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

•	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower’s rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks.    Manufactured housing communities and mobile home parks consist of land that is divided into ‘‘spaces’’ or ‘‘home sites’’ that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

•	location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the number of comparable competing properties in the local market;

•	the age, appearance, condition and reputation of the property;

•	the quality of management; and

•	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

•	multifamily rental properties,

•	cooperatively-owned apartment buildings,

•	condominium complexes, and

•	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to—

•	fixed percentages,

•	percentages of increases in the consumer price index,

•	increases set or approved by a governmental agency, or

•	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

Recreational and Resort Properties.    Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

•	the location and appearance of the property;

•	the appeal of the recreational activities offered;

•	the existence or construction of competing properties, whether or not they offer the same activities;

•	the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

•	geographic location and dependence on tourism;

•	changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

•	seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

•	sensitivity to weather and climate changes; and

•	local, regional and national economic conditions.

A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

Arenas and Stadiums.    The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

•	sporting events;

•	musical events;

•	theatrical events;

•	animal shows; and/or

•	circuses.

The ability to attract patrons is dependent on, among others, the following factors:

•	the appeal of the particular event;

•	the cost of admission;

•	perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

•	perceptions by prospective patrons of the safety of the surrounding area; and

•	the alternative forms of entertainment available in the particular locale.

In some cases, an arena’s or stadium’s success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

Churches and Other Religious Facilities.    Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

Parking Lots and Garages.    The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

•	the number of rentable parking spaces and rates charged;

•	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

•	the amount of alternative parking spaces in the area;

•	the availability of mass transit; and

•	the perceptions of the safety, convenience and services of the lot or garage.

Unimproved Land.    The value of unimproved land is largely a function of its potential use. This may depend on—

•	its location,

•	its size,

•	the surrounding neighborhood, and

•	local zoning laws.

Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

•	the successful operation of the property, and

•	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

•	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

•	make the loan payments on the related mortgage loan,

•	cover operating expenses, and

•	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as—

•	some health care-related facilities,

•	hotels and motels,

•	recreational vehicle parks, and

•	mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

•	warehouses,

•	retail stores,

•	office buildings, and

•	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

•	increases in energy costs and labor costs;

•	increases in interest rates and real estate tax rates; and

•	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

•	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances—

•	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

•	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on—

•	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

•	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

•	the income capitalization method, which takes into account the property’s projected net cash flow; or

•	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties. For example—

•	it is often difficult to find truly comparable properties that have recently been sold;

•	the replacement cost of a property may have little to do with its current market value; and

•	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

See ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ above.

Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on—

•	the operation of all of the related real properties, and

•	the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

•	any adverse economic developments that occur in the locale, state or region where the properties are located;

•	changes in the real estate market where the properties are located;

•	changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

•	acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery

Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own or have previously owned other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. This could negatively impact the borrower’s financial conditions and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

•	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

•	individuals that have personal liabilities unrelated to the property.

In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged real property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates. See ‘‘—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ below and ‘‘Legal Aspects of Mortgage Loans—Bankruptcy Laws.’’

The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates

Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter a mortgage loan’s repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower’s assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

•	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

•	that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

•	that the results of the environmental testing were accurately evaluated in all cases;

•	that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

•	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

•	tenants at the property, such as gasoline stations or dry cleaners, or

•	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an ‘‘owner’’ or ‘‘operator’’ of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

•	agents or employees of the lender are deemed to have participated in the management of the borrower, or

•	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

•	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

•	to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the offered certificates will be secured by—

•	the related borrower’s interest in a commercial condominium unit or multiple units in a residential condominium project, and

•	the related voting rights in the owners’ association for the subject building, development or project.

Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any. Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower’s interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property

In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant’s lender may not be able to succeed to the tenant’s position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant’s obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements.    It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan. In order to do so, the court would have to determine that—

•	the bankrupt party—

1.	was insolvent at the time of granting the lien,

2.	was rendered insolvent by the granting of the lien,

3.	was left with inadequate capital, or

4.	was not able to pay its debts as they matured; and

•	the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

Prepayment Premiums, Fees and Charges.    Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

Due-on-Sale and Debt Acceleration Clauses.    Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

•	the related real property, or

•	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

•	the default is deemed to be immaterial,

•	the exercise of those remedies would be inequitable or unjust, or

•	the circumstances would render the acceleration unconscionable.

Assignments of Leases.    Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents. See ‘‘Legal Aspects of Mortgage Loans—Bankruptcy Laws.’’

Defeasance.    A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which ‘‘one action’’, ‘‘security first’’ and/or ‘‘anti-deficiency’’ rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional—and perhaps significant additional—delay and expense in foreclosing on the underlying real properties located in states affected by ‘‘one action’’, ‘‘security first’’ or ‘‘anti-deficiency’’ rules. See ‘‘Legal Aspects of Mortgage Loans—Foreclosure—One Action and Security First Rules’’ and ‘‘—Foreclosure—Anti-Deficiency Legislation’’.

Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender's Rights

With respect to one or more of the mortgage loans included in one of our trusts, the related borrower may have encumbered, or be permitted to encumber, the related real property collateral with additional secured debt. In addition, one or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans—not included in the related trust—that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See ‘‘The Trust Fund—Mortgage Loans—Loan Combinations.’’

Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring additional secured debt.

The existence of any additional secured indebtedness may adversely affect the related borrower's financial viability and/or the subject trust's security interest in the related real property collateral. For example, the existence of additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan’s maturity. In addition, the related borrower may have difficulty repaying multiple loans. The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See ‘‘Legal Aspects of Mortgage Loans—Subordinate Financing.’’

In addition, if any mortgage loan underlying a series of offered certificates is secured by a mortgaged real property encumbered by other mortgage debt, and if that other mortgage debt is not part of the related trust, then the related trust may be subject to a co-lender, intercreditor or similar agreement with the other affected mortgage lenders that, among other things:

•	grants any such other mortgage lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

•	limits modifications of the payment terms of the subject underlying mortgage loan; and/or

•	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

See also ‘‘—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests’’ below.

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable

One or more mortgage loans included in one of our trusts may be part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan, or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral. Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust—directly or through an applicable servicer—will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and May Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in one of our trusts, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder. Such financing is often referred to as mezzanine debt. While a lender on mezzanine debt has no security interest in or rights to the related mortgaged real property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

In addition, if, in the case of any mortgage loan underlying a series of offered certificates, equity interests in the related borrower have been pledged to secure mezzanine debt, then the related trust may be subject to an intercreditor or similar agreement that, among other things:

•	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

•	limits modifications of payment terms of the subject underlying mortgage loan; and/or

•	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower's indirect equity in the subject mortgaged real property and therefore may reduce its incentive to invest cash in order to support that mortgaged real property.

World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates

The economic impact of the United States’ military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by the applicable trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the affected certificates. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy. Most such insurance policies typically do not cover any physical damage resulting from, among other things:

•	war,

•	riot, strike and civil commotion,

•	terrorism,

•	nuclear, biological or chemical materials,

•	revolution,

•	governmental actions,

•	floods and other water-related causes,

•	earth movement, including earthquakes, landslides and mudflows,

•	wet or dry rot,

•	mold,

•	vermin, and

•	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property

Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property’s structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises ‘‘as is’’ in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results

Some mortgage loans underlying a series of offered certificates may be secured by mortgaged real properties that are undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.

Compliance with the Americans with Disabilities Act of 1990 May Be Expensive

Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. It is possible that legal proceedings may have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

•	breach of contract involving a tenant, a supplier or other party;

•	negligence resulting in a personal injury, or

•	responsibility for an environmental problem.

Litigation will divert the owner’s attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner’s ability to repay a mortgage loan secured by the property.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

•	any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, and

•	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

In addition, in connection with the trust’s acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

Inclusion of Taxable Income in Excess of Cash Received.    If you own a certificate that evidences a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See ‘‘Federal Income Tax Consequences—REMICs.’’

Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code of 1986.    A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

•	generally will not be reduced by losses from other activities,

•	for a tax-exempt holder, will be treated as unrelated business taxable income, and

•	for a foreign holder, will not qualify for any exemption from withholding tax.

Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates.    The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

•	individuals,

•	estates,

•	trusts beneficially owned by any individual or estate, and

•	pass-through entities having any individual, estate or trust as a shareholder, member or partner.

In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to—

•	a foreign person under the Internal Revenue Code of 1986, or

•	a U.S. person that is classified as a partnership under the Internal Revenue Code of 1986, unless all of its beneficial owners are U.S. persons, or

•	a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC would exhibit the characteristics, and be subject to the risks, described above in this ‘‘—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences’’ section.

See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates.’’

Potential Conflicts of Interest Can Affect a Person’s Performance

A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates—or, in the case of a sub-servicer, a consistent sub-servicing agreement—and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future. However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties.

In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

•	the real properties may be managed by property managers that are affiliated with the related borrowers;

•	the property managers also may manage additional properties, including properties that may compete with those real properties; or

•	affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests

One or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans—not included in the related trust—that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See ‘‘The Trust Fund—Mortgage Loans—Loan Combinations.’’ Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in our trust, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer—without cause—with respect to that loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in a loan combination—or, if applicable, any representative, designee or assignee thereof with respect to the particular right—that includes a mortgage loan in our trust will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

In addition, if any mortgage loan included in one of our trusts is part of a loan combination, then that mortgage loan may be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination. Consequently, the certificateholders of the related series of certificates would have limited ability to control the servicing of that loan combination and the parties with control over the servicing of that loan combination may have interests that conflict with your interests. See ‘‘Description of the Governing Documents—Servicing Mortgage Loans That Are Part of a Loan Combination.’’

Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans

Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

Limited Information Causes Uncertainty

Some of the mortgage loans that will be included in our trusts are loans that were made to enable the related borrower to acquire the related real property. Accordingly, for some of these loans limited or no historical operating information is available with respect to the related real property. As a result, you may find it difficult to analyze the historical performance of those properties.

The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets

It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the United States Government and others, including military action, will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

Problems with Book-Entry Registration

Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result—

•	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

•	you may have only limited access to information regarding your offered certificates;

•	you may suffer delays in the receipt of payments on your offered certificates; and

•	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates.’’

Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including—

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

•	legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

•	investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

•	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series

If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things—

•	the payment priorities of the respective classes of the certificates of the same series,

•	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

•	the characteristics and quality of the mortgage loans in the related trust.

Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates

The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related trust. The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the related trust assets. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The Amount of Credit Support Will Be Limited.    The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See ‘‘Description of the Certificates—Allocation of Losses and Shortfalls’’ and ‘‘Description of Credit Support.’’ If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

Credit Support May Not Cover All Types of Losses.    The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others.    If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series

The holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of any series that includes offered certificates may be entitled to: (a) direct and advise the related master servicer and/or special servicer with respect to various actions, and subject to various conditions, that will be described in the related prospectus supplement, which actions may include specified servicing actions with respect to all or any one or more particular mortgage loans and/or foreclosure properties in the related trust;(b) replace the special servicer with respect to one or more mortgage loans and/or foreclosure properties in the related trust, subject to satisfaction of the conditions described in the related prospectus supplement; and (c) exercise cure rights and/or purchase options with respect to mortgage loans, or one or more particular mortgage loans, in the related trust as to which specified defaults have occurred or are reasonably foreseeable. Some of the foregoing rights and powers may be assignable or may be exercisable through a representative.

The certificateholders and/or certificate owners possessing—directly or through representatives— the rights and powers described above will generally be, at least initially, the holders or beneficial owners of non-offered certificates. Those certificateholders and/or certificate owners are therefore likely to have interests that conflict with those of the holders of the offered certificates of the same series. You should expect that those certificateholders and/or certificate owners—directly or through representatives—will exercise their rights and powers solely in their own best interests and will not be liable to the holders or beneficial owners of any other class of certificates of the subject series for so doing.

Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

CAPITALIZED TERMS USED IN THIS PROSPECTUS

From time to time we use capitalized terms in this prospectus. Frequently used capitalized terms will have the respective meanings assigned to them in the ‘‘Glossary’’ attached to this prospectus.

THE TRUST FUND

Description of the Trust Assets

The trust assets backing a series of offered certificates will collectively constitute the related trust fund. Each such trust fund will primarily consist of:

•	various types of multifamily and/or commercial mortgage loans;

•	mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

•	a combination of mortgage loans and mortgage-backed securities of the types described above.

In addition to the asset classes described above in this ‘‘Description of the Trust Assets’’ section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate do not exceed 10% by principal balance of the related asset pool. We will describe the specific characteristics of the mortgage assets and other asset classes underlying a series of offered certificates in the related prospectus supplement.

Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

Neither we nor any of our affiliates will guarantee payment on any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment on any of those mortgage assets.

Mortgage Loans

General.    Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

•	rental or cooperatively-owned buildings with multiple dwelling units;

•	retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

•	retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

•	office properties;

•	hospitality properties, such as hotels, motels and other lodging facilities;

•	casino properties;

•	health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

•	industrial properties;

•	warehouse facilities, mini-warehouse facilities and self-storage facilities;

•	restaurants, taverns and other establishments involved in the food and beverage industry;

•	manufactured housing communities, mobile home parks and recreational vehicle parks;

•	recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

•	arenas and stadiums;

•	churches and other religious facilities;

•	parking lots and garages;

•	mixed use properties;

•	other income-producing properties; and

•	unimproved land.

The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth above under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include—

•	a fee interest or estate, which consists of ownership of the property for an indefinite period,

•	an estate for years, which consists of ownership of the property for a specified period of years,

•	a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

•	shares in a cooperative corporation which owns the property, or

•	any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

Junior Mortgage Loans.    If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied—

•	first, to the payment of court costs and fees in connection with the foreclosure,

•	second, to the payment of real estate taxes, and

•	third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

Delinquent Mortgage Loans.    If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement—

•	the period of the delinquency,

•	any forbearance arrangement then in effect,

•	the condition of the related real property, and

•	the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure. Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

Payment Provisions of the Mortgage Loans.    Each of the mortgage loans included in one of our trusts will have the following features:

•	an original term to maturity of not more than approximately 40 years; and

•	scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

A mortgage loan included in one of our trusts may also include terms that:

•	provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

•	provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

•	provide for no accrual of interest;

•	provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

•	be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

•	permit the negative amortization or deferral of accrued interest;

•	permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

•	prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

Mortgage Loan Information in Prospectus Supplements.    We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

•	the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

•	the type or types of property that provide security for repayment of the mortgage loans;

•	the earliest and latest origination date and maturity date of the mortgage loans;

•	the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

•	loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

•	the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

•	if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

•	information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

•	debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

•	the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, to the extent such information is not otherwise required to be included in the related prospectus supplement pursuant to the Securities Act, we will provide—

•	more general information in the related prospectus supplement, and

•	specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K following the issuance of those certificates.

In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

Loan Combinations.    Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions on the transferability of the ownership of any mortgage loan that is part of a loan combination. ‘‘Risk Factors—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.’’

Real Property and Other Collateral.    Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

Mortgage-Backed Securities

The mortgage-backed securities underlying a series of offered certificates may include:

•	mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

•	certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

Each mortgage-backed security included in one of our trusts—

•	will have been registered under the Securities Act, or

•	will be exempt from the registration requirements of that Act, or

•	will have been held for at least the holding period specified in Rule 144(k) under that Act, or

•	may otherwise be resold by us publicly without registration under that Act.

We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

•	the initial and outstanding principal amount(s) and type of the securities;

•	the original and remaining term(s) to stated maturity of the securities;

•	the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

•	the payment characteristics of the securities;

•	the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

•	a description of the related credit support, if any;

•	the type of mortgage loans underlying the securities;

•	the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

•	the terms and conditions for substituting mortgage loans backing the securities; and

•	the characteristics of any agreements or instruments providing interest rate protection to the securities.

With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

Substitution, Acquisition and Removal of Mortgage Assets

We will generally acquire the mortgage assets to be included in our trusts from Lehman Brothers Holdings Inc. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days—or such other period as may be specified in the related prospectus supplement—following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things;

•	the term or duration of the prefunding period;

•	the amount of proceeds to be deposited in the related prefunding account and the percentage of the mortgage asset pool represented by those proceeds; and

•	any limitation on the ability to add pool assets.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

•	cash that would be applied to pay down the principal balances of the certificates of that series; and/or

•	other mortgage loans or mortgage-backed securities that—

1.	conform to the description of mortgage assets in this prospectus, and

2.	satisfy the criteria set forth in the related prospectus supplement.

For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on an equity interest in the related borrower, (b) a purchase option on the part of the holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of the subject series and/or (c) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement. In some cases, those purchase options may be assignable or exercisable by a specified designee.

In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC) of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

See also ‘‘Description of the Certificates—Termination and Redemption.’’

Cash, Accounts and Permitted Investments

The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage assets and other related trust assets.

The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All initial deposits, payments and collections received or advanced on the mortgage assets and other trust assets and other cash held by one of our trusts will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in permitted investments. In the related prospectus supplement, we will provide a summary description of those permitted investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.

Credit Support

The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

•	overcollateralization and/or excess cash flow;

•	the subordination of one or more other classes of certificates of the same series;

•	a letter of credit;

•	a surety bond;

•	an insurance policy;

•	a guarantee; and/or

•	a reserve fund.

In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support. In addition, we will summarize in the related prospectus supplement how losses not covered by credit enhancement or support will be allocated to the subject series of offered certificates.

Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection

The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested. For so long as it is in effect, a guaranteed investment contract will provide a specified rate of return on any and all moneys invested with the provider of that contract.

Trust assets may also include:

•	interest rate exchange agreements;

•	interest rate cap agreements;

•	interest rate floor agreements; or

•	currency exchange agreements.

In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

TRANSACTION PARTICIPANTS

The Sponsor

General Character of the Sponsor’s Business.    Unless otherwise specified in the prospectus supplement, Lehman Brothers Holdings Inc. will act as the sole sponsor or a co-sponsor of the trust fund. Any other entity which acts as sponsor or co-sponsor with Lehman Brothers Holdings Inc. will be described in the prospectus supplement.

Lehman Brothers Holdings Inc., a Delaware corporation (‘‘Lehman Holdings’’), together with its subsidiaries and affiliates, are collectively referred to in this ‘‘—The Sponsor’’ section as ‘‘Lehman Brothers.’’ Lehman Brothers, through predecessor entities, was founded in 1850. Its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A.

Lehman Brothers provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide. Lehman Brothers provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. It has global headquarters in New York, regional headquarters in London and Tokyo, and offices in additional locations in North America, Europe, the Middle East, Latin America and the Asia Pacific region. Lehman Brothers is a global market-maker in all major equity and fixed income products. To facilitate its market-making activities, Lehman Brothers is a member of all principal securities and commodities exchanges in the United States, as well as NASD, Inc., and it holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris, Milan and Australian stock exchanges.

Lehman Brothers operates in the three business segments described below in this ‘‘—General Character of the Sponsor’s Business’’ section, which include investment banking, capital markets and investment management.

Investment Banking.    The investment banking business segment of Lehman Brothers is made up of ‘‘advisory services’’ and ‘‘global finance’’ activities that serve Lehman Brothers’ corporate and government clients. The investment banking segment is organized into several global industry groups, which consist of communications, consumer/retailing, financial institutions, financial sponsors, healthcare, industrial, media, natural resources, power, real estate and technology, each of which include bankers with industry specific knowledge and expertise geared to meeting clients’ objectives. Specialized product groups within ‘‘advisory services’’ include mergers and acquisitions and restructuring. ‘‘Global finance’’ includes underwriting, private placements, leveraged finance and other activities associated with debt and equity products. Product groups are partnered with relationship managers in the global industry groups to provide comprehensive financial solutions for clients.

Capital Markets

General.    The capital markets business segment includes institutional customer-flow activities, prime brokerage, research, and secondary-trading and financing activities in fixed income and equity products. These products include a wide range of cash, derivative, secured financing and structured instruments and investments. Lehman Brothers is a global market-maker in numerous equity and fixed income products including U.S., European and Asian equities, government and agency securities, money market products, corporate high grade, high yield and emerging market securities, mortgage- and asset-backed securities, preferred stock, municipal securities, bank loans, foreign exchange, financing and derivative products. Lehman Brothers is one of the largest investment banks in terms of U.S. and pan-European listed equities trading volume, and Lehman Brothers maintains a major presence in over-the-counter U.S. stocks, major Asian large capitalization stocks, warrants, convertible debentures and preferred issues. In addition, the secured financing business manages Lehman Brothers’ equity and fixed income matched book activities, supplies secured financing to institutional clients and customers, and provides secured funding for Lehman Brothers’ inventory of equity and fixed income products. The capital markets segment also includes proprietary activities as well as investing in real estate and private equity.

Mortgage- and Asset-Backed Securities.    Lehman Brothers is an underwriter of and market-maker in residential and commercial mortgage-and asset-backed securities and is active in all areas of secured lending, structured finance and securitized products. Lehman Brothers underwrites and makes markets in the full range of U.S. agency-backed mortgage products, mortgage-backed securities, asset-backed securities and whole loan products. It is also active in the global market for residential and commercial mortgages (including multi-family financing) and leases. Lehman Brothers originates commercial and residential mortgage loans through Lehman Holdings and Lehman Brothers Bank, FSB, and other subsidiaries in the U.S., Europe and Asia. Lehman Brothers Bank, FSB offers traditional and online mortgage and banking services nationally to individuals as well as institutions and their customers. Lehman Brothers Bank, FSB is a major part of Lehman Brothers’ institutional mortgage business, providing an origination pipeline for mortgages and mortgage-backed securities.

Investment Management.    The investment management business segment consists of Lehman Brothers’ global ‘‘private investment management’’ and ‘‘asset management’’ businesses. Private investment management provides comprehensive investment, wealth advisory and capital markets execution services to high-net-worth individuals and businesses, leveraging all the resources of Lehman Brothers. Asset management provides proprietary asset management products across traditional and alternative asset classes, through a variety of distribution channels, to individuals and institutions. It includes both the Neuberger Berman and Lehman Brothers Asset Management brands as well as Lehman Brothers’ Private Equity business.

The Sponsor’s Securitization Program

Lehman Holdings, together with its affiliates, engages in mortgage- and asset-backed securitizations and other structured financing arrangements. Lehman Holdings has been engaged in the securitization of assets since 1987 and in the securitization of commercial mortgage loans since 1991.

Lehman Holdings and its affiliates, directly or through correspondents, also originate multifamily and commercial mortgage loans throughout the United States and abroad. Lehman Holdings and its affiliates have been engaged in the origination of commercial mortgage loans since 1994. The multifamily and commercial mortgage loans originated and securitized by Lehman Holdings and its affiliates include both fixed-rate loans and floating-rate loans and both conduit balance loans and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by Lehman Holdings and its affiliates have been originated, directly or through correspondents, by Lehman Holdings or an affiliate.

In addition, in the normal course of its securitization program, Lehman Holdings and its affiliates, including Lehman Bank, FSB, may also acquire multifamily and commercial mortgage assets from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by Lehman Holdings or any of its affiliates. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

Lehman Holdings and its affiliates may also originate mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents would perform the underwriting based on various criteria established or reviewed by Lehman Holdings, and Lehman Holdings or an affiliate would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In connection with its commercial mortgage securitization transactions, Lehman Holdings or an affiliate generally transfers the mortgage assets to the depositor, who then transfers such assets to the issuing entity for the related securitization. In return for the transfer of the mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

Lehman Holdings and its affiliates also work with rating agencies, mortgage loan sellers and servicers in structuring the securitization transaction. Lehman Holdings will generally act as sponsor, originator and mortgage loan seller in its commercial mortgage securitization transactions. With respect to certain of its commercial mortgage securitization transactions, there may be a co-sponsor and/or other mortgage loan sellers and originators. We will identify any co-sponsor in the related prospectus supplement. Neither Lehman Holdings nor any of its affiliates acts as servicer of the multifamily and commercial mortgage loans in its commercial mortgage securitizations. Instead, Lehman Holdings and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans on its behalf.

If and to the extent that we agree under the applicable Governing Document to deliver certain mortgage loan documents to the trustee or the applicable servicer or to effect certain filings of and/or certain recordations of mortgage loan documents or assignments thereof, Lehman Holdings. or, in some cases, an affiliate, will have a corresponding obligation to deliver those mortgage loan documents to the trustee or the applicable servicer and to effect such filings of and/or recordations of such mortgage loan documents or assignments, generally pursuant to a mortgage loan purchase agreement between us and one or more Lehman Holdings entities. See ‘‘Description of the Governing Documents—Assignment of Mortgage Assets.’’

If and to the extent that we make representations and warranties to the trustee regarding any one or more of the mortgage assets included in a commercial mortgage securitization, generally pursuant to the applicable Governing Document, Lehman Holdings or, in some cases, an affiliate will make corresponding representations and warranties to us regarding those mortgage assets, generally pursuant to a mortgage loan purchase agreement between us and Lehman Holdings and/or an affiliate thereof. See ‘‘Description of the Governing Documents—Representations and Warranties with Respect to Mortgage Assets.’’

If it is later determined that any mortgage asset contributed by Lehman Holdings or an affiliate thereof fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related prospectus supplement, and if we are required to repurchase such mortgage asset from the trustee, cure the subject breach, defect or omission or pay a loss of value amount with respect to the subject defect, breach or omission, then Lehman Holdings or such affiliate will generally have a corresponding obligation to repurchase such mortgage asset from us, cure the subject breach, defect or omission or pay a loss of value amount with respect to the subject defect, breach or omission, as the case may be.

Underwriting Standards.

General.    Set forth below is a discussion of certain general underwriting guidelines of Lehman Holdings with respect to multifamily and commercial mortgage loans originated by Lehman Holdings. In the case of a multifamily or commercial mortgage loan originated by Lehman Holdings through a correspondent, that correspondent generally collects certain relevant information for analysis by Lehman Holdings, and assists in the origination of the subject mortgage loan on documents approved by Lehman Holdings. The underwriting guidelines described below generally do not apply to multifamily and commercial mortgage loans acquired by Lehman Holdings or its affiliates from third-party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Underwriting Standards’’ section.

Loan Analysis.    Lehman Holdings credit underwriting is generally performed by Lehman Holdings risk-management employees. Lehman Holdings performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower includes a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. Generally, borrowers are required to be single-purpose entities, although exceptions are made, particularly with respect to mortgage loans that are in the amount of $15,000,000 or less. The collateral analysis includes an analysis, in each case to the extent available, of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. With respect to certain large balance mortgage loans or investment grade rated mortgage loans, historical cash flow verification may be performed by staff of a ‘‘big four’’ accounting firm and reviewed by Lehman Holdings’ underwriting staff. Depending on the type of real property collateral involved and other relevant circumstances, Lehman Holdings’ underwriting staff and/or legal counsel will review leases of significant tenants. Lehman Holdings also performs a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. Lehman Holdings generally requires third-party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Each report is reviewed for acceptability by a Lehman Holdings staff member and the staff member approves or rejects the report. The results of these reviews are incorporated into the underwriting report.

Loan Approval.    Prior to commitment, all multifamily and commercial mortgage loans to be originated by Lehman Holdings must be approved by one or more—depending on loan size—specified officers of Lehman Holdings. The officer or officers responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio.    The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, Lehman Holdings will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan. The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income derived or expected to be derived from the related real property collateral for a 12-month period that is available to pay debt service on the subject mortgage loan, to

•	the annualized payments of principal and/or interest on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Lehman Holdings may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Although frequently the debt service coverage ratio for multifamily and commercial mortgage loans originated by Lehman Holdings, calculated as described above, is not below 1.20x (subject to the discussion under ‘‘—Additional Debt’’ below), exceptions are made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, Lehman Holdings may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, amortization features of the subject mortgage loan, the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Lehman Holdings’ judgment of improved property performance in the future and/or other relevant factors.

We expect to provide in the related prospectus supplement debt service coverage ratios for most mortgage loans backing a series of offered certificates and a more detailed discussion of the calculation of net cash flow used in determining those debt service coverage ratios.

Loan-to-Value Ratio.    Lehman Holdings also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the mortgage loan and any other senior or pari passu loans that are secured by the related real property collateral, to

•	the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Although frequently the loan-to-value ratio for multifamily and commercial mortgage loans originated by Lehman Holdings, calculated as described above, is not above 80% (subject to the discussion under ‘‘—Additional Debt’’ below), exceptions are made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, Lehman Holdings may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, amortization features of the subject mortgage loan, the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Lehman Holdings’ judgment of improved property performance in the future and/or other relevant factors.

We expect to provide in the related prospectus supplement loan-to-value ratios for most mortgage loans backing a series of offered certificates and the property valuation used in determining those loan-to-value ratios.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Lehman Holdings will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Lehman Holdings or an affiliate will be the lender on that additional debt.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ and the loan-to-value ratios described above under ‘‘—Loan-to-Value Ratio’’ may be below 1.20x and above 80%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Lehman Holdings will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Lehman Holdings may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

Appraisals.    Lehman Holdings will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers. In addition, Lehman Holdings will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Lehman Holdings may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Lehman Holdings will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Lehman Holdings may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Lehman Holdings might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Lehman Holdings or the environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, Lehman Holdings may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.

Engineering Assessment.    In connection with the origination process, Lehman Holdings will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Lehman Holdings will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4, Lehman Holdings may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Lehman Holdings may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Lehman Holdings will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Lehman Holdings will analyze whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Lehman Holdings to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Lehman Holdings’ judgment constitute adequate security for the related mortgage loan; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements.    Based on its analysis of the real property collateral, the borrower and the principals of the borrower, Lehman Holdings may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. Lehman Holdings conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Lehman Holdings. Furthermore, Lehman Holdings may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a parent guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this ‘‘—The Sponsor—Underwriting Standards’’ section, we may purchase mortgage loans for inclusion in a trust fund which vary from, or do not comply with, Lehman Holding’s underwriting guidelines. In addition, in some cases, Lehman Holding’s and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case by case permitted exception based upon other compensating factors.

The Depositor

We are Structured Asset Securities Corporation II, the depositor with respect to each series of certificates offered by this prospectus. We were incorporated in the state of Delaware on October 25, 2002. We are a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc. Our principal executive offices are located at 745 Seventh Avenue, New York, New York 10019. Our telephone number is 212-526-7000. There can be no assurance that at any particular time we will have any significant assets.

We do not file with the SEC annual reports on Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section 13(a) or 15(d) of the Exchange Act.

We were organized, among other things, for the purposes of:

•	acquiring, holding, transferring and assigning mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

•	acquiring, holding, transferring and assigning mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

•	forming pools of mortgage loans and mortgage-backed securities; and

•	acting as depositor of one or more trusts formed to issue, sell and deliver bonds, certificates of interest or other evidences of indebtedness that are secured by a pledge or assignment of, or represent interests in, pools of mortgage loans and mortgage-backed securities; and

•	doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

Since our incorporation in 2002, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans. We generally acquire the commercial and multifamily mortgage loans from Lehman Holdings or another of our affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

After the issuance of a series of offered certificates, we may be required, to the extent specified in the related Governing Document, to perform certain actions on a continual basis, including but not limited to:

•	with respect to any mortgage loans contributed by Lehman Holdings or another of our affiliates, the delivery of mortgage loan documents and certain assignments thereof to the trustee and/or the master servicer, as described under ‘‘Description of the Governing Documents—Assignment of the Mortgage Assets;’’

•	with respect to any mortgage loans contributed by Lehman Holdings or another of our affiliates, upon the discovery of a material breach of any representation or warranty made by us, or a material defect or omission with respect to certain specified mortgage loan documents delivered by us, if that breach, defect or omission is material and adverse in accordance with a standard set forth in the related prospectus supplement, to effect a remedy for that breach or defect, which may include, at our option, making a partial loss of value payment to the trust, effecting a partial cure, repurchasing such mortgage loan out of the trust or substituting another qualifying mortgage loan, as further described in the related prospectus supplement;

•	to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or imposition of a tax upon the trust fund, and thereupon appoint a successor trustee;

•	to appoint a successor trustee in the event the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related Governing Document;

•	to provide the trustee, the master servicer or the special servicer with any reports, certifications and information, other than with respect to the mortgage loans, that it may reasonably require to comply with the terms of the related Governing Document;

•	to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related Governing Document; and

•	to terminate at any time the agency of any tax administrator and to appoint a successor tax administrator upon such termination or upon the resignation of the tax administrator.

Generally, however, it is expected that the functions and/or duties set out under this ‘‘—The Depositor’’ section will be performed by our agents or affiliates.

The Issuing Entity

The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related mortgage assets and in whose name those certificates will be issued. Each issuing entity will be a statutory trust or a common law trust organized at our direction under the laws of the State of New York or another jurisdiction specified in the related prospectus supplement. As described in the related prospectus supplement, the Governing Document for each series of offered certificates will set forth the permissible activities and restrictions on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets. Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust. However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus. Accordingly, the assets of one of our trusts may back one or more classes of certificates other than the related offered certificates. The trust assets for each series will be held by the related trustee for the benefit of the related certificateholders.

The Originators

Some or all of the mortgage loans included in one of our trusts may be originated by Lehman Brothers Holdings Inc. or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans backing a series of offered certificates. Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions. See ‘‘—The Sponsor’’ above. We will identify in the related prospectus supplement for each series of offered certificates any originator or group of affiliated originators—apart from a sponsor and/or its affiliates—that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

DESCRIPTION OF THE GOVERNING DOCUMENTS

General

The ‘‘Governing Document’’ for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, sub-servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under ‘‘Transaction Participants—The Depositor.’’

Assignment of Mortgage Assets

At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage assets and any other assets to be included in the related trust fund. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

•	in the case of a mortgage loan—

1.	the address of the related real property,

2.	the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

3.	the remaining term to maturity,

4.	if the mortgage loan is a balloon loan, the remaining amortization term, and

5.	the outstanding principal balance; and

•	in the case of a mortgage-backed security—

1.	the outstanding principal balance, and

2.	the pass-through rate or coupon rate.

Representations and Warranties with Respect to Mortgage Assets

If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

•	the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

•	the warranting party’s title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

•	in the case of a mortgage loan—

1.	the enforceability of the related mortgage note and mortgage,

2.	the existence of title insurance insuring the lien priority of the related mortgage, and

3.	the payment status of the mortgage loan.

We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement. In most cases, the warranting party will be a prior holder of the particular mortgage assets. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

Collection and Other Servicing Procedures with Respect to Mortgage Loans

The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

•	maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

•	ensuring that the related properties are properly insured;

•	attempting to collect delinquent payments;

•	supervising foreclosures;

•	negotiating modifications;

•	responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

•	protecting the interests of certificateholders with respect to senior lienholders;

•	conducting inspections of the related real properties on a periodic or other basis;

•	collecting and evaluating financial statements for the related real properties;

•	managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

•	maintaining servicing records relating to mortgage loans in the trust.

We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

•	mortgage loans that are delinquent with respect to a specified number of scheduled payments;

•	mortgage loans as to which there is a material non-monetary default;

•	mortgage loans as to which the related borrower has—

1.	entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

2.	become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

•	real properties acquired as part of the trust with respect to defaulted mortgage loans.

The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer’s continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

A borrower’s failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can—

•	make the initial determination of appropriate action,

•	evaluate the success of corrective action,

•	develop additional initiatives,

•	institute foreclosure proceedings and actually foreclose, or

•	accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See ‘‘Legal Aspects of Mortgage Loans—Bankruptcy Laws.’’

A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as—

•	performing property inspections and collecting, and

•	evaluating financial statements.

A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as—

•	continuing to receive payments on the mortgage loan,

•	making calculations with respect to the mortgage loan, and

•	making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See ‘‘Description of Credit Support’’ in this prospectus.

Servicing Mortgage Loans That Are Part of a Loan Combination

One or more of the mortgage loans that are included in any of our trusts may be part of a loan combination as described under ‘‘The Trust Fund—Mortgage Loans—Loan Combinations.’’ With respect to any of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our trust, in which case the servicers under that Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination. With respect to one or more other mortgage loans in any of our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans. In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in one of our trusts. See ‘‘Risk Factors—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.’’

Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers and sub-servicers. In addition, an originator or a seller of a mortgage loan may act as sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A sub-servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related servicing functions (other than special servicing functions), with related collections and reports being forwarded by the sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.

Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer’s or special servicer’s compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

We will identify in the related prospectus supplement any sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

Collection of Payments on Mortgage-Backed Securities

Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then—

•	that mortgage-backed security will be registered in the name of the related trustee or its designee;

•	the related trustee will receive payments on that mortgage-backed security; and

•	subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

Advances

As and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to the mortgage loans included in the subject securitization to cover—

•	delinquent payments of principal and/or interest, other than balloon payments,

•	property protection expenses,

•	other servicing expenses, or

•	any other items specified in the related prospectus supplement.

If there are any limitations with respect to a party’s advancing obligations, we will discuss those limitations in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of—

•	subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

•	any other specific sources identified in the related prospectus supplement.

If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances—

•	periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

•	at any other times and from any sources as we may describe in the related prospectus supplement.

If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us

Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon—

•	the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

•	a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be. The appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given. If the duties of the master servicer or the special servicer are transferred to a successor thereto, the master servicing fee and the special servicing fee and, except as otherwise described in the related prospectus supplement, any workout fee and/or any liquidation fee, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will be payable to such successor. The Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with such resignation and the resulting transfer of servicing.

With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. However, subject to any exceptions disclosed in the related prospectus supplement, neither we nor any of those other parties to the related Governing Document will be protected against any liability that would otherwise be imposed by reason of—

•	willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

•	reckless disregard of those obligations and duties.

Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. However, subject to any exceptions disclosed in the related prospectus supplement, the indemnification will not extend to any such loss, liability or expense:

•	specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

•	incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

•	incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

•	the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

•	either—

1.	that party is specifically required to bear the expense of the action, or

2.	the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

With limited exception, any person or entity—

•	into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

•	resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

•	succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

Compensation arrangements for a master servicer, special servicer or manager for one of our trusts may vary from securitization transaction to securitization transaction. The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

Events of Default

We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document for each series of offered certificates will provide that if the defaulting party is terminated as a result of any such event of default, and if a non-defaulting party to that Governing Document incurs any costs or expenses in connection with the termination of the defaulting party and the transfer of the defaulting party’s duties under that Government Document, then those costs and expenses of such non-defaulting party must be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, such non-defaulting party will be entitled to indemnification for those costs and expenses from the related trust fund, although the defaulting party will not thereby be relieved of its liability for those costs and expenses.

Amendment

The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

1.	to cure any ambiguity;

2.	to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

3.	to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

4.	to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

5.	to relax or eliminate any requirement under the Governing Document imposed by the Securities Act, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

6.	to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

7.	to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC;

8.	to further clarify or amend any provision of the Governing Document to reflect the new agreement between the parties regarding SEC reporting and filing obligations and related matters; or

9.	to otherwise modify or delete existing provisions of the Governing Document.

However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a ‘‘qualifying special purpose entity’’ under FASB 140, then no such amendment may significantly change the activities of the related trust.

In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to—

•	reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

•	adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

•	if the related trust is intended to be a ‘‘qualifying special purpose entity’’ under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered and/or non-offered certificates of that series representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

•	modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

•	modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

List of Certificateholders

Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

Eligibility Requirements for the Trustee

The trustee for each series of offered certificates will be named in the related prospectus supplement.

The trustee for a series of offered certificates is at all times required to be a bank, banking association, banking corporation or trust company organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times—

•	be authorized under those laws to exercise trust powers;

•	with limited exception, have a combined capital and surplus of at least $50,000,000; and

•	be subject to supervision or examination by a federal or state banking authority.

If the bank, banking association, banking corporation or trust company in question publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that bank, banking association, banking corporation or trust company will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

The bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

Duties of the Trustee

If no event of default has occurred and is continuing under the related Governing Document, the trustee for a series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

The trustee for a series of offered certificates will not—

•	make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

•	be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. However, the trustee will remain responsible for the acts and omissions of any such agent or attorney acting within the scope of its employment to the same extent as it is responsible for its own acts and omissions under the related Governing Document.

In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will then be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly. In any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, all rights, powers, duties and obligations conferred or imposed upon the trustee will then be conferred or imposed singly upon the separate trustee, which or co-trustee will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

Rights, Protections, Indemnities and Immunities of the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid out of the related trust assets.

The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee’s acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the related Governing Document. Furthermore, no trustee for any series of offered certificates will be liable for an error in judgment, unless the trustee was negligent in ascertaining the pertinent facts.

The trustee for a series of offered certificates may rely upon and will be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In addition, the trustee for a series of offered certificates may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the related Governing Document in good faith and in accordance therewith.

No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related Governing Document, or to make any investigation of matters arising under that Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document, at the request, order or direction of any of the certificateholders of that series, pursuant to the provisions of that Governing Document, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, tax administrator and custodian for that trust.

Resignation and Removal of the Trustee

The trustee for any series of offered certificates may resign at any time by giving written notice thereof to, among others, us. Upon receiving that notice, we will be obligated to appoint a successor to a resigning trustee. If no successor trustee has been appointed and has accepted appointment within 30 days after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

In general, if, among other things—

•	the trustee ceases to be eligible to act in that capacity under the related Governing Document and fails to resign after we make a written request for the trustee to resign, or

•	the trustee becomes incapable of acting in that capacity under the related Governing Document, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

•	the trustee fails (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations or as a result of other circumstances beyond the trustee’s reasonable control) to timely deliver or otherwise make available in accordance with the Governing Document certain reports or statements required under the Governing Document and such failure continues unremedied for a period set forth in the Governing Document after receipt of written notice by the trustee of such failure, or

•	if a tax is imposed or threatened with respect to the trust fund by any state in which the trustee is located or in which it holds any portion of the trust fund,

then we may remove the trustee and appoint a successor trustee acceptable to us and the master servicer by written instrument, in duplicate, which instrument must be delivered to the trustee so removed and to the successor trustee.

In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing not less than 51%—or any other percentage specified in the related prospectus supplement—of the voting rights for that series may at any time remove the trustee and appoint a successor trustee by written instrument(s), signed by such holders or their attorneys-in-fact, delivered to the master servicer, the trustee so removed and the successor trustee so appointed.

In the event that the trustee for any series of offered certificates is terminated or removed, all of its rights and obligations under the related Governing Document and in and to the related trust assets will be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the outgoing trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee for any series of offered certificates all documents related to the mortgage assets held by it or its agent and statements held by it under the Governing Document.

The Governing Document will also generally provide that if a trustee thereunder resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of that trustee to a successor trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor trustee to the successor trustee, are to be paid: (a) by the predecessor trustee, if such predecessor trustee has resigned or been removed with cause, including by us as described in the third preceding paragraph; (b) by the certificateholders that effected the removal, if the predecessor trustee has been removed without cause by certificateholders of the subject series as described in the second preceding paragraph; and (c) out of the related trust assets, if such costs and expenses are not paid by the predecessor trustee or the subject certificateholders, as contemplated by the immediately preceding clauses (a) and (b), within a specified period after they are incurred (except that such predecessor trustee or such subject certificateholders, as applicable, will remain liable to the related trust for those costs and expenses).

DESCRIPTION OF THE CERTIFICATES

General

Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust created at our direction. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

A series of certificates consists of all those certificates that—

•	have the same series designation;

•	were issued under the same Governing Document; and

•	represent beneficial ownership interests in the same trust.

A class of certificates consists of all those certificates of a particular series that—

•	have the same class designation; and

•	have the same payment terms.

The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

•	a stated principal amount, which will be represented by its principal balance, if any;

•	interest on a principal balance or notional amount, at a fixed, floating adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specifed events as described in the related prospectus supplement;

•	specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

•	payments of principal, with disproportionate, nominal or no payments of interest;

•	payments of interest, with disproportionate, nominal or no payments of principal;

•	payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

•	payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

•	payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

•	payments of principal to be made, from time to time or for designated periods, at a rate that is—

1.	faster and, in some cases, substantially faster, or

2.	slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

•	payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

•	payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

•	payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

•	payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

•	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or other specified items or amounts received on the related mortgage assets.

Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage assets.

Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking Luxembourg or the Euroclear System, for so long as they are participants in DTC.

Investor Requirements and Transfer Restrictions

A Governing Document may impose minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the subject offered certificates and/or restrictions on ownership or transfer of the subject offered certificates. If so, we will discuss any such standards, restrictions and/or requirements in the related prospectus supplement if and to the extent that we do not already do so in this prospectus.

Payments on the Certificates

General.    Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments and other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify:

•	the frequency of distributions on, and the periodic distribution date for, that series;

•	the relevant collection period, which may vary from mortgage asset to mortgage asset, for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular distribution date; and

•	the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either—

•	by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date or, in most cases, a specified number of days—generally not more than five—prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

•	by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

•	the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

•	any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets or the failure to make any required payment on any class of certificates of the subject series, such as a change in distribution priority among classes;

•	any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

•	how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

•	an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets—such as to reserve accounts, cash collateral accounts or expenses—and the purpose and operation of those requirements.

Payments of Interest.    In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class. However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related mortgage assets or on one or more particular related mortgage assets.

The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

•	a specified fixed rate;

•	a rate based on the interest rate for a particular related mortgage asset;

•	a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or by a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

•	a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or other similar index rate, as determined from time to time as set forth in the related prospectus supplement;

•	a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

•	a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

•	a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

•	a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

•	the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

•	a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods.

We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

Interest may accrue with respect to any offered certificate on the basis of:

•	a 360-day year consisting of 12 30-day months,

•	the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

•	the actual number of days elapsed during each relevant period in a normal calendar year, or

•	any other method identified in the related prospectus supplement.

We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

•	based on the principal balances of some or all of the related mortgage assets; or

•	equal to the total principal balances of one or more other classes of certificates of the same series.

Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

Payments of Principal.    An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

The total outstanding principal balance of any class of offered certificates will be reduced by—

•	payments of principal actually made to the holders of that class, and

•	if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. If applicable, we will express, as a percentage, in the related prospectus supplement, the extent to which the initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the releated trust.

The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the related mortgage assets. Payments of principal on a series of offered certificates may also be made from the following sources:

•	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

•	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

•	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

•	any other amounts described in the related prospectus supplement.

We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date, including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar triggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds in response to the events or triggers described in the preceding sentence.

The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date. However, if the offered certificates of any particular class or series are not paid in full by a specified date, then, as and to the extent described in the related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related mortgage assets to retire that class or series.

Allocation of Losses and Shortfalls

If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

•	by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

•	by establishing a priority of payments among those classes.

Different types of losses and shortfalls, or losses and/or shortfalls with respect to different mortgage assets, may be allocated differently among the various classes of certificates of the related series.

See ‘‘Description of Credit Support.’’

Incorporation of Certain Documents by Reference; Reports Filed with the SEC

All documents filed for the trust relating to a series of offered certificates after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, are incorporated by reference into this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus—or in the related prospectus supplement—or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include but are not limited to:

•	Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

•	Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•	Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

We do not intend, and no other transaction party will be required, to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to any of our trusts following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each of our trusts will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under the trust’s specific number, which will be a series number assigned to the file number for our registration statement as shown under ‘‘Available Information.’’

We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. If this is the case, we will identify in the applicable prospectus supplement the address of that website. If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom this prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in this prospectus but not delivered with this prospectus. Unless we state otherwise in the related prospectus supplement, requests for this information should be directed to the corporate trust office of the trustee specified in the related prospectus supplement.

Reports to Certificateholders

On or about each distribution date, the related master servicer, manager or trustee will forward, upon request, or otherwise make available, to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding—

•	the payments made on that distribution date with respect to the applicable class of offered certificates, and

•	the recent performance of the mortgage assets.

Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for—

•	that calendar year, or

•	the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that Governing Document.

Voting Rights

Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except—

•	with respect to those amendments to the Governing Documents described under ‘‘Description of the Governing Documents—Amendment,’’ or

•	as otherwise specified in this prospectus or in the related prospectus supplement.

As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

Termination and Redemption

The trust for each series of offered certificates will terminate and cease to exist following:

•	the final payment or other liquidation of the last mortgage asset in that trust; and

•	the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii) to the trustee, the fiscal agent, the master servicer, the special servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.

Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC) of a given series of certificates, acting together, may exchange all of those certificates for all of the mortgage loans, foreclosure properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates, thereby effecting the early termination of the related trust. Upon receipt by the related trustee of all amounts due and owing in connection with such exchange, the trustee will transfer or cause to be transferred to a designee of all the remaining certficateholders all of the remaining mortgage assets.

In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool—or, in the case of a master trust, of the particular series in which the class was issued—is still outstanding, will include the word ‘‘callable.’’

Book-Entry Registration

General.    Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg, for so long as they are participants in DTC.

DTC, Euroclear and Clearstream.    DTC is:

•	a limited-purpose trust company organized under the New York Banking Law,

•	a ‘‘banking corporation’’ within the meaning of the New York Banking Law,

•	a member of the Federal Reserve System,

•	a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, and

•	a ‘‘clearing agency’’ registered under the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in a variety of currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this ‘‘—Book-Entry Registration’’ section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECSPLC. ECSPLC establishes policy for the Euroclear system on behalf of more than 120 member organizations of Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

Holding and Transferring Book-Entry Certificates.    Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC’s records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC’s rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC’s rules.

Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC’s rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payments on the book-entry certificates will be made to DTC. DTC’s practice is to credit DTC participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be—

•	governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

•	the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

Under a book-entry system, beneficial owners may receive payments after the related distribution date.

The only ‘‘certificateholder’’ of book-entry certificates will be DTC or its nominee. Parties to the applicable governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as ‘‘certificateholders.’’ The beneficial owners of book-entry certificates will be permitted to exercise the rights of ‘‘certificateholders’’ only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a ‘‘certificateholder’’ only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

Issuance of Definitive Certificates.    Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

•	we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

•	we notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, in the event applicable law and/or DTC’s procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on your offered certificates will depend on—

•	the price you paid for your offered certificates,

•	the pass-through rate on your offered certificates,

•	the amount and timing of payments on your offered certificates.

The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

Pass-Through Rate

A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

Payment Delays

There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

Yield and Prepayment Considerations

The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

•	the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

•	the dates on which any balloon payments are due; and

•	the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon—

•	whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

•	when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either—

•	be based on the principal balances of some or all of the mortgage assets in the related trust, or

•	equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which—

•	payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

•	payments are made in reduction of the total principal balance, or a designated portion of the total principal balance, of any class of certificates referred to in the second bullet point of the prior sentence.

The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

•	the availability of mortgage credit;

•	the relative economic vitality of the area in which the related real properties are located;

•	the quality of management of the related real properties;

•	the servicing of the mortgage loans;

•	possible changes in tax laws; and

•	other opportunities for investment.

In general, those factors that increase—

•	the attractiveness of selling or refinancing a commercial or multifamily property, or

•	the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as—

•	prepayment lock-out periods, and

•	requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower’s voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

•	to convert to a fixed rate loan and thereby lock in that rate, or

•	to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to—

•	realize its equity in the property,

•	meet cash flow needs or

•	make other investments.

Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to—

•	the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

•	the relative importance of those factors,

•	the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

•	the overall rate of prepayment on those mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of—

•	scheduled amortization, or

•	prepayments, including—

1.	voluntary prepayments by borrowers, and

2.	involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth—

•	the projected weighted average life of each class of those offered certificates with principal balances, and

•	the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

Prepayment Models

Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either—

•	to refinance the loan, or

•	to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by—

•	the bankruptcy of the borrower, or

•	adverse economic conditions in the market where the related real property is located.

In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

Negative Amortization.    The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

•	limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

•	provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

•	provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

Foreclosures and Payment Plans.    The weighted average life of and yield on your offered certificates will be affected by—

•	the number of foreclosures with respect to the underlying mortgage loans; and

•	the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

Losses and Shortfalls on the Mortgage Assets.    The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

•	a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

•	the establishment of a priority of payments among classes of certificates.

If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

Additional Certificate Amortization.    If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

•	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

•	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

•	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

•	any other amounts described in the related prospectus supplement.

The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

•	overcollateralization and/or excess cash flow;

•	the subordination of one or more other classes of certificates of the same series;

•	the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

•	the establishment of one or more reserve funds; or

•	any combination of the foregoing.

If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

•	the nature and amount of coverage under that credit support;

•	any conditions to payment not otherwise described in this prospectus;

•	any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

•	the material provisions relating to that credit support.

Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

Subordinate Certificates

If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

Overcollateralization and Excess Cash Flow

If and to the extent described in the related prospectus supplement, the mortgage assets underlying any series of offered certificates may generate cashflows for the benefit of the related trust that, in the absence of default, will be in excess of the amount needed to make all required payments with respect to the offered and non-offered certificates of that series. This may be as a result of excess spread or because the mortgage assets have a greater total principal balance than the total principal balance of the certificates of the subject series. As and to the extent described in the related prospectus supplement, the additional cashflow may be available to cover losses or other shortfalls on one or more classes of related offered certificates and/or to amortize one or more classes of related offered certificates.

Letters of Credit

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

Insurance Policies, Surety Bonds and Guarantees

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies, surety bonds or guarantees provided by one or more insurance companies, sureties or other credit support providers. These instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

Alternatively, the mortgage assets, or one or more particular mortgage assets, included in any trust established by us may be covered for some default and/or loss risks by insurance policies, surety bonds or guarantees. If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

Reserve Funds

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

Credit Support with Respect to MBS

If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

LEGAL ASPECTS OF MORTGAGE LOANS

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See ‘‘The Trust Fund—Mortgage Loans.’’

If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

General

Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as ‘‘mortgages.’’ A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on—

•	the terms of the mortgage,

•	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

•	the knowledge of the parties to the mortgage, and

•	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage—

•	a mortgagor, who is the owner of the encumbered interest in the real property, and

•	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are—

•	the trustor, who is the equivalent of a mortgagor,

•	the trustee to whom the real property is conveyed, and

•	the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

•	the express provisions of the related instrument,

•	the law of the state in which the real property is located,

•	various federal laws, and

•	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

•	without a hearing or the lender’s consent, or

•	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See ‘‘—Bankruptcy Laws’’ below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.    The two primary methods of foreclosing a mortgage are—

•	judicial foreclosure, involving court proceedings, and

•	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon—

•	all parties having a subordinate interest of record in the real property, and

•	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

•	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

•	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;

•	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

•	limit the right of the lender to foreclose in the case of a nonmonetary default, such as—

1.	a failure to adequately maintain the mortgaged property, or

2.	an impermissible further encumbrance of the mortgaged property.

Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have—

•	upheld the reasonableness of the notice provisions, or

•	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale.    In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

•	a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

•	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must—

•	record a notice of default and notice of sale, and

•	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale because of—

•	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

•	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower’s right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender’s investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are—

•	to enable the lender to realize upon its security, and

•	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

One Action and Security First Rules.    Some states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term ‘‘judicial action’’ broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such ‘‘one action’’ and/or ‘‘security first’’ rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with ‘‘one action’’ rules might be precluded because of a prior first action, even if such first action occurred in a state without ‘‘one action’’ rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a ‘‘one action’’ or ‘‘security first’’ jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

Anti-Deficiency Legislation.    Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will generally be limited to the underlying real property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the ‘‘power of sale’’ under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

Leasehold Considerations.    Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

•	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

•	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

•	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

Cooperative Shares.    Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

Under the laws applicable in many states, ‘‘foreclosure’’ on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Bankruptcy Laws

Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things—

•	reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

•	reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

•	extend or shorten the term to maturity of the loan;

•	permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

•	permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender’s ability to enforce the borrower’s assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

A borrower’s ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

•	past due rent,

•	accelerated rent,

•	damages, or

•	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

•	assume the lease and either retain it or assign it to a third party, or

•	reject the lease.

If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor’s damages for lease rejection to:

•	the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

•	unpaid rent to the earlier of the surrender of the property or the lessee’s bankruptcy filing.

Environmental Considerations

General.    A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws.    Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

CERCLA.    The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past ‘‘owners’’ and ‘‘operators’’ of contaminated real property for the costs of clean-up. A secured lender may be liable as an ‘‘owner’’ or ‘‘operator’’ of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of ‘‘owner’’ or ‘‘operator,’’ however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called ‘‘secured creditor exemption.’’

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the ‘‘Lender Liability Act’’) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that ‘‘merely having the capacity to influence, or unexercised right to control’’ operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if—

•	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or

•	assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (‘‘RCRA’’), which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an ‘‘owner’’ or ‘‘operator’’ so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

Other Federal and State Laws.    Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may—

•	impose liability for releases of or exposure to asbestos-containing materials, and

•	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.    The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

Due-on-Sale and Due-on-Encumbrance Provisions

Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Junior Liens; Rights of Holders of Senior Liens

Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

•	first, to the payment of court costs and fees in connection with the foreclosure;

•	second, to real estate taxes;

•	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

•	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

Subordinate Financing

Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

•	the borrower may have difficulty servicing and repaying multiple loans;

•	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

•	acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

•	if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

•	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (‘‘Title V’’) provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent ‘‘readily achievable.’’ In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The ‘‘readily achievable’’ standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the ‘‘readily achievable’’ standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

Forfeitures in Drug, RICO and Money Laundering Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money-laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the ‘‘USA Patriot Act’’) and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties ‘‘known to have an alleged interest in the property,’’ including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that—

•	its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

•	the lender was, at the time of execution of the mortgage, ‘‘reasonably without cause to believe that the property was subject to forfeiture.’’

However, there is no assurance that such defense will be successful.

FEDERAL INCOME TAX CONSEQUENCES

General

This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

•	banks,

•	insurance companies,

•	foreign investors.

•	tax exempt investors,

•	holders whose ‘‘functional currency’’ is not the United States dollar,

•	United States expatriates, and

•	holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is—

•	given with respect to events that have occurred at the time the advice is rendered, and

•	is directly relevant to the determination of an entry on a tax return.

Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See ‘‘State and Other Tax Consequences.’’

The following discussion addresses securities of two general types:

•	REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Internal Revenue Code; and

•	grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See ‘‘The Trust Fund—Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection.’’

The following discussion is based in part on the rules governing original issue discount in sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in sections 860A-860G of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

General.    With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

•	the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

•	those offered certificates will represent—

1.	regular interests in the REMIC, or

2.	residual interests in the REMIC.

Any and all offered certificates representing interests in a REMIC will be either—

•	REMIC regular certificates, representing regular interests in the REMIC, or

•	REMIC residual certificates, representing residual interests in the REMIC.

If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust’s income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

Characterization of Investments in REMIC Certificates.    Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as—

•	‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

•	‘‘loans secured by an interest in real property’’ or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under section 7701(a)(19)(C) of the Internal Revenue Code. If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be ‘‘qualified mortgages’’ within the meaning of section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC.

Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

The related tax administrator will determine the percentage of the REMIC’s assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans—

•	collections on mortgage loans held pending payment on the related offered certificates, and

•	any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Accordingly:

•	a portion of that certificate may not represent ownership of ‘‘loans secured by an interest in real property’’ or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

•	a portion of that certificate may not represent ownership of ‘‘real estate assets’’ under section 856(c)(5)(B) of the Internal Revenue Code; and

•	the interest on that certificate may not constitute ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

Tiered REMIC Structures.    For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

•	whether the related REMIC certificates will be ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code,

•	whether the related REMIC certificates will be ‘‘loans secured by an interest in real property’’ under section 7701(a)(19)(C) of the Internal Revenue Code, and

•	whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Internal Revenue Code.

Taxation of Owners of REMIC Regular Certificates.

General.    Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

Original Issue Discount.    Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

•	a single fixed rate,

•	a ‘‘qualified floating rate,’’

•	an ‘‘objective rate,’’

•	a combination of a single fixed rate and one or more ‘‘qualified floating rates,’’

•	a combination of a single fixed rate and one ‘‘qualified inverse floating rate,’’ or

•	a combination of ‘‘qualified floating rates’’ that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

•	the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

•	a fraction—

1.	the numerator of which is the amount of the payment, and

2.	the denominator of which is the stated redemption price at maturity of the certificate.

Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called ‘‘teaser’’ interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

•	the total amount of the de minimis original issue discount, and

•	a fraction—

1.	the numerator of which is the amount of the principal payment, and

2.	the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ below for a description of that election under the applicable Treasury regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this ‘‘—Original Issue Discount’’ subsection.

As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

•	the sum of:

1.	the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

2.	the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

•	the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is:

•	the issue price of the certificate, increased by

•	the total amount of original issue discount previously accrued on the certificate, reduced by

•	the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

•	assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

•	using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

•	taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

•	the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

•	the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See ‘‘Risk Factors—The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable.’’

The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

The Treasury Department proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal Register.

The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the Treasury Department and the IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (‘‘REMIC IOs’’), high-yield REMIC regular interests, and apparent negative-yield instruments. The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Market Discount.    You will be considered to have purchased a REMIC regular certificate at a market discount if—

•	in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

•	in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium’’ below.

Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

•	on the basis of a constant yield method,

•	in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

•	in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

Premium.    A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under section 171 of the Internal Revenue Code to amortize the premium over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See ‘‘—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Internal Revenue Code.

Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on—

•	the purchase price paid for your offered certificate, and

•	the payments remaining to be made on your offered certificate at the time of its acquisition by you.

If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

Realized Losses.    Under section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that—

•	you will not be entitled to deduct a loss under section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

•	the loss will be characterized as a short-term capital loss.

You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

General.    Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under ‘‘—REMICs—Prohibited Transactions Tax and Other Taxes’’ below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a ‘‘30 days per month/90 days per quarter/360 days per year’’ convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders’ gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in ‘‘—REMICs—Taxation of Owners of REMIC Residual Certificates—Taxable Income of the REMIC.’’ Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC’s termination. Income derived from the REMIC residual certificates will be ‘‘portfolio income’’ for the purposes of the limitations under section 469 of the Internal Revenue Code on the deductibility of ‘‘passive losses.’’

A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of ‘‘inducement fees’’ received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have—

•	other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

•	unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

•	excess inclusions,

•	residual interests without significant value, and

•	noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See ‘‘Risk Factors—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences.’’

Taxable Income of the REMIC.    The taxable income of a REMIC will equal:

•	the income from the mortgage loans and other assets of the REMIC; plus

•	any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items—

1.	the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

2.	amortization of any premium on the mortgage loans held by the REMIC,

3.	bad debt losses with respect to the mortgage loans held by the REMIC, and

4.	except as described below in this ‘‘—Taxable Income of the REMIC’’ subsection, servicing, administrative and other expenses.

For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.’’ The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates’’ above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC’s basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.’’ However, the de minimis rule described in that section will not apply in determining deductions.

If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.’’

As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ‘‘—REMICs—Prohibited Transactions Tax and Other Taxes’’ below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of section 67 of the Internal Revenue Code. See ‘‘—REMICs—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions’’ below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.    The adjusted basis of a REMIC residual certificate will be equal to:

•	the amount paid for that REMIC residual certificate,

•	increased by amounts included in the income of the holder of that REMIC residual certificate, and

•	decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder’s adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

A holder’s basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder’s allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC’s taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

•	through distributions,

•	through the deduction of any net losses of the REMIC, or

•	upon the sale of its REMIC residual certificate.

See ‘‘—REMICs—Sales of REMIC Certificates’’ below.

For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see ‘‘—REMICs—Taxation of Owners of REMIC Residual Certificates—General’’ above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

Excess Inclusions.    Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

•	the daily portions of REMIC taxable income allocable to that certificate, over

•	the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

•	the issue price of the certificate, increased by

•	the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

•	any payments made with respect to the certificate before the beginning of that quarter.

The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

For holders of REMIC residual certificates, excess inclusions:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

•	will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

•	will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, ‘‘—REMICs—Foreign Investors in REMIC Certificates’’ below.

Furthermore, for purposes of the alternative minimum tax:

•	excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

•	alternative minimum taxable income may not be less than the taxpayer’s excess inclusions.

This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

•	regulated investment companies,

•	common trusts, and

•	some cooperatives.

The Treasury regulations, however, currently do not address this subject.

Noneconomic REMIC Residual Certificates.    Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if ‘‘a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.’’ If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

•	the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

•	the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

•	from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

•	from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

•	from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future.

Final Treasury regulations issued on July 18, 2002 (the ‘‘Safe Harbor Regulations’’), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a ‘‘foreign branch’’) of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an ‘‘asset test’’ or a ‘‘formula test’’ provided under the REMIC Regulations. A transfer to an ‘‘eligible corporation,’’ generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The ‘‘formula test’’ makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

•	the present value of any consideration given to the transferee to acquire the interest,

•	the present value of the expected future distributions on the interest, and

•	the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

Prospective investors are encouraged consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

See ‘‘—REMICs—Foreign Investors in REMIC Certificates’’ below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

Mark-to-Market Rules.    Regulations under section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons.    Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents.

Pass-Through of Miscellaneous Itemized Deductions.    Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

then—

•	an amount equal to this individual’s, estate’s or trust’s share of these fees and expenses will be added to the gross income of this holder, and

•	the individual’s, estate’s or trust’s share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer’s adjusted gross income.

In addition, section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

•	3% of the excess, if any, of such taxpayer's adjusted gross income, or

•	80% of the amount of itemized deductions otherwise allowable for such tax year.

Under current law, the applicable reduction will be two-thirds of the above amount for taxable years beginning in 2006 and 2007, and one-third of the above amount for taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the reduction of itemized deductions is repealed. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is—

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder’s gross income.

The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

Sales of REMIC Certificates.    If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

•	the cost of the certificate to that certificateholder, increased by

•	income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

•	payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

The adjusted basis of a REMIC residual certificate will be determined as described above under ‘‘—REMICs—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.’’ Except as described below in this ‘‘—Sales of REMIC Certificates’’ subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Internal Revenue Code, which is generally property held for investment.

In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

•	the amount that would have been includible in the seller’s income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

•	the amount of ordinary income actually includible in the seller’s income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ and ‘‘—Premium.’’

REMIC certificates will be ‘‘evidences of indebtedness’’ within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a ‘‘conversion transaction’’ within the meaning of section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the ‘‘wash sale’’ rules of section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

•	reacquires that same REMIC residual certificate,

•	acquires any other residual interest in a REMIC, or

•	acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder’s adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes.    The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

•	the disposition of a non-defaulted mortgage loan,

•	the receipt of income from a source other than a mortgage loan or other permitted investments,

•	the receipt of compensation for services, or

•	the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a ‘‘permitted investment’’ under section 860G(a)(5) of the Internal Revenue Code.

Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that—

•	the person has sufficient assets to do so, and

•	the tax arises out of a breach of that person’s obligations under select provisions of the related Governing Document.

Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations.    If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

•	the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

•	the highest marginal federal income tax rate applicable to corporations.

The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

•	events that have occurred up to the time of the transfer,

•	the prepayment assumption, and

•	any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

•	the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

•	as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

•	the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

•	the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

•	the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

•	a statement under penalties of perjury that the record holder is not a Disqualified Organization.

If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

•	the residual interests in the entity are not held by Disqualified Organizations, and

•	the information necessary for the application of the tax described in this prospectus will be made available.

We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

Termination.    A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder’s adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

Reporting and Other Administrative Matters.    Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC’s—

•	income,

•	deductions,

•	gains,

•	losses, and

•	classification as a REMIC.

Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC’s tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC’s tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC’s tax return, or the adjustments resulting from that audit, could result in an audit of a holder’s return.

No REMIC will be registered as a tax shelter under section 6111 of the Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are—

•	corporations,

•	trusts,

•	securities dealers, and

•	various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

•	30 days after the end of the quarter for which the information was requested, or

•	two weeks after the receipt of the request.

Reporting with respect to REMIC residual certificates, including—

•	income,

•	excess inclusions,

•	investment expenses, and

•	relevant information regarding qualification of the REMIC’s assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount.’’

Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

Backup Withholding with Respect to REMIC Certificates.    Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

•	fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

•	otherwise fail to establish an exemption from this tax.

Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates.    Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is—

•	a foreign person, and

•	not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

For these purposes, a foreign person is anyone other than a U.S. Person.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either—

•	owns 10% or more of one or more underlying mortgagors, or

•	if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

•	foreign persons, or

•	U.S. Persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are U.S. Persons and the partnership agreement prohibits transfers of partnership interests to non-U.S. Persons.

Grantor Trusts

Classification of Grantor Trusts.    With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing

Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

A grantor trust certificate may be classified as either of the following types of certificate:

•	a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

•	a grantor trust strip certificate representing ownership of all or a portion of the difference between—

1.	interest paid on the mortgage loans constituting the related grantor trust, minus

2.	the sum of:

•	normal administration fees, and

•	interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates.    Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

•	‘‘loans . . . secured by an interest in real property’’ within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

•	‘‘obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property’’ within the meaning of section 860G(a)(3) of the Internal Revenue Code; and

•	‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered ‘‘interest on obligations secured by mortgages on real property or on interests in real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

Grantor Trust Strip Certificates.    Even if grantor trust strip certificates evidence an interest in a grantor trust—

•	consisting of mortgage loans that are ‘‘loans . . . secured by an interest in real property’’ within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code,

•	consisting of mortgage loans that are ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code, and

•	the interest on which is ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

The grantor trust strip certificates will be ‘‘obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property’’ within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General.    Holders of a particular series of grantor trust fractional interest certificates generally:

•	will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

•	will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income.

Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Under current law, the applicable reduction will be two-thirds of the above amount for taxable years beginning in 2006 and 2007, and one-third of the above amount for taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the reduction of itemized deductions is repealed.

The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

•	a class of grantor trust strip certificates is issued as part of the same series, or

•	we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

•	a master servicer,

•	a special servicer,

•	any sub-servicer, or

•	their respective affiliates.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of section 1272(a)(6) of the Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer’s investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

If Stripped Bond Rules Apply.    If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

•	the treatment of some stripped bonds as market discount bonds, and

•	de minimis market discount.

See ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—Market Discount’’ below.

The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes ‘‘qualified stated interest’’ in accordance with its normal method of accounting. See ‘‘REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ in this prospectus for a description of qualified stated interest.

The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate’s share of reasonable servicing fees and other expenses.

See ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply’’ for a definition of ‘‘qualified stated interest.’’ In general, the amount of that income that accrues in any month would equal the product of:

•	the holder’s adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in ‘‘—Grantor Trusts—Sales of Grantor Trust Certificates,’’ and

•	the yield of that grantor trust fractional interest certificate to the holder.

The yield would be computed at the rate, that, if used to discount the holder’s share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

•	a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

•	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

•	there is no original issue discount or only a de minimis amount of original issue discount, or

•	the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

•	0.25% of the stated redemption price, and

•	the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply’’ and ‘‘—Market Discount’’ below.

If Stripped Bond Rules Do Not Apply.    Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder’s normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on mortgage loans will equal the difference between:

•	the stated redemption price of the mortgage loans, and

•	their issue price.

For a definition of ‘‘stated redemption price,’’ see ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above.

In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate’s allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate’s allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

The adjusted issue price of a mortgage loan on any given day equals the sum of:

•	the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

•	the daily portions of original issue discount for all days during the accrual period prior to that day.

The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

•	the issue price of the mortgage loan, increased by

•	the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

•	the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

•	a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

•	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Market Discount.    If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if—

•	in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

•	in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See ‘‘Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above.

Further, under the rules described under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

Premium.    If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

•	be allocated among the payments of stated redemption price on the mortgage loan, and

•	be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See ‘‘Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

Taxation of Owners of Grantor Trust Strip Certificates.    The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply,’’ no regulations or published rulings under section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

•	the price paid for that grantor trust strip certificate by you, and

•	the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

•	an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See ‘‘Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

If the method for computing original issue discount under section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable’’ above.

The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

•	the prepayment assumption we will disclose in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

•	the prepayment assumption will not be challenged by the IRS on audit.

We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Sales of Grantor Trust Certificates.    Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this ‘‘—Sales of Grantor Trust Certificates’’ subsection. The amount recognized equals the difference between:

•	the amount realized on the sale or exchange of a grantor trust certificate, and

•	its adjusted basis.

The adjusted basis of a grantor trust certificate generally will equal:

•	its cost, increased by

•	any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

•	any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a ‘‘conversion transaction’’ within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting.    Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

•	the amount of servicing compensation received by a master servicer or special servicer, and

•	all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

On January 24, 2006, the Treasury Department published final regulations, which establish a reporting framework for interests in ‘‘widely held fixed investment trusts’’ and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a ‘‘trust’’ under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

•	a custodian of a person’s account,

•	a nominee, and

•	a broker holding an interest for a customer in street name.

The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to holders in accordance with these new regulations after December 31, 2007.

Backup Withholding.    In general, the rules described under ‘‘—REMICs—Backup Withholding with Respect to REMIC Certificates’’ above will also apply to grantor trust certificates.

Foreign Investors.    In general, the discussion with respect to REMIC regular certificates under ‘‘—REMICs—Foreign Investors in REMIC Certificates’’ above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder’s trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in ‘‘Federal Income Tax Consequences,’’ potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on—

•	ERISA Plans, and

•	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

•	investment prudence and diversification, and

•	compliance with the investing ERISA Plan’s governing documents.

Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption applies. Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to transactions involving the assets of an I.R.C. Plan. For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts, Keogh plans and other I.R.C. Plans.

The types of transactions between Plans and Parties in Interest that are prohibited include:

•	sales, exchanges or leases of property;

•	loans or other extensions of credit; and

•	the furnishing of goods and services.

Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations, as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA or Section 4975 of the Internal Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

1.	those with discretionary authority or control over the assets of the entity,

2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing Plan is any person who—

•	has discretionary authority or control over the management or disposition of the assets of that Plan, or

•	provides investment advice with respect to the assets of that Plan for a fee.

If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be—

•	deemed to be a fiduciary with respect to the investing Plan, and

•	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

The Plan Asset Regulations provide that where a Plan purchases a ‘‘guaranteed governmental mortgage pool certificate,’’ the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a ‘‘guaranteed governmental mortgage pool certificate’’ some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not ‘‘guaranteed governmental mortgage pool certificates’’ within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

If you are the fiduciary of a Plan, you are encouraged consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

Prohibited Transaction Exemptions

If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

•	Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

•	Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

•	Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

•	Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a ‘‘qualified professional asset manager;’’

•	Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

•	Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an ‘‘in-house asset manager.’’

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

Underwriter’s Exemption

It is expected that Lehman Brothers Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued Prohibited Transaction Exemption 91-14 to a predecessor in interest to Lehman Brothers Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 91-14, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, various transactions relating to, among other things—

•	the servicing and operation of some mortgage assets pools, such as the types of mortgage assets pools that will be included in our trusts, and

•	the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Lehman Brothers Inc. or any person affiliated with Lehman Brothers Inc., such as particular classes of the offered certificates.

The related prospectus supplement will state whether PTE 91-14 is or may be available with respect to any offered certificates underwritten by Lehman Brothers Inc.

Insurance Company General Accounts

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

Consultation with Counsel

If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

•	consider your general fiduciary obligations under ERISA, and

•	consult with your legal counsel as to—

1.	the potential applicability of ERISA and Section 4975 of the Internal Revenue Code to that investment, and

2.	the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is ‘‘unrelated business taxable income’’ within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions’’ in this prospectus.

LEGAL INVESTMENT

If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

Generally, the only classes of offered certificates that will qualify as ‘‘mortgage related securities’’ will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as ‘‘mortgage related securities’’ for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities are encouraged consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

‘‘Mortgage related securities’’ are legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds—

•	that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

•	whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in ‘‘mortgage related securities’’ secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of ‘‘mortgage related security’’ to include, in relevant part, certificates satisfying the rating and qualified originator requirements for ‘‘mortgage related securities,’’ but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as ‘‘mortgage related securities’’ only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

•	federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in ‘‘mortgage related securities’’ without limitation as to the percentage of their assets represented by those securities; and

•	federal credit unions may invest in ‘‘mortgage related securities’’ and national banks may purchase ‘‘mortgage related securities’’ for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. § 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus, but subject to compliance with certain general standards concerning ‘‘safety and soundness’’ and retention of credit information in 12 C.F.R. Section 1.5, some ‘‘Type IV securities’’, which are defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, ‘‘commercial mortgage-related security’’ and ‘‘residential mortgage-related security’’ mean, in relevant part, a ‘‘mortgage related security’’ within the meaning of SMMEA, provided that, in the case of a ‘‘commercial mortgage-related security’’, it ‘‘represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.’’ In the absence of any rule or administrative interpretation by the OCC defining the term ‘‘numerous obligors,’’ we make no representation as to whether any class of offered certificates will qualify as ‘‘commercial mortgage-related securities’’, and thus as ‘‘Type IV securities’’, for investment by national banks.

The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in ‘‘mortgage related securities’’ (other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16 for investing in those securities) under limited circumstances, residual interests in mortgage related securities and commercial mortgage related securities), subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s ‘‘investment pilot program’’ under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while ‘‘RegFlex credit unions’’ may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2).

The OTS has issued Thrift Bulletin 13a (December 1, 1998), ‘‘Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,’’ and Thrift Bulletin 73a (December 18, 2001), ‘‘Investing in Complex Securities,’’ which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates are encouraged review the ‘‘Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities’’

of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities are encouraged review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, ‘‘prudent investor’’ provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not ‘‘interest-bearing’’ or ‘‘income-paying,’’ and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

Except as to the status of some classes as ‘‘mortgage related securities,’’ we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you are encouraged consult with your legal advisors in determining whether and to what extent—

•	the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

•	if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

USE OF PROCEEDS

Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

1.	by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.	by placements by us with institutional investors through dealers; and

3.	by direct placements by us with institutional investors.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that—

•	the obligations of the underwriters will be subject to various conditions precedent,

•	the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

•	in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

It is expected that Lehman Brothers Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Lehman Brothers Inc. is our affiliate and an affiliate of Lehman Holdings.

We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors, to place some with investors outside the United States or to deliver some to the applicable seller as partial consideration for the related mortgage assets.

LEGAL MATTERS

Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by—

•	Sidley Austin LLP;

•	Cadwalader, Wickersham & Taft LLP;

•	Skadden, Arps, Slate, Meagher & Flom LLP; or

•	Thacher Proffitt & Wood LLP.

FINANCIAL INFORMATION

A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

RATING

It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned to each such class.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of—

•	whether the price paid for those certificates is fair;

•	whether those certificates are a suitable investment for any particular investor;

•	the tax attributes of those certificates or of the related trust;

•	the yield to maturity or, if they have principal balances, the average life of those certificates;

•	the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

•	the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

•	whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

•	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

•	if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this ‘‘Glossary’’ section whenever they are used in this prospectus.

‘‘ADA’’ means the Americans with Disabilities Act of 1990, as amended.

‘‘CERCLA’’ means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

‘‘Clearstream’’ means Clearstream Banking Luxembourg.

‘‘Committee Report’’ means the Conference Committee Report accompanying the Tax Reform Act of 1986.

‘‘CPR’’ means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

‘‘Disqualified Organization’’ means:

•	the United States,

•	any State or political subdivision of the United States,

•	any foreign government,

•	any international organization,

•	any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Freddie Mac,

•	any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

•	any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

‘‘DTC’’ means The Depository Trust Company.

‘‘Electing Large Partnership’’ means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

‘‘EPA’’ means the Environmental Protection Agency.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘ERISA Plan’’ means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

‘‘ECSPLC’’ means Euroclear Clearance System Public Limited Company.

‘‘Euroclear Operator’’ means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity in that capacity.

‘‘Euroclear Terms and Conditions’’ means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

‘‘Fannie Mae’’ means the Federal National Mortgage Association.

‘‘Farmer Mac’’ means the Federal Agricultural Mortgage Corporation.

‘‘FASB 140’’ means the Financial Accounting Standards Board’s Statement No. 140, entitled ‘‘Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities,’’ issued in September 2002.

‘‘FDIC’’ means the Federal Deposit Insurance Corporation.

‘‘Financial Intermediary’’ means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

‘‘Freddie Mac’’ means the Federal Home Loan Mortgage Corporation.

‘‘Ginnie Mae’’ means the Government National Mortgage Association.

‘‘Governing Document’’ means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

‘‘Internal Revenue Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘I.R.C. Plan’’ means a plan, arrangement or account that is subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

‘‘IRS’’ means the Internal Revenue Service.

‘‘Lender Liability Act’’ means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

‘‘Net Income From Foreclosure Property’’ means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

‘‘NCUA’’ means the National Credit Union Administration.

‘‘OCC’’ means the Office of the Comptroller of the Currency.

‘‘OTS’’ means the Office of Thrift Supervision.

‘‘Party In Interest’’ means any person that is a ‘‘party in interest’’ within the meaning of ERISA or a ‘‘disqualified person’’ within the meaning of Section 4975 of the Internal Revenue Code.

‘‘Pass-Through Entity’’ means any:

•	regulated investment company,

•	real estate investment trust,

•	trust,

•	partnership, or

•	other entities described in Section 860E(e)(6) of the Internal Revenue Code.

‘‘Plan’’ means an ERISA Plan or an I.R.C. Plan.

‘‘Plan Asset Regulations’’ means the regulations of the U.S. Department of Labor promulgated under ERISA describing what constitutes the assets of a Plan.

‘‘PTE’’ means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

‘‘RCRA’’ means the federal Resource Conservation and Recovery Act.

‘‘REIT’’ means a real estate investment trust within the meaning of Section 856(a) of the Internal Revenue Code.

‘‘Relief Act’’ means the Servicemembers Civil Relief Act.

‘‘REMIC’’ means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

‘‘Safe Harbor Regulations’’ means the final Treasury regulations issued on July 18, 2002.

‘‘SEC’’ means the Securities and Exchange Commission.

‘‘Securities Act’’ means the Securities Act of 1933, as amended

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘SPA’’ means standard prepayment assumption.

‘‘Title V’’ means Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.

‘‘Treasury Department’’ means the United States Department of the Treasury.

‘‘UCC’’ means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

‘‘USA Patriot Act’’ means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

‘‘U.S. Person’’ means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

•	an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	a trust as to which—

1.	a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.	one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is ‘‘LBUBS06C6.xls.’’ The spreadsheet file ‘‘LBUBS06C6.xls’’ is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in, and on Annexes A-1, A-5 and A-6 to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying base prospectus in its entirety prior to accessing the spreadsheet file.

(1)    Microsoft Excel is a registered trademark of Microsoft Corporation.

Prospectus Supplement

Important Notice About the Information Contained in This Prospectus Supplement and the Accompanying Base Prospectus	S-5
Notice to Residents of Korea	S-5
Notice to Residents of Germany	S-5
Notice to Non-U.S. Investors	S-6
European Economic Area	S-6
Summary of Prospectus Supplement	S-7
Risk Factors	S-51
Capitalized Terms Used in This Prospectus Supplement	S-70
Forward-Looking Statements	S-70
Description of the Mortgage Pool	S-71
Transaction Participants	S-156
Affiliations and Certain Relationships and Related Transactions	S-166
The Series 2006-C6 Pooling and Servicing Agreement	S-168
Servicing of the Reckson Portfolio I Loan Combination	S-209
Servicing of the 1155 Avenue of the Americas Loan Combination	S-210
Description of the Offered Certificates	S-214
Yield and Maturity Considerations	S-250
Use of Proceeds	S-255
Federal Income Tax Consequences	S-255
ERISA Considerations	S-258
Legal Investment	S-261
Method of Distribution	S-261
Legal Matters	S-263
Ratings	S-263
Glossary	S-265
ANNEX A-1—Certain Characteristics of Individual Underlying Mortgage Loans	A-1
ANNEX A-2—Certain Characteristics of the Mortgage Pool	A-2
ANNEX A-3—Certain Characteristics of Loan Group No. 1	A-3
ANNEX A-4—Certain Characteristics of Loan Group No. 2	A-4
ANNEX A-5—Certain Monetary Terms of the Underlying Mortgage Loans	A-5
ANNEX A-6—Certain Information Regarding Reserves	A-6
ANNEX B—Certain Information Regarding Multifamily Properties	B-1
ANNEX C-1—Price/Yield Tables	C-1
ANNEX C-2—Decrement Tables	C-2
ANNEX D—Form of Distribution Date Statement	D-1
ANNEX E—Reference Rate Schedule	E-1
ANNEX F—Class A-AB Planned Principal Balance Schedule	F-1
ANNEX G—Global Clearance, Settlement and Tax Documentation Procedures	G-1

Until December 28, 2006, all dealers that effect transactions in the offered certificates, weather or not participating in this offering, may be required to deliver this prospectus supplement and the accompanying prospectus. This delivery requirement is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$2,825,743,000
(Approximate)

LB-UBS Commercial
Mortgage Trust 2006-C6

Commercial Mortgage Pass-Through
Certificates, Series 2006-C6

Class A-1, Class A-2, Class A-3, Class A-AB,
Class A-4, Class A-1A, Class A-M,
Class A-J, Class B, Class C, Class D, Class E,
Class F and Class X-CP

PROSPECTUS SUPPLEMENT

UBS GLOBAL ASSET
MANAGEMENT

LEHMAN BROTHERS

UBS SECURITIES

September 22, 2006